UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

(Amendment No. 3)

___________________

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Helix Acquisition Corp.
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PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION, DATED FEBRUARY 3, 2022

HELIX ACQUISITION CORP.
c/o Cormorant Asset Management, LP
200 Clarendon Street, 52nd Floor,
Boston, MA 02116

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING
OF SHAREHOLDERS OF
HELIX ACQUISITION CORP.

Dear Shareholders of Helix Acquisition Corp.:

You are cordially invited to attend the extraordinary general meeting (the “extraordinary general meeting”) of shareholders of Helix Acquisition Corp., a Cayman Islands exempted company (“Helix,” the “Company,” “we,” “us” or “our”), which will be held at [• AM], Eastern Time, on [•], 2022, at [insert link]. In light of ongoing developments related to the novel coronavirus (“COVID-19”), after careful consideration, we have determined that the extraordinary general meeting will be a virtual meeting conducted via live webcast in order to facilitate shareholder attendance while safeguarding the health and safety of our shareholders, directors and management team. For the purposes of Cayman Islands law and our existing memorandum and articles of association (the “Existing MAA”), the physical location of the extraordinary general meeting shall be at the offices of White & Case LLP at 1221 Avenue of the Americas, New York, New York 10020. You or your proxyholder will be able to attend and vote at the extraordinary general meeting by visiting [insert link] and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the virtual meeting, registered shareholders and beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement.

On October, 4, 2021, Helix entered into a Business Combination Agreement (as may be amended and restated from time to time, the “Business Combination Agreement”) with MoonLake Immunotherapeutics AG, a Swiss stock corporation (Aktiengesellschaft) registered with the commercial register of the Canton of Zug, Switzerland under the number CHE-433.093.536 (“MoonLake”), the existing securityholders of MoonLake set forth on the signature pages thereto (collectively, the “ML Parties”), Helix Holdings LLC, a Cayman Islands limited liability company and the sponsor of Helix (the “Sponsor”), and the representative of the ML Parties (in such capacity, the “ML Parties’ Representative”). The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination.” You are being asked to vote on the Business Combination and related matters.

Following completion (the “Closing” and the date of Closing, the “Closing Date”) of the Business Combination, (i) the existing securityholders of MoonLake (except as noted below with respect to the BVF Shareholders (as defined below)) will retain their equity interests in MoonLake and will receive a number of non-economic voting shares in Helix determined by multiplying the number of MoonLake Common Shares (as defined below) held by them immediately prior to the Closing by the Exchange Ratio (as defined below); (ii) the BVF Shareholders will assign all of their MoonLake Common Shares to Helix and Helix will issue to the BVF Shareholders an aggregate number of Class A Ordinary Shares (as defined below) equal to the product of such number of assigned MoonLake Common Shares and the Exchange Ratio; and (iii) Helix will receive a controlling equity interest in MoonLake in exchange for making the Cash Contribution (as defined below). The “Exchange Ratio” is the quotient obtained by dividing (a) 360,000,000 by (b) the fully diluted shares of MoonLake prior to the Closing by (c) 10. Substantially all of the assets and business of MoonLake and Helix will be held by MoonLake as the operating company following the Closing.

The ML Parties (other than the BVF Shareholders) will be issued, for nominal consideration, Class C Ordinary Shares (as defined below), with each ML Party (other than the BVF Shareholders) receiving a number of Class C Ordinary Shares equal to the number of MoonLake Common Shares it owns following the Restructuring (as defined below) multiplied by the Exchange Ratio. Beginning six months after the Closing Date, each ML Party (other than the BVF Shareholders) will have the option to exchange its MoonLake Common Shares for a number of Class A Ordinary Shares equal to the product of (i) the number of MoonLake Common Shares then held by (ii) the Exchange Ratio, and, upon such exchange, will surrender for no consideration a number of Class C Ordinary Shares equal to the number of Class A Ordinary Shares issued to the ML Party pursuant to the exchange.

On October 4, 2021, concurrently with the execution of the Business Combination Agreement, Helix entered into subscription agreements (collectively, the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors” which include an affiliate of the Sponsor and the BVF Shareholders and their affiliates) pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed for 11,500,000 Class A Ordinary Shares at a price of $10.00 per share, for an aggregate purchase price of $115,000,000 (the “PIPE”).

At the Closing, Helix will change its name to “MoonLake Immunotherapeutics.” We anticipate the post-Business Combination equity ownership of Helix, on a Fully Diluted Share basis, will be as follows: Helix’s public shareholders will hold approximately 18.5%, the Sponsor and initial shareholders will hold approximately 5.3%, the PIPE Investors (including an affiliate of the Sponsor and certain existing securityholders of MoonLake) will hold approximately 18.5%, and the ML Parties will hold approximately 57.8%, which pro forma ownership: assumes: (i) no holders of Helix’s public shares exercise their redemption rights, (ii) the exchange of MoonLake Common Shares and simultaneous surrender of Class C Ordinary Shares for Class A Ordinary Shares by the ML Parties (other than the BVF Shareholders) and calculating the Exchange Ratio based on MoonLake’s Fully Diluted Shares as of September 30, 2021, (iii) none of the parties purchase Class A Ordinary Shares in the open market, and (iv) there are no other issuances of equity securities of Helix prior to or in connection with the Closing. If the maximum number of public shares are redeemed which would still allow Helix to satisfy the requirement that Helix have at least $5,000,001 of net tangible assets immediately prior to or upon the Closing, such percentages will be approximately 0%, 6.5%, 22.6%, and 70.9%, respectively. For a more detailed description of the assumptions underlying such maximum and minimum redemption scenarios, see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Our Class A Ordinary Shares are currently listed on the Capital Market of the Nasdaq Stock Market under the symbol “HLXA.” We have applied to continue the listing of Class A Ordinary Shares on the Nasdaq Stock Market under the symbol “MLTX” upon the Closing. It is a condition to the consummation of the Business Combination that the Class A Ordinary Shares to be issued to the BVF Shareholders and PIPE Investors in the Business Combination be approved for listing on the Nasdaq Stock Market (“Nasdaq”) (subject only to official notice of issuance thereof), but there can be no assurance that such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Business Combination Agreement and by each PIPE Investor pursuant to the terms of the Subscription Agreements. It is important for you to know that, at the time of our extraordinary general meeting, we may not have received from Nasdaq either confirmation of the listing of our Class A Ordinary Shares or that approval will be obtained prior to the consummation of the Business Combination, and it is possible that such condition to the consummation of the Business Combination may be waived by the parties to the Business Combination Agreement and by the PIPE Investors. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in the accompanying proxy statement without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such condition is waived and therefore our Class A Ordinary Shares would not be listed on any nationally recognized securities exchange.

Assuming approval of the Business Combination by Helix’s shareholders and the satisfaction or waiver of the other closing conditions set forth in the Business Combination Agreement, the following transactions will occur:

(i)     At least four business days prior to the Closing Date, Helix and MoonLake will determine as of such date (x) the cash in Helix’s trust account established in connection with Helix’s initial public offering (the “Trust Account”), less amounts required to satisfy any redemptions and less the aggregate amount of any unpaid Helix transaction expenses plus the aggregate proceeds actually received by Helix from any consummated PIPE as of such date (collectively, the “Preliminary Investment Amount”), and (y) the number of Class V Voting Shares of MoonLake, par value CHF 0.01 per share (“MoonLake Class V Voting Shares”), to be issued by MoonLake to Helix at the Closing, which will be equal to (A) the Preliminary Investment Amount divided by (B) the Exchange Ratio (such number of shares, the “MoonLake Preliminary Class V Voting Shares”).

(ii)    At least three business days prior to the Closing Date, Helix will transfer an amount equal to the product of the MoonLake Preliminary Class V Voting Shares multiplied by CHF 0.01 (the nominal amount of each MoonLake Class V Voting Share) to a blocked Swiss bank account of MoonLake.

(iii)   One business day prior to the Closing Date, subject to approval by MoonLake’s shareholders and registration by the competent Swiss commercial register, the ML Parties and MoonLake will effectuate a restructuring of the share capital of MoonLake (the “Restructuring”), to, among other things, (x) convert the existing Series A preferred shares of MoonLake, par value of CHF 0.10 per share (the “MoonLake Series A Preferred Shares”) into an equal number of common shares of MoonLake with a par value CHF 0.10 per share (the “MoonLake Common Shares”), such that the ML Parties will hold a single class of capital stock of MoonLake immediately prior to the Closing and (y) approve a capital increase for the issuance of MoonLake Class V Voting Shares, each MoonLake Class V Voting Share due to its lower par value having ten times the voting power of a MoonLake Common Share.

(iv)   At the Closing, all then-outstanding Class B ordinary shares of Helix, par value $0.0001 per share (the “Class B Ordinary Shares”), will be automatically converted into Class A ordinary shares of Helix, par value $0.0001 per share (the “Class A Ordinary Shares”), on a one-for-one basis.

(v)    At the Closing, Helix will amend and restate its existing memorandum and articles of association (as amended and restated, the “Proposed MAA”) to, among other things, establish a share structure containing the Class A Ordinary Shares, which will carry economic and voting rights, and Class C ordinary shares of Helix, par value $0.0001 per share (the “Class C Ordinary Shares”), which will carry voting rights but no economic rights.

(vi)   On the Closing Date, Helix and MoonLake will determine (x) the aggregate cash available to Helix at the Closing, based on the amount of cash in the Trust Account less amounts actually required to satisfy any payments made in satisfaction of redemptions by Helix’s public shareholders and the payment of certain permitted transaction expenses of Helix plus the aggregate proceeds actually received from the PIPE (collectively, the “Available Closing Date Cash”), (y) the final number of MoonLake Class V Voting Shares attributable to Helix at the Closing based on the Available Closing Date Cash, and (z) the Available Closing Date Cash less the product of the MoonLake Preliminary Class V Voting Shares and CHF 0.01 (the “Cash Contribution”).

(vii)  On the Closing Date, Helix will pay all unpaid transaction expenses and then make available the remaining Cash Contribution to MoonLake.

(viii) If the Available Closing Date Cash is lower than the Preliminary Investment Amount, at the election of MoonLake, Helix will retransfer to MoonLake the number of MoonLake Class V Voting Shares at par value that have been issued in excess.

(ix)   On the Closing Date, following the Restructuring, certain of the ML Parties (the “BVF Shareholders”) will assign all of their MoonLake Common Shares to Helix and Helix will issue to the BVF Shareholders an aggregate amount of Class A Ordinary Shares equal to the product of such number of assigned MoonLake Common Shares and the Exchange Ratio.

(x)    On the Closing Date, Helix will issue Class C Ordinary Shares to the ML Parties (other than the BVF Shareholders).

(xi)   On the Closing Date, Helix will issue to the PIPE Investors an aggregate of 11,500,000 Class A Ordinary Shares at a price of $10.00 per share for gross proceeds of $115,000,000.

Helix and MoonLake cannot complete the Business Combination unless Helix’s shareholders approve the Business Combination, including the issuance of ordinary shares to the ML Parties as consideration, and certain of the other proposals contained herein. Helix is sending you this proxy statement to ask you to vote in favor of the Business Combination Proposal, as described below, and the other matters described in this proxy statement.

At the extraordinary general meeting, you will be asked to consider and vote on the following proposals:

(1)    Proposal No. 1:    A proposal to approve the Business Combination Agreement, a copy of which is attached to the accompanying proxy statement as Annex A-1, and approve the Business Combination and other transactions contemplated by the Business Combination Agreement (we refer to this proposal as the “Business Combination Proposal”);

(2)    Proposal Nos. 2(A) — (C):    Proposals to approve the amendment and restatement of the Existing MAA, each of which, if approved, would take effect upon the Closing (we refer to these proposals as the “Binding Organizational Documents Proposals”):

Binding Organizational Documents Proposal A:    a proposal to approve the change in authorized share capital of Helix, from US$55,500 divided into 500,000,000 Class A Ordinary Shares, 50,000,000 Class B Ordinary Shares, and 5,000,000 preference shares, to US$65,500 divided into 500,000,000 Class A Ordinary Shares, 50,000,000 Class B Ordinary Shares, 100,000,000 Class C Ordinary Shares, and 5,000,000 preference shares by the creation of an additional 100,000,000 Class C Ordinary Shares with a par value of US$0.0001 each;

Binding Organizational Documents Proposal B:    a proposal to approve the change in Helix’s name, from “Helix Acquisition Corp.” to “MoonLake Immunotherapeutics”; and

Binding Organizational Documents Proposal C:    a proposal to approve the adoption of the second amended and restated memorandum and articles of association of the Company (the “Proposed MAA”), a copy of which is attached to the accompanying proxy statement as Annex B;

(3)    Proposal Nos. 3(A) — (H):    Proposals to approve, on a non-binding advisory basis, certain governance provisions in the Proposed MAA, which are being presented separately in accordance with United States Securities and Exchange Commission (the “SEC”) guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions, as eight sub-proposals (which we refer to, collectively, as the “Advisory Organizational Documents Proposals”);

Advisory Organizational Documents Proposal A:    assuming Binding Organizational Documents Proposal A is approved, a proposal to approve an amendment to the Existing MAA to provide for an increase in the authorized share capital from US$55,500 divided into 500,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each to US$65,500 divided into 500,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 each, 100,000,000 Class C Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each, to reflect the establishment of the Class C Ordinary Share class;

Advisory Organizational Documents Proposal B:    assuming Binding Organizational Documents Proposal A is approved, a proposal to approve an amendment to the Existing MAA to provide (i) for the rights attaching to Class A Ordinary Shares and Class C Ordinary Shares, (ii) that Class C Ordinary Shares may be transferred only as set out in the A&R Shareholders’ Agreement to be in effect following the Closing, and (iii) for restrictions on certain share adjustments (capitalizations, share subdivisions, share consolidations, reclassifications and recapitalizations) with respect to the issuance of Class C Ordinary Shares;

Advisory Organizational Documents Proposal C:    a proposal to require the consent of a class of shares, voting separately, for any variation of the rights of such class instead of the board of directors’ ability to vary class rights without consent from shareholders of a class where the board of directors considered the variation would not have a material adverse effect on such rights;

Advisory Organizational Documents Proposal D:    a proposal to remove the ability of the board of directors to remove one of their members for cause;

Advisory Organizational Documents Proposal E:    a proposal for an extended notice period for shareholders to nominate a director without a timely public announcement;

Advisory Organizational Documents Proposal F:    a proposal for restrictions on the ability of non-employee directors to pursue certain business opportunities wherein the Company retains its interest in any opportunity offered to any non-employee director if such opportunity is expressly offered to such non-employee director solely in his or her capacity as a director;

Advisory Organizational Documents Proposal G:    a proposal for the elimination of the minimum shareholder requirement in general meeting proposals and director nomination provisions; and

Advisory Organizational Documents Proposal H:    a proposal for certain additional changes, including, among other things (i) removing terms providing for the automatic conversion of Class B Ordinary Shares to Class A Ordinary Shares in connection with consummation of an initial business combination; (ii) removing shareholder redemption provisions; (iii) removing the limitation on paying cash remuneration to directors prior to the consummation of an initial business combination; (iv) removing the right of holders of Class B Ordinary Shares to appoint and remove directors and the protective amendment threshold prior to the consummation of an initial business combination and instead requiring a special resolution to remove any director; (v) removing weighted voting for a special resolution to approve a transfer out by way of continuation; (vi) removing an additional requirement, prior to the consummation of an initial business combination, for an amending special resolution to be supported by an affirmative vote of a simple majority of Class B Ordinary Shares or any amendment to the relevant article; and (vii) removing certain defined terms relevant to when the Company was a special purpose acquisition company, all of such terms being relevant only to a company operating as a special purpose acquisition company and which our board of directors believes are necessary to adequately address the needs of the post-business combination Company.

(4)    Proposal No. 4:    A proposal to approve, for the purpose of complying with the applicable Nasdaq listing rules, (i) the issuance of Class A Ordinary Shares to the BVF Shareholders and Class C Ordinary Shares to the ML Parties (other than the BVF Shareholders), including the Class A Ordinary Shares issuable upon the exchange of MoonLake Common Shares and simultaneous surrender of Class C Ordinary Shares by such ML Parties, pursuant to the terms of the Business Combination Agreement, Investment Agreement, and the A&R Shareholders’ Agreement, and (ii) the issuance of Class A Ordinary Shares to the PIPE Investors pursuant to the Subscription Agreements, plus any additional shares pursuant to subscription agreements we may enter into prior to Closing (we refer to this proposal as the “Nasdaq Proposal”);

(5)    Proposal No. 5:    A proposal to approve the MoonLake Immunotherapeutics 2022 Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex C (we refer to this proposal as the “Incentive Plan Proposal”); and

(6)    Proposal No. 6:    A proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, (A) to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to Helix’s shareholders; (B) if, as of the time for which the extraordinary general meeting is originally scheduled, there are insufficient ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the extraordinary general meeting; (C) to seek withdrawals of redemption requests from public shareholders; or (D) to solicit additional proxies from Helix shareholders in favor of one or more of the proposals at the extraordinary general meeting (we refer to this proposal as the “Adjournment Proposal”).

Each of these proposals is more fully described in the accompanying proxy statement, which you are encouraged to read carefully. Under the Business Combination Agreement, the approval of each of the Business Combination Proposal, each of the Binding Organizational Documents Proposals, and the Nasdaq Proposal (collectively, the “Condition Precedent Proposals”) is a condition to the consummation of the Business Combination. The adoption of each Condition Precedent Proposal is conditioned on the approval of all of the Condition Precedent Proposals, and the adoption of all proposals (other than the Adjournment Proposal) are conditioned on the approval of the Condition Precedent Proposals. If our shareholders do not approve each of the Condition Precedent Proposals, the Business Combination may not be consummated. The Adjournment Proposal is not conditioned on the approval of any other proposal and may be brought before the extraordinary general meeting as the first proposal to be voted on.

Only holders of record of Class A Ordinary Shares and Class B Ordinary Shares at the close of business on January 7, 2022 (the “record date”) are entitled to notice of and to vote and have their votes counted at the extraordinary general meeting and any adjournments or postponements of the extraordinary general meeting. A complete list of our shareholders of record entitled to vote at the extraordinary general meeting will be available for ten days before the extraordinary general meeting at our principal executive offices for inspection by shareholders during ordinary business hours for any purpose germane to the extraordinary general meeting and electronically during the extraordinary general meeting at [insert weblink].

We are providing the accompanying proxy statement and proxy card to our shareholders in connection with the solicitation of proxies to be voted at the extraordinary general meeting and at any adjournments or postponements of the extraordinary general meeting. Whether or not you plan to attend the extraordinary general meeting, we urge you to read the accompanying proxy statement carefully and submit your proxy to vote on the Business Combination. Please pay particular attention to the section entitled “Risk Factors” beginning on page 48 of the proxy statement.

After careful consideration, Helix’s board of directors (the “Helix Board”) has unanimously approved the Business Combination Agreement and the transactions contemplated thereby and determined that each of the Business Combination Proposal, each of the Binding Organizational Documents Proposals, each of the Advisory Organizational Documents Proposals, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal is in the best interests of Helix and its shareholders, and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals. The existence of financial and personal interests of our directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of Helix and its shareholders and what may be best for a director’s personal interests when determining to recommend that shareholders vote for the proposals. See the sections entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” and “Beneficial Ownership of Securities” in the accompanying proxy statement for further discussion.

Approval of the Business Combination Proposal, Binding Organizational Documents Proposal A, each of the Advisory Organizational Documents Proposals, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal require approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting. Approval of Binding Organizational Documents Proposals B and C require approval of a special resolution under Cayman Islands law, which requires the affirmative vote of at least two-thirds of the votes cast by the holders of the outstanding ordinary shares (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class) who being present in person (which would include presence at the virtual meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting.

Our “initial shareholders” (consisting of the Sponsor and our independent directors, Nancy Chang, Will Lewis and John Schmid) and our other officers and directors (together with the initial shareholders, the “Insiders”) entered into letter agreements (each, a “Sponsor Letter”) at the time of Helix’s initial public offering (the “IPO”), pursuant to which, among other things, they agreed to vote all Class A Ordinary Shares and Class B Ordinary Shares owned by them in favor of the Business Combination Proposal. Such Sponsor Letters were amended on October 4, 2021, concurrently with the execution of the Business Combination Agreement (the “Amended Sponsor Letters”). Pursuant to the Amended Sponsor Letters, the Insiders agreed to vote in favor of approval of the adoption of the Business Combination Agreement, the Business Combination, and each other proposal presented by Helix for approval by Helix’s shareholders. As of the date hereof, our initial shareholders own approximately 22.3% of our total outstanding ordinary shares. Accordingly, only 4,097,501 public shares, or approximately 35.6% of the 11,500,000 Class A Ordinary Shares sold in Helix’s initial public offering, need to be voted in favor of the Business Combination Proposal in order for it to be approved assuming all outstanding ordinary shares are voted on such proposal. If only a minimum quorum, consisting of a bare majority of outstanding Helix ordinary shares, is present at the extraordinary general meeting, Helix would need only 396,251 public shares, or approximately 3.4% of the Class A Ordinary Shares sold in Helix’s IPO, to be voted in favor of the Business Combination Proposal in order for it to be approved (provided that consummation of the Business Combination is conditioned upon, among other things, approval of each of the Binding Organizational Documents Proposals and the Nasdaq Proposal, compliance with the Minimum Cash Condition, and the requirement that Helix have net tangible assets of not less than $5,000,001 immediately prior to or upon consummation of the Business Combination).

Pursuant to Helix’s Existing MAA, a holder (a “public shareholder”) of Class A Ordinary Shares originally sold by Helix in its IPO (“public shares”) may request that we redeem all or a portion of such public shareholder’s public shares for cash if the Business Combination is consummated. You will be entitled to receive cash for any public shares to be redeemed only if you:

(a)     hold public shares and are not the Sponsor or an officer or director of Helix; and

(b)     prior to [• AM], Eastern Time, on [•], 2022 (two business days prior to the scheduled vote at the extraordinary general meeting), (i) submit a written request, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested, to Continental Stock Transfer & Trust Company, our transfer agent (the “Transfer Agent”), that we redeem your public shares for cash, and (ii) deliver your public shares to the Transfer Agent, physically or electronically through the Deposit/Withdrawal at Custodian (DWAC) system maintained by The Depository Trust Company (“DTC”).

Public shareholders may elect to redeem all or a portion of their public shares even if they vote for the Business Combination Proposal or do not vote at all, and regardless of whether they are holders on the record date. If the Business Combination is not consummated, the public shares will not be redeemed for cash. If a public shareholder properly exercises its right to redeem its public shares and timely delivers its shares to the Transfer Agent, we will redeem each public share for a per share price, payable in cash, equal to the aggregate amount then on deposit in Helix’s Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding public shares. For illustrative purposes, as of January 7, 2022, the record date, this would have amounted to approximately $10.00 per public share. Prior to exercising redemption rights, shareholders should verify the market price of the Class A Ordinary Shares as they may receive higher proceeds from the sale of their Class A Ordinary Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Helix cannot assure our shareholders that they will be able to sell their Class A Ordinary Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our securities when our shareholders wish to sell their shares. If a public shareholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own such shares. Any request to redeem public shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of a public share delivers its public shares in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that Helix instruct our Transfer Agent to return the public shares (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in the accompanying proxy statement. We will be required to honor such request only if made prior to the deadline for exercising redemption requests. See “Extraordinary General Meeting — Redemption Rights” in the accompanying proxy statement for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13 of the Securities Exchange Act of 1934), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares, without our prior consent. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

All of our shareholders are cordially invited to attend the virtual extraordinary general meeting. To ensure your representation at the extraordinary general meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a shareholder of record holding ordinary shares, you may cast your vote during the virtual extraordinary general meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the extraordinary general meeting and vote during the virtual extraordinary general meeting, obtain a proxy from your broker or bank.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the extraordinary general meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that your shares are represented and voted at the extraordinary general meeting.

On behalf of our board of directors, I would like to thank you for your support of Helix Acquisition Corp. and look forward to a successful completion of the Business Combination.

By Order of the Board of Directors,

Bihua Chen
[•], 2022	Chairwoman

If you return your proxy card signed and without an indication of how you wish to vote, your shares will be voted in favor of each of the proposals.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (1) SUBMIT A WRITTEN REQUEST, INCLUDING THE LEGAL NAME, PHONE NUMBER AND ADDRESS OF THE BENEFICIAL OWNER OF THE SHARES FOR WHICH REDEMPTION IS REQUESTED, TO THE TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE SCHEDULED VOTE AT THE EXTRAORDINARY GENERAL MEETING THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH, AND (2) DELIVER YOUR CLASS A ORDINARY SHARES TO THE TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT/WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “EXTRAORDINARY GENERAL MEETING — REDEMPTION RIGHTS” IN THE ACCOMPANYING PROXY STATEMENT FOR MORE SPECIFIC INSTRUCTIONS.

Neither the SEC nor any state securities commission has approved or disapproved of the transactions described in the accompanying proxy statement, passed upon the merits or fairness of the Business Combination Agreement or the transactions contemplated thereby, or passed upon the adequacy or accuracy of the accompanying proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated [•], 2022 and is first being mailed to our shareholders on or about [•], 2022.

HELIX ACQUISITION CORP.
c/o Cormorant Asset Management, LP
200 Clarendon Street, 52nd Floor,
Boston, MA 02116

NOTICE OF EXTRAORDINARY GENERAL MEETING
OF SHAREHOLDERS OF HELIX ACQUISITION CORP.

To Be Held On [•], 2022

To the Shareholders of Helix Acquisition Corp.:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “extraordinary general meeting”) of shareholders of Helix Acquisition Corp., a Cayman Islands exempted company (“Helix,” the “Company,” “we,” “us” or “our”), will be held at [• AM], Eastern Time, on [•], 2022, at [insert web link] (the “extraordinary general meeting”). In light of ongoing developments related to the novel coronavirus (“COVID-19”), after careful consideration, we have determined that the extraordinary general meeting will be a virtual meeting conducted via live webcast in order to facilitate shareholder attendance while safeguarding the health and safety of our shareholders, directors and management team. For the purposes of Cayman Islands law and the Existing MAA, the physical location of the extraordinary general meeting shall be at the offices of White & Case LLP at 1221 Avenue of the Americas, New York, New York 10020. You are cordially invited to attend the extraordinary general meeting online by visiting [insert web link] and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the virtual meeting, registered shareholders and beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement.

At the extraordinary general meeting, you will be asked to consider and vote on the following proposals:

(1)    Proposal No. 1:    A proposal to approve the Business Combination Agreement, a copy of which is attached to the accompanying proxy statement as Annex A-1, and approve the Business Combination and other transactions contemplated by the Business Combination Agreement (we refer to this proposal as the “Business Combination Proposal”);

(2)    Proposal Nos. 2(A) — (C):    Proposals to approve the amendment and restatement of the Existing MAA, each of which, if approved, would take effect upon the Closing (we refer to these proposals as the “Binding Organizational Documents Proposals”):

Binding Organizational Documents Proposal A:    a proposal to approve the change in authorized share capital of Helix, from US$55,500 divided into 500,000,000 Class A Ordinary Shares, 50,000,000 Class B Ordinary Shares, and 5,000,000 preference shares, to US$65,500 divided into 500,000,000 Class A Ordinary Shares, 50,000,000 Class B Ordinary Shares, 100,000,000 Class C Ordinary Shares, and 5,000,000 preference shares by the creation of an additional 100,000,000 Class C Ordinary Shares with a par value of US$0.0001 each;

Binding Organizational Documents Proposal B:    a proposal to approve the change in Helix’s name, from “Helix Acquisition Corp.” to “MoonLake Immunotherapeutics”; and

Binding Organizational Documents Proposal C:    a proposal to approve the adoption of the second amended and restated memorandum and articles of association of the Company (the “Proposed MAA”), a copy of which is attached to the accompanying proxy statement as Annex B;

(7)    Proposal Nos. 3(A) — (H):    Proposals to approve, on a non-binding advisory basis, certain governance provisions in the Proposed MAA, which are being presented separately in accordance with SEC guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions, as eight sub-proposals (which we refer to, collectively, as the “Advisory Organizational Documents Proposals”):

Advisory Organizational Documents Proposal A:    assuming Binding Organizational Documents Proposal A is approved, a proposal to approve an amendment to the Existing MAA to provide for an increase in the authorized share capital from US$55,500 divided into 500,000,000 Class A Ordinary

Shares of a par value of US$0.0001 each, 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each to US$65,500 divided into 500,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 each, 100,000,000 Class C Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each, to reflect the establishment of the Class C Ordinary Share class;

Advisory Organizational Documents Proposal B:    assuming Binding Organizational Documents Proposal A is approved, a proposal to approve an amendment to the Existing MAA to provide (i) for the rights attaching to Class A Ordinary Shares and Class C Ordinary Shares, (ii) that Class C Ordinary Shares may be transferred only as set out in the A&R Shareholders’ Agreement to be in effect following the Closing, and (iii) for restrictions on certain share adjustments (capitalizations, share subdivisions, share consolidations, reclassifications and recapitalizations) with respect to the issuance of Class C Ordinary Shares;

Advisory Organizational Documents Proposal C:    a proposal to require the consent of a class of shares, voting separately, for any variation of the rights of such class instead of the board of directors’ ability to vary class rights without consent from shareholders of a class where the board of directors considered the variation would not have a material adverse effect on such rights;

Advisory Organizational Documents Proposal D:    a proposal to remove the ability of the board of directors to remove one of their members for cause;

Advisory Organizational Documents Proposal E:    a proposal for an extended notice period for shareholders to nominate a director without a timely public announcement;

Advisory Organizational Documents Proposal F:    a proposal for restrictions on the ability of non-employee directors to pursue certain business opportunities wherein the Company retains its interest in any opportunity offered to any non-employee director if such opportunity is expressly offered to such non-employee director solely in his or her capacity as a director;

Advisory Organizational Documents Proposal G:    a proposal for the elimination of the minimum shareholder requirement in general meeting proposals and director nomination provisions; and

Advisory Organizational Documents Proposal H:    a proposal for certain additional changes, including, among other things (i) removing terms providing for the automatic conversion of Class B Ordinary Shares to Class A Ordinary Shares in connection with consummation of an initial business combination; (ii) removing shareholder redemption provisions; (iii) removing the limitation on paying cash remuneration to directors prior to the consummation of an initial business combination; (iv) removing the right of holders of Class B Ordinary Shares to appoint and remove directors and the protective amendment threshold prior to the consummation of an initial business combination and instead requiring a special resolution to remove any director; (v) removing weighted voting for a special resolution to approve a transfer out by way of continuation; (vi) removing an additional requirement, prior to the consummation of an initial business combination, for an amending special resolution to be supported by an affirmative vote of a simple majority of Class B Ordinary Shares or any amendment to the relevant article; and (vii) removing certain defined terms relevant to when the Company was a special purpose acquisition company, all of such terms being relevant only to a company operating as a special purpose acquisition company and which our board of directors believes are necessary to adequately address the needs of the post-business combination company;

(3)    Proposal No. 4:    A proposal to approve, for the purpose of complying with the applicable listing rules of the Nasdaq Stock Market (the “Nasdaq”), (i) the issuance of Class A Ordinary Shares to the BVF Shareholders and Class C Ordinary Shares to the ML Parties (other than the BVF Shareholders), including the Class A Ordinary Shares issuable upon the exchange of MoonLake Common Shares and simultaneous surrender of Class C Ordinary Shares by such ML Parties, pursuant to the terms of the Business Combination Agreement, Investment Agreement, and the A&R Shareholders’ Agreement, and (ii) the issuance of Class A Ordinary Shares to the PIPE Investors pursuant to the Subscription Agreements, plus any additional shares pursuant to subscription agreements we may enter into prior to Closing (we refer to this proposal as the “Nasdaq Proposal”);

(4)    Proposal No. 5:    A proposal to approve the MoonLake Immunotherapeutics 2022 Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex C (we refer to this proposal as the “Incentive Plan Proposal”); and

(5)    Proposal No. 6:    A proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, (A) to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to Helix’s shareholders; (B) if, as of the time for which the extraordinary general meeting is originally scheduled, there are insufficient ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the extraordinary general meeting; (C) to seek withdrawals of redemption requests from public shareholders; or (D) to solicit additional proxies from Helix shareholders in favor of one or more of the proposals at the extraordinary general meeting (we refer to this proposal as the “Adjournment Proposal”).

Each of these proposals is more fully described in the accompanying proxy statement, which you are encouraged to read carefully. Under the Business Combination Agreement, the approval of each of the Business Combination Proposal, each of the Binding Organizational Documents Proposals, and the Nasdaq Proposal (collectively, the “Condition Precedent Proposals”) is a condition to the consummation of the Business Combination. The adoption of each Condition Precedent Proposal is conditioned on the approval of all of the Condition Precedent Proposals, and the adoption of all proposals (other than the Adjournment Proposal) are conditioned on the approval of the Condition Precedent Proposals. If our shareholders do not approve each of the Condition Precedent Proposals, the Business Combination may not be consummated. The Adjournment Proposal is not conditioned on the approval of any other proposal and may be brought before the extraordinary general meeting as the first proposal to be voted on.

The record date for the extraordinary general meeting is January 7, 2022 (the “record date”). Only holders of record of Class A Ordinary Shares and Class B Ordinary Shares at the close of business on the record date are entitled to notice of and to vote and have their votes counted at the extraordinary general meeting and any adjournments or postponements of the extraordinary general meeting. A complete list of our shareholders of record entitled to vote at the extraordinary general meeting will be available for ten days before the extraordinary general meeting at our principal executive offices for inspection by shareholders during ordinary business hours for any purpose germane to the extraordinary general meeting and electronically during the extraordinary general meeting at [insert weblink].

Pursuant to Helix’s Existing MAA, a holder (a “public shareholder”) of Class A Ordinary Shares originally sold by Helix in its IPO (“public shares”) may request that we redeem all or a portion of such public shareholder’s public shares for cash if the Business Combination is consummated. You will be entitled to receive cash for any public shares to be redeemed only if you:

(a)     hold public shares and are the Sponsor or an officer or director of Helix; and

(b)    prior to [• AM], Eastern Time, on [•], 2022 (two business days prior to the scheduled vote at the extraordinary general meeting), (i) submit a written request, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested, to Continental Stock Transfer & Trust Company, our transfer agent (the “Transfer Agent”), that we redeem your public shares for cash, and (ii) deliver your public shares to the Transfer Agent, physically or electronically through the Deposit/Withdrawal at Custodian (DWAC) system maintained by The Depository Trust Company (“DTC”).

Public shareholders may elect to redeem all or a portion of their public shares even if they vote for the Business Combination Proposal or do not vote at all, and regardless of whether they are holders on the record date. If the Business Combination is not consummated, the public shares will not be redeemed for cash. If a public shareholder properly exercises its right to redeem its public shares and timely delivers its shares to the Transfer Agent, we will redeem each public share for a per share price, payable in cash, equal to the aggregate amount then on deposit in Helix’s trust account established in connection with the IPO (the “Trust Account”), calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding public shares. For illustrative purposes, as of January 7, 2022, the record date, this would have amounted to approximately $10.00 per public share. Prior to exercising redemption rights, shareholders should verify the market price of the Class A Ordinary Shares as they may receive higher proceeds from the sale of their Class A Ordinary Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Helix cannot assure our shareholders that they will be able to sell their Class A Ordinary Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our securities when our shareholders wish to sell their shares. If a public shareholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own such shares. Any request to redeem public shares, once made, may be withdrawn at any time until the deadline for submitting redemption requests, which is two business days prior to the scheduled date of the extraordinary general meeting, and, thereafter, with our consent, until the Closing. If a holder of a public share delivers its shares in connection with an election to redeem and subsequently decides prior to the deadline for submitting redemption requests not to elect to exercise such rights, it may simply request that we instruct the Transfer Agent to return the shares (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement. See “Extraordinary General Meeting — Redemption Rights” in the accompanying proxy statement for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares, without our prior consent. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. See “The Business Combination Proposal — The Business Combination Agreement.”

Our “initial shareholders” (consisting of the Sponsor and our independent directors, Nancy Chang, Will Lewis and John Schmid) and our other officers and directors (together with the initial shareholders, the “Insiders”) entered into letter agreements (each, a “Sponsor Letter”) at the time of Helix’s initial public offering (the “IPO”), pursuant to which, among other things, they agreed to vote all Class A Ordinary Shares and Class B Ordinary Shares owned by them in favor of the Business Combination Proposal. Such Sponsor Letters were amended on October 4, 2021, concurrently with the execution of the Business Combination Agreement (the “Amended Sponsor Letters”). Pursuant to the Amended Sponsor Letters, the Insiders agreed to vote in favor of approval of the adoption of the Business Combination Agreement, the Business Combination, and each other proposal presented by Helix for approval by Helix’s shareholders. As of the date hereof, our initial shareholders own approximately 22.3% of our total outstanding ordinary shares. Accordingly, only 4,097,501 public shares, or approximately 35.6% of the 11,500,000 Class A Ordinary Shares sold in Helix’s IPO, need to be voted in favor of the Business Combination Proposal in order for it to be approved assuming all outstanding ordinary shares are voted on such proposal. If only a minimum quorum, consisting of a bare majority of outstanding Helix ordinary shares, is present at the extraordinary general meeting, Helix would need only 396,251 public shares, or approximately 3.4% of the Class A Ordinary Shares sold in Helix’s IPO, to be voted in favor of the Business Combination Proposal in order for it to be approved (provided that consummation of the Business Combination is conditioned upon, among other things, approval of each of the Binding Organizational Documents Proposals and the Nasdaq Proposal, compliance with the Minimum Cash Condition, and the requirement that Helix have net tangible assets of not less than $5,000,001 immediately prior to or upon consummation of the Business Combination).

After careful consideration, Helix’s board of directors (the “Helix Board”) has unanimously approved the Business Combination Agreement and the transactions contemplated thereby and determined that each of the Business Combination Proposal, each of the Binding Organizational Documents Proposals, each of the Advisory Organizational Documents Proposals, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal is in the best interests of Helix and its shareholders, and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals. When you consider the Helix Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the sections entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” and “Beneficial Ownership of Securities” in the accompanying proxy statement for additional information.

Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete description of the proposed Business Combination and related transactions and each of the proposals. We urge you to read the accompanying proxy statement carefully. If you have any questions or need assistance voting your Helix ordinary shares, please contact Morrow Sodali, our proxy solicitor, by email at HLXA.info@investor.morrowsodali.com, or by phone. Individuals may call toll-free (800) 662-5200; banks and brokers may call (203) 658-9400. This notice of extraordinary general meeting and the proxy statement are available at [Insert web link].

By Order of the Board of Directors,

Bihua Chen
[•], 2022	Chairwoman

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on [•], 2022: This notice of extraordinary general meeting and the related proxy statement will be available at [insert web link].

Annexes

i

CERTAIN DEFINED TERMS

In this proxy statement, unless otherwise stated or unless the context otherwise requires, the following terms shall have the following meanings:

“Adjournment Proposal” means the proposal to approve the adjournment of the extraordinary general meeting to a later date or dates (A) to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to Helix’s shareholders; (B) if, as of the time for which the extraordinary general meeting is originally scheduled, there are insufficient ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the extraordinary general meeting; (C) to seek withdrawals of redemption requests from public shareholders; or (D) to solicit additional proxies from Helix shareholders in favor of one or more of the proposals at the extraordinary general meeting.

“Advisory Organizational Documents Proposals” means the eight sub-proposals to take effect upon the Closing Date if the Binding Organizational Documents Proposals are approved, consisting of Advisory Organizational Documents Proposal A through H.

“Ancillary Agreements” means the Proposed MAA, the Investment Agreement, the A&R Shareholders’ Agreement, the A&R Registration Rights Agreement and each other agreement, instrument and certificate required by, or contemplated in connection with, the Business Combination Agreement to be executed by any of the parties as contemplated by the Business Combination Agreement.

“Available Closing Date Cash” means, as of immediately prior to the Closing, an aggregate amount equal to the sum of (without duplication) (a) the cash in the Trust Account, less amounts required for redemptions by public shareholders and less the aggregate amount of unpaid transaction expenses incurred by Helix plus (b) the aggregate proceeds received by Helix from the PIPE to the extent consummated at, or prior to, the Closing.

“Binding Organizational Documents Proposals” means the proposals to approve the increase in Helix’s authorized share capital, Helix’s name change and the Proposed MAA, consisting of binding organizational documents proposals A and B.

“Board” and “Company’s Board” mean the post-closing Company’s board of directors.

“Business Combination” means the acquisitions and transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of October 4, 2021, by and among Helix, MoonLake, the ML Parties, the Sponsor and the ML Parties’ Representative.

“Business Combination Proposal” means the proposal to approve the Business Combination Agreement, including the Business Combination and the other transactions contemplated by the Business Combination Agreement.

“BVF Shares” means the 550,000 MoonLake Common Shares held by the BVF Shareholders immediately following the Restructuring.

“BVF Share Transfer” means, at the Closing following the Restructuring, the assignment of the BVF Shares by the BVF Shareholders to Helix in exchange for Helix’s issuance of, in the aggregate, a number of Class A Ordinary Shares equal to the product of (i) the aggregate number of BVF Shares and (ii) the Exchange Ratio, to the BVF Shareholders.

“BVF Shareholders” means the following ML Parties: Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., and Biotechnology Value Trading Fund OS, L.P.

“Cash Contribution” means an amount of cash equal to the Available Closing Date Cash less the product of the MoonLake Preliminary Class V Voting Shares and CHF 0.01.

“Class A Ordinary Shares” means the Class A ordinary shares of the Company, par value $0.0001 per share.

“Class B Ordinary Shares” means the Class B ordinary shares of the Company, par value $0.0001 per share.

“Class C Ordinary Shares” means the Class C ordinary shares of the Company par value $0.0001 per share.

“Closing” means the closing of the Business Combination.

“Closing Date” means the date on which the Closing occurs.

“Company” refers (i) before the Business Combination, to Helix and (ii) immediately following the Business Combination, to the combined company that shall be renamed MoonLake Immunotherapeutics upon the Closing.

“Condition Precedent Proposals” means the Business Combination Proposal, the Binding Organizational Documents Proposals, and the Nasdaq Proposal.

“DTC” means The Depository Trust Company.

“Equity Securities” means, with respect to any person, all of the shares of capital stock, shares or equity of (or other ownership or profit interests in) such person, all of the warrants, options or other rights for the purchase or acquisition from such person of shares of capital stock, shares or equity of (or other ownership or profit interests in) such person, all of the securities convertible into or exchangeable for shares of capital stock, shares or equity of (or other ownership or profit interests in) such person or warrants, rights or options for the purchase or acquisition from such person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such person (including partnership or member interests therein), whether voting or nonvoting.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing MAA” means the amended and restated memorandum and articles of association of Helix.

“founder shares” means the Class B Ordinary Shares owned by the Sponsor and the following independent directors of Helix: Nancy Chang, Will Lewis and John Schmid.

“Fully Diluted Shares” means the total number of Equity Securities, as of immediately prior to the Closing (and prior to the BVF Share Transfer), expressed on a fully-diluted and as-converted to MoonLake Common Share basis, and including, without limitation or duplication, (a) the aggregate number of MoonLake Common Shares and any other shares of MoonLake that are issued (including treasury shares) after giving effect to the Restructuring, plus (b) the aggregate number of MoonLake Common Shares that are issuable upon the full exercise, exchange or conversion of MoonLake’s conditional share capital (whether or not then vested or exercisable).

“GAAP” means generally accepted accounting principles in the United States.

“Helix,” “we,” “us” or “our” refer to Helix Acquisition Corp. prior to the consummation of the Business Combination.

“Helix Board” means, at any time, the board of directors of Helix.

“Incentive Plan” means the MoonLake Immunotherapeutics 2022 Equity Incentive Plan, a copy of which is attached to this proxy statement as Annex C. For additional information, see “The Incentive Plan Proposal.”

“Incentive Plan Proposal” means the proposal to approve the Incentive Plan.

“initial shareholders” means the Sponsor, Nancy Chang, Will Lewis and John Schmid.

“Insiders” means the initial shareholders together with Helix’s other officers and directors.

“IPO” means Helix’s initial public offering of Class A Ordinary Shares consummated on October 22, 2020.

“MHKDG” means Merck Healthcare KGaA, Darmstadt, Germany, an affiliate of Merck KGaA, Darmstadt, Germany.

“Minimum Cash Condition” means Available Closing Date Cash of at least $150 million.

“MKDG” means Merck KGaA, Darmstadt, Germany.

“ML Company” means MoonLake and any of its direct and indirect subsidiaries.

“ML Parties’ Representative” means Matthias Bodenstedt, in his capacity as the ML Parties’ representative.

“ML Party” or “ML Parties” means the securityholders of MoonLake who are the signatories to the Business Combination Agreement.

“MoonLake” refers to MoonLake Immunotherapeutics AG, a Swiss stock corporation (Aktiengesellschaft) registered with the commercial register of the Canton of Zug under the number CHE-433.093.536.

“MoonLake Class V Voting Shares” means the Class V Voting Shares of MoonLake, par value CHF 0.01 per share, each Class V Voting Share due to its lower par value having ten times the voting power of a MoonLake Common Share.

“MoonLake Common Shares” means the common shares of MoonLake with a par value CHF 0.10 per share.

“MoonLake Preliminary Class V Voting Shares” means the number of MoonLake Class V Voting Shares to be issued by MoonLake to Helix at the Closing, as estimated at least four business days prior to the Closing Date, which will be equal to (A) the Preliminary Investment Amount divided by (B) the Exchange Ratio.

“MoonLake Series A Preferred Shares” means the Series A preferred shares of MoonLake, par value of CHF 0.10 per share.

“MoonLake Transaction Expenses” means all expenses of MoonLake and its subsidiaries incurred or to be incurred in connection with the negotiation, preparation and execution of the Business Combination Agreement, the Ancillary Agreements and the Business Combination or triggered by the Closing (regardless of when such expenses become due and payable), including out-of-pocket costs, fees and disbursements of financial advisors, attorneys, accountants and other advisors and service providers, severance payments to directors, officers and employees, bonuses, retention payments, retention bonuses and any other change of control, termination or similar payments payable as a result of or in connection with the transactions contemplated under this Agreement (including any taxes relating to such payments to be paid and/or borne by MoonLake and its subsidiaries), and which have not been paid prior to the Closing.

“Nasdaq” means the Nasdaq Stock Market.

“Nasdaq Proposal” means the proposal to approve (i) the issuance of Class A Ordinary Shares to the BVF Shareholders and Class C Ordinary Shares to the ML Parties (other than the BVF Shareholders), including the Class A Ordinary Shares issuable upon the exchange of MoonLake Common Shares and simultaneous surrender of Class C Ordinary Shares by such ML Parties, pursuant to the terms of the Business Combination Agreement, Investment Agreement, and the A&R Shareholders’ Agreement, and (ii) the issuance of Class A Ordinary Shares to the PIPE Investors pursuant to the Subscription Agreements, plus any additional shares pursuant to subscription agreements we may enter into prior to Closing.

“PIPE Investors” means the subscribers that agreed to purchase Class A Ordinary Shares at the Closing pursuant to the Subscription Agreements.

“Preliminary Investment Amount” means the Available Closing Date Cash estimated by MoonLake and Helix at least four business days prior to the Closing Date.

“private placement shares” means the 430,000 Class A Ordinary Shares purchased by the Sponsor, at a price of $10.00 per share, for an aggregate investment of $4.3 million, in a private placement simultaneously with the consummation of the IPO.

“Proposed MAA” means the second amended and restated memorandum and articles of association, as further amended, of the Company which, if approved, would take effect upon the Closing.

“public shareholder” means a holder of public shares.

“public shares” means the Class A Ordinary Shares initially sold by Helix in the IPO.

“Restructuring” means the restructuring to be effectuated at the Closing by the ML Parties and MoonLake of MoonLake’s share capital, pursuant to which (x) the existing MoonLake Series A Preferred Shares will be converted into an equal number of MoonLake Common Shares such that the ML Parties will hold a single class of MoonLake Common Shares as of immediately prior to the Closing and (y) MoonLake’s capital will increase for the issuance of MoonLake Class V Voting Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“SLK” means MoonLake’s novel tri-specific Nanobody, sonelokimab, also known as M1095/ALX 0761.

“Sponsor” means Helix’s sponsor, Helix Holdings, LLC.

“Sponsor Letters” means those certain letter agreements, each dated October 19, 2020, by and among Helix, Helix Holdings LLC and the Insiders party thereto, as amended by the Amended Sponsor Letters.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Trust Account” means the trust account established by Helix pursuant to the Trust Agreement.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of October 19, 2020, by and between Helix and the Transfer Agent.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including with respect to the anticipated timing, completion, and effects of the Business Combination. You should note that on April 8, 2021, the staff of the SEC issued a public statement entitled “SPAC IPOs and Liability Risk under the Securities Act,” in which the SEC staff indicated that there is uncertainty as to the availability of the safe harbor in connection with a SPAC merger. We have based these forward-looking statements contained in this proxy statement on the current expectations and beliefs of management of Helix and MoonLake, and they are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement may include, for example, statements about:

•        the ability of Helix and MoonLake to meet the Closing conditions to the Business Combination, including approval of the Condition Precedent Proposals by shareholders of Helix and the Minimum Cash Condition;

•        the ability of Helix and MoonLake prior to the Business Combination, and the Company following the Business Combination, to:

•        realize the benefits expected from the Business Combination; and

•        obtain and maintain the listing of the Class A Ordinary Shares on Nasdaq following the Business Combination;

•        the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

•        the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the Business Combination;

•        factors relating to the business, operations and financial performance of MoonLake, including, but not limited to:

•        MoonLake’s limited operating history;

•        MoonLake has not initiated, conducted or completed any clinical trials, and has no products approved for commercial sale;

•        MoonLake has incurred significant losses since inception, and it expects to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future;

•        MoonLake requires substantial additional capital to finance its operations, and if it is unable to raise such capital when needed or on acceptable terms, it may be forced to delay, reduce, and/or eliminate one or more of its development programs or future commercialization efforts;

•        MoonLake is substantially dependent on the success of SLK, which it licenses from MHKDG;

•        MoonLake’s ability to renew existing contracts;

•        MoonLake’s ability to obtain regulatory approval for its products, and any related restrictions or limitations of any approved products;

•        MoonLake’s ability to respond to general economic conditions;

•        MoonLake’s ability to manage its growth effectively;

•        the impact of the COVID-19 pandemic;

•        competition and competitive pressures from other companies worldwide in the industries in which MoonLake will operate;

•        litigation and the ability to adequately protect MoonLake’s intellectual property rights; and

•        other factors detailed under the section entitled “Risk Factors.”

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this proxy statement are more fully described under the heading “Risk Factors” and elsewhere in this proxy statement. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this proxy statement describe additional factors that could adversely affect the business, financial condition or results of operations of Helix and MoonLake prior to the Business Combination, and the Company following the Business Combination. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can Helix or MoonLake assess the impact of all such risk factors on the business of Helix and MoonLake prior to the Business Combination, and the Company following the Business Combination, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to Helix or MoonLake or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. Helix and MoonLake prior to the Business Combination, and the Company following the Business Combination, undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the extraordinary general meeting, including with respect to the Business Combination. The following questions and answers do not include all the information that is important to our shareholders. We urge our shareholders to read carefully this entire proxy statement, including the annexes and other documents referred to herein.

Q:     Why am I receiving this proxy statement?

A:     Helix, MoonLake, the ML Parties, the ML Parties’ Representative, and the Sponsor have agreed to a Business Combination under the terms of the Business Combination Agreement that is described in this proxy statement. A copy of the Business Combination Agreement is attached hereto as Annex A-1. Helix urges its shareholders to read the Business Combination Agreement in its entirety. The Business Combination Agreement must be approved by the Helix shareholders in accordance with the Existing MAA. Helix is holding an extraordinary general meeting to obtain that approval. Helix shareholders will also be asked to vote on certain other matters described in this proxy statement at the extraordinary general meeting and to approve the adjournment of the extraordinary general meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the extraordinary general meeting to approve the Business Combination Agreement and thereby approve the Business Combination. Additionally, Helix must provide all holders of public shares with the opportunity to have their public shares redeemed in connection with its initial business combination. Holders who wish to exercise their redemption rights must, prior to [time], Eastern Time, on [•], 2022: (i) submit a written request, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested, to the Transfer Agent that Helix redeem their public shares for cash, and (ii) deliver their public shares to the Transfer Agent physically or electronically using DTC’s Deposit and Withdrawal at Custodian (DWAC) system.

YOUR VOTE IS IMPORTANT. SHAREHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT.

Q:     Why is Helix proposing the Business Combination?

A:     Helix was organized to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities.

On October 22, 2020, Helix completed its IPO of 11,500,000 Class A Ordinary Shares at a price of $10.00 per share, which included the full exercise by the underwriters of their over-allotment option, raising total gross proceeds of $115,000,000. Simultaneously with the closing of the IPO, Helix consummated the private placement to the Sponsor of 430,000 Class A Ordinary Shares, at a price of $10.00 per share, generating gross proceeds of $4,300,000. Upon the closing of the IPO and private placement, $115,000,000 of the net proceeds of the sale of shares was placed into the Trust Account.

Like most blank check companies, the Existing MAA provides for the return of the proceeds of the IPO held in the Trust Account to the holders of public shares if there is no qualifying business combination(s) consummated on or before a certain date (in Helix’s case, October 22, 2022). Since the IPO, Helix’s activity has been limited to the evaluation of business combination target companies.

Based on its due diligence investigations of MoonLake and the industries in which it operates, including the financial and other information provided by MoonLake in the course of Helix’s due diligence investigations, the Helix Board believes that the Business Combination with MoonLake is in the best interests of Helix and its shareholders and presents an opportunity to increase shareholder value.

Although the Helix Board believes that the Business Combination with MoonLake presents a unique opportunity and is in the best interests of Helix and its shareholders, the Helix Board did consider certain potentially material negative factors as well as certain conflicts of interests in arriving at that conclusion. See “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a discussion of the factors considered by the Helix Board in making its decision.

Q:     What will happen in the Business Combination?

A:    Assuming approval of the Business Combination by Helix’s shareholders and the satisfaction or waiver of the other closing conditions set forth in the Business Combination Agreement, the following transactions will occur:

(i)     At least four business days prior to the Closing Date, Helix and MoonLake will determine as of such date (x) the Preliminary Investment Amount, which will be equal to the cash in Helix’s Trust Account, less amounts required to satisfy any redemptions and less the aggregate amount of any unpaid Helix transaction expenses plus the aggregate proceeds actually received by Helix from any consummated PIPE as of such date, and (y) the number of MoonLake Preliminary Class V Voting Shares to be issued by MoonLake to Helix at the Closing, which will be equal to (A) the Preliminary Investment Amount divided by (B) the Exchange Ratio.

(ii)    At least three business days prior to the Closing Date, Helix will transfer an amount equal to the product of the MoonLake Preliminary Class V Voting Shares multiplied by CHF 0.01 (the nominal amount of each MoonLake Class V Voting Share) to a blocked Swiss bank account of MoonLake.

(iii)   One business day prior to the Closing Date, subject to approval by MoonLake’s shareholders and registration by the competent Swiss commercial register, the ML Parties and MoonLake will effectuate the Restructuring, to, among other things, (x) convert the existing MoonLake Series A Preferred Shares into an equal number of MoonLake Common Shares, such that the ML Parties will hold a single class of capital stock of MoonLake immediately prior to the Closing and (y) approve a capital increase for the issuance of MoonLake Class V Voting Shares, each Class V Voting Share due to its lower par value having ten times the voting power of a MoonLake Common Share.

(iv)   At the Closing, all then-outstanding Class B Ordinary Shares will be automatically converted into Class A Ordinary Shares on a one-for-one basis.

(v)    At the Closing, Helix will amend and restate its Existing MAA to, among other things, establish a share structure containing the Class A Ordinary Shares, which will carry economic and voting rights, and Class C Ordinary Shares, which will carry voting rights but no economic rights.

(vi)   On the Closing Date, Helix and MoonLake will determine (x) the Available Closing Date Cash, (y) the final number of MoonLake Class V Voting Shares attributable to Helix at the Closing based on the Available Closing Date Cash, and (z) the Cash Contribution.

(vii)  On the Closing Date, Helix will pay all unpaid transaction expenses and then make available the remaining Cash Contribution to MoonLake.

(viii) If the Available Closing Date Cash is lower than the Preliminary Investment Amount, at the election of MoonLake, Helix will retransfer to MoonLake the number of MoonLake Class V Voting Shares at par value that have been issued in excess.

(ix)   On the Closing Date, following the Restructuring, the BVF Shareholders will assign all of their MoonLake Common Shares to Helix and Helix will issue to the BVF Shareholders an aggregate amount of Class A Ordinary Shares equal to the product of such number of assigned MoonLake Common Shares and the Exchange Ratio.

(x)    On the Closing Date, Helix will issue Class C Ordinary Shares to the ML Parties (other than the BVF Shareholders).

(xi)   On the Closing Date, Helix will issue to the PIPE Investors an aggregate of 11,500,000 Class A Ordinary Shares at a price of $10.00 per share for gross proceeds of $115,000,000.

Helix and MoonLake cannot complete the Business Combination unless Helix’s shareholders approve the Business Combination, including the issuance of ordinary shares to the ML Parties as consideration, and certain of the other proposals contained herein. Helix is sending you this proxy statement to ask you to vote in favor of the Business Combination Proposal and the other matters described in this proxy statement.

Q:     What consideration will the ML Parties receive in the Business Combination?

A:     Each ML Party (other than the BVF Shareholders) will be issued, for nominal consideration, Class C Ordinary Shares equal to the number of MoonLake Common Shares it owns following the Restructuring multiplied by the Exchange Ratio. Beginning six months after the Closing Date, each ML Party (other than the BVF Shareholders) will have the option to exchange its MoonLake Common Shares for a number of Class A Ordinary Shares equal to the product of (i) the number of MoonLake Common Shares then held by (ii) the Exchange Ratio, and, upon such exchange, will surrender for no consideration a number of Class C Ordinary Shares equal to the number of Class A Ordinary Shares issued to the ML Party pursuant to the exchange.

On the Closing Date, following the Restructuring, the BVF Shareholders will assign all of their MoonLake Common Shares to Helix and Helix will issue to the BVF Shareholders an aggregate amount of Class A Ordinary Shares equal to the product of such number of assigned MoonLake Common Shares and the Exchange Ratio.

Q:     What voting interests will the public shareholders, initial shareholders, PIPE Investors, and the ML Parties hold in the Company immediately after the consummation of the Business Combination?

A:     We anticipate that, upon completion of the Business Combination, the voting interests in the Company, on a Fully Diluted Share basis, will be as set forth in the table below.*

	Assuming No Redemptions of Public Shares(1)	Assuming Maximum Redemptions of Public Shares(2)
Helix’s Public Shareholders	18.5%	0%
Helix’s Initial Shareholders (excluding Sponsor’s PIPE investment)	5.3%	6.5%
PIPE Investors	18.5%	22.6%
ML Parties (including BVF Shareholders)	57.8%	70.9%

____________

(1)      Assumes (i) no holders of Helix’s public shares exercise their redemption rights, (ii) the exchange of MoonLake Common Shares and simultaneous surrender of Class C Ordinary Shares for Class A Ordinary Shares by the ML Parties (other than the BVF Shareholders), in accordance with the terms of the A&R Shareholders’ Agreement, calculating the Exchange Ratio based on MoonLake’s Fully Diluted Shares as of September 30, 2021, (iii) none of the parties purchase Class A Ordinary Shares in the open market, and (iv) there are no other issuances of equity securities of Helix prior to or in connection with the Closing.

(2)      Assumes (i) the holders of all 11,500,000 Class A Ordinary Shares exercise their redemption rights, (representing the maximum amount of public shares that can be redeemed to satisfy the requirement that Helix have at least $5,000,001 of net tangible assets immediately prior to or upon the Closing), (ii) the exchange of MoonLake Common Shares and simultaneous surrender of Class C Ordinary Shares for Class A Ordinary Shares by the ML Parties (other than the BVF Shareholders) in accordance with the terms of the A&R Shareholders’ Agreement, calculating the Exchange Ratio based on MoonLake’s Fully Diluted Shares as of September 30, 2021, (iii) none of the parties purchase Class A Ordinary Shares in the open market, and (iv) there are no other issuances of equity securities of Helix prior to or in connection with the Closing.

*        Upon completion of the Business Combination, Helix’s public shareholders, the initial shareholders and the PIPE Investors will hold Class A Ordinary Shares and the ML Parties (other than the BVF Shareholders) will hold Class C Ordinary Shares. Beginning six months after the Closing Date, each ML Party (other than the BVF Shareholders) will have the option to exchange its MoonLake Common Shares for a number of Class A Ordinary Shares equal to the product of (i) the number of MoonLake Common Shares then held by (ii) the Exchange Ratio, and, upon such exchange, will surrender for no consideration a number of Class C Ordinary Shares equal to the number of Class A Ordinary Shares issued to the ML Party pursuant to the exchange.

Q:     How will the Company be managed following the Business Combination?

A:     Helix has agreed to take all action within its power as may be necessary or appropriate such that, effective immediately after the Closing, the Company’s Board will consist of seven directors, which will initially include: Dr. Jorge Santos da Silva, two persons designated by Helix, and four persons designated by MoonLake. The Board is expected to have a majority of independent directors for the purposes of Nasdaq rules, each of whom will serve in such capacity in accordance with the terms of the Proposed MAA. Please see the section entitled “Management of the Company Following the Business Combination” for further information.

Q:     Will Helix obtain new financing in connection with the Business Combination?

A:     Yes. On October 4, 2021, concurrently with the execution of the Business Combination Agreement, Helix entered into Subscription Agreements with the PIPE Investors (which include an affiliate of the Sponsor and the BVF Shareholders and their affiliates) pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed for 11,500,000 Class A Ordinary Shares at a price of $10.00 per share, for an aggregate purchase price of $115,000,000. The obligations of each party to consummate the PIPE are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Business Combination Agreement. The Sponsor or any of its affiliates may, in its sole discretion, contribute additional financing on the same terms and pursuant to the same conditions as set forth in the PIPE Subscription Agreement to satisfy the Available Closing Date Cash condition. See “The Business Combination Proposal — Certain Related Agreements — Subscription Agreements.”

Q:     What are the principal differences between Class A Ordinary Shares and Class C Ordinary Shares?

A:     After the Business Combination, the Class A Ordinary Shares and Class C Ordinary Shares will constitute all of the classes of outstanding ordinary shares of the Company and will possess all voting power for the election of directors of the Company and all other matters requiring shareholder action. Holders of the Class A Ordinary Shares and Class C Ordinary Shares will be entitled to one vote per share and at all times vote together as one class on all matters submitted to a vote of the shareholders of the Company. The principal difference between the Class A Ordinary Shares and Class C Ordinary Shares is that the Class C Ordinary Shares carry no economic rights, which means that holders of the Class C Ordinary Shares will not be entitled to receive dividends, if declared by the Company’s Board, or to receive any portion of any assets in respect of such shares upon the liquidation, dissolution, distribution of assets or winding-up of the Company.

Q:     What interests do Helix’s initial shareholders, current officers and directors and others have in the Business Combination?

A:     In considering the recommendation of the Helix Board to vote in favor of the Business Combination, shareholders should be aware that, aside from their interests as shareholders, our Sponsor and our directors and officers have interests in the Business Combination that are different from, or in addition to, those of our other shareholders generally. Additionally, the post-closing slate of directors listed in this proxy statement have interests in the Business Combination that are different from those of our shareholders. Our directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to our shareholders that they approve the Business Combination. However, the Helix Board concluded that the potentially disparate interests of our Sponsor, officers, and directors would be mitigated because (i) these interests were disclosed in the initial public offering prospectus, (ii) these disparate interests would exist or may be even greater with respect to a business combination with another target company and (iii) the private placement shares held by our Insiders will be subject to a 30-day lockup following Closing and the founder shares will be subject to a one-year lock-up following Closing (subject to earlier release in certain cases as described in more detail elsewhere in this proxy statement). Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

•        the fact that our Insiders entered into the Sponsor Letters at the time of Helix’s IPO, pursuant to which they have waived their right to redeem any of the founder shares, private placement shares, and public shares in connection with a shareholder vote to approve a proposed initial business combination. The Insiders did not receive separate consideration for their waiver of redemption rights;

•        the fact that our initial shareholders paid an aggregate of $25,000 for the founder shares, which will convert into 2,875,000 Class A Ordinary Shares in accordance with the terms of the Business Combination Agreement, the Existing MAA and the Amended Sponsor Letters. If the Business Combination or another initial business combination is not consummated by October 22, 2022, such shares would be worthless. Such shares had an estimated aggregate market value of approximately $28,462,500 based on the closing price of $9.90 per Class A Ordinary Share on Nasdaq on January 7, 2022, the record date for the extraordinary general meeting;

•        the fact that, given the differential in the purchase price that the initial shareholders paid for the founder shares as compared to the price of the Class A Ordinary Shares sold in the IPO, the initial shareholders may earn a positive rate of return on their investment even if the Class A Ordinary Shares trade below the price initially paid for the Class A Ordinary Shares in the IPO and the public shareholders experience a negative rate of return following the Closing;

•        the fact that our Sponsor, which is affiliated with certain of our directors and officers, purchased an aggregate of 430,000 Class A Ordinary Shares, at a price of $10.00 per share, for an aggregate investment of $4,300,000 in a private placement simultaneously with the consummation of the IPO. Such shares have an estimated aggregate market value of approximately $4,257,000 based on the closing price of $9.90 per Class A Ordinary Share on Nasdaq on January 7, 2022, the record date for the extraordinary general meeting;

•        the fact that an affiliate of our Sponsor has entered into a Subscription Agreement with Helix pursuant to which it has committed to purchase 2,750,000 Class A Ordinary Shares for an aggregate commitment of $27,500,000 in the PIPE;

•        the fact that our initial shareholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the founder shares and private placement shares held by them if we fail to complete an initial business combination by October 22, 2022;

•        the fact that, if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below: (i) $10.00 per public share; or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes and up to $100,000 of interest to pay dissolution expenses, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act;

•        the fact that Dr. Andrew Phillips, our Chief Financial Officer, is expected to be elected as a director of the Company after the consummation of the Business Combination. As such, in the future he will receive any cash fees, stock options or stock awards that the Company’s Board determines to pay to our directors;

•        the fact that Spike Loy, Dr. Jorge Santos da Silva, and Simon Sturge are expected to be directors of the Company following the Closing. Dr. Jorge Santos da Silva and Simon Sturge are ML Parties, and Spike Loy is associated with the BVF Shareholders. The ML Parties (including the BVF Shareholders) (i) have the right to designate certain directors to the Company’s Board pursuant to the Business Combination Agreement, (ii) include members of MoonLake’s management team who are expected to become executive officers and directors of the Company following the Business Combination, and (iii) will hold a significant number of Class C Ordinary Shares and MoonLake Common Shares that may be exchanged for Class A Ordinary Shares in accordance with the terms of the A&R Shareholders’ Agreement;

•        the fact that Dr. Jorge Santos da Silva as well as Dr. Kristian Reich, both of whom are co-founders of MoonLake, each have employment agreements with MoonLake, dated April 30, 2021, providing for a base salary of CHF 425,000, a target bonus of 100% during the first year of service, and a target bonus of at least 50% thereafter. The bonus during the first year of service will be paid if, during that period, (i) MoonLake raises at least $100 million and (ii) at least one Phase 2 study in PsA, AS or HS has started (i.e., a first patient is included in the study). If the aforementioned criteria are only partially met (i.e., one of the two conditions has been met), the first year bonus is only partially owed, in an amount equal to at least 50% of the salary. The completion of the Business Combination and the transactions contemplated thereby prior to April 30, 2022 would satisfy the criteria regarding fundraising of at least $100 million during the first year of employment;

•        the fact that, all 550,000 MoonLake Common Shares held by the BVF Shareholders will be exchanged for Class A Ordinary Shares at the closing of the Business Combination;

•        the fact that, following the signing of the Business Combination Agreement, the BVF Shareholders loaned MoonLake an aggregate of $15,000,000 for general corporate purposes of MoonLake, including product and technology development, operations, sales and marketing, management expenses, and salaries. The loan is required to be repaid by MoonLake at any time prior to the earlier of two business days after the Closing of the Business Combination and March 31, 2022;

•        the fact that Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Biotechnology Value Trading Fund OS, L.P., and MSI BVF SPV LLC, each associated with Spike Loy, have entered into Subscription Agreements with Helix, pursuant to which they have committed to purchase 1,732,067 Class A Ordinary Shares, 1,264,191 Class A Ordinary Shares, 194,153 Class A Ordinary Shares, and 59,589 Class A Ordinary Shares, respectively, for an aggregate commitment of $17,320,670, $12,641,910, $1,941,530, and $595,890, respectively in the PIPE;

•        the fact that Helix’s officers, directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations. However, if Helix fails to consummate an initial business combination within the required period, they will not have any claim against the Trust Account for reimbursement. As of February 2, 2022, there were no reimbursable expenses outstanding;

•        the fact that the Sponsor and our officers and directors (or their affiliates) may make loans to us from time to time to fund our capital requirements. Such loans are non-interest bearing and will be repaid at the Closing or, at the option of the holder, up to $1.5 million of such loans may be converted into Class A Ordinary Shares at a price of $10.00 per share. As of February 2, 2022, no working capital loans were outstanding. If Helix does not consummate an initial business combination by October 22, 2022, to the extent any working capital loans are outstanding, such loans will not be repaid and will be forgiven except to the extent that there are funds available to Helix outside of the Trust Account; and

•        the fact that we will continue to indemnify our existing directors and officers and will maintain our directors’ and officers’ liability insurance after the Business Combination.

In the aggregate, the Sponsor and our officers and directors have approximately $33.1 million at risk that depends upon the completion of an initial business combination. Such amount consists of (a) approximately $28.8 million representing the value of the founder shares (assuming a value of $10.00 per share, the deemed value of the Class A Ordinary Shares in the Business Combination) and (b) approximately $4.3 million representing the value of the private placement shares (assuming a value of $10.00 per share, the deemed value of the Class A Ordinary Shares in the Business Combination). In light of the foregoing, our Insiders will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination rather than liquidate even if MoonLake is a less favorable target company or the terms of the Business Combination are less favorable to stockholders than alternatives.

Please also see the sections “Certain Relationships and Related Party Transactions” and “Beneficial Ownership of Securities” for more information on the interests and relationships of our initial shareholders, current officers and directors.

Q:     Did the Helix Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:     Yes. Although the Existing MAA does not require the Helix Board to seek a third-party valuation or fairness opinion in connection with its initial business combination unless the target business is affiliated with Helix’s initial shareholders, officers, directors or their affiliates, the Helix Board received an opinion from SVB Leerink LLC (“SVB Leerink”) to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered, and limitations and qualifications set forth therein, the consideration to be paid by Helix pursuant to the terms of the Business Combination Agreement is fair, from a financial point of view, to Helix. Please see the section entitled “The Business Combination Proposal — Opinion of Helix’s Financial Advisor.” The full text of the written opinion is attached to this proxy statement as Annex F.

Q:     What happens to the funds deposited in the Trust Account after consummation of the Business Combination?

A:     Upon the completion of the IPO, a total of $115 million was placed in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. As of January 7, 2022, the record date, there were investments and cash held in the Trust Account of $115,043,363. These funds will not be released until the earlier of the completion of our initial business combination or the redemption of our public shares if we are unable to complete an initial business combination by October 22, 2022 (or in connection with the approval by our shareholders to extend such date), although we may withdraw the interest earned on the funds held in the Trust Account to pay taxes.

Q:     What happens if a substantial number of the public shareholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A:     Helix’s public shareholders may vote in favor of the Business Combination and exercise their redemption rights; provided, that Helix may not consummate the Business Combination and both parties are entitled to terminate the Business Combination Agreement if Helix would have less than $5,000,001 of net tangible assets immediately prior to or upon consummation of the Business Combination. Further, MoonLake and the ML Parties are not required to consummate the Business Combination if the funds contained in the Trust Account, after taking into account redemptions of public shares, unpaid transaction expenses of Helix, and the proceeds of the PIPE, does not exceed the $150,000,000 Minimum Cash Condition and pursuant to the Business Combination Agreement and the Existing MAA, Helix may not consummate the Business Combination if redemptions by public shareholders would cause Helix to have net tangible assets of less than $5,000,001. As of September 30, 2021, the most recent quarter end date, there was $115,040,353 in the Trust Account and the PIPE is expected to generate an aggregate of $115,000,000 in proceeds. Assuming a per share redemption price of $10.00, which is expected to approximate the redemption price per share as of two business days prior to completion of the Business Combination, and assuming that MoonLake and the ML Parties waive the Minimum Cash Condition (which they have not agreed to do), under the maximum redemptions scenario, all public shareholders holding an aggregate of 11,500,000 public shares may exercise their redemption rights without depleting the Trust Account, together with the proceeds of the PIPE, below $5,000,001; provided that a public shareholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the Class A Ordinary Shares sold in our IPO. In the event that the ML Parties do not waive the Minimum Cash Condition, and assuming a per share redemption price of $10.00, which is expected to approximate the redemption price per share as of two business days prior to completion of the Business Combination, all public shareholders holding an aggregate of approximately 6,600,000 public shares may exercise their redemption rights.

Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of public shareholders are significantly reduced as a result of redemptions by public shareholders. In addition, with fewer public shares and public shareholders, the trading market for Class A Ordinary Shares may be less liquid than the market for Class A Ordinary Shares was prior to consummation of the Business Combination and the Company may not be able to meet the listing standards for Nasdaq or another national securities exchange. In addition, with less funds available from the Trust Account, the working capital infusion from the Trust Account into the Company’s business will be reduced.

Q:     What happens if the Business Combination is not consummated?

A:     If we are not able to complete the Business Combination with MoonLake or another initial business combination by October 22, 2022, we will cease all operations except for the purpose of winding up and redeeming our public shares and liquidating the Trust Account, in which case our public shareholders may only receive approximately $10.00 per share. In addition, the underwriters of the IPO, including Jefferies, agreed to waive their rights to their deferred underwriting commission held in the Trust Account in the event we do not complete our initial business combination within the required time period.

Q:     When and where will the extraordinary general meeting be held?

A:     The extraordinary general meeting will be held via live webcast at [• AM], Eastern Time on [•], 2022, at [insert link], unless the extraordinary general meeting is adjourned. For the purposes of Cayman Islands law and our Existing MAA, the physical location of the extraordinary general meeting shall be at the offices of White & Case LLP at 1221 Avenue of the Americas, New York, New York 10020. The extraordinary general meeting can be accessed by visiting [insert link], where you will be able to listen to the meeting live and vote during the meeting. We recommend that you access the extraordinary general meeting by means of remote communication.

Q:     What proposals are shareholders being asked to vote on?

A:     Helix’s shareholders are being asked to vote on the following proposals:

(1)    A proposal to approve the Business Combination Agreement, a copy of which is attached to this proxy statement as Annex A-1, and approve the other transactions contemplated by the Business Combination Agreement (which we refer to as the Business Combination Proposal);

(2)    Proposals to approve the amendment and restatement of the Existing MAA, as follows: (A) a proposal to approve the change in authorized share capital of Helix and (B) a proposal to approve the change in Helix’s name, from “Helix Acquisition Corp.” to “MoonLake Immunotherapeutics” and to approve the adoption of the Proposed MAA, a copy of which is attached to this proxy statement as Annex B, each of which, if approved, would take effect upon the Closing (we refer to these proposals as the Binding Organizational Documents Proposals);

(3)    Proposals to approve, on a non-binding advisory basis, certain governance provisions in the Proposed MAA, which are being presented separately in accordance with SEC guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions, as eight sub-proposals (we refer to these proposals as the Advisory Organizational Documents Proposals);

(4)    A proposal to approve, for the purpose of complying with the applicable listing rules of Nasdaq, (i) the issuance of Class A Ordinary Shares to the BVF Shareholders and Class C Ordinary Shares to the ML Parties (other than the BVF Shareholders), including the Class A Ordinary Shares issuable upon the exchange of MoonLake Common Shares and simultaneous surrender of Class C Ordinary Shares by such ML Parties, pursuant to the terms of the Business Combination Agreement, Investment Agreement, and A&R Shareholders’ Agreement, and (ii) the issuance of Class A Ordinary Shares to the PIPE Investors pursuant to the Subscription Agreements, plus any additional shares pursuant to subscription agreements we may enter into prior to Closing (which we refer to as the Nasdaq Proposal);

(5)    A proposal to approve the Incentive Plan, a copy of which is attached to this proxy statement as Annex C (which we refer to as the Incentive Plan Proposal); and

(6)    A proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, (A) to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to Helix’s shareholders; (B) if, as of the time for which the extraordinary general meeting is originally scheduled, there are insufficient ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the extraordinary general meeting; (C) to seek withdrawals of redemption requests from public shareholders; or (D) to solicit additional proxies from Helix shareholders in favor of one or more of the proposals at the extraordinary general meeting (which we refer to as the Adjournment Proposal).

Under the Business Combination Agreement, the approval of each of the Condition Precedent Proposals (i.e., the Business Combination Proposal, each of the Binding Organizational Documents Proposals, and the Nasdaq Proposal) is a condition to the consummation of the Business Combination. The adoption of each Condition Precedent Proposal is conditioned on the approval of all of the Condition Precedent Proposals, and the adoption of all proposals (other than the Adjournment Proposal) are conditioned on the approval of the Condition Precedent Proposals. If our shareholders do not approve each of the Condition Precedent Proposals, the Business Combination may not be consummated. The Adjournment Proposal is not conditioned on the approval of any other proposal and may be brought before the extraordinary general meeting as the first proposal to be voted on.

After careful consideration, the Helix Board has unanimously approved the Business Combination Agreement and the transactions contemplated thereby and determined that each of the Business Combination Proposal, each of the Binding Organizational Documents Proposals, each of the Advisory Organizational Documents Proposals, the Nasdaq Proposal, the Incentive Plan Proposal, and the Adjournment Proposal is in the best interests of Helix and its shareholders and unanimously recommends that you vote “FOR” or give instruction to vote “FOR” each of these proposals.

The existence of financial and personal interests of our directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of Helix and its shareholders and what may be best for a director’s personal interests when determining to recommend that shareholders vote for the proposals. See the sections entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” and “Beneficial Ownership of Securities” in this proxy statement for a further discussion.

THE VOTE OF SHAREHOLDERS IS IMPORTANT. SHAREHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT.

Q:     What factors did the Helix Board consider in connection with its approval of the Business Combination?

A:     In reaching its unanimous determination that the Business Combination Agreement and the Ancillary Agreements are fair, advisable and in the best interests of Helix and its shareholders, and decision to approve the Business Combination Agreement and the Business Combination, the PIPE, and the other transactions contemplated by the Business Combination Agreement and related documents, the Helix Board considered and evaluated a range of positive factors, including, among other things, the clinical validation of MoonLake’s product candidate, SLK, the fact that MoonLake is supported by a top-tier healthcare company (MHKDG) and institutional investor (BVF), MoonLake’s business model, general outlook, and cash runway, and MoonLake’s strong advisory board and experienced management team. These factors are discussed in greater detail in the section entitled “The Business Combination Proposal — Reasons for Approval of the Business Combination.”

In addition, the Helix Board considered the financial analysis reviewed by SVB Leerink with the Helix Board, and the oral opinion of SVB Leerink to the Helix Board (which was subsequently confirmed in writing by delivery of SVB Leerink’s written opinion dated the same date, October 3, 2021), that the consideration to be paid by Helix pursuant to the terms of the Business Combination Agreement is fair, from a financial point of view, to Helix. SVB Leerink’s opinion is discussed in more detail in the section entitled “The Business Combination Proposal — Opinion of Helix’s Financial Advisor.”

Further, although the Helix Board believes that the acquisition of MoonLake will be accretive to our shareholders, the Helix Board did consider certain potentially material negative factors in arriving at that conclusion, such as the risk that shareholders would not approve the Business Combination, and the risk that a significant number of shareholders would exercise their redemption rights. These factors are discussed in greater detail in the section entitled “Risk Factors — Risks Related to Helix and the Business Combination.”

Q:     Do I have redemption rights?

A:    If you are a holder of public shares, you have the right to request that Helix redeem all or a portion of your public shares for cash provided that you follow the procedures and deadlines described elsewhere in this proxy statement. Public shareholders may elect to redeem all or a portion of such public shareholder’s public shares even if they vote for the Business Combination Proposal, or do not vote at all, and even if they are not holders on the record date. We sometimes refer to these rights to elect to redeem all or a portion of the public shares into a pro rata portion of the cash held in the Trust Account as “redemption rights.” If you wish to exercise your redemption rights, please see the answer to the next question, “How do I exercise my redemption rights?”

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares, without our prior consent. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent.

The Insiders entered into the Sponsor Letters at the time of Helix’s IPO, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares, and public shares in connection with the completion of an initial business combination. Such persons did not receive separate consideration for their waiver of redemption rights.

The consummation of the Business Combination is conditioned upon, among other things, approval by Helix’s shareholders of the Business Combination Agreement and the Business Combination. Unless waived by the parties to the Business Combination Agreement, if any of these conditions are not satisfied, the Business Combination may not be consummated. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. See “The Business Combination Proposal — The Business Combination Agreement.”

Q:     How do I exercise my redemption rights?

A:     If you are a holder of public shares and wish to exercise your right to redeem your public shares you must:

(a)     hold public shares and are not the Sponsor or an officer or director of Helix; and

(b)    prior to [• AM], Eastern Time, on [•], 2022 (two business days prior to the scheduled vote at the extraordinary general meeting), (i) submit a written request, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested, to the Transfer Agent that we redeem your public shares for cash, and (ii) deliver your public shares to the Transfer Agent, physically or electronically through the Deposit/Withdrawal at Custodian (DWAC) system maintained by DTC.

The address of the Transfer Agent is listed under the question “Who can help answer my questions?” below.

Any holder of public shares will be entitled to request that their public shares be redeemed for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding public shares. For illustrative purposes, as of January 7, 2022, the record date, this would have amounted to approximately $10.00 per public share. Further, you may exercise your redemption rights regardless of whether you vote for or against the Business Combination Proposal or do not vote at all and regardless of whether you were a holder of the public shares on the record date. However, the proceeds deposited in the Trust Account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders. Therefore, the per share distribution from the Trust Account in such a situation may be less than originally anticipated due to such claims. Your vote on any proposal will have no impact on the amount you will receive upon exercise of your redemption rights. We anticipate that the funds to be distributed to public shareholders electing to redeem their public shares will be distributed promptly after the consummation of the Business Combination.

If you are a holder of public shares, you may exercise your redemption rights by submitting your request in writing to the Transfer Agent at the address listed at the end of this section.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. If you deliver your shares for redemption to the Transfer Agent and later decide prior to Closing not to elect redemption, you may request that Helix instruct our Transfer Agent to return the shares (physically or electronically). You may make such request by contacting the Transfer Agent at the phone number or address listed at the end of this section. We will be required to honor such request only if made prior to the deadline for exercising redemption requests.

Any corrected or changed written exercise of redemption rights must be received by the Transfer Agent prior to the deadline for exercising redemption requests and, thereafter, with our consent, prior to Closing. No request for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the Transfer Agent by [• AM], Eastern Time, on [•], 2022.

If a holder of public shares properly makes a request for redemption and the public shares are delivered as described above, then, if the Business Combination is consummated, Helix will redeem public shares for a pro rata portion of funds deposited in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination.

Q:     Will how I vote on the Business Combination Proposal affect my ability to exercise my redemption rights?

A:     No. You may exercise your redemption rights irrespective of whether you vote your Class A Ordinary Shares for or against the Business Combination Proposal or any other proposal described by this proxy statement, or do not vote at all, and regardless of whether you were a holder of public shares on the record date. As a result, the Business Combination Agreement can be approved by shareholders who will redeem their public shares and no longer remain shareholders, leaving shareholders who choose not to redeem their shares holding shares in a company with a less liquid trading market, fewer shareholders, less cash and the potential inability to meet the listing standards of Nasdaq.

Q:     Do I have appraisal rights in connection with the proposed Business Combination?

A:     No. Our shareholders do not have appraisal rights in connection with the proposed Business Combination under Cayman Islands law.

Q:     Who is entitled to vote at the extraordinary general meeting?

A:     Helix has fixed January 7, 2022 as the record date. If you were a shareholder of Helix at the close of business on the record date, you are entitled to vote on matters that come before the extraordinary general meeting. However, a shareholder may only vote his or her shares if he or she is present in person (which would include presence at the virtual extraordinary general meeting) or is represented by proxy at the extraordinary general meeting.

Q:     How many votes do I have?

A:     Our shareholders are entitled to one vote at the extraordinary general meeting for each Class A Ordinary Share and each Class B Ordinary Share held of record as of the record date. As of the close of business on the record date, there were 11,930,000 Class A Ordinary Shares and 2,875,000 Class B Ordinary Shares outstanding.

Q:     What constitutes a quorum?

A:     A quorum of our shareholders is necessary to hold a valid meeting. The presence, in person or by proxy (or if a corporation or other non-natural person holds the shares, by its duly authorized representative or proxy), of the holders of a majority of all the issued and outstanding Helix ordinary shares entitled to vote constitutes a quorum at the extraordinary general meeting.

Q:     What vote is required to approve each proposal at the extraordinary general meeting?

A:     The following votes are required to approve each proposal at the extraordinary general meeting:

Business Combination Proposal:    The approval of the Business Combination Proposal requires the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting.

Binding Organizational Documents Proposals:    The approval of Binding Organizational Documents Proposal A requires approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting. The approval of Binding Organizational Documents Proposals B and C require approval of a special resolution under Cayman Islands law, which requires the affirmative vote of at least two-thirds of the votes cast by the holders of the outstanding ordinary shares

(being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class) who being present in person (which would include presence at the virtual meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting.

Advisory Organizational Documents Proposals:    The approval of each of the Advisory Organizational Documents Proposals, each of which is a non-binding advisory vote, requires approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting.

Nasdaq Proposal:    The approval of the Nasdaq Proposal requires approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting.

Incentive Plan Proposal:    The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting.

Adjournment Proposal:    The approval of the Adjournment Proposal requires the affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting.

Q:     What are the recommendations of the Helix Board?

A:     The Helix Board believes that the Business Combination Proposal and the other proposals to be presented at the extraordinary general meeting are in the best interest of Helix’s shareholders and unanimously recommends that our shareholders vote “FOR” the Business Combination Proposal, “FOR” each of the Binding Organizational Documents Proposals, “FOR” each of the separate Advisory Organizational Documents Proposals, “FOR” the Nasdaq Proposal, “FOR” the Incentive Plan Proposal, and “FOR” the Adjournment Proposal, in each case, if presented to the extraordinary general meeting.

The existence of financial and personal interests of Helix’s directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of Helix and its shareholders and what may be best for a director’s personal interests when determining to recommend that shareholders vote for the proposals. See the sections entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” and “Beneficial Ownership of Securities” for more information.

Q:     How do the Sponsor and other initial shareholders intend to vote their shares?

A:     Pursuant to the Amended Sponsor Letters, our Sponsor and other Insiders agreed to vote in favor of approval of the adoption of the Business Combination Agreement, the Business Combination, and each other proposal presented by Helix for approval by Helix’s shareholders. As of the date of this proxy statement, our initial shareholders own an aggregate of 3,305,000 Helix ordinary shares, which in the aggregate represent approximately 22.3% of our total outstanding shares on the date of this proxy statement.

Q:     Can the Sponsor and other initial shareholders purchase public shares prior to the extraordinary general meeting?

A:     At any time prior to the extraordinary general meeting, during a period when they are not aware of any material nonpublic information regarding Helix or our securities, our initial shareholders, MoonLake and/or its affiliates may purchase shares from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire Helix ordinary shares or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals presented to shareholders for approval at the extraordinary general meeting are approved or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining shareholder approval of the Business Combination. These actions may result in the completion of our Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such incentive arrangements may have a depressive effect on Helix ordinary shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he, she, or it owns, either prior to or immediately after the extraordinary general meeting.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the extraordinary general meeting and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. Helix will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be voted on at the extraordinary general meeting. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Q:     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:     The exercise of redemption rights will be a taxable transaction for a U.S. Holder (as defined in the section of this proxy statement titled “United States Federal Income Tax Considerations”). Subject to the application of the “passive foreign investment company” (“PFIC”) rules, it is expected that a redeeming U.S. Holder will generally be treated as selling its Class A Ordinary Shares and will recognize gain or loss. There may be certain circumstances, however, in which the redemption may be treated as a distribution for U.S. federal income tax purposes depending on the amount of Class A Ordinary Shares that such U.S. Holder owns or is deemed to own. Notwithstanding the foregoing, if Helix is treated as a PFIC under the PFIC rules at any time during a U.S. Holder’s holding period of Class A Ordinary Shares, unless a redeeming U.S. Holder has made certain elections, the gain recognized or proceeds received in the redemption may be subject to tax at ordinary income rates and an interest charge under a complex set of computational rules. For a more complete discussion of the U.S. federal income tax considerations of an exercise of redemption rights, see “United States Federal Income Tax Considerations.”

All holders considering exercising redemption rights are urged to consult their tax advisors on the tax consequences to them of an exercise of redemption rights, including the applicability and effect of U.S. federal, state, local and non-U.S. tax laws.

Q:     What do I need to do now?

A:     Helix urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the Business Combination will affect you as a shareholder of Helix. Shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q:     How do I vote?

A:     The extraordinary general meeting will be held via live webcast at [• AM], Eastern Time, on [•], 2022, at [insert link]. For the purposes of Cayman Islands law and our Existing MAA, the physical location of the extraordinary general meeting shall be at the offices of White & Case LLP at 1221 Avenue of the Americas, New York, New York 10020. The extraordinary general meeting can be accessed by visiting [insert link], where you will be able to listen to the meeting live and vote during the meeting. We recommend that you access the extraordinary general meeting by means of remote communication.

If you are a holder of record of Class A Ordinary Shares or Class B Ordinary Shares on the record date, you may vote at the extraordinary general meeting or by submitting a proxy for the extraordinary general meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the extraordinary general meeting and vote, obtain a proxy from your broker, bank or nominee.

Q:    If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:     No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement may have been forwarded to you by your brokerage firm, bank or other nominee, or its agent.

As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares. If you do not provide voting instructions to your broker on a particular proposal on which your broker does not have discretionary authority to vote, your shares will not be voted on that proposal. This is called a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum. Moreover, broker non-votes will have no effect on any of the proposals in this proxy statement.

For the proposals in this proxy statement, your broker will not have the discretionary authority to vote your shares. Accordingly, your bank, broker, or other nominee can vote your shares at the extraordinary general meeting only if you provide instructions on how to vote. You should instruct your broker to vote your shares as soon as possible in accordance with directions you provide.

Q:     What happens if I sell my Class A Ordinary Shares before the extraordinary general meeting?

A:     The record date for the extraordinary general meeting is earlier than the date of the extraordinary general meeting and earlier than the date that the Business Combination is expected to be completed. If you transfer your Helix ordinary shares after the applicable record date, but before the extraordinary general meeting, unless you grant a proxy to the transferee, you will retain your right to vote at the extraordinary general meeting with respect to such shares, but the transferee, and not you, will have the ability to redeem such shares (if the transferee follows the procedures for redemption as set forth in this proxy statement).

Q:     May I change my vote after I have mailed my signed proxy card?

A:     Yes. Shareholders may send a later-dated, signed proxy card to Helix’s secretary at the address set forth below so that it is received by Helix’s secretary prior to the vote at the extraordinary general meeting (which is scheduled to take place on [•], 2022) or attend the virtual extraordinary general meeting and vote. Shareholders also may revoke their proxy by sending a notice of revocation to Helix’s Chief Executive Officer, which must be received by Helix’s Chief Executive Officer prior to the vote at the extraordinary general meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

Q:     What happens if I fail to take any action with respect to the extraordinary general meeting?

A:     If you fail to take any action with respect to the extraordinary general meeting and the Business Combination is approved by shareholders and consummated, you will be a shareholder of the Company. If you fail to take any action with respect to the extraordinary general meeting and the Business Combination is not approved, you will remain a shareholder of Helix. However, if you fail to take any action with respect to the extraordinary general meeting, you will nonetheless be able to elect to redeem your public shares in connection with the Business Combination, provided you follow the instructions in this proxy statement for redeeming your shares.

Q:     What should I do with my share certificates?

A:     Shareholders who exercise their redemption rights must deliver their public shares to the Transfer Agent (either physically or electronically) prior to [• AM], Eastern Time, on [•], 2022 (two business days prior to the scheduled vote at the extraordinary general meeting). Public shareholders who do not elect to have their public shares redeemed for the pro rata share of the Trust Account should not submit the certificates relating to their public shares.

Q:     What should I do if I receive more than one set of voting materials?

A:     Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Helix ordinary shares.

Q:     Who can help answer my questions?

A:     If you have questions about the Business Combination or if you need additional copies of the proxy statement or the enclosed proxy card, you should contact our proxy solicitor:

Morrow Sodali
470 West Avenue
Stamford, CT 06902
Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
Email: HLXA.info@investor.morrowsodali.com

You also may obtain additional information about Helix from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of public shares and you intend to seek redemption of your shares, you will need to deliver your public shares (either physically or electronically) to the Transfer Agent at the address below prior to [• AM], Eastern Time, on [•], 2022 (two business days prior to the scheduled vote at the extraordinary general meeting). If you have questions regarding the certification of your position or delivery of your stock, please contact:

Mr. Mark Zimkind
Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
E-mail: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the extraordinary general meeting, including the Business Combination, you should read this entire document carefully, including the Business Combination Agreement, attached as Annex A-1 to this proxy statement. The Business Combination Agreement is the legal document that governs the Business Combination and the other transactions that will be undertaken in connection therewith. The Business Combination Agreement is also described in detail in this proxy statement in the section entitled “The Business Combination Proposal — The Business Combination Agreement.” This proxy statement also includes forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

The Parties to the Business Combination

Helix Acquisition Corp.

Helix is a blank check company, incorporated in the Cayman Islands, formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses. Based on our business activities, Helix is a “shell company” as defined under the Exchange Act because we have no operations and nominal assets consisting almost entirely of cash.

The mailing address of Helix’s principal executive office is 200 Clarendon Street, 52nd Floor Boston, MA 02116. Our telephone number is +1 (857) 702-0370.

Helix Holdings LLC

Helix Holdings LLC is a Cayman Islands limited liability company and is the sponsor of Helix.

MoonLake Immunotherapeutics AG

MoonLake is a Swiss stock corporation (Aktiengesellschaft) registered with the commercial register of the Canton of Zug, Switzerland under the number CHE-433.093.536.

The mailing address of MoonLake’s principal executive office is Dorfstrasse 29, 6300 Zug, Switzerland.

ML Parties

The ML Parties are the securityholders of MoonLake who are the signatories to the Business Combination Agreement, including the BVF Shareholders and MHKDG.

Summary of the Business Combination Agreement

Following the Closing of the Business Combination, the existing securityholders of MoonLake (except as noted below with respect to the BVF Shareholders) will retain their equity interests in MoonLake and will receive a number of non-economic voting shares in Helix determined by multiplying the number of MoonLake Common Shares held by them immediately prior to the Closing by the Exchange Ratio. The BVF Shareholders will assign all of their MoonLake Common Shares to Helix and Helix will issue to the BVF Shareholders an aggregate number of Class A Ordinary Shares equal to the product of such number of assigned MoonLake Common Shares and the Exchange Ratio. Helix will receive a controlling equity interest in MoonLake in exchange for making the Cash Contribution.

Assuming approval of the Business Combination by Helix’s shareholders and the satisfaction or waiver of the other closing conditions set forth in the Business Combination Agreement, the following transactions will occur:

(i)     At least four business days prior to the Closing Date, Helix and MoonLake will determine as of such date (x) the Preliminary Investment Amount, which will be equal to the cash in Helix’s Trust Account, less amounts required to satisfy any redemptions and less the aggregate amount of any unpaid Helix transaction expenses plus the aggregate proceeds actually received by Helix from any consummated PIPE as of such date, and (y) the number of MoonLake Preliminary Class V Voting Shares to be issued by MoonLake to Helix at the Closing, which will be equal to (A) the Preliminary Investment Amount divided by (B) the Exchange Ratio.

(ii)    At least three business days prior to the Closing Date, Helix will transfer an amount equal to the product of the MoonLake Preliminary Class V Voting Shares multiplied by CHF 0.01 (the nominal amount of each MoonLake Class V Voting Share) to a blocked Swiss bank account of MoonLake.

(iii)   One business day prior to the Closing Date, subject to approval by MoonLake’s shareholders and registration by the competent Swiss commercial register, the ML Parties and MoonLake will effectuate the Restructuring, to, among other things, (x) convert the existing MoonLake Series A Preferred Shares into an equal number of MoonLake Common Shares, such that the ML Parties will hold a single class of capital stock of MoonLake immediately prior to the Closing and (y) approve a capital increase for the issuance of MoonLake Class V Voting Shares, each Class V Voting Share due to its lower par value having ten times the voting power of a MoonLake Common Share.

(iv)   At the Closing, all then-outstanding Class B Ordinary Shares will be automatically converted into Class A Ordinary Shares on a one-for-one basis.

(v)    At the Closing, Helix will amend and restate its Existing MAA to, among other things, establish a share structure containing the Class A Ordinary Shares, which will carry economic and voting rights, and Class C Ordinary Shares, which will carry voting rights but no economic rights.

(vi)   On the Closing Date, Helix and MoonLake will determine (x) the Available Closing Date Cash, (y) the final number of MoonLake Class V Voting Shares attributable to Helix at the Closing based on the Available Closing Date Cash, and (z) the Cash Contribution.

(vii)  On the Closing Date, Helix will pay all unpaid transaction expenses and then make available the remaining Cash Contribution to MoonLake.

(viii) If the Available Closing Date Cash is lower than the Preliminary Investment Amount, at the election of MoonLake, Helix will retransfer to MoonLake the number of MoonLake Class V Voting Shares at par value that have been issued in excess.

(ix)   On the Closing Date, following the Restructuring, the BVF Shareholders will assign all of their MoonLake Common Shares to Helix and Helix will issue to the BVF Shareholders an aggregate amount of Class A Ordinary Shares equal to the product of such number of assigned MoonLake Common Shares and the Exchange Ratio.

(x)    On the Closing Date, Helix will issue Class C Ordinary Shares to the ML Parties (other than the BVF Shareholders).

(xi)   On the Closing Date, Helix will issue to the PIPE Investors an aggregate of 11,500,000 Class A Ordinary Shares at a price of $10.00 per share for gross proceeds of $115,000,000.

Helix and MoonLake cannot complete the Business Combination unless Helix’s shareholders approve the Business Combination, including the issuance of ordinary shares to the ML Parties as consideration, and certain of the other proposals contained herein. Helix is sending you this proxy statement to ask you to vote in favor of the Business Combination Proposal, as described below, and the other matters described in this proxy statement.

For additional information about the Business Combination Agreement and the Business Combination and other transactions, see “The Business Combination Proposal — The Business Combination Agreement.”

Summary of the Investment Agreement

On October 4, 2021, concurrently with the execution of the Business Combination Agreement, Helix, MoonLake and each of the ML Parties entered into an Investment Agreement (the “Investment Agreement”), a copy of which is included as Annex A-2 to this proxy statement. Pursuant to the terms of the Investment Agreement, one business day prior to the Closing Date, the existing shareholders of MoonLake will hold an extraordinary shareholders meeting to (i) approve the conversion of MoonLake Series A Preferred Shares into MoonLake Common Shares, (ii) approve the increase of the nominal statutory capital of MoonLake through the issuance of the MoonLake Class V Voting Shares to Helix, (iii) waive such existing MoonLake shareholders’ subscription right with respect to the nominal capital increase and the issuance of the MoonLake Class V Voting Shares to Helix, (iv) approve the amendment of MoonLake’s articles of association to reflect such conversion and capital increase, and (v) elect one director nominated by Helix ((i) to (v) together, the “MoonLake EGM Resolutions”).

On the Closing Date, following the Restructuring, the BVF Shareholders will assign all of their MoonLake Common Shares to Helix and Helix will issue to the BVF Shareholders an aggregate amount of Class A Ordinary Shares equal to the product of such number of assigned MoonLake Common Shares and the Exchange Ratio.

The Investment Agreement includes customary covenants of MoonLake and the existing shareholders of MoonLake with respect to the operation of the business of MoonLake prior to the consummation of the Investment Agreement and efforts to satisfy the conditions precedent to the consummation of the Investment Agreement.

The closing of the Investment Agreement is conditioned upon, among other things, (a) in favor of Helix, customary corporate conditions as to the existing share capital of MoonLake, (b) the delivery of copies of duly executed corporate documents evidencing the passing of the MoonLake EGM Resolutions, and (c) the satisfaction or waiver of all conditions precedent under the Business Combination Agreement, save for the condition that all conditions precedent of the Investment Agreement be satisfied. If the Business Combination Agreement is terminated before closing of the Investment Agreement, the Investment Agreement will be immediately terminated and all acts, documents, instruments, or deeds executed by the parties to the Investment Agreement will be deemed terminated and rescinded and without further effect.

For additional information about the Investment Agreement, see “The Business Combination Proposal — Investment Agreement.”

Summary of the A&R Shareholders’ Agreement

At the Closing, Helix, MoonLake and each ML Party will enter into an amended and restated shareholders’ agreement (the “A&R Shareholders’ Agreement”), a copy of which is included as Annex A-3 to this proxy statement. Pursuant to the terms of the A&R Shareholders’ Agreement, MoonLake’s existing shareholders’ agreement will be amended and restated. The A&R Shareholders’ Agreement will become effective as of the registration of the increase of MoonLake’s nominal share capital in the commercial register of the Canton of Zug, Switzerland and will continue in force until the earlier of 15 years or the date on which all of the ML Parties have exchanged their equity in MoonLake for Class A Ordinary Shares.

With the intent to approximate the rights, obligations and restrictions that an ML Party would enjoy if it were a holder of Class A Ordinary Shares, the A&R Shareholders’ Agreement (i) imposes certain transfer and other restrictions on the ML Parties, (ii) provides for the waiver of certain statutory rights and (iii) establishes certain mechanics whereby Helix and each of the ML Parties are able to effect the conversion of MoonLake Common Shares and Class C Ordinary Shares for a number of Class A Ordinary Shares equal to the Exchange Ratio.

For additional information about the A&R Shareholders’ Agreement, see “The Business Combination Proposal — A&R Shareholders’ Agreement.”

Summary of the Amended Sponsor Letters

On October 4, 2021, Helix and the Insiders agreed, at and conditioned upon the Closing, to enter into the Amended Sponsor Letters pursuant to which the Insiders will (i) waive the anti-dilution and conversion price adjustments set forth in Helix’s Existing MAA with respect to the Class B Ordinary Shares held by them and (ii) vote in favor of approval of the adoption of the Business Combination Agreement, the Business Combination, and each other proposal presented by Helix for approval by Helix’s shareholders.

For additional information about the Amended Sponsor Letter, see “The Business Combination Proposal — Amended Sponsor Letters.”

Related Agreements

Subscription Agreements

On October 4, 2021, concurrently with the execution of the Business Combination Agreement, Helix entered into Subscription Agreements with the PIPE Investors (which include an affiliate of the Sponsor and the BVF Shareholders and their affiliates) pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed for 11,500,000 Class A Ordinary Shares at a price of $10.00 per share, for an aggregate purchase price of $115,000,000.

The PIPE is expected to be consummated immediately prior to or substantially concurrently with the Closing of the Business Combination. The closing of the PIPE is conditioned upon, among other things, (i) the satisfaction or waiver of all conditions precedent to the Business Combination and the substantially concurrent consummation of the Business Combination, (ii) the accuracy of all representations and warranties of Helix and the PIPE Investors in the Subscription Agreements, subject to certain bring-down standards, and (iii) the satisfaction of all covenants, agreements, and conditions required to be performed by Helix and the PIPE Investors pursuant to the Subscription Agreements. The Subscription Agreements provide for certain customary registration rights for the PIPE Investors.

The Subscription Agreements will terminate with no further force and effect upon the earliest to occur of: (a) such date and time as the Business Combination Agreement or Investment Agreement is terminated in accordance with its terms; (b) the mutual written agreement of Helix and the PIPE Investor to terminate its Subscription Agreement; (c) if on the Closing Date, any of the conditions to closing set forth in the Subscription Agreement are not satisfied or waived, and, as a result thereof, the transactions contemplated in the Subscription Agreement are not consummated at the Closing; or (d) May 30, 2022.

For additional information about the Subscription Agreements, see “The Business Combination Proposal — Certain Related Agreements — Subscription Agreement”.

Amended and Restated Registration Rights Agreement

At the Closing of the Business Combination, MoonLake, the Sponsor and certain ML Parties will enter into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”) pursuant to which, among other things, the parties thereto will be granted certain customary registration rights with respect to Class A Ordinary Shares beneficially held by them, directly or indirectly, and will agree to transfer restrictions with respect to the Class A Ordinary Shares and Class C Ordinary Shares beneficially held by them, as applicable.

Pursuant to the A&R Registration Rights Agreement and/or the A&R Shareholders’ Agreement, as applicable, the following lock-ups will be in place: (a) a six-month lock-up period following the Closing will apply to the MoonLake Common Shares and Class C Ordinary Shares held by the ML Parties (other than the BVF Shareholders) and any Class A Ordinary Shares received by them during the lock-up period in exchange for their MoonLake Common Shares and simultaneous surrender of their Class C Ordinary Shares; (b) a thirty-day lock-up period following the Closing will apply to the private placement shares held by the Sponsor and its permitted transferees; (c) a one-year lock-up period following the Closing will apply to the founder shares held by the Sponsor and initial shareholders and the Class A Ordinary Shares held by the BVF Shareholders, subject to earlier release from the lock-up if subsequent to the Business Combination (x) the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (y) following the Closing the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property. The PIPE Investors will not be restricted from selling any of their Class A Ordinary Shares following the Closing, other than by applicable securities laws.

For additional information about the Amended and Restated Registration Rights Agreement, see “The Business Combination Proposal — Certain Related Agreements — Amended and Restated Registration Rights Agreement.”

Incentive Plan

Pursuant to the Business Combination Agreement, Helix is expected to adopt an omnibus incentive equity plan, the form and terms of which shall be mutually agreed upon by the ML Parties and Helix, reserving a number of Class A Ordinary Shares for grants thereunder equal to 8% of the total number of Class A Ordinary Shares outstanding on a Fully Diluted Share basis at the Closing.

For additional information about the Incentive Plan, see “The Incentive Plan Proposal.”

Ownership of the Company following the Business Combination

As of the date of this proxy statement, there are 14,805,000 ordinary shares of Helix outstanding, comprised of 11,930,000 Class A Ordinary Shares and 2,875,000 Class B Ordinary Shares held by the initial shareholders (comprised of 2,785,000 Class B Ordinary Shares held by the Sponsor and 30,000 Class B Ordinary Shares held by each of our three independent directors, Nancy Chang, Will Lewis, and John Schmid). In connection with the Closing, (i) each then-issued and outstanding Class B Ordinary Share will convert into Class A Ordinary Shares on a one-for-one basis in accordance with the terms of the Amended Sponsor Letters, (ii) the PIPE Investors will acquire 11,500,000 Class A Ordinary Shares pursuant to the Subscription Agreements, (iii) each ML Party (other than the BVF Shareholders) will be issued a number of Class C Ordinary Shares equal to the number of MoonLake Common Shares it owns following the Restructuring multiplied by the Exchange Ratio, and (iv) following the Restructuring, the BVF Shareholders will assign all of their MoonLake Common Shares to Helix and Helix will issue to the BVF Shareholders an aggregate amount of Class A Ordinary Shares equal to the product of such number of assigned MoonLake Common Shares and the Exchange Ratio. We anticipate that, upon completion of the Business Combination, the voting interests in the Company, on a Fully Diluted Share basis, will be as set forth in the table below.*

	Assuming No Redemptions of Public Shares(1)	Assuming Maximum Redemptions of Public Shares(2)
Helix’s Public Shareholders	18.5%	0%
Helix’s Initial Shareholders (excluding Sponsor’s PIPE investment)	5.3%	6.5%
PIPE Investors	18.5%	22.6%
ML Parties (including BVF Shareholders)	57.8%	70.9%

____________

(1)      Assumes (i) no holders of Helix’s public shares exercise their redemption rights, (ii) the exchange of MoonLake Common Shares and simultaneous surrender of Class C Ordinary Shares for Class A Ordinary Shares by the ML Parties (other than the BVF Shareholders) in accordance with the terms of the A&R Shareholders’ Agreement, calculating the Exchange Ratio based on MoonLake’s Fully Diluted Shares as of September 30, 2021, (iii) none of the parties purchase Class A Ordinary Shares in the open market, and (iv) there are no other issuances of equity securities of Helix prior to or in connection with the Closing.

(2)      Assumes (i) the holders of all 11,500,000 Class A Ordinary Shares exercise their redemption rights, (representing the maximum amount of public shares that can be redeemed to satisfy the requirement that Helix have at least $5,000,001 of net tangible assets immediately prior to or upon the Closing), (ii) the exchange of MoonLake Common Shares and simultaneous surrender of Class C Ordinary Shares for Class A Ordinary Shares by the ML Parties (other than the BVF Shareholders) in accordance with the terms of the A&R Shareholders’ Agreement, calculating the Exchange Ratio based on MoonLake’s Fully Diluted Shares as of September 30, 2021, (iii) none of the parties purchase Class A Ordinary Shares in the open market, and (iv) there are no other issuances of equity securities of Helix prior to or in connection with the Closing.

* Upon completion of the Business Combination, Helix’s public shareholders, the initial shareholders and the PIPE Investors will hold Class A Ordinary Shares and the ML Parties (other than the BVF Shareholders) will hold Class C Ordinary Shares. Beginning six months after the Closing Date, each ML Party (other than the BVF Shareholders) will have the option to exchange its MoonLake Common Shares for a number of Class A Ordinary Shares equal to the product of (i) the number of MoonLake Common Shares then held by (ii) the Exchange Ratio, and, upon such exchange, will surrender for no consideration a number of Class C Ordinary Shares equal to the number of Class A Ordinary Shares issued to the ML Party pursuant to the exchange.

The voting percentages set forth above were calculated based on the amounts set forth in the sources and uses table on pages 37 and 152 of this proxy statement and do not take into account the issuance of any shares upon completion of the

Business Combination under the Incentive Plan, a copy of which is attached to this proxy statement as Annex C. If the actual facts are different than the assumptions set forth above, the voting percentages set forth above will be different. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Pursuant to the A&R Registration Rights Agreement and/or the A&R Shareholders’ Agreement, as applicable, the following lock-ups will be in place: (a) a six-month lock-up period following the Closing will apply to the MoonLake Common Shares and Class C Ordinary Shares held by the ML Parties (other than the BVF Shareholders) and any Class A Ordinary Shares received by them during the lock-up period in exchange for their MoonLake Common Shares and simultaneous surrender of their Class C Ordinary Shares; (b) a thirty-day lock-up period following the Closing will apply to the private placement shares held by the Sponsor and its permitted transferees; (c) a one-year lock-up period following the Closing will apply to the founder shares held by the Sponsor and initial shareholders and the Class A Ordinary Shares held by the BVF Shareholders, subject to earlier release from the lock-up if subsequent to the Business Combination (x) the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (y) following the Closing the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Organizational Structure

The following diagrams illustrate in simplified terms the current organizational structure of Helix and MoonLake and the expected structure of the combined Company following the Closing:

Date, Time and Place of Extraordinary General Meeting of Helix’s Shareholders

The extraordinary general meeting will be held via live webcast at [• AM], Eastern time, on [•], 2022, at [insert link], to consider and vote upon the proposals to be put to the extraordinary general meeting, including if necessary, the Adjournment Proposal. For the purposes of Cayman Islands law and our Existing MAA, the physical location of the extraordinary general meeting shall be at the offices of White & Case LLP at 1221 Avenue of the Americas, New York, New York 10020. The extraordinary general meeting can be accessed by visiting [insert link], where you will be able to listen to the meeting live and vote during the meeting. We recommend that you access the extraordinary general meeting by means of remote communication. Please have your control number, which can be found on your proxy card, to join the extraordinary general meeting. If you do not have a control number, please contact Continental Stock Transfer & Trust Company.

Registering for the Extraordinary General Meeting

Pre-registration at [insert link] is recommended but is not required to attend.

Any shareholder wishing to attend the virtual meeting should register for the meeting by [•], 2022. To register for the extraordinary general meeting, please follow these instructions as applicable to the nature of your ownership of our ordinary shares:

Record Holders.    If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only extraordinary general meeting, go to [insert link], enter the 12-digit control number included on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

Beneficial Holders.    Beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the extraordinary general meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial shareholders should contact Continental Stock Transfer & Trust Company at least five business days prior to the meeting date in order to ensure access.

Voting Power; Record Date

Shareholders will be entitled to vote or direct votes to be cast at the extraordinary general meeting if they owned Helix ordinary shares at the close of business on January 7, 2022, which is the record date for the extraordinary general meeting. Shareholders will have one vote for each ordinary share owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 11,930,000 Class A Ordinary Shares, of which 11,500,000 were public shares, with the rest being held by our initial shareholders, and there were 2,875,000 Class B Ordinary Shares outstanding, all of which were held by our Sponsor and initial shareholders.

Quorum and Vote of Shareholders

A quorum of our shareholders is necessary to hold a valid meeting. The presence, in person (which would include presence at the virtual extraordinary general meeting) or by proxy (or if a corporation or other non-natural person holds the shares, by its duly authorized representative or proxy), of the holders of a majority of all the issued and outstanding Helix ordinary shares entitled to vote constitutes a quorum at the extraordinary general meeting. In the absence of a quorum, the chairperson of the extraordinary general meeting has the power to adjourn the extraordinary general meeting. As of the record date for the extraordinary general meeting, 7,402,500 ordinary shares would be required to achieve a quorum.

Pursuant to the Amended Sponsor Letters, our Sponsor and other Insiders agreed to vote in favor of approval of the adoption of the Business Combination Agreement, the Business Combination, and each other proposal presented by Helix for approval by Helix’s shareholders. As of the date hereof, our initial shareholders own approximately 22.3% of our total outstanding ordinary shares. Accordingly, only 4,097,501 public shares, or approximately 35.6% of the 11,500,000 Class A Ordinary Shares sold in Helix’s IPO, need to be voted in favor of the Business Combination Proposal in order for it to be approved assuming all outstanding ordinary shares are voted on such proposal. If only a minimum quorum, consisting of a bare majority of outstanding Helix ordinary shares, is present at the extraordinary general meeting, Helix would need only 396,251 public shares, or approximately 3.4% of the Class A Ordinary Shares sold in Helix’s IPO, to be voted in favor of the Business Combination Proposal in order for it to be approved (provided that consummation of the Business Combination is conditioned upon, among other things, approval of each of the Binding Organizational Documents Proposals and the Nasdaq Proposal, compliance with the Minimum Cash Condition, and the requirement that Helix have net tangible assets of not less than $5,000,001 immediately prior to or upon consummation of the Business Combination).

The following votes are required for each proposal at the extraordinary general meeting:

Business Combination Proposal:    The approval of the Business Combination Proposal requires the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting.

Binding Organizational Documents Proposals:    The approval of Binding Organizational Documents Proposal A requires approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting. The approval of Binding Organizational Documents Proposals B and C require approval of a special resolution under Cayman Islands law, which requires the affirmative vote of at least two-thirds of the votes cast by the holders of the outstanding ordinary shares (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class) who being present in person (which would include presence at the virtual meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting.

Advisory Organizational Documents Proposals:    The approval of each of the Advisory Organizational Documents Proposals, each of which is a non-binding advisory vote, requires approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting.

Nasdaq Proposal:    The approval of the Nasdaq Proposal requires approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting.

Incentive Plan Proposal:    The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting.

Adjournment Proposal:    The approval of the Adjournment Proposal requires the affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting.

With respect to each proposal in this proxy statement, holders of Class A Ordinary Shares and Class B Ordinary Shares may vote “FOR,” “AGAINST” or “ABSTAIN.”

If a shareholder fails to return a proxy card or fails to instruct a broker or other nominee on how to vote, and does not attend the extraordinary general meeting in person, then the shareholder’s shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting. If a valid quorum is established, any such failure to vote or to provide voting instructions will have the same effect as a vote “AGAINST” Binding Organizational Documents Proposals B and C, which require approval by a special resolution, but will have no effect on the outcome of any other proposal in this proxy statement.

Abstentions will be counted in connection with the determination of whether a valid quorum is established. An abstention will have no effect on any proposal.

Proposals to be Considered at the Extraordinary General Meeting

The Business Combination Proposal

At the extraordinary general meeting, Helix shareholders will vote on a proposal to approve the Business Combination Agreement, a copy of which is attached to this proxy statement as Annex A-1, and approve the other transactions contemplated by the Business Combination Agreement. For additional information, see “The Business Combination Proposal.”

The Binding Organizational Documents Proposals

At the extraordinary general meeting, Helix shareholders will vote on separate proposals to approve the amendment and restatement of the Existing MAA, as follows: (A) a proposal to approve the change in authorized share capital of Helix and (B) a proposal to approve the change in Helix’s name, from “Helix Acquisition Corp.” to “MoonLake Immunotherapeutics” and to approve the adoption of the Proposed MAA, a copy of which is attached to this proxy statement as Annex B, each of which, if approved, would take effect upon the Closing. For additional information, see “The Binding Organizational Documents Proposals.”

The Advisory Organizational Documents Proposals

At the extraordinary general meeting, Helix shareholders will vote on separate proposals to approve, on a non-binding advisory basis, certain governance provisions in the Proposed MAA, which are being presented separately in accordance with SEC guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions, as eight sub-proposals. For additional information, see “The Advisory Organizational Documents Proposals.”

The Nasdaq Proposal

At the extraordinary general meeting, Helix shareholders will vote on a proposal to approve, for the purpose of complying with the applicable listing rules of Nasdaq, (i) the issuance of Class A Ordinary Shares to the BVF Shareholders and Class C Ordinary Shares to the ML Parties (other than the BVF Shareholders), including the Class A Ordinary Shares issuable upon the exchange of MoonLake Common Shares and simultaneous surrender of Class C Ordinary Shares by such ML Parties, pursuant to the terms of the Business Combination Agreement, Investment Agreement, and A&R Shareholders’ Agreement, and (ii) the issuance of Class A Ordinary Shares to the PIPE Investors pursuant to the Subscription Agreements, plus any additional shares pursuant to subscription agreements we may enter into prior to Closing. For additional information, see “The Nasdaq Proposal.”

The Incentive Plan Proposal

At the extraordinary general meeting, Helix shareholders will vote on a proposal to approve the Incentive Plan, a copy of which is attached to this proxy statement as Annex C. For additional information, see “The Incentive Plan Proposal.”

The Adjournment Proposal

Helix shareholders will be asked to vote on a proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, (A) to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to Helix’s shareholders; (B) if, as of the time for which the extraordinary general meeting is originally scheduled, there are insufficient ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the extraordinary general meeting; (C) to seek withdrawals of redemption requests from public shareholders; or (D) to solicit additional proxies from Helix shareholders in favor of one or more of the proposals at the extraordinary general meeting. For additional information, see “The Adjournment Proposal.”

Under the Business Combination Agreement, the approval of each of the Condition Precedent Proposals (i.e., the Business Combination Proposal, each of the Binding Organizational Documents Proposals, and the Nasdaq Proposal) is a condition to the consummation of the Business Combination. The adoption of each Condition Precedent Proposal is conditioned on the approval of all of the Condition Precedent Proposals, and the adoption of all proposals (other than the Adjournment Proposal) are conditioned on the approval of the Condition Precedent Proposals. If our shareholders do not approve each of the Condition Precedent Proposals, the Business Combination may not be consummated. The Adjournment Proposal is not conditioned on the approval of any other proposal and may be brought before the extraordinary general meeting as the first proposal to be voted on.

Redemption Rights

Pursuant to the Existing MAA, a public shareholder may request that Helix redeem all or a portion of such public shareholder’s public shares for cash if the Business Combination is consummated. You will be entitled to receive cash for any public shares to be redeemed only if you:

(a)     hold public shares and are not the Sponsor or an officer or director of Helix; and

(b)    prior to [• AM], Eastern Time, on [•], 2022 (two business days prior to the scheduled vote at the extraordinary general meeting), (i) submit a written request, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested, to the Transfer Agent that we redeem your public shares for cash, and (ii) deliver your public shares to the Transfer Agent, physically or electronically through the Deposit/Withdrawal at Custodian (DWAC) system maintained by DTC.

Public shareholders may elect to redeem all or a portion of such public shareholder’s public shares even if they vote for the Business Combination Proposal. If the Business Combination is not consummated, the public shares will not be redeemed for cash. If a public shareholder properly exercises its right to redeem its public shares and timely delivers its public shares to the Transfer Agent, Helix will redeem each share of Class A Ordinary Shares for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding public shares. If a public shareholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own such shares. Any request to redeem public shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of a public shares delivers its certificate in connection with an election of its redemption and subsequently decides prior to the Closing not to elect to exercise such rights, it may simply request that Helix instruct our Transfer Agent to return the certificate (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement. We will be required to honor such request only if made prior to the deadline for exercising redemption requests. See “Extraordinary General Meeting — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares, without our prior consent. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent.

In order for public shareholders to exercise their redemption rights in respect of the Business Combination Proposal, public shareholders must properly exercise their right to redeem the public shares they hold and deliver their public shares (either physically or electronically) to the Transfer Agent prior to [• AM], Eastern Time, on [•], 2022 (two business days prior to the scheduled vote at the extraordinary general meeting). Immediately following the consummation of the Business Combination, Helix will satisfy the exercise of redemption rights by redeeming the public shares issued to the public shareholders that validly exercised their redemption rights.

Appraisal Rights

Our shareholders do not have appraisal rights in connection with the Business Combination under Cayman Islands law.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. Helix has engaged Morrow Sodali to assist in the solicitation of proxies. If a shareholder grants a proxy, it may still vote its shares during the virtual extraordinary general meeting if it revokes its proxy before the extraordinary general meeting. A shareholder also may change its vote by submitting a later-dated proxy as described in the section entitled “Extraordinary General Meeting — Revoking Your Proxy.”

Interests of Certain Persons in the Business Combination

In considering the recommendation of the Helix Board to vote in favor of the Business Combination, shareholders should be aware that, aside from their interests as shareholders, our Sponsor and our directors and officers have interests in the Business Combination that are different from, or in addition to, those of our other shareholders generally. Additionally, the post-closing slate of directors listed in this proxy statement have interests in the Business Combination that are different from those of our shareholders. Our directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to our shareholders that they approve the Business Combination. However, the Helix Board concluded that the potentially disparate interests of our Sponsor, officers, and directors would be mitigated because (i) these interests were disclosed in the initial public offering prospectus, (ii) these disparate interests would exist or may be even greater with respect to a business combination with another target company and (iii) the private placement shares held by our Insiders will be subject to a 30-day lockup following Closing and the founder shares will be subject to a one-year lock-up following Closing (subject to earlier release in certain cases as described in more detail elsewhere in this proxy statement). Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

•        the fact that our Insiders entered into the Sponsor Letters at the time of Helix’s IPO, pursuant to which they have waived their right to redeem any of the founder shares, private placement shares, and public shares in connection with a shareholder vote to approve a proposed initial business combination. The Insiders did not receive separate consideration for their waiver of redemption rights;

•        the fact that our initial shareholders paid an aggregate of $25,000 for the founder shares, which will convert into 2,875,000 Class A Ordinary Shares in accordance with the terms of the Business Combination Agreement, the Existing MAA and the Amended Sponsor Letters. If the Business Combination or another initial business combination is not consummated by October 22, 2022, such shares would be worthless. Such shares had an estimated aggregate market value of approximately $28,462,500 based on the closing price of $9.90 per Class A Ordinary Share on Nasdaq on January 7, 2022, the record date for the extraordinary general meeting;

•        the fact that, given the differential in the purchase price that the initial shareholders paid for the founder shares as compared to the price of the Class A Ordinary Shares sold in the IPO, the initial shareholders may earn a positive rate of return on their investment even if the Class A Ordinary Shares trade below the price initially paid for the Class A Ordinary Shares in the IPO and the public shareholders experience a negative rate of return following the Closing;

•        the fact that our Sponsor, which is affiliated with certain of our directors and officers, purchased an aggregate of 430,000 Class A Ordinary Shares, at a price of $10.00 per share, for an aggregate investment of $4,300,000 in a private placement simultaneously with the consummation of the IPO. Such shares have an estimated aggregate market value of approximately $4,257,000 based on the closing price of $9.90 per Class A Ordinary Share on Nasdaq on January 7, 2022, the record date for the extraordinary general meeting;

•        the fact that an affiliate of our Sponsor has entered into a Subscription Agreement with Helix pursuant to which it has committed to purchase 2,750,000 Class A Ordinary Shares for an aggregate commitment of $27,500,000 in the PIPE;

•        the fact that our initial shareholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the founder shares and private placement shares held by them if we fail to complete an initial business combination by October 22, 2022;

•        the fact that, if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below: (i) $10.00 per public share; or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes and up to $100,000 of interest to pay dissolution expenses, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act;

•        the fact that Dr. Andrew Phillips, our Chief Financial Officer, is expected to be elected as a director of the Company after the consummation of the Business Combination. As such, in the future he will receive any cash fees, stock options or stock awards that the Company’s Board determines to pay to our directors;

•        the fact that Spike Loy, Dr. Jorge Santos da Silva, and Simon Sturge are expected to be director of the Company following the Closing. Dr. Jorge Santos da Silva and Simon Sturge are ML Parties, and Spike Loy is associated with the BVF Shareholders. The ML Parties (including the BVF Shareholders) (i) have the right to designate certain directors to the Company’s Board pursuant to the Business Combination Agreement, (ii) include members of MoonLake’s management team who are expected to become executive officers and directors of the Company following the Business Combination, and (iii) will hold a significant number of Class C Ordinary Shares and MoonLake Common Shares that may be exchanged for Class A Ordinary Shares in accordance with the terms of the A&R Shareholders’ Agreement;

•        the fact that Dr. Jorge Santos da Silva as well as Dr. Kristian Reich, both of whom are co-founders of MoonLake, each have employment agreements with MoonLake, dated April 30, 2021, providing for a base salary of CHF 425,000, a target bonus of 100% during the first year of service, and a target bonus of at least 50% thereafter. The bonus during the first year of service will be paid if, during that period, (i) MoonLake raises at least $100 million and (ii) at least one Phase 2 study in PsA, AS or HS has started (i.e., a first patient is included in the study). If the aforementioned criteria are only partially met (i.e., one of the two conditions has been met), the first year bonus is only partially owed, in an amount equal to at least 50% of the salary. The completion of the Business Combination and the transactions contemplated thereby prior to April 30, 2022 would satisfy the criteria regarding fundraising of at least $100 million during the first year of employment;

•        the fact that all 550,000 MoonLake Common Shares held by the BVF Shareholders will be exchanged for Class A Ordinary Shares at the closing of the Business Combination;

•        the fact that, following the signing of the Business Combination Agreement, the BVF Shareholders loaned MoonLake an aggregate of $15,000,000 for general corporate purposes of MoonLake, including product and technology development, operations, sales and marketing, management expenses, and salaries. The loan is required to be repaid by MoonLake at any time prior to the earlier of two business days after the Closing of the Business Combination and March 31, 2022;

•        the fact that Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Biotechnology Value Trading Fund OS, L.P., and MSI BVF SPV LLC, each associated with Spike Loy, have entered into Subscription Agreements with Helix, pursuant to which they have committed to purchase 1,732,067 Class A Ordinary Shares, 1,264,191 Class A Ordinary Shares, 194,153 Class A Ordinary Shares, and 59,589 Class A Ordinary Shares, respectively, for an aggregate commitment of $17,320,670, $12,641,910, $1,941,530, and $595,890, respectively;

•        the fact that Helix’s officers, directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations. However, if Helix fails to consummate an initial business combination within the required period, they will not have any claim against the Trust Account for reimbursement. As of February 2, 2022, there were no reimbursable expenses outstanding;

•        the fact that the Sponsor and our officers and directors (or their affiliates) may make loans to us from time to time to fund our capital requirements. Such loans are non-interest bearing and will be repaid at the Closing or, at the option of the holder, up to $1.5 million of such loans may be converted into Class A Ordinary Shares at a price of $10.00 per share. As of February 2, 2022, no working capital loans were outstanding. If Helix does not consummate an initial business combination by October 22, 2022, to the extent any working capital loans are outstanding, such loans will not be repaid and will be forgiven except to the extent that there are funds available to Helix outside of the Trust Account; and

•        the fact that we will continue to indemnify our existing directors and officers and will maintain our directors’ and officers’ liability insurance after the Business Combination.

In the aggregate, the Sponsor and our officers and directors have approximately $33.1 million at risk that depends upon the completion of an initial business combination. Such amount consists of (a) approximately $28.8 million representing the value of the founder shares (assuming a value of $10.00 per share, the deemed value of the Class A Ordinary Shares in the Business Combination) and (b) approximately $4.3 million representing the value of the private placement shares (assuming a value of $10.00 per share, the deemed value of the Class A Ordinary Shares in the Business Combination). In light of the foregoing, our Insiders will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination rather than liquidate even if MoonLake is a less favorable target company or the terms of the Business Combination are less favorable to stockholders than alternatives.

Please also see the sections “Certain Relationships and Related Party Transactions” and “Beneficial Ownership of Securities” for more information on the interests and relationships of our initial shareholders, current officers and directors.

At any time prior to the extraordinary general meeting, during a period when they are not aware of any material nonpublic information regarding Helix or our securities, the Helix initial shareholders, MoonLake and/or its affiliates may purchase shares from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire Helix ordinary shares or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals presented to shareholders for approval at the extraordinary general meeting are approved or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining shareholder approval of the Business Combination. These actions may result in the completion of our Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such incentive arrangements may have a depressive effect on Helix ordinary shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he, she, or it owns, either prior to or immediately after the extraordinary general meeting.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the extraordinary general meeting and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. Helix will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be voted on at the extraordinary general meeting. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The existence of financial and personal interests of our directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of Helix and its shareholders and what may be best for a director’s personal interests when determining to recommend that shareholders vote for the proposals. See the sections entitled “Risk Factors”, “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” and “Beneficial Ownership of Securities” for more information and other risks.

Recommendation of the Helix Board

In reaching its unanimous resolutions (i) that the Business Combination Agreement and the Ancillary Agreements are fair, advisable and in the best interests of Helix and its shareholders, (ii) to approve the Business Combination Agreement and the Business Combination, the PIPE, and the other transactions contemplated by the Business Combination Agreement and related documents, (iii) to approve the transactions, recommend the approval and adoption of the Business Combination Agreement and the Business Combination by Helix’s shareholders, and (iv) directing that the Business Combination Agreement and the transactions contemplated thereby (including the Business Combination) be submitted for consideration by Helix’s shareholders, the Helix Board considered and evaluated a range of positive factors, including, among other things, the clinical validation of MoonLake’s product candidate, SLK, the fact that MoonLake is supported by a top-tier healthcare company (MHKDG) and institutional investor (BVF), MoonLake’s business model, general outlook, and cash runway, and MoonLake’s strong advisory board and experienced management team. These factors are discussed in greater detail in the section entitled “The Business Combination Proposal — Reasons for Approval of the Business Combination.”

In addition, the Helix Board considered the financial analysis reviewed by SVB Leerink with the Helix Board, and the oral opinion of SVB Leerink to the Helix Board (which was subsequently confirmed in writing by delivery of SVB Leerink’s written opinion dated the same date, October 3, 2021), that the consideration to be paid by Helix pursuant to the terms of the Business Combination Agreement is fair, from a financial point of view, to Helix. SVB Leerink’s opinion is discussed in more detail in the section entitled “The Business Combination Proposal — Opinion of Helix’s Financial Advisor.”

Further, although the Helix Board believes that the acquisition of MoonLake will be accretive to our shareholders, the Helix Board did consider certain potentially material negative factors in arriving at that conclusion, such as the risk that shareholders would not approve the Business Combination, and the risk that a significant number of shareholders would exercise their redemption rights. These factors are discussed in greater detail in the section entitled “Risk Factors — Risks Related to Helix and the Business Combination.”

The Helix Board considered all of these factors as a whole and, on balance, concluded that they supported a favorable determination that the Business Combination Agreement and the Business Combination are fair to and in the best interests of Helix and its shareholders. In view of the wide variety of factors considered by the Helix Board in connection with its evaluation of the Business Combination and related transactions and the complexity of these matters, the Helix Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Rather, the Helix Board based its recommendation on the totality of the information presented to and considered by it. The Helix Board evaluated the reasons described above with the assistance of Helix’s outside advisors. In considering the factors described above and any other factors, individual members of the Helix Board may have viewed factors differently or given different weights to other or different factors.

This explanation of Helix’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”

Summary of Opinion of Helix’s Financial Advisor

The Helix Board engaged SVB Leerink LLC (“SVB Leerink”) as its financial advisor in connection with the Business Combination and the other transactions contemplated by the Business Combination Agreement. The Helix Board selected SVB Leerink to act as Helix’s financial advisor based on SVB Leerink’s qualifications, reputation, experience and expertise in the biopharmaceuticals industry, its knowledge of and involvement in recent transactions in the biopharmaceutical industry, and its relationship and familiarity with Helix and its business. SVB Leerink is an internationally recognized investment banking firm that has substantial experience in transactions similar to this Business Combination. In connection with this engagement, the Helix Board requested that SVB Leerink evaluate the fairness, from a financial point of view, to Helix of the consideration to be paid by Helix pursuant to the terms of the Business Combination Agreement. On October 3, 2021, at a meeting of the Helix Board, SVB Leerink rendered to the Helix Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated October 3, 2021, that, as of such date and based upon and subject to the various assumptions, qualifications and limitations upon the review undertaken by SVB Leerink in preparing its opinion, the consideration to be paid by Helix pursuant to the terms of the Business Combination Agreement was fair, from a financial point of view, to Helix. The full text of SVB Leerink’s written opinion, which sets forth the procedures followed, assumptions made, matters considered, and qualifications and limitations of the review undertaken in connection with the opinion, is attached to this proxy statement as Annex F and is incorporated by reference in its entirety to this proxy statement.

SVB Leerink’s financial advisory services and opinion were provided for the information and assistance of the members of the Helix Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of the Helix Board’s consideration of the Business Combination and the other transactions contemplated by the Business Combination Agreement and SVB Leerink’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to Helix of the consideration to be paid by Helix pursuant to the terms of the Business Combination Agreement. SVB Leerink’s opinion did not address any other term or aspect of the Business Combination, the Business Combination Agreement or the transactions contemplated thereby and does not constitute a recommendation to any shareholder of Helix as to whether or how such holder should vote or otherwise act with respect to the Business Combination or the other transactions contemplated by the Business Combination Agreement or any other matter.

Conditions to Closing the Business Combination

The consummation of the Business Combination is conditioned upon, among other things, receipt of Helix’s shareholder approval, and Helix having not redeemed Class A Ordinary Shares in an amount that would cause Helix to have net tangible assets of less than $5,000,001. The obligations of MoonLake and the ML Parties to consummate the Business Combination are also conditioned upon, among other things, the Minimum Cash Condition and the listing of the Class A Ordinary Shares on Nasdaq. The obligations of Helix to consummate the Business Combination are also conditioned upon, among other things, no material adverse effect having occurred and the Available Closing Date Cash equaling or exceeding $52,000,000, the minimum amount required for Helix to obtain voting control of MoonLake.

Termination of the Business Combination Agreement

The Business Combination Agreement allows the parties to terminate the Business Combination Agreement if certain customary conditions described in the Business Combination Agreement are not satisfied, including, without limitation, each party’s right to terminate, subject to certain limited exceptions, if the Business Combination is not consummated by May 30, 2022 (the “Outside Date”). If the Business Combination Agreement is validly terminated, none of the parties to the Business Combination Agreement will have any liability or any further obligation under the Business Combination Agreement other than customary confidentiality obligations, except in the case of a willful and material breach of the Business Combination Agreement or fraud in the making of the representations and warranties in the Business Combination Agreement.

Sources and Uses of Funds for the Business Combination

The following table summarizes the sources and uses for funding the Business Combination. Where actual amounts are not known or knowable, the figures below represent Helix’s good faith estimate of such amounts.

Sources and Uses of Proceeds

($ in 000s)

Sources	No Redemptions	Maximum Redemptions
Cash Held in Trust Account(1)	$115.04	$0
Private Placement Equity Financing(2)	115.00	115.0
ML Parties’ Equity(3)	360.00	360.00
Total Sources	$590.04	475.00

____________

(1)      Represents the expected amount of the cash held in Helix’s Trust Account prior to the Closing, excluding any interest earned on the funds. In the No Redemptions Scenario, assumes that none of the holders of public shares exercise their redemption rights. In the Maximum Redemptions Scenario, assumes that holders of all 11,500,000 public shares exercise their redemption rights, representing the maximum amount of public shares that can be redeemed to satisfy the requirement that Helix have at least $5,000,001 of net tangible assets immediately prior to or upon the consummation of the Business Combination.

(2)      Represents the proceeds from the PIPE as of the consummation of the Business Combination.

(3)      Assumes the exchange by each ML Party (including the BVF Shareholders) of an aggregate of 1,070,196 MoonLake Common Shares together with their respective Class C Ordinary Shares, as applicable, for Class A Ordinary Shares valued at $10.00 per share.

Uses	No Redemptions	Maximum Redemptions
Transaction Expenses(1)	$17.91	$16.76
Sellers’ Equity	360.00	360.00
Net Cash Contribution to MoonLake(2)	212.13	98.24
Total Uses	$590.04	$475.00

____________

(1)      Represents the total estimated transaction fees and expenses incurred by the parties to the Business Combination Agreement.

(2)      Represents the cash made available to MoonLake, which is equal to the Available Closing Date Cash less MoonLake transaction expenses and Swiss stamp duty.

United States Federal Income Tax Considerations

For a discussion summarizing the United States federal income tax considerations of an exercise of redemption rights, please see “United States Federal Income Tax Considerations.”

Anticipated Accounting Treatment

For a discussion summarizing the anticipated accounting treatment of the Business Combination, please see “The Business Combination Proposal — Anticipated Accounting Treatment.”

Sources of Industry and Market Data

This proxy statement contains estimates, projections and other information concerning MoonLake’s industry, business and the potential markets for its product candidate, including data regarding the estimated size of such markets and the incidence of certain medical conditions. We obtained the industry, market and competitive position data set forth in this proxy statement from MoonLake’s internal estimates and research, as well as from academic and industry publications, research, surveys and studies conducted by third parties. MoonLake’s internal estimates are derived from publicly available information released by industry analysts and third-party sources, MoonLake’s internal research and industry experience, and are based on assumptions made by MoonLake based on such data and its knowledge of the industry and market, which Helix and MoonLake believe to be reasonable.

We believe that the third-party data set forth in this proxy statement is reliable and based on reasonable assumptions. This information, to the extent it contains estimates or projections involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates or projections. The industry in which MoonLake operates is subject to risks and uncertainties and are subject to change based on various factors, including those set forth under the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our IPO (that is, December 31, 2025), (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30.

Risk Factors Summary

In evaluating the proposals to be presented at the extraordinary general meeting, a shareholder should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors.”

Below is a summary of some of the risks we face.

•        MoonLake has a limited operating history, has not initiated, conducted or completed any clinical trials, and has no products approved for commercial sale.

•        MoonLake has incurred losses since inception, and it expect to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future. MoonLake has not generated any revenue from SLK and may never generate revenue or become profitable. In MoonLake’s unaudited condensed consolidated financial statements as of and for the period ended September 30, 2021 and MoonLake’s audited financial statements for the period ended June 30, 2021, MoonLake concluded that there is substantial doubt about its ability to continue as a going concern. MoonLake will need to raise additional capital to finance its operations, which MoonLake may not be able to do on acceptable terms or at all.

•        If MoonLake is unable to raise such capital when needed, or on acceptable terms, it may be forced to delay, reduce and/or eliminate one or more of development programs or future commercialization efforts.

•        MoonLake’s business relies on certain licensing rights that can be terminated in certain circumstances. If MoonLake breaches the agreement, or if it is unable to satisfy its diligence obligations, under which it licenses rights to SLK from MHKDG, it could lose the ability to develop and commercialize SLK.

•        MoonLake has never successfully completed the regulatory approval process for any of its product candidates and it may be unable to do so for any product candidates it acquires or develops.

•        MoonLake is substantially dependent on the success of SLK, and its anticipated clinical trials of SLK may not be successful.

•        The results of preclinical testing and early clinical trials may not be predictive of the success of MoonLake’s later clinical trials, and the results of its clinical trials may not satisfy the requirements of the U.S. Food and Drug Administration (“FDA”), the European Medicines Agency (“EMA”), or other comparable foreign regulatory authorities.

•        Preclinical and clinical development involves a lengthy and expensive process with uncertain outcomes, and results of earlier studies and trials may not be predictive of future clinical trial results.

•        Preliminary, interim data from MoonLake’s clinical trials that it announces or publishes may change as more patient data become available and are subject to audit and verification procedures.

•        The ongoing COVID-19 pandemic may adversely affect Helix’s and MoonLake’s ability to consummate the Business Combination.

•        Public health crises such as pandemics or similar outbreaks have affected and could continue to seriously and adversely affect MoonLake’s preclinical studies and anticipated clinical trials, business, financial condition and results of operations.

•        MoonLake faces substantial competition, which may result in others discovering, developing, licensing or commercializing products before or more successfully than MoonLake does.

•        The regulatory approval processes of the FDA, EMA, and other comparable foreign regulatory authorities are complex, time-consuming and inherently unpredictable. If MoonLake is not able to obtain, or if there are delays in obtaining, required regulatory approvals for SLK, it may not be able to commercialize, or may be delayed in commercializing, SLK, and its ability to generate revenue will be materially impaired.

•        MoonLake is dependent on its key personnel and anticipates hiring new key personnel. If MoonLake is not successful in attracting and retaining qualified personnel, it may not be able to successfully implement its business strategy.

•        MoonLake currently relies, and plans to rely in the future, on third parties to conduct and support its preclinical studies and clinical trials. If these third parties do not properly and successfully carry out their contractual duties or meet expected deadlines, MoonLake may not be able to obtain regulatory approval of or commercialize SLK.

•        MoonLake currently relies on third parties to produce and process SLK. Its business could be adversely affected if the third-party manufacturers fail to provide it with sufficient quantities of SLK or fail to do so at acceptable quality levels or prices.

•        MoonLake’s ability to protect its patents and other proprietary rights is uncertain, exposing it to the possible loss of competitive advantage.

•        MoonLake enjoys only limited geographical protection with respect to certain patents and may not be able to protect its intellectual property rights throughout the world.

•        The price of Helix’s stock may be volatile, and you could lose all or part of your investment.

•        Directors and officers of Helix have potential conflicts of interest in recommending that Helix’s shareholders vote in favor of approval of the Business Combination and approval of the other proposals described in this proxy statement.

SUMMARY HISTORICAL FINANCIAL INFORMATION OF HELIX

The following table sets forth summary historical financial information derived from Helix’s (i) unaudited financial statements included elsewhere in this proxy statement as of September 30, 2021 and for the three and nine month periods then ended (as restated) and (ii) audited financial statements included elsewhere in this proxy statement as of December 31, 2020 and for the period from August 13, 2020 (inception) through December 31, 2020 (as restated). You should read the following summary financial information in conjunction with the section entitled “Helix Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Helix’s financial statements and related notes appearing elsewhere in this proxy statement.

Helix has neither engaged in any operations nor generated any revenue to date. Helix’s only activities from inception through the record date were organizational activities and those necessary to complete its IPO and identify a target company for an initial business combination. Helix does not expect to generate any operating revenue until after the completion of the Business Combination.

Summary Historical Financial Information — Helix

	As of September 30, 2021	As of December 31, 2020
	(Unaudited) (Restated)	(Restated)
Balance Sheet Data:
Total current assets	$1,206,793	$1,618,981
Total assets	$116,247,146	$116,633,898
Total current liabilities	$2,059,078	$125,183
Deferred underwriting commissions in connection with the initial public offering	$4,025,000	$4,025,000
Total liabilities	$6,084,078	$4,150,183
Class A Ordinary Shares subject to possible redemption, 11,500,000 shares at $10.00 per share as of September 30, 2021 and December 31, 2020	$115,000,000	$115,000,000
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 430,000 shares issued and outstanding (excluding 11,500,000 shares subject to redemption) as of September 30, 2021 and December 31, 2020	$43	$43
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 2,875,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020.	288	288
Total shareholders’ deficit	$(4,836,932)	$(2,516,285)

	For the nine months ended September 30, 2021	For the Period From August 13, 2020 (inception) through December 31, 2020
	(Unaudited) (Restated)	(Restated)
Statement of Operations Data:
Net Loss	$(2,320,649)	$(90,838)
Weighted average redeemable Class A ordinary shares outstanding, basic and diluted	11,930,000	6,232,090
Basic and diluted net loss per share, redeemable Class A ordinary shares	$(0.16)	$(0.01)
Weighted average non-redeemable Class B ordinary shares outstanding, basic and diluted	2,875,000	2,965,896
Basic and diluted net loss per share, Class B non-redeemable	$(0.16)	$(0.01)
Statement of Cash Flows Data:
Net cash used in operating activities	$(249,109)	$(316,692)
Net cash used in investing activities	—	(115,000,000)
Net cash provided by (used in) financing activities	$(58,063)	116,652,616
Supplemental disclosure of noncash activities:
Offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares		$20,000
Offering costs paid through promissory note – related party		$58,063
Deferred underwriting fee payable		$4,025,000
Initial classification of Class A ordinary shares subject to possible redemption		$107,569,550
Change in value of Class A ordinary shares subject to possible redemption	$(228,620)	$(85,840)

SUMMARY HISTORICAL FINANCIAL INFORMATION OF MOONLAKE

The following summary financial data is only a summary of MoonLake’s financial statements and should be read in conjunction with MoonLake’s financial statements and related notes and “MoonLake Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained elsewhere in this proxy statement. MoonLake’s historical results are not necessarily indicative of future results, and the results for any interim period are not necessarily indicative of the results that may be expected for the full fiscal year. The following summary statement of operations data and statement of cash flows data for the period from March 10, 2021 (date of inception) to September 30, 2021, and balance sheet data as of September 30, 2021, have been derived from MoonLake’s financial statements included elsewhere in the proxy statement. MoonLake was incorporated on March 10, 2021 and therefore no comparative information has been presented as of or for the period ended September 30, 2020.

in $	Period from March 10 to September 30, 2021
Statement of Operations Data:
Loss from operations	$(36,234,227)
Other expenses	$(25,839)
Net loss	$(36,260,066)
Basic and diluted net loss per Common share	$(70.56)
Weighted-average number of Common shares	513,922
Statement of Cash Flows:
Net cash flow used in operating activities	$(27,723,178)
Net cash flow used in financing activities	$(32,332)
Net cash flow provided by financing activities	$28,264,076
in $	September 30, 2021
Balance Sheet:
Total assets	$647,867
Total liabilities	$3,752,107
Total shareholders’ deficit	$(3,104,240)

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial information gives effect to the Business Combination and the other transactions contemplated by the Business Combination, as described more fully in the section titled “Unaudited Pro Forma Condensed Combined Financial Information.” It is being provided for illustrative purposes only and should not be considered an indication of the results of operations or balance sheet of MoonLake following the Business Combination.

The summary unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical balance sheet of Helix as of September 30, 2021 with the historical balance sheet of MoonLake as of September 30, 2021, giving pro forma effect to the Business Combination and the PIPE, as if they had occurred as of September 30, 2021.

The summary unaudited pro forma condensed combined statement of operations for the nine month period ended September 30, 2021 combines the historical statement of operations of Helix for the nine month period ended September 30, 2021, and the historical statement of operations of MoonLake for the period from March 10, 2021 (inception) to September 30, 2021, giving pro forma effect to the Business Combination and the PIPE as if they had occurred on January 1, 2021, the beginning of the earliest period presented in this proxy statement.

This summary information should be read together with the unaudited condensed consolidated MoonLake financial statements (including the related notes) as of and for the period ended September 30, 2021 and Helix’s unaudited condensed financial statements and related notes as of and for the period ended September 30, 2021, “MoonLake Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Helix Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement.

References to the “Combined Company” in this section are to MoonLake Immunotherapeutics following the consummation of the transactions contemplated by the Business Combination Agreement.

The unaudited pro forma condensed combined financial information excludes certain transactions which are not contractually linked nor contingent upon the Closing of the Business Combination. These include:

•        999 MoonLake Common Shares and 5,550 options to acquire 5,550 MoonLake Common Shares were issued and granted after September 30, 2021 under MoonLake’s Employee Share Participation Plan and MoonLake’s Employee Stock Option Plan, of which 1,665 options have been forfeited and 3,885 options remain outstanding; and

•        21,812 MoonLake Common Shares which have not been issued but have been approved for future equity grants under MoonLake’s Employee Share Participation Plan and MoonLake’s Employee Stock Option Plan.

The unaudited pro forma condensed combined financial information has been prepared assuming no exchange of the 490,725 outstanding MoonLake Common Shares held by the ML Parties (other than the BVF Shareholders), giving pro forma effect to the Business Combination as if it had occurred as of September 30, 2021, into 16,507,350 Class A Ordinary Shares and it does not take into account MoonLake’s exercise of its call option to acquire 57,756 MoonLake Common Shares from Arnout Ploos van Amstel on December 13, 2021 and re-allocation of such shares under MoonLake’s Employee Share Participation Plan and MoonLake’s Employee Stock Option Plan. The unaudited pro forma condensed combined financial information reflects the 29.15% and 36.57% direct ownership of the ML Parties (other than BVF Shareholders) as non-controlling interest in the Combined Company under the no redemptions and maximum redemptions scenarios, respectively. In the event that all 490,725 outstanding MoonLake Common Shares held by the ML Parties (other than the BVF Shareholders), giving pro forma effect to the Business Combination as if it had occurred as of September 30, 2021, are exchanged, the non-controlling interest would be reclassified to Class A Ordinary Shares and the number of Helix outstanding ordinary shares and corresponding voting rights will remain unchanged. The pro forma Combined Company earnings per share, or “EPS” calculation illustrates the potential impact on the basic and diluted EPS if the shares were exchanged — refer to section “4. Loss per share.”

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative scenarios regarding redemption of Helix shares into cash:

•        Scenario 1 — No Redemptions:    This presentation assumes that no Helix shareholders exercise redemption rights with respect to their Class A Ordinary Shares.

•        Scenario 2 — Maximum Redemptions:    This presentation assumes that Helix shareholders will exercise their redemption rights for all 11,500,000 issued and outstanding redeemable Class A Ordinary Shares which are classified as temporary equity measured at fair value. This will result in a reduction of approximately $115 million of total funds in Helix’s trust account as of September 30, 2021 assuming that MoonLake and the ML Parties waive the Minimum Cash Condition. The maximum redemptions are calculated based on a pre-closing condition in the Business Combination Agreement and a provision in the Existing MAA which provides that Helix may not consummate the Business Combination if redemptions of public shares would cause Helix to fail have at least $5,000,001 in net tangible assets immediately prior to or upon consummation of the Business Combination for the Business Combination. Therefore, Scenario 2 reflects the maximum redemptions that can occur for the Business Combination to close.

The foregoing scenarios are for illustrative purposes only as the actual number of redemptions by Helix’s public shareholders is unknowable prior to the deadline for the exercise of redemption rights with respect to Class A Ordinary Shares (which is two business days before the initial date of the extraordinary general meeting). Accordingly, the actual financial position and results of operations may differ significantly from the pro forma amounts presented herein.

	Pro Forma Combined
	Assuming No Redemptions	Assuming Maximum Redemptions
Summary Unaudited Pro Forma Condensed Combined Statements of Operations Data
Nine months ended September 30, 2021
Net loss	$(39,100,195)	$(39,100,195)
Net loss per share attributable to Class A Ordinary Shares shareholders – basic and diluted	$(0.62)	$(0.74)
Weighted average ordinary shares used to compute net loss per share attributable to Class A Ordinary Shares shareholders – basic and diluted	44,806,284	33,306,284
Summary Unaudited Pro Forma Condensed Combined Balance Sheet Data
As of September 30, 2021
Total assets	$213,983,760	$100,093,811
Total current liabilities	$3,973,791	$3,973,791
Total long-term liabilities	$150,000	$150,000
Total shareholders’ equity	$209,859,969	$95,970,020

COMPARATIVE SHARE INFORMATION

The following table sets forth selected historical comparative share information for Helix and MoonLake and unaudited pro forma condensed combined per share information of Helix after giving effect to the Business Combination, assuming two redemption scenarios as follows:

•        Scenario 1 — No Redemptions:    This presentation assumes that no Helix shareholders exercise redemption rights with respect to their Class A Ordinary Shares.

•        Scenario 2 — Maximum Redemptions:    This presentation assumes that Helix shareholders will exercise their redemption rights for all 11,500,000 issued and outstanding redeemable Class A Ordinary Shares which are classified as temporary equity measured at fair value. This will result in a reduction of approximately $115 million of total funds in Helix’s trust account as of September 30, 2021 assuming that MoonLake and the ML Parties waive the Minimum Cash Condition. The maximum redemptions are calculated based on a pre-closing condition in the Business Combination Agreement and a provision in the Existing MAA which provides that Helix may not consummate the Business Combination if redemptions would cause Helix to fail to have at least $5,000,001 in net tangible assets immediately prior to or upon consummation of the Business Combination for the Business Combination. Therefore, Scenario 2 reflects the maximum redemptions that can occur for the Business Combination to close.

The pro forma book value information reflects the Business Combination as if it had occurred on September 30, 2021. The weighted average shares outstanding and net earnings per share information reflect the Business Combination as if it had occurred on January 1, 2021.

This information is only a summary and should be read together with the selected historical financial information included elsewhere in this proxy statement, and the historical financial statements of Helix and MoonLake and related notes that are included elsewhere in this proxy statement. The unaudited pro forma combined per share information of Helix and MoonLake is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Helix and MoonLake would have been had the companies been combined during the periods presented.

in $, except share and per share data	Helix (Historical)	MoonLake (Historical)	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
As of and for the nine months ended September 30, 2021
Book value per share(1)	(1.46)	(6.04)	3.32	1.83
Historical:
Basic and diluted net loss per share – Helix Class A and Class B non-redeemable Ordinary Shares	(0.70)
Basic and diluted net loss per share – MoonLake Common Shares and Series A Preferred Shares		(70.56)
Pro Forma Combined:
Basic and diluted net loss per share – Helix Class A Ordinary Shares(2)			(0.62)	(0.74)
Historical:
Basic and diluted weighted average shares outstanding – Class A and Class B non-redeemable Ordinary Shares(3)	3,305,000
Basic and diluted weighted average shares outstanding – MoonLake Common Shares Series A Preferred Shares		513,922
Pro Forma Combined:
Basic and diluted weighted average shares outstanding – Helix Class A Ordinary Shares(2)			44,806,284	33,306,284

____________

(1)      The Book value per share equals total shareholder’s equity excluding convertible preferred shares subject to possible redemptions divided by weighted average basic non-redeemable shares outstanding.

(2)      The pro forma shares used to calculate the net loss per share – basic, excludes 16,507,350 Class C Ordinary Shares as they do not carry economic rights. In the event that ML Parties (other than the BVF Shareholders) elect to exchange their 490,725 MoonLake Common Shares into 16,507,350 Class A Ordinary Shares, the weighted average number of shares outstanding will be 61,313,634 and 49,813,634 assuming no redemptions and maximum redemptions scenarios respectively. This would result in a net loss per share – basic of $(0.64) and $(0.78) assuming no redemptions and maximum redemptions scenarios respectively.

(3)      The Helix historical weighted average shares outstanding excludes 11,500,000 shares subject to possible redemption for Helix at September 30, 2021.

RISK FACTORS

Helix shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement, including the financial statements and notes to the financial statements included herein, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement. These risks could have a material adverse effect on the business, results of operations or financial condition of Helix, MoonLake, or the Company following the Business Combination and could adversely affect the trading price of our Class A Ordinary Shares. Further, the occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of the post-combination Company.

Risks Related to MoonLake

Unless the context otherwise requires, references to “we”, “us” and “our” in this subsection “— Risks Related to MoonLake” generally refer to MoonLake in the present tense and the post-combination Company from and after the Business Combination.

Risks Related to Our Limited Operating History, Business, Financial Condition, and Results of Operations

We have a limited operating history, have not initiated, conducted or completed any clinical trials, and have no products approved for commercial sale.

We are a clinical-stage company with limited operating history. To become and remain profitable, we must develop and eventually commercialize a product or products with significant market potential. This will require us to be successful in a range of challenging activities, including establishing our business model and key third-party relationships with payers, completing preclinical studies and clinical trials of our product candidates, obtaining marketing approval for these product candidates, manufacturing, marketing, selling those products for which we may obtain marketing approval and satisfying any post-marketing requirements.

We have no products approved for commercial sale and since our inception in March 2021, we have incurred significant operating losses and have utilized substantially all of our resources to date in-licensing and commencing development of our single product candidate, SLK, organizing and staffing our company and providing other general and administrative support for our initial operations. We have no significant experience as a company in initiating, conducting or completing clinical trials, including global late-stage clinical trials. In particular, prior to our in-license of SLK on April 29, 2021, (i) MHKDG conducted a Phase 1 trial for SLK, and (ii) Avillion LLP, under a 2017 co-development agreement with MHKDG, conducted a Phase 2b trial for SLK. As with any clinical development, we cannot be certain that our planned clinical trials will begin or be completed on time or at all. In addition, we have not yet demonstrated an ability to obtain marketing approvals, manufacture a commercial-scale product or arrange for a third party to do so on our behalf, or conduct sales, marketing and distribution activities necessary for successful product commercialization. Our ability to generate revenue depends on a number of factors, including, but not limited to, our ability to:

•        successfully complete our ongoing and planned preclinical and clinical studies for SLK program;

•        timely file and gain acceptance of investigational new drug applications for our programs in order to commence planned clinical trials or future clinical trials;

•        successfully enroll subjects in, and complete, our ongoing and planned clinical trials;

•        obtain data and review and comments to our development plan for SLK from MHKDG which may delay our ability to perform diligence, development and commercialization;

•        initiate and successfully complete all safety and efficacy studies required to obtain U.S. and foreign regulatory approval for our product candidates, and additional clinical trials or other studies beyond those planned to support the approval and commercialization of SLK;

•        successfully demonstrate to the satisfaction of the FDA, EMA, or similar foreign regulatory authorities the safety and efficacy and acceptable risk to benefit profile of SLK or any future SLK product candidates;

•        successfully manage the prevalence, duration and severity of potential side effects or other safety issues experienced with our product candidates, if any;

•        obtain the timely receipt of necessary marketing approvals from the FDA, EMA and similar foreign regulatory authorities;

•        establish commercial manufacturing capabilities or make arrangements with third-party manufacturers for clinical supply and commercial manufacturing;

•        obtain and maintain patent and trade secret protection or regulatory exclusivity for our product candidates;

•        launch commercial sales of our products, if and when approved, whether alone or in collaboration with others;

•        obtain and maintain acceptance of the products, if and when approved, by patients, the medical community and third-party payers;

•        position our product conducts to effectively compete with other therapies;

•        obtain and maintain healthcare coverage and adequate reimbursement for our products;

•        enforce and defend intellectual property rights and claims; and

•        maintain a continued acceptable safety profile of SLK following approval.

Due to the uncertainties and risks associated with these activities, we are unable to accurately and precisely predict the timing and amount of revenues, the extent of any further losses or if or when we might achieve profitability. Consequently, any predictions you make about our future success or viability may not be as accurate as they could be if we had a longer operating history. We may never succeed in these activities and, even if we succeed in commercializing SLK, we may never generate revenue that is significant enough to achieve profitability. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis and we will continue to incur substantial research and development and other expenditures to develop and market additional product candidates. Our failure to become and remain profitable could decrease the value of our shares and impair our ability to raise capital, maintain our research and development efforts, expand our business or continue our operations. Further, we may encounter unexpected expenses, challenges and complications from known and unknown factors such as the COVID-19 pandemic.

We have incurred losses since inception, and we expect to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future. We have not generated any revenue from SLK and may never generate revenue or become profitable.

Investment in biopharmaceutical product development is a highly speculative undertaking and entails substantial upfront capital expenditures and risk that any product candidate will fail to demonstrate adequate efficacy or an acceptable safety profile, gain regulatory approval and become commercially viable. We have no products approved for commercial sale, we have not generated any revenue from product sales to date, and we continue to incur research and development and other expenses related to our ongoing operations. We do not expect to generate product revenue unless or until we successfully complete clinical development and obtain regulatory approval from the FDA, EMA and similar foreign regulatory authorities of, and then successfully commercialize, SLK in one or more indications. We may never succeed in these activities and, even if we do, may never generate revenues that are significant or large enough to achieve profitability. If we are unable to generate sufficient revenue through the sale of SLK, we may be unable to continue operations without additional funding.

We have incurred net losses in each period since we commenced operations in March 10, 2021. Our net losses were $(36,260,066) for the period from March 10, 2021 to September 30, 2021. We expect to continue to incur significant losses for the foreseeable future. Our failure to become profitable would decrease the value of our company and could impair our ability to raise capital, maintain our research and development efforts, expand our business and/or continue our operations. A decline in the value of our company could also cause you to lose all or part of your investment.

Our recurring losses from operations and financial condition raise substantial doubt about our ability to continue as a going concern.

Without giving effect to the anticipated net proceeds from the Business Combination and PIPE, we do not believe our existing cash and cash equivalents will be sufficient to fund our anticipated operating expenses, including clinical trial expenses, and capital expenditure requirements. In our unaudited condensed consolidated financial statements as of and for the period ended September 30, 2021 and our audited financial statements as of and for the period ended June 30, 2021, we concluded that this circumstance raised substantial doubt about our ability to continue as a going concern. Similarly, in its report on such financial statements, our independent registered public accounting firm included an explanatory paragraph stating that as we have generated no product revenue and have incurred net losses and negative cash flows from operations since inception there is substantial doubt about our ability to continue as a going concern. Until such time, if ever, as we are able to successfully develop and commercialize SLK, we expect to fund our operations through the sale of equity, debt, borrowing under credit facilities or through potential collaborations with other companies or other strategic transactions.

We will need to raise additional capital to finance our operations, which we may not be able to do on acceptable terms or at all. If we are unable to raise additional capital, we could be forced to delay, reduce, suspend or cease our research and development programs or any future commercialization efforts, which would have a negative impact on our business, prospects, operating results and financial condition. After the consummation of the Business Combination, in our own required quarterly assessments, we may continue to conclude that there is substantial doubt about our ability to continue as a going concern, and future reports from our independent registered public accounting firm may also contain statements expressing substantial doubt about our ability to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms or at all.

If we are unable to raise such capital when needed, or on acceptable terms, we may be forced to delay, reduce and/or eliminate one or more of our development programs or future commercialization efforts.

Developing biopharmaceutical products is a very long, time-consuming, expensive and uncertain process that takes years to complete. We expect our expenses to increase in connection with our ongoing activities, particularly as we conduct clinical trials of, and seek marketing approval from the FDA, EMA, and similar foreign regulatory authorities for, SLK. Even if SLK is approved for commercial sale, we anticipate incurring costs associated with sales, marketing, manufacturing and distribution activities to launch SLK. Our expenses could increase beyond expectations if we are required by the FDA, EMA, or other regulatory agencies to perform preclinical studies or clinical trials in addition to those that we currently anticipate. Because the design and outcome of our planned and anticipated clinical trials are highly uncertain, we cannot reasonably estimate the actual amount of funding that will be necessary to successfully complete the development and commercialization of SLK. Our future capital requirements depend on many factors, including factors that are not within our control. Based on our current operating plan, we believe our existing cash, cash equivalents and short-term marketable securities, will be sufficient to fund our operations through to mid-2025. This estimate is based on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect.

We do not have any committed external sources of funds and adequate additional financing may not be available to us on acceptable terms, or at all. We may be required to seek additional funds sooner than planned through public or private equity offerings, debt financings, collaborations and licensing arrangements or other sources. Such financing may dilute our shareholders or the failure to obtain such financing may restrict our operating activities. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences and anti-dilution protections that adversely affect your rights as a shareholder. Debt financing may result in the imposition of debt covenants, increased fixed payment obligations or other restrictions that may affect our business. If we raise additional funds through upfront payments or milestone payments pursuant to future collaborations with third parties, we may have to relinquish valuable rights to SLK, or grant licenses on terms that are not favorable to us. Our ability to raise additional capital may be adversely impacted by potential worsening global economic conditions and the recent disruptions to and volatility in the credit and financial markets in the United States and worldwide resulting from the ongoing COVID-19 pandemic. Our failure to raise capital as and when needed or on acceptable terms would have a negative impact on our financial condition and our ability to pursue our business strategy, and we may have to delay, reduce the scope of, suspend or eliminate one or more of our research-stage programs, clinical trials or future commercialization efforts.

Our business relies on certain licensing rights from MHKDG that can be terminated in certain circumstances. If we breach the agreement, or if we are unable to satisfy our diligence obligations under which we license rights to SLK from MHKDG, we could lose the ability to develop and commercialize SLK.

Our ability to continue to develop and commercialize SLK is dependent on the use of certain intellectual property that is licensed to us by MHKDG. These licenses are granted pursuant to agreements setting forth certain terms and condition for maintaining such licenses. In the event that the terms and conditions are not met, the licenses are at risk of being revoked and the granting process may be terminated. Our primary license agreement is the MHKDG License. See “Business of MoonLake — The Merck Healthcare KGaA (Darmstadt, Germany) License Agreement.”

On April 29, 2021, we entered into a worldwide exclusive license agreement with MHKDG for certain intellectual property covering SLK and to sublicense certain rights licensed to MHKDG to (i) develop and commercialize products containing SLK; and (ii) manufacture SLK using the underlying yeast strain Pichia pastoris. If there is any dispute between us and MHKDG regarding our rights under the license agreement, including if we disagree with MHKDG’s comments to our development plan for SLK or if we are unable to make our milestone obligations, our ability to develop and commercialize SLK may be adversely affected. Any uncured, material breach by us under the license agreement could result in our loss of exclusive rights to SLK and may lead to a complete termination of our product development efforts for SLK.

We also have diligence obligations under the exclusive license with MHKDG, including: (a) developing one licensed product in at least two indications; (b) launching and commercializing one product in seven major markets, including with pricing approval if required for commercialization, within 12 months of receiving regulatory approval in the respective market; (c) securing within six months of the effective date of the exclusive license a contract research facility; and (d) initiating two Phase 2 clinical trials for a product within 12 months of the effective date of the exclusive license, taking into account any regulatory requirements from the FDA, EMA or other regulatory authorities. We have not yet demonstrated our ability to successfully complete clinical trials, obtain regulatory approvals, manufacture a commercial scale product, or arrange for a third party to do so on our behalf, or conduct sales and marketing activities necessary for successful commercialization. Due to the uncertainties and risks associated with these activities, we may not be successful in meeting these diligence obligations within the required timeframes, and may lose the ability to develop and commercialize SLK.

Due to the significant resources required for the development of SLK, we must prioritize the pursuit of treatments for certain indications. We may expend our limited resources to pursue a particular indication and fail to capitalize on indications that may be more profitable or for which there is a greater likelihood of success.

We are developing therapies for patients with inflammatory skin and joint diseases with unmet needs. In particular, we are developing a portfolio of therapeutic indications for SLK, and are initially focused on the development of SLK in inflammatory diseases including psoriatic arthritis (“PsA”), radiographic axial spondyloarthritis (“axSpA”), and hidradenitis suppurativa (“HS”). We plan to initiate Phase 2 trials for the indications of PsA, axSpA, and HS, in both the United States and Europe. If holders of Helix’s public shares exercise their redemption rights in whole or in part, such that following the Business Combination we have fewer capital resources than we would have under the No Redemptions Scenario, then we may be required to limit the scope of our development plan for SLK. In the event that we are required to limit our development plan for SLK, we may be unable to initiate clinical trials for each of the indications that we intend to pursue or the geographies in which we initiate such trials or the scope of such trials may be more limited.

Our decisions concerning the allocation of research, development, collaboration, management and financial resources toward particular indications may not lead to the development of any viable commercial product and may divert resources away from opportunities for other indications that later prove to have greater commercial potential or a greater likelihood of success. The primary endpoints for the Phase 2 trials for the therapeutic indications of PsA, axSpA and HS are expected to be therapeutic scores of the American College of Rheumatology (“ACR”), Assessment of SpondyloArthritis International Society (“ASAS”), and Hidradenitis Suppurativa Clinical Response (“HiSCR”), respectively. Even if the primary endpoints of such trials are met and SLK demonstrates meaningful increases in such therapeutic scores, there is no guarantee that such increases will lead to the market acceptance or commercial success of SLK, if approved. Even if SLK receives marketing approval, it may not achieve commercial success. If we do not accurately evaluate the commercial potential or target market for SLK, we may relinquish valuable rights to SLK through future collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights. We may make incorrect determinations regarding the viability or market potential of SLK or misread trends in our industry.

Risks Related to Product Development

We have never successfully completed the regulatory approval process for any of our product candidates and we may be unable to do so for any product candidates we acquire or develop.

We have not yet demonstrated our ability to successfully complete clinical trials, obtain regulatory approvals, manufacture a commercial scale product, or arrange for a third party to do so on our behalf, or conduct sales and marketing activities necessary for successful commercialization. If we are required to conduct additional preclinical studies or clinical trials of SLK beyond those that we currently contemplate, if we are unable to successfully complete clinical trials of SLK or other testing, or if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, we may:

•        be delayed in obtaining regulatory approval from the FDA, EMA or other regulatory authorities for our product candidates;

•        not obtain regulatory approval at all and loose our right and ability under our license from MHKDG to further develop and commercialize SLK;

•        obtain regulatory approval for indications or patient populations that are not as broad as intended or desired;

•        continue to be subject to post-marketing testing requirements from the FDA, EMA or other regulatory authorities; or

•        experience having the product removed from the market after obtaining regulatory approval.

We are substantially dependent on the success of SLK, and our anticipated clinical trials of SLK may not be successful.

Our future success is substantially dependent on our ability to successfully develop SLK for future marketing approval, and then successful commercialization. We are investing a majority of our efforts and financial resources into the research and development of SLK. We plan to commence Phase 2 trials for the therapeutic indications of PsA, axSpA and HS in 2022. We expect to have primary-end point readouts at 12, 24 and 48 weeks depending on the indication in the Phase 2 program and we anticipate such readouts to occur between 2023 and 2024.

SLK will require additional clinical development, evaluation of clinical, preclinical and manufacturing activities, marketing approval in multiple jurisdictions, substantial investment and significant marketing efforts before we generate any revenues from product sales. We are not permitted to market or promote SLK before we receive marketing approval from the FDA, EMA and comparable foreign regulatory authorities, and we may never receive such marketing approvals.

The success of SLK will depend on a variety of factors. We do not have complete control over many of these factors, including certain aspects of clinical development and the regulatory submission process, potential threats to our intellectual property rights and the manufacturing, marketing, distribution and sales efforts of any third parties with whom we choose to collaborate in the future. Accordingly, we cannot assure you that we will ever be able to generate revenue through the sale of SLK, even if approved. If we are not successful in commercializing SLK, or are significantly delayed in doing so, our business will be materially harmed.

We may find it difficult to enroll patients in our clinical trials. If we experience delays or difficulties in the enrollment of patients in clinical trials, our successful completion of clinical trials or receipt of marketing approvals could be delayed or prevented.

We may not be able to initiate or continue clinical trials for SLK if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials. Patient enrollment may be affected by various factors, including if our competitors have ongoing clinical trials for product candidates that are under development for the same indications as SLK, and patients instead enroll in such clinical trials. Our inability to enroll a sufficient number of patients would result in significant delays in completing clinical trials or receipt of marketing approvals and increased development costs or may require us to abandon one or more clinical trials altogether. In addition, disruptions caused by the COVID-19 pandemic may increase the likelihood that we encounter such difficulties or delays in initiating, enrolling, conducting or completing our planned and ongoing clinical trials.

The results of preclinical testing and early clinical trials may not be predictive of the success of our later clinical trials, and the results of our clinical trials may not satisfy the requirements of the FDA, EMA, or other comparable foreign regulatory authorities.

We will be required to demonstrate with substantial evidence through well-controlled clinical trials that SLK is safe and effective before we can seek marketing approvals for commercial sale. Demonstrations of efficacy or an acceptable safety profile in prior preclinical studies of SLK does not mean that future clinical trials will yield the same results. For instance, we do not know whether SLK will perform in future clinical trials as SLK has performed in preclinical studies and early clinical trials conducted by us, MHKDG or Avillion LLP or Ablynx N.V., Belgium (“Ablynx”), a Sanofi company. SLK may fail to demonstrate in later-stage clinical trials sufficient safety and efficacy to the satisfaction of the FDA, EMA, and other comparable foreign regulatory authorities despite having progressed through preclinical studies and earlier stage clinical trials. Regulatory authorities may also limit the scope of later-stage trials until we have demonstrated satisfactory safety or efficacy results in preclinical studies or earlier-stage trials, which could prevent us from conducting the clinical trials we currently anticipate. There is no guarantee that the FDA, EMA, and other comparable foreign regulatory authorities will consider the data obtained from prior SLK trials sufficient to allow us to initiate the planned Phase 2 trials within the timelines we anticipate, or at all. Even if we are able to initiate our planned clinical trials on schedule, there is no guarantee that we will be able to complete such trials on the timelines we anticipate or that such trials will produce positive results. Any limitation on our ability to conduct clinical trials could delay or prevent regulatory approval or limit the size of the patient population that can be treated by SLK, if approved.

Preclinical and clinical development involves a lengthy and expensive process with uncertain outcomes, and results of earlier studies and trials may not be predictive of future clinical trial results.

Before obtaining marketing approval from regulatory authorities for commercialization of SLK, we must complete clinical trials to demonstrate the safety and efficacy of SLK in humans and in selected diseases. Our clinical trials may not be conducted as planned or completed on schedule, if at all, and a failure of one or more clinical trials can occur at any stage. The outcome of preclinical studies and early-stage clinical trials may not be predictive of the success of later clinical trials, and the outcome of preclinical studies and early-stage clinical trials for a product candidate for a particular indication may not be predictive of the success of preclinical studies and early-stage clinical trials for the same product candidate for a different indication. In particular, we plan to initiate a Phase 2 trial evaluating SLK in patients with PsA, axSpA and HS. We anticipate that this trial will assess therapeutic indication-specific scores and that primary endpoints will most likely be built on ACR50 (for PsA), ASAS40 (for axSpA) and HiSCR50 (for HS). As part of the secondary endpoint sets, we will also likely measure different score levels, as well as alternative scores and quality-of-life measurements to build clinical profiles. If these Phase 2 trials are successful, we could potentially conduct Phase 3 trials for SLK for each of the three indications, PsA, axSpA and HS, as well as PsO. This is likely to require additional funding beyond the terms of the current Business Combination. Although data from the Phase 2 trial for SLK in patients with PsO conducted by Avillion LLP, under a 2017 co-development agreement with MHKDG, showed a significant improvement in the primary endpoint as compared with placebo and was well-tolerated while numerically outperforming the group treated with the current standard of care, secukinumab, trials of the efficacy of SLK in patients with PsA, axSpA and HS may not yield similar results. If a Phase 3 study is conducted for SLK in patients with PsA, axSpA, HS, and PsO, the outcome may be different than the Phase 2 trials. Unexpectedly favorable results of the standard of care in any Phase 2 or Phase 3 trial could lead to unfavorable comparisons to SLK. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their product candidates.

We cannot guarantee that any clinical trials will be initiated or conducted as planned or completed on schedule, if at all. We also cannot be sure that submission of an investigational new drug application (“IND”) or similar application will result in the FDA, EMA, or other regulatory authority, as applicable, allowing clinical trials to begin in a timely manner, if at all. Moreover, even if these trials begin, issues may arise that could cause regulatory authorities to suspend or terminate such clinical trials. Events that may prevent successful or timely initiation or completion of clinical trials include: inability to generate sufficient preclinical, toxicology or other in vivo or in vitro data to support the initiation or continuation of clinical trials; delays in reaching a consensus with regulatory authorities on study design or implementation of the clinical trials; delays or failure in obtaining regulatory authorization to commence a trial; delays in reaching agreement on acceptable terms with prospective contract research organizations (“CROs”) and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical trial sites; delays in identifying, recruiting and training suitable clinical investigators; delays in obtaining required institutional review board (“IRB”) approval at each clinical trial site; delays in manufacturing, testing, releasing, validating or importing/exporting sufficient stable quantities of SLK for use in clinical trials or the inability to do any of the foregoing; failure by our CROs, other third parties or us to adhere to clinical trial protocols; failure to perform in accordance with the FDA’s or any other regulatory authority’s good clinical practice requirements (“GCPs”) or applicable regulatory guidelines in other countries; changes to the clinical trial protocols; clinical sites deviating from trial protocol or dropping out of a trial; changes in regulatory requirements and guidance that require amending or submitting new clinical protocols; selection of clinical endpoints that require prolonged periods of observation or analyses of resulting data; transfer of manufacturing processes to larger-scale facilities operated by a contract manufacturing organization (“CMO”) and delays or failure by our CMOs or us to make any necessary changes to such manufacturing process; and third parties being unwilling or unable to satisfy their contractual obligations to us. In addition, disruptions caused by the COVID-19 pandemic may increase the likelihood that we encounter such difficulties or delays in initiating, enrolling, conducting or completing our planned and ongoing clinical trials.

We could also encounter delays if a clinical trial is suspended or terminated by us, by the IRBs of the institutions in which such clinical trials are being conducted, by the Data Safety Monitoring Board, if any, for such clinical trial or by the FDA or other regulatory authorities. Such authorities may suspend or terminate a clinical trial due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical trial protocols, inspection of the clinical trial operations or trial site by the FDA, EMA, or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from SLK, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial. If we are required to conduct additional clinical trials or other testing of SLK beyond those that we currently contemplate, if we are unable to successfully complete clinical trials of SLK, if the results of these trials are not positive or are only moderately positive or if there are safety concerns, our business and results of operations may be adversely affected and we may incur significant additional costs.

Preliminary, interim data from our clinical trials that we announce or publish may change as more patient data become available and are subject to audit and verification procedures.

From time to time, we may publicly disclose preliminary data from our preclinical studies and clinical trials, which are based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data. We might also make assumptions, estimations, calculations and conclusions as part of our analyses of these data without the opportunity to fully and carefully evaluate complete data. As a result, the preliminary results that we report may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated or subsequently made subject to audit and verification procedures.

From time to time, we may also disclose interim data from our preclinical studies and clinical trials. Interim data are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available or as patients from our clinical trials continue other treatments. Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of SLK and our company in general. In addition, the information we choose to publicly disclose regarding a particular preclinical study or clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine is material or otherwise appropriate information to include in our disclosure. If the preliminary, or interim data that we report differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for, and commercialize, SLK may be harmed, which could harm our business, operating results, prospects or financial condition.

The ongoing COVID-19 pandemic may adversely affect Helix’s and MoonLake’s ability to consummate the Business Combination.

The COVID-19 pandemic has resulted in governmental authorities worldwide implementing numerous measures to contain the virus, including travel restrictions, quarantines, shelter-in-place orders, and business limitations and shutdowns. More generally, the pandemic raises the possibility of an extended global economic downturn and has caused volatility in financial markets. The pandemic may also amplify many of the other risks described in this proxy statement.

Helix and MoonLake may be unable to complete the Business Combination if continued concerns relating to COVID-19 restrict travel and limit the ability to have meetings with potential investors or the MoonLake personnel. The extent to which COVID-19 impacts Helix’s and MoonLake’s ability to consummate the Business Combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, Helix’s and MoonLake’s ability to consummate the Business Combination may be materially adversely affected.

Public health crises such as pandemics or similar outbreaks have affected and could continue to seriously and adversely affect MoonLake’s preclinical studies and anticipated clinical trials, business, financial condition and results of operations.

In March 2020, the World Health Organization (“WHO”) declared COVID-19 a global pandemic. In response to the COVID-19 pandemic, “shelter in place” orders and other public health guidance measures have been implemented across much of Europe, including in the locations of MoonLake’s offices, clinical trial sites, key vendors and partners. As a result of the COVID-19 pandemic, or similar pandemics, and related “shelter in place” orders and other public health guidance measures, MoonLake may in the future experience disruptions that could seriously harm its business. Potential disruptions include but are not limited to: delays or difficulties in enrolling patients in, initiating or expanding our clinical trials, including delays or difficulties with clinical site initiation and recruiting clinical site investigators and clinical site staff; increased rates of patients withdrawing from MoonLake’s clinical trials following enrollment as a result of contracting COVID-19 or other health conditions or being forced to quarantine; interruption of key clinical trial activities, such as clinical trial site data monitoring and efficacy, safety and translational data collection, processing and analyses, due to limitations on travel imposed; recommendations by federal, state or local governments, employers and others or interruptions of clinical trial subject visits, which may impact the collection and integrity of subject data and clinical trial endpoints; diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials; delays or disruptions in preclinical experiments and IND-enabling studies due to restrictions of on-site staff and unforeseen circumstances at CROs and vendors; interruption or delays in the operations of the FDA, EMA, and comparable foreign regulatory authorities including delays in receiving approval from local regulatory authorities to initiate our planned clinical trials; interruption of, or delays in receiving, supplies of SLK from MoonLake’s CMOs due to staffing shortages, raw materials shortages, production slowdowns or stoppages and disruptions in delivery systems; and limitations on employee or other resources that would otherwise be focused on the conduct of MoonLake’s clinical trials and preclinical work, including because of sickness of employees or their families, the desire of employees to avoid travel or contact with large groups of people, an increased reliance on working from home, school closures or mass transit disruptions.

The COVID-19 pandemic may also affect the ability of the FDA, EMA, and other regulatory authorities to perform routine functions. If global health concerns prevent the FDA, EMA, or other regulatory authorities from conducting their regular inspections, reviews or other regulatory activities, it could significantly impact the ability of the FDA, EMA, or other regulatory authorities to timely review and process MoonLake’s regulatory submissions, which could have a material adverse effect on MoonLake’s business.

The COVID-19 pandemic continues to rapidly evolve. The extent to which the COVID-19 pandemic may affect MoonLake’s clinical trials, business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted at this time, such as the duration of the pandemic, new or continued travel restrictions and actions to contain the outbreak or treat its impact, such as social distancing and quarantines or lock-downs in Switzerland, the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in Switzerland, the United States and other countries to contain and treat the disease. Future developments in these and other areas present material uncertainty and risk with respect to MoonLake’s clinical trials, business, financial condition and results of operations.

The COVID-19 pandemic may also have the effect of heightening many of the other risks described in this “Risk Factors” section.

We face substantial competition, which may result in others discovering, developing, licensing or commercializing products before or more successfully than we do.

We face substantial competition from major pharmaceutical companies and biotechnology companies worldwide. Many of our competitors have significantly greater financial, technical and human resources. Smaller and early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. As a result, our competitors may discover, develop, license or commercialize products before or more successfully than we do.

In particular, pharmaceutical companies that develop and/or market products for the indications we are pursuing, namely HS, PsA, axSpA, are likely to represent substantial competition. These include companies developing and/or marketing IL-17A inhibitors (such as Novartis AG, Eli Lilly and Co, Amgen and LEO Pharma), IL-23 inhibitors (such as AbbVie, Janssen, Sun Pharmaceutical and Almirall), IL-12/23 inhibitors (including Janssen), TNF alpha inhibitors (such as AbbVie, Pfizer, Janssen and UCB), TYK2 inhibitors (such as Bristol Myers Squibb), JAK inhibitors (such as AbbVie and Pfizer). It also includes UCB as the development and commercializing company for the only other IL-17A and F inhibitor beyond SLK (bimekizumab) of which we are aware. While SLK represents a novel mechanism of action, all of the above mechanisms are also of potential therapeutic use in one or more of the three indications being pursued now in the Phase 2 program or in PsO. If SLK does not offer sustainable advantages over competing products, we may otherwise not be able to successfully compete against current and future competitors.

Our competitors may obtain regulatory approval of their products more rapidly than we may or may obtain patent protection or other intellectual property rights that limit our ability to develop or commercialize SLK. Our competitors may also develop drugs that are more effective, more convenient, more widely used and less costly or have a better safety profile than SLK and these competitors may also be more successful than us in manufacturing and marketing their products.

Furthermore, we also face competition more broadly across the market for existing cost-effective and reimbursable inflammatory skin and joint disease treatments. SLK, if approved, may compete with these existing drug and other therapies but may not be competitive with them in price. We expect that if SLK is approved, it will be priced at a significant premium over generic, including branded generic, products. As a result, obtaining market acceptance of, and gaining significant share of the market for, SLK will pose challenges.

SLK may have a safety profile that could prevent regulatory approval, marketing approval or market acceptance, or limit its commercial potential.

Patients in previous SLK trials have experienced adverse events, including oral Candida. See the section titled “Business of MoonLake — Clinical Development of SLK.” If SLK is associated with undesirable side effects or has unexpected characteristics in preclinical studies or clinical trials when used alone or in combination with other approved products or INDs, we may need to interrupt, delay or abandon SLK’s development or limit development to more narrow uses or subpopulations in which such potential undesirable side effects or other characteristics may be less prevalent, less severe or more acceptable from a risk-benefit perspective. Treatment-related side effects could also affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. Any of these occurrences may prevent us from achieving or maintaining market acceptance of SLK and may adversely affect our business, financial condition and prospects significantly. For details of the current understanding of the SLK safety profile, see “Business of MoonLake”.

Additionally, after SLK may receive marketing approval, we or others may later identify undesirable side effects or adverse events caused by SLK. In such cases, regulatory authorities may suspend, limit or withdraw approvals of SLK or seek an injunction against its manufacture or distribution, require additional warnings on the label, including “boxed” warnings, or issue safety alerts, require press releases or other communications containing warnings or other safety information about SLK, require us to change the way SLK is administered or conduct additional clinical trials or post-approval studies, require us to create a risk evaluation and mitigation strategy (“REMS”) which could include a medication guide outlining the risks of such side effects for distribution to patients, impose fines, injunctions or criminal penalties. We could also be sued and held liable for harm caused to patients, and our reputation may suffer. Any of these events could prevent us from achieving or maintaining market acceptance of SLK, if approved, and could seriously harm our business.

Risks Related to Regulatory Process and Other Legal Compliance Matters

The regulatory approval processes of the FDA, EMA, and other comparable foreign regulatory authorities are complex, time-consuming and inherently unpredictable. If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals for SLK, we may not be able to commercialize, or may be delayed in commercializing, SLK, and our ability to generate revenue will be materially impaired.

The process of obtaining regulatory approvals in the United States, European Union (“EU”), and other jurisdictions is complex, expensive and typically takes many years following commencement of clinical trials, if approval is obtained at all, and can vary substantially based upon a variety of factors, including the type, complexity and novelty of the product candidates involved. We cannot commercialize SLK in the United States without first obtaining regulatory approval from the FDA. Similarly, we cannot commercialize SLK outside of the United States without obtaining regulatory approval from comparable foreign regulatory authorities. Before obtaining regulatory approvals for the commercial sale of SLK, we must demonstrate through complex and expensive preclinical studies and clinical trials that SLK is both safe and effective for each targeted indication. Securing regulatory approval also requires the submission of information about the drug manufacturing process to, and inspection of manufacturing facilities by, the relevant regulatory authorities. Further, SLK may not be effective, may be only moderately effective or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude our obtaining marketing approval. The FDA, EMA, and comparable foreign regulatory authorities have discretion in the approval process and may refuse to accept any application or may decide that our data are insufficient for approval and require additional preclinical, clinical or other data. SLK could be delayed in receiving, or fail to receive, regulatory approval for many reasons, including: the FDA, EMA, or comparable foreign regulatory authorities may disagree with the design or implementation of our clinical trials; we may be unable to demonstrate to the satisfaction of the FDA, EMA, or comparable foreign regulatory authorities that SLK is safe and effective for its proposed indication; the results of clinical trials may not meet the level of statistical significance required by the FDA, EMA, or comparable foreign regulatory authorities for approval; serious and unexpected drug-related side effects may be experienced by participants in our clinical trials or by individuals using drugs similar to SLK; we may be unable to demonstrate that SLK’s clinical and other benefits outweigh its safety risks; the FDA, EMA or comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical trials; the data collected from clinical trials of SLK may not be acceptable or sufficient to support the submission of a biologics license application (“BLA”) or other submission or to obtain regulatory approval in the United States or elsewhere, and we may be required to conduct additional clinical trials; the FDA, EMA, or the applicable foreign regulatory authority may disagree regarding the formulation, labeling and/or the specifications of SLK; the FDA, EMA, or comparable foreign regulatory authorities may fail to approve the manufacturing processes or facilities of third-party manufacturers with which we contract for clinical and commercial supplies; and the approval policies or regulations of the FDA, EMA, or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval. Thus, the approval requirements for SLK are likely to vary by jurisdiction such that success in one jurisdiction is not necessarily predicative of success elsewhere.

Of the large number of drugs in development, only a small percentage successfully complete the FDA, EMA, or foreign regulatory approval processes and are commercialized. The lengthy approval process as well as the unpredictability of future clinical trial results may result in our failing to obtain regulatory approval to market SLK, which would significantly harm our business, results of operations and prospects.

If we were to obtain approval, regulatory authorities may approve SLK for fewer or more limited indications than we request, including failing to approve the most commercially promising indications, may grant approval contingent on the performance of costly post-marketing clinical trials, or may approve SLK with a label that does not include the labeling claims necessary or desirable for the successful commercialization of SLK. If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals for SLK, we may not be able to commercialize, or may be delayed in commercializing, SLK and our ability to generate revenue could be materially impaired.

We will be subject to extensive ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with SLK.

Any regulatory approvals that we may receive for SLK will require the submission of reports to regulatory authorities and surveillance to monitor the safety and efficacy of SLK, may contain significant limitations related to use restrictions for specified age groups, warnings, precautions or contraindications, and may include burdensome post-approval study or risk management requirements. In addition, if the FDA, EMA, or comparable foreign regulatory authorities approve SLK, SLK and the activities associated with its development and commercialization, including its design, testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale, distribution, import and export will be subject to comprehensive regulation by the FDA and other regulatory agencies in the United States and by the EMA in the EU and comparable foreign regulatory authorities. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as on-going compliance with current good manufacturing practices (“cGMPs”) and GCPs for any clinical trials that we conduct following approval. In addition, manufacturers of drug products and their facilities are subject to continual review and periodic, unannounced inspections by the FDA, EMA, and other regulatory authorities for compliance with cGMPs.

If we or a regulatory authority discover previously unknown problems with SLK, such as adverse events of unanticipated severity or frequency, or problems with the facilities where SLK is manufactured, a regulatory authority may impose restrictions on SLK, the manufacturing facility or us, including requiring recall or withdrawal of SLK from the market or suspension of manufacturing, restrictions on our ability to conduct clinical trials, including full or partial clinical holds on ongoing or planned trials, restrictions on the manufacturing process, warning or untitled letters, civil and criminal penalties, injunctions, product seizures, detentions or import bans, voluntary or mandatory publicity requirements and imposition of restrictions on operations, including costly new manufacturing requirements. The occurrence of any event or penalty described above may inhibit our ability to commercialize SLK and generate revenue and could require us to expend significant time and resources in response and could generate negative publicity.

The FDA’s, EMA’s and other regulatory comparable authorities’ policies may change and additional government regulations may be enacted that could prevent, limit, delay, increase the cost or risks of obtaining regulatory approval of our product candidates, including if as a result new or more costly or difficult to achieve clinical trial or manufacturing quality requirements are imposed. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any regulatory approval that we may have obtained, which would adversely affect our business, prospects and ability to achieve or sustain profitability.

Due to unfavorable pricing regulations and/or third-party coverage and reimbursement policies, we may not be able to offer SLK at competitive prices which would seriously harm our business.

Our ability to successfully commercialize SLK also will depend in part on the extent to which reimbursement for SLK and related treatments will be available from government health administration authorities, private health insurers and other organizations. Government authorities and other third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels.

The FDA, EMA, and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses.

If SLK is approved and we are found to have improperly promoted off-label uses of SLK, we may become subject to significant liability. See the section of this proxy statement titled “Business of MoonLake — Government Regulation.” If we cannot successfully manage the promotion of SLK, if approved, we could become subject to significant liability, which would materially adversely affect our business and financial condition.

Our employees, independent contractors, consultants, commercial collaborators, principal investigators, CROs, suppliers and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk that our employees, independent contractors, consultants, commercial collaborators, principal investigators, CROs, suppliers and vendors acting for or on our behalf may engage in misconduct or other improper activities. We expect to adopt a code of conduct following the Closing of the Business Combination to more closely reflect our operations, but it is not always possible to identify and deter misconduct by these parties and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations.

Our business operations and current and future arrangements with investigators, healthcare professionals, consultants, third-party payors, patient organizations and customers will be subject to applicable healthcare regulatory laws, which could expose us to penalties.

Our business operations and current and future arrangements with investigators, healthcare professionals, consultants, third-party payors, patient organizations and customers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations. These laws may constrain the business or financial arrangements and relationships through which we conduct our operations, including how we research, market, sell and distribute SLK, if approved. See the section titled “Business of MoonLake — Government Regulation” for a more detailed description of the laws that may affect our ability to operate.

Ensuring that our internal operations and future business arrangements with third parties comply with applicable healthcare laws and regulations will involve substantial costs. Healthcare providers, physicians and third-party payers play a primary role in the recommendation and prescription of any product candidates for which we obtain regulatory approval. Our future arrangements with third-party payers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell and distribute our product candidates for which we obtain regulatory approval. Restrictions under applicable U.S. federal and state healthcare laws and regulations.

Healthcare legislative reform discourse and potential or enacted measures may have a material adverse impact on our business and results of operations and legislative or political discussions surrounding the desire for and implementation of pricing reforms may adversely impact our business.

Payers, whether domestic or foreign, or governmental or private, are developing increasingly sophisticated methods of controlling healthcare costs and those methods are not always specifically adapted for new technologies. In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory changes to the health care system that could impact our ability to sell our products profitably. In particular, in 2010, the Patient Protection and Affordable Care Act (“ACA”) was enacted, which, among other things, subjected biologic products to potential competition by lower-cost biosimilars; addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected; increased the minimum Medicaid rebates owed by most manufacturers under the Medicaid Drug Rebate Program; extended the Medicaid Drug Rebate program to utilization of prescriptions of individuals enrolled in Medicaid managed care organizations; subjected manufacturers to new annual fees and taxes for certain branded prescription drugs; created a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% (increased to 70% pursuant to the Bipartisan Budget Act of 2018, effective as of January 1, 2019) point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D; and provided incentives to programs that increase the federal government’s comparative effectiveness research.

Since its enactment, there have been numerous judicial, administrative, executive, and legislative challenges to certain aspects of the ACA. It is unclear how other healthcare reform measures of the Biden administrations or other efforts, if any, to amend or challenge the ACA, will impact our business.

Other legislative changes have been proposed and adopted in the United States since the ACA was enacted. Additionally, there has been increasing legislative and enforcement interest in the United States with respect to specialty drug pricing practices. Specifically, there have been several recent U.S. Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs.

At a federal level, President Biden signed an Executive Order on July 9, 2021 affirming the administration’s policy to (i) support legislative reforms that would lower the prices of prescription drug and biologics, including by allowing Medicare to negotiate drug prices, by imposing inflation caps, and, by supporting the development and market entry of lower-cost generic drugs and biosimilars; and (ii) support the enactment of a public health insurance option. Among other things, the Executive Order also directs the U.S. Department of Health and Human Services (“HHS”) to provide a report on actions to combat excessive pricing of prescription drugs, enhance the domestic drug supply chain, reduce the price that the Federal government pays for drugs, and address price gouging in the industry; and directs the FDA to work with states and Indian Tribes that propose to develop section 804 Importation Programs in accordance with the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and the FDA’s implementing regulations. The FDA released such implementing regulations on September 24, 2020, which went into effect on November 30, 2020, providing guidance for states to build and submit importation plans for drugs from Canada. On September 25, 2020, the HHS’s Centers for Medicare & Medicaid Services (“CMS”) stated that drugs imported by states under this rule will not be eligible for federal rebates under Section 1927 of the Social Security Act and manufacturers would not report these drugs for “best price” or Average Manufacturer Price purposes. Since these drugs are not considered covered outpatient drugs, CMS further stated it will not publish a National Average Drug Acquisition Cost for these drugs. If implemented, importation of drugs from Canada may materially and adversely affect the price we receive for any of our product candidates. Further, on November 20, 2020 CMS issued an Interim Final Rule implementing the

Most Favored Nation, or MFN, Model under which Medicare Part B reimbursement rates would have been calculated for certain drugs and biologicals based on the lowest price drug manufacturers receive in Organization for Economic Cooperation and Development (“OECD”) countries with a similar gross domestic product per capita. However, the MFN rule was immediately challenged in federal courts and on August 6, 2021 CMS announced a proposed rule to rescind it. Additionally, on December 2, 2020, HHS published a regulation removing safe harbor protection for price reductions from pharmaceutical manufacturers to plan sponsors under Part D, either directly or through pharmacy benefit managers, unless the price reduction is required by law. The rule also creates a new safe harbor for price reductions reflected at the point-of-sale, as well as a safe harbor for certain fixed fee arrangements between pharmacy benefit managers and manufacturers. On November 30, 2020, HHS published a regulation removing safe harbor protection for price reductions from pharmaceutical manufacturers to plan sponsors under Part D, either directly or through pharmacy benefit managers, unless the price reduction is required by law. The rule also creates a new safe harbor for price reductions reflected at the point-of-sale, as well as a safe harbor for certain fixed fee arrangements between pharmacy benefit managers and manufacturers. In response to litigation, the Biden administration agreed to delay the effective date of the rule until January 1, 2023. Further, implementation of these changes and new safe harbors for point-of-sale reductions in price for prescription pharmaceutical products and pharmacy benefit manager service fees are currently under review by the Biden administration and may be amended or repealed. Although a number of these and other proposed measures may require authorization through additional legislation to become effective, and the Biden administration may reverse or otherwise change these measures, both the Biden administration and Congress have indicated that it will continue to seek new legislative measures to control drug costs. The effect of these legislative and executive activities on our business model and operations is currently unclear.

At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.

If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.

We and our external partners are subject to complex environmental, health and safety laws and regulations, including those governing laboratory procedures, the handling, use, storage, treatment and disposal of hazardous materials and wastes, and the rehabilitation of contaminated sites. Our operations, including those performed by our external partners, may involve the use of hazardous and flammable materials, including chemicals and biological and radioactive materials. In addition, we and/or our external partners may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our research, development or commercialization efforts. Failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.

We are subject to laws and regulations related to privacy, data protection, information security and consumer protection across different markets where we conduct our business. Our actual or perceived failure to comply with such obligations could harm our business.

We are subject to laws and regulations related to, among other things, privacy, data protection, information security and consumer protection across different markets were we conduct our business. Such laws and regulations are constantly evolving and changing and are likely to remain uncertain for the foreseeable future. Our actual or perceived failure to comply with such obligations could have an adverse effect on our business, operating results and financial operations. Complying with these numerous, complex, and often changing regulations is expensive and difficult, and failure to comply with any privacy laws or data security laws or any security incident or breach involving the potential or actual misappropriation, loss or other unauthorized processing, use or disclosure of sensitive or confidential patient, consumer or other personal information, whether by us, one of our collaborators or another third party, could adversely affect our business, financial condition, and results of operations, including but not limited to investigation costs, material fines and penalties, compensatory, special, punitive, and statutory damages, litigation, consent orders regarding our privacy and security practices, requirements that we provide notices, credit monitoring services, and/or credit restoration services or other relevant services to impacted individuals, adverse actions against our licenses to do business, reputational damage and injunctive relief.

European data collection is also governed by restrictive regulations governing the use, processing and cross-border transfer of personal information. The collection, use, storage, disclosure, transfer, or other processing of personal data regarding individuals in the EU, including personal health data, is subject to the EU General Data Protection Regulation (“GDPR”), which imposes strict requirements for processing the personal data of individuals within the European Economic Area (the “EEA”), such as Norway, Iceland and Liechtenstein. The GDPR is directly applicable in each EU member state and is extended to the EEA. The GDPR is wide-ranging in scope and imposes numerous requirements on companies that process personal data, including requirements relating to processing health and other sensitive data, obtaining consent of the individuals to whom the personal data relates, providing information to individuals regarding data processing activities, implementing safeguards to protect the security and confidentiality of personal data, providing notification of data breaches, and taking certain measures when engaging third-party processors. The GDPR implements more stringent operational requirements than its predecessor legislation. Compliance with the GDPR will be a rigorous and time-intensive process that may increase our cost of doing business or require us to change our business practices, and despite those efforts, there is a risk that we may be subject to fines and penalties, litigation, and reputational harm in connection with our European activities. For example, the GDPR applies extraterritorially, requires us to make more detailed disclosures to data subjects, requires disclosure of the legal basis on which we can process personal data, makes it harder for us to obtain valid consent for collecting and processing personal data (including data from clinical trials), requires the appointment of data protection officers, such as when sensitive personal data, such as health data, is processed on a large scale, provides more robust rights for data subjects, including far reaching information rights and the right to erasure, introduces mandatory data breach notification through the EU, imposes additional obligations on us when contracting with service providers and requires us to adopt appropriate privacy governance, including policies, procedures, training, and data audit. The GDPR provides that EU member states and EEA countries may establish their own laws and regulations that go beyond the GDPR in certain areas, such as regarding the mandatory appointment of data protection officers or further limiting the processing of personal data, including genetic, biometric, or health data, which could limit our ability to use and share personal data or could cause our costs to increase. Among other requirements, the GDPR regulates transfers of personal data subject to the GDPR to third countries that have not been found to provide adequate protection to such personal data, including the United States, and the efficacy and longevity of current transfer mechanisms between the EU and the United States remains uncertain. For example, in 2016, the EU and the United States agreed to a transfer framework for data transferred from the EU to the United States, called the Privacy Shield, but the Privacy Shield was invalidated in July 2020 by the Court of Justice of the European Union (“CJEU”). While the CJEU upheld the adequacy of the standard contractual clauses (a standard form of contract approved by the European Commission as an adequate personal data transfer mechanism, and potential alternative to the Privacy Shield), it made clear that reliance on them alone may not necessarily be sufficient in all circumstances. Use of the standard contractual clauses must now be assessed on a case-by-case basis taking into account the legal regime applicable in the destination country, in particular applicable surveillance laws and rights of individuals and additional measures and/or contractual provisions may need to be put in place, however, the nature of these additional measures is currently uncertain. After Brexit the United Kingdom is also a third country from an EU perspective, but the EU Commission adopted adequacy decisions for the United Kingdom on June 28, 2021 largely permitting the free flow of data from the EU to the United Kingdom. However, for the first time, the adequacy decisions include a so-called “sunset clause” and, therefore, will automatically expire four years after their entry into force.

Furthermore, processing of personal data in Switzerland is governed by restrictive regulations, in particular with respect to health and medical data. The collection, storage, use, revision, disclosure, archiving or destruction of personal data in Switzerland is subject to the Federal Act on Data Protection (“FDAP”) as well as various other federal and cantonal acts governing medical research and professional secrecy. The FDAP is wide-ranging in scope and imposes numerous requirements on companies that process personal data, including requirements relating to processing health and other sensitive data, obtaining consent of the individuals to whom the personal data relates, providing information to individuals regarding data processing activities, implementing safeguards to protect the security and confidentiality of personal data and taking certain measures when engaging third-party processors. Compliance with the FDAP will be a rigorous and time-intensive process that may increase our cost of doing business or require us to change our business practices, and despite those efforts, there is a risk that we may be subject to sanctions. Breaches of or non-compliance with applicable data protection regulations and professional secrecy obligations could result in fines, or, under certain circumstances, imprisonment of the individuals responsible for the breach or non-compliance. The sanctions regime relating to data protection obligations will be more comprehensive under the revised FDAP (which is expected to enter into force in the second half of 2022).

We cannot assure you that our third-party service providers with access to our or our customers’, suppliers’, trial patients’ and employees’ personally identifiable and other sensitive or confidential information will not breach contractual obligations imposed by us, or that they will not experience data security breaches or attempts thereof, which could have a corresponding effect on our business, including putting us in breach of our obligations under privacy laws and regulations and/or which could in turn adversely affect our business, results of operations, and financial condition. We cannot assure you that our contractual measures and our own privacy and security-related safeguards will protect us from the risks associated with the third-party processing, use, storage, and transmission of such information. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Risks Related to Employee Matters, Managing Our Growth and Other Risks Related to Our Business

We are dependent on our key personnel and anticipate hiring new key personnel. If we are not successful in attracting and retaining qualified personnel, we may not be able to successfully implement our business strategy.

Our ability to compete in the highly competitive biotechnology and pharmaceutical industries depends upon our ability to attract and retain qualified managerial, scientific and medical personnel. We are dependent on our managerial, scientific and medical personnel, including our Chief Executive Officer and our Chief Scientific Officer. If we do not succeed in attracting and retaining qualified personnel, it could materially adversely affect our business, financial condition and results of operations. We could in the future have difficulty attracting and retaining experienced personnel and may be required to expend significant financial resources in our employee recruitment and retention efforts. Furthermore, we are dependent on our ability to attract, hire, relocate and retain qualified managerial, scientific and medical personnel from jurisdictions other than Switzerland. Therefore, Swiss immigration requirements have a significant influence on our human resources planning. Immigration applications can take several months or more to be finalized. If we are unable to complete the requisite visa applications, either as a result of changing requirements or otherwise, our ability to successfully implement our business strategy could suffer, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

In order to successfully implement our plans and strategies, we will need to grow the size of our organization and we may experience difficulties in managing this growth.

We expect to experience significant growth in the number of our employees and the scope of our operations, particularly in the areas of drug development, clinical operations, regulatory affairs and, potentially, others. To manage our anticipated future growth, we must continue to implement and develop our managerial, operational and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. Due to our limited financial resources and the limited experience of our management team in managing a company with such anticipated growth, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel.

Our internal computer systems, or those of any of our CROs, manufacturers, other contractors or consultants or potential future collaborators, may fail or suffer security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of our proprietary or confidential data, employee data or personal data, which could result in additional costs, loss of revenue, significant liabilities, harm to our brand and material disruption of our operations.

Despite the implementation of security measures in an effort to protect systems that store our information, given their size and complexity and the increasing amounts of information maintained on our internal information technology systems and those of our third-party CROs, other contractors (including sites performing our clinical trials) and consultants, these systems are potentially vulnerable to breakdown or other damage or interruption from service interruptions, system malfunction, natural disasters, terrorism, war and telecommunication and electrical failures, as well as security breaches from inadvertent or intentional actions by our employees, contractors, consultants, business partners and/or other third parties, or from cyber-attacks by malicious third parties, which may compromise our system infrastructure or lead to the loss, destruction, alteration or dissemination of, or damage to, our data. To the extent that any disruption or security breach were to result in a loss, destruction, unavailability, alteration or dissemination of, or damage to, our data or applications, or for it to be believed or reported that any of these occurred, we could incur liability and reputational damage and the development and commercialization of SLK could be delayed. Further, our insurance policies may not be adequate to compensate us for the potential losses arising from any such disruption in, or failure or security breach of, our systems or third-party systems where information important to our business operations or commercial development is stored.

Risks Related to Reliance on Third Parties

We currently rely, and plan to rely in the future, on third parties to conduct and support our preclinical studies and clinical trials. If these third parties do not properly and successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval of or commercialize SLK.

We have utilized and plan to continue to utilize and depend upon independent investigators and collaborators, such as medical institutions, CROs, CMOs and strategic partners, to conduct and support our preclinical studies and clinical trials under agreements with us. We will rely heavily on these third parties over the course of our preclinical studies and clinical trials, and we control only certain aspects of their activities. As a result, we will have less direct control over the conduct, timing and completion of these preclinical studies and clinical trials and the management of data developed through preclinical studies and clinical trials than would be the case if we were relying entirely upon our own staff. Nevertheless, we are responsible for ensuring that each of our studies and trials is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards, and our reliance on these third parties does not relieve us of our regulatory responsibilities. We and our third-party contractors and CROs are required to comply with GCP regulations, which are regulations and guidelines enforced by the FDA and comparable foreign regulatory authorities for product candidates in clinical development. If we or any of these third parties fail to comply with applicable GCP regulations, the clinical data generated in our clinical trials may be deemed unreliable and the FDA, EMA, or comparable foreign regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our clinical trials comply with GCP regulations, even if responsibilities have been outlined in agreements with external partners, such as CROs. In addition, our clinical trials must be conducted with product produced under cGMP regulations. Our failure to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process. Moreover, our business may be implicated if any of these third parties violates federal or state fraud and abuse or false claims laws and regulations or healthcare privacy and security laws.

Any third parties conducting our clinical trials will not be our employees and, except for remedies available to us under our agreements with such third parties, we cannot control whether they devote sufficient time and resources to SLK. These third parties may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical trials or other product development activities, which could affect their performance on our behalf. If these third parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our clinical trials may be extended, delayed or terminated and we may not be able to complete development of, obtain regulatory approval of or successfully commercialize SLK.

We currently rely on third parties to produce and process SLK. Our business could be adversely affected if the third-party manufacturers fail to provide us with sufficient quantities of SLK or fail to do so at acceptable quality levels or prices.

We do not currently own or operate any facility that may be used to produce SLK (including any drug substance or finished drug product) and must currently rely on CMOs to produce them for us. We have not yet caused SLK to be manufactured on a commercial scale and may not be able to do so for SLK, if approved.

We do not control the manufacturing process of, and are completely dependent on, our contract manufacturing partners for compliance with cGMP requirements and any other regulatory requirements of the FDA or other regulatory authorities for the manufacture of SLK. Beyond periodic audits, we have no control over the ability of our CMOs to maintain adequate quality control, quality assurance and qualified personnel. If the FDA, EMA, or a comparable foreign regulatory authority does not approve these facilities for the manufacture of SLK or if it withdraws any approval in the future, we may need to find alternative manufacturing facilities, which would require the incurrence of significant additional costs and materially and adversely affect our ability to develop, obtain regulatory approval for or market SLK, if approved. Similarly, our failure, or the failure of our CMOs, to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of SLK, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of SLK and harm our business and results of operations.

Moreover, if any CMOs on which we will rely fail to manufacture quantities of SLK at quality levels necessary to meet regulatory requirements and at a scale sufficient to meet anticipated demand at a cost that allows us to achieve profitability, our business, financial condition and prospects could be materially and adversely affected. Our business could be similarly affected by business disruptions to our third-party providers with potential impacts on our future revenue and financial condition and our costs and expenses. Each of these risks could delay or prevent the completion of our clinical trials or the approval of SLK by the FDA, result in higher costs or adversely impact commercialization of SLK.

We may, in the future, form or seek collaborations or strategic alliances or enter into licensing arrangements, and we may not realize the benefits of such collaborations, alliances or licensing arrangements.

We may, in the future, form or seek strategic alliances, create joint ventures or collaborations, or enter into licensing arrangements with third parties that we believe will complement or augment our development and commercialization efforts with respect to SLK and/or the Company more broadly. Any of these relationships may require us to increase our near and long-term expenditures, issue securities that dilute our existing shareholders or disrupt our management and business.

Risks Related to Our Intellectual Property

Our ability to protect our patents and other proprietary rights is uncertain, exposing us to the possible loss of competitive advantage.

We rely upon a combination of patents, trademarks, trade secret protection and confidentiality agreements to protect the intellectual property related to SLK and our technologies and to prevent third parties from copying and surpassing our achievements, thus eroding our competitive position in our market. Our success depends in large part on our ability to obtain and maintain patent protection for SLK and its uses, components, formulations, methods of manufacturing and methods of treatment, as well as our ability to operate without infringing on or violating the proprietary rights of others. We own and have licensed rights to patent applications and pending patent applications, and expect to continue to file patent applications in the United States and abroad related to our novel discoveries and technologies that are important to our business.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Our pending and future patent applications may not result in patents being issued which protect our technology or drug candidates or which effectively prevent others from commercializing competitive technologies and drug candidates. The patent examination process may require us or our licensors to narrow the scope of the claims of our or our licensors’ pending and future patent applications, which may limit the scope of patent protection that may be obtained. We cannot assure you that all of the potentially relevant prior art relating to our patents and patent applications has been found. If such prior art exists, it can invalidate a patent or prevent a patent application from being issued as a patent.

We enjoy only limited geographical protection with respect to certain patents and may not be able to protect our intellectual property rights throughout the world.

We may not be able to protect our intellectual property rights throughout the world and the legal systems in certain countries may not favor enforcement or protection of patents, trade secrets and other intellectual property. Filing, prosecuting and defending patents on SLK worldwide would be prohibitively expensive and our intellectual property rights in some foreign jurisdictions can be less extensive than those in the United States. We have licensed patents in the most relevant countries but may not be able to obtain patents in all jurisdictions even if we apply for them. Our competitors may operate in countries where we do not have patent protection and can freely use our technologies and discoveries in such countries to the extent such technologies and discoveries are publicly known or disclosed in countries where we do have patent protection or pending patent applications. Our pending and future patent applications may not result in patents being issued. Any issued patents may not afford sufficient protection of SLK or its intended uses against competitors, nor can there be any assurance that the patents issued will not be infringed, designed around, invalidated by third parties, or effectively prevent others from commercializing competitive technologies, products or product candidates. Further, even if these patents are granted, they may be difficult to enforce.

In addition, many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. Many countries also limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or any of our licensors is forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business and financial condition may be adversely affected.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated if we fail to comply with these requirements.

Periodic maintenance and annuity fees on any issued patent are due to be paid to the United States Patent and Trademark Office (“USPTO”) and foreign patent agencies over the lifetime of a patent. In addition, the USPTO and other foreign patent agencies require compliance with a number of procedural, documentary, fee payment, and other similar provisions during the patent application process. While an inadvertent failure to make payment of such fees or to comply with such provisions can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which such non-compliance will result in the abandonment or lapse of the patent or patent application, and the partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, and non-payment of fees and failure to properly legalize and submit formal documents within prescribed time limits. If we or our licensors fail to maintain the patents and patent applications covering our drug candidates or if we or our licensors otherwise allow our patents or patent applications to be abandoned or lapse, our competitors might be able to enter the market, which would hurt our competitive position and could impair our ability to successfully commercialize our drug candidates in any indication for which they are approved.

Issued patents covering one or more of our drug candidates could be found invalid or unenforceable.

Any issued patents that we may license or own covering SLK could be narrowed or found invalid or unenforceable if challenged in court or before administrative bodies in the United States or abroad, including the USPTO. Also, patent terms, including any extensions or adjustments that may or may not be available to us, may be inadequate to protect our competitive position with respect to SLK for an adequate amount of time, and we may be subject to claims challenging the inventorship, validity, enforceability of our patents and/or other intellectual property. Finally, changes in U.S. patent law, or laws in other countries, could diminish the value of patents in general, thereby impairing our ability to protect SLK. Further, if we encounter delays in our clinical trials or delays in obtaining regulatory approval, the period of time during which we could market SLK under patent protection would be reduced. Thus, the patents that we own and license may not afford us any meaningful competitive advantage.

Moreover, we or our licensors may be subject to a third-party pre-issuance submission of prior art to the USPTO or become involved in opposition, derivation, revocation, reexamination, inter partes review, post-grant review or interference proceedings challenging our patent rights or the patent rights of others. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, our patent rights, allow third parties to commercialize our technology or SLK and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize drugs without infringing third-party patent rights. If the breadth or strength of protection provided by our patents and patent applications is threatened, regardless of the outcome, it could dissuade companies from collaborating with us to license, develop or commercialize SLK. In addition to seeking patents for some of our technology and SLK, we may also rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. Any disclosure, either intentional or unintentional, by our employees, the employees of third parties with whom we share our facilities or third-party consultants and vendors that we engage to perform research, clinical trials or manufacturing activities, or misappropriation by third parties (such as through a cybersecurity breach) of our trade secrets or proprietary information could enable competitors to duplicate or surpass our technological achievements, thus eroding our competitive position in our market. In order to protect our proprietary technology and processes, we rely in part on confidentiality agreements with our collaborators, employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. We may need to share our proprietary information, including trade secrets, with future business partners, collaborators, contractors and others located in countries at heightened risk of theft of trade secrets, including through direct intrusion by private parties or foreign actors and those affiliated with or controlled by state actors. In addition, while the company undertakes efforts to protect its trade secrets and other confidential information from disclosure, others may independently discover trade secrets and proprietary information, and in such cases, we may not be able to assert any trade secret rights against such party. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed confidential information of our competitors or are in breach of non-competition or non-solicitation agreements with our competitors.

As is common in the biotechnology and pharmaceutical industries, we employ individuals and engage the services of consultants who previously worked for other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although no claims against us are currently pending, we may be subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers, or that our consultants have used or disclosed trade secrets or other proprietary information of their former or current clients. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and, if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our Class A Ordinary Shares. This type of litigation or proceeding could substantially increase our operating losses and reduce our resources available for development activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can. Uncertainties resulting from the initiation and continuation of patent litigation or other intellectual property related proceedings could adversely affect our ability to compete in the marketplace.

Patent terms may be inadequate to protect our competitive position with respect to SLK for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering SLK are obtained, once the patent life has expired, we may be open to competition from competitive products, including generics or biosimilars. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

If we do not obtain patent term extension in the United States under the Hatch-Waxman Act and in foreign countries under similar legislation, thereby potentially extending the term of our marketing exclusivity for SLK, our business may be materially harmed.

In the United States, the patent term of a patent that covers an FDA-approved drug may be eligible for limited patent term extension, which permits patent term restoration as compensation for the patent term lost during the FDA regulatory review process. The Drug Price Competition and Patent Term Restoration Act of 1984, also known as the Hatch-Waxman Act, permits a patent term extension of up to five years beyond the expiration of the patent. The length of the patent term extension is related to the length of time the drug is under regulatory review. Patent extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, and only one patent applicable to an approved drug may be extended and only those claims covering the approved drug, a method for using it, or a method for manufacturing it may be extended. Similar provisions are available in Europe and certain other non-United States jurisdictions to extend the term of a patent that covers an approved drug. While, in the future, if and when SLK receives FDA approval, we expect to apply for patent term extensions on patents covering SLK, there is no guarantee that the applicable authorities will agree with our assessment of whether such extensions should be granted, and even if granted, the length of such extensions. We may not be granted patent term extension either in the United States or in any foreign country because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the term of extension, as well as the scope of patent protection during any such extension, afforded by the governmental authority could be less than we request. If we are unable to obtain any patent term extension or the term of any such extension is less than we request, our competitors may obtain approval of competing products following the expiration of our patent rights, and our business, financial condition, results of operations and prospects could be materially harmed.

It is possible that we will not obtain patent term extension under the Hatch-Waxman Act for a U.S. patent covering SLK that we may identify even where that patent is eligible for patent term extension, or if we obtain such an extension, it may be for a shorter period than we had sought. Further, for our licensed patents, we may not have the right to control prosecution, including filing with the USPTO, a petition for patent term extension under the Hatch-Waxman Act. Thus, if one of our licensed patents is eligible for patent term extension under the Hatch-Waxman Act, we may not be able to control whether a petition to obtain a patent term extension is filed, or obtained, from the USPTO.

Also, there are detailed rules and requirements regarding the patents that may be submitted to the FDA for listing in the Approved Drug Products with Therapeutic Equivalence Evaluations (the Orange Book). We may be unable to obtain patents covering SLK that contain one or more claims that satisfy the requirements for listing in the Orange Book. Even if we submit a patent for listing in the Orange Book, the FDA may decline to list the patent, or a manufacturer of generic drugs may challenge the listing. If SLK is approved and a patent covering SLK is not listed in the Orange Book, a manufacturer of generic drugs would not have to provide advance notice to us of any abbreviated new drug application filed with the FDA to obtain permission to sell a generic version of SLK.

Changes to patent laws in the United States and other jurisdictions could diminish the value of patents in general, thereby impairing our ability to protect SLK.

Changes in either the patent laws or interpretation of patent laws in the United States, including patent reform legislation such as the Leahy-Smith America Invents Act (the “Leahy-Smith Act”) could increase the uncertainties and costs surrounding the prosecution of our owned and in-licensed patent applications and the maintenance, enforcement or defense of our owned and in-licensed issued patents. The Leahy-Smith Act includes a number of significant changes to United States patent law. These changes include provisions that affect the way patent applications are prosecuted, redefine prior art, provide more efficient and cost-effective avenues for competitors to challenge the validity of patents, and enable third-party submission of prior art to the USPTO during patent prosecution and additional procedures to challenge the validity of a patent at USPTO-administered post-grant proceedings, including post-grant review, inter partes review, and derivation proceedings. Assuming that other requirements for patentability are met, prior to March 2013, in the United States, the first to invent the claimed invention was entitled to the patent, while outside the United States, the first to file a patent application was entitled to the patent. After March 2013, under the Leahy-Smith Act, the United States transitioned to a first-to-file system in which, assuming that the other statutory requirements for patentability are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third party was the first to invent the claimed invention. As such, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition, the patent positions of companies in the development and commercialization of biologics and pharmaceuticals are particularly uncertain. Recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and altered the rights of patent owners in certain situations. This combination of events has created uncertainty with respect to the validity and enforceability of patents once obtained. Depending on future legislation by the U.S. Congress, decisions by the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could have a material adverse effect on our patent rights and our ability to protect, defend and enforce our patent rights in the future. For example, in the case Amgen v. Sanofi, the Federal Circuit held broad functional antibody claims invalid for lack of enablement. Similarly, in the case Juno v. Kite, the Federal Circuit held genus claims directed to CAR-T cells invalid for lack of written description for failing to provide disclosure commiserate with the scope of the claims. While we do not believe that any of the patents licensed or owned by us will be found invalid based on these decisions, we cannot predict how future decisions by the courts, Congress or the USPTO may impact the value of our patents. Similarly, changes in the patent laws of other jurisdictions could adversely affect our ability to obtain and effectively enforce our patent rights, which would have a material adverse effect on our business and financial condition.

We may not identify relevant third-party patents or may incorrectly interpret the relevance, scope or expiration of a third-party patent, which might adversely affect our ability to develop and market SLK.

We cannot guarantee that any of our patent searches or analyses, including the identification of relevant patents, the scope of patent claims or the expiration of relevant patents, are complete or thorough, nor can we be certain that we have identified each and every third-party patent and pending application in the United States and abroad that is relevant to or necessary for the commercialization of SLK in any jurisdiction. The scope of a patent claim is determined by an interpretation of the law, the written disclosure in a patent and the patent’s prosecution history. Our interpretation of the relevance or the scope of a patent or a pending application may be incorrect. Our determination of the expiration date of any patent in the United States or abroad that we consider relevant may be incorrect. Our failure to identify and correctly interpret relevant patents may negatively impact our ability to develop and market SLK.

In addition, because some patent applications in the United States may be maintained in secrecy until the patents are issued, patent applications in the United States and many foreign jurisdictions are typically not published until 18 months after filing, and publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our issued patents or our pending applications, or that we were the first to invent the technology. Our competitors may have filed, and may in the future file, patent applications covering SLK or technology similar to ours. Any such patent application may have priority over our patent applications or patents, which could require us to obtain rights to issued patents covering such technologies.

We may be subject to claims challenging the inventorship of our patents and other intellectual property.

We generally enter into confidentiality and intellectual property assignment agreements with our employees, consultants, and contractors. These agreements generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive property. However, those agreements may not be honored and may not effectively assign intellectual property rights to us. Moreover, there may be some circumstances, where we are unable to negotiate for such ownership rights.

We may be subject to claims that former employees, collaborators or other third parties have an interest in our patents or other intellectual property as an inventor or co-inventor. The failure to name the proper inventors on a patent application can result in the patents issuing thereon being unenforceable. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals named as inventors, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, conflicting obligations of third parties involved in developing SLK or as a result of questions regarding co-ownership of potential joint inventions. Litigation may be necessary to resolve these and other claims challenging inventorship and/or ownership. Alternatively, or additionally, we may enter into agreements to clarify the scope of our rights in such intellectual property. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

We may be subject to patent infringement claims or may need to file claims to protect our intellectual property, which could result in substantial costs and liability and prevent us from commercializing SLK.

Because the intellectual property landscape in the biotechnology industry is rapidly evolving and is interdisciplinary, it is difficult to conclusively assess our freedom to operate without infringing on or violating third party rights. If a third party successfully brings a claim against us, we may be required to pay substantial damages, be forced to abandon SLK and/or seek a license from the patent holder. In addition, any intellectual property claims (e.g. patent infringement or trade secret theft) brought against us, whether or not successful, may cause us to incur significant legal expenses and divert the attention of our management and key personnel from other business concerns. We cannot be certain that patents owned or licensed by us will not be challenged by others in the course of litigation. Some of our competitors may be able to sustain the costs of complex intellectual property litigation more effectively than we can. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise funds and on the market price of our Class A Ordinary Shares.

Competitors may infringe or otherwise violate our patents, trademarks, copyrights or other intellectual property. To counter infringement or other violations, we may be required to file claims, which can be expensive and time-consuming. Any such claims could provoke these parties to assert counterclaims against us, including claims alleging that we infringe their patents or other intellectual property rights. In addition, in a patent infringement proceeding, a court or administrative body may decide that one or more of the patents we assert is invalid or unenforceable, in whole or in part, construe the patent’s claims narrowly or refuse to prevent the other party from using the technology at issue on the grounds that our patents do not cover the technology. Similarly, if we assert trademark infringement claims, a court or administrative body may determine that the marks we have asserted are invalid or unenforceable or that the party against whom we have asserted trademark infringement has superior rights to the marks in question. In such a case, we could ultimately be forced to cease use of such marks. In any intellectual property litigation, even if we are successful, any award of monetary damages or other remedy we receive may not be commercially valuable.

Further, we may be required to protect our patents through procedures created to challenge the validity of a patent at the USPTO. An adverse determination in any such submission or proceeding could reduce the scope or enforceability of, or invalidate, our patent rights, which could adversely affect our competitive position. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action.

In addition, if SLK is found to infringe the intellectual property rights of third parties, these third parties may assert infringement claims against our future licensees and other parties with whom we have business relationships and we may be required to indemnify those parties for any damages they suffer as a result of these claims, which may require us to initiate or defend protracted and costly litigation on behalf of licensees and other parties regardless of the merits of such claims. If any of these claims succeed, we may be forced to pay damages on behalf of those parties or may be required to obtain a license for SLK.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other legal proceedings relating to our intellectual property rights, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation or other proceedings.

We license patent rights from third-party owners and we rely on such owners to obtain, maintain and enforce the patents underlying such licenses.

We are a party to certain licenses, including with our licensor with MHKDG, that provide us rights to intellectual property that are necessary or useful for SLK and its respective components, formulations, methods of manufacturing and methods of treatment. These license agreements require us to satisfy certain obligations and, if these agreements are terminated (e.g., as a result of our failure to satisfy such obligations), our technology and our business could be adversely affected. We may also enter into additional licenses to third-party intellectual property in the future; however, we may not be able to obtain such licenses on economically feasible terms or other reasonable terms and conditions, or at all.

Our licensors may not successfully prosecute the patent applications that we have licensed. Even if patents are issued in respect of these patent applications, our licensors may fail to maintain these patents, may determine not to pursue litigation against other companies that are infringing these patents, or may pursue such litigation less aggressively than we would. Without protection for the intellectual property we license, other companies might be able to offer substantially identical products for sale, which could adversely affect our competitive business position and harm our business prospects.

We have limited, if any, control over the amount or timing of resources that our licensors devote on our behalf or the priority they place on maintaining these patent rights and prosecuting these patent applications to our advantage. Should MHKDG decide it no longer wants to maintain any of the patents licensed to us, MHKDG is required to afford us the opportunity to do so at our expense. However, we cannot be sure that MHKDG will perform as required. If MHKDG does not perform, and if we do not assume the maintenance of the licensed patents in sufficient time to make required payments or filings with the appropriate governmental agencies, we risk losing the benefit of all or some of those patent rights. In the event our licensors fail to adequately pursue and maintain patent protection for patents and applications they control, and to timely cede control of such prosecution to us, our competitors might be able to enter the market, which would have a material adverse effect on our business.

Our license from MHKDG may be subject to retained rights.

MHKDG retains certain rights under its license agreement with us, including the right to use the underlying technology for noncommercial academic and research use, to publish general scientific findings from research related to the technology, and to make customary scientific and scholarly disclosures of information relating to the technology. It is difficult to monitor whether MHKDG limits its use of the technology to these uses, and we could incur substantial expenses to enforce our rights to our licensed technology in the event of misuse.

We may not be able to effectively secure first-tier technologies when competing against other companies or investors.

Our future success may require that we acquire patent rights and know-how to new or complimentary technologies. However, we compete with a substantial number of other companies that may also compete for technologies we desire. In addition, many venture capital firms and other institutional investors, as well as other biotechnology companies, invest in companies seeking to commercialize various types of emerging technologies. Many of these companies have greater financial, scientific and commercial resources than us. Therefore, we may not be able to secure the technologies we desire. Furthermore, should any commercial undertaking by us prove to be successful, there can be no assurance competitors with greater financial resources will not offer competitive products and/or technologies.

Numerous factors may limit any potential competitive advantage provided by our intellectual property rights.

The degree of future protection afforded by our intellectual property rights, whether owned or in-licensed, is uncertain because intellectual property rights have limitations, and may not adequately protect our business, provide a barrier to entry against our competitors or potential competitors, or permit us to maintain our competitive advantage. Moreover, if a third party has intellectual property rights that cover the practice of our technology, we may not be able to fully exercise or extract value from our intellectual property rights. The factors that may limit any potential competitive advantage provided by our intellectual property rights include:

•        pending patent applications that we own or license may not lead to issued patents;

•        patents, should they issue, that we own or license, may not provide us with any competitive advantages, or may be challenged and held invalid or unenforceable;

•        others may be able to develop and/or practice technology that is similar to our technology or aspects of our technology but that is not covered by the claims of any of our owned or in-licensed patents, should any such patents issue;

•        third parties may compete with us in jurisdictions where we do not pursue and obtain patent protection;

•        we (or our licensors) might not have been the first to make the inventions covered by a pending patent application that we own or license;

•        we (or our licensors) might not have been the first to file patent applications covering a particular invention;

•        others may independently develop similar or alternative technologies without infringing our intellectual property rights;

•        we may not be able to obtain and/or maintain necessary licenses on reasonable terms or at all;

•        third parties may assert an ownership interest in our intellectual property and, if successful, such disputes may preclude us from exercising exclusive rights, or any rights at all, over that intellectual property;

•        we may not be able to maintain the confidentiality of our trade secrets or other proprietary information;

•        we may not develop or in-license additional proprietary technologies that are patentable; and

•        the patents of others may have an adverse effect on our business.

Should any of these events occur, they could significantly harm our business and results of operation.

If approved, our product candidates that are regulated as biologics may face competition from biosimilars approved through an abbreviated regulatory pathway.

The Biologics Price Competition and Innovation Act of 2009, or BPCIA, was enacted as part of the ACA to establish an abbreviated pathway for the approval of biosimilar and interchangeable biological products. The regulatory pathway establishes legal authority for the FDA to review and approve biosimilar biologics, including the possible designation of a biosimilar as “interchangeable” based on its similarity to an approved biologic. Under the BPCIA, a reference biological product is granted 12 years of data exclusivity from the time of first licensure of the product, and the FDA will not accept an application for a biosimilar or interchangeable product based on the reference biological product until four years after the date of first licensure of the reference product. In addition, the approval of a biosimilar product may not be made effective by the FDA until 12 years from the date on which the reference product was first licensed. During this 12-year period of exclusivity, another company may still develop and receive approval of a competing biologic, so long as their BLA does not reply on the reference product, sponsor’s data or submit the application as a biosimilar application. The law is complex and is still being interpreted and implemented by the FDA. As a result, its ultimate impact, implementation, and meaning are subject to uncertainty, and any new policies or processes adopted by the FDA could have a material adverse effect on the future commercial prospects for our biological products.

We believe that SLK approved in the United States as a biological product under a BLA should qualify for the 12-year period of exclusivity. However, there is a risk that this exclusivity could be shortened due to congressional action or otherwise, or that the FDA will not consider the subject product candidates to be reference products for competing products, potentially creating the opportunity for biosimilar competition sooner than anticipated. Moreover, the extent to which a biosimilar, once approved, will be substituted for any one of the reference products in a way that is similar to traditional generic substitution for non-biological products is not yet clear, and will depend on a number of marketplace and regulatory factors that are still developing. The approval of a biosimilar of our product candidates could have a material adverse impact on our business due to increased competition and pricing pressure.

Risks Related to Our Class A Ordinary Shares

The price of our stock may be volatile, and you could lose all or part of your investment.

The trading price of our Class A Ordinary Shares following the closing of the Business Combination is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, including the factors discussed in this “Risk Factors” section and elsewhere in this proxy statement. The realization of any of these factors could have an adverse impact on the market price of our Class A Ordinary Shares.

In addition, the stock market in general, and the market for biotechnology companies in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. In particular, the trading prices for biotechnology companies have been volatile as a result of the COVID-19 pandemic. In addition, broad market and industry factors may negatively affect the market price of our Class A Ordinary Shares, regardless of our actual operating performance. The market price for our Class A Ordinary Shares may be influenced by many factors, including:

•        the success of competitive products or technologies;

•        advancement of our preclinical programs into clinical testing;

•        results of clinical trials of our product candidates or those of our competitors;

•        regulatory or legal developments in the United States and other countries;

•        developments or disputes concerning patent applications, issued patents or other proprietary rights;

•        the recruitment or departure of key personnel;

•        the level of expenses related to any of our programs and product candidates or preclinical and clinical development programs;

•        the results of our efforts to discover, develop, acquire or in-license additional product candidates or products;

•        actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•        variations in our financial results or those of companies that are perceived to be similar to us;

•        market conditions in the pharmaceutical and biotechnology sectors;

•        general economic, industry and market conditions; and

•        the other factors described in this “Risk Factors” section.

If our share price is volatile, we may be subject to securities litigation, which is expensive and could divert management attention.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of a company’s securities. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources, which would materially adversely affect our business, financial condition and results of operation.

If securities or industry analysts do not publish research or reports, or if they publish adverse or misleading research or reports, regarding us or our business, our stock price and trading volume could decline.

The trading market for our Class A Ordinary Shares will be influenced by the research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities or industry analysts. If no or few securities or industry analysts commence coverage of us or if one or more of these analysts cease coverage of us or fail to publish reports on us regularly, our stock price could be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue adverse or misleading research or reports regarding us, our business model, our intellectual property, our stock performance or our market, or if our operating results fail to meet the expectations of analysts, our stock price could decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Class A Ordinary Shares may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Class A Ordinary Shares may decline. The market values of the Class A Ordinary Shares at the Closing of the Business Combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement, or the date on which our shareholders vote on the Business Combination. Because the number of shares to be issued pursuant to the Business Combination Agreement will not be adjusted to reflect any changes in the market price of the Class A Ordinary Shares, the market value of ordinary shares issued in the Business Combination may be higher or lower than the values of these shares on earlier dates.

Future resales of Class A Ordinary Shares after the completion of the Business Combination may cause the market price of the Class A Ordinary Shares to decline significantly, even if our business is doing well.

Pursuant to the A&R Registration Rights Agreement and/or the A&R Shareholders’ Agreement, as applicable, the following lock-ups will be in place: (a) a six-month lock-up period following the Closing will apply to the MoonLake Common Shares and Class C Ordinary Shares held by the ML Parties (other than the BVF Shareholders) and any Class A Ordinary Shares received by them during the lock-up period in exchange for their MoonLake Common Shares and simultaneous surrender of their Class C Ordinary Shares; (b) a thirty-day lock-up period following the Closing will apply to the private placement shares held by the Sponsor and its permitted transferees; (c) a one-year lock-up period following the Closing will apply to the founder shares held by the Sponsor and initial shareholders and the Class A Ordinary Shares held by the BVF Shareholders, subject to earlier release from the lock-up if subsequent to the Business Combination (x) the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (y) following the Closing the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property. The PIPE Investors will not be restricted from selling any of their Class A Ordinary Shares following the Closing.

Following the expiration of the respective lock-up periods, sales of a substantial number of Class A Ordinary Shares in the public market could occur. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Ordinary Shares. As restrictions on resale end and registration statements (filed to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in the Company’s share price or the market price of the Class A Ordinary Shares could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Our principal shareholders and management will own a significant percentage of our stock and will be able to exert significant influence over matters subject to shareholder approval.

Upon the Closing of the Business Combination, our executive officers, directors, holders of 5% or more of our capital stock and their respective affiliates will own approximately 55.2% of our outstanding Class A Ordinary Shares and Class C Ordinary Shares on an as-converted, Fully Diluted Share basis, assuming (i) no holders of Helix’s public shares exercise their redemption rights, (ii) the exchange of MoonLake Common Shares and simultaneous surrender of Class C Ordinary Shares for Class A Ordinary Shares by the ML Parties (other than the BVF Shareholders) in accordance with the terms of the A&R Shareholders’ Agreement, (iii) none of the parties purchase Class A Ordinary Shares in the open market, and (iv) there are no other issuances of equity securities of Helix prior to or in connection with the Closing. Certain of our post-Closing directors are affiliated with the holders of 5% or more of our capital stock. In particular, Dr. Andrew Philips is an affiliate of Cormorant, Dr. Jorge Santos da Silva and Simon Sturge are ML Parties, and Spike Loy is associated with the BVF Shareholders, as indicated in the section titled “Beneficial Ownership of Securities.” These shareholders, acting together, may be able to impact matters requiring shareholder approval. They may be able to impact elections of directors, amendments of our organizational documents or approval of any merger, sale of assets or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our shareholders. The interests of this group of shareholders may not always coincide with your interests or the interests of other shareholders and they may act in a manner that advances their best interests and not necessarily those of other shareholders, including seeking a premium value for their shares, and might affect the prevailing market price for our Class A Ordinary Shares.

Certain provisions of the A&R Shareholders’ Agreement regarding the waiver of minority shareholder rights by the ML Parties may not be enforceable under Swiss corporate law.

Under the A&R Shareholders’ Agreement, the ML Parties undertake not to exercise and in that sense waive certain of their statutory shareholder rights, including the right to request information about the affairs of MoonLake other than in the course of the MoonLake shareholders’ meeting, the right to request the MoonLake shareholders’ meeting to initiate a special audit and the right to request the competent governmental authority to appoint a special auditor, the right to request the MoonLake board of directors to call a shareholders’ meeting, the right to challenge resolutions by the MoonLake shareholders’ meetings and the right to request that resolutions and other actions by the MoonLake board of directors shall be null and void. Such waivers may not be enforceable under Swiss corporate law and, as a consequence, the ML Parties may be able to exercise such shareholder rights notwithstanding the waiver of such rights in the A&R Shareholders’ Agreement.

There can be no assurance that the Company will be able to comply with the continued listing standards of Nasdaq following the consummation of the Business Combination.

The Company’s continued eligibility for listing on the Nasdaq depends on a number of factors, including the number of Helix shares that are redeemed in connection with the vote at the extraordinary general meeting to approve the Business Combination and the Company having a minimum level of shareholders’ equity following the Closing, among meeting other listing standards. If, after the Business Combination, the Nasdaq delists the Class A Ordinary Shares from trading on its exchange for failure to meet the listing standards, the Company and its shareholders could face significant material adverse consequences including:

•        a limited availability of market quotations for our securities;

•        a determination that our Class A Ordinary Shares are a “penny stock,” which will require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

•        a limited amount of analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

An active trading market for our Class A Ordinary Shares may not develop, and you may not be able to resell your shares at the time when you want.

Although we anticipate that our Class A Ordinary Shares will be approved for listing on Nasdaq, an active trading market for our shares may never develop or be sustained following the Closing. In the absence of an active trading market for our Class A Ordinary Shares, investors may be unable to sell their shares. In addition, we cannot assure you that, at the time of our extraordinary general meeting, we will have received confirmation from Nasdaq of the listing of our Class A Ordinary Shares, or that approval will be obtained prior to the consummation of the Business Combination, and it is possible that such condition to the consummation of the Business Combination may be waived by the parties to the Business Combination Agreement and by the PIPE Investors. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in this proxy statement without such confirmation, and, further it is possible that such confirmation may never be received and the Business Combination could still be consummated if such condition is waived in writing by the parties to the Business Combination Agreement and by the PIPE Investors and therefore our Class A Ordinary Shares would not be listed on any nationally recognized securities exchange.

Anti-takeover provisions in the post-combination Company’s organizational documents could delay or prevent a change of control.

Certain provisions of the Proposed MAA, to become effective upon the consummation of the Business Combination, and Cayman Islands Law may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our members.

These provisions provide for, among other things:

•        establishing a classified Board;

•        allowing the Board to issue one or more series of preference shares;

•        establishing advance notice for nominations of directors by members and for members to include matters to be considered at general meetings;

•        eliminating the ability of members to fill vacancies on the Board;

•        establishing advance notice requirements for nominations for election to the Board or for proposing matters that can be acted upon by at our annual general meetings;

•        permitting the Board to establish the number of directors;

•        eliminating the ability of members to call general meetings or act by written consent;

•        requiring a special resolution to amend the Proposed MAA; and

•        limit the jurisdictions in which certain shareholder litigation may be brought.

These anti-takeover provisions could make it more difficult for a third party to acquire the Company, even if the third party’s offer may be considered beneficial by many of our shareholders. As a result, our shareholders may be limited in their ability to obtain a premium for their shares. These provisions could also discourage proxy contests and make it more difficult for you and other shareholders to elect directors of your choosing and to cause the Company to take other corporate actions you desire. See “Description of Securities.”

The Proposed MAA provides for indemnification of officers and directors at our expense, which may result in a significant cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

The Proposed MAA and applicable law of the Cayman Islands provide for the indemnification of the Company’s directors and officers, under certain circumstances, against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions in connection with the Company, other than such liability (if any) that they may incur by reason of their own actual fraud, dishonesty, willful neglect or willful default. The Company will also bear the expenses of such litigation for any of the Company’s directors or officers, upon such person’s undertaking to repay any amounts paid, advanced, or reimbursed by the Company if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company that we will be unable to recoup.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

Helix has never declared or paid cash dividends on its capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Class A Ordinary Shares will be your sole source of gain for the foreseeable future.

We are subject to certain U.S. and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations. We can face serious consequences for violations.

Among other matters, U.S. and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations, prohibit companies and their employees, agents, clinical research organizations, legal counsel, accountants, consultants, contractors, and other partners from authorizing, promising, offering, providing, soliciting, or receiving directly or indirectly, corrupt or improper payments or anything else of value to or from recipients in the public or private sector. Violations of these laws can result in substantial criminal fines and civil penalties, imprisonment, the loss of trade privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences. We have direct or indirect interactions with officials and employees of government agencies or government-affiliated hospitals, universities, and other organizations. We also expect our non-U.S. activities to increase in time. We plan to engage third parties for clinical trials and/or to obtain necessary permits, licenses, patent registrations, and other regulatory approvals and we can be held liable for the corrupt or other illegal activities of our personnel, agents, or partners, even if we do not explicitly authorize or have prior knowledge of such activities.

Risks Related to Helix and the Business Combination

Helix identified a material weakness in its internal control over financial reporting. This material weakness could continue to adversely affect Helix’s ability to report its results of operations and financial condition accurately and in a timely manner.

Helix’s management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Helix’s management also evaluates the effectiveness of its internal controls and we will disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Helix identified a material weakness in its internal control over financial reporting related to the accounting classification of the public shares sold in Helix’s IPO on October 22, 2020. Historically, a portion of the public shares was classified as permanent equity to maintain shareholders’ equity greater than $5 million on the basis that Helix will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001, as described in the Existing MAA. Pursuant to such re-evaluation, management has determined that the public shares include certain provisions that require classification of all of the public shares as temporary equity regardless of the net tangible assets redemption limitation contained in the Existing MAA. In addition, in connection with the change in presentation for the public shares, management determined it should restate its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation contemplates a business combination as the most likely outcome, in which case, both classes of shares share pro rata in the income and losses of Helix. Management concluded that the control deficiency that resulted in the incorrect classification of temporary and permanent equity constituted a material weakness as of December 31, 2020 and September 30, 2021. This material weakness resulted in a material misstatement of Helix’s temporary and permanent equity, additional paid-in capital, accumulated deficit, and earnings (loss) per share and related financial disclosures in the (i) audited balance sheet as of October 22, 2020, (ii) audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2020, (iii) unaudited interim financial statements included in the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021; (iv) unaudited interim financial statements included in the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021; and (v) unaudited interim financial statements included in the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021.

Helix has implemented a plan to remediate the material weakness surrounding its historical presentation of complex financial instruments by enhancing its processes to identify and appropriately apply applicable accounting requirements to better evaluate and understand the nuances of the complex accounting standards that apply to its financial statements. Helix’s plans include providing enhanced access to accounting literature, research materials and documents and increased communication among Helix personnel and third-party professionals with whom Helix consults regarding complex accounting applications. The elements of the remediation plan can only be accomplished over time, and Helix can offer no assurance that these initiatives will ultimately have the intended effects or will prevent any future material weaknesses or deficiencies in internal control over financial reporting. Even though Helix has strengthened its controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements. In addition, any such failures could result in litigation or regulatory action by the SEC or other regulatory authorities, loss of investor confidence, delisting of Helix’s securities, and harm to Helix’s reputation and financial condition, or diversion of financial and management resources from the operation of Helix’s business.

Helix may face litigation and other risks as a result of the material weakness in internal control over financial reporting.

Following the re-evaluation of accounting guidance, Helix management and the audit committee of the Helix Board concluded that it was appropriate to restate Helix’s previously issued audited financial statements as of December 31, 2020 and for the year ended December 31, 2020. The restatement related to the accounting for complex financial instruments. As part of the restatement, Helix identified a material weakness in internal controls over financial reporting.

As a result of this material weakness, and other matters raised or that may in the future be raised by the SEC, Helix faces potential litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the restatement and material weakness in internal control over financial reporting. As of the date of this proxy statement, Helix has no knowledge of any such litigation or dispute. However, Helix can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on Helix’s business, results of operations and financial condition or our ability to complete a business combination.

Helix has no operating history and is subject to a mandatory liquidation and subsequent dissolution requirement if it does not complete an initial business combination by October 22, 2022. As such, there is a risk that Helix will be unable to continue as a going concern if it does not consummate an initial business combination by the applicable deadline. If Helix is unable to effect an initial business combination by the deadline, it will be forced to liquidate.

Helix is a blank check company, and as Helix has no operating history and is subject to a mandatory liquidation and subsequent dissolution requirement, there is a risk that Helix will be unable to continue as a going concern if it does not consummate an initial business combination by October 22, 2022. There can be no assurance that Helix will complete a business combination by this time. If Helix does not complete its initial business combination by October 22, 2022, Helix will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Helix Board, liquidate and dissolve, subject, in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than $10.00 per share. Helix expects to consummate the Business Combination and does not currently intend to take any action to extend its life beyond the October 22, 2022 business combination deadline.

Directors and officers of Helix have potential conflicts of interest in recommending that Helix’s shareholders vote in favor of approval of the Business Combination and approval of the other proposals described in this proxy statement.

When considering the Helix Board’s recommendation that Helix’s shareholders vote in favor of the Business Combination Proposal, Helix’s shareholders should be aware that directors and executive officers of Helix have interests in the Business Combination that may be different from, or in addition to, the interests of its shareholders. These interests include, among other things:

•        The fact that, if Helix is unable to complete its initial business combination by October 22, 2022, Helix will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Helix’s remaining shareholders and the Helix Board, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to Helix’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the requirements of other applicable law;

•        The fact that our Insiders entered into the Sponsor Letters at the time of Helix’s IPO, pursuant to which they have waived their right to redeem any of the founder shares, private placement shares, and public shares in connection with a shareholder vote to approve a proposed initial business combination. The Insiders did not receive separate consideration for their waiver of redemption rights;

•        The fact that the initial shareholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the founder shares and private placement shares held by them if we fail to complete an initial business combination by October 22, 2022;

•        The fact that the initial shareholders paid an aggregate of $25,000 for the founder shares, which will convert into 2,875,000 Class A Ordinary Shares in accordance with the terms of the Business Combination Agreement, the Proposed MAA and the Amended Sponsor Letters. If the Business Combination or another initial business combination is not consummated by October 22, 2022, such shares would be worthless. Such shares had an estimated aggregate market value of approximately $28,462,500 based on the closing price of $9.90 per Class A Ordinary Share on Nasdaq on January 7, 2022, the record date for the extraordinary general meeting;

•        The fact that, given the differential in the purchase price that the initial shareholders paid for the founder shares as compared to the price of the Class A Ordinary Shares sold in the IPO, the initial shareholders may earn a positive rate of return on their investment even if the Class A Ordinary Shares trade below the price initially paid for the Class A Ordinary Shares in the IPO and the public shareholders experience a negative rate of return following the Closing;

•        The fact that our Sponsor, which is affiliated with certain of our directors and officers, purchased an aggregate of 430,000 Class A Ordinary Shares, at a price of $10.00 per share, for an aggregate investment of $4,300,000 in a private placement simultaneously with the consummation of the IPO. Such shares have an estimated aggregate market value of approximately $4,257,000 based on the closing price of $9.90 per Class A Ordinary Share on Nasdaq on January 7, 2022, the record date for the extraordinary general meeting;

•        The fact that an affiliate of our Sponsor has entered into a Subscription Agreement with Helix pursuant to which it has committed to purchase 2,750,000 Class A Ordinary Shares for an aggregate commitment of $27,500,000 in the PIPE;

•        The fact that our initial shareholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the founder shares and private placement shares held by them if we fail to complete an initial business combination by October 22, 2022;

•        The fact that, if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below: (i) $10.00 per public share; or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes and up to $100,000 of interest to pay dissolution expenses, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act;

•        The fact that Dr. Andrew Phillips, our Chief Financial Officer, is expected to be elected as a director of the Company after the consummation of the Business Combination. As such, in the future he will receive any cash fees, stock options or stock awards that the Company’s Board determines to pay to our directors;

•        The fact that our officers, directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations. However, if Helix fails to consummate an initial business combination within the required period, they will not have any claim against the Trust Account for reimbursement. As of February 2, 2022, there were no reimbursable expenses outstanding;

•        The fact that the Sponsor and our officers and directors (or their affiliates) may make loans to us from time to time to fund our capital requirements. Such loans are non-interest bearing and will be repaid at the Closing or, at the option of the holder, up to $1.5 million of such loans may be converted into Class A Ordinary Shares at a price of $10.00 per share. As of February 2, 2022, no working capital loans were outstanding. If Helix does not consummate an initial business combination by October 22, 2022, to the extent any working capital loans are outstanding, such loans will not be repaid and will be forgiven except to the extent that there are funds available to Helix outside of the Trust Account; and

•        The fact that we will continue to indemnify our existing directors and officers and will maintain our directors’ and officers’ liability insurance after the Business Combination.

In the aggregate, the Sponsor and our officers and directors have approximately $33.1 million at risk that depends upon the completion of an initial business combination. Such amount consists of (a) approximately $28.8 million representing the value of the founder shares (assuming a value of $10.00 per share, the deemed value of the Class A Ordinary Shares in the Business Combination) and (b) approximately $4.3 million representing the value of the private placement shares (assuming a value of $10.00 per share, the deemed value of the Class A Ordinary Shares in the Business Combination).

In light of the foregoing, our Insiders will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination rather than liquidate even if MoonLake is a less favorable target company or the terms of the Business Combination are less favorable to stockholders than alternatives. These financial interests of the Insiders and entities affiliated with them may have influenced their decision to approve the Business Combination. You should consider these interests when evaluating the Business Combination and the recommendation of the Helix Board to vote in favor of the Business Combination Proposal and other proposals to be presented to the Helix shareholders.

The Sponsor and Helix’s current directors and executive officers and their affiliates stand to make a substantial profit on the Helix ordinary shares that they own, even if the Class A Ordinary Shares subsequently decline in value or are unprofitable for public shareholders, and such interests may have influenced their decision to approve the Business Combination with MoonLake.

Helix’s current directors and executive officers and their affiliates, including the Sponsor, paid an aggregate of $25,000, or approximately $0.008 per share, for their founder shares. As a result of the low acquisition cost of such shares, the directors and officers could make a substantial profit even if the Class A Ordinary Shares subsequently decline in value or is unprofitable for public shareholders after the Business Combination. Such interests may have influenced their decision to approve the Business Combination.

Helix’s initial shareholders have agreed to vote in favor of the Business Combination, regardless of how our public shareholders vote.

Pursuant to the Amended Sponsor Letters, our Sponsor and other Insiders agreed to vote in favor of approval of the adoption of the Business Combination Agreement, the Business Combination, and each other proposal presented by Helix for approval by Helix’s shareholders. As of the date hereof, the initial shareholders own approximately 22.3% of Helix’s outstanding shares. Accordingly, only 4,097,501 public shares, or approximately 35.6% of the 11,500,000 Class A Ordinary Shares sold in Helix’s IPO, need to be voted in favor of the Business Combination Proposal in order for it to be approved assuming all outstanding ordinary shares are voted on such proposal. If only a minimum quorum, consisting of a bare majority of outstanding Helix ordinary shares, is present at the extraordinary general meeting, Helix would need only 396,251 public shares, or approximately 3.4% of the Class A Ordinary Shares sold in Helix’s IPO, to be voted in favor of the Business Combination Proposal in order for it to be approved (provided that consummation of the Business Combination is conditioned upon, among other things, approval of each of the Binding Organizational Documents Proposals and the Nasdaq Proposal, compliance with the Minimum Cash Condition, and the requirement that Helix have net tangible assets of not less than $5,000,001 immediately prior to or upon consummation of the Business Combination).

Accordingly, it is more likely that the necessary shareholder approval for the Business Combination will be received than would be the case if Helix’s initial shareholders agreed to vote their founder shares and private placement shares in accordance with the majority of the votes cast by Helix’s public shareholders.

Our ability to seek an alternative business combination is limited even if we determine that the Business Combination is not in Helix shareholders’ best interest.

Pursuant to the Business Combination Agreement, the Helix Board is not permitted to change, withdraw, withhold, qualify, or modify, or publicly propose to change, withdraw, withhold, qualify or modify its recommendation “FOR” the proposals included in this proxy statement, or to adopt, approve, endorse or recommend any Helix Competing Transaction (as defined below). Additionally, if MoonLake requests in writing that the Helix Board publicly reaffirm its recommendation “FOR” the proposals included in this proxy statement, the Helix Board must do so within ten days, subject to limited exceptions. Further, we are only permitted to postpone or adjourn the extraordinary general meeting (A) to allow reasonable additional time for the filing or mailing of any supplement or amendment to this proxy statement that the Helix Board has determined in good faith after consultation with outside legal counsel is required under applicable law, which supplement or amendment shall be promptly disseminated to shareholders prior to the postponed or adjourned meeting; (B) if, as of the time for which the extraordinary general meeting is originally scheduled, there are insufficient shares represented in person or by proxy to constitute a quorum necessary to conduct the business to be conducted at the extraordinary general meeting; (C) to seek withdrawals of redemption requests from public shareholders; or (D) to solicit additional proxies from shareholders for purposes of obtaining approval of the proposals contained in this proxy statement. In the event of any such postponement or adjournment, the extraordinary general meeting shall be reconvened as promptly as practicable following such time, and in no event later than ten business days following such time, as the matters described in such clauses have been resolved. This could limit our ability to seek an alternative business combination that our shareholders may prefer.

MoonLake will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

Uncertainty about the effect of the Business Combination on employees may have an adverse effect on MoonLake and consequently on Helix. These uncertainties may impair MoonLake’s ability to attract, retain and motivate key personnel until the Business Combination is completed, and could cause others that deal with MoonLake to seek to change existing business relationships with MoonLake. Retention of certain employees may be challenging during the pendency of the Business Combination, as certain employees may experience uncertainty about their future roles. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the business, the Company’s business following the Business Combination could be negatively impacted. In addition, the Business Combination Agreement restricts MoonLake from making certain expenditures and taking other specified actions without the consent of Helix until the Closing occurs. These restrictions may prevent MoonLake from pursuing attractive business opportunities that may arise prior to the completion of the Business Combination. See “The Business Combination Agreement — Covenants of the Parties” for more information.

The Sponsor and Helix’s directors, officers, advisors and their affiliates may elect to purchase shares from public shareholders, which may influence a vote on the Business Combination and reduce the public “float” of our ordinary shares.

The Sponsor and Helix’s directors, officers, advisors or their affiliates may purchase public shares in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination, although they are under no obligation to do so. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase shares in such transactions.

In the event that the Sponsor and Helix’s directors, officers, advisors or their affiliates purchase public shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their public shares. The purpose of any such purchases of public shares could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining shareholder approval of the Business Combination or to satisfy a Closing condition in the Business Combination Agreement that requires Helix to have a certain amount of cash at the Closing, where it appears that such requirement would otherwise not be met. Any such purchases of Helix’s securities may result in the completion of the Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of Helix’s ordinary shares and the number of beneficial holders of Helix’s securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of Helix’s securities on a national securities exchange.

Subsequent to the consummation of the Business Combination, the Company may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on the Company’s financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although Helix has conducted due diligence on MoonLake, Helix cannot assure you that this diligence revealed all material issues that may be present in its businesses, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Helix’s or MoonLake’s control will not later arise. As a result, the Company may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if the due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Helix’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on the Company’s liquidity, the fact that the Company reports charges of this nature could contribute to negative market perceptions about the Company or its securities. In addition, charges of this nature may cause the Company to violate net worth or other covenants to which we may be subject. Accordingly, any shareholders who choose to remain shareholders following the Business Combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by Helix’s officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation materials relating to the Business Combination contained an actionable material misstatement or material omission.

Helix’s shareholders will experience immediate dilution as a consequence of the issuance of Class A Ordinary Shares to the PIPE Investors and BVF Shareholders and the issuance of Class C Ordinary Shares to the other ML Parties. Having a minority share position may reduce the influence that Helix’s current shareholders have on the management of the Company following the Business Combination.

Assuming that no public shareholders exercise their redemption rights in connection with the Business Combination, immediately after the consummation of the Business Combination, Helix’s Sponsor, initial shareholders, and public shareholders will collectively hold 14,805,000 Class A Ordinary Shares, or 23.76% of the outstanding ordinary shares, on a Fully Diluted Share basis. Assuming that our public shareholders exercise their redemption rights with respect to all 11,500,000 public shares in connection with the Business Combination and that MoonLake and the ML Parties waive the Minimum Cash Condition, which is the maximum amount of redemptions we can have and still satisfy the $5,000,001 net tangible assets test, immediately after the consummation of the Business Combination, Helix’s Sponsor and initial shareholders will hold 3,305,000 Class A Ordinary Shares (excluding shares purchased by an affiliate of the Sponsor in the PIPE), or 6.51% of the outstanding ordinary shares, on a Fully Diluted Share basis, and our public shareholders will not hold any Class A Ordinary Shares.

Further, the Company may issue equity or equity-linked securities which further dilute Helix’s current shareholders. Following the Closing, the Company’s Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of ordinary shares. The Company’s Board also may, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the shares of ordinary shares and could have anti-takeover effects. The issuance of any such securities may have the impact of adversely affecting the market price of the Class A Ordinary Shares.

Helix will not have any right to make damage claims against MoonLake or the ML Parties for the breach of any representation, warranty or covenant made by MoonLake or the ML Parties in the Business Combination Agreement.

The Business Combination Agreement provides that all of the representations, warranties and covenants of the parties contained therein shall not survive the closing of the Business Combination, except for certain fraud claims and those covenants contained therein that by their terms apply or are to be performed in whole or in part after the Closing. Accordingly, there are no remedies available to Helix with respect to any breach of the representations, warranties, covenants or agreements of MoonLake and the ML Parties after the Closing, and, as a result, Helix will have no remedy available to it if the Business Combination is consummated and it is later revealed that there was a breach of any of the representations, warranties and covenants made by MoonLake or the ML Parties at the time of the Business Combination (except, in limited instances, for certain fraud claims and those covenants contained therein that by their terms apply or are to be performed in whole or in part after the Closing).

The exercise of Helix’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in Helix’s shareholders’ best interest.

In the period leading up to the closing of the Business Combination, events may occur that, pursuant to the Business Combination Agreement, would require Helix to agree to amend the Business Combination Agreement, to consent to certain actions taken by MoonLake or the ML Parties or to waive rights that Helix is entitled to under the Business Combination Agreement (subject to the PIPE Investors’ right to consent to any amendment or waiver to the Business Combination Agreement that would reasonably be expected to materially and adversely affect the economic benefits that the PIPE Investors would reasonably expect to receive under the Subscription Agreements). Such events could arise because of changes in the course of MoonLake’s business, a request by MoonLake to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on MoonLake’s business and would entitle Helix to terminate the Business Combination Agreement. In any of such circumstances, assuming the amendment or waiver does not materially adversely effect the economic benefits to the PIPE Investors under the Subscription Agreement it would be at Helix’s discretion, acting through the Helix Board, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what he, she, or they may believe is best for Helix and what he, she, or they may believe is best for himself, herself, or themselves in determining whether or not to take the requested action. As of the date of this proxy statement, Helix does not believe there will be any changes or waivers that Helix’s directors and officers would be likely to make after shareholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further shareholder approval, Helix will circulate a new or amended proxy statement and resolicit Helix’s shareholders if changes to the terms of the transaction that would have a material impact on its shareholders or represent a fundamental change in the proposals being voted upon.

In the event that the proposed Business Combination with MoonLake is not approved, public shareholders who tendered their shares for redemption may be unable to sell their shares when they wish.

If the proposed Business Combination is not consummated, Helix will promptly return the certificates of public shareholders who sought to redeem their shares to such public shareholders. Accordingly, investors who attempted to redeem their shares in such a circumstance may be unable to sell their shares after the failed business combination until Helix has returned their shares to them. The market price for the Class A Ordinary Shares may decline during this time and you may not be able to sell your shares when you wish to, even while other shareholders that did not seek redemption may be able to sell their shares.

If Helix’s shareholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their Class A Ordinary Shares for a pro rata portion of the Trust Account.

Holders of public shares are not required to affirmatively vote against the Business Combination Proposal in order to exercise their rights to redeem their shares for a pro rata portion of the Trust Account. To exercise their redemption rights, they are required to submit a request in writing and deliver their stock (either physically or electronically) to Helix’s Transfer Agent by [•], 2022 (which is two business days prior to the scheduled vote at the extraordinary general meeting). Shareholders electing to redeem their shares will receive their pro rata portion of the Trust Account less taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. If public shareholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their public shares for a pro rata portion of the Trust Account.

The only principal asset of the Company following the Business Combination will be its interest in MoonLake, and accordingly it will depend on distributions from MoonLake to pay taxes and expenses.

Upon consummation of the Business Combination, the Company will be a holding company and will have no material assets other than its ownership of MoonLake Class V Shares and MoonLake Common Shares. As such, we will have no independent means of generating revenue or cash flow, and our ability to pay taxes and operating expenses or declare and pay dividends in the future, if any, will be dependent upon the financial results and cash flows of MoonLake and its subsidiaries, and distributions we receive from MoonLake. There can be no assurance that MoonLake and its subsidiaries will generate sufficient profits and/or cash flow to distribute funds to us, or that applicable laws and contractual restrictions, including negative covenants in any debt agreements of MoonLake or its subsidiaries, will permit such distributions.

Distributions by MoonLake to the Company following the Closing will be subject to a Swiss federal dividend withholding tax at the statutory rate of 35%, unless and to the extent that such distributions constitute a repayment of duly reported capital contributions. Under the current structure, the Company following the Closing is not entitled to any relief from Swiss federal dividend withholding tax, such that MoonLake will be required to deduct the Swiss federal dividend withholding tax at the statutory rate of 35% and that such tax deduction will result in a final tax burden for the Company. If the Company’s place of management is relocated to Switzerland such withholding tax on distributions from MoonLake to the Company may be eliminated (although such relocation would result in Swiss withholding taxes applying on distributions from the Company to its shareholders; depending on the specific shareholder, such shareholder may be entitled to a full or partial relief or credit for such Swiss withholding tax). There can be no assurances that the Company’s place of management will be relocated or that such withholding tax will be reduced or eliminated.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse United States federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this proxy statement captioned “United States Federal Income Tax Considerations”) of our Class A Ordinary Shares, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Following the Business Combination, for the taxable year that includes the Business Combination and subsequent taxable years, the asset and income tests will be applied based on the assets and activities of the combined business. We may be classified as a PFIC for our first taxable year, which ended December 31, 2020 (the “2020 Tax Year”). Based on the anticipated timing of the Business Combination and the income and assets of the Company following the Business Combination, we believe we may be classified as a PFIC for the current taxable year. However, because the timing of the Business Combination and the PFIC characterization of the assets and revenue of the Company for these purposes is uncertain and because our PFIC status for each taxable year will depend on several factors, including the composition of our income and assets and the value of our assets (which may be determined in part by reference to the market value of our Class A ordinary shares), our PFIC status for the current taxable year or any other taxable year may not be determined until after the close of the taxable year. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. If we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information.

We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this proxy statement captioned “United States Federal Income Tax Considerations — PFIC Considerations with Respect to Redemption.”

We may be a PFIC, which could result in adverse U.S. federal income tax consequences to U.S. investors who exercise their right to redeem our ordinary shares.

We are a blank check company, with no current active business, and may be classified as a PFIC in the 2020 Tax Year and may be considered a PFIC for the current taxable year ending December 31, 2021. If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section entitled “United States Federal Income Tax Considerations”), such U.S. Holder may be subject to adverse U.S. federal income tax consequences upon the redemption of ordinary shares and may be subject to additional reporting requirements. U.S. Holders are urged to consult their own tax advisors regarding the possible application of the PFIC rules to holders of our ordinary shares. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see “United States Federal Income Tax Considerations — PFIC Considerations with Respect to Redemption.”

The Cayman Islands Economic Substance Act may affect our operations.

The Cayman Islands has recently enacted the International Tax Co-operation (Economic Substance) Act (As Revised), or the Cayman Economic Substance Act. The Cayman Economic Substance Act generally requires legal entities domiciled or registered in the Cayman Islands to have demonstrable substance in the Cayman Islands. The Cayman Economic Substance Act was introduced by the Cayman Islands to ensure that it meets its commitments to the EU, as well as its obligations under the OECD’s global Base Erosion and Profit Shifting initiatives. The Company is required to comply with the Cayman Economic Substance Act. As the Company is a Cayman Islands company, compliance obligations include filing annual notifications for the Company, which need to state whether the Company is carrying out any relevant activities and, if so, whether the Company has satisfied economic substance tests to the extent required under the Cayman Economic Substance Act. As it is a relatively new regime, it is anticipated that the Cayman Economic Substance Act will evolve and be subject to further clarification and amendments. The Company may need to allocate additional resources to keep updated with these developments, and may have to make changes to the Company’s operations in order to comply with all requirements under the Cayman Economic Substance Act. Failure to satisfy these requirements may subject the Company to penalties under the Cayman Economic Substance Act. The Cayman Islands Tax Information Authority shall impose a penalty of CI$10,000 (or US$12,500) on a relevant entity for failing to satisfy the economic substance test or CI$100,000 (or US$125,000) if it is not satisfied in the subsequent financial year after the initial notice of failure. Following failure after two consecutive years the Grand Court of the Cayman Islands may make an order requiring the relevant entity to take specified action to satisfy the economic substance test or ordering it that it is defunct or be struck off.

If Helix is unable to complete the Business Combination with MoonLake or another business combination by October 22, 2022 (or such later date as may be approved by Helix’s shareholders), Helix will cease all operations except for the purposes of winding up. In connection with winding up, Helix would redeem its public shares and liquidate the Trust Account in which case, its public shareholders may only receive approximately $10.00 per share. In addition, third-parties may bring claims against Helix and, as a result, the proceeds held in the Trust Account could be reduced, and the per share liquidation price received by shareholders could be less than $10.00 per share.

Under the terms of the Existing MAA, Helix must complete an initial business combination by October 22, 2022, or Helix must cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of Helix’s remaining shareholders, dissolving and liquidating. In connection with Helix’s redemption of 100% of the outstanding public shares and, subject to the approval of Helix’s remaining shareholders and the Helix Board, dissolving and liquidating, third-parties may bring claims against Helix. Although Helix has obtained waiver agreements from certain vendors and service providers (other than its independent auditors) it has engaged and owes money to, and the prospective target businesses Helix has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the Trust Account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the Trust Account could be subject to claims that could take priority over those of Helix’s public shareholders.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to Helix if and to the extent any claims by a vendor for services rendered or products sold to Helix, or a prospective target business with which Helix has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable and up to $100,000 of interest to pay dissolution expenses; provided, that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under Helix’s indemnity of the underwriters of its IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third-party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. Helix has not asked the Sponsor to reserve for its indemnification obligations, nor independently verified whether the Sponsor has sufficient funds to satisfy such obligations. Furthermore, Helix believes that the Sponsor’s only assets are securities of Helix. As a result, if any such claims were successfully made against the Trust Account, the funds available for Helix’s initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, Helix may not be able to complete its initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares.

Helix’s directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to Helix’s public shareholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per public share; or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and up to $100,000 for dissolution expenses, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, Helix’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations.

While Helix currently expects that its independent directors would take legal action on its behalf against the Sponsor to enforce its indemnification obligations to Helix, it is possible that Helix’s independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If Helix’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to Helix’s public shareholders may be reduced below $10.00 per share.

If, before distributing the proceeds in the Trust Account to its public shareholders, Helix files a bankruptcy petition or an involuntary bankruptcy petition is filed against Helix that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of Helix’s shareholders and the per share amount that would otherwise be received by Helix’s shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to its public shareholders, Helix files a bankruptcy petition or an involuntary bankruptcy petition is filed against Helix that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Helix’s bankruptcy estate and subject to the claims of third-parties with priority over the claims of Helix’s shareholders. To the extent any bankruptcy claims deplete the Trust Account, the per share amount that would otherwise be received by Helix’s shareholders in connection with our liquidation may be reduced.

Helix’s shareholders may be held liable for claims by third-parties against Helix to the extent of distributions received by them.

If Helix is unable to complete the Business Combination with MoonLake or another initial business combination within the required time period, Helix will cease all operations except for the purpose of winding up, liquidating and dissolving, subject to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Helix cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, Helix’s shareholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of Helix’s shareholders may extend well beyond the third anniversary of the date of distribution. Accordingly, Helix cannot assure you that third-parties will not seek to recover from its shareholders amounts owed to them by Helix.

If Helix is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against Helix which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Helix’s shareholders. Furthermore, because Helix intends to distribute the proceeds held in the Trust Account to its public shareholders promptly after the expiration of the time period to complete an initial business combination, this may be viewed or interpreted as giving preference to its public shareholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, by paying public shareholders from the Trust Account before addressing the claims of creditors, the Helix Board may be viewed as having breached its fiduciary duties to Helix’s creditors and/or having acted in bad faith, thereby exposing itself and the Company following the Business Combination to claims of punitive damages. Helix cannot assure you that claims will not be brought against it for these reasons.

The ability of shareholders to exercise redemption rights with respect to a large number of Class A Ordinary Shares could increase the probability that the Business Combination would be unsuccessful and that shareholders would have to wait for liquidation to redeem their shares.

At the time Helix entered into the agreements for the Business Combination it did not know how many shareholders would exercise their redemption rights, and therefore Helix structured the Business Combination based on its expectations as to the number of Class A Ordinary Shares that will be submitted for redemption. If a larger number of such shares are submitted for redemption than Helix initially expected, this could lead to a failure to consummate the Business Combination, a failure to obtain or maintain the listing of Helix’s securities on the Nasdaq or another national securities exchange, or a lack of liquidity, which could impair the Company’s ability to fund its operations and adversely affect its business, financial condition and results of operations.

The unaudited pro forma condensed combined financial information included in this proxy statement may not be indicative of what the Company’s actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what the Company’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

The Business Combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.

The completion of the Business Combination is subject to a number of conditions. The completion of the Business Combination is not assured and is subject to risks, including the risk that (i) approval of the Business Combination by Helix’s shareholders is not obtained, (ii) there are not sufficient funds in the Trust Account to meet the Minimum Cash Condition, (iii) all approvals, determinations, grants, confirmations and other conditions of Swiss regulatory authorities in connection with the transactions contemplated by the Business Combination Agreement and the related agreements are not made, obtained, satisfied or given or in full force and effect, in each case subject to certain terms specified in the Business Combination Agreement (as described under see “The Business Combination Proposal — The Business Combination Agreement — Conditions”), or (iv) other closing conditions are not satisfied.

Satisfying the conditions to, and completion of, the transactions may take longer than, and could cost more than, Helix expects. Any delay in completing or any additional conditions imposed in order to complete the Business Combination may materially adversely affect the benefits that Helix expects to achieve from the Business Combination.

Helix and MoonLake will incur significant transaction and transition costs in connection with the Business Combination, and the Company will incur additional costs and obligations as a result of being a public operating company following the Business Combination.

Helix and MoonLake have both incurred and expect to continue to incur significant, non-recurring costs in connection with consummating the Business Combination, and the Company will incur additional costs and obligations as a public operating company following the consummation of the Business Combination, over and above the significant time and resources already devoted to such compliance and reporting matters by Helix as a public shell company. The post-combination Company will be managed by MoonLake’s management team, which does not currently have responsibility for the obligations associated with public company compliance and reporting. Management will be required to devote significant time and attention to such obligations following closing.

The Business Combination may be completed even though material adverse effects may result from the announcement of the Business Combination, industry-wide changes and other causes.

In general, either Helix or MoonLake can refuse to complete the Business Combination if there is a material adverse effect affecting the other party between the signing date of the Business Combination Agreement and the planned closing. However, certain types of changes do not permit either party to refuse to complete the Business Combination, even if such change could be said to have a material adverse effect on MoonLake or Helix, including the following events (except, in some cases, where the change has a disproportionate effect on a party):

•        changes generally affecting the economy, financial or securities markets;

•        the outbreak or escalation of war or any act of terrorism, civil unrest or natural disasters;

•        changes (including changes in law) or general conditions in the industry in which the party operates;

•        changes in GAAP (or the authoritative interpretation of GAAP); or

•        changes attributable to the public announcement or pendency of the transactions contemplated by the Business Combination Agreement (including the impact thereof on relationships with customers, suppliers, employees and any federal, state, or local government entities).

Furthermore, Helix or MoonLake may waive the occurrence of a material adverse effect affecting the other party. If a material adverse effect occurs and the parties still complete the Business Combination, Helix’s stock price may suffer.

Failure to effectively retain, attract and motivate key employees could diminish the anticipated benefits of the Business Combination.

The success of the Business Combination will depend in part on the attraction, retention and motivation of executive personnel critical to the business and operations of MoonLake. Executives may experience uncertainty about their future roles with Helix and MoonLake during the pendency of the Business Combination or after its completion. In addition, competitors may recruit MoonLake management. If the Company following the Business Combination is unable to attract, retain and motivate executive personnel that are critical to the successful operations of the combined business, the Company could face disruptions in its operations, strategic relationships, key information, expertise or know-how and unanticipated recruitment and onboarding costs. In addition, the loss of key personnel could diminish the anticipated benefits of the Business Combination.

Because MoonLake will become a public reporting company by means other than a traditional underwritten initial public offering, shareholders may face additional risks and uncertainties.

Because MoonLake will become a public reporting company by means of consummating the Business Combination rather than by means of a traditional underwritten initial public offering, there is no independent third-party underwriter selling the Class A Ordinary Shares, and, accordingly, shareholders will not have the benefit of an independent review and investigation of the type normally performed by an unaffiliated, independent underwriter in a public securities offering. Due diligence reviews typically include an independent investigation of the background of MoonLake, any advisors and their respective affiliates, review of the offering documents and independent analysis of the plan of business and any underlying financial assumptions. Because there is no independent third-party underwriter selling the Class A Ordinary Shares, Helix’s shareholders must rely on the information included in this proxy statement. Although Helix performed a due diligence review and investigation of MoonLake in connection with the Business Combination that it believed to be reasonable, the lack of an independent due diligence review and investigation increases the risk of investment in the Company because this due diligence investigation may not have uncovered facts that would be important to a potential investor.

In addition, because the Company will not become a public reporting company by means of at traditional underwritten initial public offering, security or industry analysts may not provide, or be less likely to provide, coverage of the Company. Investment banks may also be less likely to agree to underwrite follow-on or secondary offerings on behalf of the Company than they might if the Company became a public reporting company by means of a traditional underwritten initial public offering, because they may be less familiar with the Company as a result of not having performed similar work during the initial public offering process or because of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for the Class A Ordinary Shares could have an adverse effect on the Company’s ability to develop a liquid market for the Class A Ordinary Shares.

If the Adjournment Proposal is not approved, the Helix Board will not have the ability to adjourn the extraordinary general meeting to a later date.

The officer presiding over the extraordinary general meeting may determine that it would be in the best interests of Helix to adjourn the extraordinary general meeting (A) to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to Helix’s shareholders; (B) if, as of the time for which the extraordinary general meeting is originally scheduled, there are insufficient ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the extraordinary general meeting; (C) to seek withdrawals of redemption requests from public shareholders; or (D) to solicit additional proxies from Helix shareholders in favor of one or more of the proposals at the extraordinary general meeting. If the Adjournment Proposal is not approved, the Helix Board will not have the ability to adjourn the meeting to a later date. In such event, the Business Combination would not be completed.

General Risk Factors

Helix is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Class A Ordinary Shares less attractive to investors.

Helix is an “emerging growth company” as defined in the JOBS Act, and the Company will be an emerging growth company upon consummation of the Business Combination. As an emerging growth company, Helix and the Company are only required to provide two years of audited financial statements and management discussion and analysis of financial condition and results of operations disclosure. In addition, they are not required to obtain auditor attestation of reporting on internal control over financial reporting, have reduced disclosure obligations regarding executive compensation and are not required to hold non-binding advisory votes on executive compensation. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. These provisions allow an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies. Helix has elected to take advantage of such extended transition period. Helix cannot predict whether investors will find the Class A Ordinary Shares to be less attractive as a result of its reliance on these exemptions. If some investors find the Class A Ordinary Shares to be less attractive as a result, there may be a less active trading market for the Class A Ordinary Shares and the price of the Class A Ordinary Shares may be more volatile than the current trading market and price of Class A Ordinary Shares.

Following the Business Combination, the Company will remain an emerging growth company until the earliest of: (i) the end of the fiscal year in which the Company has total annual gross revenue of $1.07 billion; (ii) the last day of the Company’s fiscal year following the fifth anniversary of the date on which Helix consummated its IPO (or December 31, 2025); (iii) the date on which the Company issues more than $1.0 billion in non-convertible debt during the preceding three-year period; or (iv) the end of the fiscal year in which the market value of the Class A Ordinary Shares held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter.

Further, there is no guarantee that the exemptions available under the JOBS Act will result in significant savings. To the extent that the Company chooses not to use exemptions from various reporting requirements under the JOBS Act, it will incur additional compliance costs, which may impact the Company’s financial condition.

Following the Business Combination, we may become a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we will be exempt from certain provisions applicable to U.S. domestic public companies.

We may become a “foreign private issuer”, as defined in Rule 36-4 promulgated under the Exchange Act, following the consummation of the Business Combination. If we do become a foreign private issuer, we will be exempt from certain rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current report on Form 8-K;

•        the section of the Exchange Act regulating the solicitation of proxies, consents or authorizations respect of a security registered under the Exchange Act;

•        the section of the Exchange Act requiring directors, officers and 10% holders to file public reporting of their stock ownership and trading activities and imposing liability on insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules under Regulation FD restricting issuers from selectively disclosing material nonpublic information.

Accordingly, the information we will be required to file with or furnish to the SEC as a foreign private issuer is less extensive and less frequent as compared to the information required to be filed with the SEC by U.S. domestic issuers.

In addition, if we become a foreign private issuer whose securities are listed on Nasdaq, we will be permitted to, and may elect to, follow certain home country corporate governance practices in lieu of the requirements of the Nasdaq Rules pursuant to Nasdaq Rule 5615(a)(3). Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers and may afford our shareholders less protection than they otherwise would enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers. We would be required to disclose any significant ways in which our corporate governance practices differ from those followed by U.S. domestic issuers under Nasdaq corporate governance listing standards in an annual report on Form 20-F filed with the SEC or on our website.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information is provided for illustrative purposes only and should not be considered an indication of the results of operations or balance sheet of MoonLake following the Business Combination.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical balance sheet of Helix as of September 30, 2021 with the historical balance sheet of MoonLake as of September 30, 2021, giving pro forma effect to the Business Combination and the PIPE, as if they had occurred as of September 30, 2021.

The following unaudited pro forma condensed combined statement of operations for the nine month period ended September 30, 2021 combines the historical statement of operations of Helix for the nine month period ended September 30, 2021, and the historical statement of operations of MoonLake for the period from March 10, 2021 (inception) to September 30, 2021, giving pro forma effect to the Business Combination and the PIPE as if they had occurred on January 1, 2021, the beginning of the earliest period presented in this proxy statement.

This information should be read together with the unaudited condensed consolidated MoonLake financial statements (including the related notes) as of and for the period ended September 30, 2021 and Helix’s unaudited condensed financial statements and related notes as of and for the period ended September 30, 2021, “MoonLake Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Helix Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement.

References to the “Combined Company” in this section “Unaudited Pro Forma Condensed Combined Financial Information” are to MoonLake Immunotherapeutics following the consummation of the transactions contemplated by the Business Combination Agreement.

Description of the Transaction

On October 4, 2021, Helix entered into the Business Combination Agreement with MoonLake. Following the Closing of the Business Combination contemplated by the Business Combination Agreement, the existing securityholders of MoonLake (except as noted below with respect to the BVF Shareholders) will retain their equity interests in MoonLake and will receive a number of non-economic voting shares in Helix determined by multiplying the number of MoonLake Common Shares held by them immediately prior to the Closing by the Exchange Ratio. The BVF Shareholders will assign all of their MoonLake Common Shares to Helix and Helix will issue to the BVF Shareholders an aggregate number of Class A Ordinary Shares equal to the product of such number of assigned MoonLake Common Shares and the Exchange Ratio. Helix will receive a controlling equity interest in MoonLake in exchange for making the Cash Contribution. The assumed Exchange Ratio for the preparation of the unaudited pro forma condensed combined financial information is 33.638698.

As consideration for the transaction, Helix will invest into MoonLake its Available Closing Date Cash, defined in the Business Combination Agreement as the aggregate amount of (a) the cash in Helix’s trust account, less amounts required to satisfy any Helix share redemptions and less the aggregate amount of any unpaid Helix transaction expenses plus (b) the aggregate proceeds received from any PIPE Investors. Available Closing Date Cash does not correspond to the Combined Company cash balance at Closing as it excludes certain other transactions, for example, Swiss stamp duty fees, MoonLake’s transaction expenses and the payment of the par value of the Class C Ordinary Shares at Closing. The Available Closing Date Cash is expected to be $216.3 million assuming no redemptions and $101.3 million assuming maximum redemptions. The Business Combination Agreement requires Helix to have net tangible assets of at least $5,000,001 immediately prior to or upon consummation of the Business Combination for the Business Combination to complete. In exchange, MoonLake will issue 6,429,808 MoonLake Class V Voting Shares (assuming no redemptions) or 3,009,926 MoonLake Class V Voting Shares (assuming maximum redemptions) to Helix with a par value of CHF 0.01 per share, each having, due to its lower par value, ten times the voting power of a MoonLake Common Share.

Business Combination Structure

Assuming approval of the Business Combination by Helix’s shareholders and the satisfaction or waiver of the other closing conditions set forth in the Business Combination Agreement, the following transactions will occur:

(i)     At least four business days prior to the Closing Date, Helix and MoonLake will determine as of such date (x) the Preliminary Investment Amount, which will be equal to the cash in Helix’s Trust Account, less amounts required to satisfy any redemptions and less the aggregate amount of any unpaid Helix transaction expenses plus the aggregate proceeds actually received by Helix from any consummated PIPE as of such date, and (y) the MoonLake Preliminary Class V Voting Shares to be issued by MoonLake to Helix at the Closing, which will be equal to (A) the Preliminary Investment Amount divided by (B) the Exchange Ratio.

(ii)    At least three business days prior to the Closing Date, Helix will transfer an amount equal to the product of the MoonLake Preliminary Class V Voting Shares multiplied by CHF 0.01 (the nominal amount of each MoonLake Class V Voting Share) to a blocked Swiss bank account of MoonLake.

(iii)   One business day prior to the Closing Date, subject to approval by MoonLake’s shareholders and registration by the competent Swiss commercial register, the ML Parties and MoonLake will effectuate the Restructuring, to, among other things, (x) convert the existing MoonLake Series A Preferred Shares into an equal number of MoonLake Common Shares, such that the ML Parties will hold a single class of capital stock of MoonLake immediately prior to the Closing and (y) approve a capital increase for the issuance of MoonLake Class V Voting Shares, each Class V Voting Share due to its lower par value having ten times the voting power of a MoonLake Common Share.

(iv)   At the Closing, all then-outstanding Class B Ordinary Shares will be automatically converted into Class A Ordinary Shares on a one-for-one basis.

(v)    At the Closing, Helix will amend and restate its Existing MAA to, among other things, establish a share structure containing the Class A Ordinary Shares, which will carry economic and voting rights, and Class C Ordinary Shares, which will carry voting rights but no economic rights.

(vi)   On the Closing Date, Helix and MoonLake will determine (x) the Available Closing Date Cash, (y) the final number of MoonLake Class V Voting Shares attributable to Helix at the Closing based on the Available Closing Date Cash, which is assumed to be 6,429,808 (assuming no redemptions) or 3,009,926 (assuming maximum redemptions) and (z) the Cash Contribution.

(vii)  On the Closing Date, Helix will pay all unpaid transaction expenses and then make available the remaining Cash Contribution to MoonLake.

(viii) If the Available Closing Date Cash is lower than the Preliminary Investment Amount, at the election of MoonLake, Helix will retransfer to MoonLake the number of MoonLake Class V Voting Shares at par value that have been issued in excess.

(ix)   On the Closing Date, following the Restructuring, the BVF Shareholders will assign all of their MoonLake Common Shares to Helix and Helix will issue to the BVF Shareholders an aggregate amount of Class A Ordinary Shares equal to the product of such number of assigned MoonLake Common Shares and the Exchange Ratio.

(x)    On the Closing Date, Helix will issue Class C Ordinary Shares to the ML Parties (other than the BVF Shareholders).

(xi)   On the Closing Date, Helix will issue to the PIPE Investors an aggregate of 11,500,000 Class A Ordinary Shares at a price of $10.00 per share for gross proceeds of $115,000,000.

For more information on the Business Combination, refer to the “Business Combination Agreement.”

Accounting for the Business Combination

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with US GAAP. Under this method of accounting, Helix will be treated as the “acquired” company for financial reporting purposes, and

MoonLake will be the accounting “acquirer”. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of MoonLake issuing shares for the net assets of Helix, accompanied by a recapitalization. The net assets of Helix will be stated at historical cost, with no goodwill or other intangible assets recorded.

MoonLake has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        the ML Parties (excluding the BVF Shareholders), through their ownership of the Class C Ordinary Shares, and together with the BVF Shareholders, through their ownership of Class A Ordinary Shares, will have the greatest voting interest in the Combined Company under the no and maximum redemptions scenarios with over 55% of the voting interest in each scenario;

•        MoonLake’s directors will represent the majority of the new Board of the Combined Company;

•        MoonLake’s senior management will be the senior management of the Combined Company; and

•        MoonLake is the larger entity based on historical operating activity and has the larger employee base.

Basis of Presentation

The adjustments presented on the unaudited pro forma condensed combined financial information have been identified and presented to provide an understanding of the Combined Company upon consummation of the Business Combination for illustrative purposes.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The unaudited pro forma condensed combined financial information presents only Transaction Accounting Adjustments and does not present Management’s Adjustments. The historical financial information has been adjusted to reflect the pro forma adjustments that are directly attributable to the Business Combination and the PIPE.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not intended to represent or be indicative of the consolidated results of operations or balance sheet that would have been reported had the Business Combination been completed as of the date presented, and should not be taken as representative of the future consolidated results of operations or financial position of the Combined Company following the Business Combination. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the Combined Company after giving effect to the Business Combination. The financial results may have been different had the companies been combined for the referenced period. The companies have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information excludes certain transactions which are not contractually linked nor contingent upon the Closing of the Business Combination. These include:

•        999 MoonLake Common Shares and 5,550 options to acquire 5,550 MoonLake Common Shares were granted after September 30, 2021 under MoonLake’s Employee Share Participation Plan and MoonLake’s Employee Stock Option Plan, of which 1,665 have been forfeited and 3,885 remain outstanding; and

•        21,812 MoonLake Common Shares which have not been issued but have been approved for future equity grants under MoonLake’s Employee Share Participation Plan and MoonLake’s Employee Stock Option Plan.

The unaudited pro forma condensed combined financial information has been prepared assuming no exchange of the 490,725 outstanding MoonLake Common Shares held by the ML Parties (other than the BVF Shareholders), giving pro forma effect to the Business Combination as if it had occurred as of September 30, 2021, into 16,507,350 Class A Ordinary Shares and it does not take into account MoonLake’s exercise of its call option to acquire

57,756 MoonLake Common Shares from Arnout Ploos van Amstel on December 13, 2021 and re-allocation of such shares under MoonLake’s Employee Share Participation Plan and MoonLake’s Employee Stock Option Plan. The unaudited pro forma condensed combined financial information reflects the 29.15% and 36.57% direct ownership of the ML Parties (other than BVF Shareholders) as non-controlling interest in the Combined Company under no redemptions and maximum redemptions scenarios respectively. In the event that all 490,725 outstanding MoonLake Common Shares held by the ML Parties (other than the BVF Shareholders), giving pro forma effect to the Business Combination as if it had occurred as of September 30, 2021, are exchanged, the non-controlling interest would be reclassified to Class A Ordinary Shares and the number of Helix outstanding Ordinary Shares and corresponding voting rights will remain unchanged. The pro forma Combined Company EPS calculation illustrates the potential impact on the basic and diluted EPS if the shares were exchanged — refer to section “4. Loss per share.”

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative scenarios regarding redemption of Helix shares into cash:

•        Scenario 1 — No Redemptions:    This presentation assumes that no Helix shareholders exercise redemption rights with respect to their Class A Ordinary Shares.

•        Scenario 2 — Maximum Redemptions:    This presentation assumes that Helix shareholders will exercise their redemption rights for all 11,500,000 issued and outstanding redeemable Class A Ordinary Shares which are classified as temporary equity measured at fair value. This will result in a reduction of approximately $115 million of total funds in Helix’s trust account as of September 30, 2021 assuming that MoonLake and the ML Parties waive the Minimum Cash Condition. The maximum redemptions are calculated based on a pre-closing condition in the Business Combination Agreement and a provision in the Existing MAA which provides that Helix may not consummate the Business Combination if redemptions would cause Helix to fail to have at least $5,000,001 in net tangible assets immediately prior to or upon consummation of the Business Combination for the Business Combination. Therefore, Scenario 2 reflects the maximum redemptions that can occur for the Business Combination to close.

The foregoing scenarios are for illustrative purposes only as the actual number of redemptions by Helix’s public shareholders is unknowable prior to the deadline for the exercise of redemption rights with respect to Class A Ordinary Shares (which is two business days before the initial date of the extraordinary general meeting). Accordingly, the actual financial position and results of operations may differ significantly from the pro forma amounts presented herein.

The following table summarizes the unaudited pro forma Class A and Class C Ordinary Shares outstanding and the respective percentage share of the total voting rights assuming no redemptions or maximum redemptions scenarios, and calculated by applying the Exchange Ratio based on MoonLake’s Fully Diluted Shares as of September 30, 2021:

	Assuming No Redemptions		Assuming Maximum Redemptions
	Shares	Voting rights %	Shares	Voting rights %
Total Helix Acquisition Corp.
Helix Class A Ordinary Shares – existing shareholders (excl. Helix management)	11,500,000	18.76%	—	—%
Helix Class A Ordinary Shares – Helix management (sponsor promote and IPO private placement shares, excl. PIPE participation)	3,305,000	5.39%	3,305,000	6.63%
Helix Class A Ordinary Shares – PIPE shareholders	11,500,000	18.76%	11,500,000	23.09%
Helix Class A Ordinary Shares – BVF shareholders	18,501,284	30.17%	18,501,284	37.14%
Helix Class C Ordinary Shares – ML Parties (other than the BVF Shareholders)	16,507,350	26.92%	16,507,350	33.14%
Total Helix Class A and Class C Ordinary Shares Outstanding at Closing	61,313,634	100%	49,813,634	100%

The following table summarizes the Class A Ordinary Shares outstanding and the respective percentage share of the total voting rights assuming no redemptions or maximum redemptions scenarios after giving effect to the following transactions:

•        Inclusion of 999 MoonLake Common Shares and 3,885 options to acquire 3,885 MoonLake Common Shares granted after September 30, 2021;

•        Inclusion of 21,812 MoonLake Common Shares which have not been issued but have been approved for future equity grants under MoonLake’s Employee Share Participation Plan and MoonLake’s Employee Stock Option Plan;

•        Inclusion of 2,775 options to acquire MoonLake Common Shares, assumed to be fully exercised;

•        Exercise on December 13, 2021 of the call option to acquire 57,756 MoonLake Common Shares held by Mr. Ploos van Amstel upon his departure from MoonLake and re-allocation of 35,000 of those shares on January 18, 2022 under MoonLake’s Employee Stock Option Plan, with the remaining 22,756 shares made available for future grants under MoonLake’s Employee Share Participation Plan and MoonLake’s Employee Stock Option Plan; and

•        Exchange of all MoonLake Common Shares owned by the ML Parties (other than the BVF Shareholders), including those issued pursuant to the transactions above, into Class A Ordinary Shares at a fixed exchange ratio of 1:33.638698 and the cancellation of the Class C Ordinary Shares.

If the above transactions were reflected in the unaudited condensed combined financial information, the outstanding MoonLake Common Shares would increase from 1,040,725 as at September 30, 2021 to 1,070,196. Out of this total, 520,196 MoonLake Common Shares would be held by the ML Parties (other than the BVF Shareholders) and exchanged into 17,498,716 Class A Ordinary Shares. Together with the Class A Ordinary Shares received by the BVF Shareholders, the total Class A Ordinary Shares issued to the ML Parties would increase from 35,008,634 to 36,000,000 resulting in a combined ownership of 57.78% (assuming no redemptions) or 70.86% (assuming maximum redemptions) in the Combined Company.

	Assuming No Redemptions		Assuming Maximum Redemptions
	Shares	Voting rights	Shares	Voting rights
Total Helix Acquisition Corp.
Helix Class A Ordinary Shares – existing shareholders (excl. Helix management)	11,500,000	18.46%	—	—%
Helix Class A Ordinary Shares – Helix management (sponsor promote and IPO private placement shares, excl. PIPE participation)	3,305,000	5.30%	3,305,000	6.50%
Helix Class A Ordinary Shares – PIPE shareholders	11,500,000	18.46%	11,500,000	22.64%
Helix Class A Ordinary Shares – BVF shareholders	18,501,284	29.69%	18,501,284	36.42%
Helix Class A Ordinary Shares – ML Parties (other than the BVF Shareholders)	17,498,716	28.09%	17,498,716	34.44%
Total Helix Class A Ordinary Shares Outstanding at Closing	62,305,000	100%	50,805,000	100%

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2021
(in $, assuming no redemptions)

	as of September 30, 2021				as of September 30, 2021
	Helix (Historical)	MoonLake (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash	$1,028,752	$507,562	$212,129,100	(A)	$213,665,414
Other receivable	—	66,810	—		66,810
Prepaid expenses and other current assets	178,041	43,645	—		221,686
Marketable securities held in trust account	115,040,353	—	(115,040,353)	(B)	—
Total current assets	116,247,146	618,017	97,088,747		213,953,910
NON-CURRENT ASSETS:
Property and equipment, net	—	29,850	—		29,850
TOTAL ASSETS	$116,247,146	$647,867	$97,088,747		$213,983,760

LIABILITIES
CURRENT LIABILITIES:
Trade and other payables	$—	$762,550	$—		$762,550
Accrued expenses and other current liabilities	2,059,078	2,839,557	(1,687,394)	(D) - (BB)	3,211,241
Total current liabilities	2,059,078	3,602,107	(1,687,394)		3,973,791
Pension liability	—	150,000	—		150,000
Deferred underwriting fee payable	4,025,000	—	(4,025,000)	(D)
Total long-term liabilities	4,025,000	150,000	(4,025,000)		150,000

Helix – Class A Ordinary Shares subject to possible redemption, 11,500,000 shares at $10.00 per share as of September 30, 2021	115,000,000	—	(115,000,000)	(G)	—

SHAREHOLDERS’ EQUITY:
MoonLake Common Shares, CHF 0.10 par value; 390,000 shares authorized; 360,529 shares issued and outstanding	—	38,429	(38,429)	(H)	—
Historical: Helix Class A Ordinary Shares, $0.0001 par value; 500,000,000 shares authorized; 430,000 shares issued and outstanding Pro Forma Combined: Helix Class A Ordinary Shares, $0.0001 par value; 500,000,000 shares authorized; 44,806,284 shares issued and outstanding	43	—	4,438	(I)	4,481
Helix Class B Ordinary Shares, $0.0001 par value; 50,000,000 shares authorized; 2,875,000 shares issued and outstanding	288	—	(288)	(M)	—
Helix Class C Ordinary Shares, $0.0001 par value; 100,000,000 shares authorized; 16,507,350 shares issued and outstanding	—	—	1,651	(L)	1,651
MoonLake Series A Preferred shares, CHF 0.10 par value; 680,196 shares authorized; 680,196 shares issued and outstanding	—	72,466	(72,466)	(H)	—
Additional paid-in capital	—	33,044,931	152,398,212	(N)	185,443,143
Accumulated deficit	(4,837,263)	(36,260,066)	4,343,219	(O)	(36,754,110)
Accumulated other comprehensive loss	—	—	—		—
Total shareholders’ equity attributable to Helix shareholders	(4,836,932)	(3,104,240)	156,636,337		148,695,165
Total shareholders’ equity attributable to non-controlling interest	—	—	61,164,804	(Q)	61,164,804
Total shareholders’ equity	(4,836,932)	(3,104,240)	217,801,141		209,859,969
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$116,247,146	$647,867	$97,088,747		$213,983,760

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2021
(in $, assuming maximum redemptions)

	as of September 30, 2021				as of September 30, 2021
	Helix (Historical)	MoonLake (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash	$1,028,752	$507,562	$98,239,151	(A)	$99,775,465
Other receivable	—	66,810	—		66,810
Prepaid expenses and other current assets	178,041	43,645	—		221,686
Marketable securities held in trust account	115,040,353	—	(115,040,353)	(C)	—
Total current assets	116,247,146	618,017	(16,801,202)		100,063,961
NON-CURRENT ASSETS:
Property and equipment, net	—	29,850	—		29,850

TOTAL ASSETS	$116,247,146	$647,867	$(16,801,202)		$100,093,811

LIABILITIES
CURRENT LIABILITIES:
Trade and other payables	$—	$762,550	$—		$762,550
Accrued expenses and other current liabilities	2,059,078	2,839,557	(1,687,394)	(D) - (BB)	3,211,241
Total current liabilities	2,059,078	3,602,107	(1,687,394)		3,973,791
Pension liability	—	150,000	—		150,000
Deferred underwriting fee payable	4,025,000	—	(4,025,000)	(D)	—

Total long term liabilities	4,025,000	150,000	(4,025,000)		150,000

Helix Class A Ordinary Shares subject to possible redemption, 11,500,000 shares at $10.00 per share	115,000,000	—	(115,000,000)	(G)	—

SHAREHOLDERS’ EQUITY:
MoonLake Common Shares, CHF 0.10 par value; 390,000 shares authorized; 360,529 shares issued and outstanding	—	38,429	(38,429)	(H)	—
Historical: Helix Class A Ordinary Shares, $0.0001 par value; 500,000,000 shares authorized; 430,000 shares issued and outstanding Pro Forma Combined: Helix Class A Ordinary Shares, $0.0001 par value; 500,000,000 shares authorized; 33,306,284 shares issued and outstanding	43	—	3,288	(I)	3,331
Helix Class B Ordinary Shares, $0.0001 par value; 50,000,000 shares authorized; 2,875,000 shares issued and outstanding	288	—	(288)	(M)	—
Helix Class C Ordinary Shares, $0.0001 par value; 100,000,000 shares authorized; 16,507,350 shares issued and outstanding	—	—	1,651	(L)	1,651
MoonLake Series A Preferred shares, CHF 0.10 par value; 680,196 shares authorized; 680,196 shares issued and outstanding	—	72,466	(72,466)	(H)	—
Additional paid-in capital	—	33,044,931	64,573,770	(N)	97,618,701
Accumulated deficit	(4,837,263)	(36,260,066)	4,343,219	(O)	(36,754,110)
Accumulated other comprehensive loss	—	—	—		—
Total shareholders’ equity attributable to Helix shareholders	(4,836,932)	(3,104,240)	68,810,745		60,869,573
Total shareholders’ equity attributable to non-controlling interest	—	—	35,100,447	(Q)	35,100,447
Total shareholders’ equity	(4,836,932)	(3,104,240)	103,911,192		95,970,020

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$116,247,146	$647,867	$(16,801,202)		$100,093,811

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021
(in $, except share and per share data assuming no redemptions and maximum redemptions)

					Assuming No Redemptions	Assuming Maximum Redemptions
	Helix (Historical)	MoonLake (Historical)	Pro Forma Adjustments		Pro Forma Combined	Pro Forma Combined
Operating expenses
Research and development	$—	$(30,536,746)	$—		$(30,536,746)	$(30,536,746)
General and administrative	(2,346,085)	(5,694,999)	(494,044)	(BB) – (CC)	(8,535,128)	(8,535,128)
Fixed assets depreciation	—	(2,482)			(2,482)	(2,482)
Total operating expenses	(2,346,085)	(36,234,227)	(494,044)		(39,074,356)	(39,074,356)
Operating loss	(2,346,085)	(36,234,227)	(494,044)		(39,074,356)	(39,074,356)

Other income/(expenses)	25,436	(25,839)	(25,436)	(AA)	(25,839)	(25,839)

Loss before income tax	(2,320,649)	(36,260,066)	(519,480)		(39,100,195)	(39,100,195)

Income tax	—	—			—	—
Net loss attributable to the Combined Company	(2,320,649)	(36,260,066)	(519,480)		(39,100,195)	(39,100,195)
Of which: net loss attributable to Helix shareholders	—	—	—		(27,704,235)	(24,799,538)
Of which: net loss attributable to non-controlling interest	—	—	—		(11,395,960)	(14,300,657)

Net loss per share attributable to shareholders, basic and diluted	$(0.70)	$(70.56)

Weighted average Common Shares outstanding, basic and diluted(1)	3,305,000	513,922

Pro forma net loss per share attributable to Helix Class A Ordinary Shares shareholders, basic and diluted (assuming no redemptions)					$(0.62)

Pro forma weighted average Helix Class A Ordinary Shares outstanding, basic and diluted (assuming no redemptions)					44,806,284

Pro forma net loss per share attributable to Helix Class A Ordinary Shares shareholders, basic and diluted (assuming maximum redemptions)						$(0.74)

Pro forma weighted average Helix Class A Ordinary Shares outstanding, basic and diluted (assuming maximum redemptions)						33,306,284

____________

(1)      The Helix historical weighted average shares outstanding excludes 11,500,000 shares subject to possible redemption for Helix at September 30, 2021.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 assumes that the Business Combination occurred on September 30, 2021. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2021. These periods are presented on the basis that MoonLake is the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•        MoonLake’s unaudited condensed consolidated balance sheet as of September 30, 2021 and the notes thereto, included elsewhere in this proxy statement; and

•        Helix’s unaudited condensed balance sheet as of September 30, 2021 and the notes thereto, included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the nine month period ended September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•        MoonLake’s unaudited condensed consolidated statements of operations and comprehensive loss for the period from March 10, 2021 (inception) through September 30, 2021 and the notes thereto, included elsewhere in this proxy statement; and

•        Helix’s unaudited statement of operations for the nine month period ended September 30, 2021 and the notes thereto, included elsewhere in this proxy statement.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of MoonLake after giving effect to the Business Combination. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible that the difference may be material. MoonLake’s and Helix’s management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and balance sheet would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or balance sheet of the Combined Company. They should be read in conjunction with the historical financial statements and notes thereto of MoonLake and Helix.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented. MoonLake’s and Helix’s management believes this unaudited pro forma condensed combined financial information to not be meaningful given the Combined Company incurred significant losses during the historical period presented.

2. Accounting Policies

Upon Closing of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined

Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

(A)    Represents pro forma adjustments to the cash balance to reflect in case of no redemptions the following:

	(in $)
Reclassification of Marketable securities held in Trust Account	$115,040,353	(B)
Proceeds from PIPE	115,000,000	(E)
Payment of Helix transaction expenses (excluding deferred underwriting fee payable and accrued expenses)	(7,665,922)	(D)
Payment of Helix deferred underwriting fees	(4,025,000)	(D)
Payment of accrued expenses	(2,059,078)	(D)
Payment of Swiss stamp duty	(2,162,904)	(F)
Payment of MoonLake transaction expenses	(2,000,000)	(F)
Issuance of Helix Class C Ordinary Shares to MoonLake shareholders	1,651	(L)
	$212,129,100	(A)

Or the following in case of maximum redemptions:

	(in $)
Reclassification of Marketable securities held in Trust Account	$—	(C)
Proceeds from PIPE	115,000,000	(E)
Payment of Helix transaction expenses (excluding deferred underwriting fee payable and accrued expenses)	(7,665,922)	(D)
Payment of Helix deferred underwriting fees	(4,025,000)	(D)
Payment of accrued expenses	(2,059,078)	(D)
Payment of Swiss stamp duty	(1,012,500)	(F)
Payment of MoonLake transaction expenses	(2,000,000)	(F)
Issuance of Helix Class C Ordinary Shares to MoonLake shareholders	1,651	(L)
	$98,239,151	(A)

(B)    Reflects the reclassification of $115.0 million marketable securities held in the Trust Account that becomes available to the Combined Company following the Business Combination.

(C)    Reflects the derecognition of $115.0 million of marketable securities held in the Trust Account that becomes available to the Class A ordinary shareholders following the Business Combination in case of maximum redemption.

(D)    Represents estimated transaction costs of approximately $13.7 million incurred by Helix in consummating the transaction, payable at closing, and accounted for through a reduction of Cash and cash equivalents and a corresponding reduction in Additional paid-in capital of $7.7 million, a reduction in deferred underwriting fee payable of $4.0 million and a reduction in accrued expenses of $2.0 million.

(E)    Reflects the gross proceeds of $115.0 million received through the issuance of Class A Ordinary Shares at $10.00 per share in a private placement (PIPE) pursuant to the Subscription Agreements.

(F)    Reflects the payment of $4.2 million (assuming no redemptions) or the payment of $3.0 million (assuming maximum redemptions) of estimated MoonLake transaction expenses including Swiss stamp duty fee which are payable at closing and results in a decrease to Cash and cash equivalents and a corresponding reduction in Additional paid-in capital.

(G)    Reflects the reclassification of $115.0 million Class A Ordinary Shares subject to possible redemption from temporary equity to shareholders’ equity, in case of no redemptions. The maximum redemption scenario reflects shareholders’ redemption of 11,500,000 Class A Ordinary Shares subject to possible redemption, for aggregate redemption payments of $115.0 million at a redemption price of approximately $10.0 per share.

(H)    Reflects the following transactions:

•        Conversion of the 680,196 outstanding MoonLake Series A Preferred Shares into 680,196 MoonLake Common Shares on a 1:1 ratio resulting in a total of 1,040,725 MoonLake Common Shares issued and outstanding; and

•        Reversal of $110,894 nominal value of the 1,040,725 outstanding MoonLake Common Shares against Additional Paid In Capital required to reflect the equity of Helix.

(I)     Reflects the following transactions of which all have a par value of $0.0001:

•        Issuance of 11,500,000 Class A Ordinary Shares to PIPE investors;

•        Conversion of 2,875,000 Class B Ordinary Shares, into Class A Ordinary Shares on a 1:1 ratio;

•        Reclassification of 11,500,000 Class A Ordinary Shares subject to possible redemptions to permanent shareholders’ equity in case of no redemptions;

•        Derecognition of 11,500,000 Class A Ordinary Shares subject to possible redemption and classified as temporary equity measured at fair value, for aggregate redemption payments of $115.0 million at a redemption price of approximately $10.0 per share, in case of maximum redemptions; and

•        Issuance of 18,501,284 Class A Ordinary Shares with a par value of $0.0001 to BVF Shareholders accounted for through a reduction in Additional paid-in capital and a corresponding increase in the Class A Ordinary Shares issued.

(L)    Reflects the issuance of 16,507,350 Class C Ordinary Shares with a par value of $0.0001 to MoonLake shareholders accounted for through an increase in Cash and cash equivalents and a corresponding increase in the Class C Ordinary Shares issued.

(M)   Reflects the conversion of 2,875,000 outstanding Class B shares into Class A Ordinary Shares on a 1:1 ratio.

(N)    Represents pro forma adjustments to additional paid-in capital to reflect in case of no redemptions the following:

Issuance of Helix Class A Ordinary Shares from PIPE net of par value	$114,998,850	(E)
Reclassification of Helix Class A Ordinary Shares subject to redemptions to permanent equity net of par value	114,998,850	(G)
Helix and MoonLake transaction costs including stamp duty fees	(11,828,825)	(D)(F)
Elimination of Helix’s historical accumulated deficit	(4,837,263)	(P)
Reversal of 1,040,725 outstanding MoonLake Common Shares	110,894	(H)
Issuance of Helix Class A Ordinary Shares to BVF shareholders	(1,850)	(L)
Share-based compensation accelerated vesting upon Closing of the Business Combination	122,360	(BB)
MoonLake non-controlling interest in the Combined Company	(61,164,804)	(Q)
	$152,398,212	(N)

Represents pro forma adjustments to additional paid-in capital balance to reflect the following case of maximum redemptions:

Issuance of Helix Class A Ordinary Shares from PIPE net of par value	$114,998,850	(E)
Reclassification of Helix Class A Ordinary Shares subject to redemptions to permanent equity net of par value	—	(G)
Helix and MoonLake transaction costs including stamp duty fees	(10,678,422)	(D)(F)
Elimination of Helix’s historical accumulated deficit	(4,837,263)	(P)
Reversal of 1,040,725 outstanding MoonLake Common Shares	110,894	(H)
Issuance of Helix Class A Ordinary Shares to BVF shareholders	(1,850)	(L)
Distribution of the interest earned on the Trust Account to redeeming shareholders following derecognition of conditionally redeemable Helix Class A Ordinary Shares classified as temporary equity	(40,352)	(I)
Share-based compensation accelerated vesting upon Closing of the Business Combination	122,360	(BB)
MoonLake non-controlling interest in the Combined Company	(35,100,447)	(Q)
	$64,573,770	(N)

(O)    Represents pro forma adjustments to accumulated deficit to reflect the following:

	(in $)
Elimination of Helix’s historical accumulated deficit	$4,837,263	(P)
Bonus Accrual	(371,684)	(BB)
Share-based compensation accelerated vesting upon Closing of the Business Combination	(122,360)	(CC)
	$4,343,219	(O)

(P)    Reflects the elimination of Helix’s historical accumulated deficit.

(Q)    Represents the 29.15% (assuming no redemptions) or 36.57% (assuming maximum redemptions) non-controlling interest held by MoonLake shareholders in the Combined Company at closing which is derived as follows:

	Assuming no redemptions
	Shares	Total Par Value	Economic Rights %	Voting Rights %
MoonLake Common Shares (held by ML Parties other than the BVF Shareholders)	490,725	52,266	29.15%	6.57%
MoonLake Common Shares (held by Helix)	550,000	58,579	32.66%	7.36%
MoonLake Class V Voting shares (held by Helix)	6,429,808	68,482	38.19%	86.07%
Total MoonLake Ordinary Shares Outstanding at Closing	7,470,533	179,327	100%	100%
	Assuming maximum redemptions
	Shares	Total Par Value	Economic Rights %	Voting Rights %
MoonLake Common Shares (held by ML Parties other than the BVF Shareholders):	490,725	52,266	36.57%	12.11%
MoonLake Common Shares (held by Helix)	550,000	58,579	40.99%	13.58%
MoonLake Class V Voting shares (held by Helix)	3,009,926	32,058	22.44%	74.31%
Total MoonLake Ordinary Shares Outstanding at Closing	4,050,651	142,903	100%	100%

	Assuming No Redemptions	Assuming Maximum Redemptions
Total Shareholders’ equity	209,859,968	95,970,019
Non-controlling interest % of the Combined Company	29.15%	36.57%
Total Shareholders’ Equity attributable to non-controlling interest(1)	61,164,804	35,100,447

____________

(1)      The total Shareholders’ Equity attributable to non-controlling interest may not be recalculated due to rounding of the NCI % interest.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(AA) Represents the elimination of investment income related to the investments held in the Trust Account.

(BB) Represents the bonus accrual for the MoonLake co-founders which is partially contingent on the transaction.

(CC) Represents the accelerated vesting of share-based compensation grants under ESPP upon Closing of the Business Combination.

4. Loss per Share

Net loss per share is calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption for the period ended September 30, 2021:

•        Scenario 1 — No Redemptions:    This presentation assumes that no Helix shareholders exercise redemption rights with respect to their Class A Ordinary Shares.

•        Scenario 2 — Maximum Redemptions:    This presentation assumes that Helix shareholders will exercise their redemption rights for all 11,500,000 issued and outstanding redeemable Class A Ordinary Shares which are classified as temporary equity measured at fair value. This will result in a reduction of approximately $115 million of total funds in Helix’s trust account as of September 30, 2021 assuming that MoonLake and the ML Parties waive the Minimum Cash Condition. The maximum redemptions are calculated based on a pre-closing condition in the Business Combination Agreement and a provision in the Existing MAA which provides that Helix may not consummate the Business Combination if redemptions would cause Helix to fail to have at least $5,000,001 in net tangible assets immediately prior to or upon consummation of the Business Combination for the Business Combination.

	Nine Months Ended September 30, 2021
	Assuming no redemptions	Assuming maximum redemptions
Pro forma net loss attributable to the Combined Company	$(39,100,195)	$(39,100,195)
Less: Pro forma net loss attributable to non-controlling interest	$(11,395,960)	$(14,300,657)
Pro forma net loss attributable to Helix shareholders	$(27,704,235)	$(24,799,538)
Weighted average shares outstanding – basic and diluted(1)	44,806,284	33,306,284
Net loss per share – basic and diluted attributable to Helix shareholders	$(0.62)	$(0.74)

Weighted average shares outstanding – basic and diluted
Helix Class A Ordinary Shares – existing shareholders (excl. Helix management)	11,500,000	—
Helix Class A Ordinary Shares – Helix management (includes sponsor promote and IPO private placement shares, excl. PIPE participation)	3,305,000	3,305,000
Helix Class A Ordinary Shares – BVF shareholders	18,501,284	18,501,284
Helix Class A Ordinary Shares – PIPE shareholders	11,500,000	11,500,000
	44,806,284	33,306,284

____________

(1)      The pro forma shares used to calculate the net loss per share — basic, excludes 16,507,350 Class C Ordinary Shares as they do not carry economic rights. In the event that ML Parties (other than the BVF Shareholders) elect to exchange their 490,725 MoonLake Common Shares into 16,507,350 Class A Ordinary Shares, the weighted average number of shares outstanding will be 61,313,634 and 49,813,634 assuming no redemptions and maximum redemptions scenarios respectively. This would result in a net loss per share — basic of $(0.64) and $(0.78) assuming no redemptions and maximum redemptions scenarios respectively.

EXTRAORDINARY GENERAL MEETING

General

Helix is furnishing this proxy statement to its shareholders as part of the solicitation of proxies by the Helix Board for use at the extraordinary general meeting to be held on [•], 2022, and at any adjournments or postponements thereof. This proxy statement is first being furnished to Helix’s shareholders on or about [•], 2022 in connection with the vote on the proposals described in this proxy statement. This proxy statement provides Helix’s shareholders with information they need to know to be able to vote or instruct their vote to be cast at the extraordinary general meeting.

Date, Time and Place

The extraordinary general meeting will be held via live webcast on [•], 2022, at [• AM], Eastern Time, at [insert link]. For the purposes of Cayman Islands law and the Existing MAA, the physical location of the meeting shall be at the offices of White & Case LLP at 1221 Avenue of the Americas, New York, New York 10020. The extraordinary general meeting can be accessed by visiting [insert link], where you will be able to listen to the meeting live and vote during the meeting. We recommend that you access the extraordinary general meeting by means of remote communication. Please have your control number, which can be found on your proxy card, to join the extraordinary general meeting. If you do not have a control number, please contact Continental Stock Transfer & Trust Company.

Registering for the Extraordinary General Meeting

Pre-registration at [insert link] is recommended but is not required in order to attend.

Any shareholder wishing to attend the virtual meeting should register for the meeting by [•], 2022. To register for the extraordinary general meeting, please follow these instructions as applicable to the nature of your ownership of our ordinary shares:

Record Holders.    If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only extraordinary general meeting, go to [insert link], enter the 12-digit control number included on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

Beneficial Holders.    Beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the extraordinary general meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial shareholders should contact Continental Stock Transfer & Trust Company at least five business days prior to the meeting date in order to ensure access.

Purpose of the Extraordinary General Meeting

At the extraordinary general meeting, Helix is asking holders of Helix ordinary shares to vote on the following proposals:

(1)    Proposal No. 1 — The Business Combination Proposal:    A proposal to approve the Business Combination Agreement, a copy of which is attached to this proxy statement as Annex A-1, and approve the Business Combination and other transactions contemplated by the Business Combination Agreement;

(2)    Proposal Nos. 2(A) — (C) — The Binding Organizational Documents Proposals:    Proposals to approve the amendment and restatement of the Existing MAA, as follows: (A) a proposal to approve the change in authorized share capital of Helix and (B) a proposal to approve the change in Helix’s name, from “Helix Acquisition Corp.” to “MoonLake Immunotherapeutics” and (C) a proposal to approve the adoption of the Proposed MAA, a copy of which is attached to this proxy statement as Annex B, each of which, if approved, would take effect upon the Closing;

(3)    Proposal Nos. 3(A) — (H) — The Advisory Organizational Documents Proposals:    Proposals to approve, on a non-binding advisory basis, certain governance provisions in the Proposed MAA, which are being presented separately in accordance with SEC guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions, as eight sub-proposals:

         Advisory Organizational Documents Proposal A:    assuming Binding Organizational Documents Proposal A is approved, a proposal to approve an amendment to the Existing MAA to provide for an increase in the authorized share capital from US$55,500 divided into 500,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each to US$65,500 divided into 500,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 each, 100,000,000 Class C Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each, to reflect the establishment of the Class C Ordinary Share class;

Advisory Organizational Documents Proposal B:    assuming Binding Organizational Documents Proposal A is approved, a proposal to approve an amendment to the Existing MAA to provide (i) for the rights attaching to Class A Ordinary Shares and Class C Ordinary Shares, (ii) that Class C Ordinary Shares may be transferred only as set out in the A&R Shareholders’ Agreement to be in effect following the Closing, and (iii) for restrictions on certain share adjustments (capitalizations, share subdivisions, share consolidations, reclassifications and recapitalizations) with respect to the issuance of Class C Ordinary Shares;

Advisory Organizational Documents Proposal C:    a proposal to require the consent of a class of shares, voting separately, for any variation of the rights of such class instead of the Board’s ability to vary class rights without consent from shareholders of a class where the Board considered the variation would not have a material adverse effect on such rights;

Advisory Organizational Documents Proposal D:    a proposal to remove the ability of the Board to remove one of their members for cause;

Advisory Organizational Documents Proposal E:    a proposal for an extended notice period for shareholders to nominate a director without a timely public announcement;

Advisory Organizational Documents Proposal F:    a proposal for restrictions on the ability of non-employee directors to pursue certain business opportunities wherein the Company retains its interest in any opportunity offered to any non-employee director if such opportunity is expressly offered to such non-employee director solely in his or her capacity as a director;

Advisory Organizational Documents Proposal G:    a proposal for the elimination of the minimum shareholder requirement in general meeting proposals and director nomination provisions; and

Advisory Organizational Documents Proposal H:    a proposal for certain additional changes, including, among other things (i) removing terms providing for the automatic conversion of Class B Ordinary Shares to Class A Ordinary Shares in connection with consummation of an initial business combination; (ii) removing shareholder redemption provisions; (iii) removing the limitation on paying cash remuneration to directors prior to the consummation of an initial business combination; (iv) removing the right of holders of Class B Ordinary Shares to appoint and remove directors and the protective amendment threshold prior to the consummation of an initial business combination and instead requiring a special resolution to remove any director; (v) removing weighted voting for a special resolution to approve a transfer out by way of continuation; (vi) removing an additional requirement, prior to the consummation of an initial business combination, for an amending special resolution to be supported by an affirmative vote of a simple majority of Class B Ordinary Shares or any amendment to the relevant article; and (vii) removing certain defined terms relevant to when the Company was a special purpose acquisition company, all of such terms being relevant only to a company operating as a special purpose acquisition company and which the Helix Board believes are necessary to adequately address the needs of the post-business combination Company;

(4)    Proposal No. 4 — The Nasdaq Proposal:    A proposal to approve, for the purpose of complying with the applicable listing rules of Nasdaq, (i) the issuance of Class A Ordinary Shares to the BVF Shareholders and Class C Ordinary Shares to the ML Parties (other than the BVF Shareholders), including the Class A Ordinary Shares issuable upon the exchange of MoonLake Common Shares and simultaneous surrender of Class C Ordinary Shares by such ML Parties, pursuant to the terms of the Business Combination Agreement, Investment Agreement, and A&R Shareholders’ Agreement, and (ii) the issuance of Class A Ordinary Shares to the PIPE Investors pursuant to the Subscription Agreements, plus any additional shares pursuant to subscription agreements we may enter into prior to Closing;

(5)    Proposal No. 5 — The Incentive Plan Proposal:    A proposal to approve the Incentive Plan, a copy of which is attached to this proxy statement as Annex C; and

(6)    Proposal No. 6 — The Adjournment Proposal:    A proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, (A) to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to Helix’s shareholders; (B) if, as of the time for which the extraordinary general meeting is originally scheduled, there are insufficient ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the extraordinary general meeting; (C) to seek withdrawals of redemption requests from public shareholders; or (D) to solicit additional proxies from Helix shareholders in favor of one or more of the proposals at the extraordinary general meeting.

Recommendation of the Helix Board

The Helix Board has unanimously determined that the Business Combination Proposal is in the best interests of Helix and its shareholders, has unanimously approved the Business Combination Proposal, and unanimously recommends that shareholders vote “FOR” the Business Combination Proposal, “FOR” each of the Binding Organizational Documents Proposals, “FOR” each of the separate Advisory Organizational Documents Proposals, “FOR” the Nasdaq Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the extraordinary general meeting.

The existence of financial and personal interests of Helix’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of Helix and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.

Record Date; Who is Entitled to Vote

We have fixed the close of business on January 7, 2022, as the “record date” for determining the shareholders entitled to notice of and to attend and vote at the extraordinary general meeting. As of the close of business on January 7, 2022, there were 14,805,000 Helix ordinary shares outstanding and entitled to vote. Each ordinary share is entitled to one vote per share at the extraordinary general meeting.

Quorum

A quorum of our shareholders is necessary to hold a valid meeting. The presence, in person (which would include presence at the virtual extraordinary general meeting) or by proxy (or if a corporation or other non-natural person holds the shares, by its duly authorized representative or proxy), of the holders of a majority of all of the issued and outstanding Helix ordinary shares constitutes a quorum at the extraordinary general meeting. In the absence of a quorum, the chairperson of the extraordinary general meeting has the power to adjourn the extraordinary general meeting. As of the record date for the extraordinary general meeting, 7,402,500 ordinary shares would be required to achieve a quorum.

Pursuant to the Amended Sponsor Letters, our Sponsor and other Insiders agreed to vote in favor of approval of the adoption of the Business Combination Agreement, the Business Combination, and each other proposal presented by Helix for approval by Helix’s shareholders. As of the date hereof, our initial shareholders own approximately 22.3% of our total outstanding ordinary shares. Accordingly, only 4,097,501 public shares, or approximately 35.6% of the 11,500,000 Class A Ordinary Shares sold in Helix’s IPO, need to be voted in favor of the Business Combination Proposal in order for it to be approved assuming all outstanding ordinary shares are voted on such proposal. If only a minimum quorum, consisting of a bare majority of outstanding Helix ordinary shares, is present at the extraordinary general meeting, Helix would need only 396,251 public shares, or approximately 3.4% of the Class A Ordinary Shares sold in Helix’s IPO, to be voted in favor of the Business Combination Proposal in order for it to be approved (provided that consummation of the Business Combination is conditioned upon, among other things, approval of each of the Binding Organizational Documents Proposals and the Nasdaq Proposal, compliance with the Minimum Cash Condition, and the requirement that Helix have net tangible assets of not less than $5,000,001 immediately prior to or upon consummation of the Business Combination).

The following votes are required for each proposal at the extraordinary general meeting:

Business Combination Proposal:    The approval of the Business Combination Proposal requires the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting.

Binding Organizational Documents Proposals:    The approval of Binding Organizational Documents Proposal A requires approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting. The approval of Binding Organizational Documents Proposals B and C require approval of a special resolution under Cayman Islands law, which requires the affirmative vote of at least two-thirds of the votes cast by the holders of the outstanding ordinary shares (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class) who being present in person (which would include presence at the virtual meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting.

Advisory Organizational Documents Proposals:    The approval of each of the Advisory Organizational Documents Proposals, each of which is a non-binding advisory vote, requires approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting.

Nasdaq Proposal:    The approval of the Nasdaq Proposal requires approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting.

Incentive Plan Proposal:    The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting.

Adjournment Proposal:    The approval of the Adjournment Proposal requires the affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting.

With respect to each proposal in this proxy statement, holders of Class A Ordinary Shares and Class B Ordinary Shares may vote “FOR,” “AGAINST” or “ABSTAIN.”

If a shareholder fails to return a proxy card or fails to instruct a broker or other nominee on how to vote, and does not attend the extraordinary general meeting in person, then the shareholder’s shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting. If a valid quorum is established, any such failure to vote or to provide voting instructions will have the same effect as a vote “AGAINST” Binding Organizational Documents Proposals B and C, which require approval of a special resolution, but will have no effect on the outcome of any other proposal in this proxy statement.

Abstentions will be counted in connection with the determination of whether a valid quorum is established. An abstention will have no effect on any of the proposals.

Under the Business Combination Agreement, the approval of each of the Condition Precedent Proposals (i.e., the Business Combination Proposal, each of the Binding Organizational Documents Proposals, and the Nasdaq Proposal) is a condition to the consummation of the Business Combination. The adoption of each Condition Precedent Proposal is conditioned on the approval of all of the Condition Precedent Proposals. Each of the Advisory Organizational Documents Proposals, the Incentive Plan Proposal, and the Adjournment Proposal are not conditioned on the approval of any other proposal. If our shareholders do not approve each of the Condition Precedent Proposals, the Business Combination may not be consummated.

Voting Your Shares

Each ordinary share that you own in your name entitles you to one vote. Your proxy card shows the number of Helix ordinary shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. There are two ways to vote your Helix ordinary shares at the extraordinary general meeting.

•        You Can Vote by Signing and Returning the Enclosed Proxy Card.    If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Helix Board “FOR” the Business Combination Proposal, “FOR” each of the Binding Organizational Documents Proposals, “FOR” each of the separate Advisory Organizational Documents Proposals, “FOR” the Nasdaq Proposal, “FOR” the Incentive Plan Proposal, and “FOR” the Adjournment Proposal, in each case, if presented to the extraordinary general meeting. Votes received after a matter has been voted upon at the extraordinary general meeting will not be counted.

•        You Can Attend the Extraordinary General Meeting and Vote.    We will be hosting the extraordinary general meeting via live webcast. If you attend the extraordinary general meeting, you may submit your vote at the extraordinary general meeting online at [insert link], in which case any votes that you previously submitted will be superseded by the vote that you cast at the extraordinary general meeting. See “— Registering for the Extraordinary General Meeting” above for further details on how to attend the extraordinary general meeting.

Revoking Your Proxy

If you are a shareholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card with a later date;

•        you may notify Bihua Chen, Helix’s Chief Executive Officer and Chairwoman, in writing before the extraordinary general meeting that you have revoked your proxy; or

•        you may attend the extraordinary general meeting, revoke your proxy, and vote during the virtual meeting, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you are a shareholder and have any questions about how to vote or direct a vote in respect of your ordinary shares, you may contact Morrow Sodali, our proxy solicitor, by email at HLXA.info@investor.morrowsodali.com, or by phone. Individuals may call toll-free (800) 662-5200; banks and brokers may call (203) 658-9400.

Vote of Helix’s Sponsor, Directors and Officers

Pursuant to the Amended Sponsor Letters, our Sponsor and other Insiders agreed to vote in favor of approval of the adoption of the Business Combination Agreement, the Business Combination, and each other proposal presented by Helix for approval by Helix’s shareholders.

As of the date hereof, our initial shareholders own approximately 22.3% of our total outstanding ordinary shares. Accordingly, only 4,097,501 public shares, or approximately 35.6% of the 11,500,000 Class A Ordinary Shares sold in Helix’s IPO, need to be voted in favor of the Business Combination Proposal in order for it to be approved assuming all outstanding ordinary shares are voted on such proposal. If only a minimum quorum, consisting of a bare majority of outstanding Helix ordinary shares, is present at the extraordinary general meeting, Helix would need only 396,251 public shares, or approximately 3.4% of the Class A Ordinary Shares sold in Helix’s IPO, to be voted in favor of the Business Combination Proposal in order for it to be approved (provided that consummation of the Business Combination is conditioned upon, among other things, approval of each of the Binding Organizational Documents Proposals and the Nasdaq Proposal, compliance with the Minimum Cash Condition, and the requirement that Helix have net tangible assets of not less than $5,000,001 immediately prior to or upon consummation of the Business Combination).

Our initial shareholders, directors and officers have also waived any redemption rights with respect to their founder shares, private placement shares, and any public shares purchased in the IPO or in the aftermarket, in connection with the Business Combination. The shares held by our initial shareholders have no redemption rights upon our liquidation and will be worthless if no initial business combination is effected by us by October 22, 2022. However, our initial shareholders are entitled to redemption rights upon our liquidation with respect to any public shares they may own.

Redemption Rights

Public shareholders may seek to redeem the public shares that they hold, regardless of whether they vote for the proposed Business Combination, against the proposed Business Combination or do not vote in relation to the proposed Business Combination, and regardless of whether they hold public shares on the record date. Any public shareholder may request redemption of their public shares for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then outstanding public shares. If a holder properly seeks redemption as described in this section and the Business Combination is consummated, the holder will no longer own the redeemed shares following the Business Combination.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act) will be restricted from seeking redemption rights with respect to 15% or more of the public shares, without our prior consent. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent.

Helix’s initial shareholders will not have redemption rights with respect to any Helix ordinary share owned by them, directly or indirectly.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(a)     hold public shares and are not the Sponsor or an officer or director of Helix; and

(b)    prior to [• AM], Eastern Time, on [•], 2022 (two business days prior to the scheduled vote at the extraordinary general meeting), (i) submit a written request, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested, to the Transfer Agent that we redeem your public shares for cash, and (ii) deliver your public shares to the Transfer Agent, physically or electronically through the Deposit/Withdrawal at Custodian (DWAC) system maintained by DTC.

If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Public shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the Deposit/Withdrawal At Custodian (DWAC) system. The Transfer Agent will typically charge the tendering broker $80 and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the proposed Business Combination is not consummated this may result in an additional cost to shareholders for the return of their shares.

Any request to redeem public shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of a public share delivers its certificate in connection with an election of its redemption and subsequently decides prior to the Closing not to elect to exercise such rights, it may simply request that Helix instruct our Transfer Agent to return the certificate (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement. We will be required to honor such request only if made prior to the deadline for exercising redemption requests.

If the Business Combination is not approved or completed for any reason, then Helix’s public shareholders who elected to exercise their redemption rights will not be entitled to redeem their shares. In such case, Helix will promptly return any shares previously delivered by public holders.

The closing price of Class A Ordinary Shares on January 7, 2022, the record date for the extraordinary general meeting, was $9.90. For illustrative purposes, the cash held in the Trust Account on January 7, 2022 was approximately $115 million or approximately $10.00 per public share. Prior to exercising redemption rights, shareholders should verify the market price of Class A Ordinary Shares as they may receive higher proceeds from the sale of their Class A Ordinary Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Helix cannot assure our shareholders that they will be able to sell their Class A Ordinary Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our securities when our shareholders wish to sell their shares.

If a public shareholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own those public shares. You will be entitled to receive cash for your public shares only if you properly exercise your right to redeem the public shares you hold and deliver your public shares (either physically or electronically) to the Transfer Agent, prior to [• AM], Eastern Time, on [•], 2022 (two business days prior to the scheduled vote at the extraordinary general meeting), and the Business Combination is consummated.

In order for public shareholders to exercise their redemption rights in respect of the proposed Business Combination, public shareholders must properly exercise their right to redeem the public shares they hold and deliver their public shares (either physically or electronically) to the Transfer Agent, prior to [• AM], Eastern Time, on [•], 2022 (two business days prior to the scheduled vote at the extraordinary general meeting). Immediately following the consummation of the Business Combination, Helix will pay public shareholders who properly exercised their redemption rights in respect of their public shares.

Appraisal Rights

Helix shareholders do not have appraisal rights in connection with the Business Combination under Cayman Islands law.

Proxy Solicitation Costs

Helix is soliciting proxies on behalf of the Helix Board. This solicitation is being made by mail but also may be made by telephone or in person. Helix and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Helix will bear the cost of the solicitation.

Helix has engaged Morrow Sodali to assist in the proxy solicitation process. Helix will pay that firm a fee of $27,500 plus disbursements.

Helix will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Helix will reimburse them for their reasonable expenses.

Potential Purchases of Public Shares

At any time prior to the extraordinary general meeting, during a period when they are not aware of any material nonpublic information regarding Helix or our securities, the Helix initial shareholders, MoonLake and/or its affiliates may purchase shares from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire Helix ordinary shares or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals presented to shareholders for approval at the extraordinary general meeting are approved or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining shareholder approval of the Business Combination. These actions may result in the completion of our Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such incentive arrangements may have a depressive effect on Helix ordinary shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he, she, or it owns, either prior to or immediately after the extraordinary general meeting.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. Helix will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be voted on at the extraordinary general meeting. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

THE BUSINESS COMBINATION PROPOSAL

Overview

We are asking our shareholders to approve the Business Combination Agreement and the transactions contemplated thereby. Our shareholders should read carefully this proxy statement in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A-1 to this proxy statement. Please see the subsection entitled “— The Business Combination Agreement” below, for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal because it is the primary legal document that governs the Business Combination.

The Business Combination Agreement

This section describes the material terms of the Business Combination Agreement.    The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A-1 hereto, which is incorporated herein by reference. Shareholders and other interested parties are urged to read the Business Combination Agreement carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel). This summary does not purport to be complete and may not contain all of the information about the Business Combination Agreement that is important to you. Any capitalized terms which are used in this summary description but not defined here or elsewhere in this proxy statement have the meanings assigned to them in the Business Combination Agreement.

Effects of the Business Combination; Consideration

Following the Closing of the Business Combination, the existing securityholders of MoonLake will retain their equity interests in MoonLake (except as noted below with respect to the BVF Shareholders) and will receive a number of non-economic voting shares in Helix determined by multiplying the number of MoonLake Common Shares held by them immediately prior to the Closing by the Exchange Ratio. The Exchange Ratio is the quotient obtained by dividing (a) 360,000,000 by (b) the fully diluted shares of MoonLake prior to the Closing by (c) 10.

On the Closing Date, following the Restructuring, the BVF Shareholders will assign all of their MoonLake Common Shares to Helix and Helix will issue to the BVF Shareholders an aggregate amount of Class A Ordinary Shares equal to the product of such number of assigned MoonLake Common Shares and the Exchange Ratio.

At the Closing, Helix will receive a controlling equity interest in MoonLake in exchange for making the Cash Contribution. Substantially all of the assets and business of MoonLake and Helix will be held by MoonLake as the operating company following the Closing. At the Closing, Helix will change its name to “MoonLake Immunotherapeutics.”

Structure of the Business Combination

On October, 4, 2021, Helix entered into the Business Combination Agreement with MoonLake, the ML Parties, the Sponsor, and the ML Parties’ Representative. Following the Closing of the Business Combination, (i) the existing securityholders of MoonLake (except as noted below with respect to the BVF Shareholders) will retain their equity interests in MoonLake and will receive a number of non-economic voting shares in Helix determined by multiplying the number of MoonLake Common Shares held by them immediately prior to the Closing by the Exchange Ratio; (ii) the BVF Shareholders will assign all of their MoonLake Common Shares to Helix and Helix will issue to the BVF Shareholders an aggregate number of Class A Ordinary Shares equal to the product of such number of assigned MoonLake Common Shares and the Exchange Ratio; and (iii) Helix will receive a controlling equity interest in MoonLake in exchange for making the Cash Contribution. At the Closing, Helix will change its name to “MoonLake Immunotherapeutics.”

Assuming approval of the Business Combination by Helix’s shareholders and the satisfaction or waiver of the other closing conditions set forth in the Business Combination Agreement, the following transactions will occur:

(i)     At least four business days prior to the Closing Date, Helix and MoonLake will determine as of such date (x) the Preliminary Investment Amount, which will be equal to the cash in Helix’s Trust Account, less amounts required to satisfy any redemptions and less the aggregate amount of any unpaid Helix transaction expenses plus the aggregate proceeds actually received by Helix from any consummated PIPE as of such date, and (y) the number of MoonLake Preliminary Class V Voting Shares to be issued by MoonLake to Helix at the Closing, which will be equal to (A) the Preliminary Investment Amount divided by (B) the Exchange Ratio.

(ii)    At least three business days prior to the Closing Date, Helix will transfer an amount equal to the product of the MoonLake Preliminary Class V Voting Shares multiplied by CHF 0.01 (the nominal amount of each MoonLake Class V Voting Share) to a blocked Swiss bank account of MoonLake.

(iii)   One business day prior to the Closing Date, subject to approval by MoonLake’s shareholders and registration by the competent Swiss commercial register, the ML Parties and MoonLake will effectuate the Restructuring, to, among other things, (x) convert the existing MoonLake Series A Preferred Shares into an equal number of MoonLake Common Shares, such that the ML Parties will hold a single class of capital stock of MoonLake immediately prior to the Closing and (y) approve a capital increase for the issuance of MoonLake Class V Voting Shares, each Class V Voting Share due to its lower par value having ten times the voting power of a MoonLake Common Share.

(iv)   At the Closing, all then-outstanding Class B Ordinary Shares will be automatically converted into Class A Ordinary Shares on a one-for-one basis.

(v)    At the Closing, Helix will amend and restate its Existing MAA to, among other things, establish a share structure containing the Class A Ordinary Shares, which will carry economic and voting rights, and Class C Ordinary Shares, which will carry voting rights but no economic rights.

(vi)   On the Closing Date, Helix and MoonLake will determine (x) the Available Closing Date Cash, (y) the final number of MoonLake Class V Voting Shares attributable to Helix at the Closing based on the Available Closing Date Cash, and (z) the Cash Contribution.

(vii)  On the Closing Date, Helix will pay all unpaid transaction expenses and then make available the remaining Cash Contribution to MoonLake.

(viii) If the Available Closing Date Cash is lower than the Preliminary Investment Amount, at the election of MoonLake, Helix will retransfer to MoonLake the number of MoonLake Class V Voting Shares at par value that have been issued in excess.

(ix)   On the Closing Date, following the Restructuring, the BVF Shareholders will assign all of their MoonLake Common Shares to Helix and Helix will issue to the BVF Shareholders an aggregate amount of Class A Ordinary Shares equal to the product of such number of assigned MoonLake Common Shares and the Exchange Ratio.

(x)    On the Closing Date, Helix will issue Class C Ordinary Shares to the ML Parties (other than the BVF Shareholders).

(xi)   On the Closing Date, Helix will issue to the PIPE Investors an aggregate of 11,500,000 Class A Ordinary Shares at a price of $10.00 per share for gross proceeds of $115,000,000.

Pursuant to the A&R Registration Rights Agreement and/or the A&R Shareholders’ Agreement, as applicable, the following lock-ups will be in place: (a) a six-month lock-up period following the Closing will apply to the MoonLake Common Shares and Class C Ordinary Shares held by the ML Parties (other than the BVF Shareholders) and any Class A Ordinary Shares received by them during the lock-up period in exchange for their MoonLake Common Shares and simultaneous surrender of their Class C Ordinary Shares; (b) a thirty-day lock-up period following the Closing will apply to the private placement shares held by the Sponsor and its permitted transferees; and (c) a one-year lock-up period following the Closing will apply to the founder shares held by the Sponsor and initial shareholders and the Class A Ordinary Shares held by the BVF Shareholders, subject to earlier release from the lock-up if subsequent to the Business Combination (x) the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (y) following the Closing the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Post-Business Combination Ownership Structure — Sensitivity Analysis

The table below presents possible sources of dilution and the extent of such dilution that non-redeeming Helix public shareholders could experience in connection with the closing of the Business Combination across a range of varying redemption scenarios. The maximum redemptions scenario assumes that holders of all 11,500,000 public shares exercise their redemption rights, representing the maximum amount of public shares that can be redeemed to satisfy the requirement that Helix have at least $5,000,001 of net tangible assets immediately prior to or upon the consummation of the Business Combination.

	Redemption Threshold
	0%		25%		50%		75%		100%
	Assuming No Redemptions of Public Shares(1)								Assuming Maximum Redemptions of Public Shares(2)
	Shares	%	Shares	%	Shares	%	Shares	%	Shares	%
Helix’s Public Shareholders	11,500,000	18.5%	8,625,000	14.5%	5,750,000	10.2%	2,875,000	5.4%	—	0.0%
Helix’s Initial Shareholders	3,305,000	5.3%	3,305,000	5.6%	3,305,000	5.8%	3,305,000	6.2%	3,305,000	6.5%
PIPE Investors	11,500,000	18.5%	11,500,000	19.4%	11,500,000	20.3%	11,500,000	21.4%	11,500,000	22.6%
ML Parties (including BVF Shareholders)	36,000,000	57.8%	36,000,000	60.6%	36,000,000	63.7%	36,000,000	67.1%	36,000,000	70.9%

____________

(1)      Assumes (i) no holders of Helix’s public shares exercise their redemption rights, (ii) the exchange of MoonLake Common Shares and simultaneous surrender of Class C Ordinary Shares for Class A Ordinary Shares by the ML Parties (other than the BVF Shareholders) in accordance with the terms of the A&R Shareholders’ Agreement, calculating the Exchange Ratio based on MoonLake’s Fully Diluted Shares as of September 30, 2021, (iii) none of the parties purchase Class A Ordinary Shares in the open market, and (iv) there are no other issuances of equity securities of Helix prior to or in connection with the Closing.

(2)      Assumes (i) the holders of 11,500,000 Class A Ordinary Shares exercise their redemption rights, (representing the maximum amount of public shares that can be redeemed while retaining at least $5,000,001 of net tangible assets immediately prior to or upon the consummation of the Business Combination), (ii) the exchange of MoonLake Common Shares and simultaneous surrender of Class C Ordinary Shares for Class A Ordinary Shares by the ML Parties (other than the BVF Shareholders) in accordance with the terms of the A&R Shareholders’ Agreement, calculating the Exchange Ratio based on MoonLake’s Fully Diluted Shares as of September 30, 2021, (iii) none of the parties purchase Class A Ordinary Shares in the open market, and (iv) there are no other issuances of equity securities of Helix prior to or in connection with the Closing.

*       Upon completion of the Business Combination, Helix’s public shareholders, the initial shareholders and the PIPE Investors will hold Class A Ordinary Shares and the ML Parties (other than the BVF Shareholders) will hold Class C Ordinary Shares. Beginning six months after the Closing Date, each ML Party (other than the BVF Shareholders) will have the option to exchange its MoonLake Common Shares for a number of Class A Ordinary Shares equal to the product of (i) the number of MoonLake Common Shares then held by (ii) the Exchange Ratio, and, upon such exchange, will surrender for no consideration a number of Class C Ordinary Shares equal to the number of Class A Ordinary Shares issued to the ML Party pursuant to the exchange.

Underwriting Fees as a Percentage of IPO Proceeds Net of Redemptions

	No Redemptions(1)	25%	50%	75%	Maximum Redemptions(2)
IPO underwriting fees	$6,325,000	$6,325,000	$6,325,000	$6,325,000	$6,325,000
IPO proceeds net of redemptions(3)	$115,000,000	$86,250,000	$57,500,000	$28,750,000	$—
Underwriting fees as a % of IPO proceeds net of redemptions	5.5%	7.3%	11.0%	22.0%	N/A

____________

(1)      Assumes (i) no holders of Helix’s public shares exercise their redemption rights, (ii) the exchange of MoonLake Common Shares and simultaneous surrender of Class C Ordinary Shares for Class A Ordinary Shares by the ML Parties (other than the BVF Shareholders) in accordance with the terms of the A&R Shareholders’ Agreement, calculating the Exchange Ratio based on MoonLake’s Fully Diluted Shares as of September 30, 2021, (iii) none of the parties purchase Class A Ordinary Shares in the open market, and (iv) there are no other issuances of equity securities of Helix prior to or in connection with the Closing.

(2)      Assumes (i) the holders of 11,500,000 Class A Ordinary Shares exercise their redemption rights (representing the maximum amount of public shares that can be redeemed while retaining at least $5,000,001 of net tangible assets immediately prior to or upon the consummation of the Business Combination), (ii) the exchange of MoonLake Common Shares and simultaneous surrender of Class C Ordinary Shares for Class A Ordinary Shares by the ML Parties in accordance with the terms of the A&R Shareholders’ Agreement, calculating the Exchange Ratio based on MoonLake’s Fully Diluted Shares as of September 30, 2021, (iii) none of the parties purchase Class A Ordinary Shares in the open market, and (iv) there are no other issuances of equity securities of Helix prior to or in connection with the Closing.

(3)      Assumes a redemption price of $10.00 per share.

For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Consideration to be Received in the Business Combination

The ML Parties (other than the BVF Shareholders) will be issued, for nominal consideration, Class C Ordinary Shares, with each ML Party (other than the BVF Shareholders) receiving a number of Class C Ordinary Shares equal to the number of MoonLake Common Shares it owns following the Restructuring multiplied by the Exchange Ratio. Beginning six months after the Closing Date, each ML Party (other than the BVF Shareholders) will have the option to exchange its MoonLake Common Shares for a number of Class A Ordinary Shares equal to the product of (i) the number of MoonLake Common Shares then held by (ii) the Exchange Ratio, and, upon such exchange, will surrender for no consideration a number of Class C Ordinary Shares equal to the number of Class A Ordinary Shares issued to the ML Party pursuant to the exchange.

Following the Restructuring, the BVF Shareholders will assign all of their MoonLake Common Shares to Helix and Helix will issue to the BVF Shareholders an aggregate amount of Class A Ordinary Shares equal to the product of such number of assigned MoonLake Common Shares and the Exchange Ratio.

Conditions

Consummation of the Business Combination is conditioned upon:

•        if a filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), all specified waiting periods under the HSR Act having expired or been terminated;

•        no governmental entity having enacted, issued, promulgated, enforced, or entered any statute, rule, regulation, executive order, decree, injunction, or other order which has the effect of enjoining, prohibiting, or making the Business Combination illegal;

•        the approval by the Helix shareholders of the proposals set forth in this proxy statement;

•        Helix having at least $5,000,001 of net tangible assets remaining immediately prior to or upon consummation of the Business Combination;

•        the Class A Ordinary Shares to be issued in connection with the PIPE and the BVF Share Transfer having been approved for listing on Nasdaq, subject only to official notice of issuance thereof; and

•        certain conditions precedent set forth in the Investment Agreement having been satisfied or waived as of the Closing Date and the closing actions and deliverables set forth in the Investment Agreement shall have been duly taken.

Additional Conditions to the Obligations of Helix

The obligations of Helix to consummate the Business Combination are also conditioned upon, among other things:

•        the accuracy of the representations and warranties of MoonLake, its subsidiaries, and the ML Parties, subject to certain bring-down standards;

•        performance of the covenants of MoonLake and the ML Parties required by the Business Combination Agreement to be performed at or prior to the Closing;

•        no MoonLake Material Adverse Effect having occurred;

•        delivery by MoonLake of a customary officer’s certificate;

•        Helix having received (i) evidence that the Restructuring and the Nominal Capital Increase have been filed with and registered in the commercial register of the Canton of Zug, Switzerland; (ii) the A&R Shareholders’ Agreement, duly executed by the ML Parties and MoonLake; (iii) the A&R Registration Rights Agreement, duly executed by the ML Parties; (iv) certain deliverables pertaining to MoonLake and the ML Parties set out in the Investment Agreement; (v) the Investor Subscription Agreements, duly executed by the ML Parties (other than the BVF Shareholders); (vi) the Preliminary Nominal Subscription Amount for the Closing Investor Class C Ordinary Shares; (vii) the deliverables pertaining to the BVF Shareholders in connection with the BVF Share Transfer, in particular, the assignment declarations duly executed by each BVF Shareholder; and (viii) the Cash Contribution Agreement, duly executed by MoonLake;

•        MoonLake having delivered to Helix audited consolidated balance sheets of MoonLake as of June 30, 2021, and related audited consolidated statements of operations, partners’ equity and cash flows for the fiscal years ended on such dates, together with all related notes and schedules thereto, accompanied by the reports thereon of MoonLake’s independent auditors (which reports shall be unqualified), prepared in accordance with GAAP, applied on a consistent basis throughout the covered periods and Regulation S-X of the SEC and in each case, audited in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”); and

•        the Available Closing Date Cash not being less than $52,000,000.

Additional Conditions to the Obligations of MoonLake and the ML Parties

The obligations of MoonLake and the ML Parties to consummate the Business Combination are also conditioned upon, among other things:

•        the accuracy of the representations and warranties of Helix, subject to certain bring-down standards;

•        performance of the covenants of Helix required by the Business Combination Agreement to be performed at or prior to the Closing;

•        the Minimum Cash Condition having been met;

•        the persons designated in the Business Combination Agreement having been duly elected by the Helix Shareholders to serve as directors of the Company following the Closing; and

•        the ML Parties’ Representative having received from Helix: (i) the A&R Registration Rights Agreement, duly executed by Helix; (ii) the A&R Shareholders’ Agreement, duly executed by Helix; (iii) evidence that the Proposed MAA will be in effect conditional upon Closing; (iv) certain deliverables pertaining to Helix set out in the Investment Agreement; (v) the written resignations of all of the directors and officers of Helix (other than any such Persons who will continue as directors following the Closing), effective as of the Closing; (vi) an extract of the register of members of Helix to evidence the issuance of the Class C Ordinary Shares to the ML Parties (other than the BVF Shareholders); and (vii) the Cash Contribution Agreement, duly executed by Helix.

Limitations of Failure of a Condition

A party to the Business Combination Agreement may not rely on the failure of any condition to be satisfied if such failure was due to the failure of such party to perform any of its obligations.

Waivers

MoonLake, the ML Parties’ Representative, and Helix may waive in writing any inaccuracies in the representations and warranties made to such party contained in the Business Combination Agreement or in any document delivered pursuant to the Business Combination Agreement and waive compliance with any agreements or conditions for the benefit of such party contained in the Business Combination Agreement or in any document delivered pursuant to the Business Combination Agreement. Notwithstanding the foregoing, pursuant to the Existing MAA, Helix cannot consummate the Business Combination if it has less than $5,000,001 of net tangible assets remaining immediately prior to or upon consummation of the Business Combination, after taking into account any redemptions of public shares held by public shareholders. Upon the occurrence of the Closing, any condition that was not satisfied as of the Closing shall be deemed to have been waived as of and from the Closing.

Covenants of the Parties

Non-Solicitation Restrictions

Except as expressly permitted by the Business Combination Agreement from the date of the Business Combination Agreement to the Closing or, if earlier, the valid termination of the Business Combination Agreement in accordance with its terms, the ML Parties have agreed not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any person (other than Helix, the Sponsor, and its or their agents, representatives, and advisors) concerning any merger, sale of ownership interests and/or assets of MoonLake, recapitalization or similar transaction which would result in MoonLake becoming a public company or which would impede, interfere with, or prevent the Business Combination, or any liquidation or dissolution of MoonLake (each, a “MoonLake Competing Transaction”); (ii) enter into, participate in, continue or otherwise engage in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a MoonLake Competing Transaction; (iii) furnish (including through any virtual data room) any information relating to MoonLake or any of its assets, businesses, properties, books or records or afford access to the assets, business, properties, books or records of MoonLake to any person (other than Helix, the Sponsor, and its or their agents, representatives, and advisors) for the purpose of assisting with or facilitating, or that could otherwise reasonably be expected to lead to, a MoonLake Competing Transaction; (iv) approve, endorse or recommend any MoonLake Competing Transaction; or (v) enter into a MoonLake Competing Transaction or any agreement, arrangement or understanding (including any letter of intent or term sheet) relating to a MoonLake Competing Transaction or publicly announce an intention to do so.

Except as expressly permitted by the Business Combination Agreement from the date of the Business Combination Agreement to the Closing or, if earlier, the valid termination of the Business Combination Agreement in accordance with its terms, Helix and the Sponsor shall not, directly or indirectly: (i) solicit, initiate or take any action to facilitate or encourage any inquiries or the making, submission or announcement of, any proposal or offer from any person (other than MoonLake, the ML Parties, and their respective representatives) (an “Alternative Target”) that may constitute or could reasonably be expected to lead to, a merger or consolidation with, or acquisition of, purchase of all or substantially all of the assets or equity of, or similar business combination with or involving Helix and a third party; (ii) enter into, participate in, continue or otherwise engage in, any discussions or negotiations with any Alternative Target regarding a merger, consolidation, acquisition, purchase of all or substantially all of the assets or equity of, or similar business combination with such Alternative Target (a “Helix Competing Transaction”); (iii) furnish (including through any virtual data room) any non-public information relating to Helix or any of its assets or businesses, or afford access to the assets, business, properties, books or records of Helix to an Alternative Target, in all cases for the purpose of assisting with or facilitating, or that could otherwise reasonably be expected to lead to, a Helix Competing Transaction; (iv) approve, endorse or recommend any Helix Competing Transaction; or (v) enter into a Helix Competing Transaction or any agreement, arrangement or understanding (including any letter of intent or term sheet) relating to a Helix Competing Transaction or publicly announce an intention to do so.

Certain Joint Covenants

The parties made certain joint covenants in the Business Combination Agreement including:

•        notifying each other of any developments which would cause or reasonably be expected to result in a failure of a closing condition to be satisfied;

•        cooperating to prepare, file, and distribute this proxy statement;

•        cooperating with respect to certain tax matters;

•        jointly making public statements about the Business Combination; and

•        maintaining confidentiality with respect to nonpublic information exchanged in connection with the Business Combination Agreement and the negotiations related thereto and, prior to the Closing, providing access to the properties, books, records and management personnel thereof so that the other party can obtain all information concerning the business of the providing party as such other party may reasonably request, subject to certain exceptions and on certain terms.

Other Helix Covenants

Helix made certain other covenants in the Business Combination Agreement, including:

•        Subject to limited exceptions, from the date of the Business Combination Agreement until the earlier of the Closing and the termination of the Business Combination Agreement in accordance with its terms (such period, the “Interim Period”), Helix will not, without the prior written consent of the ML Parties’ Representative:

•        conduct any activities or enter into any contracts directed toward or in contemplation of an alternative business combination to the Business Combination;

•        amend or otherwise modify the Trust Agreement or the Existing MAA in any material respect;

•        withdraw any funds from the Trust Account, other than as permitted by the Existing MAA or the Trust Agreement;

•        make any material changes to its accounting policies, methods or practices, other than as required by GAAP or applicable law;

•        except to the extent required by applicable law, (A) make, change or revoke any material election relating to taxes (subject to changes in applicable law), (B) enter into any agreement, settlement or compromise with any taxing authority relating to a material amount of taxes, (C) consent to any extension or waiver of the statutory period of limitations applicable to any material tax matter, (D) file any amended material tax return, (E) fail to timely file (taking into account valid extensions) any material tax return required to be filed, (F) fail to pay any material amount of tax as it becomes due, (G) enter into any tax sharing agreement (other than an certain permitted agreements entered in the ordinary course), or (H) surrender any right to claim any refund of a material amount of taxes;

•        take or cause to be taken any action, or knowingly fail to take or cause to fail to take any action, which action or failure to act would reasonably be expected to prevent the transactions contemplated by the Business Combination Agreement from qualifying for the intended tax treatment;

•        other than effecting redemptions in connection with redemptions by public shareholders, sell, issue, redeem, assign, transfer, convey or otherwise dispose of (w) any of its equity securities, or (x) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating Helix or the Sponsor to issue, deliver or sell any equity securities of Helix, other than certain contracts for indebtedness from the Sponsor or its affiliates or any director or officer of Helix or the Sponsor incurred in order to finance working capital and tax expenses needs and expenses in an amount not to exceed $1,500,000; provided, that any such contracts for indebtedness shall be repaid in cash at the Closing and shall constitute transaction expenses of Helix;

•        other than the redemptions of public shares, declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind) to the equityholders of Helix;

•        adjust, split, combine or reclassify (other than a reclassification pursuant to a conversion of Class B Ordinary Shares into Class A Ordinary Shares pursuant to the Existing MAA) any of its equity securities;

•        incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any indebtedness, liabilities, debts or obligations other than contracts for indebtedness from the Sponsor or its affiliates or any director or officer of Helix or the Sponsor incurred in order to finance working capital and tax expenses needs; provided that any such contracts for indebtedness shall be repaid in cash at the Closing and shall constitute transaction expenses of Helix;

•        enter into any transaction or contract with the Sponsor or any of its affiliates for the payment of finder’s fees, consulting fees, monies in respect of any payment of a loan or other compensation paid by Helix to the Sponsor, Helix’s officers or directors, or any affiliate of the Sponsor or Helix’s officers, for services rendered prior to, or for any services rendered in connection with, the consummation of the transactions contemplated by the Business Combination Agreement;

•        compromise, commence or settle any pending or threatened proceeding (w) involving payments (exclusive of attorney’s fees) by Helix not covered by insurance in excess of $1,000,000, (x) granting material injunctive or other equitable remedy against Helix (y) which imposes any material restrictions on the operations of businesses of Helix or (z) by the public shareholders of Helix or any other person which relates to the transactions contemplated by the Business Combination Agreement;

•        enter into, renew, modify or revise any contract or agreement with any officer, director, employee, partner, member, manager, or any direct or indirect equityholder of Helix or the Sponsor, or any family member of the foregoing persons; or

•        agree or commit to do any of the foregoing.

•        During the Interim Period, Helix will use its commercially reasonable efforts to ensure that it remains listed as a public company on Nasdaq or another national securities exchange acceptable to MoonLake and to keep the Class A Ordinary Shares listed for trading thereon.

•        Helix will approve and, subject to the approval of the Helix shareholders, adopt the Incentive Plan and reserve for issuance thereunder a number of Class A Ordinary Shares constituting no more than 8% of the total number of Class A Ordinary Shares outstanding on a fully diluted basis, as determined at the Closing.

•        Helix will continue the rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current and former officers, directors, managers and managing members of Helix and MoonLake and their subsidiaries, and obtain customary directors’ and officer’s insurance.

•        Helix is required to include in the proxy statement the recommendation of the Helix Board to Helix’s shareholders that they approve each proposal required to effectuate the Business Combination. The Helix Board is permitted to change its recommendation only as required by applicable legal requirements.

Other Covenants of MoonLake and the ML Parties

•        Subject to limited exceptions, during the Interim Period, MoonLake and the ML Parties will conduct and operate their businesses in all material respects in the ordinary course of business and use commercially reasonable efforts to preserve their existing relationships with material customers, suppliers, and distributors, and not, without the prior written consent of Helix:

•        amend or otherwise modify any of the governing documents of the ML Companies in any manner that would be adverse to Helix or the Sponsor, except as otherwise required by law;

•        make any changes to its accounting policies, methods or practices, other than as required by GAAP or applicable law;

•        sell, issue, redeem, assign, transfer, pledge (other than in connection with existing credit facilities), convey or otherwise dispose of (x) any equity securities of the ML Companies or (y) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating the ML Companies to issue, deliver or sell any equity securities of the ML Companies;

•        declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind) to any securityholder of any ML Companies, other than (x) to another ML Company or (y) repayments by MoonLake to any ML Party or its affiliates in respect of advances made by such persons to MoonLake as set forth in the disclosure schedules to the Business Combination Agreement;

•        adjust, split, combine or reclassify any of its equity securities;

•        incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any indebtedness (other than (A) additional indebtedness under existing credit facilities or lines of credit, (B) capital leases entered into in the ordinary course of business, and (C) other indebtedness not to exceed $500,000 in the aggregate), (y) make any advances or capital contributions to, or investments in, any person, other than the ML Companies or in the ordinary course of business, or (z) amend or modify in any material respect any indebtedness;

•        commit to, authorize or enter into any agreement in respect of, any capital expenditure (or series of commitments or capital expenditures), other than capital expenditures in an amount not to exceed $2,000,000;

•        enter into any material amendment or termination (other than an expiration in accordance with the terms thereof) of, or waive compliance with, any material term of the material contracts disclosed on the disclosure schedules to the Business Combination Agreement or enter into any contract that if entered into prior to the date of the Business Combination Agreement would be such a material contract, in each case other than in the ordinary course of business and solely to the extent such amendment, termination or waiver would not materially and adversely impact the ML Companies, taken as a whole;

•        other than inventory and other assets acquired in the ordinary course of business, acquire the business, properties or assets, including equity securities of another person, except, in each case, for acquisitions whose consideration in an aggregate amount (for all such acquisitions) is not greater than $1,500,000 and the consideration for which is payable only in cash, so long as, based upon the advice of MoonLake’s accountants, such acquisition, individually or in the aggregate, would not require any additional disclosure pursuant to the rules and regulations adopted by PCAOB (whether through merger, consolidation, share exchange, business combination or otherwise);

•        propose, adopt or effect any plan of complete or partial liquidation, dissolution, recapitalization or reorganization, or voluntarily subject to any material lien, any of the material rights or material assets owned by, or leased or licensed to, the ML Companies, except for (x) certain permitted liens, (y) liens under existing credit facilities or other indebtedness set forth in MoonLake’s disclosure schedules and (z) as required or contemplated by the Business Combination Agreement;

•        compromise, commence or settle any pending or threatened proceeding (w) involving payments (exclusive of attorney’s fees) by the ML Companies not covered by insurance in excess of $150,000 in any single instance or in excess of $500,000 in the aggregate, (x) granting injunctive or other equitable remedy against the ML Companies, (y) which imposes any material restrictions on the operations of businesses of the ML Companies, taken as a whole or (z) by the securityholders of the ML Companies or any other person which relates to the transactions contemplated by the Business Combination Agreement;

•        except as required under applicable law or the terms of certain employee benefit plans of MoonLake existing as of October 4, 2021 (A) increase in any manner the compensation, bonus, severance or termination pay of any of the current or former directors, officers, employees or individual consultants of any ML Company, (B) become a party to, establish, amend, commence participation in, or terminate any stock option plan or other stock-based compensation plan, or any MoonLake employee benefit plan with or for the benefit of any current or former directors, officers, employees or individual consultants of any ML Company, (C) accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under such employee benefit plans, (D) grant any new awards under any such employee benefit plan, (E) amend or modify any outstanding award under any such employee benefit plan, (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization respecting employees of MoonLake, (G) forgive any loans, or issue any loans to any directors, officers, contractors or employees, or (H) hire or engage any new employee or consultant or terminate the employment or engagement, other than for cause, of any employee or consultant if such new employee or consultant will receive, or does receive, annual base compensation (or annual base wages or fees) in excess of $300,000;

•        (A) sell, lease, assign, transfer, convey, license, sublicense, covenant not to assert, permit to lapse, abandon, allow to lapse, or otherwise dispose of, create, grant or issue any Liens (other than permitted liens), debentures or other securities in or on, any material rights or assets owned by, or leased or licensed to, any ML Companies, other than (w) inventory or products in the ordinary course of business, or (x) assets with an aggregate fair market value less than $1,000,000; or (B) subject any intellectual property owned by MoonLake to Copyleft Terms;

•        disclose any trade secrets and any other material confidential information of any ML Companies to any person (other than pursuant to a written confidentiality agreement with provisions restricting the use and disclosure of such trade secrets and confidential information);

•        fail to take any action required to maintain any material insurance policies of any ML Companies in force (other than (A) substitution of an insurance policy by an insurance policy with a substantially similar coverage or (B) with respect to any policy that covers any asset or matter that has been disposed or is no longer subsisting or application), or knowingly take or omit to take any action that could reasonably result in any such insurance policy being void or voidable (other than (1) substitution of an insurance policy by an insurance policy with a substantially similar coverage, (2) with respect to any policy that covers any asset or matter that has been disposed or is no longer subsisting or application, (3) actions in the ordinary course of business, or (4) actions set forth in the disclosure schedules);

•        except to the extent required by applicable law, (A) make, change or revoke any material election relating to taxes (subject to changes in applicable law), (B) enter into any agreement, settlement or compromise with any taxing authority relating to a material amount of taxes, (C) consent to any extension or waiver of the statutory period of limitations applicable to any material tax matter, (D) file any amended material tax return, (E) fail to timely file (taking into account valid extensions) any material tax return required to be filed, (F) fail to pay any material amount of tax as it becomes due, (G) enter into any tax sharing agreement (other than certain permitted tax sharing agreements in the ordinary course of business), or (H) surrender any right to claim any refund of a material amount of taxes;

•        take or cause to be taken any action, or knowingly fail to take or cause to fail to take any action, which action or failure to act would reasonably be expected to prevent the transactions contemplated by the Business Combination Agreement from qualifying for the intended tax treatment; or

•        agree or commit to do any of the foregoing.

Representations and Warranties

The Business Combination Agreement contains customary representations and warranties of Helix, on the one hand, and MoonLake and its subsidiaries and the ML Parties, on the other hand, relating to their respective businesses and, in the case of Helix, its public filings. The representations and warranties described below and included in the Business Combination Agreement were made solely for the benefit of the parties to the Business Combination Agreement and as of specific dates, may be subject to a contractual standard of materiality different from what you might view as material, and may be subject to limitations agreed upon by the parties to the Business Combination Agreement. In addition, the representations and warranties of Helix, on the one hand, and MoonLake and its subsidiaries and the ML Parties, on the other hand, have been qualified by information set forth in the confidential disclosure schedules provided in connection with the Business Combination Agreement, which are not filed publicly and which are subject to a contractual standards of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters of fact. We do not believe that the schedules contain information that is material to an investment decision.

MoonLake has made representations and warranties about itself and its subsidiaries to Helix regarding, among other things, the following:

•        organization; authority; enforceability of the Business Combination Agreement;

•        no dissolution, bankruptcy, or insolvency;

•        corporate books and registers;

•        non-contravention;

•        capitalization;

•        financial statements; no undisclosed liabilities;

•        no material adverse effect;

•        absence of certain developments;

•        real property;

•        tax matters;

•        contracts;

•        intellectual property;

•        data security; data privacy;

•        information supplied for inclusion in this proxy statement;

•        litigation;

•        brokerage;

•        labor matters;

•        employee benefit plans;

•        insurance;

•        compliance with laws; permits;

•        title to and sufficiency of assets;

•        anti-corruption law compliance;

•        anti-money laundering compliance;

•        affiliate transactions;

•        compliance with trade control laws;

•        environmental matters; and

•        healthcare laws.

The ML Parties have each made representations and warranties about themselves to Helix regarding, among other things, the following:

•        organization; authority; enforceability of the Business Combination Agreement;

•        capitalization;

•        non-contravention;

•        information supplied specifically for inclusion in this proxy statement;

•        litigation;

•        brokerage;

•        investment intent;

•        compliance with laws; and

•        certain representations by the BVF Shareholders specific to the exchange of their MoonLake Common Shares for Class A Ordinary Shares.

Helix made representations and warranties about itself to MoonLake and the ML Parties regarding, among other things, the following:

•        organization; authority; enforceability of the Business Combination Agreement;

•        capitalization;

•        brokerage;

•        the Trust Account;

•        Helix’s public filings; disclosure controls and procedures;

•        information supplied specifically for inclusion in this proxy statement;

•        Nasdaq listing of the Class A Ordinary Shares;

•        Investment Company Act;

•        non-contravention;

•        absence of business activities;

•        tax matters;

•        compliance with laws;

•        PIPE Subscription Agreements; and

•        affiliate transactions.

No Survival of Representations and Warranties; Waiver of Remedies

None of the representations and warranties, or the covenants to be performed prior to Closing will survive the Closing and each of the foregoing shall terminate and expire upon the occurrence of the effective time of the Business Combination (and there shall be no liability after the Closing in respect thereof by, on the one hand, the ML Parties, and on the other hand, Helix, the Sponsor, and MoonLake), except as otherwise contemplated by the Business Combination Agreement in the case of claims against a person in respect of such person’s actual fraud, or specific performance claims applicable after Closing.

Material Adverse Effect

Under the Business Combination Agreement, certain representations and warranties of the parties are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred.

Pursuant to the Business Combination Agreement, a material adverse effect of MoonLake (“MoonLake Material Adverse Effect”) means any event, circumstance or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have, a material and adverse effect upon (a) the business, results of operations or financial condition of the ML Companies, taken as a whole, or (b) the ability of the ML Parties or the ML Companies, taken as a whole, to perform their respective obligations and to consummate the transactions contemplated by the Business Combination Agreement and the Ancillary Agreements; provided, however, that, with respect to the foregoing clause (a), none of the following (or the effect of the following), alone or in combination, will constitute a MoonLake Material Adverse Effect, or will be considered in determining whether a MoonLake Material Adverse

Effect has occurred: (i) changes that are the result of factors generally affecting the industries or markets in which the ML Companies operate; (ii) the public announcement or pendency of the Business Combination, including the negotiation and execution of the Business Combination Agreement; (iii) changes in law or GAAP or the interpretation thereof, in each case effected after October 4, 2021; (iv) any failure of any ML Company to achieve any projected revenue, earnings, expense, sales or other projections, forecasts, predictions or budgets prior to the Closing (it being understood that the underlying event, circumstance or state of facts giving rise to such failure that is not otherwise excluded from the definition of MoonLake Material Adverse Effect may be taken into account in determining whether a MoonLake Material Adverse Effect has occurred); (v) changes that are the result of economic factors affecting the national, regional or world economy or financial markets; (vi) any change in the financial, banking, or securities markets; (vii) any strike, embargo, labor disturbance, cyberattack, riot, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire, other weather-related or meteorological event, pandemic (including the COVID-19 pandemic and certain measures taken in response to COVID-19), epidemic, disease outbreak or other natural disaster or act of god; (viii) any national or international political conditions in or affecting any jurisdiction in which the ML Companies conduct business; (ix) the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any United States territories, possessions or diplomatic or consular offices or upon any United States military installation, equipment or personnel; or (x) any action taken (or omitted to be taken) by any ML Party or any of the ML Companies pursuant to or expressly permitted by the Business Combination Agreement (other than the interim covenants, as described above) or any Ancillary Agreement or at the written request of Helix; provided, however, that any event, circumstance or state of facts resulting from a matter described in any of the foregoing clauses (i), (iii), (v), (vi) and (ix) may be taken into account in determining whether a MoonLake Material Adverse Effect has occurred or would reasonably be likely to occur only to the extent such event, circumstance or state of facts has a material and disproportionate effect on the ML Companies, taken as a whole, relative to other comparable entities operating in the industries and markets in which the ML Companies operate.

Pursuant to the Business Combination Agreement, a material adverse effect with respect to Helix (“Helix Material Adverse Effect”) means any event, circumstance or state of facts that, individually or in the aggregate, has had or would be reasonably expected to have a material and adverse effect upon the ability of Helix to perform its obligations and to consummate the Business Combination; provided, that the consummation of any redemptions by public shareholders shall not be deemed to constitute a Helix Material Adverse Effect.

Efforts to Obtain Shareholder Approval and Consummate the Business Combination

Helix, MoonLake, the ML Parties, the ML Parties’ Representative, and the Sponsor agreed to cooperate and use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action (including executing and delivering any documents, certificates, instruments and other papers that are necessary for the consummation of the Business Combination), and do, or cause to be done, and assist and cooperate with the other parties to the Business Combination Agreement in doing, all things necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Business Combination Agreement.

Regulatory Matters

If a filing is required in connection with the consummation of the Business Combination under the HSR Act, the parties will (i) cause the Notification and Report Forms required pursuant to the HSR Act with respect to the Business Combination to be filed as promptly as practicable, (ii) request early termination of the waiting period relating to such HSR Act filings, if early termination is being granted at the time of such filing, (iii) supply as promptly as practicable any additional information and documentary material that may be requested by a regulatory authority pursuant to applicable laws or a governmental entity pursuant to the HSR Act, and (iv) otherwise use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

All filing fees or other payments payable with respect to any and all filings made under the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act and any other similar U.S. federal, state, or foreign law in connection with the Business Combination shall be transaction expenses, 50% of which shall be transaction expenses of MoonLake and 50% of which shall be transaction expenses of Helix.

Termination

The Business Combination Agreement may be terminated and the transactions contemplated by the Business Combination Agreement abandoned at any time prior to the Closing only as follows:

•        by the mutual written consent of MoonLake, the ML Parties’ Representative and Helix;

•        by MoonLake, the ML Parties’ Representative or Helix by written notice to the other party or parties if any applicable law is in effect making the consummation of the transactions contemplated by the Business Combination Agreement illegal or any final, non-appealable order is in effect permanently preventing the consummation of the transactions contemplated by the Business Combination Agreement; except that the right to terminate the Business Combination Agreement will not be available to any party whose breach of any representation, warranty, covenant or agreement results in or causes such final, non-appealable order or other action (including, with respect to MoonLake, any breach by any ML Party);

•        by MoonLake, the ML Parties’ Representative or Helix by written notice to the other party or parties if the consummation of the Business Combination shall not have occurred on or before May 30, 2022 (the “Outside Date”), except that the right to terminate the Business Combination Agreement will not be available to any party that has materially breached any of its representations, warranties, covenants or agreements under the Business Combination Agreement (including, with respect to MoonLake, any breach by any ML Party) and such material breach is the primary cause of or has resulted in the failure of the Business Combination to have been consummated by the Outside Date;

•        by MoonLake if Helix breaches in any material respect any of its representations or warranties contained in the Business Combination Agreement or breaches or fails to perform in any material respect any of its covenants contained in the Business Combination Agreement, which breach or failure to perform (i) would render a condition precedent to the ML Parties’ obligations to consummate the Business Combination not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to Helix by MoonLake or the ML Parties’ Representative, cannot be cured or has not been cured by the earlier of the Outside Date and 30 Business Days after receipt of such written notice and MoonLake has not waived in writing such breach or failure; except that the right to terminate the Business Combination Agreement shall not be available to MoonLake if MoonLake or any ML Party is then in material breach of any representation, warranty, covenant or agreement contained in the Business Combination Agreement;

•        by Helix, if MoonLake or any ML Party breaches in any material respect any of their representations or warranties contained in the Business Combination Agreement or Helix or any ML Party breaches or fails to perform in any material respect any of its covenants contained in the Business Combination Agreement, which breach or failure to perform (i) would render a condition precedent to Helix’s obligations to consummate the Business Combination not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to the ML Parties by Helix, cannot be cured or has not been cured by the earlier of the Outside Date and 30 Business Days after the delivery of such written notice and Helix has not waived in writing such breach or failure; except that the right to terminate the Business Combination Agreement shall not be available to Helix if Helix is then in material breach of any representation, warranty, covenant or agreement contained in the Business Combination Agreement;

•        by MoonLake or Helix by written notice to the other party or parties if the Helix shareholder approval is not obtained at the extraordinary general meeting (subject to any adjournment or postponement thereof);

•        by written notice from MoonLake to Helix if the Available Closing Date Cash as determined pursuant to the Business Combination Agreement is less than $150,000,000; and

•        by written notice from Helix to MoonLake if the approval of the Business Combination Agreement and the Business Combination by the ML Parties has not been obtained at MoonLake’s extraordinary general meeting.

Effect of Termination

In the event of the termination of the Business Combination Agreement as set forth above, the Business Combination Agreement shall immediately become null and void, without any liability on the part of any party or any other person, and all rights and obligations of each party shall cease, except that the rights and obligations under the provisions regarding communication, press release, SEC filings, expenses, effect of termination and the miscellaneous provisions of the Business Combination Agreement shall survive any termination and remain in full force and effect. Further, such termination will not relieve any party from any liability arising out of or incurred as a result of its fraud or its willful and material breach of the Business Combination Agreement.

Fees and Expenses

Except as specifically provided in the Business Combination Agreement, each party is responsible for its own fees and expenses in connection with the Business Combination.

Investment Agreement

This section describes the material terms of the Investment Agreement. The following summary is qualified in its entirety by reference to the complete text of the Investment Agreement, a copy of which is attached as Annex A-2 hereto, which is incorporated herein by reference. Shareholders and other interested parties are urged to read the Investment Agreement carefully and in its entirety. This summary does not purport to be complete and may not contain all of the information about the Investment Agreement that is important to you. Any capitalized terms which are used in this summary description but not defined here or elsewhere in this proxy statement have the meanings assigned to them in the Investment Agreement.

On October 4, 2021, concurrently with the execution of the Business Combination Agreement, Helix, MoonLake and each of the ML Parties entered into the Investment Agreement. Pursuant to the terms of the Investment Agreement, one business day prior to the Closing Date, the existing shareholders of MoonLake will hold an extraordinary shareholders meeting to approve the MoonLake EGM Resolutions.

Restructuring

On October 4, 2021, at the signing date of the Investment Agreement, MoonLake had an issued statutory share capital in the nominal amount of CHF 104,072.50, divided into 1,040,725 registered shares (Namenaktien) with a par value of CHF 0.10 per share, of which 360,529 are MoonLake Common Shares and 680,196 are MoonLake Series A Preferred Shares, all of which are fully paid-in. Further, MoonLake had an outstanding conditional capital (bedingtes Kapital) of CHF 2,947.10 (“Conditional Capital”), allowing for the issuance of up to 29,471 registered MoonLake Common Shares in connection with MoonLake’s employee equity incentive plans. MoonLake had no treasury shares (eigene Aktien).

Pursuant to the terms of the Investment Agreement, the parties thereto agreed that one business day prior to the Closing Date (“EGM Date”), the existing shareholders of MoonLake will hold an extraordinary shareholders meeting (“MoonLake EGM”) at which, among others, the following resolutions will be taken:

(i)     the MoonLake Series A Preferred Shares are converted with immediate effect into MoonLake Common Shares (“MoonLake Share Conversion”);

(ii)    the existing articles of association of MoonLake are replaced by amended articles of association of MoonLake (“MoonLake Amended Articles”) reflecting the MoonLake Share Conversion and the Capital Increase (as defined below);

(iii)   the nominal statutory share capital of MoonLake is increased through the issuance of MoonLake Preliminary Class V Voting Shares without restricting or cancelling the subscription rights of existing MoonLake shareholders, but with such existing MoonLake shareholders waiving their subscription right (“Capital Increase”); and

(iv)   new members to the board of directors of MoonLake (“New Board Members”) are elected.

Pursuant to the terms of the Investment Agreement, Helix agreed to subscribe for all of the MoonLake Preliminary Class V Voting Shares, each at the issue price of CHF 0.01 by delivering (x) at least three business days prior to the Closing Date an executed subscription form and (y) at least two business days prior to the EGM Date an amount in cash equal to the product of the MoonLake Preliminary Class V Voting Shares multiplied by CHF 0.01 (“Preliminary Nominal Subscription Amount”).

On the EGM Date following the MoonLake EGM, the board of directors of MoonLake will implement the Capital Increase and will file the application for the registration of the Capital Increase, the MoonLake Share Conversion, MoonLake Amended Articles, and the New Board Members with the competent Swiss commercial register.

Number of MoonLake Class V Voting Shares

The MoonLake Preliminary Class V Voting Shares to be subscribed for by Helix and to be issued following the MoonLake EGM are calculated in accordance with the provisions set forth in the Business Combination Agreement.

On the Closing Date, pursuant to the terms of the Business Combination Agreement, Helix and MoonLake will determine the Available Closing Date Cash and the number of MoonLake Class V Voting Shares attributable to Helix based on the Available Closing Date Cash. If the Available Closing Date Cash is lower than the Preliminary Investment Amount and at the election of MoonLake, Helix will retransfer to MoonLake the number of MoonLake Class V Voting Shares that have been issued in excess at par value.

BVF Share Transfers

On the Closing Date, pursuant to the terms of the Business Combination Agreement and the Investment Agreement, each of the BVF Shareholders will transfer and assign to Helix all of the MoonLake Common Shares held by such BVF Shareholder in exchange for Class A Ordinary Shares. The details on the allocation of and/or the transfer of Class A Ordinary Shares by Helix to each of the BVF Shareholders are set forth in the Business Combination Agreement.

Cash Contribution

Pursuant to the terms of the Investment Agreement and a short form contribution agreement, Helix agrees to contribute to MoonLake immediately following the performance of all closing actions as set forth in the Investment Agreement, an amount of cash equal to the Available Closing Date Cash less the Preliminary Nominal Subscription Amount.

Conditions to Closing

The closing of the Investment Agreement is conditioned upon, among other things, (a) delivery of drafts of the corporate documents necessary for the MoonLake EGM in form and substance reasonably satisfactory to Helix, (b) receipt by MoonLake of a positive pre-clearance (Vorprüfungsbescheid) regarding the corporate documents necessary for the MoonLake EGM and a confirmation that the processing of the application to register the respective changes in the commercial register will be processed in a pre-registration procedure (Vorerfassungsverfahren), (c) delivery to Helix of the duly executed and, if required, notarized corporate documents necessary for execution and registration of the adoption of the MoonLake Amended Articles, the MoonLake Share Conversion, the Capital Increase and the election of the New Board Members, (d) satisfaction of customary corporate conditions as to the existing share capital of MoonLake, and (e) satisfaction or waiver of the conditions precedent set forth in the Business Combination Agreement.

Covenants

The Investment Agreement includes customary covenants of MoonLake and the existing shareholders of MoonLake with respect to the operation of the business of MoonLake prior to the consummation of the Investment Agreement and efforts to satisfy the conditions precedent to the consummation of the Investment Agreement.

The Investment Agreement also contains additional covenants of MoonLake and the ML Parties, including, among others, covenants restricting the exercise of option rights, equity grants, or similar instruments from or referring to the Conditional Capital after October 31, 2021 until closing of the Investment Agreement and thereby preventing third parties, for example employees, of becoming shareholders of MoonLake after the cut-off date until closing of the Investment Agreement. If option rights, equity grants, or similar instruments from or referring to the Conditional Capital are granted or exercised prior to the cut-off date, any third party becoming a holder of options to acquire MoonLake shares or new shareholder of MoonLake will accede to the Investment Agreement by way of a written accession declaration and for the purposes of the Investment Agreement is deemed as from the time of accession an ML Party with corresponding rights and obligations.

Representations and Warranties

The Investment Agreement contains certain representations and warranties of MoonLake and, except for one of the existing shareholders, the ML Parties with respect to, among other things, (a) authority and ownership, (b) execution and performance, (c) status of MoonLake, i.e. the incorporation, share capital, authority, (d) no dissolution, bankruptcy or insolvency, and (e) corporate books and registers. For MHKDG, the Investment Agreements contains representations and warranties with respect to, among other things, (a) authority and ownership and (b) execution and performance.

The Investment Agreement contains representations and warranties of Helix with respect to, among other things, (a) authority, (b) execution and performance, and (c) incorporation, share capital, authority, (d) no dissolution, bankruptcy or insolvency, and (e) corporate books and registers.

Separately, a customary set of representations and warranties of MoonLake, the ML Parties, and Helix is included in the Business Combination Agreement.

Trust Account Waiver

The Investment Agreement contains a waiver of claims of MoonLake and the ML Parties with respect to the Trust Account, whereby MoonLake and each ML Party agrees that it did not and will not at any time after the date of the Investment Agreement have any right, title, interest or claim of any kind in or to any assets in the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to the Investment Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (“Released Claim”). MoonLake and each ML Party irrevocably waive any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any discussions, contracts or agreements with Helix.

Governing Law, Arbitration

The Investment Agreement is governed by the substantive laws of Switzerland. Disputes arising out of or in connection with the Investment Agreement are subject to arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Arbitration Centre, venue being Zurich, Switzerland.

Termination

In case the Business Combination Agreement is terminated before closing of the Investment Agreement, the Investment Agreement will be terminated with immediate effect. In such a case, all acts, documents, instruments, or deeds executed by the parties to the Investment Agreement will be deemed terminated and rescinded and are without further effect.

A&R Shareholders’ Agreement

This section describes the material terms of the A&R Shareholders’ Agreement. The following summary is qualified in its entirety by reference to the complete text of the A&R Shareholders Agreement, a copy of which is attached as Annex A-3 hereto, which is incorporated herein by reference. Shareholders and other interested parties are urged to read the A&R Shareholders’ Agreement carefully and in its entirety. This summary does not purport to be complete and may not contain all of the information about the A&R Shareholders’ Agreement that is important to you. Any capitalized terms which are used in this summary description but not defined here or elsewhere in this proxy statement have the meanings assigned to them in the A&R Shareholders’ Agreement.

At the Closing, Helix, MoonLake and each ML Party will enter into the A&R Shareholders’ Agreement pursuant to which MoonLake’s existing shareholders’ agreement will be amended and restated. The A&R Shareholders’ Agreement will become effective as of the registration of the increase of MoonLake’s nominal share capital in the commercial register of the Canton of Zug, Switzerland and will continue in force until the earlier of 15 years or the date on which all of the ML Parties have exchanged their equity in MoonLake for Class A Ordinary Shares.

Overview

With the intent to approximate the rights, obligations and restrictions that an ML Party would enjoy if it were a holder of Class A Ordinary Shares, the A&R Shareholders’ Agreement (i) imposes certain transfer and other restrictions on the ML Parties, (ii) provides for the waiver of certain statutory rights, and (iii) establishes certain mechanics whereby Helix and each of the ML Parties are able to effect the conversion of MoonLake Common Shares and Class C Ordinary Shares for a number of Class A Ordinary Shares equal to the Exchange Ratio.

Ownership Structure

We anticipate that upon completion of the Business Combination, including the conversion of the MoonLake Series A Preferred Shares into MoonLake Common Shares, MoonLake will have a share capital of CHF 171,317.23 (including conditional share capital) which is divided into 1,070,196 MoonLake Common Shares with a par value of CHF 0.10 each and 6,429,808 MoonLake Class V Voting Shares with a par value of CHF 0.01 each, which assumes that the Available Closing Date Cash is $216,290,353.

We anticipate that upon completion of the Business Combination, and in the No Redemptions Scenario, on a Fully Diluted Share basis, the ML Parties (other than the BVF Shareholders) will together hold an aggregate of 520,196 MoonLake Common Shares (30.4% of the Fully Diluted Share capital and 6.9% of the voting power) and Helix will hold 550,000 MoonLake Common Shares as well as 6,429,808 Class V Voting Shares (together, 69.6% of the Fully Diluted Share capital and 93.1% of the voting power).

On the closing of the Business Combination Agreement, each of the BVF Shareholders will transfer all of its MoonLake Common Shares to Helix in exchange for Class A Ordinary Shares.

MoonLake Board of Directors

Pursuant to the A&R Shareholders’ Agreement, the MoonLake board of directors will consist of at least five members who are elected in accordance with MoonLake’s articles of association and applicable law, whereby each category of MoonLake shares is entitled to be represented on the MoonLake board of directors. The initial members of the MoonLake board of directors will be Spike Loy, Simon Sturge, Dr. Andrew Phillips or such other designees of Helix as representatives of Helix on the MoonLake board of directors, and Dr. Jorge Santos da Silva, as representative of the MoonLake Common Shares. The initial chairperson, having the casting vote, is Simon Sturge.

The members of the MoonLake board of directors are granted collective signatory authority (Kollektivzeichnungsberechtigung zu Zweien), subject to compliance with mandatory Swiss law.

Shareholders’ Meeting

Pursuant to the A&R Shareholders’ Agreement, the ML Parties undertake not to exercise any of their rights pertaining to their MoonLake Common Shares, other than the voting rights in accordance with the provisions of the A&R Shareholders’ Agreement, and to exercise such voting rights always in line with the proposals of the MoonLake board of directors. The ML Parties further undertake not to exercise the following statutory rights as shareholders of MoonLake to the full extent permissible by law:

•        the right to request the return of benefits, paid to shareholders, directors and their affiliates;

•        the right to request information about the affairs of MoonLake other than in the course of the Shareholders’ Meeting;

•        the right to request the Shareholders’ Meeting to initiate a special audit and the right to request any governmental authority to appoint a special auditor;

•        the right to request the MoonLake board of directors to call a Shareholders’ Meeting and/or to put a certain item on the agenda of a Shareholders’ Meeting;

•        the right to challenge resolutions by the Shareholders’ Meetings and/or to request that resolutions by the Shareholders’ Meetings shall be null and void before any governmental authority;

•        the right to request and/or elect a representative in the MoonLake board of directors for the MoonLake Common Share class;

•        the right to request that resolutions and other actions by the MoonLake board of directors shall be null and void before any governmental authority;

•        the right to request a governmental authority to dissolve MoonLake for good cause;

•        the right to bring liability claims as shareholder against the founders, the directors, all persons involved in establishing MoonLake, all persons engaged in the business management and/or liquidation of MoonLake, and/or auditors; and

•        the right to request a governmental authority to determine an appropriate compensation payment in the case of a statutory merger.

Non-compliance with the above by the ML Parties will trigger the Helix Call Option, pursuant to which Helix will have the right to require the non-complying ML Party to Exchange (as defined below) its MoonLake Common Shares for Class A Ordinary Shares in Helix and upon such Exchange, surrender for no consideration a number of Class C Ordinary Shares equal to the number of Class A Ordinary Shares issued to the ML Party.

Transfer Restrictions

Unless expressly provided otherwise in the A&R Shareholders’ Agreement, the MoonLake Common Shares may not be pledged, assigned by way of security or otherwise used as security and are to remain free and clear of any liens, encumbrances, charges or any other third-party rights for the duration of a six-month lock-up period (“ML Lock-up Period”). After expiry of the ML Lock-up Period, an ML Party may only transfer any of its MoonLake Common Shares, if such transfer qualifies as a Permitted Transfer, which includes, inter alia:

•        transfers following the exercise of the Helix Call Option;

•        to the extent not otherwise locked-up, any Exchange of MoonLake Common Shares held by the ML Party for Class A Ordinary Shares, pursuant to the exchange mechanism set out in the A&R Shareholders’ Agreement;

•        any Exchange of MoonLake Common Shares in case of a change of control of Helix;

•        any transfer of MoonLake Common Shares upon prior written approval by Helix; and

•        the BVF Share Transfers, which are to occur on the closing of the Business Combination Agreement.

As used herein, “Exchange” means the exchange requested by an ML Party of MoonLake Common Shares against, at Helix’s election, (i) the number of Class A Ordinary Shares which the ML Party is entitled to receive based on the Exchange Ratio (“Stock Exchange Payment”), or (ii) a cash payment equal to the product of (y) the arithmetic average of the volume-weighted average price for each of the three consecutive trading days ending on the last trading day immediately prior to the delivery of the exchange notice, and (z) the number of Class A Ordinary Shares which the ML Party would have obtained based on the Exchange Ratio (“Cash Exchange Payment”), in each case together with the surrender and cancellation of the number of outstanding Class C Ordinary Shares held by such ML Party equal to the number of Class A Ordinary Shares such ML Party is entitled to receive based on the Exchange Ratio.

Drag-Along Right

Pursuant to the A&R Shareholders’ Agreement, Helix will have the right to require each ML Party (i) to Exchange its MoonLake Common Shares for Class A Ordinary Shares and/or (ii) to exercise its MoonLake stock options into MoonLake Common Shares and to subsequently Exchange such MoonLake Common Shares for Class A Ordinary Shares (and, upon each such exchange, surrender for no consideration a number of Class C Ordinary Shares equal to the number of Class A Ordinary Shares issued to the ML Party pursuant to the exchange) in the event that Helix wishes to (x) transfer 100% of its aggregate shareholdings in MoonLake in one or a series of related transactions to a proposed acquirer who wishes to acquire all shares in MoonLake pursuant to a bona fide purchase offer or (y) wishes to conduct and votes in favor of a merger consolidation or a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of MoonLake which is approved by the MoonLake board of directors (each of (x) and (y) a “Drag Along Event”).

Triggering Event Option

Regardless of whether or not the ML Lock-up Period has expired, Helix has the right to require an ML Party to Exchange its MoonLake Common Shares for Class A Ordinary Shares and/or to exercise its MoonLake stock options into MoonLake Common Shares and to subsequently Exchange such MoonLake Common Shares for Class A Ordinary Shares (and, upon each such exchange, surrender for no consideration a number of Class C Ordinary Shares equal to the number of Class A Ordinary Shares issued to the ML Party pursuant to the exchange) if such ML Party becomes insolvent, bankrupt, petitions or applies to any court, tribunal or other body or authority for creditor protection or for the appointment of, or there shall otherwise be appointed any administrator, receiver, liquidator, trustee or other similar officer of such ML Party or of all or a substantial part of such ML Party’s assets. Furthermore, Helix has the right, to require all ML Parties to Exchange their MoonLake Common Shares for Class A Ordinary Shares and/or to exercise their MoonLake stock options into MoonLake Common Shares and to subsequently Exchange such MoonLake Common Shares for Class A Ordinary Shares (and, upon each such exchange, surrender for no consideration a number of Class C Ordinary Shares equal to the number of Class A Ordinary Shares issued to the ML Party pursuant to the exchange) if MoonLake becomes insolvent, bankrupt, petitions or applies to any court, tribunal or other body or authority for creditor protection or for the appointment of, or there shall otherwise be appointed any administrator, receiver, liquidator, trustee or other similar officer of MoonLake or of all or a substantial part of MoonLake’s assets.

Exchange Mechanism

Following the expiry of the ML Lock-up Period and subject to the transfer restrictions set forth in the A&R Shareholders’ Agreement, each ML Party has the right to, by delivery of an exchange notice to Helix, Exchange its MoonLake Common Shares for a number of Class A Ordinary Shares such ML Party is entitled to receive based on the Exchange Ratio, whereupon a number of Class C Ordinary Shares belonging to the exchanging holder equal to the number of Class A Ordinary Shares to be received by such exchanging holder is to be surrendered by the exchanging holder and, on surrender, automatically cancelled in connection with the Exchange. Helix may elect to settle all or a portion of the Exchange in cash in an amount equal to the Cash Exchange Payment (in lieu of the receipt by the exchanging holder of Class A Ordinary Shares).

Regardless of whether or not the ML Lock-up Period has expired, in the event of a change of control of Helix, Helix may elect, pursuant to a written notice given to the ML Parties, to require each ML Party to exercise MoonLake stock options, if any, and/or to effect an Exchange with respect to all of such ML Party’s MoonLake Common Shares (including any MoonLake Common Shares received through the exercise of stock options). In connection with an Exchange upon a change of control of Helix, such Exchange is to be settled with the Stock Exchange Payment or in cash.

Reverse Vesting

Ninety percent of the shares held by certain founding members of MoonLake will be considered unvested and be subject to a reverse vesting and a call option. Such shares will reverse vest over a period of two years beginning on April 28, 2021. Upon the occurrence of a sale resulting in change of control of Helix or a Drag Along Event, all unvested shares will vest.

Standstill Provisions

Pursuant to the A&R Shareholders’ Agreement, MHKDG agreed that neither MHKDG nor any of its affiliates will, until the earlier of (y) December 31, 2024, or (z) in case of certain change of control or take over events occurring on the level of Helix or MoonLake, other than through the Business Combination Agreement: (i) make any solicitation of proxies to vote or influence any person with respect to the voting of any securities of Helix or MoonLake, or any of their subsidiaries; (ii) make a proposal for any acquisition involving Helix, MoonLake or a material portion of their securities or assets (other than confidential non-public proposals made to such party’s board of directors, excluding an exchange of the shareholding in MoonLake of MHKDG for shares in Helix); (iii) acquire or offer to acquire a beneficial ownership or any other rights in any public traded securities of MoonLake, Helix or any of their subsidiaries or ownership of any publicly traded indebtedness of MoonLake, Helix or any of their subsidiaries, including any derivative transactions; or (iv) seek control or influence the management or policies of MoonLake, Helix or of their board of directors (excluding the right of MHKDG to vote at a shareholder meeting of MoonLake or Helix).

Term and Termination

The A&R Shareholders’ Agreement will replace existing shareholders’ agreements among MoonLake and the ML Parties upon the registration of the Capital Increase in the commercial register of the Canton of Zug, Switzerland and will continue in force until the earlier of (i) the date on which all of the ML Parties have exchanged their equity in MoonLake for Class A Ordinary Shares or (ii) 15 years. After the expiry of the fixed term of 15 years, the A&R Shareholders’ Agreement continues to be in effect for successive periods of five years unless terminated by any shareholder upon 12 months’ prior written notice to all other parties.

ML Parties that have exchanged all of their MoonLake Common Shares will cease to be a party to the A&R Shareholders’ Agreement but remain bound under the confidentiality undertakings.

The A&R Shareholders’ Agreement continues among the remaining MoonLake shareholders in case of death or bankruptcy or any other kind of cessation of a shareholder. In the event of termination, Helix has the right to require all other parties to exchange all of their MoonLake Common Shares for Class A Ordinary Shares and, upon such exchange, surrender for no consideration a number of Class C Ordinary Shares equal to the number of Class A Ordinary Shares issued to the ML Party pursuant to the exchange.

Governing law and arbitration

The A&R Shareholders’ Agreement is in all respects governed by and construed in accordance with substantive Swiss law and any dispute, controversy, or claim arising out of, or in relation to, the A&R Shareholders’ Agreement, including the validity, invalidity, breach, or termination thereof, is to be resolved by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Arbitration Center in force on the date on which the notice of arbitration is submitted in accordance with those rules.

The foregoing summary is qualified in its entirety by reference to the complete text of the A&R Shareholders’ Agreement, a copy of which is attached as Annex A-3 hereto, and which is incorporated herein by reference. Shareholders and other interested parties are urged to read the A&R Shareholders’ Agreement carefully and in its entirety.

Amended Sponsor Letters

This section describes the material terms of the Amended Sponsor Letters. The following summary is qualified in its entirety by reference to the complete text of the Amended Sponsor Letters, the form of which is attached as Annex A-4 hereto, which is incorporated herein by reference. Shareholders and other interested parties are urged to read the form of Amended Sponsor Letter carefully and in its entirety. This summary does not purport to be complete and may not contain all of the information about the Amended Sponsor Letters that is important to you. Any capitalized terms which are used in this summary description but not defined here or elsewhere in this proxy statement have the meanings assigned to them in the Amended Sponsor Letters.

In connection with the IPO, the Sponsor and other Insiders entered into the Sponsor Letter, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares, private placement shares, and any public shares they may acquire after the IPO or in connection with the completion of our initial business combination; (ii) waive their redemption rights with respect to their founder shares, private placement shares, and any public shares purchased during or after Helix’s IPO, in connection with a shareholder vote to approve certain amendments to our Existing MAA; (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares and private placement shares if we fail to complete our initial business combination by October 22, 2022, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame; (iv) vote any founder shares held by them and any public shares purchased during or after our IPO (including in open market and privately-negotiated transactions) in favor of our initial business combination; and (v) not to transfer, assign or sell any of their founder shares until the earlier of (A) one year after the completion of our initial business combination and (B) subsequent to the business combination (x) if the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) the date on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Additionally, pursuant to the Sponsor Letter, our Sponsor has agreed not to transfer, assign or sell any of its private placement shares until 30 days after the completion of our initial business combination.

On October 4, 2021, Helix, and the Sponsor and other Insiders agreed, at and conditioned upon the Closing, to enter into the Amended Sponsor Letters. Pursuant to the Amended Sponsor Letters, the Sponsor and Insiders will (i) waive the anti-dilution and conversion price adjustments set forth in the Existing MAA with respect to the Class B Ordinary Shares held by the Sponsor and Insiders and (ii) vote in favor of approval of the adoption of the Business Combination Agreement, the Business Combination, and each other proposal presented by Helix for approval by Helix’s shareholders.

Certain Related Agreements

Subscription Agreements

On October 4, 2021, concurrently with the execution of the Business Combination Agreement, Helix entered into Subscription Agreements with the PIPE Investors (which include an affiliate of the Sponsor and the BVF Shareholders and their affiliates) pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed for 11,500,000 Class A Ordinary Shares at a price of $10.00 per share, for an aggregate purchase price of $115,000,000.

The PIPE is expected to be consummated immediately prior to or substantially concurrently with the Closing of the Business Combination. The closing of the PIPE is conditioned upon, among other things, (i) the satisfaction or waiver of all conditions precedent to the Business Combination and the substantially concurrent consummation of the Business Combination, (ii) the accuracy of all representations and warranties of Helix and the PIPE Investors in the Subscription Agreements, subject to certain bring-down standards, and (iii) the satisfaction of all covenants, agreements, and conditions required to be performed by Helix and the PIPE Investors pursuant to the Subscription Agreements. The Subscription Agreements provide for certain customary registration rights for the PIPE Investors.

The Subscription Agreements will terminate with no further force and effect upon the earliest to occur of: (a) such date and time as the Business Combination Agreement or Investment Agreement is terminated in accordance with its terms; (b) the mutual written agreement of Helix and the PIPE Investor to terminate its Subscription Agreement; (c) if on the Closing Date, any of the conditions to closing set forth in the Subscription Agreement are not satisfied or waived, and, as a result thereof, the transactions contemplated in the Subscription Agreement are not consummated at the Closing; or (d) May 30, 2022.

Amended and Restated Registration Rights Agreement

At the Closing of the Business Combination, MoonLake, the Sponsor and certain ML Parties will enter into the A&R Registration Rights Agreement pursuant to which, among other things, the parties thereto will be granted certain customary registration rights with respect to Class A Ordinary Shares beneficially held by them, directly or indirectly.

Pursuant to the A&R Registration Rights Agreement, the following lock-ups will be in place: (a) a six-month lock-up period following the Closing will apply to the Class C Ordinary Shares held by the ML Parties (other than the BVF Shareholders) and any Class A Ordinary Shares received by them during the lock-up period in exchange for their MoonLake Common Shares and simultaneous surrender of their Class C Ordinary Shares; (b) a thirty-day lock-up period following the Closing will apply to the private placement shares held by the Sponsor and its permitted transferees; and (c) a one-year lock-up period following the Closing will apply to the founder shares held by the Sponsor and initial shareholders and the Class A Ordinary Shares held by the BVF Shareholders, subject to earlier release from the lock-up on (y) the date on which the last reported sale price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date or (z) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property.

Background of the Business Combination

Helix is a blank check company that was incorporated as a Cayman Islands exempted company on August 13, 2020, formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses. The proposed Business Combination was the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of Helix’s management team and the Helix Board. The terms of the Business Combination were the result of extensive negotiations between our management team, representatives of MoonLake, in consultation with its advisors, and the ML Parties. The following is a brief description of the background of these negotiations, the Business Combination and related transactions.

Prior to the consummation of the IPO, neither Helix, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with Helix.

The prospectus for Helix’s IPO states that Helix intends to use the following general criteria and guidelines to evaluate potential acquisition opportunities:

•        rigorous science that includes a unique insight or a novel approach coupled to targets with clear, simple therapeutic rationale;

•        compelling data indicating that a drug candidate or platform is likely to generate a differentiated therapeutic for patients suffering from serious disease and with unmet need;

•        nimble critical path to generate data that will advance one or more drug candidates through research, clinical, or regulatory milestones and value step-ups;

•        the right management team with requisite experience and skills to develop and commercialize the most compelling drug candidates and that will benefit from our capital, advice, and network; and

•        an attractive valuation that traces to being overlooked as too early, misunderstood due to complex science, or undercapitalized and that can offer near-term liquidity and significant upside for investors.

Timeline of the Negotiations

On October 22, 2020, Helix closed its IPO, generating total gross proceeds of $115,000,000.

Following the IPO, Helix searched for business combination candidates. Helix’s search leveraged the Sponsor’s network of investment bankers, private equity firms and hedge funds, including Cormorant Asset Management LP (“Cormorant”), and numerous other business relationships, as well as the prior experience and network of Helix’s officers and directors. As part of the search process, we were also contacted by a number of individuals and entities with respect to business combination opportunities.

We evaluated 135 companies from October 2020 through April 2021, including MoonLake, with contemplated valuations ranging from approximately $100 million to $750 million. These potential acquisition targets were known to Helix management through the management team’s knowledge of, and experience in, the life sciences industry. These potential acquisition targets were considered by Helix management because they were all in the biotechnology, life sciences tools, synthetic biology and diagnostics fields and management believed they had a potential scientific or other business advantage or opportunity in the markets in which they operate, had strong and experienced management teams or key personnel, and may offer attractive risk-adjusted equity returns for Helix stockholders.

Cormorant, an affiliate of certain of Helix’s officers and directors, conducted preliminary due diligence on, and held discussions with, 58 companies, and Cormorant entered into confidentiality agreements with such companies. Helix did not enter into a confidentiality agreement with any company other than MoonLake. Further, none of the discussions with potential targets resulted in an executed letter of intent, other than the discussions with MoonLake. Helix did not pursue continued discussions with any target other than MoonLake because Helix concluded that these target businesses would not be a suitable business combination opportunity for Helix based on, among other factors, further due diligence indicating that the target business did not meet the criteria Helix had established above. Helix decided to pursue a business combination with MoonLake because it determined that MoonLake represented a compelling opportunity based upon, among other things, our estimation of the potential scientific or business advantages of MoonLake, the potential risk-adjusted equity returns for our stockholders offered by MoonLake, MoonLake’s knowledge of the sector within which it operates; the backgrounds and experience of the key personnel of MoonLake, the readiness of MoonLake to operate as a publicly traded company, and the growth profile of MoonLake and its business.

Negotiations with MoonLake

Spike Loy, a director of MoonLake and a Managing Director of BVF Partners LP, one of MoonLake’s initial investors, introduced Cormorant to MoonLake on February 19, 2021. Cormorant entered into a confidentiality agreement with BVF Partners LP on February 20, 2021 and as part of its ongoing evaluation of companies pursuing cross-over financings, representatives of Cormorant met with MoonLake management to review the company’s plans on March 2, 2021.

On March 5, 2021 and March 8, 2021, Ms. Bihua Chen, Helix’s Chairwoman and Chief Executive Officer and the founder of Cormorant, and Mr. Loy discussed timelines for the out-license of SLK from MHKDG. Ms. Chen requested and received updates on progress toward licensing from Mr. Loy on March 17, March 23, March 30, and April 13, 2021. Throughout these discussions, Mr. Loy relayed MoonLake’s shareholder expectations that MoonLake would have a pre-money equity valuation of approximately $500 million.

On April 29, 2021, Ms. Chen and Mr. Loy discussed potential financing strategies for MoonLake which included a potential business combination with a special purpose acquisition company.

On May 3, 2021, Helix’s management reviewed with the Helix Board potential terms for a non-binding proposal from Helix to MoonLake contemplating a business combination.

On May 4, 2021, Helix sent an initial non-binding letter of intent (“LOI”) to Mr. Loy for review with MoonLake and Gibson, Dunn & Crutcher LLP (“Gibson”), outside counsel to MoonLake. The proposed terms of the LOI included: (i) a pre-money equity value of MoonLake of $350 million; (ii) an aggregate of $80 million would be raised through a private placement financing; and (iii) the Helix ordinary shares to be issued in the proposed transaction to MoonLake’s shareholders, as well as the founder shares held by the Sponsor immediately after the Closing, will not be transferrable for a period of six months after the Closing. The initial valuation of $350 million in the LOI was based on Helix’s belief that MoonLake had the ability to generate $1 billion in revenue per year within five to seven years. This belief was based on the Helix Board’s evaluation of MoonLake’s business plan and the scientific rationale underlying targeting IL-17A/F to treat disease, the strength of preclinical and clinical data generated by MoonLake, the overall market opportunity for PsO treatments, the potential for growth of biologic agents such as SLK within the PsO treatment paradigm, as well as additional opportunities for clinical investigation of PsA, axSpA, and HS, MoonLake’s intellectual property portfolio, and MoonLake’s initial projections of potential revenue for SLK. See “Business of MoonLake” for more information about MoonLake’s business plan. The Helix Board also viewed favorably the clinical trials of the closely related bimekizumab, another treatment targeting IL-17A/F which is currently in development and believed that MoonLake’s clinical data to date compares favorably to that of bimekizumab while recognizing that SLK and bimekizumab have not been evaluated in head-to-head settings at this time. Helix weighed such factors against the inherent uncertainty of drug development and determined that, because there were multiple differentiated paths to achieve this revenue figure, even if regulatory approval of SLK were delayed and bimekizumab were first-to-market in several areas that MoonLake was pursuing or if not all of MoonLake’s development programs for SLK were successful, the $350 million initial valuation of MoonLake would still be supportable. In Helix’s view, this valuation was also comparable to other clinical stage immunology companies that underwent initial public offerings.

On May 14, 2021 MoonLake responded to Helix’s LOI and on May 18, May 20, and May 21, 2021 Dr. Phillips and Mr. Loy discussed elements of the MoonLake response, including specifics of MoonLake’s counter proposal of: (i) a valuation of $370 million, (ii) the size of the proposed PIPE, which in combination with proceeds from Helix’s trust account would need to provide net proceeds to MoonLake of $150 million to meet a minimum closing condition acceptable to MoonLake, and (iii) a cap of $500,000 on MoonLake’s obligation to reimburse Helix for any expenses incurred during the exclusivity period and a decrease in the exclusivity period from 45 to 30 days in light of the diligence already conducted by Helix and its advisors.

On May 19, 2021 Helix management met with the Helix Board to discuss the overall SPAC target landscape, the outcome of earlier discussions with other potential business combination targets and current status of the MoonLake discussions. The Helix Board authorized Helix management to enter into a non-binding LOI with MoonLake consistent with the terms presented to the Helix Board and with a final valuation to be determined by negotiation but within the range of $350 million to $370 million. The Helix Board also discussed retaining an external financial advisor to Helix in order to render a fairness opinion should the proposed transaction proceed. Helix sent the revised LOI to MoonLake on May 21, 2021, and on May 25, 2021, Helix and MoonLake executed the LOI. The principal differences between the initial LOI and the executed LOI were as follows: (i) the pre-money equity valuation of MoonLake was increased to $360 million following arms’ length negotiations between the parties, (ii) a minimum cash closing condition of $150,000,000 after transaction fees was added, and (iii) the exclusivity period was decreased from 45 days to 30 days. The LOI also provided that Cormorant would invest $25 million in the PIPE.

On June 4, 2021, White & Case LLP (“White & Case”), outside counsel to Helix, sent to Gibson an initial legal due diligence request list for purposes of completing its legal due diligence review of MoonLake. In addition, MoonLake provided Helix management the MoonLake Forecasts (as defined below), which contain assumptions and projections for the indications of interest.

On June 7, 2021 MoonLake management met with Helix management and the Helix Board for a detailed presentation on MoonLake, Nanobody technology and the scientific aspects of MoonLake’s plans for the development of SLK. The conversation in this meeting centered around the technology development plan and its cost, the significantly growing $40 billion inflammatory skin and joint disease market, the clinical data supporting SLK nanobody’s safety profile, the launch of multiple Phase 2 studies in A/F inflammatory diseases and the basic deal terms with MHKDG.

On June 8, 2021, SVB Leerink sent Helix management an initial draft of a non-disclosure agreement in connection with the potential engagement as financial advisor.

On June 8, 2021, Jefferies LLC (“Jefferies”), a financial advisor to Helix and one of the underwriters of the Helix IPO, held a virtual kick-off meeting to organize the overall business combination process, introduce members of the business and legal teams and confirm an approach for the potential business combination and related PIPE financing. Present at the meeting were representatives from Helix, MoonLake, Jefferies, White & Case, Kirkland & Ellis LLP (“Kirkland”), counsel to Jefferies, MoonLake, Gibson, and Kellerhals Carrard Basel KIG (“Kellerhals”), Swiss counsel to MoonLake. Representatives from Jefferies discussed the transaction process timeline and key deliverables. Jefferies continued to hold regular update calls to discuss the process, key deliverables and any potential gating items until the parties executed the Business Combination Agreement.

Through the end of June and during the months of July, August, and September, representatives of White & Case, Gibson, Pestalozzi Attorneys at Law Ltd (“Pestalozzi”), Swiss counsel to Helix, Kellerhals, Helix, and MoonLake management held regular telephonic conferences and virtual meetings to discuss the terms of the potential business combination, due diligence items and commercial and legal elements of MoonLake’s business. During that time, management of Helix also regularly updated members of the Helix Board on the status and details of discussions with MoonLake, material transaction terms, the status of the proposed PIPE and due diligence items.

On June 10, 2021, Helix engaged with external consultants to conduct detailed technical due diligence on MoonLake related to chemistry, manufacturing and control (“CMC”) and formulations, drug metabolism and pharmacokinetics (“DMPK”) and absorption, disruption, metabolism, and excretion (“ADME”). Proskauer Rose LLP (“Proskauer”) was retained by Helix to conduct due diligence on MoonLake’s intellectual property.

On June 11, 2021, Helix and MoonLake management conducted a videoconference to plan the key activities needed to advance the transaction, including due diligence activities. Recurring meetings were scheduled to optimize coordination of the transaction activities between the parties.

On June 15, 2021, certain representatives of White & Case received access to a virtual data room containing MoonLake’s information and began conducting a preliminary legal due diligence review. Starting on June 15, 2021 until signing of the Business Combination Agreement, MoonLake provided Helix and its representatives with additional due diligence materials, including legal, financial, pre-clinical and regulatory information. During such period, White & Case and Proskauer periodically briefed Helix management on the status of their respective due diligence reviews.

On June 21, 2021, the Helix Board again discussed retaining an external financial advisor to Helix in order to render a fairness opinion should the transaction proceed. Further, on June 24, 2021, representatives of White & Case met with Helix management to discuss the retention of a financial advisor to assess the fairness to Helix of the consideration to be paid by Helix in the proposed Business Combination. Following a discussion with respect to the identity and qualification of potential financial advisors, Helix management determined to have discussions with SVB Leerink regarding a potential engagement of SVB Leerink. Shortly after this meeting, Helix management contacted SVB Leerink to discuss their experience and ability to act as financial advisor to Helix in connection with the Business Combination.

On July 20, 2021, the Helix Board met by videoconference to review findings of confirmatory diligence and discuss progress on the transaction. Also in attendance were representatives of Proskauer to present findings from their intellectual property due diligence. The Helix Board reviewed the due diligence findings and, at the conclusion of the meeting, determined that such review supported continuing to pursue the proposed business combination with MoonLake.

On July 22, 2021, Helix retained SVB Leerink as its financial advisor in connection with the proposed Business Combination, and SVB Leerink commenced its review of MoonLake and the proposed transaction. On the same date, Helix also retained Jefferies as lead capital markets advisor and lead placement agent, Cowen and Company, LLC (“Cowen”) as co-lead placement agent, and SVB Leerink as financial advisor and co-lead placement agent for the PIPE financing. Under the placement agent engagement letters between Helix and each of Jefferies, Cowen, and SVB Leerink, each of Jefferies, Cowen, and SVB Leerink are entitled to a placement agent fee based on the amount of gross proceeds of the PIPE, payable upon the consummation of the PIPE.

On July 24, 2021, White & Case provided an initial draft of the Business Combination Agreement to Gibson. On August 6, 2021, Gibson provided comments to the initial draft of the Business Combination Agreement, which revised closing steps and included a covenant to arrange alternative financing in the event the PIPE was not fully consummated immediately prior to the business combination closing.

Between July 24, 2021 and October 2, 2021, representatives of each of Helix, MoonLake, White & Case, and Gibson negotiated the terms of the Investment Agreement, the A&R Shareholders’ Agreement, the form of A&R Registration Rights Agreement, and various other ancillary agreements contemplated by the draft Business Combination Agreement.

On August 24, 2021, White & Case circulated a revised draft of the Business Combination Agreement which contemplated attaching a closing steps memorandum as an annex and included updated transaction closing mechanics and the revised terms of the PIPE and Trust Account waiver provisions.

On September 7, 2021, Gibson provided comments to the Business Combination Agreement, which contemplated an updated transaction structure and the inclusion of revised terms of the PIPE provisions and Trust Account waiver provisions.

From September 7, 2021 to October 2, 2021, White & Case and Gibson each circulated additional drafts of the Business Combination Agreement and periodically met telephonically to discuss the status and the material open terms thereof. Among other changes, the key changes to the revised drafts of the Business Combination Agreement during this period related to Swiss pre-closing and closing sequences, the structure of the A&R Shareholders’ Agreement and the Investment Agreement, share issuances pre-closing, the exchange mechanism and high vote shares at the Company level, among others, and the inclusion of certain representations and warranties of each party, certain other pre-closing covenants of each party and the “outside” date.

Over the course of several weeks beginning on August 20, 2021, representatives of Jefferies, SVB Leerink, and Cowen, along with management of Helix and MoonLake, contacted potential PIPE Investors to discuss the proposed business combination and the PIPE and to determine such investors’ potential interest in participating in the PIPE. From September 2, 2021 to October 1, 2021, Helix received comments to the draft Subscription Agreement from various prospective PIPE Investors.

On September 28, 2021 Helix management met with the Helix Board to discuss the current status of the PIPE transaction and the capital markets. Elements of the business structure, primarily relating to the number of Class C Ordinary Shares that would be outstanding at close, were discussed with a view to the potential impact this could have on public shareholders and it was resolved that discussions with MoonLake and BVF on this aspect were warranted in advance of finalizing the Business Combination Agreement. As a result of this discussion, and along with comments received from various prospective PIPE Investors, the BVF Shareholders agreed to exchange their MoonLake Common Shares for Class A Ordinary Shares at Closing and to subject such shares to the same one-year lock-up as the founder shares, as opposed to retaining their MoonLake Common Shares and receiving Class C Ordinary Shares subject to a six month lock-up, which is the consideration being received by the other ML Parties.

On September 28, 2021, the final allocations of the PIPE and a final version of the Subscription Agreement were distributed to the prospective investors. Certain of the PIPE Investors were identified by Jefferies, SVB Leerink, and Cowen, in consultation with management of Helix and MoonLake. Eleven investors ultimately participated in the PIPE, including affiliates of BVF Shareholders, which subscribed for an aggregate of $32.5 million of PIPE Shares

(representing 28.3% of the aggregate PIPE subscription amount) and an affiliate of the Sponsor which subscribed for an aggregate of $27.5 million of PIPE Shares (representing 23.9% of the aggregate PIPE subscription amount). The remaining 9 investors purchasing an aggregate of $55 million of PIPE Shares (representing 47.8% of the aggregate PIPE subscription amount).

On October 3, 2021, the Helix Board met via video conference and reviewed the principal terms of the definitive agreements for a transaction between Helix and MoonLake. Prior to the meeting, the Helix Board was provided with a copy of the substantially final draft of the Business Combination Agreement, A&R Shareholders’ Agreement, Investment Agreement, Amended Sponsor Agreement, other ancillary agreements, and a draft of SVB Leerink’s fairness opinion. White & Case reviewed with the Helix Board their fiduciary duties in the context of the proposed business combination. The Helix Board discussed the positive aspects of the proposed business combination, including the potential upside associated with a business combination with MoonLake. At the request of the Helix Board, SVB Leerink then reviewed and discussed its financial analyses with respect to MoonLake and the proposed Business Combination. Thereafter, at the request of the Helix Board, SVB Leerink orally rendered its opinion to the Helix Board (which was subsequently confirmed in writing by delivery of SVB Leerink’s written opinion addressed to the Helix Board dated October 3, 2021), as to the fairness, from a financial point of view, to Helix of the consideration to be paid by Helix in the Business Combination pursuant to the Business Combination Agreement. Following deliberation, the Helix Board unanimously approved the Business Combination Agreement, the Business Combination and other transactions contemplated thereby and the related documentation, and authorized Helix management to execute the Business Combination Agreement, Investment Agreement, Amended Sponsor Agreement, and Subscription Agreement.

On October 4, 2021, Helix, MoonLake, and the other parties executed the Business Combination Agreement, Investment Agreement, and Amended Sponsor Agreement, and Helix and the PIPE Investors executed the Subscription Agreements. The transactions were publicly announced prior to the market opening on October 4, 2021. Also on October 4, 2021, Helix filed the Business Combination Agreement, related transaction agreements, the press release and investor presentation with the SEC on a Current Report on Form 8-K.

Since October 4, the parties have continued and expect to continue regular discussions in connection with, and to facilitate, the consummation of the Business Combination.

The Board’s Reasons for Approval of the Business Combination

The Helix Board considered a wide variety of factors in connection with our evaluation of the Business Combination. In light of the complexity of those factors, the Helix Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of the Helix Board may have given different weight to different factors. This explanation of the reasons for the Helix Board’s approval of the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Regarding Forward-Looking Statements.”

Before reaching its decision, the Helix Board reviewed the results of the due diligence conducted by Helix’s management and advisors, which included:

•        extensive meetings and calls with MoonLake’s management to understand and analyze MoonLake’s business;

•        reviews of MoonLake by White & Case;

•        intellectual property due diligence conducted by Proskauer;

•        review of MoonLake’s financial statements; and

•        reviews of certain projections provided by MoonLake.

The factors considered by the Helix Board included, but were not limited to, the following

•        Compelling Data and Rigorous Science.    The Helix Board believes MoonLake’s products are likely to generate a differentiated therapeutic effect for patients suffering from serious disease and with unmet need. IL17 inhibition is a clinically validated mechanism for modulating inflammatory cytokines with demonstrated effect in autoimmune skin and joint disorders. MoonLake’s lead asset, sonelokimab (SLK)

is a tri-specific Nanobody inhibitor of IL17A/F that targets all dimers and albumin offering potential for improved pharmacokinetics (“PK”) and potentially decreased candidiasis as compared to other anti-IL17 antibodies. In a Phase 2 study in psoriasis, SLK was well-tolerated and showed a significant improvement in the primary endpoint as compared with placebo. The Helix Board believes the mechanism of IL17A/F inhibition has the potential to address a wide range of unmet needs.

•        Intellectual Property and Patents.    MoonLake has licensed (i) exclusive worldwide rights under MHKDG’s controlled patents to develop, manufacture, use, sell, offer for sale, export and import and otherwise commercialize SLK on a world-wide basis, (ii) non-exclusive rights under Ablynx’s and others’ controlled patents to develop, manufacture, use, sell, offer for sale, export and import and otherwise commercialize SLK on a world-wide basis, and (iii) non-exclusive rights under Research Cooperation Technologies (“RCT”) patents related to the manufacturing process using the yeast strain underlying SLK. The expected year of expiration for patents related to SLK issued from the RCT application or the non-provisional patent applications, if valid and enforceable, is 2032, without regard to any extensions, adjustments, or restorations of term that may be available under U.S. or other national laws.

•        Backed by Top-Tier Healthcare Company and Institutional Investor.    MoonLake is supported by MHKDG and BVF, which the Helix Board believes provides additional validation to MoonLake’s clinical and business strategies.

•        Financial Condition.    The Helix Board considered factors such as MoonLake’s business model, general outlook, and cash runway, as well as valuations and trading of comparable companies. The Helix Board expects that proceeds from the Trust Account and from the PIPE will provide approximately $230 million to MoonLake at Closing, less any redemptions and transaction fees.

•        PIPE Equity Commitment.    A group of institutional and accredited investors, including certain existing MoonLake shareholders and affiliates of the Sponsor, have committed $115,000,000 in PIPE subscriptions, with $27.5 million committed by Cormorant, an affiliate of the Sponsor, $32.5 million committed by the BVF Shareholders, and the remaining $55 million committed by other institutional investors not affiliated with Helix or MoonLake. This was viewed by the Helix Board as support from institutional investors for the opportunities represented by the Business Combination, and provides for additional capital for the execution by MoonLake of its business plan after the Business Combination is completed.

•        MoonLake Shareholders’ Retained Interest.    The Helix Board believes that MoonLake’s shareholders’ retention of a large stake in the post-Closing Company and large additional investment in the PIPE shows ongoing commitment and support for the Company following Closing.

•        Lock-Up.    Pursuant to the A&R Registration Rights Agreement and/or the A&R Shareholders’ Agreement, as applicable, the following lock-ups will be in place: (a) a six-month lock-up period following Closing will apply to the MoonLake Common Shares and Class C Ordinary Shares held by the ML Parties (other than the BVF Shareholders) and any Class A Ordinary Shares received by them during the lock-up period in exchange for their MoonLake Common Shares and Class C Ordinary Shares; (b) a thirty-day lock-up period following Closing will apply to the private placement shares held by the Sponsor and its permitted transferees; (c) a one-year lock-up period following Closing will apply to the founder shares held by the Sponsor and initial shareholders and the Class A Ordinary Shares held by the BVF Shareholders, subject to earlier release if certain events occur, as described more fully in “Ownership of the Company following the Business Combination.” The Helix Board believes these lock-ups show ongoing commitment and support for the Company following Closing and will provide important stability to the leadership and governance of the Company after the Closing.

•        Strong Advisory Board.    The Helix Board believes that MoonLake’s scientific and commercial advisors will provide additional validation to MoonLake’s clinical and business strategies. MoonLake’s advisors consist of leading individuals with a history of accomplishment in the fields of drug discovery, inflammation and immunology, and commercialization fields.

•        Seasoned Executive Team.    The Helix Board believes that MoonLake has a proven and experienced executive team that will effectively lead the Company after the Business Combination. The Helix Board believes that the senior management of MoonLake, led by Jorge Santos da Silva, Ph.D., MoonLake’s Chief

Executive Officer, and including Kristian Reich M.D., Ph.D., Chief Scientific Officer and global key opinion leader in Dermatology and Immunology, intend to remain with the Company in the capacity of officers, which is expected to provide important continuity in advancing MoonLake’s strategic and growth goals.

•        Fairness Opinion.    The Helix Board considered favorably the financial analysis reviewed by SVB Leerink as well as the oral opinion of SVB Leerink rendered to the Helix Board on October 3, 2021 (which was subsequently confirmed by delivery of SVB Leerink’s written opinion addressed to the Helix Board dated October 3, 2021) to the effect that the consideration to be paid by Helix pursuant to the Business Combination Agreement was fair, from a financial point of view, to Helix. See the section titled “The Business Combination Proposal — Opinion of SVB Leerink.”

In the course of its deliberations, the Helix Board considered a variety of uncertainties, risks and other potentially negative reasons relevant to the Business Combination, including the risk that MoonLake may not be able to obtain required regulatory approvals for SLK from the FDA, EMA, or other comparable foreign regulatory authorities, or if approved, that MoonLake may be unable to commercialize SLK or generate revenue from commercialization, and the other risks described in the section of this proxy statement titled “Risk Factors.”

After considering the foregoing, the Helix Board concluded, in its business judgment, that the potential benefits of the Business Combination and the other related transactions to Helix and its shareholders outweighed the potential risks of the Business Combination.

Opinion of Helix’s Financial Advisor

Helix retained SVB Leerink as its financial advisor in connection with the Business Combination and the other transactions contemplated by the Business Combination Agreement. In connection with this engagement, Helix requested that SVB Leerink evaluate the fairness, from a financial point of view, to Helix of the consideration of 36,000,000 Class A Ordinary Shares and Class C Ordinary Shares in the aggregate proposed to be paid by Helix to the existing shareholders of MoonLake and the existing holders of option rights issued under MoonLake’s conditional share capital (the “Consideration”) pursuant to the terms of the Business Combination Agreement. On October 3, 2021, SVB Leerink rendered to the Helix Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated October 3, 2021, that, as of such date and based upon and subject to the various assumptions made, and the qualifications and limitations upon the review undertaken by SVB Leerink in preparing its opinion, the Consideration to be paid by Helix pursuant to the terms of the Business Combination Agreement was fair, from a financial point of view, to Helix.

The full text of the SVB Leerink written opinion, dated October 3, 2021, which describes the assumptions made and the qualifications and limitations upon the review undertaken by SVB Leerink in preparing its opinion, is attached as Annex F and is incorporated herein by reference. The summary of the written opinion of SVB Leerink set forth below is qualified in its entirety by the full text of the written opinion attached as Annex F. SVB Leerink’s financial advisory services and opinion were provided for the information and assistance of the Helix Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Business Combination and the SVB Leerink opinion addressed only the fairness, from a financial point of view, as of the date thereof, to Helix of the Consideration to be paid by Helix pursuant to the terms of the Business Combination Agreement. The SVB Leerink opinion did not address any other term or aspect of the Business Combination Agreement or the Business Combination and does not constitute a recommendation to any shareholder of Helix as to whether or how such holder should vote with respect to the merger or otherwise act with respect to the Business Combination or any other matter.

The full text of SVB Leerink’s written opinion should be read carefully in its entirety for a description of the assumptions made and limitations upon the review undertaken by SVB Leerink in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, SVB Leerink reviewed, among other things:

•        a draft of the Business Combination Agreement, dated September 30, 2021;

•        Helix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed by Helix with the SEC on March 31, 2021;

•        Helix’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, as filed by Helix with the SEC;

•        certain Current Reports on Form 8-K, as filed by Helix with, or furnished by Helix to, the SEC; and

•        the MoonLake Forecasts (as defined below).

SVB Leerink also conducted discussions with members of the senior management of Helix and MoonLake and their respective advisors and representatives regarding the internal information referred to above as well as the past and current business, operations, financial condition and prospects of Helix and MoonLake. Furthermore, SVB Leerink reviewed (i) publicly available market capitalization data regarding companies in the biotechnology industry that SVB Leerink believed to be comparable in certain respects to MoonLake; and (ii) publicly available financial terms of certain initial public offerings involving companies in the biotechnology industry that SVB Leerink believed to be comparable in certain respects to MoonLake. SVB Leerink also conducted such other financial studies and analyses and took into account such other information as it deemed appropriate.

SVB Leerink assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by it for purposes of the opinion and, with the consent of the Helix Board, relied upon such information as being complete and accurate. In that regard, SVB Leerink assumed, with the consent of the Helix Board, that the MoonLake Forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgements of the management of MoonLake as to the matters covered thereby. SVB Leerink relied, at the direction of the Helix Board, on the MoonLake Forecasts for purposes of its analysis and its opinion. SVB Leerink expressed no view or opinion as to the MoonLake Forecasts or the assumptions on which they were based. In addition, with the consent of the Helix Board, SVB Leerink did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Helix or MoonLake, nor was SVB Leerink furnished with any such evaluation or appraisal, and SVB Leerink was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of Helix or MoonLake. SVB Leerink assumed, with the consent of the Helix Board, that the final executed Business Combination Agreement would not differ in any respect material to SVB Leerink’s analysis or the opinion from the last draft of the Business Combination Agreement reviewed by SVB Leerink. SVB Leerink also assumed, with the consent of the Helix Board, that the Business Combination would be consummated on the terms set forth in the Business Combination Agreement and the Ancillary Agreements and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to SVB Leerink’s analysis or its opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Business Combination, no delay, limitation, restriction, condition or other change would be imposed, the effect of which would be material to such analysis or opinion. SVB Leerink also assumed, with the consent of the Helix Board, that the PIPE would be consummated in accordance with its terms and that the condition to the obligations of the ML Parties and MoonLake set forth in Section 3.2(c)(iv) of the Business Combination Agreement would be satisfied. SVB Leerink did not evaluate and did not express any opinion as to the solvency or fair value of Helix or MoonLake, or their respective abilities to pay their obligations when they come due, or as to the impact of the Business Combination on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. SVB Leerink are not legal, regulatory, tax or accounting advisors, and SVB Leerink expressed no opinion as to any legal, regulatory, tax or accounting matters.

Given Helix’s nature as a special purpose acquisition company, for purposes of its opinion and with the consent of the Helix Board, SVB Leerink assumed a value of $10.00 per share in calculating the value of the Class A Ordinary Shares and Class C Ordinary Shares to be issued as the Consideration under the Business Combination Agreement. SVB Leerink did not express any view or opinion as to the price or range of prices at which the Class A Ordinary Shares, Class B Ordinary Shares or Class C Ordinary Shares may trade or otherwise be transferable at any time before or after announcement or consummation of the Business Combination.

SVB Leerink expressed no view as to, and its opinion did not address, Helix’s underlying business decision to proceed with or effect the Business Combination, or the relative merits of the Business Combination as compared to any alternative business strategies or transactions that might be available to Helix or in which Helix might engage. The opinion was limited to and addressed only the fairness, from a financial point of view, as of the date thereof, to Helix of the Consideration to be paid by Helix pursuant to the terms of the Business Combination Agreement. SVB Leerink was not asked to, nor did SVB Leerink express any view on, and its opinion did not address, any other term or aspect of the

Business Combination Agreement or the Business Combination, including, without limitation, the structure or form of the Business Combination, or any other agreements or arrangements contemplated by the Business Combination Agreement or entered into in connection with or otherwise contemplated by the Business Combination, including, without limitation, the fairness of the Business Combination or any other term or aspect of the Business Combination to, or any consideration to be received in connection therewith by, or the impact of the Business Combination on, the holders of any class of securities, creditors or other constituencies of Helix or any other party. In addition, SVB Leerink expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Helix or any other party, or class of such persons in connection with the Business Combination, whether relative to the Consideration to be paid by Helix pursuant to the terms of the Business Combination Agreement or otherwise. The SVB Leerink opinion (i) did not address the individual circumstances of specific stockholders of Helix (including holders of Class B Ordinary Shares) with respect to rights or aspects which may distinguish such holders or equity securities (including Class B Ordinary Shares) held by such holders, (ii) did not address, take into consideration or give effect to any existing or future rights, preferences, restrictions or limitations or other attributes of any such securities (including Class B Ordinary Shares and Class C Ordinary Shares) or holders (including the Sponsor) and (iii) did not in any way address proportionate allocation or relative fairness (including, without limitation, the allocation of any consideration among or within any classes or groups of security holders or other constituents of Helix or any other party). The SVB Leerink opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to SVB Leerink as of, the date thereof, and SVB Leerink does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of the opinion. The SVB Leerink opinion does not constitute a recommendation to any shareholder of Helix as to whether or how such holder should vote with respect to the Business Combination or otherwise act with respect to the Business Combination or any other matter. SVB Leerink provided its financial advisory services and rendered its opinion for the information and assistance of the Helix Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Business Combination. The issuance of the SVB Leerink opinion was approved by the SVB Leerink LLC Fairness Opinion Review Committee.

Summary of Financial Analyses

The following is a summary of the material financial analyses prepared by SVB Leerink and reviewed with the Helix Board in connection with the rendering by SVB Leerink of its opinion on October 3, 2021. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, SVB Leerink, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by SVB Leerink. SVB Leerink may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be the view of SVB Leerink as to actual values. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by SVB Leerink. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying SVB Leerink’s financial analyses and its opinion. In performing its analyses, SVB Leerink made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Helix, MoonLake or any other parties to the Business Combination. None of Helix, MoonLake, SVB Leerink or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Helix or MoonLake do not purport to be appraisals or reflect the prices at which these companies may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 1, 2021 and is not necessarily indicative of current market conditions.

For purposes of its financial analyses, SVB Leerink assumed a value of $10.00 per share in calculating the value of the Class A Ordinary Shares and Class C Ordinary Shares to be issued as the Consideration under the Business Combination Agreement, or $360 million in the aggregate.

MoonLake Valuation Analyses

Discounted Cash Flow Analysis

A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors. SVB Leerink performed a discounted cash flow analysis to calculate the estimated present value of the stand-alone, unlevered, after-tax free cash flows that MoonLake was forecasted to generate from September 30, 2021 through fiscal year 2040, which unlevered, after-tax free cash flows were derived from the MoonLake Forecasts. The cash flows were then discounted to present value as of September 30, 2021 using discount rates ranging from 8.6% to 12.6%. This range of discount rates was based on SVB Leerink’s analysis of MoonLake’s weighted average cost of capital derived from analyzing the cost of capital for MoonLake’s comparable companies and taking into account certain metrics including the comparable companies’ levered and unlevered betas, a historical equity risk premium and yields for U.S. treasury notes.

This analysis resulted in an implied equity value for MoonLake of approximately $2,115 million to $3,470 million, as compared to the Consideration of $360.0 million.

Selected Biopharma Post-Crossover Initial Public Offerings

SVB Leerink reviewed publicly available information relating to adjusted pre-money equity valuations for U.S.-listed initial public offerings since 2020 for biopharmaceutical companies that had completed crossover financings prior to IPO and whose lead product at the time of its IPO was in clinical-stage development. These initial public offerings, which we refer to as the “Selected Post-Crossover Initial Public Offerings,” are listed below.

Pricing Date	Issuer	Therapeutic Focus	Development Stage at IPO	Pre-Money Equity Value (in millions)	Adjusted Pre-Money Equity Value (in millions)	Post-Money Equity Value (in millions)
09/14/21	DICE Therapeutics	Immunology	Phase 1 Ready	$414	$288	$649
08/09/21	Eliem Therapeutics	Neurology (CNS)	Phase 2a	264	158	356
07/15/21	Imago BioSciences	Oncology/Immuno-oncology	Phase 2	558	471	713
07/15/21	Erasca	Oncology/Immuno-oncology	Phase 2	1,735	1,520	2,080
06/17/21	Ambrx Biopharma	Oncology/Immuno-oncology	Phase 3	640	553	879
05/13/21	Vera Therapeutics	Infectious Diseases	Phase 2b	196	145	251
04/08/21	VectivBio Holding AG	Rare Diseases and Disorders	Phase 3	507	461	654
03/18/21	Connect Biopharma	Inflammatory Diseases	Phase 2	792	639	1,012
03/18/21	Finch Therapeutics	Infections and Infectious Diseases	Phase 3 Ready	692	594	819
02/04/21	Immunocore Holdings	Oncology/Immuno-oncology	Phase 3	864	668	1,161
02/03/21	Landos Biopharma	Immunology	Phase 3 Ready	550	517	650
10/28/20	Galecto	Pulmonary/Respiratory Diseases	Phase 2b	310	215	405
10/15/20	Tarsus Pharmaceuticals	Ophthalmology	Phase 3 Ready	238	147	339
10/15/20	Praxis Precision Medicines	Neurology (CNS)	Phase 2/3 Ready	583	455	801
10/08/20	Kronos Bio	Oncology/Immuno-oncology	Phase 2/3 Ready	831	601	1,119
08/06/20	Checkmate Pharmaceuticals	Oncology/Immuno-oncology	Phase 2	260	174	337
06/18/20	Forma Therapeutics	Rare Diseases and Disorders	Phase 1	559	418	878
06/02/20	Pliant Therapeutics	Pulmonary/Respiratory Diseases	Phase 2a	433	265	598
03/11/20	Imara	Rare Diseases and Disorders	Phase 2	211	167	298
01/30/20	Arcutis Biotherapeutics	Dermatology	Phase 3	498	475	681
01/16/20	I-MAB	Oncology/Immuno-oncology	Phase 3	754	579	869

SVB Leerink noted that although such companies had certain financial and operating characteristics that could be considered similar to those of MoonLake, none of the companies had the same management make-up, technology, size or mix of businesses as MoonLake and, accordingly, there were inherent limitations on the applicability of such companies to the valuation analysis of MoonLake. SVB Leerink also noted that market conditions have varied over the precedent time periods.

SVB Leerink calculated a pre-money equity valuation for the companies, subtracted their respective net cash and added MoonLake’s estimated net cash at closing of $2.0 million to reach an adjusted pre-money equity value for MoonLake. SVB Leerink compared these adjusted pre-money equity valuations to the Consideration of $360.0 million.

The results of this analysis are summarized as follows:

Adjusted Pre-Money Equity Value (in millions)
25th Percentile	$215
75th Percentile	$580

Selected Immunology Biopharma Initial Public Offerings

SVB Leerink reviewed publicly available information relating to adjusted pre-money equity valuations for U.S.-listed initial public offerings completed since January 1, 2020 for biopharmaceutical companies whose lead product at the time of its IPO was in clinical-stage development, focused in immunology and immune-dermatology indications. These initial public offerings, which we refer to as the Selected Immunology IPOs, are listed below.

Pricing Date	Issuer	Lead Relevant Compound	Indication at IPO	Development Stage at IPO	Pre-Money Equity Value (in millions)	Adjusted Pre-Money Equity Value (in millions)	Post-Money Equity Value (in millions)
09/14/21	DICE Therapeutics	S011806	Psoriasis and Other IL-17 Mediated Chronic Immunology Indications	Phase 1 Ready	$414	$288	$649
05/13/21	Vera Therapeutics	Atacicept	Immunoglobulin A Nephropathy	Phase 2b	196	145	251
03/18/21	Connect Biopharma	CBP-201	Atopic Dermatitis	Phase 2	792	639	1,012
02/03/21	Landos Biopharma	BT-11	Ulcerative Colitis	Phase 3 Ready	550	517	650
01/30/20	Arcutis Biotherapeutics	ARQ-151	Plaque Psoriasis	Phase 3	498	475	681

SVB Leerink noted that although such companies had certain financial and operating characteristics that could be considered similar to those of MoonLake, none of the companies had the same management make-up, technology, size or mix of businesses as MoonLake and, accordingly, there were inherent limitations on the applicability of such companies to the valuation analysis of MoonLake. SVB Leerink also noted that market conditions have varied over the precedent time periods.

SVB Leerink calculated a pre-money equity valuation for the companies, subtracted their respective net cash and added MoonLake’s estimated net cash at closing of $2.0 million to reach an adjusted pre-money equity value for MoonLake. SVB Leerink compared these adjusted pre-money equity valuations to the Consideration of $360.0 million.

The results of this analysis are summarized as follows:

Adj. Pre-Money Equity Value (in millions)
25th Percentile	$290
75th Percentile	$515

Selected Biopharma Public Companies

SVB Leerink reviewed publicly available information relating to the adjusted equity valuations for eight U.S.-listed publicly-traded biopharmaceutical companies whose lead product at the time of this analysis was in clinical-stage development, focused in immunology indications, and which SVB Leerink deemed comparable, based on its experience and professional judgment, to MoonLake. SVB Leerink did not utilize in its analysis data for the following companies whose lead product was in clinical-stage development and focused in immunology indications based upon its professional judgment that these companies were not comparable to MoonLake: Evelo Biosciences, Immunovant Therapeutics, Landos Biopharma, Prometheus Biosciences, Protagonist Therapeutics and Vera Therapeutics. Evelo Biosciences was excluded because, in SVB Leerink’s professional judgment, its equity value was impacted as a result of COVID-19; Immunovant Therapeutics and Vera Therapeutics were excluded due to the small size of the patient population served by its respective lead product and, in addition, Immunovant was the target of a third party acquisition proposal; Landos Biopharma was excluded based upon SVB Leerink’s professional judgment that Landos Biopharma was not comparable to MoonLake in light of negative data for Landos Biopharma’s lead product; Prometheus Biosciences was excluded because it is focused on precision medicine products, which have a different business model and serve small patient populations; and Protagonist Therapeutics was excluded because its lead product was on clinical hold. The eight companies utilized by SVB Leerink in its analysis, which we refer to as the “Selected Companies,” are listed below.

Company	Lead Relevant Compound	Indication	Development Stage	Equity Value (in millions)	Enterprise Value (in millions)	Adjusted Equity Value (in millions)
Arena Pharmaceuticals, Inc.	Etrasimod	Ulcerative Colitis	Phase 3	$3,836	$2,900	$2,322
Connect Biopharma Holdings Ltd.	CBP-201	Atopic Dermatitis	Phase 2	1,342	985	789
Gossamer Bio, Inc.	GB001	Pulmonary Arterial Hypertension	Phase 2	1,041	865	694
Aclaris Therapeutics, Inc.	ATI-450	Rheumatoid Arthritis	Phase 2	1,088	834	669
Applied Molecular Transport, Inc.	AMT-101	Ulcerative Colitis	Phase 2	1,012	813	652
DICE Therapeutics, Inc.	S011806	Psoriasis and Other IL-17 Mediated Chronic Immunology Indications	Phase 1 Ready	1,124	784	629
AnaptysBio, Inc.	ANB019	Generalized Pustular Psoriasis	Phase 3 Ready	757	361	290
Kezar Life Sciences, Inc.	KZR-616	Lupus Nephritis, Dermatomyositis	Phase 2	469	340	274

SVB Leerink noted that although such companies had certain financial and operating characteristics that could be considered similar to those of MoonLake, none of the companies had the same management, make-up, technology, size or mix of businesses as MoonLake and, accordingly, there were inherent limitations on the applicability of such companies to the valuation analysis of MoonLake.

SVB Leerink calculated the aggregate enterprise value of each of the Selected Companies based upon the closing price of the common stock of each Selected Company on October 1, 2021 and the fully-diluted number of shares outstanding, using the treasury stock method. SVB Leerink then added MoonLake’s estimated net cash at closing of $2.0 million and applied a 20% illiquidity discount to reach an adjusted equity value for MoonLake. SVB Leerink compared these adjusted equity valuations to the Consideration of $360.0 million.

The results of this analysis are summarized as follows:

Adj. Equity Value (in millions)
25th Percentile	$545
75th Percentile	$720

General

The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. In arriving at its opinion, SVB Leerink did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, SVB Leerink made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

SVB Leerink’s financial analyses and opinion were only one of many factors taken into consideration by the Helix Board in its evaluation of the Business Combination. Consequently, the analyses described above should not be viewed as determinative of the views of the Helix Board or management of Helix with respect to the Consideration or as to whether the Helix Board would have been willing to determine that a different Consideration was fair. The Consideration was determined through arm’s-length negotiations between Helix and MoonLake and was approved by the Helix Board. SVB Leerink provided advice to Helix during these negotiations. However, SVB Leerink did not recommend any specific Consideration or other financial terms to Helix or the Helix Board or that any specific Consideration or other financial terms constituted the only appropriate consideration for the Business Combination.

SVB Leerink is a full-service securities firm engaged in securities trading and brokerage activities as well as investment banking and financial advisory services. SVB Leerink served as financial advisor to Helix and co-lead placement agent for the PIPE financing, for which it will receive compensation contingent upon the Closing. In the ordinary course of business, SVB Leerink and its affiliates may, in the future, provide commercial and investment banking services to Helix, MoonLake or their respective affiliates and would expect to receive customary fees for the rendering of such services. In the ordinary course of their trading and brokerage activities, SVB Leerink or its affiliates have in the past and may in the future hold positions, for their own account or the accounts of their customers, in equity, debt or other securities of Helix, MoonLake or their respective affiliates.

Consistent with applicable legal and regulatory requirements, SVB Leerink has adopted policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, SVB Leerink’s research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Helix, MoonLake and the Business Combination and other participants in the Business Combination that differ from the views of SVB Leerink’s investment banking personnel.

The Helix Board selected SVB Leerink to act as Helix’s financial advisor based on SVB Leerink’s qualifications, reputation, experience and expertise in the biopharmaceutical industry, its knowledge of and involvement in recent transactions in the biopharmaceutical industry and its relationship and familiarity with Helix and its business. SVB Leerink is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Business Combination.

In connection with SVB Leerink’s services as financial advisor to Helix, Helix has agreed to pay SVB Leerink an aggregate fee of $1.0 million, which was earned upon delivery of SVB Leerink’s opinion and is payable upon closing of the Business Combination and of which 50% will be credited (to the extent previously paid) against the fees of $1.5 million expected to be received by SVB Leerink pursuant to the placement agent agreement, dated as of July 22, 2021, among Helix, SVB Leerink and the other parties thereto. In addition, Helix has agreed to reimburse certain of SVB Leerink’s expenses arising, and to indemnify SVB Leerink against certain liabilities that may arise, out of SVB Leerink’s engagement. The terms of the fee arrangement between SVB Leerink and Helix, which are customary in transactions of this nature, were negotiated at arm’s length between SVB Leerink and Helix, and the Helix Board was aware of the arrangement, including the fact that the opinion fee payable to SVB Leerink is contingent upon the completion of the Business Combination.

Certain Projected Financial Information

MoonLake does not as a matter of course make public projections as to future results. MoonLake provided its internally derived estimated risk-adjusted net revenues, net operating profit after tax, and unlevered free cash flow for the years ending December 31, 2021 through 2040 and cash burn rate for the quarters ending March 31, June 30, September 30, and December 31, 2021 through 2025 (the “MoonLake Forecasts”) to Helix in the second quarter of 2021 for use as a component of its overall evaluation of MoonLake and to SVB Leerink, which was authorized and directed by Helix to use and rely upon such information for purposes of providing advice to the Helix Board. The MoonLake Forecasts are included in this proxy statement because they were provided to Helix for its evaluation of the Business Combination. The MoonLake Forecasts were not prepared with a view towards public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The MoonLake Forecasts are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments. The MoonLake Forecasts are not included in this proxy statement in order to induce any shareholders to vote in favor of any of the proposals presented at the extraordinary general meeting, and you are cautioned not to place undue reliance on the MoonLake Forecasts in making a decision regarding the Business Combination Proposal, as the MoonLake Forecasts will be different than actual results, and those differences may be material.

The primary assumptions made in connection with the MoonLake Forecasts are discussed below, but you should note that the MoonLake Forecasts reflect numerous assumptions, including general business, economic, market, regulatory and financial conditions, competitive uncertainties, and operational assumptions, all of which are difficult to predict and many of which are beyond MoonLake’s control, such as assumptions with respect to approval and market acceptance of SLK, the consummation of the Business Combination, and the other risks and uncertainties contained in the sections titled “Risk Factors,” “MoonLake Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward‐Looking Statements.” Accordingly, the MoonLake Forecasts are inherently subject to significant uncertainties and contingencies, many of which are beyond MoonLake’s control. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the MoonLake Forecasts. While all projections are necessarily speculative, statements regarding MoonLake’s business plan and estimated revenues are subject to material assumptions regarding MoonLake’s ability to obtain regulatory approvals for, and commercialize SLK in its four lead indications, and to gain market acceptance from payer and health system partners that vary widely across geographies. MoonLake applied the same regulatory success rate for SLK (the basis for such success rate is described in more detail below) in each of the four indications as no indication-specific historical success rates were available to MoonLake. In addition, the MoonLake Forecasts cover multiple years, and this information by its nature becomes subject to greater uncertainty with each successive year, and in particular, the probability of regulatory approval is contingent on a variety of factors, many of which are outside of our control, and SLK may never be approved.

In forecasting estimated risk-adjusted net revenues, MoonLake adjusted all cash flows by multiplying such amounts with success probabilities of the various clinical development stages and the probability of obtaining regulatory approval.

The MoonLake Forecasts for risk-adjusted net revenues, net operating profit after tax, and unlevered free cash flow used the following assumptions: MoonLake management projected net sales of the four lead indications (PsO, PsA, axSpA and HS) in the U.S., and extrapolated the numbers by assuming the U.S. sales would account for approximately 63% to 72% of global sales, with such assumptions based on market research reports provided by Decision Resources Group (“DRG”) and implying anticipated commercial launches in the United States, Germany, France, Italy, Spain, the United Kingdom, and Japan. Although MoonLake management’s best estimate today is that it will pursue commercial launches in these jurisdictions, it may ultimately only elect to only pursue commercialization in a subset of these jurisdictions. Furthermore, MoonLake management may elect to pursue commercial launches in additional geographies, but those additional geographies are not reflected in these forecasts. For PsO, PsA and axSpA, MoonLake management relied on market research reports by DRG to obtain estimates for the number of drug-treated patients in the U.S. for the focus indications. For HS, MoonLake management used its own internal estimates. Estimates for 2019 were 545,000 patients in PsA, 1,236,000 in PsO, 461,000 patients in HS and 461,000 patients in rAxSpA. Growth in the number of drug-treated patients was assumed between 1% and 3%, based on projections by DRG and internal estimates. In all four indications, MoonLake assumed a commercial launch in the U.S. in 2026, and 12 years of exclusivity for a product approved under a biologics license application. By extrapolating U.S. sales to global sales, as described above, MoonLake’s projections implicitly assume the same launch date as in the U.S. in the other covered geographies, i.e. Germany, France, Italy, Spain, the United Kingdom, and Japan. After loss of exclusivity, MoonLake management assumed a drop in sales by 60% and a steady decline of 15% per year thereafter. Market share was assumed to grow linearly over eight years to a peak market share of approximately 2%, which MoonLake management believed was reasonable given projected market shares of other biologic drugs in the relevant indications. List price was assumed at a fixed US $91,000 per patient per year in the U.S. which MoonLake management determined by an evaluation of other approved products in the immunology market. Gross sale to net sale reduction was assumed at 32% to account for estimated distribution, discounts, rebates and other customary adjustments, which is based on MoonLake’s experience in the immunology market and review of publications from the Institute for Clinical and Economic Review and of analyst reports covering biologics in immunology. Proportion of days of treatment was assumed at approximately 90% based on compliance observed with other IL-17 inhibitors in the relevant indications pursuant to market research data provided by DRG. Selling, general and administrative (“SG&A”) expenses were assumed to correspond to 18% of net sales, and cost of goods sold (“COGS”) were assumed to correspond to 20% of net sales. MoonLake management determined the SG&A to sales ratio and COGS to sales ratio based on industry information and MoonLake management experience, which MoonLake believed to be reasonable for similarly situated companies. Prior to commercial launch, SG&A and COGS were estimated bottom-up based on hiring plans (assuming full-time employee growth from 10 employees in Q3-2021 to 30 employees in Q1-2022, 34 employees in 2023 and 38 employees in 2024 and 2025), anticipated spend of $30 million for drug substance, drug product and tech transfers, as well as other non-personnel spend. For research and development expenses, MoonLake estimated each Phase 2 trial to cost between $13 million to $30 million, and subsequent Phase 3 programs to cost between $63 and $150 million per indication. Tax rate was assumed at 18%. All cash flows were risk-adjusted by multiplying the non-adjusted cash flows with the estimated probability of such cash flows occurring. Such probabilities were based on the experience of MoonLake’s management who, in previous roles, have experience assessing historical success probabilities of clinical trials, and have found that, on average, approximately 50% of Phase 2 studies and 81% of Phase 3 studies of biologic drugs in immunological indications were successful. MoonLake management used this benchmark as an estimate for the success probability for SLK in Phase 3 studies. For anticipated Phase 2 studies, MoonLake management applied an increased success probability of 81% (instead of 50%) to reflect the fact that SLK had already completed a Phase 2 study in psoriasis, thereby reducing the risk of observing unexpected safety events and providing some preliminary data regarding drug activity. The success probability of SLK may differ from historical success probabilities given the inherent unpredictability of drug development and SLK may never succeed in obtaining regulatory approval.

Given the inherent uncertainty in forecasts, particularly forecasts that cover multiple years, Helix management investigated the underlying assumptions and found that the assumptions were based on information from sources that Helix management believed to be reliable and that they referenced relevant market analogs. Helix believed MoonLake’s assumptions relating to development costs, cost of goods, and cost of sales to fall within industry standards and noted that MoonLake obtained its assumptions from established data sources, such as EvaluatePharma and expert interviews. Helix also compared the MoonLake Forecasts against the upper and lower ends of published ranges for disease prevalence and made assumptions relating to the share of the IL17 inhibitor class captured by SLK in the various indications of interest. For instance, psoriasis prevalence is reported to be 3-5% of the U.S. population and Helix believed SLK would capture approximately 2% of the addressable market. Ranges of disease prevalence in each indication were determined by screening multiple publicly-available published sources including peer reviewed publications identified through searches of PubMed, publications from federal and global health organizations including the U.S. Centers for Disease Control, the World Health Organization, and the National Institute for Health and Care Excellence (UK), and public disclosures from disease advocacy groups such as the National Psoriasis Foundation and the Spondylitis Society of America. Helix determined that these data were reasonable based on the credibility of the sources and the consistency of the findings across various reports. Based in part on this analysis, the Helix Board believed that a business combination with MoonLake has the potential to create significant value for Helix’s shareholders.

While the MoonLake Forecasts formed only a part of the analysis undertaken by Helix management and the Helix Board in connection with the approval of the Business Combination and the recommendation of approval to the Helix stockholders, it was nonetheless helpful to the Helix Board’s determination to review forecasted financial information given that MoonLake is a clinical stage company and the performance of the Company following the closing of the Business Combination would be contingent upon, in part, the market opportunity for MoonLake. The MoonLake Forecasts were one of many inputs in the evaluation of the Business Combination that were considered by the Helix Board. Other inputs included the scientific rationale underlying targeting IL-17A/F to treat disease, the strength of preclinical and clinical data generated by MoonLake, the market opportunity for PsO treatments as well as additional opportunities for clinical investigation of PsA, axSpA, and HS, and MoonLake’s intellectual property portfolio. In light of the number and wide variety of factors, the Helix Board did not consider it practicable to and did not attempt to quantify or otherwise assign relative weights to any of the foregoing inputs and based its decision on all of the information available and the factors presented to and considered by it.

The inclusion of the MoonLake Forecasts in this proxy statement should not be regarded as an indication that MoonLake or its representatives currently consider the projections to be a reliable prediction of actual future events, and undue reliance should not be placed on the estimated projections to make a decision regarding the Business Combination. While presented in this proxy statement with numerical specificity, the information set forth in the summary below was based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of MoonLake’s management, including, among other things, the matters described in the sections entitled “Forward-Looking Statements” and “Risk Factors.”

EXCEPT AS SET FORTH BELOW AND EXCEPT AS OTHERWISE REQUIRED BY APPLICABLE SECURITIES LAWS, HELIX DOES NOT INTEND TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE MOONLAKE FORECASTS. THE MOONLAKE FORECASTS DO NOT TAKE INTO ACCOUNT ANY

CIRCUMSTANCES OR EVENTS THAT MAY HAVE OCCURRED, OR MAY OCCUR, AFTER THE DATE THAT INFORMATION WAS PREPARED. READERS OF THIS PROXY STATEMENT ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE UNAUDITED PROJECTED FINANCIAL INFORMATION SET FORTH BELOW. NONE OF MOONLAKE, HELIX NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY MOONLAKE SHAREHOLDER, HELIX SHAREHOLDER OR ANY OTHER PERSON REGARDING ULTIMATE PERFORMANCE COMPARED TO THE INFORMATION CONTAINED IN THE MOONLAKE FORECASTS OR THAT THE PROJECTED FINANCIAL AND OPERATING RESULTS INCLUDED IN THE MOONLAKE FORECASTS WILL BE ACHIEVED.

MoonLake has not made any representations or warranties regarding the accuracy, reliability, appropriateness or completeness of the MoonLake Forecasts to anyone, including Helix. None of MoonLake or its board of directors, officers, management or any other representative of MoonLake has made or makes any representation to any person regarding MoonLake’s ultimate performance compared to the information contained in the MoonLake Forecasts. Accordingly, the MoonLake Forecasts should not be looked upon as “guidance” of any sort. Helix does not intend to refer back to these MoonLake Forecasts in its future periodic reports filed under the Exchange Act or in any other investor communications.

The MoonLake Forecasts were prepared by, and are the responsibility of, MoonLake’s management. No other forecast scenarios were prepared and/or considered. Baker Tilly LLP, MoonLake’s independent registered public accounting firm, has not examined, compiled or otherwise applied procedures with respect to the projected financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on the MoonLake Forecasts. The report of Baker Tilly LLP included in this proxy statement relates to historical financial information of MoonLake. It does not extend to the MoonLake Forecasts and should not be read as if it does. You are encouraged to review the audited financial statements of MoonLake and the notes thereto, included in this proxy statement, as well as the financial information provided in the section titled “Unaudited Pro Forma Condensed Combined Financial Information” in this proxy statement and to not place undue reliance on any single financial measure.

The following tables present a selected summary of the key elements of the MoonLake Forecasts, namely the risk-adjusted net revenue, net operating profit after tax, and unlevered free cash flow generated by SLK and cash burn rate. The MoonLake Forecasts include financial measures that were not prepared in accordance with GAAP and that may be different from non-GAAP financial measures used by other companies. Helix believes that the use of these non-GAAP financial measures provides an additional tool for investors and potential investors to use in evaluating MoonLake’s operating results and trends. These non-GAAP measures should not be considered in isolation from, or as a substitute for or superior to, financial measures determined in accordance with GAAP. To the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.

	MoonLake Forecasts (Risk Adjusted Net Revenue and Unlevered FCF) for Year Ending December 31 (in millions)
	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E	2039E	2040E
Risk-Adjusted Net Revenue(1)	$0	$0	$0	$0	$285	$575	$872	$1,176	$1,146	$1,802	$2,126	$2,457	$2,484	$2,512	$2,540	$2,568	$1,039	$893	$767
Net Operating Profit after Tax(2)	$(74)	$(153)	$(234)	$(107)	$(12)	$197	$411	$604	$777	$943	$1,113	$1,286	$1,301	$1,315	$1,330	$1,345	$544	$468	$402
Unlevered FCF(3)	$(74)	$(153)	$(234)	$(107)	$(107)	$100	$312	$503	$674	$837	$1,004	$1,175	$1,291	$1,306	$1,320	$1,335	$544	$468	$402

____________

(1)      Risk adjustment provided by MoonLake management.

(2)      Net operating profit after tax was calculated as earnings before interest expenses and taxes (“EBIT”), less tax expense.

(3)      Unlevered free cash flows were calculated as EBIT, less tax expense, less incremental investments, in each case based on MoonLake management projections as adjusted by Helix management. Assumes an 18% effective tax rate.

	MoonLake Forecasts (Cash Burn Rate) for Quarters ending March 31 (Q1), June 30 (Q2), September 30 (Q3) and December 31 (Q4) (in millions)
	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025(1)
Spend per Quarter	$4.0	$11.8	$18.3	$14.3	$14.0	$21.8	$17.9	$13.0	$12.3	$16.5	$14.1	$14.6	$17.1	$7.2	$6.8	$8.2
Cumulative Amount	$4.0	$15.8	$34.1	$48.4	$62.4	$84.2	$102.1	$115.1	$127.5	$143.9	$158.1	$172.7	$189.9	$197.1	$203.9	$212.1

Interests of Certain Persons in the Business Combination

In considering the recommendation of the Helix Board to vote in favor of the Business Combination, shareholders should be aware that, aside from their interests as shareholders, our Sponsor and our directors and officers have interests in the Business Combination that are different from, or in addition to, those of our other shareholders generally. Additionally, the post-closing slate of directors listed in this proxy statement have interests in the Business Combination that are different from those of our shareholders. Our directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to our shareholders that they approve the Business Combination. However, the Helix Board concluded that the potentially disparate interests of our Sponsor, officers, and directors would be mitigated because (i) these interests were disclosed in the initial public offering prospectus, (ii) these disparate interests would exist or may be even greater with respect to a business combination with another target company and (iii) the private placement shares held by our Insiders will be subject to a 30-day lockup following Closing and the founder shares will be subject to a one-year lock-up following Closing (subject to earlier release in certain cases as described in more detail elsewhere in this proxy statement). Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

•        the fact that our Insiders entered into the Sponsor Letters at the time of Helix’s IPO, pursuant to which they have waived their right to redeem any of the founder shares, private placement shares, and public shares in connection with a shareholder vote to approve a proposed initial business combination. The Insiders did not receive separate consideration for their waiver of redemption rights;

•        the fact that our initial shareholders paid an aggregate of $25,000 for the founder shares, which will convert into 2,875,000 Class A Ordinary Shares in accordance with the terms of the Business Combination Agreement, the Existing MAA and the Amended Sponsor Letters. If the Business Combination or another initial business combination is not consummated by October 22, 2022, such shares would be worthless. Such shares had an estimated aggregate market value of approximately $28,462,500 based on the closing price of $9.90 per Class A Ordinary Share on Nasdaq on January 7, 2022, the record date for the extraordinary general meeting;

•        the fact that, given the differential in the purchase price that the initial shareholders paid for the founder shares as compared to the price of the Class A Ordinary Shares sold in the IPO, the initial shareholders may earn a positive rate of return on their investment even if the Class A Ordinary Shares trade below the price initially paid for the Class A Ordinary Shares in the IPO and the public shareholders experience a negative rate of return following the Closing;

•        the fact that our Sponsor, which is affiliated with certain of our directors and officers, purchased an aggregate of 430,000 Class A Ordinary Shares, at a price of $10.00 per share, for an aggregate investment of $4,300,000 in a private placement simultaneously with the consummation of the IPO. Such shares have an estimated aggregate market value of approximately $4,257,000 based on the closing price of $9.90 per Class A Ordinary Share on Nasdaq on January 7, 2022, the record date for the extraordinary general meeting;

•        the fact that an affiliate of our Sponsor has entered into a Subscription Agreement with Helix pursuant to which it has committed to purchase 2,750,000 Class A Ordinary Shares for an aggregate commitment of $27,500,000 in the PIPE;

•        the fact that our initial shareholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the founder shares and private placement shares held by them if we fail to complete an initial business combination by October 22, 2022;

•        the fact that, if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below: (i) $10.00 per public share; or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes and up to $100,000 of interest to pay dissolution expenses, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act;

•        the fact that Dr. Andrew Phillips, our Chief Financial Officer, is expected to be elected as a director of the Company after the consummation of the Business Combination. As such, in the future he will receive any cash fees, stock options or stock awards that the Company’s Board determines to pay to our directors;

•        the fact that Spike Loy, Dr. Jorge Santos da Silva, and Simon Sturge are expected to be directors of the Company following the Closing. Dr. Jorge Santos da Silva and Simon Sturge are ML Parties, and Spike Loy is associated with the BVF Shareholders. The ML Parties (including the BVF Shareholders) (i) have the right to designate certain directors to the Company’s Board pursuant to the Business Combination Agreement, (ii) include members of MoonLake’s management team who are expected to become executive officers and directors of the Company following the Business Combination, and (iii) will hold a significant number of Class C Ordinary Shares and MoonLake Common Shares that may be exchanged for Class A Ordinary Shares in accordance with the terms of the A&R Shareholders’ Agreement;

•        the fact that Dr. Jorge Santos da Silva as well as Dr. Kristian Reich, both of whom are co-founders of MoonLake, each have employment agreements with MoonLake, dated April 30, 2021, providing for a base salary of CHF 425,000, a target bonus of 100% during the first year of service, and a target bonus of at least 50% thereafter. The bonus during the first year of service will be paid if, during that period, (i) MoonLake raises at least $100 million and (ii) at least one Phase 2 study in PsA, AS or HS has started (i.e., a first patient is included in the study). If the aforementioned criteria are only partially met (i.e., one of the two conditions has been met), the first year bonus is only partially owed, in an amount equal to at least 50% of the salary. The completion of the Business Combination and the transactions contemplated thereby prior to April 30, 2022 would satisfy the criteria regarding fundraising of at least $100 million during the first year of employment;

•        the fact that all 550,000 MoonLake Common Shares held by the BVF Shareholders will be exchanged for Class A Ordinary Shares at the closing of the Business Combination;

•        the fact that, following the signing of the Business Combination Agreement, the BVF Shareholders loaned MoonLake an aggregate of $15,000,000 for general corporate purposes of MoonLake, including product and technology development, operations, sales and marketing, management expenses, and salaries. The loan is required to be repaid by MoonLake at any time prior to the earlier of two business days after the Closing of the Business Combination and March 31, 2022;

•        the fact that Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Biotechnology Value Trading Fund OS, L.P., and MSI BVF SPV LLC, each associated with Spike Loy, have entered into Subscription Agreements with Helix, pursuant to which they have committed to purchase 1,732,067 Class A Ordinary Shares, 1,264,191 Class A Ordinary Shares, 194,153 Class A Ordinary Shares, and 59,589 Class A Ordinary Shares, respectively, for an aggregate commitment of $17,320,670, $12,641,910, $1,941,530, and $595,890, respectively;

•        the fact that Helix’s officers, directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations. However, if Helix fails to consummate an initial business combination within the required period, they will not have any claim against the Trust Account for reimbursement. As of February 2, 2022, there were no reimbursable expenses outstanding;

•        the Sponsor and our officers and directors (or their affiliates) may make loans to us from time to time to fund our capital requirements. Such loans are non-interest bearing and will be repaid at the Closing or, at the option of the holder, up to $1.5 million of such loans may be converted into Class A Ordinary Shares at a price of $10.00 per share. As of February 2, 2022, no working capital loans were outstanding. If Helix does not consummate an initial business combination by October 22, 2022, to the extent any working capital loans are outstanding, such loans will not be repaid and will be forgiven except to the extent that there are funds available to Helix outside of the Trust Account; and

•        the fact that we will continue to indemnify our existing directors and officers and will maintain our directors’ and officers’ liability insurance after the Business Combination.

In the aggregate, the Sponsor and our officers and directors have approximately $33.1 million at risk that depends upon the completion of an initial business combination. Such amount consists of (a) approximately $28.8 million representing the value of the founder shares (assuming a value of $10.00 per share, the deemed value of the Class A Ordinary Shares in the Business Combination) and (b) approximately $4.3 million representing the value of the private placement shares (assuming a value of $10.00 per share, the deemed value of the Class A Ordinary Shares in the Business Combination). In light of the foregoing, our Insiders will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination rather than liquidate even if MoonLake is a less favorable target company or the terms of the Business Combination are less favorable to stockholders than alternatives.

Please also see the sections “Certain Relationships and Related Party Transactions” and “Beneficial Ownership of Securities” for more information on the interests and relationships of our initial shareholders, current officers and directors.

At any time prior to the extraordinary general meeting, during a period when they are not aware of any material nonpublic information regarding Helix or our securities, the Helix initial shareholders, MoonLake and/or its affiliates may purchase shares from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire Helix ordinary shares or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals presented to shareholders for approval at the extraordinary general meeting are approved or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining shareholder approval of the Business Combination. These actions may result in the completion of our Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such incentive arrangements may have a depressive effect on Helix ordinary shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he, she, or it owns, either prior to or immediately after the extraordinary general meeting.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the extraordinary general meeting and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. Helix will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be voted on at the extraordinary general meeting. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The existence of financial and personal interests of our directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of Helix and its shareholders.

Satisfaction of 80% Test

It is a requirement under the Existing MAA and Nasdaq rules that we complete one or more initial business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of our signing a definitive agreement in connection with our initial business combination.

As of the date of the execution of the Business Combination Agreement, the balance of funds in the Trust Account was approximately $115 million, and Helix had $4,025,000 of deferred underwriting commissions. In reaching its conclusion that the Business Combination meets the 80% test, the Helix Board looked at MoonLake’s enterprise value of $360 million. In determining whether the enterprise value represents the fair market value of MoonLake, the Helix Board considered all of the factors described in the section entitled “The Business Combination Proposal — Helix’s Board of Directors’ Reasons for Approval of the Business Combination,” and the fact that the purchase price for MoonLake was the result of an arm’s length negotiation.

As a result, the Helix Board concluded that the fair market value of the MoonLake business was significantly in excess of 80% of the assets held in the Trust Account. In light of the financial background and experience of the members of our management team and directors, the Helix Board believes that the members of our management team and directors are qualified to determine whether the Business Combination meets the 80% test.

Sources and Uses of Funds for the Business Combination

The following table summarizes the sources and uses for funding the Business Combination. Where actual amounts are not known or knowable, the figures below represent Helix’s good faith estimate of such amounts.

Sources and Uses of Proceeds

($ in 000s)

Sources	No Redemptions	Maximum Redemptions
Cash Held in Trust Account(1)	$115.04	$0
Private Placement Equity Financing(2)	115.00	115.0
ML Parties’ Equity(3)	360.00	360.00
Total Sources	$590.04	475.00

____________

(1)      Represents the expected amount of the cash held in Helix’s Trust Account prior to the Closing, excluding any interest earned on the funds. In the No Redemptions Scenario, assumes that none of the holders of public shares exercise their redemption rights. In the Maximum Redemptions Scenario, assumes that holders of all 11,500,000 public shares exercise their redemption rights, representing the maximum amount of public shares that can be redeemed to satisfy the requirement that Helix have at least $5,000,001 of net tangible assets immediately prior to or upon the consummation of the Business Combination.

(2)      Represents the proceeds from the PIPE as of the consummation of the Business Combination.

(3)      Assumes the exchange by each ML Party (including the BVF Shareholders) of an aggregate of 1,070,196 MoonLake Common Shares together with their respective Class C Ordinary Shares, as applicable, for Class A Ordinary Shares valued at $10.00 per share.

Uses	No Redemptions	Maximum Redemptions
Transaction Expenses(1)	$17.91	$16.76
Sellers’ Equity	360.00	360.00
Cash Contribution to MoonLake(2)	212.13	98.24
Total Uses	$590.04	$475.00

____________

(1)      Represents the total estimated transaction fees and expenses incurred by the parties to the Business Combination Agreement.

(2)      Represents the cash made available to MoonLake, which is equal to the Available Closing Date Cash less MoonLake transaction expenses and Swiss stamp duty.

Board of Directors Following the Business Combination

Upon consummation of the Business Combination, we anticipate that the Company’s Board will consist of seven directors. See the section entitled “Management of the Company Following the Business Combination” for additional information.

Name; Headquarters

The name of the Company after the Business Combination will be MoonLake Immunotherapeutics and our headquarters will be located at Dorfstrasse 29, 6300 Zug, Switzerland.

Redemption Rights

Public shareholders may seek to redeem the public shares that they hold, regardless of whether they vote for the proposed Business Combination, against the proposed Business Combination or do not vote in relation to the proposed Business Combination. Any public shareholder may request redemption of their public shares for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding public shares. If a holder properly seeks redemption as described in this section and the Business Combination is consummated, the holder will no longer own the redeemed shares following the Business Combination.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act) will be restricted from seeking redemption rights with respect to 15% or more of the public shares, without our prior consent. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent.

Helix’s initial shareholders will not have redemption rights with respect to any Helix ordinary shares owned by them, directly or indirectly.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(a)     hold public shares and are not the Sponsor or an officer or director of Helix; and

(b)    prior to [• AM], Eastern Time, on [•], 2022 (two business days prior to the scheduled vote at the extraordinary general meeting), (i) submit a written request, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested, to the Transfer Agent that we redeem your public shares for cash, and (ii) deliver your public shares to the Transfer Agent, physically or electronically through the Deposit/Withdrawal at Custodian (DWAC) system maintained by DTC.

If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Public shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC (Deposit/Withdrawal At Custodian) system. The Transfer Agent will typically charge the tendering broker a nominal amount and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the proposed Business Combination is not consummated this may result in an additional cost to shareholders for the return of their shares.

Any request to redeem public shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of a public share delivers its certificate in connection with an election of its redemption and subsequently decides prior to the Closing not to elect to exercise such rights, it may simply request that Helix instruct our Transfer Agent to return the certificate (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement. We will be required to honor such request only if made prior to the deadline for exercising redemption requests.

If the Business Combination is not approved or completed for any reason, then Helix’s public shareholders who elected to exercise their redemption rights will not be entitled to redeem their shares. In such case, Helix will promptly return any shares previously delivered by public holders.

The closing price of Class A Ordinary Shares on January 7, 2022, the record date for the extraordinary general meeting, was $9.90. For illustrative purposes, the cash held in the Trust Account on January 7, 2022 was approximately $115 million or approximately $10.00 per public share. Prior to exercising redemption rights, shareholders should verify the market price of Class A Ordinary Shares as they may receive higher proceeds from the sale of their Class A Ordinary Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Helix cannot assure our shareholders that they will be able to sell their Class A Ordinary Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our securities when our shareholders wish to sell their shares.

If a public shareholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own those public shares. You will be entitled to receive cash for your public shares only if you properly exercise your right to redeem the public shares you hold and deliver your public shares (either physically or electronically) to the Transfer Agent, prior to [• AM], Eastern Time, on [•], 2022 (two business days prior to the scheduled vote at the extraordinary general meeting), and the Business Combination is consummated.

In order for public shareholders to exercise their redemption rights in respect of the proposed Business Combination, public shareholders must properly exercise their right to redeem the public shares they hold and deliver their public shares (either physically or electronically) to the Transfer Agent, prior to [• AM], Eastern Time, on [•], 2022 (two business days prior to the scheduled vote at the extraordinary general meeting). Immediately following the consummation of the Business Combination, Helix will pay public shareholders who properly exercised their redemption rights in respect of their public shares.

Material U.S. Federal Tax Considerations

For a detailed description of the material U.S. federal income tax consequences of the Business Combination, including considerations for public shareholders with respect to the exercise of their redemption rights, see “U.S. Federal Income Tax Considerations.”

Anticipated Accounting Treatment

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Helix will be treated as the “acquired” company for financial reporting purposes, and MoonLake will be the accounting “acquirer.” Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of MoonLake issuing shares for the net assets of Helix, accompanied by a recapitalization. The net assets of Helix will be stated at historical cost, with no goodwill or other intangible assets recorded.

MoonLake has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        the ML Parties (excluding the BVF Shareholders), through their ownership of the Class C Ordinary Shares and together with BVF Shareholders, through their ownership of Class A Ordinary Shares, will have the greatest voting interest in the Combined Company under the no redemptions and maximum redemption scenarios with over 55% of the voting interest in each scenario;

•        MoonLake’s directors will represent the majority of the new Board of the Company;

•        MoonLake’s senior management will be the senior management of the Company; and

•        MoonLake is the larger entity based on historical operating activity and has the larger employee base.

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that Helix’s entry into the Business Combination Agreement, dated as of October 4, 2021 (as may be amended, supplemented or otherwise modified from time to time, the (“Business Combination Agreement”)), by and among Helix, MoonLake Immunotherapeutics AG, a Swiss stock corporation (Aktiengesellschaft) registered with the commercial register of the Canton of Zug under the number CHE-433.093.536 (“MoonLake”), the existing shareholders of MoonLake and holders of option rights of MoonLake (collectively, the “ML Parties”), Helix Holdings LLC, a Cayman Islands limited liability company and the sponsor of Helix (the “Sponsor”), and the initial representative of the ML Parties, pursuant to which and among other things, on the terms and subject to the conditions set forth in the Business Combination Agreement, the parties will complete the Business Combination described in this proxy statement, be approved, ratified and confirmed in all respects.”

Vote Required for Approval

The Closing is conditioned on the approval of the Business Combination Proposal, each of the Binding Organizational Documents Proposals, and the Nasdaq Proposal at the extraordinary general meeting. The Business Combination Proposal is conditioned on the approval of each of the Binding Organizational Documents Proposals and the Nasdaq Proposal.

The approval of the Business Combination Proposal (and consequently, the Business Combination Agreement and the Business Combination) requires approval of an ordinary resolution under Cayman Islands law, which requires affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote on the Business Combination Proposal.

Our Sponsor, directors and officers have agreed to vote any Class A Ordinary Shares and Class B Ordinary Shares owned by them in favor of the Business Combination.

Recommendation of the Helix Board

THE HELIX BOARD UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

The existence of financial and personal interests of Helix’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of Helix and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.

THE BINDING ORGANIZATIONAL DOCUMENTS PROPOSALS

Overview

Helix’s shareholders are being asked to approve, assuming the Business Combination Proposal and Nasdaq Proposal are each approved, the amendment and restatement of the Existing MAA, as follows: (A) a proposal to approve the change in authorized share capital of Helix (which we refer to as “Binding Organizational Documents Proposal A”) (B) a proposal to approve the change in Helix’s name, from “Helix Acquisition Corp.” to “MoonLake Immunotherapeutics” (which we refer to as “Binding Organizational Documents Proposal B”), and (C) a proposal to approve the adoption of the Proposed MAA, a copy of which is attached to this proxy statement as Annex B (which we refer to as “Binding Organizational Documents Proposal C”), each of which, if approved, would take effect upon the Closing.

If the Business Combination Proposal is approved and the Business Combination is to be consummated, Helix will, among others, amend and restate the Existing MAA and replace it with the Proposed MAA in accordance with applicable Cayman Islands law to:

(i)     provide for an increase in the authorized share capital from US$55,500 divided into 500,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each to US$65,500 divided into 500,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 each, 100,000,000 Class C Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each, to reflect the establishment of the Class C Ordinary Share class;

(ii)    provide (A) for the rights attaching to Class A Ordinary Shares and Class C Ordinary Shares, (B) that Class C Ordinary Shares may be transferred only as set out in the A&R Shareholders’ Agreement to be in effect following the Closing, and (C) for restrictions on certain share adjustments (capitalizations, share subdivisions, share consolidations, reclassifications and recapitalizations) with respect to the issuance of Class C Ordinary Shares;

(iii)   provide that the consent of a class will be required for any variation of the rights of such class instead of the Board’s ability to vary class rights without consent from shareholders of a class where the Board considered the variation would not have a material adverse effect on such rights;

(iv)   provide for the removal of the ability of the Board to remove one of their members for cause;

(v)    provide for an extended notice period for members to nominate a director without a timely public announcement;

(vi)   provide that the Company renounces its interest in any corporate opportunity presented to the non-employee directors except that the Company retains its interest in any opportunity offered to any non-employee director if such opportunity is expressly offered to such non-employee director solely in his or her capacity as a director;

(vii)  provide for the elimination of the minimum member requirement in general meeting proposals and director nomination provisions; and

(viii) provide for certain additional changes, including, among other things (i) removing terms providing for the automatic conversion of Class B Ordinary Shares to Class A Ordinary Shares in connection with consummation of an initial business combination; (ii) removing shareholder redemption provisions; (iii) removing the limitation on paying cash remuneration to directors prior to the consummation of an initial business combination; (iv) removing the right of holders of Class B Ordinary Shares to appoint and remove directors and the protective amendment threshold prior to the consummation of an initial business combination; (v) removing weighted voting for a special resolution to approve a transfer out by way of continuation, (B) removing an additional requirement, prior to the consummation of an initial business combination, for an amending special resolution to be supported by an affirmative vote of a simple majority of Class B Ordinary Shares or any amendment to the relevant article and (vii) removing certain defined terms relevant to when the Company was a special purpose acquisition company, all of such terms being relevant only to a company operating as a special purpose acquisition company and which the Helix Board believes are necessary to adequately address the needs of the post-business combination Company.

The Proposed MAA differs in material respects from the Existing MAA and we urge shareholders to carefully consult the information set out in this section and the full text of the Proposed MAA, attached hereto as Annex B.

The Binding Organizational Documents Proposals are conditioned on the approval of the other Condition Precedent Proposals. Therefore, if the other Condition Precedent Proposals are not approved, the Binding Organizational Documents Proposals will have no effect, even if approved by our public shareholders.

Reasons for the Amendments

Each of these amendments was negotiated as part of the Business Combination. The Helix Board’s reasons for proposing each of these amendments to the Existing MAA are set forth below.

Authorized Share Capital

The Helix Board believes that it is important for us to have available for issuance a number of authorized but unissued ordinary and preference shares sufficient to facilitate the transactions contemplated by the Business Combination, to support our growth and to provide flexibility to issue shares in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay and potential expense incident to obtaining shareholder approval for a particular issuance.

Rights and Restrictions Relating to the Class A Ordinary Shares and Class C Ordinary Shares

The Helix Board considers these provisions to be necessary in order to effectuate the share structure provided under the Business Combination Agreement and the A&R Shareholders’ Agreement.

Variation of Class Rights

The Helix Board further believes that it is appropriate to require a class vote for any variation of the rights of any class in order to protect the interests of members of each class and to prevent arbitrary actions or actions that may be harmful to members of each class.

Vacation of Office of Director

The Helix Board believes that the removal of directors should be a competence of the shareholders, rather than the Board. However, the Helix Board also believes that requiring a shareholder supermajority to remove directors contributes to the stability of the Board and prevents a simple majority of shareholders from taking arbitrary actions or actions that may be harmful to other shareholders.

Nomination of Directors

The Helix Board believes such a provision is necessary to preserve the ability of shareholders to meaningfully participate in the director nomination process.

Business Opportunities

The Helix Board considers that it is not appropriate to allow officers to compete with the Company. Similarly, while the Helix Board recognizes that qualified directors may participate in business activities intersecting with the Company, the Helix Board believes that, following the Business Combination, it is inappropriate to allow for the usurpation of opportunities presented to directors in their capacity as Company directors.

Elimination of Minimum Member Requirement

Subject to the advance notice limitations contained in Articles 22 and 29 of the Proposed MAA, the Helix Board believes that all shareholders should be entitled to participate in annual and extraordinary general meetings and nominate directors, consistent with standard practice for public companies listed in the United States.

Deleting Inapplicable Provisions

The Helix Board believes that certain provisions which governed Helix as a special purpose acquisition company will no longer be relevant following the completion of the Business Combination and should be eliminated.

Resolutions

The full text of the resolutions to be passed are as follows:

Organizational Documents Proposal A

“RESOLVED, as an ordinary resolution, that the authorized share capital of the Company be amended:

FROM: US$55,500 divided into (i) 500,000,000 Class A Ordinary Shares of a par value of US$0.0001 each; (ii) 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 each; and (iii) 5,000,000 preference shares of a par value of US$0.0001 each;

TO: US$65,500 divided into (i) 500,000,000 Class A Ordinary Shares of a par value of US$0.0001 each; (ii) 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 each; (iii) 100,000,000 Class C Ordinary Shares of a par value of US$0.0001 each; and (iv) 5,000,000 preference shares of a par value of US$0.0001 each by the creation of an additional 100,000,000 Class C Ordinary Shares with a par value of US$0.0001 each having the rights set out in the Second Amended and Restated Memorandum and Articles of Association.”

Organizational Documents Proposal B

“RESOLVED, as a special resolution, that the name of the Company be changed from “Helix Acquisition Corp.” to “MoonLake Immunotherapeutics.” ”

Organizational Documents Proposal C

“RESOLVED, as a special resolution, that the Amended and Restated Memorandum and Articles of Association of Helix currently in effect be replaced in their entirety with the Second Amended and Restated Memorandum and Articles of Association (a copy of which is attached to this proxy statement as Annex B).”

Vote Required for Approval

The approval of Binding Organizational Documents Proposal A requires approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting. The approval of Binding Organizational Documents Proposals B and C require approval of a special resolution under Cayman Islands law, which requires the affirmative vote of at least two-thirds of the votes cast by the holders of the outstanding ordinary shares (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class) who being present in person (which would include presence at the virtual meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote on the Binding Organizational Documents Proposals.

Under the Business Combination Agreement, the approval of each of the Binding Organizational Documents Proposals is a condition to the consummation of the Business Combination. In addition, if the Business Combination Proposal and the Nasdaq Proposal are not approved, the Binding Organizational Documents Proposal will have no effect, even if approved by our public shareholders.

Our Sponsor, directors and officers have agreed to vote any Class A Ordinary Shares and Class B Ordinary Shares owned by them in favor of each of the Binding Organizational Documents Proposals.

Recommendation of the Helix Board

THE HELIX BOARD UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE BINDING ORGANIZATIONAL DOCUMENTS PROPOSALS.

The existence of financial and personal interests of Helix’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of Helix and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.

THE ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSALS

Overview

As required by SEC guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions, Helix is requesting that our shareholders vote upon, on a non-binding advisory basis, eight proposals to approve certain governance provisions in the Proposed MAA, which are separately being presented in accordance with SEC guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions and which will be voted upon on a non-binding advisory basis. This separate vote is not otherwise required by Cayman Islands law and is separate and apart from the binding organizational documents proposal, but pursuant to SEC guidance, Helix is required to submit these provisions to our shareholders separately for approval. However, the shareholder votes regarding these proposals are advisory votes and are not binding on Helix or the Helix Board (separate and apart from the approval of each of the Binding Organizational Documents Proposals). Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Organizational Documents Proposals (separate and apart from approval of each of the Binding Organizational Documents Proposals). Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, Helix intends that the Proposed MAA will take effect upon the Closing (assuming approval of each of the Binding Organizational Documents Proposals). Each of the advisory proposals and amendments listed below are included in the Proposed MAA.

Advisory Organizational Documents Proposal A

Assuming Binding Organizational Documents Proposal A is approved, Helix’s shareholders are being asked to approve an amendment to the Existing MAA to provide for an increase in the authorized share capital from US$55,500 divided into 500,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each to US$65,500 divided into 500,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 each, 100,000,000 Class C Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each, to reflect the establishment of the Class C Ordinary Share class.

Advisory Organizational Documents Proposal B

Assuming Binding Organizational Documents Proposal A is approved, Helix’s shareholders are being asked to approve and adopt an amendment to the Existing MAA to provide (i) for the rights attaching to Class A Ordinary Shares and Class C Ordinary Shares, (ii) that Class C Ordinary Shares may be transferred only as set out in the A&R Shareholders’ Agreement to be in effect following the Closing, and (iii) for restrictions on certain share adjustments (capitalizations, share subdivisions, share consolidations, reclassifications and recapitalizations) with respect to the issuance of Class C Ordinary Shares.

Advisory Organizational Documents Proposal C

Helix’s shareholders are being asked to approve and adopt an amendment to the Existing MAA to require the consent of a class of shares, voting separately, for any variation of the rights of such class instead of the Board’s ability to vary class rights without consent from shareholders of a class where the Board considered the variation would not have a material adverse effect on such rights.

Advisory Organizational Documents Proposal D

The Company’s shareholders are being asked to approve and adopt an amendment to the Existing MAA to remove the ability of the Board to remove one of their members for cause.

Advisory Organizational Documents Proposal E

The Company’s shareholders are being asked to approve and adopt an amendment to the Existing MAA to provide for an extended notice period for shareholders to nominate a director without a timely public announcement.

Advisory Organizational Documents Proposal F

The Company’s shareholders are being asked to approve and adopt an amendment to the Existing MAA to provide for restrictions on the ability of non-employee directors to pursue certain business opportunities wherein the Company retains its interest in any opportunity offered to any non-employee director if such opportunity is expressly offered to such non-employee director solely in his or her capacity as a director.

Advisory Organizational Documents Proposal G

Helix’s shareholders are being asked to approve and adopt an amendment to the Existing MAA to provide for the elimination of the minimum shareholder requirement in general meeting proposals and director nomination provisions.

Advisory Organizational Documents Proposal H

Helix’s shareholders are being asked to approve and adopt an amendment to the Existing MAA to provide for certain additional changes, including, among other things (i) removing terms providing for the automatic conversion of Class B Ordinary Shares to Class A Ordinary Shares in connection with consummation of an initial business combination; (ii) removing shareholder redemption provisions; (iii) removing the limitation on paying cash remuneration to directors prior to the consummation of an initial business combination; (iv) removing the right of holders of Class B Ordinary Shares to appoint and remove directors and the protective amendment threshold prior to the consummation of an initial business combination and instead requiring a special resolution to remove any director; (v) removing weighted voting for a special resolution to approve a transfer out by way of continuation; (vi) removing an additional requirement, prior to the consummation of an initial business combination, for an amending special resolution to be supported by an affirmative vote of a simple majority of Class B Ordinary Shares or any amendment to the relevant article; and (vii) removing certain defined terms relevant to when the Company was a special purpose acquisition company, all of such terms being relevant only to a company operating as a special purpose acquisition company and which the Helix Board believes are necessary to adequately address the needs of the post-business combination Company.

Reasons for the Amendments

The Helix Board’s reasons for proposing each of these amendments to the Existing MAA are set forth below.

Authorized Share Capital

The Helix Board believes that it is important for the post-combination Company to have available for issuance a number of authorized but unissued ordinary and preference shares sufficient to facilitate the transactions contemplated by the Business Combination, to support our growth and to provide flexibility to issue shares in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay and potential expense incident to obtaining shareholder approval for a particular issuance.

Rights and Restrictions Relating to the Class A Ordinary Shares and Class C Ordinary Shares

The Helix Board considers these provisions to be necessary in order to effectuate the share structure provided under the Business Combination Agreement and the A&R Shareholders’ Agreement.

Variation of Class Rights

The Helix Board further believes that it is appropriate to require a class vote for any variation of the rights of any class in order to protect the interests of members of each class and to prevent arbitrary actions or actions that may be harmful to members of each class.

Vacation of Office of Director

The Helix Board believes that the removal of directors should be a competence of the shareholders, rather than the Board. However, the Helix Board also believes that requiring a shareholder supermajority to remove directors contributes to the stability of the Board and prevents a simple majority of shareholders from taking arbitrary actions or actions that may be harmful to other shareholders.

Nomination of Directors

The Helix Board believes such a provision is necessary to preserve the ability of shareholders to meaningfully participate in the director nomination process.

Business Opportunities

The Helix Board considers that it is not appropriate to allow officers to compete with the Company. Similarly, while the Helix Board recognizes that qualified directors may participate in business activities intersecting with the Company, the Helix Board believes that, following the Business Combination, it is inappropriate to allow for the usurpation of opportunities presented to directors in their capacity as Company directors.

Elimination of Minimum Member Requirement

Subject to the advance notice limitations contained in Articles 22 and 29 of the Proposed MAA, the Helix Board believes that all shareholders should be entitled to participate in annual and extraordinary general meetings and nominate directors, consistent with standard practice for public companies listed in the United States.

Deleting Inapplicable Provisions

The Helix Board believes that certain provisions which governed Helix as a special purpose acquisition company will no longer be relevant following the completion of the Business Combination and should be eliminated.

Vote Required for Approval

The approval of each of the Advisory Organizational Documents Proposals, each of which is a non-binding advisory vote, requires approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the ordinary shares of Helix (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote on the Advisory Organizational Documents Proposals.

As discussed above, the Advisory Organizational Documents Proposals are advisory votes and therefore are not binding on Helix or the Helix Board. Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Organizational Documents Proposals (separate and apart from approval of each of the Binding Organizational Documents Proposals). Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, Helix intends that the Proposed MAA will take effect upon the Closing (assuming approval of each of the Binding Organizational Documents Proposals).

Our Sponsor, directors and officers have agreed to vote any Class A Ordinary Shares and Class B Ordinary Shares owned by them in favor of the Advisory Organizational Documents Proposals.

Recommendation of the Helix Board

THE HELIX BOARD UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSALS.

The existence of financial and personal interests of Helix’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of Helix and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.

THE NASDAQ PROPOSAL

Overview

Assuming the Business Combination Proposal and each of the Binding Organizational Documents Proposals are approved, our shareholders are also being asked to approve the Nasdaq Proposal.

The Nasdaq Proposal is a proposal to approve, for the purpose of complying with the applicable listing rules of Nasdaq, (i) the issuance of Class A Ordinary Shares to the BVF Shareholders and Class C Ordinary Shares to the ML Parties (other than the BVF Shareholders), including the Class A Ordinary Shares issuable upon the exchange of MoonLake Common Shares and simultaneous surrender of Class C Ordinary Shares by such ML Parties, pursuant to the terms of the Business Combination Agreement, Investment Agreement, and A&R Shareholders’ Agreement, and (ii) the issuance of Class A Ordinary Shares to the PIPE Investors pursuant to the Subscription Agreements, plus any additional shares pursuant to subscription agreements we may enter into prior to Closing.

If the Business Combination Proposal is approved and the business combination is completed, (i) 11.5 million Class A Ordinary Shares are issuable pursuant to the Subscription Agreements, (ii) each ML Party (other than the BVF Shareholders) will be issued a number of Class C Ordinary Shares equal to the number of MoonLake Common Shares it owns following the Restructuring multiplied by the Exchange Ratio and will have the right, beginning six months after the Closing Date, to exchange their MoonLake Common Shares and simultaneously surrender their Class C Ordinary Shares and be issued Class A Ordinary Shares, and (iii) following the Restructuring, the BVF Shareholders will assign all of their MoonLake Common Shares to Helix and Helix will issue to the BVF Shareholders an aggregate amount of Class A Ordinary Shares equal to the product of such number of assigned MoonLake Common Shares and the Exchange Ratio. Shares issued under clauses (i), (ii), and (iii) above will together represent approximately 320.84% of the 14,805,000 ordinary shares outstanding immediately prior to the Closing.

Reasons for the Approval of the Nasdaq Proposal

We are seeking shareholder approval in order to comply with Nasdaq Listing Rules 5635(a) and 5635(b).

Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of ordinary shares or other securities convertible into or exercisable for ordinary shares, in connection with the acquisition of the stock or assets of another company, if such securities are not issued in a public offering and (i) the ordinary share has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities, or (ii) the number of ordinary shares to be issued is or will be equal to or in excess of 20% of the number of ordinary shares outstanding before the issuance of such securities. Collectively, Helix may issue 20% or more of our outstanding ordinary shares or securities representing 20% or more of the voting power, in each case outstanding before the issuance, pursuant to the issuance of Class A Ordinary Shares in the PIPE and the issuance of Class C Ordinary Shares (which are exchangeable for Class A Ordinary Shares at any time and from time to time beginning six months after the Closing Date) in the Business Combination.

Under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change in control of the company. Here, the issuance of Class C Ordinary Shares to the ML Parties (other than the BVF Shareholders) will result in a change of control of Helix.

Effect of the Proposal on Current Shareholders

If the Nasdaq Proposal is adopted, and assuming the Business Combination Proposal and each of the Binding Organizational Documents Proposals are also approved and the Business Combination is consummated: (i) 11.5 million Class A Ordinary Shares are issuable pursuant to the Subscription Agreements, (ii) each ML Party (other than the BVF Shareholders) will be issued a number of Class C Ordinary Shares equal to the number of MoonLake Common Shares it owns following the Restructuring multiplied by the Exchange Ratio and will have the right, beginning six months after the Closing Date, to exchange their MoonLake Common Shares and simultaneously surrender their Class C Ordinary Shares and be issued Class A Ordinary Shares, and (iii) following the Restructuring, the BVF Shareholders will assign all of their MoonLake Common Shares to Helix and Helix will issue to the BVF Shareholders an aggregate amount of Class A Ordinary Shares equal to the product of such number of assigned MoonLake Common Shares and the Exchange Ratio. Shares issued under clauses (i), (ii), and (iii) above will together represent approximately 320.84% of the 14,805,000 ordinary shares outstanding immediately prior to the Closing. Further, [•] Class A Ordinary Shares will be reserved for grants of awards under the Incentive Plan.

Approval of the Nasdaq Proposal is a condition precedent to completing the Business Combination. Accordingly, in the event that this proposal is not approved by our shareholders, the Business Combination may not be consummated unless such condition is waived. In the event that this proposal is approved by our shareholders, but the Business Combination Agreement is terminated (without the Business Combination being consummated) this proposal will have no effect.

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that, for the purposes of complying with the applicable Nasdaq Listing Rules, (i) the issuance of Class A Ordinary Shares to the BVF Shareholders and Class C Ordinary Shares to the ML Parties (other than the BVF Shareholders), including the Class A Ordinary Shares issuable upon the exchange of MoonLake Common Shares and simultaneous surrender of Class C Ordinary Shares by such ML Parties, pursuant to the terms of the Business Combination Agreement, Investment Agreement, and A&R Shareholders’ Agreement, and (ii) the issuance of Class A Ordinary Shares to the PIPE Investors pursuant to the Subscription Agreements, plus any additional shares pursuant to subscription agreements we may enter into prior to Closing, be approved in all respects.”

Vote Required for Approval

The approval of the Nasdaq Proposal requires approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote on the Nasdaq Proposal.

The Nasdaq Proposal is conditioned on the approval of the Business Combination Proposal and each of the Binding Organizational Documents Proposals. Therefore, if the Business Combination Proposal and each of the Binding Organizational Documents Proposals are not approved, the Nasdaq Proposal will have no effect, even if approved by our public shareholders.

Our Sponsor, directors and officers have agreed to vote any Class A Ordinary Shares and Class B Ordinary Shares owned by them in favor of the Nasdaq Proposal.

Recommendation of the Helix Board

THE HELIX BOARD UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL.

The existence of financial and personal interests of Helix’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of Helix and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.

THE INCENTIVE PLAN PROPOSAL

Assuming the Condition Precedent Proposals are approved, Helix shareholders will be asked to approve the MoonLake Immunotherapeutics 2022 Equity Incentive Plan (the “Incentive Plan”). The Helix Board adopted the Incentive Plan on January 6, 2022, subject to its approval by the Helix shareholders. If the Helix shareholders approve the Incentive Plan, it will become effective upon the Closing of the Business Combination.

Requested Share Authorization

The Incentive Plan authorizes the Board of the Company to provide incentive compensation in the form of stock options, both incentive and “non-qualified” stock options; stock appreciation rights (“SARs”), alone or in conjunction with other awards; restricted stock and restricted stock units (“RSUs”); incentive bonuses, which may be paid in cash, stock, or a combination thereof; and other stock-based awards. Under the Incentive Plan, the Company will be authorized to issue a number of Class A Ordinary Shares equal to 8% of the outstanding Ordinary Shares on a Fully Diluted Share basis as of the Closing Date. We estimate that the Company will initially be authorized to issue up to 4,984,400 Class A Ordinary Shares under the no redemptions scenario and up to 4,064,400 Class A Ordinary Shares under the maximum redemptions scenario.

When approving the Incentive Plan, the Helix Board considered the potential dilution of the Incentive Plan to the shareholders of the Company. If the Incentive Plan is approved, then the Company’s total potential dilution from the shares available for issuance under the Incentive Plan would represent approximately 34% as of the record date and approximately 8% as of the Closing Date. The Helix Board considered this potential dilution level in the context of competitive data from its peer group and the Company’s expected growth needs following the Closing, and believes that the resulting dilution levels are reasonable and in the best interests of shareholders.

Summary of the Incentive Plan

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Annex C and incorporated into this proxy statement by reference. Shareholders and potential investors are urged to read the Incentive Plan in its entirety. Any capitalized terms which are used in this summary description but not defined here or elsewhere in this proxy statement have the meanings assigned to them in the Incentive Plan.

Purpose of the Incentive Plan

We have adopted the Incentive Plan. The purpose of the Incentive Plan is to promote and closely align the interests of our employees, officers, non-employee directors, and other service providers and our shareholders by providing share-based compensation and other performance-based compensation. The objectives of the Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility and to motivate participants to optimize the profitability and growth of the Company through incentives that are consistent with our goals and that link the personal interests of participants to those of our shareholders. The Incentive Plan will allow for the grant of stock options, both incentive and “non-qualified” stock options; SARs, alone or in conjunction with other awards; restricted stock and RSUs; incentive bonuses, which may be paid in cash, stock, or a combination thereof; and other stock-based awards. We refer to these collectively herein as “Awards.”

Administration

The Incentive Plan will be administered by the Compensation Committee, or such other committee designated by the Company’s Board following the Closing to administer the plan, which we refer to herein as the “Administrator.” The Administrator will have broad authority, subject to the provisions of the Incentive Plan, to administer and interpret the Incentive Plan and Awards granted thereunder. All decisions and actions of the Administrator will be final.

Stock Subject to Incentive Plan

The maximum number of common shares that may be issued under the Incentive Plan will be equal to 8% of the outstanding Ordinary Shares on a Fully Diluted Share basis as of the Closing Date (the “Share Pool”). The Share Pool is subject to certain adjustments in the event of a change in our capitalization. Common shares issued under the Incentive Plan may be either authorized and unissued shares or previously issued shares acquired by us. On termination or expiration of an Award under the Incentive Plan, in whole or in part, the number of common shares subject to such

Award but not issued thereunder or that are otherwise forfeited back to the Company will again become available for grant under the Incentive Plan. Additionally, shares retained or withheld in payment of any exercise price, purchase price or tax withholding obligation of an Award will again become available for grant under the Incentive Plan.

Limits on Non-Employee Director Compensation

Under the Incentive Plan, the aggregate dollar value of all cash and equity-based compensation (whether granted under the Incentive Plan or otherwise) to our non-employee directors for services in such capacity shall not exceed $300,000 during any calendar year. However, during the calendar year in which a non-employee director first joins the Company’s Board or during any calendar year in which a non-employee director serves as chairperson or lead director, such aggregate limit shall instead be $500,000.

Types of Awards

Stock Options

All stock options granted under the Incentive Plan will be evidenced by a written agreement with the participant, which provides, among other things, whether the option is intended to be an incentive stock option or a non-qualified stock option, the number of shares subject to the option, the exercise price, exercisability (or vesting), the term of the option, which may not generally exceed ten years, and other terms and conditions. Subject to the express provisions of the Incentive Plan, options generally may be exercised over such period, in installments or otherwise, as the Administrator may determine. The exercise price for any stock option granted may not generally be less than the fair market value of the common shares subject to that option on the grant date. The exercise price may be paid in cash or such other method as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an option, the delivery of previously owned shares or withholding of shares deliverable upon exercise. Other than in connection with a change in our capitalization, we will not, without shareholder approval, reduce the exercise price of a previously awarded option, and at any time when the exercise price of a previously awarded option is above the fair market value of a share of common shares, we will not, without shareholder approval, cancel and re-grant or exchange such option for cash or a new Award with a lower (or no) exercise price.

Stock Appreciation Rights

SARs may be granted alone or in conjunction with all or part of a stock option. Upon exercising a SAR, the participant is entitled to receive the amount by which the fair market value of the common shares at the time of exercise exceeds the exercise price of the SAR. This amount is payable in common shares, cash, restricted stock, or a combination thereof, at the Administrator’s discretion.

Restricted Stock and RSUs

Awards of restricted stock consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. RSUs result in the transfer of shares of cash or stock to the participant only after specified conditions are satisfied. The Administrator will determine the restrictions and conditions applicable to each Award of restricted stock or RSUs, which may include performance vesting conditions.

Other Stock-Based Awards

Other stock-based awards are Awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of stock.

Incentive Bonuses

Each incentive bonus will confer upon the participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a specified performance period. The Administrator will establish the performance criteria and level of achievement versus these criteria that will determine the threshold, target, and maximum amount payable under an incentive bonus, which criteria may be based on financial performance and/or personal performance evaluations. Payment of the amount due under an incentive bonus may be made in cash or shares, as determined by the Administrator.

Performance Criteria

The Administrator may specify certain performance criteria which must be satisfied before Awards will be granted or will vest. The performance goals may vary from participant to participant, group to group, and period to period.

Change in Control

Unless otherwise expressly provided in an applicable Award agreement or another contract, the Administrator will provide that any or all of the following will occur upon a participant’s termination of employment without cause within 12 months following a change in control: (i) in the case of a stock option or SAR, the participant will have the ability to exercise any portion of the option or SAR not previously exercisable, (ii) in the case of any Award the vesting of which is in whole or in part subject to performance criteria or an incentive bonus, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse and the participant will have the right to receive a payment based on target level achievement or actual performance through a date determined by the Administrator, and (iii) in the case of outstanding restricted stock, restricted stock units or other share-based awards (other than those referenced in subsection (ii)), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award will immediately lapse.

In the event of a change in control in which the acquiring or surviving company in the transaction does not assume or continue outstanding Awards or issue substitute awards upon the change in control, immediately prior to the change in control, all Awards that are not assumed, continued or substituted for will be treated as follows: (A) in the case of a stock option or SAR, the participant will have the ability to exercise such stock option or SAR, including any portion of the stock option or SAR not previously exercisable, (B) in the case of any Award the vesting of which is in whole or in part subject to performance criteria or an incentive bonus, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award will immediately lapse and the participant will have the right to receive a payment based on target level achievement or actual performance through a date determined by the Administrator, as determined by the Administrator, and (C) in the case of outstanding restricted stock, restricted stock units or other share-based Awards (other than those referenced in subsection (B)), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award will immediately lapse.

The Administrator may provide for the cancellation and cash settlement of all outstanding Awards upon such change in control.

Transferability

Awards generally may not be sold, transferred for value, pledged, assigned or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or SAR may be exercisable only by the participant during his or her lifetime.

Amendment and Termination

The Company’s Board has the right to amend, alter, suspend or terminate the Incentive Plan at any time, provided certain enumerated material amendments may not be made without shareholder approval. No amendment or alteration to the Incentive Plan or an Award or Award agreement will be made that would materially impair the rights of the holder, without such holder’s consent; however, no consent will be required if the Administrator determines in its sole discretion and prior to the date of any change in control that such amendment or alteration either is required or advisable in order for the Company, the Incentive Plan, or such Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

Certain U.S. Federal Income Tax Consequences

The following discussion of the federal income tax consequences of the Incentive Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by participants, who are urged to consult their individual tax advisors.

Stock Options.    Incentive Stock Options (“ISOs”) and Non-qualified stock options (“NQSOs”) are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements. An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to the exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO as described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on a subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

SARs.    An optionee is not taxed on the grant of a SAR. On exercise, the optionee recognizes ordinary income equal to the cash or the fair market value of any shares received. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income.

Restricted Stock and Restricted Stock Units.    Generally, grantees of restricted stock or restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt (i.e., grant). Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Cash Awards.    A participant will have taxable income at the time a cash award becomes payable, and, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

Company Deduction and Section 162(m).    In general, Section 162(m) of the Code limits a publicly traded company’s federal income tax deduction for compensation in excess of $1 million paid to its Chief Executive Officer, Chief Financial Officer and the next three highest-paid executive officers. As such, we expect that we will be unable to deduct all compensation in excess of $1 million paid to our Chief Executive Officer, Chief Financial Officer and the next three highest-paid executive officers, other than previously granted awards that are subject to and comply with certain transition rules.

Withholding Taxes.    The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the Incentive Plan. Whether or not such withholding is required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an employee) attributable to transactions involving awards.

New Plan Benefits

No awards will be granted under the Incentive Plan prior to its approval by the shareholders of the Company. All awards will be granted at the discretion of the Company, and, accordingly, are not yet determinable.

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the MoonLake Immunotherapeutics 2022 Equity Incentive Plan, a copy of which is attached to this proxy statement as Annex C, be approved.”

Vote Required for Approval

The approval of the Incentive Plan Proposal requires approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote on the Incentive Plan Proposal.

The Incentive Plan Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if the Condition Precedent Proposals are not approved, the Incentive Plan Proposal will have no effect, even if approved by our public shareholders.

Our Sponsor, directors and officers have agreed to vote any Class A Ordinary Shares and Class B Ordinary Shares owned by them in favor of the Incentive Plan Proposal.

Recommendation of the Helix Board

THE HELIX BOARD UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

The existence of financial and personal interests of our directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of Helix and its shareholders and what may be best for a director’s personal interests when determining to recommend that shareholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.

THE ADJOURNMENT PROPOSAL

The Adjournment Proposal allows the Helix Board to submit a proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, (A) to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to Helix’s shareholders, (B) if, as of the time for which the extraordinary general meeting is originally scheduled, there are insufficient ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the extraordinary general meeting, (C) to seek withdrawals of redemption requests from public shareholders, or (D) to solicit additional proxies from Helix shareholders in favor of one or more of the proposals at the extraordinary general meeting.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is presented to the extraordinary general meeting and is not approved by the shareholders, the Helix Board may not be able to adjourn the extraordinary general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the Condition Precedent Proposals. In such events, the Business Combination would not be completed.

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates (A) to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to Helix’s shareholders, (B) if, as of the time for which the extraordinary general meeting is originally scheduled, there are insufficient ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the extraordinary general meeting, (C) to seek withdrawals of redemption requests from public shareholders, or (D) to solicit additional proxies from Helix shareholders in favor of one or more of the proposals at the extraordinary general meeting.”

Vote Required for Approval

The approval of the Adjournment Proposal requires approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the ordinary shares of the Company (being the votes cast by the holders of Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class), who, being present in person (which would include presence at the virtual extraordinary general meeting) or by proxy and entitled to vote at the extraordinary general meeting, actually vote at the extraordinary general meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote on the Adjournment Proposal.

The Adjournment Proposal is not conditioned upon any other proposal and may be put to the meeting as the first proposal to be voted on.

Our Sponsor, directors and officers have agreed to vote any Class A Ordinary Shares and Class B Ordinary Shares owned by them in favor of the Adjournment Proposal.

Recommendation of the Helix Board

THE HELIX BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of Helix’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of Helix and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.

OTHER INFORMATION RELATED TO HELIX

Introduction

Helix is blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Based on its business activities, Helix is a “shell company” as defined under the Exchange Act because it has no operations and nominal assets consisting almost entirely of cash. Although Helix is not limited to a particular industry or geographic region for purposes of consummating an initial business combination, Helix has focused its search for an initial business combination on healthcare or healthcare related industries, which can benefit from the expertise and capabilities of its management team in order to create long-term shareholder value. Helix has neither engaged in any operations nor generated any revenue to date. Prior to executing the Business Combination Agreement with MoonLake, Helix’s efforts were limited to organizational activities, completion of our IPO and the identification and evaluation of possible acquisition targets for business combinations.

IPO and Private Placement

In connection with Helix’s formation, during the period ended August 19, 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of Helix in consideration for 3,593,750 Class B Ordinary Shares. On September 30, 2020, the Sponsor surrendered, for no consideration, 718,750 Class B Ordinary Shares, resulting in the Sponsor holding 2,875,000 Class B Ordinary Shares. All share and per-share amounts have been retroactively restated to reflect the cancellation of these shares. In September 2020, the Sponsor transferred 30,000 founder shares to each of its independent directors, Nancy Chang, Will Lewis and John Schmid.

On October 22, 2020, we consummated our IPO of 11,500,000 Class A Ordinary Shares, including the issuance of 1,500,000 Class A Ordinary Shares as a result of the underwriter’s exercise in full of its over-allotment option. The Class A Ordinary Shares were sold at a price of $10.00 per share, generating gross proceeds to Helix of $115,000,000. Simultaneously with the closing of the IPO, Helix completed the private sale of 430,000 Class A Ordinary Shares at a purchase price of $10.00 per share, to the Sponsor, generating gross proceeds to Helix of $4,300,000.

A total of $115,000,000 comprised of the proceeds from the IPO and the simultaneous private placement was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds in the Trust Account that may be released to Helix to pay its taxes, the funds held in the Trust Account will not be released from the Trust Account until the earliest of (i) the completion of Helix’s initial business combination, (ii) the redemption of any of Helix’s public shares properly tendered in connection with a shareholder vote to amend the Existing MAA to (A) modify the substance or timing of its obligation to allow redemption in connection with Helix’s initial business combination or to redeem 100% of Helix’s public shares if it does not complete its initial business combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, and (iii) the redemption of Helix’s public shares if it is unable to complete its initial business combination within 24 months from the closing of the IPO, subject to applicable law.

As of September 30, 2021, there was approximately $115,040,353 in investments and cash held in the Trust Account and $1,028,752 of cash held outside the Trust Account available for working capital purposes.

Fair Market Value of Target Business

It is a requirement under our Existing MAA and Nasdaq rules that Helix’s initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the business combination. Helix will not complete an initial business combination unless we acquire a controlling interest in a target company or are otherwise not required to register as an investment company under the Investment Company Act. The Helix Board determined that this test was met in connection with the proposed Business Combination as described in the “The Business Combination Proposal” section of this proxy statement.

Shareholder Approval of Business Combination

Under the Existing MAA, in connection with any proposed business combination, Helix must seek shareholder approval of an initial business combination at a meeting called for such purpose at which public shareholders may seek to redeem their public shares, subject to the limitations described in the prospectus for the IPO. Accordingly, in connection with the Business Combination, the public shareholders may seek to redeem their public shares in accordance with the procedures set forth in this proxy statement.

Voting Restrictions in Connection with Shareholder Meeting

Pursuant to the Amended Sponsor Letters, our Sponsor and other Insiders agreed to vote in favor of approval of the adoption of the Business Combination Agreement, the Business Combination, and each other proposal presented by Helix for approval by Helix’s shareholders. As of the date of this proxy statement, our initial shareholders own an aggregate of 3,305,000 Helix ordinary shares, which in the aggregate represent approximately 22.3% of our total outstanding shares on the date of this proxy statement.

At any time prior to the extraordinary general meeting, during a period when they are not aware of any material nonpublic information regarding Helix or our securities, or not otherwise restricted under Regulation M under the Exchange Act, the Helix initial shareholders, MoonLake and/or its affiliates may purchase shares from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire Helix ordinary shares or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals presented to shareholders for approval at the extraordinary general meeting are approved or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining shareholder approval of the Business Combination. These actions may result in the completion of our Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Liquidation if No Business Combination

Our Existing MAA provides that we will have until October 22, 2022 to complete our initial business combination. If we are unable to complete our initial business combination by October 22, 2022, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and the Helix Board, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

Our Insiders have entered into Sponsor Letters with us, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any founder shares, private placement shares, and any public shares purchased during or after Helix’s IPO if we fail to complete our initial business combination by October 22, 2022. Such persons did not receive separate consideration for their waiver of redemption rights.

Our Insiders also agreed, pursuant to the Sponsor Letters, that they will not propose any amendment to our Existing MAA (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of our IPO or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than

$5,000,001. If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement, we would not proceed with the amendment or the related redemption of our public shares at such time.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,000,000 of proceeds held outside the Trust Account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the Trust Account not required to pay income taxes on interest income earned on the Trust Account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

The proceeds deposited in the Trust Account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of Helix under the circumstances. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. WithumSmith+Brown, PC, our independent registered public accounting firm, and the underwriters of our IPO have not executed agreements with us waiving such claims to the monies held in the Trust Account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason.

In order to protect the amounts held in the Trust Account, our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. However, we have not asked our Sponsor to reserve for such indemnification obligations, nor have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our Sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, and our

Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per share.

We will seek to reduce the possibility that our Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. Our Sponsor will also not be liable as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $1,000,000 from the proceeds of our IPO with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our Trust Account could be liable for claims made by creditors.

If we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the Trust Account, we cannot assure you we will be able to return $10.00 per share to our public shareholders. Additionally, if we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. Furthermore, the Helix Board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the Trust Account only (i) in the event of the redemption of our public shares if we do not complete our initial business combination within 24 months from the closing of our IPO, (ii) in connection with a shareholder vote to amend our Existing MAA (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of our IPO or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, or (iii) if they redeem their respective shares for cash upon the completion of our initial business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the Trust Account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the Trust Account. Such shareholder must have also exercised its redemption rights described above. These provisions of our Existing MAA, like all provisions of our Existing MAA, may be amended with a shareholder vote.

Ordinary Shares

Our Class A Ordinary Shares are currently listed on the Capital Market of the Nasdaq Stock Market under the symbol “HLXA.” We have applied to continue the listing of our Class A Ordinary Shares on the Nasdaq Stock Market under the symbol “MLTX” upon the Closing. It is a condition to the consummation of the Business Combination that the Class A Ordinary Shares to be issued to the BVF Shareholders and PIPE Investors in the Business Combination be approved for listing on Nasdaq (subject only to official notice of issuance thereof), but there can be no assurance that such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Business Combination Agreement and by each of the PIPE Investors pursuant to the terms of the Subscription Agreements. It is important for you to know that, at the time of our extraordinary general meeting, we may not have received confirmation from Nasdaq of the listing of our Class A Ordinary Shares, or that approval will be obtained prior to the consummation of the Business Combination, and it is possible that such condition to the consummation of the Business Combination may be waived by the parties to the Business Combination Agreement and by the PIPE Investors. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in this proxy statement without such confirmation, and, further it is possible that such confirmation may never be received and the Business Combination could still be consummated if such condition is waived and therefore our Class A Ordinary Shares would not be listed on any nationally recognized securities exchange.

Holders

As of January 7, 2022, the record date for the extraordinary general meeting, there were two holders of record of our Class A Ordinary Shares. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose Class A Ordinary Shares are held of record by banks, brokers and other financial institutions.

Dividend Policy

Helix has not paid any cash dividends on its ordinary shares to date and does not intend to pay any cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to a Business Combination will be within the discretion of the Board at such time.

Properties

Helix currently leases executive offices at 200 Clarendon Street, 52nd Floor, Boston MA 02116 from the Sponsor. Helix pays the Sponsor $10,000 per month for office space, utilities, administrative services, and remote support services pursuant to an administrative services agreement, which we believe is at least as favorable a price as we could have negotiated from a third party for such services. We consider our current office space adequate for our current operations.

Upon consummation of the Business Combination, the principal executive offices of the Company will be those of MoonLake, located at Dorfstrasse 29, 6300 Zug, Switzerland.

Employees

Helix has two executive officers. These individuals are not obligated to devote any specific number of hours to Helix’s matters and intend to devote only as much time as they deem necessary to our affairs. Helix does not intend to have any full time employees prior to the consummation of a Business Combination.

Directors and Executive Officers

Our directors and executive officers are as follows.

Name	Age	Position
Bihua Chen	53	Chief Executive Officer and Chairwoman
Dr. Andrew J. Phillips	51	Chief Financial Officer
Dr. Nancy Chang	72	Director
Will Lewis	53	Director
John Schmid	59	Director

Bihua Chen serves as the Chief Executive Officer and Chairwoman of our board of directors. In addition, Ms. Chen has served as a director of Biomea Fusion, Inc. since April 2020, which completed its initial public offering in April 2021, and as a director of Erasca, Inc. since August 2020, which completed its initial public offering in July 2021. Ms. Chen also serves on the board of several privately held life science companies: Alta Vision, Inc., Supira Medical, Adona Medical, Inc., Umoja Biopharma, Inc., Chroma Medicine, Inc., Blossom Bioscience Ltd., Orionis Biosciences, Aleksia Therapeutics, Inc., and Akura Medical, Inc. Ms. Chen is the founder and managing member of Cormorant. Prior to founding Cormorant, Ms. Chen managed a separately managed account focused on the healthcare sector as a sub-adviser to a large, multi-strategy hedge fund based in New York. During Ms. Chen’s time managing the account from 2005 through 2010, the account grew from $75 million in assets to $800 million in assets. Prior to that, Ms. Chen was a healthcare analyst and sector portfolio manager for American Express Asset Management, Boston. Ms. Chen has also served as a portfolio manager for the Asterion Life Science Fund from 2001 through 2002, an equity analyst and portfolio manager for Bellevue Research from 2000 through 2001 and an equity analyst for Putnam Investments from 1998 through 2001. Ms. Chen obtained a Master of Business Administration degree from the Wharton School of Business in 1998 and graduated with a Master of Science degree in Molecular Biology from the Graduate School of Biomedical Science at Cornell Medical College in 1994. Ms. Chen also holds a Bachelor of Science degree in Genetics and Genetic Engineering from Fudan University, Shanghai, China, which she received in 1990.

Dr. Andrew J. Phillips has served as a Managing Director at Cormorant Asset Management, an investment manager, since August 2020. Since April 2021 he has also served as Chief Financial Officer of Helix and since June 2021 he has also served as Chief Executive Officer of Blossom Bioscience Ltd., and since December 2021 he has also served as interim Chief Executive Officer of Aleksia Therapeutics Inc. Dr. Phillips is a Director at the following private companies: OnKure, Inc., Expansion Therapeutics, Inc., BiVACOR, Inc., Blossom Bioscience, Ltd, Blossom Biomedicines USA, Inc., ONK Therapeutics, Ltd., Kestrel Therapeutics Inc., and Enliven Therapeutics, Inc. Dr. Phillips previously served as a Director at Elevation Oncology, Inc. from November 2020 through June 2021, and Immuneering Corp from December 2020 through July 2021. From January 2016 to March 2020, Dr. Phillips was with C4 Therapeutics, Inc., a clinical-stage biopharmaceutical company focused on therapeutics for the treatment of cancer and other diseases, where he served as Chief Executive Officer from May 2018 to March 2020, President from September 2016 to May 2018 and Chief Scientific Officer from January 2016 to May 2018. From July 2014 to January 2016, he served as Senior Director, Center for Development of Therapeutics at the Broad Institute, a biomedical and genomic research organization. From June 2010 to January 2015, Dr. Phillips was a Professor of Chemistry at Yale University, and from July 2001 to June 2010 he was Assistant Professor, Associate Professor, and Professor of Chemistry and Biochemistry at the University of Colorado. He holds a B.Sc. in Biochemistry and a Ph.D. in Chemistry from the University of Canterbury in New Zealand.

Dr. Nancy Chang has served on our board of directors since 2020. Dr. Chang is currently serving as the CEO of Ansun Biopharma, Inc., a clinical late stage biopharmaceutical company focused on the development of unique host-directed anti-viral therapies for respiratory viruses. In addition to her role with Ansun Biopharma, Inc., she also serves as the Chairman and Founder of Apex Capital, an investment management company focused on investments in healthcare, education and socially responsible ventures. From 2007 to 2012, Dr. Chang was the Founder, Chairperson and Senior Managing Director of Caduceus Asia Partners at OrbiMed Advisors L.L.C., one of the largest healthcare focused investment management firms in the world. Prior to that, Dr. Chang was the Co-Founder, President, Chief Executive Officer and Chairman of Tanox, Inc., a company focused on the development of therapeutics to address major unmet medical needs in the areas of asthma, allergy, inflammation, HIV infection and other diseases affecting the human immune system, from 1986 to 2006, and led the company through an initial public offering in 2000 and growth to a $1 billion public valuation until its acquisition by Genentech Inc. in 2007. From 1980 to 1986, Dr. Chang held several leadership positions at Centocor Biotech Inc., now a division of Johnson & Johnson. In addition, Dr. Chang has served on the boards of a number of companies, including Charles River Laboratory International, Inc., Eddingpharm (Cayman) Inc., Crown Bioscience Inc., Applied Optoelectronics, Inc., SciClone Pharmaceuticals, Inc., and a number of other private companies. In addition, Dr. Chang was a member of the board of directors at BIO (the Biotech Industry Organization in the U.S.) and BioHouston (the biotech industry organization in Houston, Texas). She has published more than 35 papers on topics ranging from monoclonal antibodies to human immunodeficiency virus (HIV) and holds seven patents. Dr. Chang graduated from National Tsing Hua University in Taiwan and received her Ph. D. from the Division of Medical Sciences at Harvard Medical School in 1979.

Will Lewis has served on our board of directors since 2020. He joined Insmed, Inc. in 2012 as President and Chief Executive Officer and as a member of the board of directors. Mr. Lewis became chair of the board of directors in November 2018. He is the former Co-Founder, President, and Chief Financial Officer of Aegerion Pharmaceuticals, Inc. (Nasdaq: AEGR), and previously spent more than 10 years working in investment banking in the U.S. and Europe. He also previously worked for the U.S. government. Will holds a Bachelor of Arts degree cum laude from Oberlin College as well as a Master of Business Administration and a Juris Doctor with Honors from Case Western Reserve University. Will is a member of the board of trustees of BioNJ, the life sciences association for New Jersey, and a member of the board of trustees of Case Western Reserve University.

John Schmid has served on our board of directors since 2020. Mr. Schmid currently serves as a member of the board of directors of AnaptysBio, Inc., Design Therapeutics, Inc., Poseida Therapeutics, Inc., Xeris Pharmaceuticals, Inc., and Forge Therapeutics, Inc., all pharmaceutical companies, and as the chairman of the board of directors of Speak, Inc., a speakers bureau, which he helped found in 1989. Mr. Schmid served as Chief Financial Officer of Auspex Pharmaceuticals, Inc. from 2013 until its sale to Teva Pharmaceuticals, Inc. in 2015. Prior to Auspex Pharmaceuticals, Inc., he co-founded Trius Therapeutics, Inc., where he served as Chief Financial Officer from 2004 until its merger with Cubist Pharmaceuticals, Inc. in 2013. Mr. Schmid also served as Chief Financial Officer at GeneFormatics, Inc. from 1998 to 2003 and as Chief Financial Officer at Endonetics, Inc. from 1995 to 1998. Mr. Schmid holds a Bachelor’s degree in Economics from Wesleyan University and a Master of Business Administration degree from the University of San Diego.

Director Independence

The rules of Nasdaq require that a majority of the Helix Board be independent within one year of our IPO. An “independent director” is defined generally as a person who, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). We have three “independent directors” as defined in Nasdaq rules and applicable SEC rules. The Helix Board has determined that Nancy Chang, Will Lewis and John Schmid are “independent directors” as defined in Nasdaq listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Board Committees

The Helix Board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Both our audit committee and our compensation committee are composed solely of independent directors. Subject to phase-in rules, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors. Each committee operates under a charter that was approved by the Helix Board and has the composition and responsibilities described below.

Audit Committee

We have established an audit committee of the Helix Board. Will Lewis and Nancy Chang serve as the members of the audit committee, and John Schmid chairs the audit committee. All members of our audit committee are independent of and unaffiliated with our Sponsor and our underwriters.

Each member of the audit committee is financially literate and the Helix Board has determined that John Schmid qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•        assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm; the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent registered public accounting firm all relationships the firm has with us in order to evaluate their continued independence;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the registered public accounting firm, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board (“FASB”), the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the Helix Board. Nancy Chang and John Schmid serve as the members of the compensation committee, and Will Lewis chairs the compensation committee. All members of our compensation committee are independent of and unaffiliated with our Sponsor and our underwriters.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer’s based on such evaluation;

•        reviewing and making recommendations to the Helix Board with respect to the compensation, and any incentive compensation and equity based plans that are subject to board approval of all of our other officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment of customary fees we may elect to make to members of the Helix Board for director service and payment to an affiliate of our Sponsor of $10,000 per month, for up to 24 months, for office space, utilities, administrative services and remote support services and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Corporate Governance Committee

We have established a nominating and corporate governance committee of the Helix Board. John Schmid and Will Lewis serve as the members of the nominating and corporate governance committee, and Nancy Chang chairs the nominating and corporate governance committee. All members of our nominating and corporate governance committee are independent of and unaffiliated with our Sponsor and our underwriters.

We have adopted a nominating and corporate governance committee charter, which details the purpose and responsibilities of the nominating and corporate governance committee, including:

•        identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the Helix Board, and recommending to the Helix Board candidates for nomination for election at the annual general meeting or to fill vacancies on the Helix Board;

•        developing and recommending to the Helix Board and overseeing implementation of our corporate governance guidelines;

•        coordinating and overseeing the annual self-evaluation of the Helix Board, its committees, individual directors and management in the governance of the company; and

•        reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter provides that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Helix Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to the Helix Board.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees. We have previously filed a copy of our Code of Business Conduct and Ethics as an exhibit to the registration statement in connection with our IPO. You will be able to review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Business Conduct and Ethics and the charters of the committees of the Helix Board will be provided without charge upon request from us.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this proxy statement.

Periodic Reporting and Audited Financial Statements

We have registered our securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. Helix has filed with the SEC our Annual Report on Form 10-K for the year ended December 31, 2020, and Quarterly Reports on Form 10-Q for the quarters ended September 30, 2020, March 31, 2021, June 30, 2021, and September 30, 2021.

HELIX MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes included elsewhere in this proxy statement. This discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Such forward-looking statements reflect our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” appearing elsewhere in this proxy statement.

Overview

We are a blank check company incorporated as a Cayman Island exempted company on August 13, 2020 for the purpose of effecting a merger, share exchange, amalgamation, asset acquisition, share purchase, reorganization or other similar business combination. On October 22, 2020, we consummated the IPO of 115,000,000 public shares, which included the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 public shares, at $10.00 per public share, generating gross proceeds of $115,000,000. We incurred total offering costs of approximately $6,325,000 in underwriting fees (inclusive of $4,025,000 in deferred underwriting fees). Simultaneously with the closing of the IPO, we consummated the private placement of 430,000 Class A Ordinary Shares to our Sponsor at a price of $10.00 per share, generating gross proceeds to Helix of $4,300,000.

Upon the closing of the IPO and the private placement, $115.0 million ($10.00 per share) of the net proceeds of the IPO and private placement was placed in the Trust Account located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and is invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of an initial business combination or (ii) the distribution of the Trust Account as described below.

If we have not completed an initial business combination 24 months from the closing of the IPO, or October 22, 2022, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish the rights of public shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and the Helix Board, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other the requirements of applicable law.

Proposed Business Combination

On October 4, 2021 we entered into the Business Combination Agreement with MoonLake, the ML Parties, the Sponsor and the ML Parties’ Representative, a copy of which is included as Annex A-1 to this proxy statement. Pursuant to the Business Combination Agreement, following the Closing, (i) the ML Parties (other than the BVF Shareholders) will retain their equity interests in MoonLake and will receive a number of non-economic voting shares in Helix determined by multiplying the number of MoonLake Common Shares held by them immediately prior to the Closing by the Exchange Ratio; (ii) the BVF Shareholders will assign all of their MoonLake Common Shares to Helix and Helix will issue to the BVF Shareholders an aggregate number of Class A Ordinary Shares equal to the product of such number of assigned MoonLake Common Shares and the Exchange Ratio; and (iii) Helix will receive a controlling equity interest in MoonLake in exchange for making the Cash Contribution. The Exchange Ratio is the quotient obtained by dividing (a) 360,000,000 by (b) the fully diluted shares of MoonLake prior to the Closing by (c) 10. Substantially all of the assets and business of MoonLake and Helix will be held by MoonLake as the operating company following the Closing. At the Closing, Helix will change its name to “MoonLake Immunotherapeutics.”

The Business Combination has been approved by the Helix Board and the MoonLake board of directors. The Closing is expected to occur early in the first quarter of 2022, following the receipt of the required approval by MoonLake’s and Helix’s shareholders and the satisfaction of certain other customary closing conditions.

Results of Operations

We have neither engaged in any operations (other than searching for an initial business combination after our IPO) nor generated any operating revenues to date. Our only activities from inception through September 30, 2021 were organizational activities, those necessary to prepare for the IPO, and, subsequent to the IPO, identifying a target company for an initial business combination. We do not expect to generate any operating revenues until after the completion of our initial business combination. We expect to generate non-operating income in the form of interest income on marketable securities held after the IPO. We expect that we will incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with searching for, and completing, an initial business combination.

For the nine months ended September 30, 2021, we had a net loss of $2,320,649, which consisted of general and administrative expenses of $2,346,085 offset by interest earned on marketable securities held in Trust Account of $25,436.

For the period from August 13, 2020 (inception) through September 30, 2020, we had a net loss of $5,000, which consisted of formation and operating costs.

Liquidity and Capital Resources

Until the consummation of the IPO, our only source of liquidity was an initial purchase of ordinary shares by the Sponsor and loans from our Sponsor.

For the nine months ending September 30, 2021, cash used in operating activities was $249,109. Our net loss of $2,320,649 was affected by interest earned on marketable securities held in the Trust Account of $25,436 and changes in operating assets and liabilities, which used $2,096,976 of cash for general and administrative expenses.

For the period from August 13, 2020 (inception) through September 30, 2020, cash used in operating activities was $0. Net loss of $5,000 was affected by the payment of formation costs through issuance of Class B Ordinary Shares.

As of September 30, 2021, we had cash and marketable securities held in the Trust Account of $115,040,353. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account, which interest shall be net of taxes payable and excluding deferred underwriting commissions, to complete our initial business combination. We may withdraw interest from the Trust Account to pay taxes, if any. Through September 30, 2021, we withdrew $14,917 of interest earned on the Trust Account to pay our taxes. To the extent that our share capital or debt is used, in whole or in part, as consideration to complete an initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

At September 30, 2021, we held $1,028,752 of cash outside of the Trust Account. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete an initial business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with our initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we may repay such loaned amounts out of the proceeds of the Trust Account released to us. In the event that an initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into shares, at a price of $10.00 per share, at the option of the lender. The shares would be identical to the private placement shares. As of September 30, 2021, there were no amounts outstanding under any working capital loans.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such initial business combination.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of September 30, 2021. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay the Sponsor a monthly fee of $10,000 for office space, utilities, administrative services and remote support services provided to Helix. We began incurring these fees on October 22, 2020 and will continue to incur these fees monthly until the earlier of the completion of an initial business combination and Helix’s liquidation.

The underwriters are entitled to a deferred fee of $0.35 per Share, or $4,025,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that we complete an initial business combination, subject to the terms of the underwriting agreement.

Critical Accounting Policies

The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have not identified any critical accounting policies.

Class A Ordinary Shares Subject to Possible Redemption

We account for our ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A Ordinary Shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. Our Class A Ordinary Shares feature certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, the Class A Ordinary Shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of our balance sheets.

Net Income (Loss) per Ordinary Share

We calculate earnings per share to allocate net income (loss) evenly to Class A Ordinary Shares and Class B Ordinary Shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of common stock share pro rata in the income (loss) of Helix.

Recent Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, “Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. Helix is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our condensed financial statements.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” and under the JOBS Act are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the report of the independent registered public accounting firm providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our IPO or until we are no longer an “emerging growth company,” whichever is earlier.

BUSINESS OF MOONLAKE

“We”, “us”, and “our” in this section refers to MoonLake and its subsidiary prior to the consummation of the Business Combination, which will be the business of the post-combination Company following the consummation of the Business Combination.

Company Overview

We are a clinical-stage biotechnology company advancing transformative therapies to address significant unmet needs in inflammatory skin and joint diseases. Our novel tri-specific Nanobody, sonelokimab (“SLK”, also known as M1095/ALX 0761) is an IL-17A and IL-17F inhibitor that has shown therapeutic activity as measured by psoriasis area severity index (PASI) scores in patients with plaque-type psoriasis. The terms “Nanobody” and “Nanobodies” used herewith are registered trademarks of Ablynx, a Sanofi company. SLK is a proprietary Nanobody exclusively licensed from MHKDG. Nanobodies are able to bind selectively to a specific antigen with high affinity. Nanobodies have the same or higher affinity and specificity compared to traditional antibodies yet have a fraction of the molecular weight. They offer a number of potential advantages including an easier manufacturing process, a higher thermostability, and the potential to create multivalent molecules with enhanced ability to penetrate inflamed tissue, especially when containing an additional albumin binding domain such as SLK. We are developing a portfolio of therapeutic indications for SLK, and are focused on demonstrating its efficacy, safety and dosing convenience, initially in psoriatic arthritis (“PsA”), radiographic axial spondyloarthritis (“axSpA”), and hidradenitis suppurativa (“HS”). We believe that SLK has a differentiated mechanism of action and potential to penetrate into deep skin and joint tissue. We envision SLK as a key therapeutic alternative in our initial target indications, and potentially in multiple other IL-17 driven inflammatory conditions. Building on the clinical data generated to date, we intend to pursue the clinical development of SLK.

SLK was discovered by MHKDG and by Ablynx, a Sanofi company, and was previously studied by Avillion LLP under a 2017 co-development agreement with MHKDG in a Phase 2b clinical trial in over 300 moderate-to-severe psoriasis (“PsO”) patients. In addition, Phase 1 single ascending and multiple ascending dosing trials were previously completed, bringing the total number of patients in SLK-related trials to more than 400. In the Phase 2b study, SLK showed a significant improvement in the primary end point as compared with placebo and numerically outperformed the control group treated with the current standard of care, secukinumab (also known as Cosentyx). In the 120 mg of SLK dosage group, 57% of patients achieved total skin clearance (Psoriasis and Severity Index, or PASI 100 response) after 24 weeks. SLK was generally well-tolerated, similar to the active control, secukinumab, and showed an overall Candida infection rate of 2.9% from week 0 to week 12 and 6.4% in the period from week 12 to week 52 across all doses. This study showed differentiated clinical outcomes between treatment with SLK (an inhibitor of IL17A and F) and secukinumab (an inhibitor of IL-17A). We believe this effect is linked to the importance of inhibiting both IL-17A and IL-17F in a way that optimizes the balance between inflammatory response and infection defense, which are critical functions of these cytokines.

We plan to develop SLK in multiple inflammatory diseases in dermatology and rheumatology where the pathophysiology is known to be driven by IL-17A and IL-17F. This group of IL-17A/F Inflammatory Diseases, which we call “AFIDs” comprises our initial target diseases (PsA, axSpA and HS) among several other inflammatory conditions (including PsO). Our initial target diseases affect millions of people worldwide, and we believe there is a need for improved treatment options. We plan to initiate Phase 2 trials for the therapeutic indications of PsA, axSpA, and HS, in both the United States and Europe. SLK’s purposefully designed molecular characteristics, including its albumin binding site are intended to facilitate deep tissue penetration in the skin and joints. We have several additional indications which we could explore should SLK continue to show promise.

Corporate Information and Our Team

We were founded in 2021 by an internationally recognized team of immunology specialists with the objective of leveraging the proven Nanobody technology, with SLK, in multiple inflammatory indications. With initial support from BVF Partners LP and MHKDG, the company in licensed SLK from MHKDG pursuant to a license agreement dated April 29, 2021. For additional information about the license agreement, see “Business of MoonLake — The Merck Healthcare KGaA (Darmstadt, Germany) License Agreement.” Our management team and board of directors possess decades of experience in inflammatory skin and joint diseases, drug discovery and clinical development, regulatory strategy, and commercialization. Members of our management team led or were otherwise involved with drug development programs leading to the approval of drugs including secukinumab, bimekizumab, ixekizumab, risankizumab, and several others. Members of the team were also involved with various business developments, company formation, growth and development activities and commercial planning for numerous immunology-related assets. Our team members have held senior leadership positions at leading companies including Novartis, Wyeth/Pfizer, Boehringer Ingelheim, Sandoz and McKinsey, as well as renowned clinical sites and research institutions. For further information and biographies of our management team, see the section titled “Management of the Company Following the Business Combination.”

Our Vision and Our Strategy

Our vision is to develop transformative therapies for inflammatory skin and joint diseases. Our strategy is centered on developing SLK as, to our knowledge, the first ever Nanobody in clinical development for our intentionally selected indications. We seek to accomplish this strategy by:

•        Building the efficacy and safety profile of SLK for patients — Our overall Phase 2 program is expected to encompass three therapeutic indications: PsA, axSpA, and HS (see “Our Pipeline — Figure 3”, below). We intend to begin these Phase 2 clinical trials in 2022. These clinical trials will employ established therapeutic endpoints such as response criteria defined by the American College of Rheumatology (ACR), Assessment of SpondyloArthritis International Society (ASAS), and Hidradenitis Suppurativa Clinical Response (HiSCR) that reflect real-world improvement in patient outcomes and life quality. Upon successful completion of the Phase 2 program, we anticipate commencing Phase 3 clinical trials for SLK in each of these three indications. In PsO, we are assessing if and when, and whether in partnership or by ourselves, we will commence Phase 3 clinical trials.

•        Strengthening the differentiation elements for future SLK patients — In parallel with our Phase 2 program, we expect to conduct basic research and potential investigator-initiated trials to continue refining our understanding of SLK and Nanobody biology. This research will inform our clinical efforts and will include the study of SLK’s pharmacokinetics and pharmacodynamics in a variety of cellular, deep-tissue, and disease models (in vitro and in vivo), including exploration of tissue penetration and targeting of SLK in disease models. We expect these studies to provide a more complete picture of IL-17A and IL17-F regulation. To further enhance our understanding of the potential impact of different therapies on patient outcomes, we will also explore real-world data analytics to refine future positioning of SLK versus other competing therapies. We expect this work to more clearly differentiate SLK, a Nanobody, from monoclonal antibody-based treatment options, including other IL-17 A/F inhibitors.

•        Building our manufacturing capabilities — We intend to continue investing in our manufacturing capabilities. We believe these investments will provide sufficient supply for our clinical trials and eventually scale up production to meet commercial requirements. Anticipated continual improvements in manufacturing capabilities will be important in driving efficiency, maintaining high standards of quality control, and ensuring that investigators, physicians, and patients have adequate access to our product candidates at all points during studies and if approved. We intend to execute a robust chemistry, manufacturing and control (CMC) and manufacturing plan and to initially pursue technology transfers for both drug substance and drug product into commercial scale contract manufacturing organizations. We believe this will allow scale-up of SLK preparing us well in advance of potential Phase 3 clinical trials and commercial requirements.

•        Deepening our intellectual property portfolio to support our Nanobody technology and product candidates.    We intend to continue extending our global intellectual property portfolio consisting of patents and patent applications, trade secrets, trademarks, and know-how to protect our SLK and its applications.

•        Licensing/broadening our portfolio.    To further enhance MoonLake’s overall potential and provide increased optionality, we may in-license or acquire other product candidates, in addition to SLK, for clinical development. We believe that our management team is well-positioned to identify assets that have attractive risk/reward profiles and that can be rapidly advanced to market approval, supplemented by our expertise and capabilities.

Our Focus: Inflammatory Diseases Involving IL-17A and IL-17F

SLK is an inhibitor of IL-17A and IL-17F that modulates cytokine activity in a fashion that is founded in current understanding of the importance of IL-17 biology in inflammatory disease. IL-17 cytokines produced by T cells and other cell types can potently promote inflammation and also play a role in protection against some infectious agents. The inflammatory effects of IL-17 can be targeted directly by blocking the cytokine or its receptor, or indirectly by blocking cytokines upstream of IL-17-producing cells. Members of this cytokine group have been shown to play an important role in chronic inflammation that occurs during the pathogenesis of autoimmune diseases and allergies. IL-17 contributes to various lesions that are produced by Th17 cells, one subset of helper T cells, and by gamma delta (γδ) T cells and innate lymphoid cells. In healthy skin, IL-17A is largely absent, but is significantly upregulated in psoriatic lesions. Conversely, IL-17F is present in healthy skin at detectably higher concentrations than IL-17A and also upregulated in psoriasis. The current view is that IL-17F contributes to inflammatory conditions such as psoriasis, which is why IL-17A/F inhibition exerts an increased anti-inflammatory therapeutic potential compared to just IL-17A inhibition, but also plays a more important role than IL-17A in the physiological defense of a narrow spectrum of infections, particularly those caused by Candida species.

When overexpression of IL-17A and IL17-F are implicated in pathophysiology, we call these diseases AFIDs. Millions of people worldwide suffer from AFIDs and we believe there are limited treatment options that provide meaningful clinical improvement. Well-known diseases that we classify as AFIDs include PsA, axSpA, HS, and psoriasis among others. PsA has an estimated worldwide prevalence of up to 0.5% Furthermore, up to 40% of patients with PsA have axial disease. AxSpA has an estimated worldwide prevalence up to 1.6% and is categorized as either non-radiographic axial SpA (nr-axSpA), defined by the absence of damage on the sacroiliac joints with X-ray imaging, or ankylosing spondylitis (AS, sometimes referred to as radiographic axial SpA, r-axSpA; prevalence: up to 0.3%), defined by the presence of damage on sacroiliac joints with X-ray imaging. HS has an estimated worldwide prevalence of up to 1.2%, though we believe it is currently underdiagnosed and undertreated with limited effective treatment options available. These diseases exhibit notable overlap with approximately 30% of psoriasis patients exhibiting PsA and up to 40% of PsA patients exhibiting axSpA. In the United States alone, PsA, axSpA and HS together affect between 2.0 and 2.5 million diagnosed patients. Finally, PsO has an estimated worldwide prevalence of approximately 2.5% and affects an estimated 1.7 million diagnosed patients in the United States alone. Other AFIDs that we may potentially pursue in the future include palmoplantar pustulosis, generalized pustular psoriasis and pyoderma gangrenosum.

Our Solution: The Tri-Specific Nanobody Sonelokimab (SLK)

SLK is a Nanobody. A Nanobody is a single-domain antibody that consists of a single monomeric variable antibody domain, in contrast with conventional antibodies that are composed of two immunoglobulin heavy chains and two light chains (Figure 1). Nanobodies have the same or higher affinity and specificity compared to traditional antibodies yet have a fraction of the molecular weight of traditional antibodies. They offer a number of potential advantages including an easier manufacturing process, a higher thermostability, and the potential to create multivalent molecules with features that can be tailored to certain diseases. In the case of SLK, it contains an albumin binding domain, intended to enhance penetration into inflamed tissue.

[Figure 1 — Comparison of a standard antibody and a Nanobody; structure of SLK]

Traditional small molecule drugs have several favorable characteristics for drug development, including being generally stable, relatively easy to manufacture and capable of being administered through multiple routes; however, they can bind off-targets, resulting in unwanted side-effects, and often require significant time investments in optimization to improve potency and drug-like properties. Monoclonal antibodies (“mAbs”) can exhibit high potency and specificity, thereby addressing some of the potential shortcomings of small molecules as therapeutic candidates. However, application of mAbs has been limited by several factors, including their large and complex structures and their stability, which generally limits their mode of administration, and their expensive manufacturing processes. We believe Nanobody technology has the potential to provide the foundation for the next generation of biologics, combining some of the most important advantages of mAbs and small molecules, as well as offering some unique features:

•        Highly Effective Across a Broad Range of Targets — As a result of their smaller size and unique binding interface, Nanobodies can effectively bind to the binding sites on antigens, or epitopes, not easily recognized by or accessible to conventional antibodies. They have been shown to have functional activity, meaning the ability to bind to and act on, targets such as G Protein-coupled receptors and ion channels, where the development of mAbs has proved challenging.

•        Ability to Increase Potency and Modes of Action:    “Mix and Match” Formatting — Two or more single variable domain VHHs can be linked together using a flexible linker, which is usually comprised of glycine-serine units, to produce bi- or multi-valent Nanobodies (also sometimes called bi- or multi-specific Nanobodies). These bi- or multi-valent Nanobodies often show higher affinity for the target molecule and significantly increased potency compared with the corresponding monovalent Nanobody. Similar bi- or multi-specific mAb-based constructs can be difficult to engineer and may require bespoke solutions that can also result in unwanted drug variants which need to be removed through expensive and complex purification approaches.

•        Potential For Differentiated Efficacy and Safety Profiles — Nanobodies have a unique structure and do not have a fragment crystallizable domain. The result is that they can have differentiated efficacy and safety profiles compared to mAbs directed towards the same target and this may give rise to important clinical benefits. SLK has a sequence that has high homology across species and has so far shown no clinically relevant immunogenicity.

•        Ability to Modulate Half-Life and Penetration — Nanobodies can be readily engineered to multi-specific formats that include domains that enhance pharmacokinetic properties. For example, Nanobodies can include a Nanobody domain that binds to human serum albumin, a long-lived protein present in blood plasma at high concentrations. The incorporation of this type of binding domain can extend circulation half-life for the drug to be up to several weeks, and in the case of SLK affords a half-life of around 12 days. Further, the incorporation of a human albumin-binding domain also opens the possibility to preferentially target inflamed tissue as inflammation sites are rich in albumin-enriched fluid, a feature that is differentiated versus conventional mAbs.

•        Ease of Manufacture — Nanobodies, including multi-specific and multi-valent constructs, are encoded by a single gene and are efficiently produced in high yields in prokaryotic and eukaryotic hosts, including bacteria, yeast, and mammalian cells. They can be formulated at high concentrations and still exhibit low viscosities and prolonged shelf lives.

The Phase 2b study of SLK in PsO demonstrated a numerically superior effect compared to the current standard of care, secukinumab, an IL-17A inhibitor, delivering clear skin in almost six out of ten patients with moderate to severe psoriasis. We believe that SLK and its underlying Nanobody technology present a compelling opportunity to modulate IL-17A and IL-17F, for several reasons:

•        Potential for decreased Candida infections — Available data from the other IL-17A/F molecule currently in development indicates that additional blockade of IL-17F with this molecule increases the risk of mucocutaneous Candida infections, above the risk observed with established IL-17A inhibitors. We have not conducted head-to-head clinical trials, but SLK’s Phase 2 clinical trial data in psoriasis showed an overall Candida infection rate of 2.9% from week 0 to week 12 and 6.4% in the period from week 12 to week 52 across all doses. These levels are consistent with established IL-17A inhibitors. In healthy skin, IL-17A is largely absent, but is significantly upregulated in psoriatic lesions. Conversely, IL-17F is present in healthy skin at detectably higher concentrations than IL-17A and further upregulated in psoriasis. The current view is that IL-17F, while found in healthy skin, also contributes to inflammatory conditions such as psoriasis. It is believed that this is why IL-17A/F inhibition has potential to exert increased anti-inflammatory and therapeutic effects compared to IL-17A inhibition alone, and also plays a more important role than IL-17A alone in the physiological defense of a narrow spectrum of infections, particularly those caused by Candida species.

•        A differentiated profile of IL-17A and IL-17F inhibition — Based on binding studies with the IL-17 receptor A and C chains, we believe that SLK provides differential IL-17A/F normalizing effects with stronger inhibition of the IL-17AA dimer than of IL-17F containing dimers, particularly IL-17FF. SLK has a shorter half-life in humans than bimekizumab and on a dosing regimen of once every four week we expect that SLK will provide less-sustained inhibition of IL17F dimers over the time course of exposure. We believe that this offers increased potential for SLK to restore the physiological IL-17A/F balance allowing control of IL-17A/F inflammatory processes with limited effects on IL-17F related mucocutaneous defense mechanisms (Figure 2), and provide a potential explanation for the observed outcomes in the Phase 2b study, i.e., a numerically higher share of patients achieving clear skin while reporting similar Candida rates compared to other IL-17A inhibitors including secukinumab.

[Figure 2 — Balancing inhibition of IL-17A and IL-17F]

•        Potential for deep penetration into disease tissue based on Nanobody design features — Nanobodies can be approximately ten times smaller than a monoclonal antibody, and this may advantage them versus mAbs in penetrating deep disease tissue. There is strong evidence for the utility of Nanobodies in treating difficult-to-target tissues such as the internal vascular walls of vascularized tumors. Furthermore, Nanobodies are able to link different variable domains, thus improving half-life and expanding pharmacological possibilities. For instance, SLK has three domains, one for IL-17F binding, another for IL-17A and IL-17F binding, and a third for albumin binding, despite the molecule only weighing approximately 40kDa. The albumin binding site improves half-life and we believe will enhance the ability for SLK to access inflamed deep tissue where albumin rich fluid accumulates. In addition, pre-clinical data suggests that tri-specific Nanobodies that include an albumin-binding domain selectively accumulate at sites of inflammation in joints as compared to both bi-specific formats that lack an albumin-binding domain or commercially available monoclonal antibodies for the same target.

Background opportunity in inflammatory diseases

We are developing therapeutics for the inflammatory skin and joint disease market, which is expected to reach over $40 billion in 2029 according to market research published by DRG. For its market projections, DRG utilizes its own proprietary epidemiology data in combination with a bottom-up approach, also known as patient-based or epidemiology-based. Projections are made for the US, Germany, France, Italy, Spain, the United Kingdom and Japan. DRG estimates the total number of patients receiving treatment in each year, and then layers on assumptions regarding the drugs used (i.e., the patient share for each drug), each drug’s price per treated day, the annual number of treated days, and percentage compliance to reach total sales. DRG estimates ex-manufacturer sales exclusive of discounts/rebates, and forecasts are constructed on a constant dollar basis (i.e., no inflation).

•        Psoriasis (PsO)

•        Psoriasis is a chronic, inflammatory disease with skin lesions characterized by red patches and plaques with silvery scale that affects an estimated 125 million people worldwide. Psoriasis is the largest global market among inflammatory skin diseases and medical dermatologic conditions, with over $20 billion in sales in 2020. DRG projects this market to grow to over $25 billion by 2029.

•        Topical corticosteroids (TCS) are the mainstay therapy for most patients with mild or localized psoriasis. Topical corticosteroids exert anti-inflammatory, antiproliferative, and locally vasoconstrictive effects via down-regulation of genes for proinflammatory cytokines. However, long-term and continual TCS use carries the risk of a variety of significant and potentially irreversible side effects, including skin atrophy, telangiectasias (spider veins), hypopigmentation (loss of skin pigment), adrenal gland suppression, contact allergy or infection, and steroid-induced acne. These side effects often lead to cycles of intermittent use of TCS, resulting in episodic disease control and flares. As a result, psoriasis patients frequently report dissatisfaction with TCS for long-term disease control and are less likely to adhere to treatment regimens.

•        The American Academy of Dermatology-National Psoriasis Foundation guidelines recommend biologics as an option for first-line treatment of moderate to severe plaque psoriasis. Specifically, inhibitors to tumor necrosis factor α (TNF-α) include etanercept, adalimumab, certolizumab, and infliximab. Other biologics inhibit cytokines such as the p40 subunit of the cytokines IL-12 and IL-13 (ustekinumab), IL-17A (secukinumab, ixekizumab, bimekizumab, and brodalumab), and the p19 subunit of IL-23 (guselkumab, tildrakizumab, risankizumab, and mirikizumab). Biologics that inhibit TNF-α, p40 IL-12/23, and IL-17A are also approved for the treatment of psoriatic arthritis. Oral treatments include traditional agents such as methotrexate, acitretin, cyclosporine, and the small molecule apremilast, which is a phosphodiesterase-4 inhibitor. Adverse effects that occur at slightly higher rates than placebo and are common to all biologics include injection site reactions, nasopharyngitis, and upper respiratory tract infections.

•        Treatment goals in psoriasis have shifted to higher levels over time with better treatments becoming available. For example, a 75% improvement of the psoriasis area and severity index (PASI75 response) was defined as an acceptable treatment outcome in 2011 but was replaced by a 90% improvement (PASI90 response) in 2019. Numerous studies show that the health-related quality of life of patients correlates with the degree of PASI improvement and is optimal with complete clearance of the disease. There is also evidence that complete skin clearance in psoriasis (PASI100) is associated with disease modification and better long-term disease control. At the same time, the concept of the skin disease “psoriasis” has been replaced by the concept of a “psoriatic disease complex” given the heterogeneous and multi-faceted phenotype and co-morbidity spectrum of the disease. Based on the available data, we believe that IL-17A/F inhibition will provide the highest levels of skin reduction among currently available therapies2 and at the same time therapeutically address disease elements such as nail disease, psoriatic arthritis and cardiovascular co-morbidity.

•        In a Phase 2b clinical trial in 313 moderate-to-severe psoriasis patients, statistically more patients achieved clear or almost clear skin with any SLK dose compared to placebo at the primary endpoint at week 12. A therapeutic difference of 19% was observed for patients achieving completely clear skin (Psoriasis and Severity Index, or PASI 100 response) between the best dose of sonelokimab and the current standard of care IL-17 inhibitor secukinumab at 16 weeks, a time when response to secukinumab would be considered optimal. Dosages up to 120 mg showed rapid and significant response, and 57% of patients in the highest dosage group achieved total skin clearance after 24 weeks. SLK was generally well tolerated, with a safety profile similar to the active control, secukinumab, and an overall Candida infection rate of 2.9% from week 0 to week 12 and 6.4% in the period from week 12 to week 52 across all doses.

•        Psoriatic Arthritis (“PsA”)

•        The global PsA therapeutics market was valued at $7.9 billion in 2019 and DRG projects this market to grow to approximately $10 billion by 2029. Up to 30% of patients with psoriasis may develop PsA over the course of their lifetime. Treatment for PsA includes traditional or conventional disease modifying antirheumatic drugs, biologic therapies such as TNF inhibitors, IL-17 inhibitors, IL-12/23 inhibitors, and new targeted oral agents including a phosphodiesterase-4 inhibitor and a Janus kinase (“JAK”) signal transducer and activator of transcription inhibitor.

•        Non-steroidal anti-inflammatory drugs are a commonly used initial therapeutic agent for PsA, particularly in those with minor joint involvement. However, previous studies have demonstrated their limited ability to modify or reduce disease progression.

•        In contrast to psoriasis, the introduction of biologics with novel mechanisms of action has not been associated with significantly improved treatment outcomes in PsA. Head-to-head trials between IL-17A inhibitors and adalimumab have shown comparable efficacy and IL-23 inhibitors have yet to achieve similar response levels. In fact, based on ACR response criteria, adalimumab, which was approved for PsA in 2005, has remained the gold-standard in PsA based on percentages of patients achieving ACR20, 50, and 70 responses in clinical trials. IL-17A/F inhibition offers a new approach seeking to improve upon adalimumab.

•        Data from clinical trials using bimekizumab, an inhibitor of IL-17A and F, have shown six out of ten patients reaching ACR 50 at week 24. SLK functions through the same underlying mechanism (IL-17A and F inhibition), but is different from bimekizumab in its incorporation of Nanobody technology, albumin binding, and differential affinity for IL-17A vs F. We intend to explore the clinical implications of these differentiated properties in the treatment of PsA.

•        Radiographic axial Spondyloarthritis (“r-axSpA”), previously known as ankylosing spondylitis (“AS”)

•        The global r-axSpA market was valued at around $4 billion in 2019 and DRG projects this market to grow to almost $5 billion in 2029. Since non-biologic disease-modifying anti-rheumatic drugs, such as methotrexate and leflunomide, do not adequately control r-axSpA, the therapeutic armamentarium is significantly more restricted compared to PsA. Of the newer biological mechanisms of action, only IL-17A inhibitors secukinumab and infliximab have been approved for r-axSpA with response rates comparable to those seen with adalimumab, while IL-23 have not demonstrated meaningful clinical responses. Consequently, there remains a considerable need for the development of new therapies with improved potential in axSpA.

•        Similar to the situation in PsA, there is evidence from a Phase 2 clinical trial that IL-17A/F inhibition has the potential to raise achievable treatment outcomes to above those observed with established biologicals and may allow the majority of patients to reach an Assessment of SpondyloArthritis international Society 40 response (ASAS40).

•        Given the data establishing the relevance of IL17A/F inhibition in r-axSpA, we intend to explore the effect of SLK in this indication. As this indication impacts deep joint tissues where access to available drugs can be challenging, we have additional interest in investigating how our Nanobody technology performs in this disease.

•        Hidradenitis Suppurativa (“HS”)

•        The global HS market was estimated to be approximately $1.0 billion in 2019. MoonLake management believes based on internal estimates that this market could grow to over $3.0 billion by 2029. Depending on the severity of disease, the current standard of care for HS patients includes topical, oral or intravenous antibiotic treatment, as well as surgery. Adalimumab is the only immunologic drug currently indicated for the treatment of patients with moderate-to-severe HS. Two pivotal adalimumab trials showed that approximately 50% of the patients treated with adalimumab achieved an improvement in their skin lesion, as measured by the HiSCR (Hidradenitis Suppurativa Clinical Response) assessment instrument. This reflects a 50% reduction of abscesses and inflammatory nodules. This means, however, that approximately half of the patients with moderate-to-severe disease do not even achieve a 50% reduction of their main inflammatory lesions with adalimumab. There remains a high unmet medical need and requirement for the development of more efficacious drugs, especially because, if not adequately controlled, inflammatory lesions will progress to irreversible tissue damage.

•        Although different mechanisms of action are currently being tested in HS (including IL-17A and IL-23 inhibition), the number of clinical options remain sparse. IL-23 inhibition with guselkumab, even at very high doses, has recently been shown to have only limited effects over placebo. In contrast, a proof-of-concept study showed IL-17A/F blockade resulted in 50% of treated subjects reaching 75% or higher HiSCR reduction compared to only 11% in subjects receiving placebo. Such results are generating enthusiasm to investigate the effects of IL-17A/F inhibitors in HS.

•        The scarcity of treatment options and the early findings related to IL-17A/F inhibition pose an exciting opportunity to pursue with SLK. We intend to investigate the effects of SLK treatment in this indication.

Our Pipeline

We are developing a portfolio of therapeutic indications for SLK. We have exclusively licensed the intellectual property rights to each of our product candidates (Figure 3).

[Figure 3 — Overview of development pipeline for SLK]

Clinical Development of SLK

Phase 1 Clinical Trial

Previous Phase 1 single ascending dose (“SAD”) and multiple ascending dose (“MAD”) trials conducted by MHKDG included 48 and 40 patients respectively. Both trials were double-blind and placebo-controlled.

The SAD trial was a single-center, first-in-man trial, in healthy individuals treated with six ascending, subcutaenous regimens of SLK (Cohort 1 (starting dose): 3 mg (1x 0.25 mL); Cohort 2: 12 mg (1x 0.2 mL); Cohort 3: 60 mg (1x 1.0 mL); Cohort 4: 120 mg (2x 1.0 mL); Cohort 5: 240 mg (4x 1.0 mL); Cohort 6: 360 mg (4x 1.5 mL)). The primary objective was to test safety, tolerability, immunogenicity and pharmacokinetics (PK). Regarding safety, there were no dose-related adverse events (AEs) or withdrawal AEs. No serious AEs were reported and no clinically significant findings with respect to clinical laboratory, vital signs, ECG, Holter monitoring, spirometry, body weight of physical examination, were reported. Regarding tolerability, there were no patients with injection site findings of moderate or severe intensity; positive findings were sporadic, low frequency, mild and transient and of little or no clinical significance. Furthermore, there was no association with dose or injection volumes and all findings were typically resolved within one to two days. Regarding immunogenicity, the trial showed low frequency of anti-drug antibodies. Regarding PK, the trial showed dose-proportional PK, including the area under the curve (AUC) and maximum concentration (Cmax). Other secondary and exploratory objectives were also met. The results were obtained over a timeline of seven weeks and the trial was conducted in 2013 and 2014.

The MAD trial was a multiple-center, randomized trial in patients with moderate to severe psoriasis treated with subcutaneous injections, with SLK (30, 60, 120, or 240 mg) or placebo biweekly for six weeks, in four ascending dose cohorts, over a total period of 15 weeks, in 2014 and 2015. The primary objective was to test safety, tolerability, PK and immunogenicity of multiple subcutaneous doses of SLK versus placebo. The secondary objective was to study the pharmacodynamic (PD) profiles and efficacy of SLK. The overall timeline was 12 weeks, and the overall results are published in a peer-reviewed publication and available through NCT02156466. In summary, the trial demonstrated acceptable safety and tolerability. The AUC and Cmax observed in the trial were dose proportional. Of 10 SLK-treated patients that tested positive for antidrug antibodies, five showed treatment-emergent antidrug antibody responses. In addition, marked decreases in psoriasis inflammatory markers were observed in patients treated with SLK. By day 85, patients receiving SLK achieved psoriasis area and severity index 90 and 100 (PASI90 and PASI100) of 88% and 50%, respectively, for the 120mg dose. Improvements in static Physician’s Global Assessment and affected body surface area were also seen. Overall, these Phase 1 studies led to the decision to advance the program and the selection of 120mg/ml dosing used in the Phase 2 trial.

Phase 2b Clinical Trial in Psoriasis

In May 2021, data for the Phase 2b study of SLK in psoriasis was published. This study was conducted by Avillion LLP under a 2017 co-development agreement with MHKDG. The randomized, double-blind, placebo-controlled, multi-center study was designed to assess efficacy, safety and tolerability of SLK in patients with moderate-to-severe chronic plaque-type psoriasis, over a total period of 52 weeks (inclusive of a 40-week follow-up assessment). In all cases, patients were administered SLK via subcutaneous injection.

The primary objective of the trial was to evaluate the efficacy of four dose regimens of SLK compared to placebo on achievement of an Investigator’s Global Assessment (“IGA”) score of 0 or 1 after 12 weeks of treatment in patients with moderate to severe chronic plaque-type psoriasis. The secondary objectives were to evaluate the efficacy of four dose regimens of SLK compared to placebo during a 12-week treatment period on secondary endpoints: Psoriasis Area Severity Index (PASI) 75, PASI 90, PASI 100, change in PASI and shift in IGA, to assess the dose-regimen efficacy relationship for SLK after 12, 24, 36, and 48 weeks of treatment, to evaluate the longer-term efficacy of SLK at Week 24 and at Weeks 36 and 48, and to assess the safety and tolerability of SLK. Other exploratory objectives were also considered.

The trial enrolled 313 patients (age 18-75) with chronic plaque psoriasis for at least six months, with an IGA score greater than or equal to 3, involved body surface area greater than or equal to 10%, and PASI greater than or equal to 12 at screening and at baseline. Patients were randomized to one of four dose regimens of SLK, or a placebo comparator arm, or a reference arm (secukinumab). The dosing regimens were: (a) Placebo Weeks 0, 1, 2, 3, 4, 6, 8, 10/SLK 120 mg Week 12, 14, 16 and once every four weeks (q4w) (placebo/120 mg [x4], q4w); (b) SLK 30 mg Weeks 0, 2, 4, 8, 12 and q4w (30 mg [x4], q4w); (c) SLK 60 mg Weeks 0, 2, 4, 8, 12 and q4w (60 mg [x4], q4w);

(d) SLK 120 mg Weeks 0, 2, 4, 8, 12 and once every eight weeks (q8w) (120 mg [x4], q8w); (e) SLK 120 mg Weeks 0, 2, 4, 6, 8, 10, 12 and q4w (120 mg [x6], q4w); and, (f) Secukinumab 300 mg Weeks 0, 1, 2, 3, 4, 8, 12 and q4w (secukinumab).

Primary and secondary end-points, associated with the described objectives were achieved. Doses up to 120 mg showed rapid and significant differences in PASI100 compared with placebo (Figure 4). In the highest dosage group, nearly six out of ten patients (57%) achieved total skin clearance (PASI 100 response) after 24 weeks. Rapid response was demonstrated with one of three patients already achieving nearly clear skin (PASI 90 response) by week four. Analysis of an individualized dosing scheme including off-drug periods in controlled patients revealed durable responses over one year. SLK was generally well tolerated, with a safety profile similar to the active control, secukinumab, and an overall Candida infection rate of 2.9% from week 0 to week 12 and 6.4% in the period from week 12 to week 52 across all doses. The clinical data for SLK in this Phase 2b study is summarized in Figure 4, showing PASI100 responses for several doses and schedules, and Figure 5, showing safety and tolerability data for the same doses and schedules.

[Figure 4 — Summary of PASI 90 and PASI100 response in Phase 2b patients up to 24 weeks
(Papp K, et al. EADV 2020, Late-breaking presentation D1T03)]

This clinical trial significantly expands the number of patients and duration of therapy evaluated for SLK in plaque psoriasis and represents the first Phase 2 evaluation of a Nanobody IL-17 A/F inhibitor in psoriasis. The study found that SLK generated an active response in the treatment of plaque psoriasis. The safety profile reflects the mechanism of action with oral Candida as the most reported adverse event, in the same range as IL-17A inhibitors (7.4%) and lower than the other IL-17 A/F molecule in clinical development. Additional assessment and modelling could further refine selection of dosages in future clinical studies.

Future Development Plans

SLK is the first Nanobody to show responses in a Phase 2b study of plaque psoriasis, a disease where IL-17 biology is central to pathology. SLK was well tolerated and showed responses, as measured by PASI90 and PASI100. This supports our ongoing efforts to develop SLK in PsO and other inflammatory diseases driven by IL-17A and IL-17F. Our Phase 2 program will extend into AFIDs, including PsA, axSpA, and HS.

Figure 5: Summary of safety and tolerability results at weeks 0 – 12 and 12 – 52 in the SLK Phase 2 PsO trial based on Papp K, Weinberg M, Morris A, Reich K, The Lancet, DOI: https://doi.org/10.1016/S0140-6736(21)00440-2

	Weeks 0-12				Weeks 12-52
	Placebo group (n=52)	Sonelokimab 120 mg augmented load group (n=51)	All participants on sonelokimab (n=208)	Secukinumab 300 mg group (n=53)	All participants on sonelokimab (n=251)	Secukinumab 300 mg group (n=51)
Treatment-emergent adverse event
Any	22 (42.3%)	30 (58.8%)	107 (51.4%)	26 (49.1%)	152 (60.6%)	35 (68.6%)
Serious adverse events*	1 (1.9%)	1 (2.0%)	5 (2.4%)	0	12 (4.8%)	2 (3.9%)
Adverse events leading to treatment discontinuation*	0	2 (3.9%)	3 (1.4%)	0	9 (3.5%)	0
Death***	0	0	0	0	1 (0.4%)	0
Common treatment-emergent adverse events†
Nasopharyngitis	4 (7.7%)	4 (7.8%)	28 (13.5%)	6 (11.3%)	26 (10.4%)	7 (13.7%)
Pruritus	2 (3.8%)	4 (7.8%)	14 (6.7%)	1 (1.9%)	—	—
Upper respiratory tract infection	1 (1.9%)	2 (3.9%)	9 (4.3%)	3 (5.7%)	12 (4.8%)	3 (5.9%)
Headache	1 (1.9%)	1 (2.0%)	7 (3.4%)	3 (5.7%)	—	—
Oral candidiasis‡	0	3 (5.9%)	6 (2.9%)	0	13 (5.2%)	0
Arthralgia	1 (1.9%)	2 (3.9%)	6 (2.9%)	0	—	—
Hypertension	2 (3.8%)	2 (3.9%)	6 (2.9%)	1 (1.9%)	—	—
Tonsillitis	—	—	—	—	10 (4.0%)	1 (2.0%)
Diarrhea	—	—	—	—	9 (3.6%)	2 (3.9%)
Adverse events of special interest
Any§	11 (21.2%)	18 (35.3%)	68 (32.7%)	15 (28.3%)	114 (45.4%)	23 (45.1%)
Infections	10 (19.2%)	15 (29.4%)	57 (27.4%)	12 (22.6%)	95 (37.8%)	21 (41.2%)
Candida infections¶	0	3 (5.9%)	6 (2.9%)	0	16 (6.4%)	1 (2.0%)
Major adverse cardiac event**	0	0	0	0	2 (0.8%)	0
Inflammatory bowel disease	0	0	0	0	1 (0.4%)	0

Data are n (%).

____________

*        Placebo group (hypertension); sonelokimab 120mg augmented load group weeks 0 – 12 (acute kidney injury and pneumonia); all participants on sonelokimab weeks 0 – 12 (pneumonitis; upper limb fracture; forearm fracture; renal colic; acute kidney injury and pneumonia); all participants on sonelokimab weeks 12 – 52 (atherosclerosis coronary artery; atrial fibrillation; cardiopulmonary failure due to aspiration; deep vein thrombosis; erysipelas; myocardial infarction; neuroglycopenia; optic ischemic neuropathy; oropharyngeal candidiasis and psoriasis; pyelonephritis acute; salivary gland calculus); all participants on secukinumab weeks 12 – 52 (esophageal candidiasis; infectious pleural effusion and pneumonia). Only oropharyngeal candidiasis (sonelokimab) and esophageal candidiasis (secukinumab) were considered to be treatment-related serious adverse events.

†        During weeks 0 – 12, common treatment-emergent adverse events were considered as those occurring in 5% or more of participants in any of the sonelokimab-containing groups; during weeks 12 – 52, common treatment-emergent adverse events were considered as those occurring in 3% of all participants in the all sonelokimab-containing groups combined.

‡        Events under preferred term of oral candidiasis for weeks 12 – 24; see adverse events of special interest for consolidated Candida assessment.

§        Includes infections, injection site reactions, liver function test abnormalities, cerebrocardiovascular events, cytopenia, allergic or hypersensitivity reactions, malignancies, depression, and inflammatory bowel disease.

¶        Post-hoc consolidation of adverse event terms to assess oral, oesophageal, and vaginal candidiasis (participants with oral candidiasis, Candida infection, oesophageal candidiasis, oropharyngeal candidiasis, or vulvovaginal candidiasis).

**      Includes myocardial infarction, cerebrovascular accident, or cardiovascular death.

***    Participant was asleep at home and described to have a cardiopulmonary failure because of pulmonary aspiration of gastric content. The event was considered unrelated to the study treatment.

We plan to use clinical designs that assess therapeutic indication-specific scores, which we believe represent a step-change in clinical trial practice. We intend to perform clinical trials with both placebo arms and with reference products to ensure maximal insight and robustness of data. We will continue using the reference 120mg SLK dosing but will consider dosing up to 240mg to define best treatment options in these deep-tissue diseases. Like the Phase 2 program for psoriasis, we plan to use an induction period (typically 2-week dosing) before stabilizing maintenance dosing (typically q4w). We expect to have primary-end point readouts at 12, 16, 24 and 48 weeks across the initial three Phase 2 indications in our program. Primary endpoints will likely be ACR50 (for PsA), ASAS40 (for axSpA, mainly radiographic) and HiSCR50 (for HS). As part of the secondary endpoint sets we will also measure different score levels for selected primary instruments, as well as alternative scores, indices and instruments plus quality-of-life measurements to build more complete clinical profiles. Customary sampling, ADA measurements and potential biomarker analysis, as well as functional indexes as applicable, will also be part of the planned clinical operations. We anticipate recruitment to begin in the first half of 2022 at sites in the United States and selected European countries. Our clinical studies will be performed with the support of a global contract research organization under selection according to customary regulatory processes.

Manufacturing

The Company does not own or operate manufacturing facilities and currently has no plans to establish any. We partner with third-party contract manufacturing organizations for both drug substance and finished drug product, through established contracts.

Our current drug substance supplier is Richter-Helm Biologics GmbH & Co. KG (“RHB”) based in Bovenau, Germany. In 2018, MKDG entered into a contract manufacturing agreement with RHB with respect to the manufacture of SLK. On July 1, 2021, MoonLake, MKDG, and RHB entered into an assignment agreement, pursuant to which MoonLake assumed all rights and obligations of MKDG’s contract manufacturing agreement with RHB. MoonLake may terminate the contract manufacturing agreement at any time for convenience in accordance with the terms of the agreement. Either party may also terminate the contract manufacturing agreement with respect to an uncured breach by the other party in accordance with the terms of the agreement. The agreement includes confidentiality and intellectual property provisions to protect our proprietary rights related to our product candidates. As part of the License Agreement with MHKDG, the Company has access currently to a stock equivalent to 30,000 doses of 120mg for Phase 2 clinical trial supply.

Our current drug product supplier is MHKDG and they will produce the supply for the planned Phase 2 clinical trials. Selection of a second drug product supplier is also part of the strategy in part to ensure sufficient supply for potential commercialization following all regulatory and related requirements.

Intellectual Property

As of April 29, 2021, we have the exclusive license to a patent family directed to Il-17 Nanobodies, including SLK, and methods of making and using the same derived from International Patent Application PCT/EP2012/058313, published as WO 2012/156219, entitled “Amino Acid Sequences Directed Against IL-17A, IL-17F and/or IL17-A/F and Polypeptides Comprising the Same.” Applications in this family have been filed in the United States, the European Patent Organization (EPO), the Eurasian Patent Organization (EAPO), Australia, Brazil, Canada, Chile, China, Croatia, Denmark, Hungary, Israel, Japan, Korea, Lithuania, Malaysia, Mexico, New Zealand, Portugal, Spain, Singapore, Slovenia, and Ukraine. To date 21 patents have issued and several applications are pending. Two patents have been issued in the United States in this family thus far (U.S. Patent Nos. 10,017,568 and 10,829,552), both providing protection until May 2032, without taking into account any possible patent term adjustments or extensions and assuming payment of all appropriate maintenance, renewal, annuity and other governmental fees. There are several non-U.S. patents that have been granted or are pending in this family, all of which have similar expiration dates, absent any extensions that may be available through supplementary protection certificates or similar mechanisms. Additional data exclusivity rights may be applicable.

The Merck Healthcare KGaA (Darmstadt, Germany) License Agreement

On April 29, 2021, MoonLake entered into a license agreement with MHKDG (the “License Agreement”). The License Agreement is a sublicense of a license agreement between MHKDG and Ablynx, dated September 3, 2008 (the “Initial License Agreement”), pursuant to which MHKDG developed SLK, and subsequently acquired exclusive right and title to SLK, including the right to further develop and commercialize (and grant sublicenses to further develop and commercialize) SLK. Pursuant to the License Agreement, MoonLake acquired (i) a royalty- and milestone-bearing exclusive (even as to MHKDG), sublicensable, right and license under MHKDG’s controlled patents, materials, and exclusive know-how to develop, manufacture, use, sell, offer for sale, export and import and otherwise commercialize SLK on a world-wide basis, (ii) a royalty- and milestone-bearing non-exclusive, sublicensable, right and sublicense under Ablynx’s and certain others’ controlled patents, materials, and know-how to develop, manufacture, use, sell, offer for sale, export and import and otherwise commercialize SLK on a world-wide basis, in each case subject to certain restrictions and compliance with the terms and conditions of the Initial License Agreement; and (iii) a royalty- and milestone-bearing non-exclusive, sublicensable, right and sublicense under Research Cooperation Technologies (“RCT”) patents and know-how related to the manufacturing process using the underlying yeast strain Pichia pastoris, to develop, manufacture, use, sell, offer for sale, export and import and otherwise commercialize SLK on a world-wide basis, in each case subject to certain restrictions and compliance with the terms and conditions of the underlying license granted to MHKDG from RCT. Under the terms of the License Agreement, MoonLake has the first right to file, prosecute and maintain the licensed patents as well as the first right to attempt to resolve any third party infringement.

The License Agreement includes a development plan, subject to specified periodic updates, which describes the plan for developing the licensed products in the initial target indications of PsA, axSpA and HS, including the plan for conducting clinical trials to obtain regulatory approval in the major European markets, Japan, and the United States of America (the “Major Markets”). In accordance with the foregoing, MoonLake, among other requirements, is obligated to use commercially reasonable efforts to develop one licensed product in at least two indications, including initiating certain Phase 2 trials for the licensed product within a specified period following conclusion of the License Agreement, and launching and commercializing the same in each of the Major Markets a certain period following receipt of regulatory approval in such respective markets. At MoonLake’s request, and in accordance with a manufacturing quality agreement subsequently entered into by the parties, MHKDG has agreed to manufacture and supply certain drug product to MoonLake for clinical trial supply, subject to certain conditions (including a cap on such supply).

The aggregate purchase price in respect of the License Agreement was $29.9 million and consisted of an upfront cash payment by MoonLake to MHKDG and an issuance of equity by MoonLake to MHKDG, representing a 9.9% ownership stake in MoonLake following such issuance. Subject to the terms of the License Agreement, milestone cash payments of up to EUR 307.1 million ($347.6 million using a December 31, 2021 exchange rate) are potentially payable, of which fewer than ten percent are due upon the initiation of certain specified clinical trials and the remainder being due upon satisfying specific milestones. In addition, the License Agreement requires MoonLake to pay royalties within the range of low to mid-teen percent of net sales. MoonLake’s obligation to pay royalties are on a licensed product-by-licensed product and country-by-country basis and continue from the date of first commercial sale of a licensed product in a country until the later of (i) ten years from such first commercial sale of such licensed product in such country or (ii) the expiration or invalidation of the last remaining valid claim of a licensed patent covering such licensed product.

Unless sooner terminated, the term of the License Agreement continues until the expiration of the last-to-expire royalty term. Either party may terminate the License Agreement due to a material breach by the other party (subject to a cure period). MoonLake may terminate the License Agreement (i) at its convenience upon 90 days’ prior written notice to MHKDG following receipt by MHKDG of the required upfront payment or (ii) upon 90 days’ prior written notice to MHKDG if MoonLake has reasonable belief that the medical risk/benefit of SLK is unfavorable in light of the welfare of patients and not suitable for further development or commercialization. Obligations accrued prior to termination, such as milestone payments, will persist.

Concurrently with the License Agreement, on April 29, 2021, MoonLake also executed a Side Letter to the License Agreement, with MHKDG, which provides that upon the termination of the Initial License Agreement, under the terms of the Initial License Agreement, for any reason, the License Agreement will be automatically assigned to Ablynx. Upon assignment to Ablynx, any intellectual property licensed to MoonLake by MHKDG, and the obligations and liability associated therewith, under the License Agreement, shall continue, provided that the continuing obligations and liability of MHKDG under the License Agreement shall be limited to only that intellectual property owned or held by MHKDG following termination of the Initial License Agreement.

Government Regulation

The U.S. Food and Drug Administration, or FDA, and other regulatory authorities at federal, state and local levels, as well as in foreign countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, import, export, safety, effectiveness, labeling, packaging, storage, distribution, record keeping, approval, advertising, promotion, marketing, post-approval monitoring and post-approval reporting of biologics such as those we are developing. We, along with third-party contractors, will be required to navigate the various preclinical, clinical and commercial approval requirements of the governing regulatory agencies of the countries in which we wish to conduct studies or seek approval or licensure of our product candidates.

U.S. Biologics Regulation

In the United States, biological products are subject to regulation under the Federal Food, Drug, and Cosmetic Act, or FDCA, and the Public Health Service Act or PHSA, and other federal, state, local, and foreign statutes and regulations. The process of obtaining regulatory approvals and the subsequence compliance with appropriate federal, state, and local statutes and regulations requires the expenditure of substantial time and financial resources. Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process or following approval may subject an applicant to administrative action and judicial sanctions. The process required by the FDA before biologic product candidates may be marketed in the United States generally involves the following:

•        completion of preclinical laboratory tests and animal studies performed in accordance with the FDA’s current Good Laboratory Practices, or GLP, regulation;

•        submission to the FDA of an Investigational New Drug, or IND, application, which must become effective before clinical trials may begin and must be updated annually or when significant changes are made;

•        approval by an independent Institutional Review Board, or IRB, or ethics committee at each clinical site before the trial is commenced;

•        manufacture of the proposed biologic candidate in accordance with current Good Manufacturing Practices, or cGMPs;

•        performance of adequate and well-controlled human clinical trials in accordance with good clinical practice, or GCP, requirements to establish the safety, purity and potency of the proposed biologic product candidate for its intended purpose;

•        preparation of and submission to the FDA of a Biologics License Application, or BLA, after completion of all pivotal clinical trials;

•        satisfactory completion of an FDA Advisory Committee review, if applicable;

•        a determination by the FDA within 60 days of its receipt of a BLA to file the application for review;

•        satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities at which the proposed product is produced to assess compliance with cGMPs, and to assure that the facilities, methods and controls are adequate to preserve the biological product’s continued safety, purity and potency, and of selected clinical investigation sites to assess compliance with GCPs; and

•        FDA review and approval of a BLA to permit commercial marketing of the product for particular indications for use in the United States.

Preclinical and Clinical Development

Prior to beginning the first clinical trial with a product candidate, we must submit an IND to the FDA. An IND is a request for authorization from the FDA to administer an investigational new drug product to humans. The central focus of an IND submission is on the general investigational plan and the protocol or protocols for preclinical studies and clinical trials. The IND also includes results of animal and in vitro studies assessing the toxicology, pharmacokinetics, pharmacology and pharmacodynamic characteristics of the product, chemistry, manufacturing and controls information, and any available human data or literature to support the use of the investigational product. An IND must become effective before human clinical trials may begin. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day period, raises safety concerns or questions about the proposed clinical trial. In such a case, the IND may be placed on clinical hold and the IND sponsor and the FDA must resolve any outstanding concerns or questions before the clinical trial can begin. Submission of an IND therefore may or may not result in FDA authorization to begin a clinical trial.

In addition to the IND submission process, supervision of human gene transfer trials includes evaluation and assessment by an institutional biosafety committee, or IBC, a local institutional committee that reviews and oversees research utilizing recombinant or synthetic nucleic acid molecules at that institution. The IBC assesses the safety of the research and identifies any potential risk to public health or the environment and such review may result in some delay before initiation of a clinical trial.

Clinical trials involve the administration of the investigational product to human subjects under the supervision of qualified investigators in accordance with GCPs, which include the requirement that all research subjects provide their informed consent for their participation in any clinical study. Clinical trials are conducted under protocols detailing, among other things, the objectives of the study, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated. A separate submission to the existing IND must be made for each successive clinical trial conducted during product development and for any subsequent protocol amendments. Furthermore, an independent IRB for each site proposing to conduct the clinical trial must review and approve the plan for any clinical trial and its informed consent form before the clinical trial begins at that site, and must monitor the study until completed. Regulatory authorities, the IRB or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk or that the trial is unlikely to meet its stated objectives. Some studies also include oversight by an independent group of qualified experts organized by the clinical study sponsor, known as a data safety monitoring board, which provides authorization for whether or not a study may move forward at designated check points based on access to certain data from the study and may halt the clinical trial if it determines that there is an unacceptable safety risk for subjects or other grounds, such as no demonstration of efficacy. There are also requirements governing the reporting of ongoing preclinical studies and clinical trials and clinical study results to public registries.

For purposes of BLA approval, human clinical trials are typically conducted in three sequential phases that may overlap.

•        Phase 1.    The investigational product is initially introduced into healthy human subjects or patients with the target disease or condition. These studies are designed to test the safety, dosage tolerance, absorption, metabolism and distribution of the investigational product in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness.

•        Phase 2.    The investigational product is administered to a limited patient population with a specified disease or condition to evaluate the preliminary efficacy, optimal dosages and dosing schedule and to identify possible adverse side effects and safety risks. Multiple Phase 2 clinical trials may be conducted to obtain information prior to beginning larger and more expensive Phase 3 clinical trials.

•        Phase 3.    The investigational product is administered to an expanded patient population to further evaluate dosage, to provide statistically significant evidence of clinical efficacy and to further test for safety, generally at multiple geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk/benefit ratio of the investigational product and to provide an adequate basis for product approval.

In some cases, the FDA may require, or companies may voluntarily pursue, additional clinical trials after a product is approved to gain more information about the product. These so-called Phase 4 studies may be made a condition to approval of the BLA. Concurrent with clinical trials, companies may complete additional animal studies and develop additional information about the biological characteristics of the product candidate, and must finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other things, must develop methods for testing the identity, strength, quality and purity of the final product, or for biologics, the safety, purity and potency. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life.

BLA Submission and Review

Assuming successful completion of all required testing in accordance with all applicable regulatory requirements, the results of product development, nonclinical studies and clinical trials are submitted to the FDA as part of a BLA requesting approval to market the product for one or more indications. The BLA must include all relevant data available from pertinent preclinical studies and clinical trials, including negative or ambiguous results as well as positive findings, together with detailed information relating to the product’s chemistry, manufacturing, controls, and proposed labeling, among other things. Data can come from company-sponsored clinical studies intended to test the safety and effectiveness of the product, or from a number of alternative sources, including studies initiated and sponsored by investigators. The submission of a BLA requires payment of a substantial application user fee to the FDA, unless a waiver or exemption applies.

In addition, under the Pediatric Research Equity Act, or PREA, a BLA or supplement to a BLA must contain data to assess the safety and effectiveness of the biological product candidate for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. The Food and Drug Administration Safety and Innovation Act, or FDASIA, requires that a sponsor who is planning to submit a marketing application for a biological product that includes a new active ingredient, new indication, new dosage form, new dosing regimen or new route of administration submit an initial pediatric study plan, or PSP, within sixty days after an end-of-Phase 2 meeting or as may be agreed between the sponsor and FDA. Unless otherwise required by regulation, PREA does not apply to any biological product for an indication for which orphan designation has been granted.

Within 60 days following submission of the application, the FDA reviews a BLA submitted to determine if it is substantially complete before the agency accepts it for filing. The FDA may refuse to file any BLA that it deems incomplete or not properly reviewable at the time of submission and may request additional information. In this event, the BLA must be resubmitted with the additional information. Once a BLA has been accepted for filing, the FDA’s goal is to review standard applications within ten months after for the filing date, or, if the application qualifies for priority review, six months after the FDA accepts the application for filing. In both standard and priority reviews, the review process may also be extended by FDA requests for additional information or clarification. The FDA reviews a BLA to determine, among other things, whether a product is safe, pure and potent and the facility in which it is manufactured, processed, packed or held meets standards designed to assure the product’s continued safety, purity and potency. The FDA may convene an advisory committee to provide clinical insight on application review questions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

Before approving a BLA, the FDA will typically inspect the facility or facilities where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving a BLA, the FDA will typically inspect one or more clinical sites to assure compliance with GCPs. If the FDA determines that the application, manufacturing process or manufacturing facilities are not acceptable, it will outline the deficiencies in the submission and often will request additional testing or information. Notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

After the FDA evaluates a BLA and conducts inspections of manufacturing facilities where the investigational product and/or its drug substance will be produced, the FDA may issue an approval letter or a Complete Response letter. An approval letter authorizes commercial marketing of the product with specific prescribing information for specific indications. A Complete Response letter will describe all of the deficiencies that the FDA has identified in the BLA, except that where the FDA determines that the data supporting the application are inadequate to support approval, the FDA may issue the Complete Response letter without first conducting required inspections, testing submitted product lots and/or reviewing proposed labeling. In issuing the Complete Response letter, the FDA may recommend actions that the applicant might take to place the BLA in condition for approval, including requests for additional information or clarification. The FDA may delay or refuse approval of a BLA if applicable regulatory criteria are not satisfied, require additional testing or information and/or require post-marketing testing and surveillance to monitor safety or efficacy of a product.

If regulatory approval of a product is granted, such approval will be granted for particular indications and may entail limitations on the indicated uses for which such product may be marketed. For example, the FDA may approve the BLA with a Risk Evaluation and Mitigation Strategy, or REMS, to ensure the benefits of the product outweigh its risks. A REMS is a safety strategy to manage a known or potential serious risk associated with a product and to enable patients to have continued access to such medicines by managing their safe use, and could include medication guides, physician communication plans, or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. The FDA also may condition approval on, among other things, changes to proposed labeling or the development of adequate controls and specifications. Once approved, the FDA may withdraw the product approval if compliance with pre- and post-marketing requirements is not maintained or if problems occur after the product reaches the marketplace. The FDA may require one or more Phase 4 post-market studies and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization, and may limit further marketing of the product based on the results of these post-marketing studies.

Expedited Development and Review Programs

The FDA offers a number of expedited development and review programs for qualifying product candidates. The fast track program is intended to expedite or facilitate the process for reviewing new products that meet certain criteria. Specifically, new products are eligible for fast track designation if they are intended to treat a serious or life-threatening disease or condition and demonstrate the potential to address unmet medical needs for the disease or condition. Fast track designation applies to the combination of the product and the specific indication for which it is being studied. The sponsor of a fast track product has opportunities for more frequent interactions with the review team during product development and, once a BLA is submitted, the product may be eligible for priority review. A fast track product may also be eligible for rolling review, where the FDA may consider for review sections of the BLA on a rolling basis before the complete application is submitted, if the sponsor provides a schedule for the submission of the sections of the BLA, the FDA agrees to accept sections of the BLA and determines that the schedule is acceptable, and the sponsor pays any required user fees upon submission of the first section of the BLA.

Any marketing application for a biologic submitted to the FDA for approval, including a product with a fast track designation and/or breakthrough therapy designation, may be eligible for other types of FDA programs intended to expedite the FDA review and approval process, such as priority review and accelerated approval. A product is eligible for priority review if it has the potential to provide a significant improvement in the treatment, diagnosis or prevention of a serious disease or condition. For original BLAs, priority review designation means the FDA’s goal is to take action on the marketing application within six months of the 60-day filing date (as compared to ten months under standard review).

Additionally, products studied for their safety and effectiveness in treating serious or life-threatening diseases or conditions may receive accelerated approval upon a determination that the product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. As a condition of accelerated approval, the FDA will generally require the sponsor to perform adequate and well-controlled post-marketing clinical studies to verify and describe the anticipated effect on irreversible morbidity or mortality or other clinical benefit. Products receiving accelerated approval may be subject to expedited withdrawal procedures if the sponsor fails to conduct the required post-marketing studies or if such studies fail to verify the predicted clinical benefit. In addition, the FDA currently requires as a condition for accelerated approval pre-approval of promotional materials, which could adversely impact the timing of the commercial launch of the product.

In 2017, the FDA established a new regenerative medicine advanced therapy, or RMAT, designation as part of its implementation of the 21st Century Cures Act. The RMAT designation program is intended to fulfill the 21st Century Cures Act requirement that the FDA facilitate an efficient development program for, and expedite review of, any drug that meets the following criteria: (i) the drug qualifies as a RMAT, which is defined as a cell therapy, therapeutic tissue engineering product, human cell and tissue product, or any combination product using such therapies or products, with limited exceptions; (ii) the drug is intended to treat, modify, reverse, or cure a serious or life-threatening disease or condition; and (iii) preliminary clinical evidence indicates that the drug has the potential to address unmet medical needs for such a disease or condition. RMAT designation provides all the benefits of breakthrough therapy designation, including more frequent meetings with the FDA to discuss the development plan for the product candidate and eligibility for rolling review and priority review. Products granted RMAT designation may also be eligible for accelerated approval on the basis of a surrogate or intermediate endpoint reasonably likely to predict long-term clinical benefit, or reliance upon data obtained from a meaningful number of sites, including through expansion to additional sites. Once approved, when appropriate, the FDA can permit fulfillment of post-approval requirements under accelerated approval through: the submission of clinical evidence, preclinical studies, clinical trials, patient registries or other sources of real world evidence such as electronic health records; the collection of larger confirmatory datasets; or post-approval monitoring of all patients treated with the therapy prior to approval.

Breakthrough Designation

A product intended to treat a serious or life-threatening disease or condition may also be eligible for breakthrough therapy designation to expedite its development and review. A product can receive breakthrough therapy designation if preliminary clinical evidence indicates that the product, alone or in combination with one or more other drugs or biologics, may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. The designation includes all of the fast track program features, as well as more intensive FDA interaction and guidance beginning as early as Phase 1 and an organizational commitment to expedite the development and review of the product, including involvement of senior managers.

Fast track designation, breakthrough therapy designation, priority review and RMAT designation do not change the standards for approval but may expedite the development or approval process. Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened.

Orphan Drug Designation

Under the Orphan Drug Act, the FDA may grant orphan designation to a drug or biologic intended to treat a rare disease or condition, which is a disease or condition that affects fewer than 200,000 individuals in the United States, or more than 200,000 individuals in the United States for which there is no reasonable expectation that the cost of developing and making available in the United States a drug or biologic for this type of disease or condition will be recovered from sales in the United States for that drug or biologic. Orphan drug designation must be requested before submitting a BLA. After the FDA grants orphan drug designation, the generic identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. The orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review or approval process.

If a product that has orphan drug designation subsequently receives the first FDA approval for the disease for which it has such designation, the product is entitled to orphan drug exclusive approval (or exclusivity), which means that the FDA may not approve any other applications, including a full BLA, to market the same biologic for the same indication for seven years, except in limited circumstances, such as a showing of clinical superiority to the product with orphan drug exclusivity or if the FDA finds that the holder of the orphan drug exclusivity has not shown that it can assure the availability of sufficient quantities of the orphan drug to meet the needs of patients with the disease or condition for which the drug was designated. Orphan drug exclusivity does not prevent the FDA from approving a different drug or biologic for the same disease or condition, or the same drug or biologic for a different disease or condition. Among the other benefits of orphan drug designation are tax credits for certain research and a waiver of the BLA application fee.

A designated orphan drug may not receive orphan drug exclusivity if it is approved for a use that is broader than the indication for which it received orphan designation. In addition, exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition.

Post-Approval Requirements

Any products manufactured or distributed by us pursuant to FDA approvals are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to record-keeping, reporting of adverse experiences, periodic reporting, product sampling and distribution, and advertising and promotion of the product. After approval, most changes to the approved product, such as adding new indications or other labeling claims, are subject to prior FDA review and approval. There also are continuing user fee requirements, under which the FDA assesses an annual program fee for each product identified in an approved BLA. Biologic manufacturers and their subcontractors are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMPs, which impose certain procedural and documentation requirements upon us and our third-party manufacturers. Changes to the manufacturing process are strictly regulated, and, depending on the significance of the change, may require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMPs and impose reporting requirements upon us and any third-party manufacturers that we may decide to use. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain compliance with cGMPs and other aspects of regulatory compliance.

The FDA may withdraw approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical studies to assess new safety risks; or imposition of distribution restrictions or other restrictions under a REMS program. Other potential consequences include, among other things:

•        restrictions on the marketing or manufacturing of a product, complete withdrawal of the product from the market or product recalls;

•        fines, warning letters or holds on post-approval clinical studies;

•        refusal of the FDA to approve pending applications or supplements to approved applications, or suspension or revocation of existing product approvals;

•        product seizure or detention, or refusal of the FDA to permit the import or export of products;

•        consent decrees, corporate integrity agreements, debarment or exclusion from federal healthcare programs;

•        mandated modification of promotional materials and labeling and the issuance of corrective information;

•        the issuance of safety alerts, Dear Healthcare Provider letters, press releases and other communications containing warnings or other safety information about the product; or

•        injunctions or the imposition of civil or criminal penalties.

The FDA closely regulates the marketing, labeling, advertising and promotion of biologics. A company can make only those claims relating to safety and efficacy, purity and potency that are approved by the FDA and in accordance with the provisions of the approved label. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses. Failure to comply with these requirements can result in, among other things, adverse publicity, warning letters, corrective advertising and potential civil and criminal penalties. Physicians may prescribe legally available products for uses that are not described in the product’s labeling and that differ from those tested by us and approved by the FDA. Such off-label uses are common across medical specialties. Physicians may believe that such off-label uses are the best treatment for many patients in varied circumstances. The FDA does not regulate the behavior of physicians in their choice of treatments. The FDA does, however, restrict manufacturer’s communications on the subject of off-label use of their products.

Regulation of Diagnostic Tests

Our drug candidates may require use of a diagnostic to identify appropriate patient populations for our product candidates. These diagnostics, often referred to as companion diagnostics, are medical devices, often in vitro devices, which provide information that is essential for the safe and effective use of a corresponding drug. In the United States, the FDCA and its implementing regulations, and other federal and state statutes and regulations govern, among other things, medical device design and development, preclinical and clinical testing, premarket clearance or approval, registration and listing, manufacturing, labeling, storage, advertising and promotion, sales and distribution, export and import, and post-market surveillance. Unless an exemption applies, diagnostic tests require marketing clearance or approval from the FDA prior to commercial distribution. The two primary types of FDA marketing authorization applicable to a medical device are premarket notification, also called 510(k) clearance, and premarket approval, or PMA approval. We expect that any companion diagnostic developed for our drug candidates will utilize the PMA pathway.

PMA applications must be supported by valid scientific evidence, which typically requires extensive data, including technical, preclinical, clinical and manufacturing data, to demonstrate to the FDA’s satisfaction the safety and effectiveness of the device. For diagnostic tests, a PMA application typically includes data regarding analytical and clinical validation studies. As part of its review of the PMA, the FDA will conduct a pre-approval inspection of the manufacturing facility or facilities to ensure compliance with the Quality System Regulation, or QSR, which requires manufacturers to follow design, testing, control, documentation and other quality assurance procedures. FDA review of an initial PMA may require several years to complete. If the FDA evaluations of both the PMA application and the manufacturing facilities are favorable, the FDA will either issue an approval letter or an approvable letter, which usually contains a number of conditions that must be met in order to secure the final approval of the PMA. If the FDA’s evaluation of the PMA or manufacturing facilities is not favorable, the FDA will deny approval of the PMA or issue a not approvable letter. A not approvable letter will outline the deficiencies in the application and, where practical, will identify what is necessary to make the PMA approvable. The FDA may also determine that additional clinical trials are necessary, in which case the PMA approval may be delayed for several months or years while the trials are conducted and then the data submitted in an amendment to the PMA. Once granted, PMA approval may be withdrawn by the FDA if compliance with post approval requirements, conditions of approval or other regulatory standards is not maintained or problems are identified following initial marketing.

On August 6, 2014, the FDA issued a final guidance document addressing the development and approval process for “In Vitro Companion Diagnostic Devices.” According to the guidance, for novel drugs such as our drug candidates, a companion diagnostic device and its corresponding drug should be approved or cleared contemporaneously by the FDA for the use indicated in the therapeutic product labeling. The guidance also explains that a companion diagnostic device used to make treatment decisions in clinical trials of a drug generally will be considered an investigational device, unless it is employed for an intended use for which the device is already approved or cleared. If used to make critical treatment decisions, such as patient selection, the diagnostic device generally will be considered a significant risk device under the FDA’s Investigational Device Exemption, or IDE, regulations. Thus, the sponsor of the diagnostic device will be required to comply with the IDE regulations. According to the guidance, if a diagnostic device and a drug are to be studied together to support their respective approvals, both products can be studied in the same investigational study, if the study meets both the requirements of the IDE regulations and the IND regulations. The guidance provides that depending on the details of the study plan and subjects, a sponsor may seek to submit an IND alone, or both an IND and an IDE.

Biosimilars and Reference Product Exclusivity

The ACA includes a subtitle called the Biologics Price Competition and Innovation Act of 2009, or BPCIA, which created an abbreviated approval pathway for biological products that are highly similar, or “biosimilar,” to or interchangeable with an FDA-approved reference biological product. The FDA has issued several guidance documents outlining an approach to review and approval of biosimilars.

Biosimilarity, which requires that there be no clinically meaningful differences between the biological product and the reference product in terms of safety, purity, and potency, is generally shown through analytical studies, animal studies, and a clinical study or studies. Interchangeability requires that a product is biosimilar to the reference product and the product must demonstrate that it can be expected to produce the same clinical results as the reference product in any given patient and, for products that are administered multiple times to an individual, the biologic and the reference biologic may be alternated or switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biologic. A product shown to be biosimilar or interchangeable with an FDA-approved reference biological product may rely in part on the FDA’s previous determination of safety and effectiveness for the reference product for approval, which can potentially reduce the cost and time required to obtain approval to market the product. Complexities associated with the larger, and often more complex, structures of biological products, as well as the processes by which such products are manufactured, pose significant hurdles to implementation of the abbreviated approval pathway that are still being worked out by the FDA.

Under the BPCIA, an application for a biosimilar product may not be submitted to the FDA until four years following the date that the reference product was first licensed by the FDA. In addition, the approval of a biosimilar product may not be made effective by the FDA until 12 years from the date on which the reference product was first licensed. During this 12-year period of exclusivity, another company may still market a competing version of the reference product if the FDA approves a full BLA for the competing product containing that applicant’s own preclinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity and potency of its product. The BPCIA also created certain exclusivity periods for biosimilars approved as interchangeable products. At this juncture, it is unclear whether products deemed “interchangeable” by the FDA will, in fact, be readily substituted by pharmacies, which are governed by state pharmacy law.

A biological product can also obtain pediatric market exclusivity in the United States. Pediatric exclusivity, if granted, adds six months to existing exclusivity periods and patent terms. This six-month exclusivity, which runs from the end of other exclusivity protection or patent term, may be granted based on the voluntary completion of a pediatric study in accordance with an FDA-issued “Written Request” for such a study. The BPCIA is complex and continues to be interpreted and implemented by the FDA. In addition, government proposals have sought to reduce the 12-year reference product exclusivity period. Other aspects of the BPCIA, some of which may impact the BPCIA exclusivity provisions, have also been the subject of recent litigation. As a result, the ultimate impact, implementation, and impact of the BPCIA is subject to significant uncertainty.

Other Healthcare Laws and Compliance Requirements

Pharmaceutical companies are subject to additional healthcare regulation and enforcement by the federal government and by authorities in the states and foreign jurisdictions in which they conduct their business. Such laws include, without limitation: the federal Anti-Kickback Statute, the federal False Claims Act, HIPAA and similar foreign, federal and state fraud, abuse and transparency laws.

The federal Anti-Kickback Statute prohibits, among other things, persons and entities from knowingly and willfully soliciting, receiving, offering or paying remuneration, to induce, or in return for, either the referral of an individual, or the purchase or recommendation of an item or service for which payment may be made under any federal healthcare program. The term remuneration has been interpreted broadly to include anything of value, including stock options. The federal Anti-Kickback Statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on one hand, and prescribers and purchasers on the other. There are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution, but they are drawn narrowly and practices that involve remuneration, such as consulting agreements, that may be alleged to be intended to induce prescribing, purchasing or recommending may be subject to scrutiny if they do not qualify for an exception or safe harbor. Our practices may not in all cases meet all of the criteria for protection under a statutory exception or regulatory safe harbor. Failure to meet all of the requirements of a particular applicable statutory exception or regulatory safe harbor does not make the conduct per se illegal under the federal Anti-Kickback Statute. Instead, the legality of the arrangement will be evaluated on a case-by-case basis based on a cumulative review of all of its facts and circumstances. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

Civil and criminal false claims laws, including the federal False Claims Act, and civil monetary penalty laws, which can be enforced through civil whistleblower or qui tam actions, prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment to the federal government, including federal healthcare programs, that are false or fraudulent. For example, the federal False Claims Act prohibits any person or entity from knowingly presenting, or causing to be presented, a false claim for payment to the federal government or knowingly making, using or causing to be made or used a false record or statement material to a claim to the federal government. A claim includes “any request or demand” for money or property presented to the U.S. government. Several pharmaceutical and other healthcare companies have been prosecuted under these laws for allegedly providing free product to customers with the expectation that the customers would bill federal programs for the product. In addition, the government may assert that a claim resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act.

HIPAA created additional federal criminal statutes that prohibit, among other things, executing a scheme to defraud any healthcare benefit program, including private third-party payors, and making false statements relating to healthcare matters. A person or entity does not need to have actual knowledge of the healthcare fraud statute implemented under HIPAA or specific intent to violate the statute in order to have committed a violation.

The FDCA addresses, among other things, the design, production, labeling, promotion, manufacturing, and testing of drugs, biologics and medical devices, and prohibits such acts as the introduction into interstate commerce of adulterated or misbranded drugs or devices. The U.S. Public Health Service Act also prohibits the introduction into interstate commerce of unlicensed or mislabeled biological products.

The U.S. federal Physician Payments Sunshine Act requires certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, to annually report to CMS information related to payments or other transfers of value made to physicians and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. Beginning in 2022, such reporting obligations will be expanded to include payments and other transfers of value provided in 2021 to certain other healthcare professionals, including physician assistants, nurse practitioners, clinical nurse specialists, certified nurse anesthetists, and certified nurse-midwives.

We are also subject to additional similar U.S. state and foreign law equivalents of each of the above federal laws, which, in some cases, differ from each other in significant ways, and may not have the same effect, thus complicating compliance efforts. If our operations are found to be in violation of any of such laws or any other governmental regulations that apply, we may be subject to penalties, including, without limitation, civil, criminal and administrative penalties, damages, fines, exclusion from government-funded healthcare programs, such as Medicare and Medicaid or similar programs in other countries or jurisdictions, integrity oversight and reporting obligations to resolve allegations of non-compliance, disgorgement, individual imprisonment, contractual damages, reputational harm, diminished profits and the curtailment or restructuring of our operations.

Data Privacy and Security

Numerous state, federal and foreign laws, govern the collection, dissemination, use, access to, confidentiality and security of personal information, including health-related information. In the United States, numerous federal and state laws and regulations, including state data breach notification laws, state health information privacy laws, and federal and state consumer protection laws and regulations, govern the collection, use, disclosure, and protection of health-related and other personal information could apply to our operations or the operations of our partners. For example, HIPAA, as amended by HITECH, and their respective implementing regulations, imposes privacy, security and breach notification obligations on certain health care providers, health plans, and health care clearinghouses, known as covered entities, as well as their business associates that perform certain services that involve creating, receiving, maintaining or transmitting individually identifiable health information for or on behalf of such covered entities. Entities that are found to be in violation of HIPAA may be subject to significant civil, criminal and administrative fines and penalties and/or additional reporting and oversight obligations if required to enter into a resolution agreement and corrective action plan with HHS to settle allegations of HIPAA non-compliance. Further, entities that knowingly obtain, use, or disclose individually identifiable health information maintained by a HIPAA covered entity in a manner that is not authorized or permitted by HIPAA may be subject to criminal penalties.

Even when HIPAA does not apply, according to the FTC, violating consumers’ privacy rights or failing to take appropriate steps to keep consumers’ personal information secure may constitute unfair acts or practices in or affecting commerce in violation of Section 5(a) of the Federal Trade Commission Act.

In addition, certain state and non-U.S. laws, such as the GDPR govern the privacy and security of personal information, including health-related information, in certain circumstances. Failure to comply with these laws, where applicable, can result in the imposition of significant civil and/or criminal penalties and private litigation. For example, the CCPA, which went into effect on January 1, 2020, creates new data privacy obligations for covered companies and provides new privacy rights to California residents. In Europe, the GDPR went into effect in May 2018 and introduces strict requirements for processing the personal data of individuals within the EEA. Further, recent legal developments in Europe have created complexity and compliance uncertainty regarding certain transfers of personal data from the EEA. For example, on July 16, 2020, the CJEU invalidated the Privacy Shield under which personal data could be transferred from the EEA to United States entities who had self-certified under the Privacy Shield scheme. Moreover, it is uncertain whether the standard contractual clauses will also be invalidated by the European courts or legislature.

Companies that must comply with the GDPR face increased compliance obligations and risk, including more robust regulatory enforcement of data protection requirements and potential fines for noncompliance of up to €20 million or 4% of the annual global revenues of the noncompliant company, whichever is greater. Additionally, following the United Kingdom’s withdrawal from the EU and the EEA, companies have to comply with the GDPR and the GDPR as incorporated into United Kingdom national law, the latter regime having the ability to separately fine up to the greater of £17.5 million or 4% of global turnover. The relationship between the United Kingdom and the European Union in relation to certain aspects of data protection law remains unclear, for example around how data can lawfully be transferred between each jurisdiction, which exposes us to further compliance risk.

Coverage and Reimbursement

Significant uncertainty exists as to the coverage and reimbursement status of any pharmaceutical or biological product for which we obtain regulatory approval. Sales of any product, if approved, depend, in part, on the extent to which such product will be covered by third-party payors, such as federal, state, and foreign government healthcare programs, commercial insurance and managed healthcare organizations, and the level of reimbursement, if any, for such product by third-party payors. Decisions regarding whether to cover any of our product candidates, if approved, the extent of coverage and amount of reimbursement to be provided are made on a plan-by-plan basis. Further, no uniform policy for coverage and reimbursement exists in the United States, and coverage and reimbursement can differ significantly from payor to payor. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement rates, but also have their own methods and approval process apart from Medicare determinations. As a result, the coverage determination process is often a time-consuming and costly process that will require us to provide scientific and clinical support for the use of our product candidates to each payor separately, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance.

For products administered under the supervision of a physician, obtaining coverage and adequate reimbursement may be particularly difficult because of the higher prices often associated with such drugs. Additionally, separate reimbursement for the product itself or the treatment or procedure in which the product is used may not be available, which may impact physician utilization. In addition, companion diagnostic tests require coverage and reimbursement separate and apart from the coverage and reimbursement for their companion pharmaceutical or biological products. Similar challenges to obtaining coverage and reimbursement, applicable to pharmaceutical or biological products, will apply to companion diagnostics.

In addition, the U.S. government, state legislatures and foreign governments have continued implementing cost-containment programs, including price controls, restrictions on coverage and reimbursement and requirements for substitution of generic products. Third-party payors are increasingly challenging the prices charged for medical products and services, examining the medical necessity and reviewing the cost effectiveness of pharmaceutical or biological products, medical devices and medical services, in addition to questioning safety and efficacy. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit sales of any product that receives approval. Decreases in third-party reimbursement for any product or a decision by a third-party not to cover a product could reduce physician usage and patient demand for the product.

Healthcare Reform

The United States and some foreign jurisdictions are considering or have enacted a number of reform proposals to change the healthcare system. There is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality or expanding access. In the United States, the pharmaceutical industry has been a particular focus of these efforts and has been significantly affected by federal and state legislative initiatives, including those designed to limit the pricing, coverage, and reimbursement of pharmaceutical and biopharmaceutical products, especially under government-funded health care programs, and increased governmental control of drug pricing.

The ACA, which was enacted in March 2010, substantially changed the way healthcare is financed by both governmental and private insurers in the United States, and significantly affected the pharmaceutical industry. The ACA contains a number of provisions of particular import to the pharmaceutical and biotechnology industries, including, but not limited to, those governing enrollment in federal healthcare programs, a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected, and annual fees based on pharmaceutical companies’ share of sales to federal health care programs. Since its enactment, there have been judicial and Congressional challenges to certain aspects of the ACA, and we expect there will be additional challenges and amendments to the ACA in the future. For example, the Tax Act was enacted, which, among other things, removes penalties for not complying with ACA’s requirement to carry health insurance, known as the “individual mandate,” effective January 1, 2019. Since the enactment of the Tax Act, there have been additional amendments to certain provisions of the ACA. In December 2019, the U.S. District Court for the Fifth Circuit upheld a ruling by a Texas U.S. District Court Judge that the ACA is unconstitutional in its entirety because the “individual mandate” was repealed by Congress as part of the Tax Act. On March 2, 2020, the Supreme Court of the United States granted certiorari to hear the appeal of this decision. While various parties, including the Trump administration and CMS have stated that the ruling will have no immediate effect, it is unclear how this and other efforts to repeal and replace the ACA will impact the ACA.

Other legislative changes have been proposed and adopted since the ACA was enacted, including automatic aggregate reductions of Medicare payments to providers of 2% per fiscal year as part of the federal budget sequestration under the Budget Control Act of 2011. These reductions went into effect in April 2013 and, due to subsequent legislative amendments, will remain in effect through 2030 with the exception of a temporary suspension from May 1, 2020 through December 31, 2020, unless additional action is taken by Congress.

Moreover, there has recently been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several Congressional inquiries and proposed and enacted federal and state measures designed to, among other things, reduce the cost of prescription drugs, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drug products. For example, in May 2019, CMS adopted a final rule allowing Medicare Advantage Plans the option to use step therapy for Part B drugs, permitting Medicare Part D plans to apply certain utilization controls to new starts of five of the six protected class drugs, and requiring the Explanation of Benefits for Part D beneficiaries to disclose drug price increases and lower cost therapeutic alternatives beginning January 1, 2021. In addition, on March 10, 2020, the Trump administration sent “principles” for drug pricing to Congress, calling for legislation that would, among other things, cap Medicare Part D beneficiary out-of-pocket pharmacy expenses, provide an option to cap Medicare Part D beneficiary monthly out-of-pocket expenses, and place limits on pharmaceutical price increases.

Congress and the Trump administration have each indicated that they will continue to seek new legislative and/or administrative measures to control drug costs. At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.

Other Government Regulation Outside of the United States

In addition to regulations in the United States, we are subject to a variety of regulations in other jurisdictions governing, among other things, research and development, clinical trials, testing, manufacturing, safety, efficacy, quality control, labeling, packaging, storage, record keeping, distribution, reporting, export and import, advertising, marketing and other promotional practices involving biological products as well as authorization, approval as well as post-approval monitoring and reporting of our products. Because biologically sourced raw materials are subject to unique contamination risks, their use may be restricted in some countries.

Whether or not we obtain FDA approval for a product, we must obtain the requisite approvals from regulatory authorities in foreign countries prior to the commencement of clinical trials or marketing of the product in those countries. Certain countries outside of the United States have a similar process that requires the submission of a clinical trial application, or a CTA, much like the IND prior to the commencement of human clinical trials.

The requirements and process governing the conduct of clinical trials, including requirements to conduct additional clinical trials, product licensing, safety reporting, post-authorization requirements, marketing and promotion, interactions with healthcare professionals, pricing and reimbursement may vary widely from country to country. No action can be taken to market any product in a country until an appropriate approval application has been approved by the regulatory authorities in that country. The current approval process varies from country to country, and the time spent in gaining approval varies from that required for FDA approval. In certain countries, the sales price of a product must also be approved. The pricing review period often begins after market approval is granted. Even if a product is approved by a regulatory authority, satisfactory prices may not be approved for such product, which would make launch of such products commercially unfeasible in such countries.

Regulation in the European Union

Drug and Biologic Development Process

The conduct of clinical trials is currently governed by the EU Clinical Trials Directive 2001/20/EC, or Clinical Trials Directive, and will be replaced by the EU Clinical Trials Regulation (EU) No. 536/2014, or Clinical Trials Regulation, once the latter comes into effect. The Clinical Trials Regulation introduces a complete overhaul of the existing regulation of clinical trials for medicinal products in the EU. Currently it is not expected to come into force before December 2021.

Under the current regime, before a clinical trial can be initiated, it must be approved in each EU Member State where there is a site at which the trial is to be conducted. The approval must be obtained from two separate entities: the National Competent Authority, or NCA, and one or more Ethics Committees. The NCA of the EU Member States in which the clinical trial will be conducted must authorize the conduct of the trial, and the independent Ethics Committee must grant a positive opinion in relation to the conduct of the clinical trial in the relevant EU Member State before the commencement of the trial. Any substantial changes to the trial protocol or other information submitted with the clinical trial applications must be submitted to or approved by the relevant NCA and Ethics Committees. Under the current regime all suspected unexpected serious adverse reactions to the investigated drug that occur during the clinical trial must be reported to the NCA and to the Ethics Committees of the EU Member State where they occur.

A more unified procedure will apply under the new Clinical Trials Regulation. A sponsor will be able to submit a single application for approval of a clinical trial through a centralized EU clinical trials portal. One national regulatory authority (the reporting EU Member State proposed by the applicant) will take the lead in validating and evaluating the application and the other regulatory authorities will have limited involvement. If an application is rejected, it may be amended and resubmitted through the EU clinical trials portal. If an approval is issued, the sponsor may start the clinical trial in all concerned Member States. However, a concerned EU Member State may in limited circumstances declare an “opt-out” from an approval and prevent the clinical trial form being conducted in such Member State. The Clinical Trials Regulation also aims to streamline and simplify the rules on safety reporting, and introduces enhanced transparency requirements such as mandatory submission of a summary of the clinical trial results to the EU Database.

Under both the current regime and the new Clinical Trials Regulation, national laws, regulations, and the applicable Good Clinical Practice and Good Laboratory Practice standards must also be respected during the conduct of the trials, including the International Council for Harmonization of Technical Requirements for Pharmaceuticals for Human Use, or ICH, guidelines on Good Clinical Practice, or GCP, and the ethical principles that have their origin in the Declaration of Helsinki.

During the development of a medicinal product, the European Medical Agency, or EMA, and national regulators within the EU provide the opportunity for dialogue and guidance on the development program, usually in the form of scientific advice. A fee is incurred with each scientific advice procedure. Advice from the EMA is typically provided based on questions concerning, for example, quality (chemistry, manufacturing and controls testing), nonclinical testing and clinical studies, and pharmacovigilance plans and risk-management programs.

Drug Marketing Authorization

In the European Union, medicinal products, including advanced therapy medicinal products, or ATMPs, are subject to extensive pre- and post-market regulation by regulatory authorities at both the European Union and national levels. ATMPs comprise gene therapy products, somatic cell therapy products and tissue engineered products, which are genes, cells or tissues that have undergone substantial manipulation and that are administered to human beings in order to cure, diagnose or prevent diseases or regenerate, repair or replace a human tissue. We anticipate that our gene therapy development products will be regulated as ATMPs in the European Union under the EU Regulation (EC) No 1394/2007 on advanced therapy medicinal products, or ATMP Regulation. Pursuant to the ATMP Regulation, the Committee on Advanced Therapies, or CAT, is responsible in conjunction with the CHMP for the evaluation of ATMPs. The CHMP and CAT are also responsible for providing guidelines on ATMPs. These guidelines provide additional guidance on the factors that the EMA will consider in relation to the development and evaluation of ATMPs and include, among other things, the preclinical studies required to characterize ATMPs; the manufacturing and control information that should be submitted in a marketing authorization application; and post-approval measures required to monitor patients and evaluate the long term efficacy and potential adverse reactions of ATMPs. Although such guidelines are not legally binding, compliance with them is often necessary to gain and maintain approval for product candidates.

In the European Union and in Iceland, Norway and Liechtenstein (together the European Economic Area, or EEA), after completion of all required clinical testing, medicinal products may only be placed on the market after a related Marketing Authorization, or MA, has been granted. MAs can be obtained through, amongst others, a centralized procedure, which is compulsory for certain medicinal products such as ATMPs. The centralized procedure provides for the grant of a single MA by the European Commission, or EC, that is valid for all 27 EU Member States and, after respective national implementing decisions, in the three additional EEA Member States (Iceland, Norway and Liechtenstein). The centralized procedure is compulsory for certain medicinal products, including medicinal products derived from biotechnological processes, orphan medicinal products, ATMPs and products with a new active substance indicated for the treatment of AIDS, cancer, neurodegenerative disorders, diabetes, auto-immune and viral diseases. It is optional for medicinal products containing a new active substance not yet authorized in the EEA before May 20, 2004, that constitute significant therapeutic, scientific or technical innovations, or for which the grant of a MA through the centralized procedure would be in the interest of public health at EU level. The timeframe for the evaluation of an application under the centralized procedure is 210 days, excluding clock stops. Typically, the overall process takes a year or more unless the application is eligible for an accelerated assessment.

All new marketing authorization applications must include a Risk Management Plan, or RMP, describing the risk management system that the company will put in place and documenting measures to prevent or minimize the risks associated with the product. The regulatory authorities may also impose specific obligations as a condition of the MA. RMPs and Periodic Safety Update Reports, or PSURs, are routinely available to third parties requesting access, subject to limited redactions.

Additionally, the holder of a marketing authorization for an ATMP must put in place and maintain a system to ensure that each individual product and its starting and raw materials, including all substances coming into contact with the cells or tissues it may contain, can be traced through the sourcing, manufacturing, packaging, storage, transport and delivery to the relevant healthcare institution where the product is used.

MAs have an initial duration of five years. The authorization may subsequently be renewed for an unlimited period unless the EC or the national competent authority grants only an five-year renewal.

Data and Market Exclusivity

As in the United States, the European Union also provides opportunities for market and/or data exclusivity. For example, new Chemical Entities, or NCE, approved in the European Union generally qualify for eight years of data exclusivity and ten years of market exclusivity. Data exclusivity is the period during which another applicant cannot rely on the MA holder’s pharmacological, toxicological and clinical data in support of another MA for the purposes of submitting an application, obtaining marketing authorization or placing the product on the market. But after eight years, a generic or biosimilar product application may be submitted and generic companies may rely on the MA holder’s data.

However, even if a generic or biosimilar product is authorized it cannot be placed on the market in the European Union until the expiration of the 10-year market exclusivity period. An additional non-cumulative one-year period of marketing exclusivity is possible if during the data exclusivity period (the first eight years of the 10-year marketing exclusivity period), the MA holder obtains an authorization for one or more new therapeutic indications that are deemed to bring a significant clinical benefit compared to existing therapies.

Products may not be granted data exclusivity since there is no guarantee that a product will be considered by the European Union’s regulatory authorities to include a NCE. Even if a compound is considered to be a NCE and the MA applicant is able to gain the prescribed period of data exclusivity, another company nevertheless could also market another version of the medicinal product if such company can complete a full marketing authorization application with their own complete database of pharmaceutical tests, preclinical studies and clinical trials and obtain MA of its product.

Orphan Designation and Exclusivity

The criteria for designating an orphan medicinal product in the European Union are similar in principle to those in the United States. The EMA grants orphan drug designation if the medicinal product is intended for the diagnosis, prevention or treatment of (i) a life-threatening or chronically debilitating condition affecting no more than five in 10,000 persons in the European Union when the application is made or a life-threatening, seriously debilitating or serious and chronic condition in the European Union and that without the benefits derived from orphan status, would not generate sufficient return in the European Union to justify investment and (ii) where there exists no satisfactory method of diagnosis, prevention or treatment of such condition authorized in the European Union, or if such a method exists, the product will be of significant benefit to those affected by the condition. Orphan medicinal products are eligible for financial incentives such as reduction of fees or fee waivers and are, upon grant of a marketing authorization that covers only the therapeutic indication(s) that meet the orphan drug designation criteria, entitled to ten years of market exclusivity for the approved therapeutic indication. An application for orphan drug designation must be submitted first before an application for marketing authorization of the medicinal product is submitted. The applicant will receive a fee reduction for the marketing authorization application if the orphan drug designation has been granted, but not if the designation is still pending at the time the marketing authorization is submitted. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process.

During the 10-year period of market exclusivity, with a limited number of exceptions, the regulatory authorities of the EU Member States and the EMA may not accept applications for marketing authorization, accept an application to extend an existing marketing authorization or grant marketing authorization for other similar medicinal products for the same therapeutic indication. A similar medicinal product is defined as a medicinal product containing a similar active substance or substances as contained in a currently authorized orphan medicinal product, and which is intended for the same therapeutic indication. An orphan medicinal product can also obtain an additional two years of market exclusivity for an orphan-designated condition when the results of specific studies are reflected in the Summary of Product Characteristics, or SmPC, addressing the pediatric population and completed in accordance with a fully compliant Pediatric Investigation Plan, or PIP. No extension to any supplementary protection certificate can be granted on the basis of pediatric studies for orphan indications.

The 10-year market exclusivity may be reduced to six years if, at the end of the fifth year, it is established that the product no longer meets the criteria for orphan designation, for example, if the product is sufficiently profitable not to justify maintenance of market exclusivity. Additionally, a marketing authorization may be granted to another medicinal product (orphan or not) for the same or overlapping indication at any time subject to certain requirements.

Pediatric Development

In the European Union, companies developing a new medicinal product are obligated to study their product in children and must therefore agree upon a PIP with the EMA’s Pediatric Committee. The companies must conduct pediatric clinical trials in accordance with that PIP, unless a waiver applies, e.g., because the relevant disease or condition occurs only in adults. The marketing authorization application for the product must include the results of pediatric clinical trials conducted in accordance with the PIP, unless a waiver applies, or a deferral has been granted, in which case the pediatric clinical trials must be completed at a later date. Products that are granted a marketing authorization on the basis of the pediatric clinical trials conducted in accordance with the PIP are eligible for a six month extension of the protection under a supplementary protection certificate (if any is in effect at the time of approval) or, in the case of orphan medicinal products, a two year extension of the orphan market exclusivity. This pediatric reward is subject to specific conditions and is not automatically available when data in compliance with the PIP are developed and submitted.

PRIME Designation

In March 2016, the EMA launched an initiative to facilitate development of product candidates in indications, often rare, for which few or no therapies currently exist. The PRIority MEdicines, or PRIME, scheme is intended to encourage drug development in areas of unmet medical need and provides accelerated assessment of products representing substantial innovation reviewed under the centralized procedure. Products from small- and medium-sized enterprises may qualify for earlier entry into the PRIME scheme than larger companies on the basis of compelling non-clinical data and tolerability data from initial clinical trials. Many benefits accrue to sponsors of product candidates with PRIME designation, including but not limited to, early and proactive regulatory dialogue with the EMA, frequent discussions on clinical trial designs and other development program elements, and potentially accelerated marketing authorization application assessment once a dossier has been submitted. Importantly, once a candidate medicine has been selected for the PRIME scheme, a dedicated contact point and rapporteur from the CHMP or from CAT are appointed facilitating increased understanding of the product at EMA’s Committee level. A kick-off meeting with the CHMP/CAT rapporteur initiates these relationships and includes a team of multidisciplinary experts to provide guidance on the overall development plan and regulatory strategy. PRIME eligibility does not change the standards for product approval, and there is no assurance that any such designation or eligibility will result in expedited review or approval.

Post-Approval Regulation

Similar to the United States, both MA holders and manufacturers of medicinal products are subject to comprehensive regulatory oversight by the EMA, the European Commission and/or the competent regulatory authorities of the EU Member States. This oversight applies both before and after grant of manufacturing licenses and marketing authorizations. It includes control of compliance with EU good manufacturing practices rules, manufacturing authorizations, pharmacovigilance rules and requirements governing advertising, promotion, sale, and distribution, recordkeeping, importing and exporting of medicinal products.

Failure by us or by any of our third-party partners, including suppliers, manufacturers and distributors to comply with EU laws and the related national laws of individual EU Member States governing the conduct of clinical trials, manufacturing approval, marketing authorization of medicinal products and marketing of such products, both before and after grant of marketing authorization, statutory health insurance, bribery and anti-corruption or other applicable regulatory requirements may result in administrative, civil or criminal penalties.

These penalties could include delays or refusal to authorize the conduct of clinical trials or to grant marketing authorization, product withdrawals and recalls, product seizures, suspension, withdrawal or variation of the marketing authorization, total or partial suspension of production, distribution, manufacturing or clinical trials, operating restrictions, injunctions, suspension of licenses, fines and criminal penalties.

The holder of a marketing authorization for a medicinal product must also comply with EU pharmacovigilance legislation and its related regulations and guidelines, which entail many requirements for conducting pharmacovigilance, or the assessment and monitoring of the safety of medicinal products. These pharmacovigilance rules can impose on holders of MAs the obligation to conduct a labor intensive collection of data regarding the risks and benefits of marketed medicinal products and to engage in ongoing assessments of those risks and benefits, including the possible requirement to conduct additional clinical studies or post-authorization safety studies to obtain further information on a medicine’s safety, or to measure the effectiveness of risk-management measures, which may be time consuming and expensive and could impact our profitability. MA holders must establish and maintain a pharmacovigilance system and appoint an individual qualified person for pharmacovigilance, who is responsible for oversight of that system. Key obligations include expedited reporting of suspected serious adverse reactions and submission of PSURs in relation to medicinal products for which they hold MAs. The EMA reviews PSURs for medicinal products authorized through the centralized procedure. If the EMA has concerns that the risk benefit profile of a product has varied, it can adopt an opinion advising that the existing MA for the product be suspended, withdrawn or varied. The agency can advise that the MA holder be obliged to conduct post-authorization Phase 4 safety studies. If the EC agrees with the opinion, it can adopt a decision varying the existing MA. Failure by the marketing authorization holder to fulfill the obligations for which the EC’s decision provides can undermine the ongoing validity of the MA.

More generally, non-compliance with pharmacovigilance obligations can lead to the variation, suspension or withdrawal of the MA for the product or imposition of financial penalties or other enforcement measures.

Sales and Marketing Regulations

The advertising and promotion of our products is also subject to EU laws concerning promotion of medicinal products, interactions with physicians, misleading and comparative advertising and unfair commercial practices. In addition, other national legislation of individual EU Member States may apply to the advertising and promotion of medicinal products and may differ from one country to another. These laws require that promotional materials and advertising in relation to medicinal products comply with the product’s SmPC as approved by the competent regulatory authorities. The SmPC is the document that provides information to physicians concerning the safe and effective use of the medicinal product. It forms an intrinsic and integral part of the marketing authorization granted for the medicinal product. Promotion of a medicinal product that does not comply with the SmPC is considered to constitute off-label promotion. All advertising and promotional activities for the product must be consistent with the approved SmPC and therefore all off-label promotion is prohibited. Direct-to-consumer advertising of prescription-only medicines is also prohibited in the European Union. Violations of the rules governing the promotion of medicinal products in the European Union could be penalized by administrative measures, fines and imprisonment. These laws may further limit or restrict the advertising and promotion of our products to the general public and may also impose limitations on its promotional activities with healthcare professionals.

Anti-Corruption Legislation

In the EU, interactions between pharmaceutical companies and physicians are also governed by strict laws, regulations, industry self-regulation codes of conduct and physicians’ codes of professional conduct both at EU level and in the individual EU Member States. The provision of benefits or advantages to physicians to induce or encourage the prescription, recommendation, endorsement, purchase, supply, order or use of medicinal products is prohibited in the European Union. The provision of benefits or advantages to physicians is also governed by the national anti-bribery laws of the EU Member States. Violation of these laws could result in substantial fines and imprisonment.

Payments made to physicians in certain EU Member States also must be publicly disclosed. Moreover, agreements with physicians must often be the subject of prior notification and approval by the physician’s employer, his/her regulatory professional organization, and/or the competent authorities of the individual EU Member States. These requirements are provided in the national laws, industry codes, or professional codes of conduct, applicable in the individual EU Member States. Failure to comply with these requirements could result in reputational risk, public reprimands, administrative penalties, fines or imprisonment.

Other Markets

Since the United Kingdom (“UK”) has formally left the European Union on January 31, 2020 and the transition period, during which EU laws continued to apply to the United Kingdom, has expired on December 31, 2020, EU laws now only apply to the United Kingdom in respect of Northern Ireland as laid out in the Protocol on Ireland and Northern Ireland. The European Union and the United Kingdom have concluded a trade and cooperation agreement (“TCA”), which was ratified by the UK Parliament on December 30, 2020. The TCA was applied provisionally as of January 1, 2021 and has entered into force on May 1, 2021.

The TCA includes provisions affecting the life sciences sector (including on customs and tariffs) but areas for further discussion between the European Union and the United Kingdom remain. In addition, there are some specific provisions concerning pharmaceuticals. These include the mutual recognition of Good Manufacturing Practice (“GMP”), inspections of manufacturing facilities for medicinal products and GMP documents issued. The TCA does not, however, contain wholesale mutual recognition of UK and EU pharmaceutical regulations and product standards.

Since January 1, 2021, the EU laws which have been transposed into UK law through secondary legislation continue to be applicable as “retained EU law.” As there is no general power to amend these regulations, the UK government has adopted the Medicines and Medical Devices Act 2021 which seeks to address this regulatory gap through introducing regulation-making, delegated powers covering the fields of human medicines, clinical trials of human medicines, veterinary medicines and medical devices. The purpose of the act is to enable the existing regulatory frameworks to be updated, with the powers granted under it only exercisable in relation to four pieces of legislation: the Human Medicines Regulations 2012, the Medicines for Human Use (Clinical Trials) Regulations 2004, the Medicines (Products for Human Use) Regulations 2016 and limited parts of the Medicines Act 1968 (specifically those parts which make provision related to pharmacies). It is then further restricted to amending or updating only those provisions stated in the act, which include clinical trials.

Specified provisions of the Medicines and Medical Devices Act 2021 entered into force on February 11, 2021 when the legislation formally became law. The remaining provisions came into effect within two months of February 11, 2021 or will come into effect otherwise as stipulated in subsequent statutory instruments. The new Medicines and Medical Devices Act 2021 supplements the UK Medical Devices Regulations 2002 (the “Regulations”), which are based on the EU Medical Devices Directive as amended to reflect the United Kingdom’s post-Brexit regulatory regime. Notably, the UK Medical Devices Regulations 2002 do not include any of the revisions that have been made by the EU Medical Devices Regulation (EU) 2017/745, which has gained full application in all EU Member States since May 26, 2021. Additionally, the United Kingdom’s Medicines and Healthcare products Regulatory Agency (MHRA) launched a comprehensive consultation on September 16, 2021 with proposals to amend the regulatory framework for medical devices in the United Kingdom. The stated objectives of the proposals include expansion of the scope of the Regulations (for example, by expanding the in vitro diagnostic medical device definition to include software and other products, including products without an intended medical purpose but with similar functioning and risk profiles) and potentially through use of internationally recognized definitions (for example, by excluding products that contain viable biological substances and excluding food), remove trade barriers, further the availability of medical devices and improve the favorability of the UK market. The consultation period closes on November 25, 2021 with a view to the new regulations coming into force on July 1, 2023 with appropriate transitional measures.

For other countries outside of the European Union, such as countries in Eastern Europe, Latin America or Asia, the requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary from country to country. In all cases, again, the clinical trials must be conducted in accordance with GCP and the applicable regulatory requirements and the ethical principles that have their origin in the Declaration of Helsinki.

If we fail to comply with applicable foreign regulatory requirements, we may be subject to, among other things, fines, suspension of clinical trials, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

MOONLAKE MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with MoonLake’s unaudited condensed consolidated financial statements as of and for the period ended September 30, 2021 and MoonLake’s audited financial statements as of and for the period ended June 30, 2021, included elsewhere in this proxy statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement contains forward-looking statements that reflect our plans and strategy for our business and related financing. Our actual results and the timing of events could differ materially from those anticipated in the forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to those discussed below and elsewhere in this proxy statement, particularly in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” MoonLake’s unaudited condensed consolidated financial statements as of and for the period ended September 30, 2021 and MoonLake’s audited financial statements as of and for the period ended June 30, 2021 were prepared in accordance with US GAAP and presented in United States dollar (USD).

Overview

We are a clinical-stage biotechnology company advancing transformative therapies to address significant unmet needs in inflammatory skin and joint diseases. Our novel tri-specific Nanobody, sonelokimab (“SLK”, also known as M1095/ALX 0761) is an IL-17A and IL-17F inhibitor that has the potential, based on high response levels in clinical trials, to drive disease modification in dermatology and rheumatology patients. The terms “Nanobody” and “Nanobodies” used herewith are registered trademarks of Ablynx, a Sanofi company. SLK is a proprietary Nanobody exclusively licensed from MHKDG. Nanobodies are able to bind selectively to a specific antigen with high affinity. Nanobodies have the same or higher affinity and specificity compared to traditional antibodies yet have a fraction of the molecular weight. They offer a number of potential advantages including an easier manufacturing process, a higher thermostability, and the potential to create multivalent molecules with enhanced ability to penetrate inflamed tissue, especially when containing an additional albumin binding domain such as SLK. We are developing a portfolio of therapeutic indications for SLK, and are focused on demonstrating its efficacy, safety and dosing convenience, initially in psoriatic arthritis (“PsA”), radiographic axial spondyloarthritis (“axSpA”), and hidradenitis suppurativa (“HS”). We believe that SLK has a differentiated mechanism of action and potential to penetrate into deep skin and joint tissue. We envision SLK as a key therapeutic alternative in our initial target indications, and potentially in multiple other IL-17 driven inflammatory conditions. Building on the robust clinical data generated to date, we intend to further pursue the clinical development of SLK.

SLK was discovered by MHKDG and by Ablynx, a Sanofi company, and was previously studied by Avillion LLP under a 2017 co-development agreement with MHKDG in a Phase 2b clinical trial in over 300 moderate-to-severe psoriasis (“PsO”) patients. In addition, Phase 1 single ascending and multiple ascending dosing trials were previously completed, bringing the total number of patients in SLK-related trials to more than 400. In the Phase 2b study, SLK showed a significant improvement in the primary end point as compared with placebo and numerically outperformed the control group treated with the current standard of care, secukinumab (also known as Cosentyx). In the highest dosage group, 57% of patients achieved total skin clearance (Psoriasis and Severity Index, or PASI 100 response) after 24 weeks. SLK was generally well tolerated, with a safety profile similar to the active control, secukinumab, and an overall Candida infection rate of 2.9% from week 0 to week 12 and 6.4% in the period from week 12 to week 52 across all doses. This study highlights SLK’s promise as a treatment for inflammatory diseases and underscores the importance of the cytokines IL-17A and IL-17F by showing differentiated clinical outcomes between treatment with SLK (an inhibitor of IL17A and F) and secukinumab (an inhibitor of IL-17A). We believe this study demonstrates how critical both IL17A and IL17F are in optimizing the balance between inflammatory response and infection defense.

We intend to pursue the development of SLK in multiple inflammatory diseases in dermatology and rheumatology where the pathophysiology is known to be driven by IL-17A and IL-17F. This group of IL-17A/F Inflammatory Diseases, which we call “AFIDs”, comprises our initial target diseases (PsA, axSpA and HS) among several other inflammatory conditions (including PsO). Our initial target diseases affect millions of people worldwide, and we believe there is a need for improved treatment options. We plan to initiate Phase 2 trials for the therapeutic indications of PsA, axSpA and HS, in both the United States and Europe. SLK’s purposefully designed molecular characteristics, including its albumin binding site are intended to facilitate deep tissue penetration in the skin and joints. We have several additional indications which we could explore should SLK continue to show promise.

We do not have any product candidates approved for commercial sale, and we have not generated any revenue from product sales. Our ability to generate revenue sufficient to achieve profitability, will depend on the successful development and eventual commercialization of SLK in one or more AFIDs, which we expect to take a number of years.

To date, we have funded our operations primarily through proceeds from the sale of MoonLake Series A Preferred Shares and a loan agreement, as amended, with the BVF Shareholders. As of September 30, 2021, we had $0.5 million in unrestricted cash. Based on our current operating plans, we believe that the net proceeds from the Cash Contribution (assuming no redemptions), together with our existing cash and the clinical data previously generated by MHKDG, will be sufficient to complete our three planned Phase 2 clinical trials and fund our operating expenses and capital expenditure requirements for at least the next three and a half years.

For the period since inception through to September 30, 2021 we have incurred a loss of $36.3 million. This was primarily driven by the acquisition of the In-licensing Agreement which was recorded as a research and development expense. We expect to continue to incur significant expenses and operating losses for at least the next five years as we continue the development of SLK. It is expected that operating losses will fluctuate significantly from year to year depending on the timing of our planned clinical development programs and efforts to achieve regulatory approval.

Financial Overview

Revenue

To date, we have not recognized any revenue from product sales. If our development efforts for SLK are successful and result in regulatory approval, or new license agreements with third parties, we may generate revenue in the future from product sales. However, there can be no assurance as to when we will generate such revenue, if at all.

Operating Expenses

Research and Development Expenses

Research and development expenses consist primarily of costs incurred for our research activities, including third-party license fees and efforts relating to the development of SLK. We expense research and development costs as incurred, which include:

•        employee-related expenses, including salaries, bonuses, benefits, stock-based compensation, other related costs for those employees involved in research and development efforts;

•        external research and development expenses incurred under agreements with CROs as well as consultants that conduct our research program and development services;

•        costs incurred under collaboration agreements;

•        costs related to manufacturing material for our research program and clinical studies;

•        costs related to compliance with regulatory requirements; and

•        facilities, depreciation and other allocated expenses, which include direct and allocated expenses for rent, utilities and insurance.

We estimate research and clinical trial expenses based on the services performed pursuant to contracts with research institutions, CROs, and CMOs, that conduct and manage research studies and clinical trials on our behalf based on actual time and expenses incurred by them.

We account for non-refundable advance payments for goods and services that will be used in future research and development activities as expenses when the services have been performed or when the goods have been received rather than when the payment is made.

We do not allocate employee costs, facilities costs, including depreciation, or other indirect costs, to specific programs because these costs are deployed across multiple programs and, as such, are not separately classified. We use internal resources primarily for managing our research program, clinical development and manufacturing activities.

The successful development of SLK is highly uncertain. We plan to substantially increase our research and development expenses for the foreseeable future as we continue the development and manufacturing partnerships for SLK, conduct research activities and potentially expand our pipeline by pursuing additional indications for SLK or including new product candidates in our portfolio. We cannot determine with certainty the timing of initiation, the duration or the completion costs of current or future research studies and clinical trials of SLK due to the inherently unpredictable nature of research activities and clinical development. Clinical development timelines, the probability of success and development costs can differ materially from expectations. We anticipate that we will make determinations as to which indications to pursue and how much funding to direct to each indication on an ongoing basis in response to the results of ongoing and future research studies and clinical trials, regulatory developments and our ongoing assessments as to each indication’s commercial potential. Our clinical development costs are expected to increase significantly as we commence additional clinical trials.

Any changes in the outcome of any of these variables with respect to the development of SLK could mean a significant change in the costs and timing associated with its development. We may never succeed in achieving regulatory approval for SLK. We may obtain unexpected results from our clinical trials. We may elect to discontinue, delay or modify clinical trials or focus on other product candidates. For example, if the FDA, EMA or another regulatory authority were to delay our planned start of clinical trials or require us to conduct clinical trials or other testing beyond those that we currently expect or if we experience significant delays in enrolment in any of our planned clinical trials, we could be required to expend significant additional financial resources and time on the completion of SLK’s clinical development.

General and Administrative Expenses

General and administrative expense consists primarily of employee related costs, including salaries, bonuses, benefits, stock-based compensation and other related costs for our executive and administrative functions. General and administrative expense also includes professional services, including legal, accounting and audit services and other consulting fees, as well as facility costs not otherwise included in research and development expenses, insurance and other general administrative expenses.

Based on our strategy, there are a number of factors that we expect will impact the level of research and development expenses, general and administrative expenses, and capital expenditures incurred by the business. These factors include:

•        Building the leading efficacy and safety profile of SLK for patients — We expect to incur significant research and development expenses, and general and administrative expenses as we: (i) initiate and conduct clinical trials for SLK in the treatment PsA, axSpA and HS; (ii) seek regulatory approvals for SLK; (iii) make milestone and commercial payments under the License Agreement (based on initiation of various clinical trials, regulatory filing acceptance, first commercial sales, and aggregate annual net sales); (iv) establish a sales, marketing and distribution infrastructure to commercialize SLK; (v) attract, hire and retain additional clinical, scientific, quality control, and administrative personnel; and (vi) add clinical, operational, financial and management information systems and personnel.

•        Strengthening the differentiation elements for future SLK patients — In parallel with our Phase 2 program, we expect to incur additional research expenditures as we conduct basic research and potential investigator-initiated trials to continue refining our understanding of SLK/nanobody biology and the potential impact in our selected therapeutic indications.

•        Building our manufacturing capabilities — MoonLake does not own or operate manufacturing facilities, and currently has no plans to establish any. We partner with third-party contract manufacturing organizations for both drug substance and finished drug product. We will obtain our supplies from these manufacturers based on purchase orders. Therefore, we expect to incur research and development costs for the purchase of our supplies on an as needed basis to conduct our clinical trials. We intend to pursue tech transfers for both drug substance and drug product into commercial scale contract manufacturing organizations. This will allow scale-up while SLK is in clinical development and advance potential Phase 3 and commercial requirements. The improvement of our manufacturing capabilities will be important in driving efficiency, maintaining high standards of quality control, and ensuring that investigators, physicians, and patients have adequate access to our product candidates, if approved. This is expected to increase future research and development expenses.

•        Deepening our intellectual property portfolio to support our nanobody technology and product candidates — We expect to continue to incur additional research and development expenditures as we continue extending our global intellectual property portfolio consisting of patents and patent applications, trade secrets, trademarks, and know-how to protect the product candidates developed from our nanobody technology. We plan to expand our intellectual property portfolio as we continue to advance and develop existing product candidates.

•        Licensing/broadening our portfolio — We may supplement our current strategy with the in-licensing or acquisition of additional product candidates for clinical development (beyond SLK), rather than discovering such candidates ourselves, which would lead to additional research and development expenses, general and administrative expenses, and capital expenditures.

We also expect to incur additional legal, accounting, investor relations and other expenses associated with operating as a public company and as we continue to grow our business. Our net losses may fluctuate significantly from quarter-to-quarter and year-to-year, depending on the timing of our clinical trials and our expenditures on other research and development activities.

We expect to continue to grant awards under our Employee Stock Option Plan (“ESOP”) and for employees to purchase shares pursuant to our Employee Share Participation Plan (“ESPP”). As of September 30, 2021, MoonLake has 26,696 shares that have been authorized and are available for future grants under the ESOP or for purchase under the ESPP. On October 25, 2021, MoonLake awarded 5,550 options to acquire 5,550 Common Shares to new employees under the ESOP, of which 1,665 have been forfeited and 3,885 remain outstanding, and purchases of 999 Common Shares by new employees under the ESPP with an aggregate fair value of approximately $2.2 million. On December 13, 2021, MoonLake exercised the call option to acquire 57,756 MoonLake Common Shares held by Mr. Ploos van Amstel upon his departure from MoonLake and re-allocated 35,000 of those shares on January 18, 2022 under the ESOP, with the remaining 22,756 shares made available for future grants under the ESOP and ESPP.

We will require substantial additional funding to continue the development of SLK and support our continuing operations. Until such time that we can generate significant revenue from product sales or other sources, if ever, we expect to finance our operations through the sale of equity, debt financings, or other capital sources. In addition, our business strategy includes the exploration of out-licensing opportunities with respect to commercial rights in non-U.S. geographies where we may not be the best party to pursue the commercialization of SLK, including in China. Any such arrangements would provide for up-front payments and/or royalty and milestone payments that could be used to help finance our operations. We may be unable to raise additional funds or to enter into such agreements or arrangements on favorable terms, or at all. Our ability to raise additional funds may be adversely impacted by potential worsening global economic conditions and the recent disruptions to, and volatility in, the credit and financial markets in the United States and worldwide resulting from the ongoing COVID-19 pandemic and otherwise. Our failure to obtain sufficient funds on acceptable terms when needed could have a material adverse effect on our business, results of operations or financial condition, including requiring us to have to delay, reduce or eliminate our product development or future commercialization efforts. Insufficient liquidity may also require us to relinquish rights to SLK at an earlier stage of development or on less favorable terms than we would otherwise choose. The amount and timing of our future funding requirements will depend on many factors, including the pace and results of our development efforts.

Impact of COVID-19 Pandemic

In March 2020, the WHO declared the COVID-19 outbreak a pandemic which continues to evolve. The impact of COVID-19 on our business, operations and development timelines has been limited considering MoonLake’s recent incorporation.

However, the future impact of COVID-19 on our business is uncertain. We will continue to actively monitor the evolving situation related to COVID-19 and may take further actions that alter our operations, including those that may be required by Switzerland state or local authorities, or that we determine are in the best interests of our employees and other third parties with whom we do business. At this point, the extent to which COVID-19 may affect our future business, operations and development timelines and plans, including the resulting impact on our expenditures and capital needs, remains uncertain and we may experience disruptions, including:

•        interruption of or delays in receiving supplies from the third parties that MoonLake relies on;

•        limitations on MoonLake’s business operations by the Swiss federal, cantonal and/or local authorities;

•        limitations on MoonLake’s ability to progress with the clinical studies;

•        business disruptions caused by workplace, laboratory and office closures and an increased reliance on employees working from home, travel limitations, cybersecurity and data accessibility limits, or communication disruptions; and

•        limitations on employee resources that would otherwise be focused on the conduct of MoonLake’s activities, including because of sickness of employees or their families or the desire of employees to avoid contact with large groups of people.

Foreign Currency

The functional currency of MoonLake is the U.S. dollar. Balances and transactions denominated in foreign currencies are converted as follows: monetary assets and liabilities are remeasured using exchange rates in effect at the balance sheet dates and non-monetary assets and liabilities are remeasured at historical exchange rates. Revenue and expenses are remeasured at the daily exchange rate on the respective accounting date.

Gain or losses from foreign currency remeasurements are included in other expenses in the Unaudited Condensed Consolidated Statements of Operations. MoonLake recognized a foreign currency transaction loss of $24.5 thousand for the period ended September 30, 2021.

Results of Operations

For the period from MoonLake’s inception on March 10, 2021 to September 30, 2021 (the “period ended September 30, 2021”)

The following table summarizes our results of operations for the period indicated:

Period from March 10 to September 30, 2021
(in $)
Operating expenses
Research and development	(30,536,746)
General and administrative	(5,694,999)
Depreciation	(2,482)
Total operating expenses	(36,234,227)
Operating loss	(36,234,227)

Other expenses	(25,839)
Loss before income tax	(36,260,066)

Income tax	—
Net loss and comprehensive loss	$(36,260,066)

Research and development

Research and development expenses represent the majority of our total operating expenses. The $30.5 million of costs primarily related to the acquisition of the licenses for the SLK in-process research and development program were expensed, as the licensed technology, method or process had no alternative future uses other than for our research and development activities.

General and administrative (“G&A”)

General and administrative expenses were $5.7 million for the period ended September 30, 2021. These expenses primarily related to general and administrative expenses incurred in establishing our corporate offices including $0.4 million of compensation and personnel-related expenses, and $3.6 million of expenses for professional legal, accounting and consulting services.

Liquidity and Capital Resources

MoonLake has funded its operations to date principally through proceeds received from the sale of MoonLake Common Shares and MoonLake Series A Preferred Shares. Since incorporation, MoonLake has incurred a loss of $36.3 million primarily due to the acquisition of an in-licensing agreement which was recorded as an expense. As of September 30, 2021, MoonLake had approximately $0.5 million of unrestricted cash.

We anticipate our immediate future capital requirements will increase substantially as we:

•        contract with third parties to support clinical trials related to SLK;

•        conduct our research and development activities related to SLK;

•        attract, hire and retain additional management, scientific and administrative personnel;

•        maintain, protect and expand our intellectual property portfolio, including patents, trade secrets and know how;

•        implement operational, financial and management information systems; and

•        raise capital and operate as a public company.

MoonLake has no products approved for commercial sale, has not generated any revenue from product sales, and cannot guarantee when or if it will generate any revenue from product sales. MoonLake expects to incur significant expenses and operating losses for at least the next five years, assuming it commences and then continues the clinical development of, and seeks regulatory approval for, its product candidate under an in-licensing agreement. It is expected that operating losses will fluctuate significantly from year to year due to timing of clinical development programs and efforts to achieve regulatory approval.

As a result, we will need additional capital to fund our operations, which we may obtain from additional equity or debt financings, collaborations, licensing arrangements, or other sources. If MoonLake is unable to acquire additional capital or resources, it will be required to modify its operational plans to fund its operating expense requirements for the next twelve months. This may include delaying the commencement of clinical development and reducing its general and administrative corporate costs. These factors raise substantial doubt about MoonLake’s ability to continue as a going concern.

On October 4, 2021, MoonLake announced that it entered into a Business Combination Agreement with Helix to raise additional capital. Assuming no redemptions, the total funding that could be raised in connection with the Business Combination is $216.3 million (net of $27.5 million in transaction related expenses). Refer to Note 1 — Business Combination Agreement with Helix of MoonLake’s unaudited condensed consolidated financial statements as of and for the period ended September 30, 2021 and included in this Proxy for further information on the Business Combination.

On October 15, 2021, MoonLake entered into a loan agreement with the BVF Shareholders, pursuant to which Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., and Biotechnology Value Trading Fund OS, L.P. loaned $8,139,000, $5,946,000, and $915,000, respectively ($15,000,000 in aggregate), for the financing of general corporate purposes of MoonLake, including product and technology development, operations, sales and marketing, management expenses, and salaries. On January 18, 2022, MoonLake and the BVF Shareholders entered into an amendment to the loan agreement to extend the repayment date. The loan is interest-free and must be repaid by MoonLake prior to the earlier of two business days after the closing date of the Business Combination and March 31, 2022. As of the date hereof, the entire principal loan amount remains outstanding and no interest has been paid.

Assuming the Business Combination is successfully completed, and assuming there are no redemptions, MoonLake expects it will have sufficient capital to fund its operations through at least the next three and a half years. Refer to “Risk Factors — Risks Related to Our Limited Operating History, Business, Financial Condition, and Results of Operations” for further details related to the risk of raising additional capital to fund MoonLake’s operations.

Cash Flows

Period from March 10 to September 30, 2021
(in $)
Net cash used in operating activities	(27,723,178)
Net cash used in investing activities	(32,332)
Net cash provided by financing activities	28,264,076
Net increase in cash	507,562

Cash flows from operating activities

During the period ended September 30, 2021, net cash used in operating activities of $27.7 million, related to the cash consideration for the acquisition of the In-licensing Agreement in the amount of $25.0 million and $2.7 million in cash paid for compensation and personnel-related expenses, legal, consulting and other operating expenses.

Cash flows from investing activities

During the period ended September 30, 2021, net cash used in investing activities was $32.3 thousand related to purchases of office equipment.

Cash flows from financing activities

During the period ended September 30, 2021, net cash provided by financing activities was $28.3 million consisting primarily of $28.2 million of net proceeds from the issuance of MoonLake Series A Preferred Shares.

Contractual Obligations and Commitments

The following summarizes the significant contractual obligations and other obligations as of September 30, 2021:

	Total	Less than 1 year	1 to 5 Years	More than 5 years
	(in $)
Purchase obligations(1)	762,550	762,550	—	—
Lease commitments(2)	460,802	153,601	307,201	—
Total contractual obligations	1,223,352	916,151	307,201	—

____________

(1)      Purchase obligations refer to an agreement to purchase goods or services that is enforceable and legally binding on the registrant that specifies all significant terms. The figures presented comprise of trade and other payables as of September 30, 2021.

(2)      We have committed ourselves to a new lease contract, which had not yet commenced as of September 30, 2021, and therefore we are not required to recognize it on our balance sheet as of that date. The future lease commitments relate to office contract for the new Swiss headquarter in Zug, Switzerland and reflects minimum payments due.

Off-Balance Sheet Arrangements

We currently do not have, and did not have during the period presented, any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Quantitative and Qualitative Disclosures about Market Risk

As of September 30, 2021, MoonLake had a cash balance of $0.5 million. While MoonLake is exposed to negative interest rates on its cash deposits, the Company does not have a material exposure to changes in interest rates. MoonLake is not currently exposed to significant market risk related to changes in foreign currency exchange rates; however, it has contracted with and may continue to contract with foreign vendors. MoonLake’s operations may be subject to fluctuations in foreign currency exchange rates in the future.

MoonLake does not believe it has a significant exposure to inflationary factors.

Critical Accounting Policies and Estimates

The preparation of the financial statements in accordance with GAAP requires us to make judgments, estimates and assumptions that affect the reported amounts of assets, liabilities, expenses and related disclosures. We continually evaluate these judgments, estimates and assumptions based on the most recently available information, our own historical experience and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in estimates.

An accounting policy is considered critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time such an estimate is made, and if different accounting estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our financial condition, results of operations and cash flows.

Acquisitions

MoonLake evaluates acquisitions of assets and other similar transactions to assess whether or not the transaction should be accounted for as a business combination or asset acquisition by first assessing whether substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. The In-licensing Agreement for the SLK program has been accounted for as an asset purchase on the basis that there were no tangible assets acquired or liabilities assumed by MoonLake under the In-licensing Agreement and substantially all of the fair value of the gross assets acquired related to the in process research and development (“IPR&D”) of SLK.

IPR&D represents incomplete technologies MoonLake acquires, which at the time of acquisition, are still under development and have no alternative future use. Management judgement was required to determine whether the IPR&D had any alternative future use. Management determined that at the time of acquisition, and without significant additional research, there was no alternative future use other than the development of SLK for the treatment of AFIDs. Therefore, in accordance with MoonLake’s policy the aggregate consideration for the IPR&D was recorded as research and development expenses.

Transactions involving MoonLake’s shares

Equity instruments granted as consideration in transactions with non-employees are measured at fair value based on the grant-date. MoonLake transferred shares to MHKDG as part of the consideration for the In-licensing Agreement. Estimating the fair value of the shares can be complex. MoonLake estimated the fair value with reference to separate market-based transactions involving the sale of its shares to two third-party investors which were not considered related parties of MoonLake or MHKDG.

In July 2021, MoonLake created two share-based compensation plans as follows:

•        The Employee Share Participation Plan (ESPP);

•        The Employee Stock Option Plan (ESOP).

Both plans contain service and performance conditions and are settled with shares of MoonLake only and meet the definition of a share-based compensation plan. All awards granted under the different share-based compensation plans were classified as equity-settled share-based payments.

Estimating the fair value of the awards at grant date can be complex. The Company estimated the fair value of the shares granted under the ESPP with reference to separate market-based transactions involving the sale of its shares to third-party investors. The Company estimated the fair value of the options granted under the ESOP by applying a Black-Scholes pricing model. The fair value of the shares assumed in the Black-Scholes pricing model was also based on separate market-based transactions involving the sale of its shares to third-party investors.

As of September 30, 2021, MoonLake had recognized an increase in shareholders’ equity in the unaudited condensed consolidated balance sheets and stock based compensation expense of $40.7 thousand. The expense corresponds to the following grants:

•        12,212 MoonLake Common Shares granted under the equity incentive plan ESPP on July 27, 2021;

•        18,317 MoonLake Common Shares and 2,775 options to acquire MoonLake Common Shares granted under the equity incentive plans ESPP and ESOP on September 9, 2021.

Recoverability of deferred tax assets

As of September 30, 2021, MoonLake’s net deferred tax assets before any valuation allowance was $3.9 million. In assessing the recoverability of its deferred tax assets, MoonLake considered whether it was more likely than not that some or all of its deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. MoonLake considered the scheduled reversal of deferred tax liabilities, the seven year expiry of tax losses carried forward under Swiss tax legislation, projected future taxable income (including the risks associated with the completion of the development and obtaining regulatory approvals to commercialize the product), and tax planning strategies in making this assessment. Based on the weight of all evidence, MoonLake determined that it is not more likely than not that the net deferred tax assets will be realized. A valuation allowance has been recorded against the full amount of the deferred tax assets.

Recently Adopted Accounting Pronouncements

Management has assessed the potential impact of recently issued, but not yet effective, accounting standards, and does not believe that if currently adopted, would have a material effect on MoonLake’s financial statements.

Emerging Growth Company Status

The JOBS Act permits an “emerging growth company” such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. We have elected to use this extended transition period under the JOBS Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make comparison of our financials to those of other public companies more difficult.

We will cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more, (ii) the last day of our fiscal year following the fifth anniversary of the date of the closing of Helix’s initial public offering, (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.

Further, even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common shares less attractive because we may rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our share price may be more volatile.

MANAGEMENT OF THE COMPANY FOLLOWING THE BUSINESS COMBINATION

Throughout this section, “MoonLake” refers to MoonLake Immunotherapeutics AG, and the “Company,” “we,” “us” and “our” refer to Helix immediately following the Business Combination (to be renamed MoonLake Immunotherapeutics upon the Closing).

Management and Board of Directors

Upon the consummation of the Business Combination, the business and affairs of the Company will be managed under the direction of the Company’s Board, subject to the requirements of the Proposed MAA and Cayman Islands law. The Company’s Board will initially be comprised of seven directors. We believe it is in the best interests of the Company and its shareholders for the Company’s Board to be classified into three classes, each comprising as nearly as possible one-third of the directors, to serve for staggered three-year terms.

The Helix Board, consistent with the nomination rights afforded to Helix and MoonLake pursuant to the Business Combination Agreement, has nominated seven directors to serve on the Company’s Board effective upon the Closing. Assuming the Proposed MAA is approved, the Company’s Board will consist of Class I, Class II and Class III directors, with only one class of directors being elected in each year, and each class shall serve a three-year term.

The following table sets forth the names, ages, and positions of each person expected to serve as executive officers of the Company, and the name, age, and class of each person we expect to serve on the Company’s Board following consummation of the Business Combination.

Name	Age	Position(s)
Executive Officers
Dr. Jorge Santos da Silva	44	Chief Executive Officer; Director
Dr. Kristian Reich	56	Chief Scientific Officer
Matthias Bodenstedt	34	Chief Financial Officer
Nuala Brennan	53	Chief Clinical Development Officer
Oliver Daltrop	45	Chief Technical Officer

Non-Employee Directors
Simon Sturge	62	Chairperson, Director; Audit Committee; Chair, Nominating and Corporate Governance Committee
Dr. Kara Lassen	43	Director; Nominating and Corporate Governance Committee
Spike Loy	41	Director; Audit Committee; Compensation Committee
Catherine Moukheibir	62	Director; Chair, Audit Committee; Compensation Committee
Dr. Andrew Phillips	51	Director; Chair, Compensation Committee; Nominating and Corporate Governance Committee
Dr. Ramnik Xavier	58	Director

The following is a biographical summary of the experience of our executive officers and directors:

Executive Officers

Dr. Jorge Santos da Silva, 44, is expected to serve as the Chief Executive Officer of the Company and is nominated as a Director of the Company. Dr. Santos da Silva is a co-founder of MoonLake and has served as the Chief Executive Officer of MoonLake since July 2021. Prior to MoonLake, Dr. Santos da Silva was at McKinsey & Company, Inc. from September 2007 to June 2021, where he was a Senior Partner and led the Pharmaceutical & Medical Products Practice, the Biotech group and the Biosimilars group and advised international biopharmaceutical and biotechnology companies on corporate and business-unit strategy, commercial operating models, R&D, organizational design, M&A and joint ventures. Dr. Santos da Silva was a Postdoctoral Fellow at Cold Spring Harbor Laboratory, NY (USA) and holds a Ph.D. in Neuronal Cell Biology from the University of Turin (Italy) and a BSc in Molecular Biology from the University of Glasgow — Institute of Biological and Life Sciences (United Kingdom). He also participated in a Work Placement in Neurobiology at the European Molecular Biology Laboratory, Heidelberg (Germany). Dr. Santos da Silva is also a professor and Board Advisor at the School of Medicine at the Minho University in Portugal.

We believe Dr. Santos da Silva is qualified to serve on our Board because of his extensive management and operational experience in the life sciences sector, as well as his academic experience in the life sciences.

Dr. Kristian Reich, 56, is expected to serve as Chief Scientific Officer of the Company. Dr. Reich is a co-founder of MoonLake and has served as the Chief Scientific Officer of MoonLake since May 2021. Dr. Reich has more than 25 years of experience as a global clinical leader in dermatology & immunology, with more than 300 peer-reviewed publications in mucosal and skin immunology. He received the Herbert-Herxheimer Research Prize from the German Society for Allergology and Clinical Immunology and the Stars of the Academy Award for achievements in psoriasis from the American Academy of Dermatology. Dr. Reich serves as a Guest-Professor for Translational Research in Inflammatory Skin Diseases at the University Medical Center Hamburg-Eppendorf, Germany, since April 2019. From 2005 to 2015 he was managing partner at the Dermatologikum Hamburg and is self-employed partner at the Dermatologikum Berlin since 2013. Between 1996 and 2005 he held several clinical and teaching positions at the Department of Dermatology, Georg-August-University Goettingen, Germany, the most recent being full University Professor and Vice Director of the Department. Dr. Reich is an independent medical director and founder of JeruCON GmbH Hamburg, where he is self-employed consultant. Dr. Reich was accredited in Dermatology and Venerology in 2000 and in Allergology in 2003. He received his Dr. med. from the Technical University Munich in 1995 (equivalent to MD) and his Venia legendi in Dermatology and Venerology from the Georg-August-University in 2002 (equivalent to PhD).

Matthias Bodenstedt, 34, is expected to serve as Chief Financial Officer of the Company. Mr. Bodenstedt has served as the Chief Financial Officer of MoonLake since July 2021, and as a Director of MoonLake Immunotherapeutics Ltd. (“MoonLake Ltd.”) since September 2021. Prior to MoonLake, Mr. Bodenstedt was a Partner at McKinsey & Company, Inc. (Switzerland) from September 2015 to June 2021, where he advised a diverse set of clients, ranging from pre-revenue biotechs to large global pharmaceutical companies, on many industry-shaping transactions on the sell- and buy-side, and worked closely with senior executives on topics such as financing, M&A, BD&L, portfolio strategy, and go-to-market strategy and execution. Mr. Bodenstedt holds an M.B.A. from Columbia Business School (New York), MPhil Finance from the University of Cambridge (United Kingdom), and B.Sc. Industrial Engineering from the University of Hannover (Germany).

Nuala Brennan, 53, is expected to serve as the Chief Clinical Development Officer of MoonLake Ltd. Ms. Brennan has served as the Chief Clinical Development Officer of MoonLake Ltd. since September 2021. Prior to MoonLake Ltd., Ms. Brennan was Vice President Clinical Operations at Kymab Ltd from April 2016 to August 2021, where she managed the overall clinical development operations for company drug development programs. Throughout her 30-year career, Ms. Brennan has had extensive experience in clinical drug development in functional and leadership roles at biotechnology and pharmaceutical companies. Ms. Brennan holds a B. Sc. in Chemistry from the University of Leicester (United Kingdom).

Oliver Daltrop, 45, is expected to serve as the Chief Technical Officer of MoonLake Immunotherapeutics AG. Mr. Daltrop has served as the Chief Technical Officer of MoonLake since September 2021. Prior to MoonLake, Mr. Daltrop was the Head of Biopharma Development Transformation at Sandoz, a division of Novartis Group, from May 2020 to August 2021, and prior to that held various senior technical and operations management roles at Novartis and Sandoz from April 2012 to April 2020. Mr. Daltrop holds a Masters in Science in Chemistry from the University of Bristol (United Kingdom) and a Doctor of Philosophy in Biochemistry from the University of Oxford (United Kingdom), and was a Lindemann Trust Fellow at Rockefeller University (New York) and a Junior Research Fellow at Christ Church College, University of Oxford (United Kingdom).

Non-Employee Directors

Dr. Kara Lassen, 43, is nominated as a Director of the Company. Dr. Lassen has been the Vice President and Global Head of Immunology for Roche Pharma Research & Early Development (pRED) since April 2019. In this role she is responsible for discovering and advancing multiple drug discovery projects from preclinical research to clinic. Dr. Lassen joined Roche in April 2017, holding multiple positions including Head of Translation Discovery for Immunology Discovery, from 2017 to February 2018, and Head of Tissue Inflammation, from March 2018 to April 2019. From June 2012 to March 2017, Dr. Lassen served as a Group Leader in Functional Genomics at The Broad Institute, a biomedical and genomic research organization where she led a research group focused on discovering new therapeutic targets for inflammatory diseases. From April 2011 to June 2012, Dr. Lassen was an Editor at Cell, one of the leading life sciences journals. From July 2008 to April 2011, Dr. Lassen was a Group Leader at the Gladstone

Institute of Virology and Immunology. Dr. Lassen received her Bachelor of Sciences in Biology and Mathematics, magna cum laude from Wake Forest University in North Carolina. She earned her doctoral degree in Immunology from Johns Hopkins University in Maryland, where she received the Hans Prohaska Young Investigator Award for her doctoral thesis work. Dr. Lassen received the Francis Goelet Fellowship to complete her independent postdoctoral work at Case Western University in Ohio.

We believe Dr. Lassen is qualified to serve on our Board because of her management experience at a biopharmaceutical company, her experience leading preclinical and clinical research, and academic and research experience in the field of inflammatory diseases.

Spike Loy, 41, is nominated as a Director of the Company. Mr. Loy is a director of MoonLake. Mr. Loy is a Managing Director at BVF Partners L.P., where he has served since August 2009. Mr. Loy is a director of GH Research PLC and has served as a director of multiple private biopharmaceutical companies since April 2013. Mr. Loy holds a J.D. from Harvard Law School and a BA in Human Biology, with a minor in Economics, from Stanford University.

We believe Mr. Loy’s experience serving as a director of biopharmaceutical companies and as a manager of funds specializing in the area of life sciences qualifies him to serve on our Board.

Catherine Moukheibir, 62, is nominated as a Director of the Company. Ms. Moukheibir is a professional non-executive director specializing in life sciences and currently serving on the boards of six companies in the United States and Europe, listed and private. In this capacity, she also serves as chair of the Audit committees of CMR Surgical (United Kingdom, private, since 2021), Ironwood Pharmaceuticals (United States, listed, since 2019), Biotalys (Belgium, listed, since 2021), Orphazyme (Denmark, listed, since 2017), Asceneuron (Switzerland and United States, private, since 2021) and DNA Script (United States and France, private, since 2021). Other board positions held over the last five years and now terminated include Ablynx (Belgium, acquired in 2019), Kymab (United Kingdom, acquired in 2021), Zealand (Denmark, public, 2019), Creabilis (United Kingdom, acquired in 2016), Cerenis (France, private, 2018) and GenKyoTex (Switzerland, acquired in 2020). Over the last 20 years, Ms. Moukheibir has held a number of C-level finance position including Director of Capital Markets (Zeltia Group, Spain, listed, 2001-2007), CFO (Movetis, Belgium, acquired in 2010), EVP Finance and Strategy (Innate Pharma, France, listed, 2011-2016) and was Chairman then CEO of MedDay Pharmaceuticals, France, private, in 2016-2021. Ms. Moukheibir early career was in management consulting in Boston and London then in investment banking where she was an executive director in equity capital markets first at Citi then at Morgan Stanley in London between 1997 and 2001. Ms. Moukheibir also served for five years on the advisory board of the business school at Imperial College in London. She earned an MA in Economics and an MBA from Yale University.

We believe Ms. Moukheibir is qualified to serve on our Board because of her financial expertise, experience on board of directors of life sciences companies in the United States and Europe, and experience in a variety of roles in executive management, management consulting, and investment banking.

Dr. Andrew J. Phillips, 51, is nominated as a Director of the Company. Dr. Phillips has served as a Managing Director at Cormorant Asset Management, an investment manager, since August 2020. Since April 2021 he has also served as Chief Financial Officer of Helix and since June 2021 he has also served as Chief Executive Officer of Blossom Bioscience Ltd., and since December 2021 he has also served as interim Chief Executive Officer of Aleksia Therapeutics Inc. Dr. Phillips is a Director at the following private companies: OnKure, Inc., Expansion Therapeutics, Inc., BiVACOR, Inc., Blossom Bioscience, Ltd, Blossom Biomedicines USA, Inc., ONK Therapeutics, Ltd., Kestrel Therapeutics Inc., and Enliven Therapeutics, Inc. Dr. Phillips previously served as a Director at Elevation Oncology, Inc. from November 2020 through June 2021, and Immuneering Corp from December 2020 through July 2021. From January 2016 to March 2020, Dr. Phillips was with C4 Therapeutics, Inc., a clinical-stage biopharmaceutical company focused on therapeutics for the treatment of cancer and other diseases, where he served as Chief Executive Officer from May 2018 to March 2020, President from September 2016 to May 2018 and Chief Scientific Officer from January 2016 to May 2018. From July 2014 to January 2016, he served as Senior Director, Center for Development of Therapeutics at the Broad Institute, a biomedical and genomic research organization. From June 2010 to January 2015, Dr. Phillips was a Professor of Chemistry at Yale University, and from July 2001 to June 2010 he was Assistant Professor, Associate Professor, and Professor of Chemistry and Biochemistry at the University of Colorado. He holds a B.Sc. in Biochemistry and a Ph.D. in Chemistry from the University of Canterbury in New Zealand.

We believe Dr. Phillips’ experience serving as an executive officer of biopharmaceutical companies and as a manager of funds specializing in the area of life sciences, in addition to his extensive academic and leadership positions in the area of life sciences, qualifies him to serve on our Board.

Simon Sturge, 62, is nominated as a Director of the Company. Mr. Sturge is the Chairman of the board of directors of MoonLake. Prior to MoonLake, Mr. Sturge was the Chief Executive Officer of Kymab Ltd, a biotechnology company, from May 2019 to July 2021. Prior to that, Mr. Sturge was at MKDG, a science and technology company, from March 2013 to April 2019, most recently as the Chief Operating Officer, and a Senior Vice President at Boehringer Ingelheim, a pharmaceutical company from January 2010 to January 2013. In addition to his directorship at MoonLake, Mr. Sturge is also a director at two private biotechnology companies, a private consulting company, and a private investment company. Mr. Sturge was also a director at Feedback PLC, a publicly-traded biotechnology company listed on the London Stock Exchange, from 2017 to June 2021.

We believe Mr. Sturge’s experience serving as a director and executive officer of biotechnology and pharmaceutical companies qualifies him to serve on our Board.

Dr. Ramnik Xavier, 58, is nominated as a Director of the Company. Since 2018, Dr. Xavier has served as a core institute member of the Broad Institute of MIT and Harvard, where he serves as director of the Klarman Cell Observatory. He is also director of the Broad Institute’s Immunology Program and co-director of the Broad’s Infectious Disease and Microbiome Program. Since 2013, Dr. Xavier has served as a professor of medicine at Harvard Medical School, where he is currently is the Kurt J. Isselbacher Professor of Medicine. In addition, since 2018 he has served as director of the Center for Computational and Integrative Biology and member in the Department of Molecular Biology at Massachusetts General Hospital (MGH). He also served as co-director of the Center for Microbiome Informatics and Therapeutics at MIT since 2014. Dr. Xavier’s laboratory focuses on systematic characterization of genetic variants to understand the regulation of barrier defense, innate and adaptive immunity; chemical biology approaches to control cellular disease phenotypes suggested by human genetics; molecular mechanisms to determine roles of the microbiome in health and disease; and development of computational approaches to uncover patterns of human and microbial pathway regulation during disease and treatment. Dr. Xavier holds an MB ChB (Hons) from the Godfrey Huggins School of Medicine, University of Zimbabwe and a Ph.D. from the University of Groningen.

We believe Dr. Xavier’s deep biomedical research experience and research specializations qualify him to serve on our Board.

Board Composition

The Company’s business affairs is managed under the direction of a board of directors. Following the completion of the Business Combination, the Company’s Board will consist of seven members, divided into three classes: Class I, Class II and Class III. The number of directors in each class will be as nearly equal as possible. At the 2022 annual general meeting, the term of office of the Class I Directors shall expire and Class I Directors appointed at such meeting shall be elected for a full term of three years. At the 2023 annual general meeting, the term of office of the Class II Directors shall expire and Class II Directors appointed at such meeting shall be elected for a full term of three years. At the 2024 annual general meeting, the term of office of the Class III Directors shall expire and Class III Directors appointed at such meeting shall be elected for a full term of three years. At each succeeding annual general meeting, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual general meeting. Each director will hold office until his or her term expires at the next general meeting for such director’s class or until his or her death, resignation, removal or the earlier termination of his or her term of office.

In accordance with the Business Combination Agreement, Helix nominated two directors to the Board (one Class I Director and one Class III Director), MoonLake nominated four directors to the Board (one Class I Director, one Class II Director, one Class III Director, and one of any class), and Dr. Santos da Silva was nominated as a Class III Director.

In accordance with the Business Combination Agreement and subject to receipt of the necessary vote at the extraordinary general meeting, the Sponsor, the ML Parties, and the ML Parties’ Representative agreed that the initial Board of the Company upon the completion of the Business Combination will be as follows:

•        the Class I Directors, whose terms will expire at the annual general meeting held in 2022, will be Dr. Kara Lassen and Spike Loy;

•        the Class II Directors, whose terms will expire at the annual general meeting held in 2023, will be Catherine Moukheibir and Dr. Ramnik Xavier; and

•        the Class III Directors, whose terms will expire at the annual general meeting held in 2024, will be Dr. Andrew Phillips, Dr. Jorge Santos da Silva, and Simon Sturge.

In the event that any of the individuals nominated by Helix and MoonLake are not duly elected at the extraordinary general meeting, then Helix or MoonLake, as applicable, may nominate another individual to the Board. In the event that any of the seven individuals are unable or unwilling to serve as a director upon the Closing, their replacement will be designated as set forth in the Proposed MAA.

Director Independence

Prior to the consummation of the Business Combination, the Board will undertake a review of the independence of each director. Based on information provided by each director concerning her or his background, employment and affiliations, it is expected that the Board will determine that none of the directors, other than Dr. Jorge Santos da Silva, has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the directors is “independent” as that term is defined under the Nasdaq listing standards. In making these determinations, the Board will consider the current and prior relationships that each non-employee director has with Helix and MoonLake and all other facts and circumstances the Board deems relevant in determining their independence, including the beneficial ownership of securities of the post-combination Company by each non-employee director and the transactions described in the section “Certain Relationships and Related Party Transactions.”

The members of our Audit Committee must satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act (“Rule 10A-3”). In order to be considered independent for purposes of Rule 10A-3, no member of the Audit Committee may, other than in his or her capacity as a member of the Board, the Audit Committee, or any other committee of Company’s Board: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from us; or (ii) directly, or indirectly through one or more intermediaries, control, be controlled by or be under common control with us.

There are no family relationships among any of the proposed directors or executive officers of the post-combination Company.

Board Leadership Structure

Following the completion of the Business Combination, Simon Sturge is expected to serve as a director and as our independent Chairman. Our Principles of Corporate Governance provide our Board with the flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer. Following the completion of the Business Combination, we believe that the roles of Chairman and CEO should be separate and that the Chairman should be an independent director as this structure enables our independent Chairman to oversee corporate governance matters and our CEO to focus on leading the Company’s business. At any time when there is not an independent Chairman, we expect that the Company’s Board will designate one or more independent directors to serve as lead director.

Following the completion of the Business Combination, we expect the independent directors generally to meet in executive sessions without management present at every regular meeting of the Company’s Board. The purpose of these executive sessions is to encourage and enhance communication among non-management and independent directors.

We believe that that the programs for overseeing risk, as described in the “Role of our Board in Risk Oversight” section below, would be effective under a variety of leadership frameworks. Accordingly, the risk oversight function of the Company’s Board did not significantly impact our selection of the leadership structure.

Role of our Board in Risk Oversight

Upon the consummation of Business Combination, one of the key functions of the post-combination Company Board will be informed oversight of the risk management process. The post-combination Company Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the post-combination Company Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the post-combination Company’s Board will be responsible for monitoring and assessing strategic risk exposure and the Audit Committee will have the responsibility to consider and discuss major financial risk exposures and the steps management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee will also monitor compliance with legal and other applicable regulatory requirements. The Compensation Committee will assess and monitor whether the post-combination Company’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Committees of the Board

There are currently, and after the Business Combination there will be, three standing committees of the Company’s Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. We believe that the functioning and composition of these committees complies with the requirements of the Sarbanes-Oxley Act, the rules of Nasdaq and SEC rules and regulations that will become applicable to us upon the completion of the Business Combination. Each committee is expected to have the members and responsibilities described below. Members will serve on these committees until their resignation or until as otherwise determined by the Company’s Board.

Audit Committee

The Audit Committee is expected to consist of Catherine Moukheibir, Spike Loy and Simon Sturge. The post-combination Company Board is expected to determine that each proposed member is independent under the listing standards and Rule 10A-3(b)(1) of the Exchange Act. The Chairperson of the Audit Committee is expected to be Catherine Moukheibir. The post-combination Company Board is expected to determine that Catherine Moukheibir is an “audit committee financial expert” within the meaning of SEC regulations. The post-combination Company Board is expected to determine that each member of the proposed Audit Committee has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at this determination, the post-combination Company Board will examine each Audit Committee member’s scope of experience and the nature of their employment.

The Audit Committee is responsible for, among other things:

•        selecting a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

•        helping to ensure the independence and performance of the independent registered public accounting firm;

•        discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, the Company’s interim and year-end financial statements;

•        developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•        reviewing and overseeing the Company’s policies on risk assessment and risk management, including enterprise risk management;

•        reviewing the adequacy and effectiveness of internal control policies and procedures and the Company’s disclosure controls and procedures; and

•        approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Following the completion of the Business combination, we expect the Company’s Board will adopt an updated written charter of the Audit Committee which will be available on the Company’s website upon the completion of the Business Combination. Information contained on or accessible through MoonLake’s website is not a part of this proxy statement.

Compensation Committee

Following the completion of the Business Combination, the Compensation Committee is expected to consist of Dr. Andrew J. Phillips, Spike Loy, and Catherine Moukheibir. The post-combination Company Board is expected to determine that each proposed member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Code. The Chairperson of the Compensation Committee is expected to be Dr. Andrew J. Phillips.

The Compensation Committee is responsible for, among other things:

•        reviewing, approving and determining the compensation of the Company’s officers and key employees;

•        reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on the Board or any committee thereof;

•        administering the Company’s equity compensation plans;

•        reviewing, approving and making recommendations to the Board regarding incentive compensation and equity compensation plans; and

•        establishing and reviewing general policies relating to compensation and benefits of the Company’s employees.

Following the completion of the Business Combination, we expect the Company’s Board will adopt an updated written charter of the Compensation Committee, which will be available on its website upon the completion of the Business Combination. Information contained on or accessible through MoonLake’s website is not a part of this proxy statement.

Nominating and Corporate Governance Committee

Following the completion of the Business Combination, the Nominating and Corporate Governance Committee is expected to consist of Simon Sturge, Dr. Kara Lassen, and Dr. Andrew J. Phillips. The post-combination Company Board is expected to determine that each proposed member of the Nominating and Corporate Governance Committee is independent under Nasdaq listing standards. The Chairperson of the Nominating and Corporate Governance Committee is expected to be Simon Sturge.

The nominating and corporate governance committee is responsible for, among other things:

•        identifying, evaluating and selecting, or making recommendations to the Company’s Board regarding, nominees for election to the Company’s Board and its committees;

•        evaluating the performance of the Company’s Board and of individual directors;

•        considering, and making recommendations to the Company’s Board regarding the composition of the Board and its committees;

•        reviewing developments in corporate governance practices;

•        evaluating the adequacy of the corporate governance practices and reporting;

•        reviewing related person transactions; and

•        developing, and making recommendations to the Company’s Board regarding, corporate governance guidelines and matters.

Following the completion of the Business Combination, the Company’s Board will adopt an updated written charter of the nominating and corporate governance committee, which will be available on its website. Information contained on or accessible through MoonLake’s website is not a part of this proxy statement.

Compensation Committee Interlocks and Insider Participation

None of the Company’s expected executive officers following the completion of the Business Combination currently serves, or has served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of the post-combination Company’s directors or on such other company’s compensation committee.

Corporate Governance Guidelines and Code of Business Conduct

The Company maintains Corporate Governance Guidelines that address items such as the qualifications and responsibilities of its directors and director candidates and corporate governance policies and standards applicable. In addition, the Company maintains a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including its Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. Following the completion of the Business Combination, we expect the Company’s Board will adopt updates to the Corporate Governance Guidelines and Code of Business Conduct an Ethics, each of which will be available on the Company’s website. The Company will post amendments to its Code of Business Conduct and Ethics or waivers of its Code of Business Conduct and Ethics for directors and officers on the same website. Information contained on or accessible through MoonLake’s website is not a part of this proxy statement.

Related Person Policy of the Company

The Company maintains a formal written policy providing that the Company’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s voting securities, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the Company without the approval of the Company’s Nominating and Corporate Governance Committee, subject to the exceptions described below.

A related person transaction is generally a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee or director are not covered by this policy.

Under the policy, the Company will collect information that the Company deems reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder, to enable the Company to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Code of Business Conduct and Ethics, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Company’s Audit Committee, or other independent body of the Company’s Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the Company’s best interests and those of the Company’s shareholders, as the Company’s Audit Committee, or other independent body of the Board, determines in the good faith exercise of its discretion. The Company’s Audit Committee has determined that certain transactions will not require the approval of the Audit Committee including certain employment arrangements of officers, director compensation, transactions with another company at which a related party’s only relationship is as a director, non-executive employee or beneficial owner of less than 10% of that company’s outstanding capital stock, transactions where a related party’s interest arises solely from the ownership of the Company’s ordinary shares and all holders of the Company’s ordinary shares received the same benefit on a pro rata basis and transactions available to all employees generally.

Following the completion of the Business Combination, we expect the Company’s Board will adopt an updated policy for related person transactions.

Limitation on Liability and Indemnification Matters

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. The Proposed MAA provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We expect to enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in the Proposed MAA. We expect to insure our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

EXECUTIVE COMPENSATION

Helix

Prior to the consummation of the Business Combination, none of our executive officers or directors received any cash compensation for services rendered to us. We pay our Sponsor $10,000 per month for office space, utilities, secretarial and administrative support services provided to members of our management team. In addition, our Sponsor, officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers or directors, or our or their affiliates. We note that certain named executive officers have economic interests in our Sponsor. For more information about the interests of our Sponsor in the Business Combination, please see the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

MoonLake

This section provides an overview of MoonLake’s executive compensation programs.

MoonLake is considered an “emerging growth company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, MoonLake’s reporting obligations with respect to its “named executive officers” extend only to the individuals who serve as the principal executive officer and the next two most highly compensated executive officers as of the end of the prior fiscal year, as well as up to two additional individuals for whom disclosure would have been provided based on their compensation levels but for the fact that the individual was not serving as an executive officer at the end of the prior fiscal year.

The named executive officers are Dr. Jorge Santos da Silva (Chief Executive Officer), Matthias Bodenstedt (Chief Financial Officer), and Dr. Kristian Reich (Chief Scientific Officer). Arnout Michiel Ploos van Amstel, former Chief Operating Officer, is also a named executive officer since he would have been one of the two most highly compensated executive officers as of the end of fiscal year 2021 had his employment not terminated on December 13, 2021.

2021 Summary Compensation Table

Name and principal position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in pension value and nonqualified deferred compensation earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Dr. Jorge Santos da Silva	2021	230,143	—	—	11,043	—	241,186
Chief Executive Officer
Matthias Bodenstedt	2021	162,454	598,388	—	4,691	—	765,533
Chief Financial Officer
Dr. Kristian Reich	2021	322,921	—	—	—	5,521	328,442
Chief Scientific Officer
Arnout Michiel Ploos van Amstel	2021	299,172	—	—	76,785	—	375,957
Former Chief Operating Officer

The following table summarizes information concerning the compensation awarded to, earned by and paid to the named executive officers for services rendered to MoonLake for the year ended December 31, 2021.

____________

(1)      Represents all amounts earned as salary during fiscal year 2021. The salary amounts have been converted to U.S. Dollars (USD) from Swiss Francs (CHF) using the exchange rate of 1.083 USD to 1 CHF as of December 31, 2021.

(2)      Represents an award made to Mr. Bodenstedt under MoonLake’s Employee Share Participation Plan (“ESPP”) to purchase shares of MoonLake at a nominal value of CHF 0.10 per share. MoonLake may repurchase the shares at such nominal value in the event Mr. Bodenstedt’s employment terminates prior to the date on which all such shares vest. In accordance with FASB ASC Topic 718, MoonLake estimated the fair value of the shares granted under the ESPP at $49.00 per share with reference to separate market-based transactions involving the sale of its shares to other holders of MoonLake Series A Preferred Shares. See Note 7 — “Share-based compensation” of MoonLake’s unaudited condensed consolidated financial statements as of and for the period ended September 30, 2021 and included in this proxy statement for further information.

(3)      Each of the named executive officers is eligible to receive an incentive cash bonus per the terms of his executive employment agreement. The bonus amounts are not determinable as of the date of this proxy statement. The Company expects to be able to determine the bonus amounts on or about April 30, 2022 and will file a Form 8-K with the SEC in connection with such determination. See “Executive Employment Agreements — Annual Base Salary and Annual Cash Bonus” for additional information regarding these incentive bonuses.

(4)      Other than Dr. Reich, each of the named executive officers participates in MoonLake’s Swiss Pension Plan, which is a defined benefit pension plan. Values represent the increase in the actuarial present value of the named executive officer’s accumulated benefit in 2021 less contributions made by the employee during this time period. See “Overview of Pension Arrangements” for additional information regarding the pension arrangement.

(5)      Represents contributions made by MoonLake to a German pension plan, which is a defined contribution plan. The amounts have been converted to USD from Euros using the exchange rate of 1.132 USD to 1 Euro as of December 31, 2021. See “Overview of Pension Arrangements” for additional information regarding this arrangement.

Narrative Disclosure to the Summary Compensation Table

Executive Employment Agreements

MoonLake entered into employment agreements with each of Dr. Jorge Santos da Silva, Arnout Michiel Ploos van Amstel, and Dr. Kristian Reich on April 30, 2021 and with Matthias Bodenstedt on May 10, 2021, as subsequently amended on June 22, 2021 (the “Executive Employment Agreements”). The Executive Employment Agreements are based on the same general form, and the material terms of the agreement are summarized below. The Executive Employment Agreements are expected to remain in place upon the completion of the Business Combination. The Executive Employment Agreements are governed by Swiss law.

Employment Term

The initial term of the Executive Employment Agreements commenced on July 1, 2021 (in the case of Dr. Jorge Santos da Silva and Mr. Bodenstedt), May 1, 2021 (in the case of Mr. Ploos van Amstel) and May 17, 2021 (in the case of Dr. Reich). Each such term runs through May 1, 2023 except for Mr. Bodenstedt’s agreement, which provides for an indefinite term. Either party may terminate the Executive Employment Agreement at the end of such initial term by providing six months’ notice except for Mr. Bodenstedt, whose agreement provides for termination of his employment by either party by providing six months’ notice beginning on August 31, 2022. If no such notice is provided under the agreements for Dr. Jorge Santos da Silva, Mr. Ploos van Amstel, or Dr. Reich, the term of the Executive Employment Agreement will be extended for an indefinite period, and employment will be terminable by either party by providing six months’ notice.

Annual Base Salary and Annual Cash Bonus

The Executive Employment Agreements provide for an annual base salary of CHF 425,000 for Dr. Jorge Santos da Silva, Mr. Ploos van Amstel, and Dr. Reich, and an annual base salary of CHF 300,000 for Mr. Bodenstedt. In addition, Dr. Jorge Santos da Silva, Mr. Ploos van Amstel, and Dr. Reich are each eligible to receive a target bonus equal to 100% of his annual base salary during the first 12 months of his employment, subject to the achievement of the following performance objectives: (i) MoonLake raises at least $100 million and (ii) at least one Phase 2 study in PsA, AS or HS has started (i.e., a first patient is included in the study). The officer will be eligible to receive a prorated portion of such bonus to the extent that such performance objectives are only partially achieved, but such prorated bonus will not be less than 50% of his annual base salary. After the first 12 months of his employment, the officer will be eligible to receive a target bonus equal to at least 50% of his annual base salary. Payment of such annual bonus will be based on the achievement of reasonable financial and business objectives mutually agreed upon by the officer and MoonLake. Such bonus amounts are not determinable as of the date of this proxy statement.

In the event of a termination of employment by the officer, he will be entitled to receive a prorated payment of his annual bonus based on the level of achievement through the date of termination. In the event of a termination of employment by MoonLake, the board of directors of MoonLake will determine whether a bonus will be paid and the amount to be paid.

Mr. Bodenstedt is eligible to receive a variable bonus of up to 40% of his annual base salary. The award of such a bonus is entirely within MoonLake’s discretion and will depend on Mr. Bodenstedt’s individual performance, achievement of pre-determined milestones and/or meeting of pre-defined criteria within the corresponding fiscal year. Mr. Bodenstedt will not be eligible for a bonus if at the time of the payment of the bonus his employment is pending termination. For 2021, the bonus amounts are not determinable as of the date of this proxy statement. The Company expects to be able to determine the bonus amounts on or about April 30, 2022.

Additional Cash Payments

Dr. Jorge Santos da Silva and Dr. Kristian Reich are each eligible to receive an additional payment under their respective executive employment agreements. In the event the officer is subject to social security laws outside of Switzerland as a result of his place of residence, then he may be eligible to receive additional payments from MoonLake. In the event the total hypothetical Swiss social security contributions that MoonLake would have been required to pay with respect to the officer are greater than the minimum mandatory employer contributions for the same insurance in the officer’s country of residence, then such officer will be entitled to receive the difference between such amounts. In 2021, Dr. Kristian Reich has met this condition and received such additional monthly payments as part of his regular salary.

Other Benefits

Each officer is eligible to receive retirement, survivors and disability insurance, as well as accident insurance, according to Swiss law requirements. In addition, MoonLake has taken out daily sickness benefits insurance, and is contributing 50% of the premiums with the other 50% contributed by the employees, for Dr. Santos da Silva, Mr. Bodenstedt and Mr. Ploos van Amstel, providing salary continuation payments in the amount of 80% of the insured salary, which is capped at CHF 300,000, after a 30 days waiting period for a maximum of 730 days. Due to being subject to social security outside of Switzerland, Dr. Reich is not eligible for the selected insurance plan, and instead receives the theoretical employer contribution as an additional monthly payment as part of his regular salary. In addition, the officer will be reimbursed for justified expenses incurred in the course of his or her work for MoonLake due to travel and other expenses. The named executive officers also received housing allowances during fiscal year 2021.

Restrictive Covenants & Certain Post-Termination Payments

The Executive Employment Agreements include an intellectual property assignment agreement, as well as a perpetual covenant prohibiting the officer from utilizing and disclosing confidential information, a non-competition covenant, an employee non-solicitation covenant and a customer non-solicitation covenant. For Dr. Jorge Santos da Silva, Mr. Ploos van Amstel, and Dr. Reich, each of these covenants is in effect during the employment term and for a period of six months following a termination of employment. For Mr. Bodenstedt, the non-competition covenant is in effect during the employment term and for a period of twelve months following a termination of employment, and the employee non-solicitation covenant and the customer non-solicitation covenant are in effect during the employment term and for a period of eighteen months following a termination of employment. Such non-compete and non-solicitation covenants are referred to herein as the “post-termination restrictive covenants.”

If Dr. Jorge Santos da Silva, Mr. Ploos van Amstel, or Dr. Reich terminates his employment, then he is entitled to receive monthly compensation during the duration of such post-termination restrictive covenants in an amount of his last monthly fixed salary (gross). If he terminates his employment without just cause, then MoonLake may waive its right to enforce such post-termination restrictive covenants and thereby cease making such post-termination payments to the officer.

If MoonLake terminates the officer’s employment, then he is entitled to receive monthly compensation during the duration of such post-termination restrictive covenants in an amount of his monthly fixed salary (gross) plus an amount equal to one-twelfth of his annual target bonus. The officer would be entitled to receive such payments even if MoonLake waives its right to enforce the post-termination restrictive covenants.

In the event an officer, including Mr. Bodenstedt, breaches his or her obligations under the post-termination restrictive covenants, he or she would owe a contractual penalty to MoonLake of CHF 100,000 for each individual breach. MoonLake would also be entitled to additional damages and to seek specific performance as a remedy. In addition, the officer would forfeit any remaining amounts that would have otherwise been payable during the duration of the post-termination restrictive covenants, and the officer would be required to repay any payments he or she previously received during the post-termination restrictive covenant period.

If the post-termination restrictive covenants are unenforceable, lapse or are not effective under applicable law, then Dr. Jorge Santos da Silva, Mr. Ploos van Amstel, or Dr. Reich will instead receive a severance payment equal to 50% of his then current annual gross salary (plus 50% of his annual target bonus in the event MoonLake is the party that terminates employment) payable ratably over the six-month post-termination period.

Arnout Ploos van Amstel Resignation

On December 13, 2021, Mr. Ploos van Amstel, one of the co-founders of MoonLake, resigned as its Chief Operating Officer effective as of February 28, 2022. Mr. Ploos van Amstel’s resignation is due to personal reasons, and will allow him to attend to his health, away from the demands of supporting the daily operation of MoonLake.

MoonLake entered into a Termination Agreement with Mr. Ploos van Amstel with an effective date of December 13, 2021. Pursuant to the Termination Agreement, Mr. Ploos van Amstel and MoonLake have agreed that he will be on garden leave through February 28, 2022 but will remain available to provide transition and certain other services at MoonLake’s request. In addition, he will be paid his monthly base salary of CHF 35,416.65, through the effective date of his termination. Mr. Ploos van Amstel will further receive a pro-rated bonus for the period from May 1, 2021 to the effective termination date. The final bonus amount will be determined by the board of directors of MoonLake based on the achievement of the performance objectives set forth in Mr. Ploos van Amstel’s employment agreement. Such performance objectives are described in detail in the section above entitled “Executive Employment Agreements — Annual Base Salary and Annual Cash Bonus”. The maximum payable pro-rated bonus, assuming completion of both milestones, is CHF 354,166.67. Pursuant to the Termination Agreement, MoonLake acquired, and Mr. Ploos van Amstel sold, assigned, and transferred 57,756 MoonLake Common Shares (of a total of 110,000 MoonLake Common Shares held by Mr. Ploos van Amstel) to MoonLake at par value of CHF 0.10 per share.

Outstanding Equity Awards at 2021 Fiscal Year End

The following table sets forth information regarding equity awards held by our named executive officers as of December 31, 2021:

Name	Grant Date	Stock Awards(1)
		Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)
Dr. Jorge Santos da Silva	—	—	—

Matthias Bodenstedt	7/21/2021	12,212	4,107,995

Dr. Kristian Reich	—	—	—

Arnout Michiel Ploos van Amstel	—	—	—

____________

(1)      Mr. Bodenstedt purchased shares of MoonLake under the ESPP at a purchase price equal to the nominal value per share of CHF 0.10. Until such shares fully vest, MoonLake may repurchase such shares at a repurchase price equal to such nominal value in the event Mr. Bodenstedt’s employment terminates.

(2)      Subject to Mr. Bodenstedt’s continued employment through each applicable vesting date, the shares he purchased under the ESPP shall vest as follows: (i) 25% of the shares will vest on July 27, 2022 and (ii) 2.08% of the shares will vest each month thereafter until fully vested on July 27, 2025. Upon the occurrence of an initial public offering or a change of control event, the shares will fully vest upon the earlier of (x) one year or (y) MoonLake terminating Mr. Bodenstedt’s employment.

(3)      There was no public market for the shares of MoonLake as of December 31, 2021. MoonLake estimated the fair value per share to be $336.39. The fair value per share was determined with reference to the Business Combination Agreement entered into with Helix on October 4, 2021. As per the Business Combination Agreement, the fair value was determined by dividing the Company Enterprise Value ($360,000,000) as defined by the Business Combination Agreement by the Company’s fully diluted shares (i.e., 1,070,196).

Additional Narrative Disclosure

Overview of Pension Arrangements

Swiss Pension Plan Information

MoonLake operates a defined benefit pension plan (the “MoonLake Swiss Plan”) in accordance with local Swiss regulations and practices. It covers all of MoonLake’s employees that are subject to Swiss social security, including the named executive officers (other than Dr. Reich) and provides benefits in the event of death, disability, or retirement. The MoonLake Swiss Plan complies with Swiss tax requirements applicable to broad-based pension plans. Normal retirement age under the MoonLake Swiss Plan is 65, for men, and 64, for women. All benefits are immediately vested.

Under the MoonLake Swiss Plan, 15% of pensionable salary is contributed as retirement credit with additional contributions for death and disability benefits. MoonLake makes 50% of the contributions, and the covered employee makes 50% of the contributions. For 2021, participants received an interest rate of return of 3% on retirement assets under the Swiss Federal Law on Occupational Retirement, Survivors’ and Disability Pension Plans (BVG) and 5% on extra-mandatory retirement assets. Pensionable salary under the MoonLake Swiss Plan is the annual base salary.

Annual benefits under the MoonLake Swiss Plan are calculated at a named executive officer’s retirement date and are equal to a percentage of the named executive officer’s account balance specified in the MoonLake Swiss Plan based on his age and retirement year. Under Swiss pension law, participants who were covered by the pension plan of another employer are required to transfer the termination benefit of that pension plan into the MoonLake Swiss Plan. Participants are permitted to withdraw part of the termination benefit, or pledge the termination benefit, for home ownership.

Dr. Reich Retirement Arrangement

MoonLake makes contributions to a retirement arrangement governed by German law on behalf of Dr. Reich. Dr. Reich’s retirement arrangement program is a defined contribution type structure whereby MoonLake makes contributions to a German government regulated pension plan in an amount equal to 9.3% of earned income up to a maximum total earned income, including income derived from his employment at MoonLake and other pensionable income, of EUR 7,100 per month.

Overview of Equity-Based Compensation

MoonLake maintains two equity-based compensation plans: the Employee Share Participation Plan, dated July 23, 2021 (the “ESPP”) and the Employee Stock Option Plan, dated July 23, 2021 (the “ESOP”), each as amended on December 14, 2021. The purpose of these plans is to attract and retain the best available personnel and to provide participants with additional incentives to increase their efforts on behalf and in the best interest of MoonLake and its subsidiaries. The ESPP provides to eligible participants the opportunity to purchase shares of MoonLake that are then subject to certain vesting restrictions. Mr. Bodenstedt is the only named executive officer who received an award under the ESPP in 2021. The ESOP provides for the grant of options to acquire shares of MoonLake. None of the named executive officers received an award of options under the ESOP in 2021.

MoonLake Employee Share Purchase Plan

The ESPP is based on Article 4 of the Articles of Association of MoonLake, as amended from time to time. Article 4 provided for the conditional increase of the share capital of MoonLake by a maximum of CHF 6,000.00 through the issuance of a maximum of 60,000 shares with a nominal value of CHF 0.10. The ESPP is subject to and governed by Swiss law.

The ESPP is administered by the board of directors of MoonLake or any other corporate body, committee or individual appointed by the board of directors from time to time (the “ESPP Administrator”). The ESPP Administrator has full discretional power and authority subject to the provisions of the ESPP. Such powers include: (i) selecting participants eligible to receive shares under the ESPP; (ii) granting of shares on such terms as it determines, subject to the rules of the ESPP; (iii) establishing rules and regulations at it deems appropriate for the proper administration and operation of the ESPP; (iv) making such determinations under, and such interpretations of, and taking such steps in connection, with the ESPP and shares granted under the ESPP as it considers necessary or advisable; and (v) amending or terminating the ESPP in accordance with the ESPP. The decisions, determinations and interpretations of the ESPP Administrator are final and binding on all eligible persons and participants.

The grant of an award under the ESPP is evidenced by an allocation agreement. Such an agreement includes the number of shares offered to the participant and the purchase price per share. The agreement also includes a deadline by which the participant must accept the offer. Shares purchased by the participant are unvested as of the date of grant and are subject to MoonLake’s repurchase right under the ESPP until the grant fully vests. The vesting schedule set forth in the ESPP provides for vesting in equal, annual installments of 25% until the grant fully vests on the fourth anniversary of the date of grant. Such vesting is subject to the participant’s continued employment through each applicable vesting date. Vesting is tolled for 90 days after the beginning of a leave of absence due to sickness, accident, parental leave or any other voluntary or involuntary leave of absence. The vesting schedule is extended proportionately in the event a participant reduces his or her workload by more than 30% compared to the workload on the date of grant. Unvested shares will be deemed fully vested on the earlier of (i) 12 months (or such shorter period determined by the board of directors) after the occurrence of a “change of control” or (ii) the date after the occurrence of the change of control on which a termination notice is served to the participant by MoonLake (other than a bad leaver termination, described below) or by the participant for good cause (as defined under Swiss law or any other applicable foreign law). Under the ESPP, “change of control” means any transfer of shares in one or a series of related transactions that results in the proposed acquirer (including a shareholder) holding directly, or indirectly through one or more intermediaries, more than 50% of the then issued share capital of MoonLake.

Until a grant of shares under the ESPP fully vests, MoonLake may repurchase shares granted to a participant at a repurchase price equal to the nominal value of the shares. In the event the participant’s termination of employment is a “good leaver” termination, MoonLake may repurchase all or a prorated portion of the unvested shares on the date the termination becomes effective. In the event the participant’s termination of employment is a “bad leaver” termination, MoonLake may repurchase all or a prorated portion of the shares (both vested and unvested). In addition, MoonLake has a right of first refusal with respect to vested shares granted to a participant under the ESPP.

A “bad leaver” termination means a termination of the participant’s employment by MoonLake or its subsidiaries (i) for any reason which justified or would have justified the termination for “cause” within the meaning of Article 337 of the Swiss Code of Obligations, or such provision by analogy, or such foreign law as may be applicable; (ii) due to the participant’s violation of the material provisions of his or her contractual relationship; or (iii) where participant qualified as a good leaver at the time of termination but where MoonLake or its subsidiaries, after the termination, have become aware of facts that (in the reasonable opinion of the ESPP Administrator) would have resulted in the participant qualifying as a bad leaver. A “good leaver” termination means a termination of the participant’s employment that does not constitute a bad leaver termination.

MoonLake Employee Stock Option Plan

The ESOP is based on Article 4 of the Articles of Association of MoonLake, as amended from time to time. Article 4 provided for the conditional increase of the share capital of MoonLake by a maximum of CHF 6,000.00 through the issuance of a maximum of 60,000 shares with a nominal value of CHF 0.10. The ESOP is subject to and governed by Swiss law.

The ESOP is administered by the board of directors of MoonLake or any other corporate body, committee or individual appointed by the board of directors from time to time (the “ESOP Administrator”). The ESOP Administrator has full discretional power and authority subject to the provisions of the ESOP. Such powers include: (i) selecting participants eligible to receive options under the ESOP; (ii) granting of options on such terms as it determines, subject to the rules of the ESOP; (iii) establishing rules and regulations at it deems appropriate for the proper administration and operation of the ESOP; (iv) making such determinations under, and such interpretations of, and taking such steps in connection, with the ESOP and options granted under the ESOP as it considers necessary or advisable; and (v) amending or terminating the ESOP in accordance with the ESOP. The decisions, determinations and interpretations of the ESOP Administrator are final and binding on all eligible persons and participants.

The grant of an option under the ESOP is evidenced by an allocation agreement. Options are granted free of charge to a participant. The term of an option under the ESOP is 10 years from the date of grant. Options may be exercised through the payment by the participant of an exercise price equal to the nominal value per share (CHF 0.10 as of the date of the ESOP). Options that are properly exercised in accordance with the ESOP are settled through the issuance or transfer of shares, which may include a net-settlement. A participant will not have the rights of a shareholder with respect to the shares covered by the option until he or she exercises and settles the option in accordance with the ESOP.

Options under the ESOP are subject to vesting, and the vesting schedule set forth in the ESOP provides for vesting in equal, annual installments of 25% until the grant fully vests on the fourth anniversary of the date of grant. Such vesting is subject to the participant’s continued employment through each applicable vesting date. Vesting is tolled for 90 days after the beginning of a leave of absence due to sickness, accident, parental leave or any other voluntary or involuntary leave of absence. The vesting schedule is extended proportionately in the event a participant reduces his or her workload by more than 30% compared to the workload on the date of grant. Unvested options will be deemed fully vested on the earlier of (i) 12 months (or such shorter period determined by the board of directors) after the occurrence of a “change of control” or (ii) the date after the occurrence of the change of control on which a termination notice is served to the participant by MoonLake (other than a bad leaver termination, described below) or by the participant for good cause (as defined under Swiss law or any other applicable foreign law). Under the ESOP, “change of control” means any transfer of shares in one or a series of related transactions that results in the proposed acquirer (including a shareholder) holding directly, or indirectly through one or more intermediaries, more than 50% of the then issued share capital of MoonLake.

Options granted under the ESOP are subject to forfeiture in the event of certain terminations of employment. In the event the participant’s termination of employment is a “good leaver” termination, options that are vested as of the effective date of the termination will remain vested and exercisable through their expiration date, and options that are unvested on the date the termination becomes effective will be forfeited. In the event the participant’s termination of employment is a “bad leaver” termination, all of the participant’s options (both vested and unvested) will be forfeited. If such a bad leaver termination occurs before the end of the vesting period of the option, MoonLake may also repurchase at the nominal value the shares acquired by the participant upon the exercise and settlement of the vested portion of the option. In addition, MoonLake has a right of first refusal with respect to shares acquired by a participant upon an exercise of an option under the ESOP.

A “bad leaver” termination means a termination of the participant’s employment by MoonLake or its subsidiaries (i) for any reason which justified or would have justified the termination for “cause” within the meaning of Article 337 of the Swiss Code of Obligations, or such provision by analogy, or such foreign law as may be applicable; (ii) due to the participant’s violation of the material provisions of his or her contractual relationship; or (iii) where participant qualified as a good leaver at the time of termination but where MoonLake or its subsidiaries, after the termination, have become aware of facts that (in the reasonable opinion of the ESOP Administrator) would have resulted in the participant qualifying as a bad leaver. A “good leaver” termination means a termination of the participant’s employment that does not constitute a bad leaver termination.

Director Compensation

None of the members of the board of directors of MoonLake received or earned any compensation during fiscal year 2021. On September 25, 2021, MoonLake entered into a board member agreement with Simon Sturge pursuant to which he serves as chairman of the board of directors. Under this agreement, Mr. Sturge is not entitled to receive additional compensation for his services. However, the agreement does provide that Mr. Sturge and MoonLake will discuss and negotiate in good faith additional cash compensation when another independent member of the board is appointed who is entitled to cash compensation. Mr. Sturge was granted the right to purchase up to USD $500,000 of equity in MoonLake in exchange for his service as a director, which right was exercised. Mr. Sturge will be reimbursed for business expenses reasonably incurred in connection with his services.

In connection with the Business Combination, MoonLake intends to adopt a new board of directors compensation program that is expected to be designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage their ownership of MoonLake stock to further align their interests with those of our shareholders.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to Helix regarding (i) the actual beneficial ownership of our voting ordinary shares as of the record date (pre-Business Combination) and (ii) the expected beneficial ownership of our voting ordinary shares immediately following the Closing, assuming that:

(a)     (i) no holders of Helix’s Class A Ordinary Shares exercise their redemption rights, (ii) all MoonLake Common Shares held by the ML Parties are exchanged for Class A Ordinary Shares and the ML Parties simultaneously surrender their Class C Ordinary Shares, (iii) none of the parties purchase Class A Ordinary Shares in the open market, and (iv) there are no other issuances of equity securities of Helix prior to or in connection with the Closing (“No Redemptions Scenario”) and alternatively that;

(b)    (i) the holders of all 11,500,000 Class A Ordinary Shares exercise their redemption rights, (representing the maximum amount of public shares that can be redeemed to satisfy the requirement that Helix have at least $5,000,001 of net tangible assets immediately prior to or upon the Closing), (ii)  all MoonLake Common Shares held by the ML Parties are exchanged for Class A Ordinary Shares and the ML Parties simultaneously surrender their Class C Ordinary Shares, (iii) none of the parties purchase Class A Ordinary Shares in the open market, and (iv) there are no other issuances of equity securities of Helix prior to or in connection with the Closing (“Maximum Redemptions Scenario”).

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Pursuant to the Existing MAA, each ordinary share entitles the holder to one vote per share. Pursuant to the Proposed MAA, each Class A Ordinary Share will entitle the holders thereof to one vote per share and such economic rights as are set forth in the Proposed MAA, and each Class C Ordinary Share will entitle the holders thereof to one vote per share, but will carry no economic rights.

The beneficial ownership of our voting ordinary shares prior to the Business Combination is based on 14,805,000 ordinary shares outstanding, of which 11,930,000 shares were Class A Ordinary Shares and 2,875,000 shares were Class B Ordinary Shares.

The expected beneficial ownership of our voting ordinary shares after the Business Combination, making the assumptions with respect to the No Redemptions Scenario, is based on 60,581,756 ordinary shares outstanding, of which 44,806,284 shares will be Class A Ordinary Shares and 15,775,472 shares will be Class C Ordinary Shares. The expected beneficial ownership of our voting ordinary shares after the Business Combination, making the assumptions with respect to the Maximum Redemptions Scenario, is based on 49,081,756 ordinary shares outstanding, of which 33,306,284 shares will be Class A Ordinary Shares (after taking into account redemptions of all 11,500,000 public shares under the Maximum Redemptions Scenario) and 15,775,472 shares will be Class C Ordinary Shares.

					After the Business Combination
	Prior to the Business Combination				No Redemptions				Maximum Redemptions
Name and Address of Beneficial Owners	Number of Shares	% Class A Ordinary Shares	% Class B Ordinary Shares	% Total Voting Power	Number of Shares	% Class A Ordinary Shares	% Class C Ordinary Shares	% Total Voting Power	Number of Shares	% Class A Ordinary Shares	% Class C Ordinary Shares	% Total Voting Power
Executive Officers and Directors Pre-Business-Combination(1)
Bihua Chen(2)(8)	3,215,000	3.60%	96.87%	21.72%	5,965,000	13.31%	0.00%	9.85%	5,965,000	17.91%	0.00%	12.15%
Dr. Andrew Phillips	—	0.00%	0.00%	0.00%	—	0.00%	0.00%	0.00%	—	0.00%	0.00%	0.00%
Nancy Chang	30,000	0.00%	1.04%	*	30,000	*	0.00%	*	30,000	*	0.00%	*
Will Lewis	30,000	0.00%	1.04%	*	30,000	*	0.00%	*	30,000	*	0.00%	*
John Schmid	30,000	0.00%	1.04%	*	30,000	*	0.00%	*	30,000	*	0.00%	*
All Current Executive Officers and Directors as a Group (Five Individuals)	3,305,000	3.60%	100.00%	22.32%	6,055,000	13.51%	0.00%	9.99%	6,055,000	18.18%	0.00%	12.34%
Executive Officers and Directors Post-Business-Combination(1)
Dr. Jorge Santos da Silva	—	0.00%	0.00%	0.00%	3,363,870	0.00%	21.32%	5.55%	3,363,870	0.00%	21.32%	6.85%
Dr. Kristian Reich	—	0.00%	0.00%	0.00%	3,363,870	0.00%	21.32%	5.55%	3,363,870	0.00%	21.32%	6.85%
Matthias Bodenstedt	—	0.00%	0.00%	0.00%	915,376	0.00%	5.80%	1.51%	915,376	0.00%	5.80%	1.87%
Nuala Brennan	—	0.00%	0.00%	0.00%	261,406	0.00%	1.66%	*	261,406	0.00%	1.66%	*
Dr. Oliver Daltrop	—	0.00%	0.00%	0.00%	298,745	0.00%	1.89%	*	298,745	0.00%	1.89%	*
Dr. Andrew Phillips	—	0.00%	0.00%	0.00%	—	0.00%	0.00%	0.00%	—	0.00%	0.00%	0.00%
Simon Sturge	—	0.00%	0.00%	0.00%	342,980	0.00%	2.17%	*	342,980	0.00%	2.17%	*
Spike Loy	—	0.00%	0.00%	0.00%	—	0.00%	0.00%	0.00%	—	0.00%	0.00%	0.00%
Dr. Kara Lassen	—	0.00%	0.00%	0.00%	—	0.00%	0.00%	0.00%	—	0.00%	0.00%	0.00%
Catherine Moukheibir	—	0.00%	0.00%	0.00%	—	0.00%	0.00%	0.00%	—	0.00%	0.00%	0.00%
Dr. Ramnik Xavier	—	0.00%	0.00%	0.00%	—	0.00%	0.00%	0.00%	—	0.00%	0.00%	0.00%
All Executive Officers and Directors after the Business Combination as a Group (Eleven Individuals)	—	0.00%	0.00%	0.00%	8,546,247	0.00%	54.17%	14.11%	8,546,247	0.00%	54.17%	17.41%
Five Percent Holders
Helix Holdings LLC(2)	3,215,000	3.60%	96.87%	21.72%	3,125,000	6.97%	0.00%	5.16%	3,125,000	9.38%	0.00%	6.37%
Arnout Michiel Ploos van Amstel	—	0.00%	0.00%	0.00%	1,757,420	0.00%	11.14%	2.90%	1,757,420	0.00%	11.14%	3.58%
Capital Partners, L.P.(3)	1,011,589	8.48%	0.00%	6.83%	1,011,589	2.26%	0.00%	1.67%	1,011,589	3.04%	0.00%	2.06%
T. Rowe Price Associates, Inc.(4)	787,785	6.60%	0.00%	5.32%	1,287,785	2.87%	0.00%	2.13%	1,287,785	3.87%	0.00%	2.62%
BlackRock, Inc.(5)	750,153	6.29%	0.00%	5.07%	750,153	1.67%	0.00%	1.24%	750,153	2.25%	0.00%	1.53%
Certain funds managed by RTW Investments, LP(6)	750,000	6.29%	0.00%	5.07%	1,250,000	2.79%	0.00%	2.06%	1,250,000	3.75%	0.00%	2.55%
Certain funds managed by BVF Partners L.P.(7)	—	0.00%	0.00%	0.00%	21,751,284	48.55%	0.00%	35.90%	21,751,284	65.31%	0.00%	44.32%
Cormorant Global Healthcare Master Fund, LP(8)	—	0.00%	0.00%	0.00%	2,750,000	6.14%	0.00%	4.54%	2,750,000	8.26%	0.00%	5.60%
FMR LLC(9)	1,193,000	10.00%	0.00%	8.06%	1,193,000	2.66%	0.00%	1.97%	1,193,000	3.58%	0.00%	2.43%

____________

*        less than 1%

(1)      Unless otherwise noted, the business address of each of the entities or individuals listed prior to the Business Combination is 200 Clarendon Street, 52nd Floor, Boston, MA 02116 and following the Business Combination is Dorfstrasse 29, 6300 Zug, Switzerland.

(2)      Helix Holdings LLC, our Sponsor, is the record holder of such shares. Bihua Chen is the manager of Helix Holdings LLC and has voting and investment discretion with respect to the ordinary shares held of record thereby. Ms. Chen disclaims any beneficial ownership of the securities held by Helix Holdings LLC other than to the extent of any pecuniary interest she may have therein, directly or indirectly.

(3)      According to a Schedule 13G filed with the SEC on February 11, 2021 on behalf of Adage Capital Partners, L.P. and Phillip Gross, as managing member of Adage Capital Advisors, L.L.C., managing member of Adage Capital Partners GP, L.L.C., general partner of Adage Capital Partners, L.P., with respect to the Class A Ordinary Shares directly owned by Adage Capital Partners GP, L.L.C., each of which may be deemed the beneficial owner with respect to the reported Class A Ordinary Shares shown above. The business address of each such person is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(4)      Information before the Business Combination is according to a Schedule 13G filed with the SEC on February 16, 2021 on behalf of by T. Rowe Price Associates, Inc. with respect to the Class A Ordinary Shares owned by it. After the Business Combination, includes 500,000 Class A Ordinary Shares to be purchased by funds managed by T. Rowe Price Associates, Inc. in the PIPE. The business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(5)      According to a Schedule 13G filed with the SEC on February 8, 2021 on behalf of BlackRock, Inc. with respect to the Class A Ordinary Shares owned by it. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(6)      Information before the Business Combination is according to a Schedule 13G filed with the SEC on February 16, 2021, on behalf of RTW Investments, LP and Roderick Wong, as managing partner of RTW Investments, LP. The Class A Ordinary Shares are held by one or more private funds (together the “Funds”), which are managed by RTW Investments, LP (the “Adviser”). The Adviser, in its capacity as the investment manager of Funds, has the power to vote and the power to direct the disposition of all shares held by the Funds. Each of the Adviser and Mr. Wong disclaims beneficial ownership of the shares except to the extent of his or its pecuniary interest therein. After the Business Combination, includes 500,000 Class A Ordinary Shares to be purchased by funds managed by RTW Investments, LP in the PIPE. The business address of each reporting person is 40 10th Avenue, Floor 7, New York, NY 10014.

(7)      After the Business Combination, includes (a)(i) 9,533,611 Class A Ordinary Shares to be issued to Biotechnology Value Fund, L.P. (“BVF”), (ii) 7,741,509 Class A Ordinary Shares to be issued to Biotechnology Value Fund II, L.P. (“BVF2”), and (iii) 1,226,164 Class A Ordinary Shares to be issued to pursuant to Biotechnology Value Trading Fund OS LP (“Trading Fund OS”), in each case, pursuant to the Business Combination Agreement, and (b)(i) 1,732,067 Class A Ordinary Shares to be purchased by BVF, (ii) 1,264,191 Class A Ordinary Shares to be purchased by BVF2, (iii) 194,153 Class A Ordinary Shares to be purchased by Trading Fund OS, and (iv) 59,589 Class A Ordinary Shares to be purchased by MSI BVF SPV LLC (“MSI BVF”), in each case, in the PIPE. BVF I GP L.L.C. (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF II GP L.L.C. (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GP Holdings L.L.C. (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. BVF Partners L.P. (“Partners”) as the investment manager of BVF, BVF2, Trading Fund OS and MSI BVF, and the sole member of Partners OS, may be deemed to beneficially own the shares beneficially owned by BVF, BVF2, Trading Fund OS and MSI BVF. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mark Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. BVF GP disclaims beneficial ownership of the shares beneficially owned by BVF. BVF2 GP disclaims beneficial ownership of the shares beneficially owned by BVF2. Partners OS disclaims beneficial ownership of the shares beneficially owned by Trading Fund OS. BVF GPH disclaims beneficial ownership of the shares beneficially owned by BVF and BVF2. Each of Partners, BVF Inc., and Mr. Lampert disclaims beneficial ownership of the shares beneficially owned by BVF, BVF2, Trading Fund OS, and MSI BVF. The business address for each of BVF, BVF GP, BVF2, BVF2 GP, BVF GPH, Partners, BVF Inc. and Mark N. Lambert is 44 Montgomery St. 40th Floor, San Francisco, California 94104. The business address of MSI BVF is 200 Park Avenue, New York, NY 10166. The business address of each of Trading Fund OS and Partners OS is P.O. Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(8)      After the Business Combination, includes 2,750,000 Class A Ordinary Shares to be purchased by Cormorant Global Healthcare Master Fund, LP in the PIPE. Bihua Chen is the founder and managing member of Cormorant Global Healthcare Master Fund LP and has voting and investment discretion with respect to the ordinary shares held of record thereby. Ms. Chen disclaims any beneficial ownership of the securities held by Cormorant Global Healthcare Master Fund LP other than to the extent of any pecuniary interest she may have therein, directly or indirectly.

(9)      Based on a Schedule 13G filed by FMR LLC and Abigail P. Johnson with the SEC on December 10, 2021. Represents shares held by various accounts managed by FMR LLC. Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the “Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The business address of FMR LLC is 245 Summer Street, Boston, MA 02210.

Pursuant to the A&R Registration Rights Agreement and/or the A&R Shareholders’ Agreement, as applicable, the following lock-ups will be in place: (a) a six-month lock-up period following the Closing will apply to the MoonLake Common Shares and Class C Ordinary Shares held by the ML Parties (other than the BVF Shareholders) and any Class A Ordinary Shares received by them during the lock-up period in exchange for their MoonLake Common Shares and Class C Ordinary Shares; (b) a thirty-day lock-up period following the Closing will apply to the private placement shares held by the Sponsor and its permitted transferees; (c) a one-year lock-up period following the Closing will apply to the founder shares held by the Sponsor and initial shareholders and the Class A Ordinary Shares held by the BVF Shareholders, subject to earlier release from the lock-up if subsequent to the Business Combination (x) the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Helix’s Related Party Transactions

Founder Shares and Private Placement Shares

On August 19, 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of Helix in consideration for 3,593,750 Class B Ordinary Shares. On September 30, 2020, the Sponsor surrendered, for no consideration, 718,750 Class B Ordinary Shares, resulting in the Sponsor holding 2,875,000 Class B Ordinary Shares. In September 2020, the Sponsor transferred 30,000 founder shares to each of its independent directors.

On October 22, 2020, simultaneously with the consummation of the IPO, Helix consummated the private placement of 430,000 Class A Ordinary Shares, at a price of $10.00 per share, to the Sponsor, generating proceeds of $4.3 million.

Our Sponsor and each Insider has agreed not to transfer, assign or sell any of the founder shares until the earlier of (A) one year after the completion of the Business Combination and (B) subsequent to the Business Combination (x) if the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) the date on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Additionally, pursuant to the Sponsor Letter, our Sponsor has agreed not to transfer, assign or sell any of its private placement shares until 30 days after the completion of our initial business combination.

Administrative Support Agreement

We currently utilize office space at 200 Clarendon Street, 52nd Floor, Boston, MA 02116 from our Sponsor as our executive offices. We have paid our Sponsor $10,000 per month for office space, utilities, administrative services and remote support services provided to members of our management team. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

No compensation of any kind, including finder’s and consulting fees, will be paid by Helix to our Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or their affiliates.

Sponsor Loans

On August 19, 2020, Helix issued an unsecured promissory note to the Sponsor, pursuant to which Helix may borrow up to an aggregate principal amount of $300,000. The promissory note was non-interest bearing and payable on the earlier of (i) December 31, 2020 and (ii) the completion of the IPO. The note was repaid in full upon closing of the IPO.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required on a non-interest basis. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into private placement shares of the post business combination entity at a price of $10.00 per share at the option of the lender. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account.

Any of the foregoing payments to our Sponsor, repayments of loans from our Sponsor or repayments of working capital loans prior to our initial business combination will be made using funds held outside the Trust Account.

Current Registration Rights Agreement

Our initial shareholders have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement. The initial shareholders are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Amended and Restated Registration Rights Agreement

At the Closing of the Business Combination, MoonLake, the Sponsor and certain ML Parties will enter into the A&R Registration Rights Agreement, pursuant to which, among other things, the parties thereto will be granted certain customary registration rights with respect to Class A Ordinary Shares beneficially held by them, directly or indirectly, and to transfer restrictions with respect to the Class A Ordinary Shares and Class C Ordinary Shares beneficially held by them, as applicable.

Amended Sponsor Letter

On October 4, 2021, Helix, the Sponsor, and other Insiders agreed, at and conditioned upon the Closing, to enter into the Amended Sponsor Letters. Pursuant to the Amended Sponsor Letters, the Sponsor and Insiders will (i) waive the anti-dilution and conversion price adjustments set forth in Helix’s Existing MAA with respect to the Class B Ordinary Shares held by the Sponsor and Insiders and (ii) vote in favor of approval of the adoption of the Business Combination Agreement, the Business Combination, and each other proposal presented by Helix for approval by Helix’s shareholders.

Existing Helix Related Party Policy

The audit committee of the Helix Board has adopted a policy setting forth the policies and procedures for its review and approval or ratification of “related party transactions.” A “related party transaction” is any consummated or proposed transaction or series of transactions: (i) in which Helix was or is to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) the lesser of $120,000 or 1% of the average of Helix’s total assets at year-end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest. “Related parties” under this policy will include: (i) our directors, nominees for director or officers; (ii) any record or beneficial owner of more than 5% of any class of our voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; and (iv) any other person who maybe a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act. Pursuant to the policy, the audit committee will consider: (i) the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party; (ii) the extent of the related party’s interest in the transaction; (iii) whether the transaction contravenes our code of ethics or other policies; (iv) whether the audit committee believes the relationship underlying the transaction to be in the best interests of Helix and its shareholders; and (v) the effect that the transaction may have on a director’s status as an independent member of the Helix Board and on his or her eligibility to serve on the Helix Board’s committees. Management will present to the audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, we may consummate related party transactions only if our audit committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy will not permit any director or officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.

MoonLake’s Related Party Transactions

SLK License with MHKDG

In April 2021, MoonLake entered into a license agreement and related side letter and share purchase agreement with MHKDG and the Company, pursuant to which MoonLake acquired the right and license under MHKDG’s patents, licenses, materials and exclusive know-how to develop, manufacture, use, sell, offer for sale, export and import and otherwise commercialize on a world-wide basis. The aggregate purchase price consisted of an upfront cash payment in the amount of $25 million and a transfer of MoonLake’s own equity instruments, representing a

9.9% ownership stake in MoonLake following issuance. Subject to the terms of the license, milestone payments of up to EUR 307.1 million ($347.6 million using a December 31, 2021 exchange rate) are potentially payable, of which less than ten percent being due upon initiation of various clinical trials and the remainder being due upon satisfying specific milestones related to regulatory filing acceptance, first commercial sales, and aggregate annual net sales. The milestone payments are payable in cash. In addition, the license requires MoonLake to pay royalties within the range of low to mid-teen percent of net sales. At the time of the signing of the Business Combination Agreement, MHKDG owned approximately 9.5% of the issued share capital and voting power of MoonLake, or approximately 9.3% on a fully diluted basis.

Loan from BVF

On October 15, 2021, MoonLake entered into a loan agreement with the BVF Shareholders, pursuant to which Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., and Biotechnology Value Trading Fund OS, L.P. loaned $8,139,000, $5,946,000, and $915,000, respectively ($15,000,000 in aggregate), for the financing of general corporate purposes of MoonLake, including product and technology development, operations, sales and marketing, management expenses, and salaries. On January 18, 2022, MoonLake and the BVF Shareholders entered into an amendment to the loan agreement to extend the repayment date. The loan is interest-free and must be repaid by MoonLake prior to the earlier of two business days after the closing date of the Business Combination and March 31, 2022. As of the date hereof, the entire principal loan amount remains outstanding and no interest has been paid. At the time the loan was made (and at the time of the signing of the Business Combination Agreement), the BVF Shareholders collectively owned approximately 52.8% of the issued share capital and voting power of MoonLake, or approximately 51.4% on an a fully diluted basis.

Employment and Board Member Agreements

MoonLake has entered into employment agreements with its executive officers, as described below:

•        On April 30, 2021, MoonLake entered into an employment agreement with Dr. Jorge Santos da Silva, its Chief Executive Officer, with a base salary of CHF 425,000, a target bonus of 100% during the first year of service, and a target bonus of 50% thereafter.

•        On April 30, 2021, MoonLake entered into an employment agreement with Dr. Kristian Reich, its Chief Scientific Officer, with a base salary of CHF 425,000, a target bonus of 100% during the first year of service, and a target bonus of 50% thereafter.

•        On May 10, 2021, MoonLake entered into an employment agreement, as amended, with Matthias Bodenstedt, its Chief Financial Officer, with a base salary of CHF 300,000 and a target bonus of 40%.

•        On May 17, 2021, MoonLake entered into an employment agreement with Oliver Daltrop, its Chief Technical Officer, with a base salary of CHF 275,000 and a target bonus of 35%.

•        On August 22, 2021, MoonLake Ltd. entered into an employment agreement with Nuala Brennan, its Chief Clinical Development Officer, with a base salary of £ 217,000 and a target bonus of 35%.

On September 25, 2021, MoonLake entered into a board member agreement with Simon Sturge, pursuant to which Mr. Sturge was granted the right to purchase up to $500,000 of equity in MoonLake in exchange for his service as a director, which right was exercised.

Related Person Transaction Policy Following the Business Combination

The Company will adopt a formal written policy that will be effective upon the Business Combination providing that the Company’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s voting securities, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the Company without the approval of the Company’s Nominating and Corporate Governance Committee, subject to the exceptions described below.

A related person transaction is generally a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee or director are not covered by this policy.

Under the policy, the Company will collect information that the Company deems reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder, to enable the Company to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Code of Business Conduct, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

The policy will require that, in determining whether to approve, ratify or reject a related person transaction, the Company’s Audit Committee, or other independent body of the Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the Company’s best interests and those of the Company’s shareholders, as the Company’s Audit Committee, or other independent body of the Board, determines in the good faith exercise of its discretion.

DESCRIPTION OF SECURITIES

The following description of the Company’s share capital reflects the Company’s share capital as it will exist as of the effective time of the Business Combination. The Company’s share capital will be governed by the Company’s Proposed MAA and the applicable provisions of Companies Act (as amended) of the Cayman Islands. This description is a summary and is not complete. We urge you to read the Company’s Proposed MAA, which will be in effect prior to the effective time of the Business Combination and a form of which is included as Annex B to this proxy statement and is incorporated herein by reference, in its entirety.

Authorized and Outstanding Shares

The Proposed MAA will authorize the issuance of up to 655,000,000 ordinary shares, consisting of:

•        500,000,000 Class A Ordinary Shares, par value US$0.0001 per share;

•        50,000,000 Class B Ordinary Shares, par value US$0.0001 per share;

•        100,000,000 Class C Ordinary Shares, par value US$0.0001 per share; and

•        5,000,000 preference shares, par value US$0.0001 per share.

Class Rights

In the event of a winding up or dissolution of the Company, whether voluntary or involuntary or for the purposes of a reorganization or otherwise or upon any repayment or distribution of capital, the entitlement of the holders of Class C Ordinary Shares shall be determined in accordance with the Proposed MAA. Class C Ordinary Shares confer no other right to participate in the profits or assets of the Company (including, for the avoidance of doubt, any right to receive a dividend or other distribution).

Class A Ordinary Shares shall carry the right to receive notice of and to attend, to speak at and to vote at any general meeting of the Company and rights in a winding up or repayment or distribution of capital and the right to participate in the profits or assets of the Company, in each case, in accordance with the Proposed MAA.

Except as otherwise provided by the rights attached to any ordinary shares in the Proposed MAA, rights attaching to the Class A Ordinary Shares and the Class C Ordinary Shares shall rank pari passu in all respects, and the Class A Ordinary Shares and Class C Ordinary Shares shall vote together as a single class on all matters.

The Proposed MAA authorize 5,000,000 preference shares and provide that preference shares may be issued from time to time in one or more series. Our Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series.

Our Board will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our Board to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in connection with the Business Combination.

Immediately after consummation of the Business Combination, there will be no Class B Ordinary Shares issued and outstanding.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

•        the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of the shares of each member;

•        whether voting rights are attached to the share in issue;

•        the date on which the name of any person was entered on the register as a member; and

•        the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of the public offering, the register of members was immediately updated to reflect the issue of shares by us. Once our register of members was updated, the shareholders recorded in the register of members were deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    In certain circumstances, the Companies Act permits mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by (a) a special resolution (usually a majority of shareholders holding at least two-thirds of the voting shares voted at a general meeting) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that holds issued shares that together represent 90% of the votes at a general meeting of the subsidiary company) and its subsidiary company, if a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. The directors of each company are required to provide a declaration of the assets and liabilities of the company made up to the latest practicable date before the making of the declaration, and are further required to make a declaration to the effect that: (i) the company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the company; (ii) no petition or other similar proceeding has been filed and remains outstanding and that no order has been made or resolution adopted to wind up the company in any jurisdiction; (iii) no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the company, its affairs or its property or any part thereof; (iv) no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the company are and continue to be suspended or restricted; (v) in the case of constituent company that is not a surviving company, the constituent company has retired from any fiduciary office held or will do so immediately prior to the merger or consolidation; and (vi) where relevant, the company has complied with any applicable requirements under Cayman Islands regulatory laws. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that where the surviving or consolidated company is the Cayman Islands exempted company, the Cayman Islands Registrar of Companies is required to be satisfied in respect of any constituent overseas company that: (i) the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted; (v) the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (vi) in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (vii) the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (viii) there is no other reason why it would be against the public interest to permit the merger or consolidation. The requirements set out in sections (i) to (vii) above shall be met by a director of the Cayman Islands exempted company making a declaration to the effect that, having made due enquiry, they are of the opinion that such requirements have been met, such declaration to include a statement of the assets and liabilities of the foreign company made up to the latest practicable date before making the declaration.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of their shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give their written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for their shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of their intention to dissent including, among other details, a demand for payment of the fair value of their shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase their shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company must (and any dissenting shareholder may) file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•        the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to dual majority vote have been complied with;

•        the shareholders have been fairly represented at the meeting in question;

•        the arrangement is such as a businessman would reasonably approve; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions.    When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

No Appraisal Rights.    Following completion of the Business Combination, our shareholders will have no rights comparable to appraisal rights, which might otherwise ordinarily be available to dissenting shareholders of United States corporations and allow such dissenting shareholders to receive payment in cash for the judicially determined value of the shares. However, appraisal rights would also not be available to shareholders of a Delaware target in a business combination transaction if the shares of the target were listed on a national securities exchange and target shareholders receive only shares of a corporation which shares are also listed on a national securities exchange.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits.    Maples and Calder (Cayman) LLP, our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•        a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•        the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•        those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities.    The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies.    The Company is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. “Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Certain Anti-takeover Provisions of the Proposed MAA

The Proposed MAA will provide that our Board will be classified into three classes of directors, each to be elected for a three year term.

Our authorized but unissued ordinary shares and preference shares will be available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. A non-affiliate can also include the holding period of any prior owner who was not an affiliate of ours.

Persons who have beneficially owned restricted shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of ordinary shares then outstanding, which equals 148,050 shares immediately after the offering; or

•        the average weekly reported trading volume of the Class A Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder shares and private placement shares, as applicable, pursuant to Rule 144 without registration one year after we have completed the Business Combination.

We anticipate that following the consummation of the Business Combination, we will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion summarizes certain United States federal income tax considerations generally applicable to U.S. Holders (as defined below) that elect to have their Class A Ordinary Shares redeemed for cash if the Business Combination is completed. U.S. Holders are urged to consult their tax advisors concerning the U.S. federal, state, local and any non-U.S. tax consequences of the redemption of their Class A Ordinary Shares.

This discussion is limited to certain United States federal income tax considerations to beneficial owners of our securities who hold the securities as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made (or deemed made) by us on our Class A Ordinary Shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

This discussion does not address the United States federal income tax consequences to our founders, sponsors, officers or directors. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to a U.S. Holder’s election to have their Class A Ordinary Shares redeemed in light of its particular circumstances, including but not limited to, the alternative minimum tax, the Medicare tax on net investment income and the different consequences that may apply to investors that are subject to special rules under U.S. federal income tax laws, including but not limited to:

•        banks, financial institutions or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market tax accounting rules;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own five percent or more (by vote or value) of our shares;

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        persons that hold our securities as part of a straddle, constructive sale, hedge, wash sale, conversion or other integrated or similar transaction;

•        U.S. Holders whose functional currency is not the U.S. dollar;

•        controlled foreign corporations;

•        passive foreign investment companies; and

•        partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships.

If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner, member or other beneficial owner in such partnership or other pass-through entity generally will depend on the status of the partner, member or other beneficial owner and the activities of the partnership or other pass-through entity. If you are a partner, member or other beneficial owner of a partnership or other pass-through entity holding our securities, you are urged to consult your own tax advisor regarding the tax consequences of the exercise of redemption rights with respect to Class A Ordinary Shares held by such partnership or other pass-through entity.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, which may result in United States federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of United States federal non-income tax laws, such as gift or estate tax laws, or state, local or non-United States tax laws.

We have not sought, and do not expect to seek, a ruling from the United States Internal Revenue Service (“IRS”) as to any United States federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE EXERCISE OF REDEMPTION RIGHTS WITH RESPECT TO THE CLASS A ORDINARY SHARES. EACH INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE EXERCISE OF REDEMPTION RIGHTS WITH RESPECT TO THEIR CLASS A ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-UNITED STATES TAX LAWS.

The discussion herein applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of our Class A Ordinary Shares who or that is, for United States federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to United States federal income tax regardless of its source; or

•        a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Tax Effects to U.S. Holders of Exercising Redemption Rights

Generally

Subject to the PFIC rules discussed below, the U.S. federal income tax consequences to a U.S. Holder that exercises its redemption rights with respect to its Class A ordinary shares to receive cash in exchange for all or a portion of its Class A Ordinary Shares will depend on whether the redemption qualifies as a sale of our Class A Ordinary Shares under Section 302 of the Code. If the redemption qualifies as a sale of our Class A Ordinary Shares by a U.S. Holder, the tax consequences to such U.S. Holder are as described below under the section entitled “— Taxation of Redemption Treated as a Sale of Class A Ordinary Shares.” If the redemption does not qualify as a sale of shares of our Class A Ordinary Shares, a U.S. Holder will be treated as receiving a corporate distribution with the tax consequences to such U.S. Holder as described below under the section entitled “— Taxation of Redemption Treated as a Distribution.”

Whether a redemption of our shares Class A Ordinary Shares qualifies for sale treatment will depend largely on the total number of our Class A Ordinary Shares treated as held by the redeemed U.S. Holder before and after the redemption (including any Class A Ordinary Shares that a U.S. Holder would directly or indirectly acquire pursuant to the Business Combination or the PIPE) relative to all of the Class A Ordinary Shares outstanding both before and after the redemption. The redemption of Class A Ordinary Shares generally will be treated as a sale of Class A Ordinary

Shares (rather than as a corporate distribution) if the redemption (1) is “substantially disproportionate” with respect to the U.S. Holder, (2) results in a “complete termination” of the U.S. Holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests results in a redemption qualifying for sale treatment, a U.S. Holder takes into account not only our Class A Ordinary Shares owned by the U.S. Holder, but also our Class A Ordinary Shares that are constructively owned by it under certain attribution rules set forth in the Code. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock that the holder has a right to acquire by exercise of an option. Moreover, any Class A Ordinary Shares that a U.S. Holder directly or constructively acquires pursuant to the Business Combination or the PIPE generally should be included in determining the U.S. federal income tax treatment of the redemption.

In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of Class A Ordinary Shares must, among other requirements, be less than eighty percent (80%) of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption (taking into account both redemptions by other holders of Class A Ordinary Shares and the Class A Ordinary Shares to be issued pursuant to the Business Combination or the PIPE). While the matter is not free from doubt, Class C Ordinary Shares held by a U.S. Holder may not be considered to be voting stock outstanding for purposes of determining whether the substantially disproportionate test is satisfied. U.S. Holders should consult their tax advisors regarding the treatment of the Class C Ordinary Shares in the context of the substantially disproportionate test. There will be a complete termination of a U.S. Holder’s interest if either (1) all of the Class A Ordinary Shares actually and constructively owned by the U.S. Holder are redeemed or (2) all of the Class A Ordinary Shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other shares of Class A Ordinary Shares. The redemption of Class A Ordinary Shares will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Helix. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Helix will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation where such stockholder exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of Class A Ordinary Shares will be treated as a corporate distribution to the redeemed U.S. Holder and the tax effects to such a U.S. Holder will be as described below under the section entitled “— Taxation of Redemption Treated as a Distribution.” After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A Ordinary Shares will be added to the U.S. Holder’s adjusted tax basis in its remaining Class A Ordinary Shares or possibly in other Helix ordinary shares constructively owned by it.

Taxation of Redemption Treated as a Distribution

Subject to the PFIC rules discussed below, if the redemption of a U.S. Holder’s Class A Ordinary Shares is treated as a corporate distribution, as discussed above under the section entitled “— Generally”, the amount of cash received in the redemption generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, dividends generally will be taxed at the lower applicable long-term capital gains rate (see “— Taxation of Redemption Treated as a Sale of Class A Ordinary Shares” below) only if our Class A Ordinary Shares are readily tradable on an established securities market in the United States, we are not a PFIC at the time the dividend was paid or in the previous year, and certain other requirements are met. It is unclear, however, whether certain redemption rights with respect to the Class A Ordinary Shares may suspend the running of the applicable holding period of the Class A Ordinary Shares for this purpose. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our Class A Ordinary Shares.

Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Class A Ordinary Shares. Any remaining excess will be treated as gain realized on the sale of Class A Ordinary Shares and will be treated as described below under the section entitled “— Taxation of Redemption Treated as a Sale of Class A Ordinary Shares.”

Taxation of Redemption Treated as a Sale of Class A Ordinary Shares

Subject to the PFIC rules discussed below, if the redemption of a U.S. Holder’s Class A Ordinary Shares is treated as a sale, as discussed above under the section entitled “— Generally”, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received in the redemption and the U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Ordinary Shares so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders generally will be eligible to be taxed at reduced rates. It is unclear, however, whether the redemption rights with respect to the Class A Ordinary Shares may suspend the running of the applicable holding period of the Class A Ordinary Shares for this purpose. If the running of the holding period for the Class A Ordinary Shares is suspended, then non-corporate U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or other taxable disposition of the Class A Ordinary Shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. The deductibility of capital losses is subject to limitations.

U.S. Holders who hold different blocks of Class Ordinary Shares (including as a result of holding different blocks of Class A Ordinary Shares purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

U.S. Holders who actually or constructively own at least five percent (5%) or more of Class A Ordinary Shares may be subject to special reporting requirements with respect to a redemption of Class A Ordinary Shares, and such Holders should consult with their tax advisors with respect to their reporting requirements.

ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF A REDEMPTION OF ALL OR A PORTION OF THEIR CLASS A ORDINARY SHARES PURSUANT TO AN EXERCISE OF REDEMPTION RIGHTS

PFIC Considerations with Respect to Redemption

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for United States federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for the 2020 Tax Year. Following the Business Combination, for the taxable year that includes the Business Combination and subsequent taxable years, the asset and income tests will be applied based on the assets and activities of the combined business. Based on the anticipated timing of the Business Combination and the income and assets of the combined company, we believe we may be classified as a PFIC for the current taxable year. However, because the timing of the Business Combination and the PFIC characterization of the assets and revenue of the combined company is uncertain and because our PFIC status for each taxable year will depend on several factors, including the composition of our income and assets and the value of our assets (which may be determined in part by reference to the market value of our Class A Ordinary Shares), our PFIC status for the current taxable year or any other taxable year may not be determined until after the close of the taxable year. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for our 2020 Tax Year, our current or future taxable years.

Although our PFIC status is determined annually, an initial determination that our company is a PFIC generally will apply for subsequent years to a U.S. Holder who held Class A Ordinary Shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder and the U.S. Holder did not make either a timely mark-to-market election or a qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A Ordinary Shares, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the redemption of its Class A Ordinary Shares and (ii) if the redemption of the U.S. Holder’s Class A Ordinary Shares is treated as a distribution for U.S. federal income tax purposes, the extent to which such distribution is an “excess distribution” (generally, distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, the portion of such U.S. Holder’s holding period for the Class A Ordinary Shares that preceded the taxable year of the distribution).

Under these rules:

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

•        an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may be able to avoid the PFIC tax consequences described above in respect of our Class A Ordinary Shares by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

If a U.S. Holder makes a QEF election with respect to its Class A Ordinary Shares in a year after our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, then notwithstanding such QEF election, the rules relating to “excess distributions” discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such U.S. Holder’s Class A Ordinary Shares, unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of such purging election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Class A ordinary shares.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our Class A Ordinary Shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A Ordinary Shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our Class A Ordinary Shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits (including to the extent the redemption of the U.S. Holder’s Class A Ordinary Shares is treated as a distribution) that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our Class A Ordinary Shares for such a taxable year.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Class A Ordinary Shares in us and for which we are determined to be a PFIC, such U.S. Holder generally will not be subject to the PFIC rules described above with respect to its Class A Ordinary Shares. Instead, in general, the U.S. Holder will include as ordinary income in each taxable year the excess, if any, of the fair market value of its Class A Ordinary Shares at the end of its taxable year over its adjusted basis in its Class A Ordinary Shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its Class A Ordinary Shares over the fair market value of its Class A Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A Ordinary Shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (on which we intend to list the Class A Ordinary Shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Class A Ordinary Shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders are urged to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our Class A Ordinary Shares under their particular circumstances.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF, purging, and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders should consult their own tax advisors concerning the application of the PFIC rules to our Class A Ordinary Shares under their particular circumstances, including with respect to the decision to exercise redemption rights with respect to their Class A Ordinary Shares.

APPRAISAL RIGHTS

Our shareholders do not have appraisal rights in connection with the Business Combination under Cayman Islands law.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if shareholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the shareholders should follow the instructions described below. Similarly, if an address is shared with another shareholder and together both of the shareholders would like to receive only a single set of our disclosure documents, the shareholders should follow these instructions:

•        If the shares are registered in the name of the shareholder, the shareholder should contact us at our executive offices at Helix Acquisition Corp., 200 Clarendon Street, 52nd Floor, Boston, MA 02116, or by telephone at +1 (857) 702-0370, to inform us of his or her request; or

•        If a bank, broker or other nominee holds the shares, the shareholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company.

SUBMISSION OF SHAREHOLDER PROPOSALS

The Helix Board is aware of no other matter that may be brought before the extraordinary general meeting. Under Cayman Islands law, only business that is specified in the notice of extraordinary general meeting to shareholders may be transacted at the extraordinary general meeting.

FUTURE SHAREHOLDER PROPOSALS

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the shareholders at the Company’s 2022 annual general meeting of shareholders, assuming consummation of the Business Combination, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and the Company’s memorandum and articles of association. Since the 2022 annual general meeting would be the Company’s first annual general meeting of shareholders, such proposals must be received by the Company at our offices at Dorfstrasse 29, 6300 Zug, Switzerland, a reasonable time before the Company begins to print and mail our 2022 annual general meeting proxy materials in order to be considered for inclusion in the Company’s proxy materials for the 2022 annual general meeting.

In addition, the Proposed MAA will provide notice procedures for shareholders to nominate a person as a director and to propose business to be considered by shareholders at a meeting. To be timely, a shareholder’s notice must be delivered to the Company at our executive offices at Dorfstrasse 29, 6300 Zug, Switzerland, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual general meeting of shareholders; provided, however, that in the event that the annual general meeting is called for a date that is not within 30 days before or after such anniversary date, which we anticipate will be the case for the 2022 annual general meeting, notice by the shareholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting and (y) the close of business on the 10th day following the day on which public announcement of the date of the annual general meeting was first made by the Company. Nominations and proposals also must satisfy other requirements set forth in the Company’s memorandum and articles of association. The chairman of Board may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.

Shareholders should note that mail addressed to the Company and received at the Company’s registered office will be forwarded unopened to the forwarding address, which will be supplied by the Company. None of the Company, its directors, officers, advisors or service providers (including the organization which provides registered office services in the Cayman Islands) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address.

WHERE YOU CAN FIND MORE INFORMATION

Helix files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Helix at the SEC web site containing reports, proxy statements and other information at: www.sec.gov.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination, you should contact our proxy solicitor, Morrow Sodali:

Morrow Sodali
470 West Avenue
Stamford, CT 06902
Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
Email: HLXA.info@investor.morrowsodali.com

If you are a shareholder and would like to request documents, please do so no later than five business days before the extraordinary general meeting in order to receive them before the extraordinary general meeting. If you request any documents from Morrow Sodali, they will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to Helix has been supplied by Helix, and all such information relating to MoonLake has been supplied by MoonLake. Information provided by either Helix or MoonLake does not constitute any representation, estimate or projection of the other.

This document is a proxy statement of Helix for the extraordinary general meeting. Helix has not authorized anyone to give any information or make any representation about the Business Combination, Helix or MoonLake that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this document unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

Page
Helix Acquisition Corp. — Unaudited Consolidated Financial Statements For the three and nine months ended September 30, 2021 (Restated)
Condensed Balance Sheets as of September 30, 2021 (Unaudited) and December 31, 2020	F-2
Unaudited Condensed Statements of Operations for the Three Months and Nine Months Ended September 30, 2021	F-3

Unaudited Condensed Statements of Changes in Shareholders’ Equity for the Three Months and Nine Months Ended September 30, 2021 and for the Period from August 13, 2020 (Inception) through September 30, 2020

F-4
Unaudited Condensed Statements of Cash Flows for the Nine Months Ended September 30, 2021 and for the Period from August 13, 2020 (Inception) through September 30, 2020	F-5
Notes to Condensed Financial Statements	F-6
MoonLake Immunotherapeutics AG — Unaudited Condensed Consolidated Financial Statements For the period ended September 30, 2021
Unaudited Condensed Consolidated Balance Sheets as of September 30, 2021 and June 30, 2021	F-36
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss for the Three Months ended September 30, 2021 and the Period from March 10, 2021 (Inception) through September 30, 2021	F-37

Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Equity (Deficit) for the Three Months ended September 30, 2021 and the Period from March 10, 2021 (Inception) through September 30, 2021

F-38
Unaudited Condensed Consolidated Statement of Cash Flows for the Period from March 10, 2021 (Inception) through September 30, 2021	F-39
Notes to the Unaudited Condensed Consolidated Financial Statements	F-40

HELIX ACQUISITION CORP.
CONDENSED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(Unaudited)	(Restated)
ASSETS
Current assets
Cash	$1,028,752	$1,335,924
Prepaid expenses	178,041	283,057
Total Current Assets	1,206,793	1,618,981
Investments held in Trust Account	115,040,353	115,014,917
TOTAL ASSETS	$116,247,146	$116,633,898

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$2,059,078	67,120
Promissory note – related party	—	58,063
Total Current Liabilities	2,059,078	125,183
Deferred underwriting fee payable	4,025,000	4,025,000
Total Liabilities	6,084,078	4,150,183

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 11,500,000 shares at $10.00 per share as of September 30, 2021 and December 30, 2020	115,000,000	115,000,000

Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 430,000 shares issued and outstanding (excluding 11,500,000 shares subject to redemption) as of September 30, 2021 and December 31, 2020	43	43
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 2,875,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020	288	288
Accumulated deficit	(4,837,263)	(2,516,616)
Total Shareholders’ Deficit	(4,836,932)	(2,516,285)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$116,247,146	116,633,898

The accompanying notes are an integral part of these unaudited condensed financial statements.

HELIX ACQUISITION CORP.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021	For the Period from August 13, 2020 (Inception) Through September 30, 2020
General and administrative expenses	$2,093,506	$2,346,085	$5,000
Loss from operations	(2,093,506)	(2,346,085)	(5,000)

Other income:
Interest earned on investments held in Trust Account	1,481	25,436	—
Total other income	1,481	25,436	—

Net loss	$(2,092,025)	$(2,320,649)	$(5,000)

Basic and diluted weighted average shares outstanding, Class A Ordinary shares	11,930,000	11,930,000	—
Basic and diluted net loss per share, Class A Ordinary shares	$(0.14)	$(0.16)	$—
Basic and diluted weighted average shares outstanding, Class B ordinary shares	2,875,000	2,875,000	2,500,000
Basic and diluted net loss per share, Class B ordinary shares	$(0.14)	$(0.16)	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

HELIX ACQUISITION CORP.
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY
(UNAUDITED)

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021
(RESTATED)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – January 1, 2021 (as restated – see Note 2)	430,000	$43	2,875,000	$288	$—	$(2,516,614)	$(2,516,283)
Net loss	—	—	—	—	—	(76,291)	(76,291)
Balance – March 31, 2021 (as restated – see Note 2)	430,000	$43	2,875,000	$288	$—	$(2,592,905)	$(2,592,574)
Net loss	—	—	—	—	—	(152,333)	(152,333)
Balance – June 30, 2021 (as restated – see Note 2)	430,000	$43	2,875,000	$288	$—	$(2,745,238)	$(2,744,907)
Net loss	—	—	—	—	—	(2,092,025)	(2,092,025)
Balance – September 30, 2021	430,000	$43	2,875,000	$288	$—	$(4,837,263)	$(4,836,932)

PERIOD FROM AUGUST 13, 2020 (INCEPTION) THROUGH SEPTEMBER 30, 2020

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance – August 13, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor			2,875,000	288	24,712	—	25,000
Net loss	—	—	—	—	—	(5,000)	(5,000)
Balance – September 30, 2020	—	$—	2,875,000	$288	$24,712	$(5,000)	$20,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

HELIX ACQUISITION CORP.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30, 2021	For the Period from August 13, 2020 (Inception) through September 30, 2020
Cash Flows from Operating Activities:
Net loss	$(2,320,649)	$(5,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investments held in Trust Account	(25,436)	—
Payment of formation costs through issuance of Class B ordinary shares	—	5,000
Changes in operating assets and liabilities:
Prepaid expenses	105,016	—
Accrued expenses	1,991,960	—
Net cash used in operating activities	(249,109)	—

Cash Flows from Financing Activities:
Repayment of promissory note – related party	(58,063)	—
Net cash used in financing activities	(58,063)	—

Net Change in Cash	(307,172)	—
Cash – Beginning	1,335,924	—
Cash – Ending	$1,028,752	$—

Non-cash investing and financing activities:
Deferred underwriting fee payable	$—	$4,025,000
Deferred offering costs paid through promissory note	$—	$58,063
Deferred offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$—	$20,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

HELIX ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 1 — Description of Organization and Business Operations

Helix Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on August 13, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2021, the Company had not commenced any operations. All activity for the nine months ended September 30, 2021 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on October 19, 2020. On October 22, 2020 the Company consummated the Initial Public Offering of 11,500,000 Class A ordinary shares (the “Public Shares”) at $10.00 per Public Share, which included the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Public Shares, at $10.00 per Public Share, generating gross proceeds of $115,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 430,000 private placement shares (the “Private Placement Shares”) at a price of $10.00 per Private Placement Share in a private placement to Helix Holdings, LLC (the “Sponsor”), generating gross proceeds of $4,300,000, which is described in Note 5.

Transaction costs charged to equity amounted to $6,750,447, consisting of $2,300,000 of underwriting fees, $4,025,000 of deferred underwriting fees and $425,447 of other offering costs.

Following the closing of the Initial Public Offering on October 22, 2020, $115,000,000 ($10.00 per Public Share) from the net proceeds of the sale of the Public Shares in the Initial Public Offering and the sale of the Private Placement Shares was placed in a trust account (the “Trust Account”) and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earliest of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (excluding the amount of any deferred underwriting commissions and taxes payable on the income earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company provided the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to

HELIX ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 1 — Description of Organization and Business Operations (cont.)

whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially $10.00 per Public Share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, subject to certain limitations as. The per-share amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 7).

The Company will proceed with a Business Combination by seeking shareholder approval, and will proceed if it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote the Founder Shares (as defined in Note 6) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares, Private Placement Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account and not previously released to pay taxes, divided by the number of then issued and outstanding Public Shares.

The Company will have until 24 months from the closing of the Initial Public Offering to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to the Company to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

HELIX ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 1 — Description of Organization and Business Operations (cont.)

The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares and Private Placement Shares it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Share ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in the value of trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Capital Resources

As of September 30, 2021, the Company had approximately $1.0 million in its operating bank accounts and working capital deficit of approximately $0.9 million.

Prior to the completion of the Initial Public Offering, the Company’s liquidity needs had been satisfied through a contribution of $25,000 from the Sponsor to cover for certain offering costs in exchange for the issuance of the Founder Shares, the loan of up to $300,000 from the Sponsor pursuant to a promissory note, and the proceeds from the consummation of the Private Placement not held in the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 6). As of September 30, 2021, there were no amounts outstanding under any Working Capital Loan.

Note 2 — Restatement of Previously Issued Financial Statements

In connection with the preparation of the Company’s financial statements as of September 30, 2021, the Company concluded it should restate its financial statements to classify all Public Shares in temporary equity, as stated in the Form 8-K filed with the SEC on December 3, 2021. In accordance with ASC 480, paragraph 10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity. The Company previously determined the Class A ordinary shares subject to possible redemption to be equal to the redemption value of $10.00 per Class A ordinary share while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Previously, the Company

HELIX ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 2 — Restatement of Previously Issued Financial Statements (cont.)

did not consider redeemable shares classified as temporary equity as part of net tangible assets. Effective with these financial statements, the Company restated this interpretation to include temporary equity in net tangible assets. Accordingly, effective with this filing, the Company presents all redeemable Class A ordinary shares as temporary equity and recognizes accretion from the initial book value to redemption value at the time of its Initial Public Offering and in accordance with ASC 480.

As a result, management has noted a restatement related to temporary equity and permanent equity. This resulted in an adjustment to the initial carrying value of the Class A ordinary shares subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and Class A ordinary shares.

In connection with the change in presentation for the Class A ordinary shares subject to redemption, the Company also restated its income (loss) per ordinary share calculation to allocate net income (loss) evenly to Class A and Class B ordinary shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of ordinary shares share pro rata in the income (loss) of the Company.

There has been no change in the Company’s total assets, liabilities or operating results.

The impact of the restatement on the Company’s financial statements is reflected in the following table.

	As Previously Reported	Adjustment	As Restated
Condensed Balance Sheet as of March 31, 2021 (Unaudited)
Class A ordinary shares subject to possible redemption	$107,407,420	$7,592,580	$115,000,000
Class A ordinary shares	$119	$(76)	$43
Additional paid-in capital	$5,166,726	$(5,166,726)	$—
Accumulated deficit	$(167,129)	$(2,425,778)	$(2,592,907)
Total Shareholders’ Equity (Deficit)	$5,000,004	$(7,592,580)	$(2,592,576)
Number of Class A ordinary shares subject to possible redemption	10,740,742	759,258	11,500,000

Condensed Balance Sheet as of June 30, 2021 (Unaudited)
Class A ordinary shares subject to possible redemption	$107,255,090	$7,744,910	$115,000,000
Class A ordinary shares	$120	$(77)	$43
Additional paid-in capital	$5,319,055	$(5,319,055)	$—
Accumulated deficit	$(319,462)	$(2,425,778)	$(2,745,240)
Total Shareholders’ Equity (Deficit)	$5,000,001	$(7,744,910)	$(2,744,909)
Number of Class A ordinary shares subject to possible redemption	10,725,509	774,491	11,500,000

Condensed Statement of Operations for the Three Months Ended March 31, 2021 (Unaudited)
Weighted average shares outstanding, Class A ordinary shares	11,500,000	430,000	11,930,000
Basic and diluted net loss per share, Class A ordinary shares	$—	$(0.01)	$(0.01)
Weighted average shares outstanding, Class B ordinary shares	3,305,000	(430,000)	2,875,000
Basic and diluted net income (loss) per share, Class B ordinary shares	$(0.03)	$0.02	$(0.01)

Condensed Statement of Operations for the Three Months Ended June 30, 2021 (Unaudited)
Weighted average shares outstanding, Class A ordinary shares	11,500,000	430,000	11,930,000
Basic and diluted net loss per share, Class A ordinary shares	$—	$(0.01)	$(0.01)
Weighted average shares outstanding, Class B ordinary shares	3,305,000	(430,000)	2,875,000
Basic and diluted net income (loss) per share, Class B ordinary shares	$(0.05)	$0.04	$(0.01)

HELIX ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 2 — Restatement of Previously Issued Financial Statements (cont.)

	As Previously Reported	Adjustment	As Restated
Condensed Statement of Operations for the Six Months Ended June 30, 2021 (Unaudited)
Weighted average shares outstanding, Class A ordinary shares	11,500,000	430,000	11,930,000
Basic and diluted net loss per share, Class A ordinary shares	$—	$(0.02)	$(0.02)
Weighted average shares outstanding, Class B ordinary shares	3,305,000	(430,000)	2,875,000
Basic and diluted net income (loss) per share, Class B ordinary shares	$(0.08)	$0.06	$(0.02)

Condensed Statement of Shareholders’ Equity (Deficit) for the Three Months Ended March 31, 2021 (Unaudited)
Change in value of Class A ordinary shares to redemption	$76,290	$(76,290)	$—
Total Shareholders’ Equity (Deficit)	$5,000,004	$(7,592,578)	$(2,592,574)

Condensed Statement of Shareholders’ Equity (Deficit) for the Three Months Ended June 30, 2021 (Unaudited)
Change in value of Class A ordinary shares to redemption	$152,330	$(152,330)	$—
Total Shareholders’ Equity (Deficit)	$5,000,001	$(7,744,908)	$(2,744,907)

Condensed Statement of Cash Flows for the Three Months Ended March 31, 2021 (Unaudited)
Non-Cash investing and financing activities:
Change in value of Class A ordinary shares subject to possible redemption	$(76,290)	$76,290	$—

Condensed Statement of Cash Flows for Six Months Ended June 30, 2021 (Unaudited)
Non-Cash investing and financing activities:
Change in value of Class A ordinary shares to possible redemption	$(228,620)	$228,620	$—

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until October 22, 2022 to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after October 22, 2022.

HELIX ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K/A as filed with the SEC on December 13, 2021, which contains the audited financial statements and notes thereto. The interim results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results to be expected for the period ending December 31, 2021 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

HELIX ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 3 — Summary of Significant Accounting Policies (cont.)

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Such estimates may be subject to change as more current information becomes available and, accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2021.

Offering Costs

Offering costs consisted of legal, accounting and other expenses incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with the Class A ordinary shares issued were initially charged to temporary equity and then accreted to ordinary shares subject to redemption upon the completion of the Initial Public Offering (see Note 1).

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, an aggregate of 11,500,000 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets at September 30, 2021 and December 31, 2020.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable Class A ordinary shares resulted in charges against additional paid-in capital and accumulated deficit.

At September 30, 2021 and December 31, 2020, the Class A ordinary shares reflected in the condensed balance sheets are reconciled in the following table:

Gross proceeds	$115,000,000
Less:
Class A ordinary shares issuance costs	(6,750,445)
Plus:
Accretion of carrying value to redemption value	6,750,445
Class A ordinary shares subject to possible redemption	$115,000,000

HELIX ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 3 — Summary of Significant Accounting Policies (cont.)

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of September 30, 2021, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented. The Company’s management does not expect the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Income (Loss) Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Accretion associated with the redeemable shares of Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. As of September 30, 2021 and 2020, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the periods presented.

The following table reflects the calculation of basic and diluted net loss per ordinary share (in dollars, except per share amounts):

	Three Months Ended September 30, 2021		Nine Months Ended September 30, 2021		For the Period from August 13, 2020 (Inception) Through September 30, 2020
	Class A	Class B	Class A	Class B	Class A	Class B
Basic and diluted net loss per ordinary share
Numerator:
Allocation of net loss, as adjusted	$(1,685,772)	$(406,253)	$(1,869,999)	$(450,650)	$—	$(5,000)
Denominator:
Basic and diluted weighted average shares outstanding	11,930,000	2,875,000	11,930,000	2,875,000	—	2,500,000
Basic and diluted net loss per ordinary share	$(0.14)	$(0.14)	$(0.16)	$(0.16)	$—	$(0.00)

HELIX ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 3 — Summary of Significant Accounting Policies (cont.)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage amount of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximate the carrying amounts represented in the Company’s condensed balance sheets, primarily due to their short-term nature.

Recent Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

Note 4 — Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 11,500,000 Public Shares, which included the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Public Shares, at a purchase price of $10.00 per Public Share generating gross proceeds of $115,000,000.

Note 5 — Private Placement

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 430,000 Private Placement Shares at a price of $10.00 per Private Placement Share, for an aggregate purchase price of $4,300,000. A portion of the proceeds from the Private Placement Shares were added to the proceeds from the Initial Public Offering held in the Trust Account.

Note 6 — Related Party Transactions

Founder Shares

On August 19, 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of the Company in consideration for 3,593,750 Class B ordinary shares. On March 31, 2021, the Sponsor surrendered, for no consideration, 718,750 Class B ordinary shares, resulting in the Sponsor holding 2,875,000 Class B ordinary shares (the “Founder Shares”). In September 2020, the Sponsor transferred 30,000 Founder Shares to each of its independent directors. As a result of the underwriters’ election to fully exercise their over-allotment option, 375,000 Founder Shares are no longer subject to forfeiture.

HELIX ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 6 — Related Party Transactions (cont.)

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares or Private Placement Shares until the earliest of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Administrative Services Agreement

Commencing on October 22, 2020, the Company entered into an agreement to pay the Sponsor up to $10,000 per month for office space, utilities, administrative services and remote support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the three months and nine months ended September 30, 2021, the Company incurred and accrued $30,000 and $90,000 in fees for these services, respectively. For the period from August 13, 2020 (inception) through September 30, 2020, the Company did not incur any fees for these services. A total of $110,000 and $20,000 are included in accrued expenses in the accompanying condensed balance sheets as of September 30, 2021 and December 31, 2020.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into shares at a price of $10.00 per share. Such shares would be identical to the Private Placement Shares. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of September 30, 2021, the Company had no outstanding borrowings under the Working Capital Loans.

Note 7 — Commitments and Contingencies

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 global pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

Pursuant to a registration rights agreement entered into on October 19, 2020, the holders of the Founder Shares and Private Placement Shares that may be issued upon conversion of Working Capital Loans will be entitled to registration rights require the Company to register a sale of any of the Company’s securities held by them. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements

HELIX ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 7 — Commitments and Contingencies (cont.)

filed subsequent to the completion of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Share, or $4,025,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Note 8 — Shareholders’ Equity

Preference Shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2021 and December 31, 2020, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 500,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. As of September 30, 2021 and December 31, 2020, there were 430,000 Class A ordinary shares issued or outstanding, excluding 11,500,000 Class A ordinary shares subject to possible redemption.

Class B Ordinary Shares — The Company is authorized to issue 50,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. As of September 30, 2021 and December 31, 2020, there were 2,875,000 Class B ordinary shares issued and outstanding, respectively.

Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law.

In a vote to continue the Company in a jurisdiction outside the Cayman Islands (which required the approval of at least two-thirds of the votes of all ordinary shares), holders of the Founder Shares will have ten votes for every Founder Share and holders of the Class A ordinary shares will have one vote for every Class A ordinary share.

The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares or equity-linked securities, are issued or deemed issued in connection with a Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by Public Shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in a Business Combination and any Private Placement Shares issued upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

HELIX ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 9 — Fair Value Measurements

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts.

At September 30, 2021, assets held in the Trust Account were comprised of $115,040,353 in money market funds which are invested primarily in U.S. Treasury securities. During the nine months ended September 30, 2021, the Company withdrew $14,917 of interest income from the Trust Account to pay for taxes.

At December 31, 2020, assets held in the Trust Account were comprised of $457 in cash and $115,014,460 in U.S. Treasury securities. During the year ended December 31, 2020, the Company did not withdraw any interest income from the Trust Account.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value. The gross holding gains and fair value of held-to-maturity securities at December 31, 2020 are as follows:

Level	Held-To-Maturity	Amortized Cost	Gross Holding Gain	Fair Value
1	U.S. Treasury Securities (Matured on 1/21/21)	$115,014,460	$1,417	$115,015,877

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

Level:	Assets:	Fair Value
1	Investments held in Trust Account	$115,040,353

HELIX ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the condensed balance sheet date up to the date that the financial statements were issued.

On October 4, 2021, the Company announced that it entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among the Company, MoonLake Immunotherapeutics AG, a Swiss stock corporation (Aktiengesellschaft) registered with the commercial register of the Canton of Zug, Switzerland under the number CHE-433.093.536 (“MoonLake”), the existing equity holders of MoonLake (collectively, the “ML Parties”), Helix Holdings LLC, a Cayman Islands limited liability company and the sponsor of the Company (the “Sponsor”), and the representative of the ML Parties.

Following completion (the “Closing” and the date of Closing, the “Closing Date”) of the Business Combination contemplated by the Business Combination Agreement, (i) the existing equityholders of MoonLake will retain their equity interests in MoonLake (except as noted in the Company’s Form 8-K filed on October 4, 2021) and will receive a number of non-economic voting shares in the Company determined by multiplying the number of MoonLake common shares held by them immediately prior to the Closing by the Exchange Ratio; (ii)  certain equity holders of MoonLake (the “BVF Shareholders”) will assign all of their MoonLake common shares to the Company and the Company will issue to the BVF Shareholders an aggregate number of the Company’s Class A ordinary shares equal to the product of such number of assigned MoonLake common shares and the Exchange Ratio; and (iii) the Company will receive a controlling equity interest in MoonLake in exchange for making the Cash Contribution (as defined in the Business Combination Agreement). The Exchange Ratio is the quotient obtained by dividing (a) 360,000,000 by (b) the fully diluted shares of MoonLake prior to the Closing by (c) 10. Substantially all of the assets and business of MoonLake and the Company will be held by MoonLake as the operating company following the Closing. At the Closing, the Company will change its name to “MoonLake Immunotherapeutics.”

The Business Combination has been approved by the boards of directors of each of the Company and MoonLake. The Closing is expected to occur late in the fourth quarter of 2021 or early in the first quarter of 2022, following the receipt of the required approval by MoonLake’s and the Company’s shareholders and the satisfaction of certain other customary closing conditions.

On October 4, 2021, concurrently with the execution of the Business Combination Agreement, the Company entered into subscription agreements (collectively, the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors” which include an affiliate of the Sponsor and the BVF Shareholders and their affiliates) pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed for 11,500,000 Class A Ordinary Shares at a price of $10.00 per share, for an aggregate purchase price of $115,000,000 (the “PIPE”).

The PIPE is expected to be consummated immediately prior to or substantially concurrently with the Closing of the Business Combination. The closing of the PIPE is conditioned upon, among other things, (i) the satisfaction or waiver of all conditions precedent to the Business Combination and the substantially concurrent consummation of the Business Combination, (ii) the accuracy of all representations and warranties of the Company and the PIPE Investors in the Subscription Agreements, subject to certain bring-down standards, and (iii) the satisfaction of all covenants, agreements, and conditions required to be performed by the Company and the PIPE Investors pursuant to the Subscription Agreements. The Subscription Agreements provide for certain customary registration rights for the PIPE Investors.

The Subscription Agreements will terminate with no further force and effect upon the earliest to occur of: (a) such date and time as the Business Combination Agreement or Investment Agreement is terminated in accordance with its terms; (b) the mutual written agreement of the Company and the PIPE Investor to terminate its Subscription Agreement; (c) if on the Closing Date, any of the conditions to closing set forth in the Subscription Agreement are not satisfied or waived, and, as a result thereof, the transactions contemplated in the Subscription Agreement are not consummated at the Closing; or (d) May 30, 2022.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of
Helix Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Helix Acquisition Corp. (the “Company”) as of December 31, 2020, the related statements of operations, changes in shareholders’ deficit and cash flows for the period from August 13, 2020 (inception) through December 31, 2020 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from August 13, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 2 to the financial statements, the 2020 financial statements have been restated to correct certain misstatements.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, if the Company is unable complete a business combination by October 22, 2022 then the Company will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York
March 30, 2021, except for the effects of the restatement disclosed in Note 2 as to which the date is December 13, 2021

HELIX ACQUISITION CORP.
BALANCE SHEET
DECEMBER 31, 2020
(RESTATED)

ASSETS
Current assets
Cash	$1,335,924
Prepaid expenses	283,057
Total Current Assets	1,618,981

Cash and investments held in Trust Account	115,014,917
TOTAL ASSETS	$116,633,898

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$67,120
Promissory note-related party	58,063
Total Current Liabilities	125,183

Deferred underwriting fee payable	4,025,000
Total Liabilities	4,150,183

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value; 500,000,000 shares authorized; 11,500,000 shares at $10.00 per share issued and outstanding	115,000,000

Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 430,000 shares issued and outstanding (excluding 11,500,000 shares subject to redemption)	43
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 2,875,000 shares issued and outstanding	288
Accumulated deficit	(2,516,616)
Total Shareholders’ Deficit	(2,516,285)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$116,633,898

The accompanying notes are an integral part of these financial statements.

HELIX ACQUISITION CORP.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM AUGUST 13, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(RESTATED)

Formation and operating costs	$105,755
Loss from operations	(105,755)

Other income:
Interest earned on investments held in Trust Account	14,917
Net Loss	$(90,838)

Weighted average shares outstanding of Class A redeemable ordinary shares	6,232,090
Basic and diluted net income per share, Class A	$(0.01)

Weighted average shares outstanding of Class B non-redeemable ordinary shares	2,695,896
Basic and diluted net loss per share, Class B	$(0.01)

The accompanying notes are an integral part of these financial statements.

HELIX ACQUISITION CORP.
STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE PERIOD FROM AUGUST 13, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(RESTATED)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – August 13, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	2,875,000	288	24,712	—	25,000
Sale of 430,000 Private Placement Shares	430,000	43	—	—	4,299,957	—	4,300,000
Accretion of Class A ordinary shares to redemption amount			—	—	(4,324,669)	(2,425,776)	(6,750,445)
Net loss	—	—	—	—	—	(90,838)	(90,838)
Balance – December 31, 2020	430,000	$43	2,875,000	$288	$—	$(2,516,614)	$(2,516,283)

The accompanying notes are an integral part of these financial statements.

HELIX ACQUISITION CORP.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM AUGUST 13, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(RESTATED)

Cash Flows from Operating Activities:
Net loss	$(90,838)
Adjustments to reconcile net loss to net cash used in operating activities:
Payment of formation costs through issuance of Class B ordinary shares	5,000
Interest earned on investments held in Trust Account	(14,917)
Changes in operating assets and liabilities:
Prepaid expenses	(283,057)
Accounts payable and accrued expenses	67,120
Net cash used in operating activities	(316,692)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(115,000,000)
Net cash used in investing activities	(115,000,000)

Cash Flows from Financing Activities:
Proceeds from sale of Class A ordinary shares, net of underwriting discounts paid	112,700,000
Proceeds from sale of Private Placement Shares	4,300,000
Payments of offering costs	(347,384)
Net cash provided by financing activities	116,652,616

Net Change in Cash	1,335,924
Cash – Beginning	—
Cash – Ending	$1,335,924

Non-Cash Investing and Financing Activities:
Deferred underwriting fee payable	$4,025,000
Accretion of Class A ordinary shares to redemption amount	$(6,750,445)
Offering costs paid through promissory note – related party	$58,063
Offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$20,000

The accompanying notes are an integral part of these financial statements.

HELIX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Helix Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on August 13, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from August 13, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on October 19, 2020. On October 22, 2020 the Company consummated the Initial Public Offering of 11,500,000 Class A ordinary shares (the “Public Shares”) at $10.00 per Public Share, which included the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Public Shares, at $10.00 per Public Share, generating gross proceeds of $115,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 430,000 private placement Class A ordinary shares (the “Private Placement Shares”) at a price of $10.00 per Private Placement Share in a private placement to Helix Holdings, LLC (the “Sponsor”), generating gross proceeds of $4,300,000, which is described in Note 5.

Transaction costs charged to equity amounted to $6,750,447, consisting of $2,300,000 of underwriting fees, $4,025,000 of deferred underwriting fees and $425,447 of other offering costs.

Following the closing of the Initial Public Offering on October 22, 2020, $115,000,000 ($10.00 per Public Share) from the net proceeds of the sale of the Public Shares in the Initial Public Offering and the sale of the Private Placement Shares was placed in a trust account (the “Trust Account”) and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earliest of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (excluding the amount of any deferred underwriting commissions and taxes payable on the income earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

HELIX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company provided the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially $10.00 per Public Share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, subject to certain limitations as. The per-share amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 7).

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote the Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares, Private Placement Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account and not previously released to pay taxes, divided by the number of then issued and outstanding Public Shares.

The Company will have until 24 months from the closing of the Initial Public Offering to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares,

HELIX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to the Company to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares and Private Placement Shares it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Share ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in the value of trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Capital Resources

As of December 31, 2020, the Company had approximately $1.3 million in its operating bank accounts and working capital of approximately $1.5 million.

Prior to the completion of the Initial Public Offering, the Company’s liquidity needs had been satisfied through a contribution of $25,000 from Sponsor to cover for certain offering costs in exchange for the issuance of the Founder Shares, the loan of up to $300,000 from the Sponsor pursuant to the Note (see Note 6), and the proceeds from the

HELIX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

consummation of the Private Placement not held in the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 6). As of December 31, 2020, there were no amounts outstanding under any Working Capital Loan.

NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company concluded it should restate its previously issued financial statements by amending its Annual Report on Form 10-K, filed with the SEC on March 31, 2021, to classify all Class A ordinary shares subject to possible redemption in temporary equity. In accordance with ASC 480, paragraph 10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Class A ordinary shares in permanent equity, or total stockholders’ equity. Although the Company did not specify a maximum redemption threshold, its charter currently provides that, the Company will not redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Previously, the Company did not consider redeemable stock classified as temporary equity as part of net tangible assets. Effective with these financial statements, the Company revised this interpretation to include temporary equity in net tangible assets. Also, in connection with the change in presentation for the Class A ordinary shares subject to possible redemption, the Company also revised its earnings per share calculation to allocate income and losses shared pro rata between the two classes of ordinary shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of ordinary shares share pro rata in the income and losses of the Company. As a result, the Company restated its previously filed financial statements to present all redeemable Class A ordinary shares as temporary equity and to recognize accretion from the initial book value to redemption value at the time of its Initial Public Offering and in accordance with ASC 480. The Company’s previously filed financial statements that contained the error were initially reported in the Company’s Form 8-K filed with the SEC on October 28, 2020 (the “Post-IPO Balance Sheet”) and the Company’s Annual Report on 10-K for the annual period ended December 31, 2020 (the “Affected Periods”). These financial statements restate the Company’s previously issued audited and unaudited financial statements covering the periods through December 31, 2020. The quarterly periods ended March 31, 2021 and June 30, 2021 will be restated in an amendment to the Company’s Form 10-Q/A for the quarterly period ended September 30, 2021 to be filed with the SEC. See Note 3 and 8, which have been updated to reflect the restatement contained in this Annual Report.

HELIX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

Impact of the Restatement

The change in the carrying value of the redeemable shares of Class A ordinary shares in the IPO Balance Sheet resulted in a decrease of approximately $5.1 million in additional paid-in capital and an increase of approximately $2.4 million to accumulated deficit, as well as a reclassification of 751,629 shares of Class A ordinary shares from permanent equity to temporary equity as presented below.

	As Previously Reported	Adjustments	As Restated
Balance sheet as of October 22, 2020
Class A Ordinary Shares Subject to Possible Redemption	$107,569,550	$7,430,450	$115,000,000
Class A Ordinary Shares	$117	$(74)	$43
Additional Paid-in Capital	5,004,598	(5,004,598)	—
Accumulated Deficit	(5,000)	(2,425,778)	(2,430,778)
Total Shareholders’ Equity (Deficit)	5,000,003	(7,430,450)	(2,430,447)

Number of Class A ordinary shares subject to redemption	10,756,955	743,045	11,500,000

Balance sheet as of December 31, 2020
Class A Ordinary Shares Subject to Possible Redemption	107,483,710	7,516,290	115,000,000
Class A Ordinary Shares	118	(75)	43
Additional Paid-in Capital	5,090,437	(5,090,437)	—
Accumulated Deficit	(90,838)	(2,425,778)	(2,516,616)
Total Shareholders’ Equity (Deficit)	5,000,005	(7,516,290)	(2,516,285)

Number of Class A ordinary shares subject to redemption	10,748,371	751,629	11,500,000

Statement of Operations for the period from August 13, 2020 (inception) to December 31, 2020
Net loss	$(90,838)	$—	$(90,838)
Weighted average shares outstanding of Class A ordinary shares	11,500,000	(5,267,910)	6,232,090
Basic and diluted income per share, Class A ordinary shares	0.00	(0.01)	(0.01)
Weighted average shares outstanding of Class B ordinary shares	2,920,522	(224,626)	2,695,896
Basic and diluted net loss per share, Class B ordinary shares	(0.04)	0.03	(0.01)

Statement of Cash Flows for the period from August 13, 2020 (inception) to December 31, 2020
Initial classification of Class A ordinary shares subject to redemption	107,569,550	(107,569,550)	—
Change in value of Class A ordinary shares subject to possible redemption	(85,840)	85,840	—

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until October 22, 2022 to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation,

HELIX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after October 22, 2022.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.

HELIX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Offering Costs

Offering costs consist of legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $6,750,447 were charged to shareholders’ equity upon the completion of the Initial Public Offering (see Note 1).

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2020, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented. The Company’s management does not expect the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Loss Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. The Company has two classes of ordinary shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of ordinary shares. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period.

In connection with the change in presentation for the Class A ordinary shares subject to possible redemption, the Company also revised its earnings per share calculation to allocate net income (loss) pro rata to Class A and Class B ordinary shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of ordinary shares share pro rata in the income (loss) of the Company. Accretion associated with the redeemable shares of Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

HELIX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts):

	For The Period From August 13, 2020 (inception) through December 31, 2020
	Class A	Class B
Basic and diluted net loss per ordinary share:
Numerator:
Allocation of net loss	$(63,409)	$(27,429)

Denominator:
Basic and diluted weighted average ordinary shares outstanding	6,232,090	2,695,896

Basic and diluted net loss per ordinary share	$(0.01)	$(0.01)

As of December 31, 2020, basic and diluted shares are the same as there are no non-redeemable securities that are dilutive to the Company’s ordinary shareholders.

____________

(1)      The weighted average non-redeemable ordinary shares for the year ended December 31, 2020 includes the effect of 430,000 Private Placement Shares, which were issued in conjunction with the initial public offering on October 22, 2020.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the Company’s balance sheet, primarily due to their short-term nature.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

NOTE 4  — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 11,500,000 Public Shares, which included the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Public Shares, at a purchase price of $10.00 per Public Share generating gross proceeds of $115,000,000.

HELIX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 5  — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 430,000 Private Placement Class A Ordinary Shares at a price of $10.00 per Private Placement Share, for an aggregate purchase price of $4,300,000. A portion of the proceeds from the Private Placement Shares were added to the proceeds from the Initial Public Offering held in the Trust Account.

NOTE 6  — RELATED PARTY TRANSACTIONS

Founder Shares

On August 19, 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of the Company in consideration for 3,593,750 Class B ordinary shares. On September 30, 2020, the Sponsor surrendered, for no consideration, 718,750 Class B ordinary shares, resulting in the Sponsor holding 2,875,000 Class B ordinary shares (the “Founder Shares”). In September 2020, the Sponsor transferred 30,000 Founder Shares to each of its independent directors. The Founder Shares included an aggregate of up to 375,000 shares that were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised, so that the number of Founder Shares would equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering and excluding the Private Placement Shares). As a result of the underwriters’ election to fully exercise their over-allotment option, 375,000 Founder Shares are no longer subject to forfeiture.

The Sponsor and each insider has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares or Private Placement Shares until the earliest of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Administrative Services Agreement

Commencing on October 22, 2020, the Company entered into an agreement to pay the Sponsor up to $10,000 per month for office space, utilities, administrative services and remote support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. As of December 31, 2020, the Company incurred and accrued $20,000 in fees for these services.

Promissory Note — Related Party

On August 19, 2020, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2020 and (ii) the completion of the Initial Public Offering. As of December 31, 2020, there was $58,063 outstanding under the Promissory Note.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into Class A

HELIX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 6  — RELATED PARTY TRANSACTIONS (cont.)

shares at a price of $10.00 per share. Such shares would be identical to the Private Placement Shares. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2020, the Company had no outstanding borrowings under the Working Capital Loans.

NOTE 7  — COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 global pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

Pursuant to a registration and shareholders rights agreement entered into on October 19, 2020, the holders of the Founder Shares and Private Placement Shares that may be issued upon conversion of Working Capital Loans will be entitled to registration rights require the Company to register a sale of any of our securities held by them. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Share, or $4,025,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

NOTE 8  — SHAREHOLDERS’ EQUITY

Preference Shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 500,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At December 31, 2020, there were 11,930,000 Class A ordinary shares issued or outstanding.

Class B Ordinary Shares — The Company is authorized to issue 50,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At December 31, 2020, there were 2,875,000 Class B ordinary shares issued and outstanding.

Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law.

HELIX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 8  — SHAREHOLDERS’ EQUITY (cont.)

In a vote to continue the Company in a jurisdiction outside the Cayman Islands (which required the approval of at least two-thirds of the votes of all ordinary shares), holders of the Founder Shares will have ten votes for every Founder Share and holders of the Class A ordinary shares will have one vote for every Class A ordinary share.

The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares or equity-linked securities, are issued or deemed issued in connection with a Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by Public Shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in a Business Combination and any Private Placement Shares issued upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

NOTE 9 — FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts.

At December 31, 2020, assets held in the Trust Account were comprised of $457 in cash and $115,014,460 in U.S. Treasury securities. During the year ended December 31, 2020, the Company did not withdraw any interest income from the Trust Account.

HELIX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 9 — FAIR VALUE MEASUREMENTS (cont.)

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value. The gross holding gains and fair value of held-to-maturity securities at December 31, 2020 are as follows:

	Held-To-Maturity	Level	Amortized Cost	Gross Holding Gain	Fair Value
December 31, 2020	U.S. Treasury Securities (Matured on 1/21/21)	1	$115,014,460	$1,417	$115,015,877

NOTE 10 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued.

MoonLake Immunotherapeutics AG
Unaudited Condensed Consolidated Balance Sheets
as of September 30, 2021 and June 30, 2021
(Amounts in USD)

	September 30, 2021	June 30, 2021
Current assets
Cash	$507,562	$2,040,489
Other receivables	66,810	10,778
Prepaid expenses	43,645	45,318
Total current assets	618,017	2,096,585

Non-current assets
Property and equipment, net	29,850	23,050
Total non-current assets	29,850	23,050
Total assets	$647,867	$2,119,635

Current liabilities
Trade and other payables	$762,550	$549,268
Accrued expenses and other current liabilities	2,839,557	736,064
Total current liabilities	3,602,107	1,285,332

Non-current liabilities
Pension liability	150,000	5,645
Total liabilities	3,752,107	1,290,977

Commitments and contingencies (Note 9)

Shareholders’ equity (deficit)
Series A Preferred Shares, CHF 0.10 par value; 680,196 shares authorized; 680,196 shares issued and outstanding as of September 30, 2021 (liquidation preference of $33.4 million); 670,000 shares issued and outstanding as of June 30, 2021 (liquidation preference of $32.9million)	72,466	71,360
Common Shares, CHF 0.10 par value; 390,000 shares authorized; 360,529 shares issued and outstanding as of September 30, 2021; 330,000 shares issued and outstanding as of June 30, 2021	38,429	35,148
Additional paid-in capital	33,044,931	32,510,237
Accumulated deficit	(36,260,066)	(31,787,087)
Accumulated other comprehensive loss	—	(1,000)
Total shareholders’ equity (deficit)	(3,104,240)	828,658
Total liabilities and shareholders’ equity (deficit)	$647,867	$2,119,635

The accompanying Notes are an integral part of these Unaudited Condensed Consolidated Financial Statements.

MoonLake Immunotherapeutics AG
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss
for the Three Months Ended September 30, 2021 and for the Period
from March 10, 2021 (Inception) to September 30, 2021
(Amounts in USD)

	Three Months Ended September 30, 2021	For The Period From March 10, 2021 (Inception) to September 30, 2021
Operating expenses
Research and development	$(669,528)	$(30,536,746)
General and administrative	(3,780,342)	(5,694,999)
Depreciation	(2,268)	(2,482)
Total operating expenses	(4,452,138)	(36,234,227)
Operating loss	(4,452,138)	(36,234,227)
Other expenses	(20,841)	(25,839)
Loss before income tax	(4,472,979)	(36,260,066)

Income tax	—	—
Net loss and comprehensive loss	$(4,472,979)	$(36,260,066)

Basic and diluted net loss per Common Share	$(13.55)	$(70.56)
Weighted-average number of Common Shares	330,000	513,922

The accompanying Notes are an integral part of these Unaudited Condensed Consolidated Financial Statements.

MoonLake Immunotherapeutics AG
Unaudited Condensed Consolidated Changes in Shareholders’ Equity (Deficit)
for the Three Months Ended September 30, 2021 and for the Period
from March 10, 2021 (Inception) to September 30, 2021
(Amounts in USD)

	Share capital						Accumulated other comprehensive loss
	Series A Preferred Shares		Common Shares		Additional paid-in capital	Accumulated deficit		Total Shareholders’ equity (deficit)
	Shares	Amount	Shares	Amount
Issuance of shares at incorporation – March 10, 2021	—	$—	1,000,000	$106,508	$—	$—	$—	$106,508
Share-based compensation expense related to the transfer of 99,000 Common Shares to Merck KGaA, Darmstadt, Germany, and subsequent conversion into Series A Preferred Shares	99,000	10,544	(99,000)	(10,544)	4,851,000	—	—	4,851,000
Transfer of 571,000 existing Common Shares to new shareholders as part of a capital contribution (net of share issuance cost of $279,364), and subsequent conversion into Series A Preferred Shares	571,000	60,816	(571,000)	(60,816)	27,659,237	—	—	27,659,237
Net loss	—	—	—	—	—	(31,787,087)	—	(31,787,087)
Other comprehensive loss	—	—	—	—	—	—	(1,000)	(1,000)
At June 30, 2021	670,000	71,360	330,000	35,148	32,510,237	(31,787,087)	(1,000)	828,658
Additional Preferred Shares purchased by a director following his appointment as chairman of the Board of Directors (net of share issuance cost of $4,951)	10,196	1,106	—	—	493,944	—	—	495,050
Share based compensation granted under the equity incentive plans (ESPP and ESOP)	—	—	30,529	3,281	40,750	—	—	44,031
Net loss for the three months	—	—	—	—	—	(4,472,979)	—	(4,472,979)
Other comprehensive income	—	—	—	—	—	—	1,000	1,000
At September 30, 2021	680,196	$72,466	360,529	$38,429	$33,044,931	$(36,260,066)	$—	$(3,104,240)

The accompanying Notes are an integral part of these Unaudited Condensed Consolidated Financial Statements.

MoonLake Immunotherapeutics AG
Unaudited Condensed Consolidated Statement of Cash Flows
for the Period from March 10, 2021 (Inception) to September 30, 2021
(Amounts in USD)

For The Period From March 10, 2021 (Inception) to September 30, 2021
Cash flow from operating activities
Net loss	$(36,260,066)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,482
Share-based payment	4,891,750
Occupational pensions, non-cash	150,000
Unrealized exchange gains and losses	1,004
Capital Taxes	9,266
Changes in operating assets and liabilities:
Other receivables	(66,810)
Prepaid expenses	(43,645)
Trade and other payables	762,550
Accrued expenses	2,512,301
Changes in other current liabilities	317,990
Net cash flow used in operating activities	(27,723,178)

Cash flow from investing activities
Purchase of property and equipment	(32,332)
Net cash flow used in investing activities	(32,332)

Cash flow from financing activities
Issuance of shares at incorporation	106,508
Issuance of Series A Preferred Shares, net	28,154,287
Grants of additional Shares under ESPP	3,281
Net cash flow provided by financing activities	28,264,076

Effect of movements in exchange rates on cash held	(1,004)
Net change in cash	507,562

Cash, beginning of period	—
Cash, end of period	$507,562

The accompanying Notes are an integral part of these Unaudited Condensed Consolidated Financial Statements.

MoonLake Immunotherapeutics AG
Notes to the Unaudited Condensed Consolidated Financial Statements
(Amounts in USD)

Note 1 — Description of business and basis of presentation

Corporate information

MoonLake Immunotherapeutics AG (the “Company” or “MoonLake”) is a clinical-stage biopharmaceutical company engaged in leveraging revolutionary Nanobody® technology to develop next-level medicines for immunologic diseases, including inflammatory skin and joint diseases. The Company has a portfolio of therapeutic programs based on the phase 3-ready Nanobody® Sonelokimab (“SLK”), a biologic molecule potentially capable of driving disease modification in dermatology and rheumatology patients.

MoonLake Immunotherapeutics AG is a Swiss stock corporation (Aktiengesellschaft) incorporated on March 10, 2021, and registered with the commercial register of the Canton of Zug, Switzerland under the number CHE-433.093.536.

On July 9, 2021, the Company established a wholly-owned subsidiary, MoonLake Immunotherapeutics Ltd., in the United Kingdom to conduct research and development activities required for SLK.

Business Combination Agreement with Helix

On October 4, 2021, the Company announced that it entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among Helix, a blank check company incorporated as a Cayman Islands exempted company on August 13, 2020, MoonLake Immunotherapeutics AG, the existing equity holders of MoonLake (collectively, the “ML Parties”), Helix Holdings LLC, a Cayman Islands limited liability company and the sponsor of Helix (the “Sponsor”), and the representative of the ML Parties.

Following completion (the “Closing” and the date of Closing, the “Closing Date”) of the Business Combination contemplated by the Business Combination Agreement, (i) the existing equity holders of MoonLake will retain their equity interests in MoonLake (except as noted in the Helix’s Form 8-K filed on October 4, 2021) and will receive a number of non-economic voting shares in Helix determined by multiplying the number of MoonLake Ordinary Shares held by them immediately prior to the Closing by the Exchange Ratio; (ii) certain equity holders of MoonLake (the “BVF Shareholders”) will assign all of their MoonLake Common Shares to Helix and Helix will issue to the BVF Shareholders an aggregate number of Helix class A ordinary shares equal to the product of such number of assigned MoonLake Common Shares and the Exchange Ratio; and (iii) Helix will receive a controlling equity interest in MoonLake in exchange for making the cash contribution. The Exchange Ratio is the quotient obtained by dividing (a) 360,000,000 by (b) the fully diluted shares of MoonLake prior to the Closing by (c) 10. Substantially all of the assets and business of MoonLake and Helix will be held by MoonLake as the operating company following the Closing. At the Closing, Helix will change its name to “MoonLake Immunotherapeutics.”

The Business Combination has been approved by the Boards of Directors of each of MoonLake and Helix. The Closing is expected to occur late in the fourth quarter of 2021 or early in the first quarter of 2022, following the receipt of the required approval by MoonLake’s and Helix’s shareholders and the satisfaction of certain other customary closing conditions.

Liquidity and going concern

The Company has funded its operations to date principally through proceeds received from the sale of the Company’s Common Shares and Series A Preferred Shares. Since incorporation, the Company has incurred a loss of $36.3 million primarily due to the acquisition of an in-licensing agreement which was recorded as an expense. As of September 30, 2021, the Company had approximately $0.5 million of unrestricted cash.

The Company has no products approved for commercial sale, has not generated any revenue from product sales, and cannot guarantee when or if it will generate any revenue from product sales. The Company expects to incur significant expenses and operating losses for at least the next five years, assuming it commences and then continues the clinical development of, and seeks regulatory approval for, its product candidate under an in-licensing agreement. It is expected that operating losses will fluctuate significantly from year to year due to timing of clinical development programs and efforts to achieve regulatory approval.

MoonLake Immunotherapeutics AG
Notes to the Unaudited Condensed Consolidated Financial Statements
(Amounts in USD)

Note 1 — Description of business and basis of presentation (cont.)

The Company will require additional capital in order to continue the clinical development of its product candidate. As of September 30, 2021, the Company is in advanced negotiations with a Special Purpose Acquisition Company (“SPAC”) to raise additional capital. Further, in the event this transaction does not complete or takes longer to complete than anticipated, the Series A Preferred Share lead investor has agreed to provide bridge financing in the range of $10 million to $15 million to enable the Company to operate with sufficient liquidity. The Company’s ability to secure additional capital is dependent upon a number of factors, some of which are outside of the Company’s control.

If the Company is unable to acquire additional capital or resources, it will be required to modify its operational plans to fund its operating expense requirements for the next twelve months. This may include delaying the commencement of clinical development and reducing its general and administrative corporate costs. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying unaudited condensed consolidated financial statements have been prepared on a basis that assumes the Company is a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from any uncertainty related to its ability to continue as a going concern.

Coronavirus pandemic

In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic which continues to evolve. The impact of COVID-19 on the Company’s business, operations and development timelines has been limited considering the recent incorporation of the Company. However, the future impact of COVID-19 on the Company’s business is uncertain. The Company’s Management (“Management”) will continue to actively monitor the evolving situation related to COVID-19 and may take further actions that alter the Company’s operations, including those that may be required by Switzerland federal, cantonal or local authorities, or that Management determine are in the best interests of the Company’s employees and other third parties with whom the Company does business. At this point, the extent to which COVID-19 may affect the Company’s future business, operations and development timelines and plans, including the resulting impact on expenditures and capital needs, remains uncertain and the Company may experience disruptions, including:

•        interruption of or delays in receiving supplies from the third parties the Company relies on;

•        limitations on the Company’s business operations by the Swiss federal, cantonal and/or local authorities;

•        limitations on the Company’s ability to progress with the clinical studies;

•        business disruptions caused by workplace, laboratory and office closures and an increased reliance on employees working from home, travel limitations, cybersecurity and data accessibility limits, or communication disruptions; and

•        limitations on employee resources that would otherwise be focused on the conduct of the Company’s activities, including because of sickness of employees or their families or the desire of employees to avoid contact with large groups of people.

Basis of presentation

The unaudited condensed consolidated financial statements and accompanying notes include the accounts of the Company and its wholly owned subsidiary after elimination of all intercompany balances and transactions. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) for interim financial information. Certain information and disclosures normally included in consolidated financial statements prepared in accordance with US GAAP have been condensed or omitted. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements for the period from March 10, 2021 (Inception) to

MoonLake Immunotherapeutics AG
Notes to the Unaudited Condensed Consolidated Financial Statements
(Amounts in USD)

Note 1 — Description of business and basis of presentation (cont.)

June 30, 2021 and the related notes which provide a more complete discussion of the Company’s accounting policies and certain other information. The June 30, 2021 balance sheet was derived from the Company’s audited financial statements.

These unaudited condensed consolidated financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of Management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s consolidated financial position as of September 30, 2021 and its results of operations and cash flows for the periods ended September 30, 2021. The results of operations for the three months ended September 30, 2021 and for the period from March 10, 2021 (Inception) to September 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any other future annual or interim period. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s financial statements and related notes for the period ended June 30, 2021. All US GAAP references relate to the Accounting Standards Codification (“ASC” or “Codification”) established by the Financial Accounting Standards Board (“FASB”) as the single authoritative source of US GAAP to be applied by non-governmental entities.

All amounts are presented in U.S. Dollar (“USD” or “$”), unless otherwise indicated. The term “Swiss franc” and “CHF” refer to the legal currency of Switzerland, unless otherwise indicated.

On July 27, 2021, the Company consolidated its share capital on a 10:1 basis. Accordingly, all share and per share amounts for all periods presented in these unaudited condensed consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this share consolidation.

Significant accounting policies

The Company’s significant accounting policies are discussed in Note 2, Basis of preparation and significant accounting policies, in the notes to our audited financial statements for the period from March 10, 2021 (Inception) to June 30, 2021. There have been no significant changes to these policies that would have a material impact on the Company’s reported results and financial position.

Note 2 — Trade and other payables

	September 30, 2021	June 30, 2021
Consultant fees payable	$665,723	$232,503
Other payables	95,659	37,401
Issuance stamp tax payable on equity contribution	1,168	279,364
Total	$762,550	$549,268

Note 3 — Accrued expenses and other current liabilities

	September 30, 2021	June 30, 2021
Accrued consultant fees	$978,095	$269,054
Accrued legal fees	782,678	157,820
Accrued bonuses and related employees compensation expenses	853,959	174,159
Others	224,825	135,031
Total	$2,839,557	$736,064

MoonLake Immunotherapeutics AG
Notes to the Unaudited Condensed Consolidated Financial Statements
(Amounts in USD)

Note 4 — Employee benefit plans

The Company operates a defined benefit pension plan in accordance with local Swiss regulations and practices. It covers the Company’s employees and provides benefits to employees in the event of death, disability, retirement, or termination of employment.

Obligations for contributions to defined benefit plans are expensed as the related service is provided. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in future payments is available.

The aggregate expense for the plan in personnel expense was $173,132 and $184,555 for the three months ended September 30, 2021 and for the period from March 10, 2021 (Inception) to September 30, 2021, respectively.

The accrued pension liability amounted to $150,000 as of September 30, 2021 and $5,645 as of June 30, 2021.

Note 5 — Shareholders’ equity (deficit)

Share data have been revised to give effect to the share consolidation explained in Note 1–“Description of business and basis of presentation.”

The following table illustrates the Company’s share capital composition.

	Series A Preferred Shares(1)		Common Shares(1)
	Authorized	Issued	Authorized	Issued
At incorporation March 10, 2021	—	—	1,060,000	1,000,000
Conversion of transferred Common Shares into Series A Preferred Shares	670,000	670,000	(670,000)	(670,000)
At June 30, 2021	670,000	670,000	390,000	330,000
Preferred Shares purchased by a director following appointment as chairman of the Board	10,196	10,196	—	—
Share-based payment under the equity incentive plan (ESPP)	—	—	—	30,529
At September 30, 2021	680,196	680,196	390,000	360,529

____________

(1)      Fully paid-in registered shares with a par value of CHF 0.10

Common Shares and Series A Preferred Shares

The Company was incorporated on March 10, 2021, with the issuance of 1,000,000 Common Shares with fair value of CHF 0.10 ($0.1065) per share. The corresponding starting capital committed by three co-founders in cash amounting to CHF 100,000 ($106,508) was released to the Company’s bank account on March 29, 2021.

On April 23, 2021, the co-founders transferred a total of 99,000 Common Shares into the Company’s ownership as a capital injection at nominal value.

On April 28, 2021, the Company entered into an investment agreement pursuant to which:

1.      The Company transferred 99,000 Common Shares to Merck KGaA, Darmstadt, Germany (“MRKDG”).

2.      The co-founders transferred additional 571,000 Common Shares to four third-party investors which are not considered related parties of the Company or MRKDG (“The Other Series A Preferred Shares Investors”). The total purchase price for the shares included the par value of the shares in the total of CHF 57,100 (paid as $61,398) and additional capital contributions to the Company of $27.9 million. This corresponds to a price per share of $49. The Company incurred share issuance costs of $279,364.

3.      The total of 670,000 transferred Common Shares were converted into Series A Preferred Shares on May 5, 2021.

MoonLake Immunotherapeutics AG
Notes to the Unaudited Condensed Consolidated Financial Statements
(Amounts in USD)

Note 5 — Shareholders’ equity (deficit) (cont.)

On July 27, 2021, the Company consolidated its share capital on a 10:1 basis. Accordingly, all share and per share amounts for all periods presented in these unaudited condensed consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this share consolidation.

On the same day, the Company issued 10,196 Series A Preferred Shares with a par value of CHF 0.10 per share to the Company’s new Chairman for $500,000 and granted 12,212 Common Shares under the equity incentive plan ESPP.

On September 9, 2021, the Company granted additional 18,317 Common Shares and 2,775 options to acquire Common Shares under the equity incentive plans ESPP and ESOP.

Series A Preferred Shares features

The Series A Preferred Shares have the following features:

1.      Same right to dividends as Common Shares;

2.      Liquidation preference: In the event of a liquidation, the proceeds resulting from such liquidation shall be allocated to the holders of shares in the following order:

a.      In first priority to the holders of Series A Preferred Shares pro rata to their respective holdings in the class of Series A Preferred Shares up to the preference amount (initial investment made by Series A investors, or their claims on an as-converted basis);

b.      In second priority, if and to the extent the preference amount has been fully paid to the holders of Series A Preferred Shares, to all holders of Common Shares pro rata to their respective holdings in the class of Common Shares.

The liquidation preference shall terminate and cease automatically upon completion of an Initial Public Offering (“IPO”) of the Company.

3.      Anti-dilution protection: In the event the Company issues equity at a subscription or purchase price, or securities convertible into equity at a conversion price below the original purchase price, each holder of Series A Preferred Shares shall, in consideration for the subscription amount paid by them, be entitled to a broad based weighted average anti-dilution adjustment.

The anti-dilution adjustment shall be effected by the issuance to each Series A Preferred Shares investor of the required number of additional Series A Preferred Shares at par value payable by the Series A investors in accordance with a defined formula for a weighted average anti-dilution adjustment.

The anti-dilution adjustment shall not apply with respect to:

a.      Share splits or similar reorganizations;

b.      Conversion of Series A Preferred Shares into Common Shares or shares issued as dividend or distribution on the holders of Series A Preferred Shares;

c.      Shares issued in connection with a bona fide business acquisition by the company;

d.      The issuance of shares to the public in case of an IPO;

e.      Shares issued or issuable to employees or members of the Board of Directors or advisors and other agents of the Company from the Company’s conditional capital;

f.       Shares issued upon the conversion of any debenture, warrant, option, or other convertible security.

MoonLake Immunotherapeutics AG
Notes to the Unaudited Condensed Consolidated Financial Statements
(Amounts in USD)

Note 5 — Shareholders’ equity (deficit) (cont.)

The anti-dilution adjustments shall terminate and cease automatically upon completion of the first to occur of (i) a liquidation or an IPO of the company, or (ii) following the final closing for the next equity financing round of the company.

4.      Conversion:

a.      Voluntary conversion: Each holder of the Series A Preferred Shares shall have the right to request at any time the conversion of all or a part of their Series A Preferred Shares into Common Shares at a 1:1 conversion ratio.

b.      Mandatory conversion: All Series A Preferred Shares shall be mandatorily converted into Common Shares upon the closing of a qualified IPO at a conversion rate of 1:1 on the last business day prior to the publication of the offering circular. If, within a period of 30 calendar days following the conversion, no qualified IPO is closed, each holder of Series A Preferred Shares, by written notice, may require the other parties to re-establish the share structure and preference rights as existing prior to the conversion.

Shares transferred for the In-licensing Agreement

During the period ended September 30, 2021, the Company entered into an In-licensing Agreement MRKDG which was not considered a related party of the Company. At completion of the transaction, the Company transferred 99,000 Common Shares to MRKDG as part of the consideration for the In-licensing Agreement. The shares were recognized in shareholders’ equity at a fair value of $49 per share. The Company estimated the fair-value of the shares with reference to the market-based transaction with The Other Series A Preferred Shares Investors.

Conditional share capital

As set forth in Article 4 of the Company’s articles of association, the share capital of the Company may be increased by a maximum amount of CHF 6,000 by issuing a maximum of 60,000 Common Shares with a par value of CHF 0.10 each, to be fully paid up, by either the issuance of shares to employees or members of the Board of Directors or advisors and other agents of the Company or of group companies or the exercise of options which are granted to employees, members of the Board of Directors, or advisors and other agents of the Company or of group companies, both according to one or more plan(s) to be drawn up by the Board of Directors. Such shares or options may be issued at a price lower than the fair market value of such shares.

On July 23, 2021, the Company’s Board of Directors approved the share-based compensation plan and the grant of 36,097 Common Shares (or options to acquire such shares) from the Company’s authorized conditional share capital under this plan to employees (or prospective employees upon the commencement of their employment with the Company).

As of September 30, 2021, 30,529 Common Shares and 2,775 options to acquire Common Shares under the equity incentive plans ESPP and ESOP were granted. The unallocated authorized conditional share capital of 26,696 Common Shares with a par value of CHF 0.10 each will be assigned in future reporting periods.

MoonLake Immunotherapeutics AG
Notes to the Unaudited Condensed Consolidated Financial Statements
(Amounts in USD)

Note 6 — Net loss per Common Share

Share data have been revised to give effect to the share consolidation explained in note 1–“Description of business and basis of presentation.”

The following table sets forth the loss per share calculations for the three months ended September 30, 2021 and for the period from March 10, 2021 (Inception) to September 30, 2021:

	Three Months Ended September 30, 2021	For The Period From March 10, 2021 (Inception) to September 30, 2021
	Common Shares	Common Shares
Numerator
Net loss	$(4,472,979)	$(36,260,066)

Denominator
Total weighted average number of shares	330,000	513,922

Loss per share – basic and diluted	$(13.55)	$(70.56)

Note 7 — Share-based compensation

In July 2021, the Company created two share-based compensation plans as follows:

•        The Employee Share Participation Plan (ESPP);

•        The Employee Stock Option Plan (ESOP).

Both plans contain service and performance conditions and are settled with shares of the Company only and meet the definition of a share-based compensation plan.

With the ESPP and ESOP plans, the Company enables eligible employees and members of the board (“participants”) to participate in the Company at favorable conditions.

The purpose of the Participation Plan is to attract and retain the best available personnel and to provide participants with additional incentive to increase their efforts on behalf and in the best interest of the Company and its subsidiaries.

All awards granted under the different share-based compensation plans were classified as equity-settled share-based payments.

The Company has recognized an increase in shareholders’ equity in the unaudited condensed consolidated balance sheets as of September 30, 2021 and stock based compensation expense of $40,750 in the condensed consolidated statement of operations for the three months then ended.

As of September 30, 2021, 26,696 shares remain available for future grants under the ESPP and the ESOP.

The effect of recording share-based compensation by type of award was as follows:

Compensation Plan	Three Months Ended September 30, 2021	For The Period From March 10, 2021 (Inception) to September 30, 2021
ESPP	$39,437	$39,437
ESOP	1,313	1,313
Total share-based compensation	$40,750	$40,750

MoonLake Immunotherapeutics AG
Notes to the Unaudited Condensed Consolidated Financial Statements
(Amounts in USD)

Note 7 — Share-based compensation (cont.)

Employee Share Participation Plan (ESPP) 2021-2025

The ESPP grants will vest 25% on each anniversary of the grant date. In the event of a termination of contractual relationship between the Company and the entitled employee, the awards can be deemed forfeited by the Company if certain conditions are met. There is also an accelerated vesting linked to a “Change of Control”, defined as any transfer of shares that results in the proposed acquirer holding more than 50% of the then issued share capital of the Company, where the grants will vest within 12 months from the date of the Change of Control.

The assumptions used in the valuation of the grants awarded under the ESPP during the period from March 10, 2021 (Inception) to September 30, 2021 are summarized below:

ESPP 2021
Grant dates	7/27/2021&9/9/2021
Estimated fair value of Common Shares on the grant date (USD)(1)	49
Purchase price (CHF)	0.10

____________

(1)      The Company estimated the fair value of the Common Shares with reference to the market-based transaction with the other Series A Preferred Shares Investors (refer Note 5).

Grants awarded

Program	ESPP
Award outstanding at January 1, 2021	—
Award outstanding at June 30, 2021	—
Awards granted	30,529
Award outstanding at September 30, 2021	30,529
Award exercisable at September 30, 2021	—

At September 30, 2021, the Company had $1.5 million of total unrecognized compensation expense related to the ESPP that will be recognized over the weighted average period of 3.92 years.

Employee Stock Option Plan (ESOP) 2021-2025

The ESOP grants will vest 25% on each anniversary of the grant date. In the event of a termination of contractual relationship between the Company and the entitled employee, options can be deemed forfeited by the Company if certain conditions are met. There is also an accelerated vesting linked to a “Change of Control”, defined as any transfer of shares that results in the proposed acquirer holding more than 50% of the then issued share capital of the Company, where the grants will vest within 12 months from the date of the Change of Control.

The assumptions used in the valuation of the ESOP grants under the Black-Scholes pricing model during the period from March 10, 2021 (Inception) to September 30, 2021 are summarized below:

ESOP 2021
Grant date	9/9/2021
Estimated fair value of the option on the grant date using Black-Scholes model (USD)(1)	33
Exercise price (USD)	44
Expected life of the award on the grant date (years)(2)	6
Expected volatility of the share price(3)	75%
Risk-free interest rate(4)	1%
Expected dividend rate	—

____________

(1)      The Company assumed a fair value per Common Share of $49 when estimating the fair value of the option. The fair value per Common Share was determined with reference to the market-based transaction with the other Series A Preferred Shares Investors (refer Note 5).

MoonLake Immunotherapeutics AG
Notes to the Unaudited Condensed Consolidated Financial Statements
(Amounts in USD)

Note 7 — Share-based compensation (cont.)

(2)      The expected term represents the period that share-based awards are expected to be outstanding.

(3)      The expected volatility was derived from the historical stock volatilities of comparable peer public companies within the Company’s industry.

(4)      The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the measurement date with maturities approximately equal to the expected term.

Grants awarded

Program	ESOP
Award outstanding at January 1, 2021
Award outstanding at June 30, 2021	—
Awards granted	2,775
Award outstanding at September 30, 2021	2,775
Award exercisable at September 30, 2021	—

At September 30, 2021, the Company had $0.1 million of total unrecognized compensation expense related to the ESOP that will be recognized over the weighted average period of 3.95 years.

Note 8 — Income taxes

During the period from March 10, 2021 (Inception) to September 30, 2021, the Company did not incur income tax expense or benefit as the Company incurred tax losses and provided a full valuation allowance.

The provision for income taxes differs from the amount computed by applying the statutory income tax rate to loss before income taxes as follows:

	Three months ended September 30, 2021	For the period from March 10, 2021 (Inception) to September 30, 2021
Statutory income tax rate	11.9%	11.9%
Non-deductible expense	0.0%	(1.6)%
Change in valuation allowance	(12.4)%	(10.3)%
Other	0.5%	0.0%
Effective income tax rate	0.0%	0.0%

Significant components of the Company’s deferred tax assets (liabilities) were:

	September 30, 2021	June 30, 2021
Intangible assets	$2,963,340	$2,963,340
Share based payments	48,870	230,764
Defined benefit plan	17,780	—
Net operating loss carry forward	887,726	—
Total deferred tax assets (gross)	3,917,726	3,194,104
Valuation allowance	(3,917,726)	(3,194,104)
Total deferred tax asset (net)	$—	$—

MoonLake Immunotherapeutics AG
Notes to the Unaudited Condensed Consolidated Financial Statements
(Amounts in USD)

Note 8 — Income taxes (cont.)

As of September 30, 2021, the Company’s net deferred tax assets before valuation allowance was $3.9 million. In assessing the realizability of its deferred tax assets, the Company considers whether it is more likely than not that some portion or all of its deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on the weight of all evidence, the Company has determined that it is not more likely than not that the net deferred tax assets will be realized. A valuation allowance of $3.9 million has been recorded against the deferred tax assets.

As of September 30, 2021, the Company had net operating losses of approximately $7.5 million which will expire in 2028. The Company’s net operating losses will not be subject to any limitation due to the change in the ownership according to Swiss Tax Code.

The Company has no unrecognized tax benefits and does not expect that uncertain tax benefits will change significantly in the next 12 months.

Note 9 — Commitments and contingencies

Commitments

On June 9, 2021, the Company entered into an office lease agreement commencing on July 1, 2021. Management has determined that the lease is short-term in nature on the basis that the lease will be terminated effective November 30, 2021. The rental expense amounts to CHF 6,180 ($6,644) per month.

On August 26, 2021, the Company entered into an open-ended office lease agreement commencing on November 1, 2021. The Company assumes that the lease will run for 36 months and the contract has not been accounted for as of September 30, 2021.

The right of use asset and corresponding operating lease liability at November 1, 2021 were CHF 420,811 ($450,745). Future minimum net lease payments for the period 2021-2023 are CHF 143,400 ($153,601) per annum.

Note 10 — Subsequent events

The Company has evaluated material subsequent events from the unaudited condensed consolidated balance sheet date of September 30, 2021, through December 7, 2021, the date the unaudited condensed consolidated financial statements were issued.

Share-based compensation plan

On October 25, 2021, the Company awarded a further 999 Common Shares and 5,550 options to acquire 5,550 Common Shares to new employees under the ESPP and ESOP. The Company estimated the fair value per share to be $336.39. The fair value per share was determined with reference to a Business Combination Agreement entered into with Helix on October 4, 2021. As per the Business Combination Agreement, the fair value was determined by dividing the Company Enterprise Value ($360,000,000) as defined by the Business Combination Agreement by the Company’s fully diluted shares (1,070,196). The aggregate fair value of the additional grants is approximately $2.2 million and the vesting requirements of such awards, follow the ESOP and ESPP terms and conditions detailed in “note 7 — Share-based compensation”.

MoonLake Immunotherapeutics AG
Notes to the Unaudited Condensed Consolidated Financial Statements
(Amounts in USD)

Note 10 — Subsequent events (cont.)

Loan agreement

On October 15, 2021, the Company entered into a loan agreement with the BVF Shareholders, pursuant to which Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., and Biotechnology Value Trading Fund OS, L.P. loaned $8,139,000, $5,946,000, and $915,000 respectively ($15,000,000 in aggregate), for the financing of general corporate purposes of MoonLake, including product and technology development, operations, sales and marketing, management expenses, and salaries. The loan is interest-free and must be repaid by the Company prior to the earlier of the closing date of the Business Combination and February 15, 2022. As of the date hereof, the entire principal loan amount remains outstanding.

CRO agreements

On October 6, 2021, the Company entered into three agreements with a clinical research organization to provide certain startup services to support the Company’s planned Phase 2 clinical studies. The total estimated fees including estimated pass through costs under the agreements amount to USD 8.3 million and are expected to cover services provided to the Company until the end of the year.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors

MoonLake Immunotherapeutics AG

Opinion on the Financial Statements

We have audited the accompanying balance sheet of MoonLake Immunotherapeutics AG (the Company) as of June 30, 2021, the related statements of operations, comprehensive loss, changes in shareholders’ equity, and cash flows for the period from March 10, 2021 (date of incorporation) to June 30, 2021, and the related notes to the financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2021, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred a loss of $31.8 million since inception and expects to incur significant losses for at least the next five years. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Baker Tilly US, LLP

We have served as the Company’s auditor since 2021.

Campbell, CA
August 24, 2021

MoonLake Immunotherapeutics AG

Balance Sheet

(in USD)

June 30, 2021
Current assets
Cash	$2,040,489
Other receivables	10,778
Prepaid expenses	45,318
Total current assets	2,096,585

Non-current assets
Property and equipment, net	23,050
Total assets	$2,119,635

Current liabilities
Trade and other payables	$549,268
Accrued expenses	736,064
Total current liabilities	1,285,332

Non-current liabilities
Pension liability	5,645
Total liabilities	1,290,977

Commitments and contingencies (Note 12)

Shareholders’ equity
Series A Preferred shares, CHF 0.10 par value; 670,000 shares authorized; 670,000 shares issued and outstanding as of June 30, 2021 (liquidation preference of $32.9 million)	71,360
Common shares, CHF 0.10 par value; 390,000 shares authorized; 330,000 shares issued and outstanding as of June 30, 2021	35,148
Additional paid-in capital	32,510,237
Accumulated deficit	(31,787,087)
Accumulated other comprehensive loss	(1,000)
Total shareholders’ equity	828,658
Total liabilities and shareholders’ equity	$2,119,635

The accompanying Notes are an integral part of these Financial Statements.

MoonLake Immunotherapeutics AG

Statement of Operations

(in USD)

Period from March 10 to June 30, 2021
Operating expenses
Research and development	$(29,867,218)
General and administrative	(1,914,658)
Depreciation	(213)
Total operating expenses	(31,782,089)
Operating loss	(31,782,089)

Other expenses	(4,998)
Loss before income tax	(31,787,087)

Income tax	—
Net loss	$(31,787,087)

Basic and diluted net loss per Common share	$(47.80)
Weighted-average number of Common shares	665,000

The accompanying Notes are an integral part of these Financial Statements.

MoonLake Immunotherapeutics AG

Statement of Comprehensive Loss

(in USD)

Period from March 10 to June 30, 2021
Net loss	$(31,787,087)

Actuarial loss on employee benefit plans – current period	(1,000)
Other comprehensive loss	(1,000)
Comprehensive loss	$(31,788,087)

The accompanying Notes are an integral part of these Financial Statements.

MoonLake Immunotherapeutics AG

Statement of Changes in Shareholders’ Equity

(in USD)

	Share capital
	Series A Preferred shares		Common shares		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total Shareholders’ Equity
	Shares	Amount	Share	Amount
Issuance of shares at incorporation – March 10, 2021	—	$—	1,000,000	$106,508	$—	$—	$—	$106,508

Share-based compensation expense through transfer of existing Common shares (99,000) to Merck KGaA, Darmstadt, Germany, and conversion of transferred shares into Series A Preferred shares	99,000	10,544	(99,000)	(10,544)	4,851,000	—	—	4,851,000
Transfer of existing Common shares (571,000) to new shareholders, concurrent capital contribution by new shareholders net of share issuance cost of $279,364, and conversion of transferred shares into Series A Preferred shares	571,000	60,816	(571,000)	(60,816)	27,659,237	—	—	27,659,237
Net loss	—	—	—	—	—	(31,787,087)	—	(31,787,087)
Other comprehensive loss	—	—	—	—	—	—	(1,000)	(1,000)
At June 30, 2021	670,000	$71,360	330,000	$35,148	$32,510,237	$(31,787,087)	$(1,000)	$828,658

The accompanying Notes are an integral part of these Financial Statements.

MoonLake Immunotherapeutics AG

Statement of Cash Flows

(in USD)

Period from March 10 to June 30, 2021
Cash flow from operating activities:
Net loss	$(31,787,087)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	213
Share-based payment	4,851,000
Occupational pensions, non-cash	4,645
Changes in operating assets and liabilities:
Prepaid expenses	(45,318)
Other receivables	(10,778)
Trade and other payables	549,268
Accrued expenses (refer to Note 6)	733,484
Net cash flow used in operating activities	(25,704,573)

Cash flow from investing activities
Purchase of property and equipment	(20,683)
Net cash flow used in investing activities	(20,683)

Cash flow from financing activities
Issuance of shares at incorporation	106,508
Issuance of Series A Preferred shares, net	27,659,237
Net cash flow provided by financing activities	27,765,745

Net change in cash	2,040,489

Cash, beginning of period	—
Cash, end of period	$2,040,489

Supplemental disclosure of non-cash investing information:
Property and equipment purchased but not paid	$2,580

The accompanying Notes are an integral part of these Financial Statements.

MoonLake Immunotherapeutics AG

Notes to the Financial Statements

(Amounts in USD)

Note 1 — Description of the business

MoonLake Immunotherapeutics AG (the “Company” or “MoonLake”) was incorporated in Zug, Switzerland on March 10, 2021 and is a clinical-stage biopharmaceutical company leveraging revolutionary Nanobody® technology to develop next-level medicines for immunologic diseases, including inflammatory skin and joint diseases. The Company has a portfolio of therapeutic programs based on the Nanobody® Sonelokimab (“SLK”), a biologic molecule potentially capable of driving disease modification in dermatology and rheumatology patients.

Liquidity and going concern

The Company has funded its operations to date principally through proceeds received from the sale of the Company’s Common shares and Series A Preferred shares. Since incorporation the Company has incurred a loss of $31.8 million primarily due to the acquisition of an in-licensing agreement which was recorded as an expense. As of June 30, 2021, the Company had approximately $2 million of unrestricted cash.

The Company has no products approved for commercial sale, has not generated any revenue from product sales, and cannot guarantee when or if it will generate any revenue from product sales. The Company expects to incur significant expenses and operating losses for at least the next five years, assuming it commences and then continues the clinical development of, and seeks regulatory approval for, its product candidate under an in-licensing agreement. It is expected that operating losses will fluctuate significantly from year to year due to timing of clinical development programs and efforts to achieve regulatory approval.

The Company will require additional capital in order to continue the clinical development of its product candidate. The Company is in advanced negotiations with a Special Purpose Acquisition Company (“SPAC”) to raise additional capital and the SPAC has signed a non-binding letter of intent. Further, in the event this transaction does not complete or takes longer to complete than anticipated, the Series A Preferred share lead investor has expressed the intent to provide bridge financing in the range of $5 million to $10 million to enable the Company to operate with sufficient liquidity. The Company’s ability to secure additional capital is dependent upon a number of factors, some of which are outside of the Company’s control.

If the Company is unable to acquire additional capital or resources, it will be required to modify its operational plans to fund its operating expense requirements for the next twelve months. This may include delaying the commencement of clinical development and reducing its general and administrative corporate costs. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared on a basis that assumes the Company is a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from any uncertainty related to its ability to continue as a going concern.

Coronavirus pandemic

In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic which continues to evolve. The impact of COVID-19 on the Company’s business, operations and development timelines has been limited considering the recent incorporation of the Company. However, the future impact of COVID-19 on the Company’s business is uncertain. The Company’s management (“Management”) will continue to actively monitor the evolving situation related to COVID-19 and may take further actions that alter the Company’s operations, including those that may be required by Switzerland federal, cantonal or local authorities, or that Management determine are in the best

MoonLake Immunotherapeutics AG

Notes to the Financial Statements

(Amounts in USD)

Note 1 — Description of the business (cont.)

interests of the Company’s employees and other third parties with whom the Company does business. At this point, the extent to which COVID-19 may affect the Company’s future business, operations and development timelines and plans, including the resulting impact on expenditures and capital needs, remains uncertain and the Company may experience disruptions, including:

•        interruption of or delays in receiving supplies from the third parties the Company relies on;

•        limitations on the Company’s business operations by the Swiss federal, cantonal and/or local authorities;

•        limitations on the Company’s ability to progress with the clinical studies;

•        business disruptions caused by workplace, laboratory and office closures and an increased reliance on employees working from home, travel limitations, cybersecurity and data accessibility limits, or communication disruptions; and

•        limitations on employee resources that would otherwise be focused on the conduct of the Company’s activities, including because of sickness of employees or their families or the desire of employees to avoid contact with large groups of people.

Note 2 — Basis of preparation and significant accounting policies

Basis of presentation

The Company’s financial statements have been prepared under United States Generally Accepted Accounting Principles (“US GAAP”) since its inception and through June 30, 2021. All US GAAP references relate to the Accounting Standards Codification (“ASC” or “Codification”) established by the Financial Accounting Standards Board (“FASB”) as the single authoritative source of US GAAP to be applied by non-governmental entities.

All amounts are presented in U.S. Dollar (“USD” or “$”), unless otherwise indicated. The term “Swiss franc” and “CHF” refer to the legal currency of Switzerland, unless otherwise indicated.

On July 27, 2021, the Company consolidated its share capital on a 10:1 basis. In accordance with the U.S. Securities and Exchange Commission’s Staff Accounting Bulletin Topic 4C, all share and per share amounts for the period presented in these financial statements and notes thereto have been adjusted retroactively as if it occurred on March 10, 2021.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires the Company to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses. The significant judgments, estimates and assumptions relevant to the Company relate to:

•        Determining whether the in-process research and development expenditure (“IPR&D”) has an alternative future use (Note 3);

•        Estimating the fair value of the portion of the aggregate purchase price relating to its own shares in connection with the acquisition of the in-license agreement (Note 8); and

•        Estimating the recoverability of the deferred tax asset (Note 11).

The Company bases its judgments and estimates on various factors and information, which may include, but are not limited to, the Company’s forecasts and future plans, current economic conditions and observable market-based transactions of its own shares, the results of which form the basis for making judgments about the carrying value of

MoonLake Immunotherapeutics AG

Notes to the Financial Statements

(Amounts in USD)

Note 2 — Basis of preparation and significant accounting policies (cont.)

assets and liabilities and recorded amounts of expenses that are not readily apparent from other sources. To the extent there are material differences between the Company’s estimates and the actual results, the Company’s future results of operation may be affected.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are recorded at cost, which approximates fair value. As of June 30, 2021, the Company only had cash and no cash equivalents. Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash, and the Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the 100,000 Swiss Francs (“CHF”) deposit protection limit. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value measurements

The Company follows the guidance included in FASB Topic 820, Fair Value Measurements and Disclosures.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

There are three levels of inputs to fair value measurements:

•        Level 1, meaning the use of quoted prices for identical instruments in active markets;

•        Level 2, meaning the use of quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active or are directly or indirectly observable; and

•        Level 3, meaning the use of unobservable inputs. Observable market data is used when available.

Transfers between Levels 1, 2 or 3 within the fair value hierarchy are recognized at the end of the reporting period when the respective transaction occurred.

Current assets, accounts payable and accrued liabilities approximate their fair values as of June 30, 2021, due to their short-term nature.

Segment information

The Company operates as a single operating segment. The Company’s chief operating decision maker, its Chief Executive Officer, manages the Company’s operations on a stand-alone basis for the purposes of allocating resources, and assessing financial performance.

Property and equipment, net

Property and equipment, net is stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets. Assets held under capital and operating leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased assets at the inception of the lease. Amortization expense is computed using the straight-line method over the shorter of

MoonLake Immunotherapeutics AG

Notes to the Financial Statements

(Amounts in USD)

Note 2 — Basis of preparation and significant accounting policies (cont.)

the estimated useful lives of the leased assets or the period of the related lease. Amortization of assets under capital and operating leases is included in depreciation expense. The estimated useful lives of the Company’s property and equipment is 3-5 years.

Share-based transaction

According to ASC 718, subtopic 505-50 goods or services received in a share-based payment transaction are measured using a fair value-based measure. For public entities, equity-classified transactions with non-employees are generally measured based on the grant-date fair value of the equity instruments granted.

The Company determined the fair value of the shares based on a separate observable market based transaction involving the sale of shares to a third party.

Foreign currency

The functional currency of the Company is the U.S. dollar. Balances and transactions denominated in foreign currencies are converted as follows: monetary assets and liabilities are remeasured using exchange rates in effect at the balance sheet dates and non-monetary assets and liabilities are remeasured at historical exchange rates. Revenue and expenses are remeasured at the daily exchange rate on the respective accounting date. The par value of the Company’s shares is measured using the historical exchange rate in effect at the date of issuance of the shares, not remeasured at balance sheet date.

Gains or losses from foreign currency remeasurement are included in other expenses in the Statement of Operations. The Company recognized foreign currency transaction loss of $4,690 for the period ended June 30, 2021.

Income taxes

The Company accounts for income taxes by using an asset and liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is recorded to the extent it is more likely than not that a deferred tax asset will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Net loss per share

Net loss per share is computed using the two-class method required for multiple classes of Common shares and Series A Preferred shares. Basic net loss per share is computed by dividing net loss by the weighted-average number of shares outstanding during the period, adjusted for outstanding shares that are subject to repurchase. For the calculation of diluted net loss per share, basic net loss per share is adjusted by the effect of dilutive securities, including convertible shares and awards under the Company’s equity compensation plan. Diluted net loss per share is computed by dividing net loss by the weighted-average number of shares outstanding. For periods in which the Company reports net losses, diluted net loss per share is the same as basic net loss per share because potentially dilutive shares of Common shares are not assumed to have been issued if their effect is anti-dilutive.

Transactions involving the Company’s shares

Equity instruments granted as consideration in transactions with non-employees are measured at fair value based on the grant-date.

MoonLake Immunotherapeutics AG

Notes to the Financial Statements

(Amounts in USD)

Note 2 — Basis of preparation and significant accounting policies (cont.)

Acquisitions

The Company evaluates acquisitions of assets and other similar transactions to assess whether or not the transaction should be accounted for as a business combination or asset acquisition by first assessing whether substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. The Company acquired the Sonelokimab program during the period ended June 30, 2021 and determined that substantially all of the fair value of the gross assets acquired related to IPR&D of SLK. Therefore, this transaction was accounted for as an asset acquisition.

IPR&D represents incomplete technologies that the Company acquires, which at the time of acquisition, are still under development and have no alternative future use. The fair value of such technologies is expensed upon acquisition. A technology is considered to have an alternative future use if it is probable that the Company will use the asset in its current, incomplete state as it existed at the acquisition date, in another research and development project that has not yet commenced, and economic benefit is anticipated from that use. If a technology is determined to have an alternative future use, then the fair value of the program would be recorded as an asset on the balance sheet rather than expensed.

Contingent consideration payments (for example milestone payments due upon the occurrence of a specific event) in asset acquisitions are recognized when the consideration is paid or becomes payable (unless the contingent consideration meets the definition of a derivative, in which case the amount becomes part of the cost in the asset acquired). Upon recognition of the contingent consideration payment, the amount is expensed if it relates to IPR&D or capitalized if it relates to a developed product which is generally considered to be when clinical trials have been completed and regulatory approval obtained.

Future royalty payments due on net sales will be recognized in cost of goods sold when net sales are recognized.

Note 3 — Sonelokimab acquisition

On April 29, 2021, the Company in-licensed SLK, a novel Tri-specific Nanobody® (also known as M1095), from Merck KGaA, Darmstadt, Germany (“MHKDG”). Under this agreement, the Company acquired the right and license under MHKDG’s patents, licenses, materials and exclusive know-how to develop, manufacture, use, sell, offer for sale, export and import and otherwise commercialize SLK on a world-wide basis (the “In-licensing Agreement”).

The In-licensing Agreement has been accounted for as an asset purchase. The aggregate purchase price of $29.9 million consisted of an upfront cash payment and a transfer of the Company’s own equity instruments, representing a 9.9% ownership stake in the Company following issuance. The Company estimated the fair value of the equity portion of the consideration with reference to an observable market-based transaction involving the sale of its shares to a third party as described in Note 8 “Shareholders’ equity.” Transaction costs amounted to $0.6 million.

There were no tangible assets acquired or liabilities assumed by the Company under the In-licensing Agreement. The aggregate purchase price was allocated to the IPR&D program being the development and commercialization of SLK (the “SLK Program”). The Company determined that the IPR&D did not have an alternative future use and recorded the aggregate purchase price as an expense in research & development.

Subject to the terms of the In-licensing Agreement, milestone payments of up to EUR 307.1 million ($365.6 million) are potentially payable, of which less than ten percent being due upon initiation of various clinical trials and the remainder being due upon satisfying specific milestones related to regulatory filing acceptance, first commercial sales, and aggregate annual net sales. The milestone payments are payable in cash. Milestone payments due prior to obtaining regulatory approval will be recorded as research and development expense upon determination that a milestone payment is probable to occur. Milestone payments due after obtaining regulatory approval will be capitalized when and if incurred. The Company will use commercially reasonable efforts to cause the milestones to occur. However, if the Company reasonably determines that a technical failure or commercial failure has occurred with respect to all or a part of the SLK Program, the Company, at its sole discretion, can terminate all or part of the SLK Program.

MoonLake Immunotherapeutics AG

Notes to the Financial Statements

(Amounts in USD)

Note 3 — Sonelokimab acquisition (cont.)

In addition, the In-licensing Agreement requires the Company to pay royalties within the range of low to mid-teen percent of net sales. Royalties will be recognized in the Statement of Operations when net sales are recognized.

Note 4 — Property and equipment, net

Property and equipment consisted of the following at June 30:

June 30, 2021
Office equipment	$23,263

Less: Accumulated depreciation	(213)
Property and equipment, net	$23,050

Note 5 — Trade and other payables

Trade and other payables consisted of the following at June 30:

June 30, 2021
Issuance stamp tax payable on equity contribution	$279,364
Consultant fees payable	232,503
Other payables	37,401
Total	$549,268

Note 6 — Accrued expenses

Accrued expenses consisted of the following at June 30:

June 30, 2021
Accrued consultant fees	$426,874
Accrued bonuses and related employees compensation expenses	174,159
Others	135,031
Total	$736,064

Accrued expenses include $2,580 relating to investing activities.

Note 7 — Employee benefit plans

The Company operates a defined benefit pension plan in accordance with local Swiss regulations and practices. It covers the Company’s employees and provides benefits to employees in the event of death, disability, retirement, or termination of employment.

Obligations for contributions to defined benefit plans are expensed as the related service is provided. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in future payments is available.

The aggregate expense for the plan in personnel expense was $11,423 and the accrued pension liability amounted to $5,645 as of June 30, 2021.

MoonLake Immunotherapeutics AG

Notes to the Financial Statements

(Amounts in USD)

Note 8 — Shareholders’ equity

Share data have been revised to give effect to the share consolidation explained in note 2 — “Basis of preparation and significant accounting policies — Basis of presentation.”

The following table illustrates the Company’s share capital composition.

	Series A Preferred shares[1]		Common shares[1]
	Authorized	Issued	Authorized	Issued
At incorporation March 10, 2021	—	—	1,060,000	1,000,000

Conversion of transferred Common shares into Series A Preferred shares	670,000	670,000	(670,000)	(670,000)

At June 30, 2021	670,000	670,000	390,000	330,000

____________

1        Fully paid-in registered shares with a par value of CHF 0.10

Common shares and Series A Preferred shares

The Company was incorporated on March 10, 2021, with the issuance of 1,000,000 Common shares with fair value of CHF 0.10 ($0.1065) per share. The corresponding starting capital committed by three co-founders in cash amounting to CHF 100,000 ($106,508) was released to the Company’s bank account on March 29, 2021.

On April 23, 2021, the co-founders transferred a total of 99,000 Common shares into the Company’s ownership as a capital injection at nominal value to enable the latter participation of MHKDG.

On April 28, 2021, the Company entered into an investment agreement pursuant to which:

1.      The Company transferred 99,000 Common shares to MHKDG.

2.      The co-founders transferred additional 571,000 Common shares to four third-party investors which are not considered related parties of the Company or MHKDG (“The Other Series A Preferred Shares Investors”). The total purchase price for the shares included the par value of the shares in the total of CHF 57,100 (paid as $61,398) and additional capital contributions to the Company of $27.9 million. This corresponds to a price per share of $49. The Company incurred share issuance costs of $279,364.

3.      The total of 670,000 transferred Common shares were converted into Series A Preferred shares on May 5, 2021.

As of June 30, 2021, the Company had 330,000 registered Common shares (authorized: 390,000) and 670,000 registered Series A Preferred shares (authorized: 670,000) with a par value of CHF 0.10 per share.

The Series A Preferred shares have the following features:

1.      Same right to dividends as Common shares;

2.      Liquidation preference: In the event of a liquidation, the proceeds resulting from such liquidation shall be allocated to the holders of shares in the following order:

a.      In first priority to the holders of Series A Preferred shares pro rata to their respective holdings in the class of Series A Preferred shares up to the preference amount (initial investment made by Series A investors, or their claims on an as-converted basis);

b.      In second priority, if and to the extent the preference amount has been fully paid to the holders of Series A Preferred shares, to all holders of Common shares pro rata to their respective holdings in the class of Common shares.

MoonLake Immunotherapeutics AG

Notes to the Financial Statements

(Amounts in USD)

Note 8 — Shareholders’ equity (cont.)

The liquidation preference shall terminate and cease automatically upon completion of an Initial Public Offering (“IPO”) of the Company.

3.      Anti-dilution protection: In the event the Company issues equity at a subscription or purchase price, or securities convertible into equity at a conversion price below the original purchase price, each holder of Series A Preferred shares shall, in consideration for the subscription amount paid by them, be entitled to a broad based weighted average anti-dilution adjustment.

The anti-dilution adjustment shall be effected by the issuance to each Series A Preferred shares investor of the required number of additional Series A Preferred shares at par value payable by the Series A investors in accordance with a defined formula for a weighted average anti-dilution adjustment.

The anti-dilution adjustment shall not apply with respect to:

a.      Share splits or similar reorganizations;

b.      Conversion of Series A Preferred shares into Common shares or shares issued as dividend or distribution on the holders of Series A Preferred shares;

c.      Shares issued in connection with a bona fide business acquisition by the company;

d.      The issuance of shares to the public in case of an IPO;

e.      Shares issued or issuable to employees or members of the board of directors or advisors and other agents of the Company from the Company’s conditional capital; or

f.       Shares issued upon the conversion of any debenture, warrant, option, or other convertible security.

The anti-dilution adjustments shall terminate and cease automatically upon completion of the first to occur of (i) a liquidation or an IPO of the company, or (ii) following the final closing for the next equity financing round of the company.

4.      Conversion:

a.      Voluntary conversion: Each holder of the Series A Preferred shares shall have the right to request at any time the conversion of all or a part of their Series A Preferred shares into Common shares at a 1:1 conversion ratio.

b.      Mandatory conversion: All Series A Preferred shares shall be mandatorily converted into Common shares upon the closing of a qualified IPO at a conversion rate of 1:1 on the last business day prior to the publication of the offering circular. If, within a period of 30 calendar days following the conversion, no qualified IPO is closed, each holder of Series A Preferred shares, by written notice, may require the other parties to re-establish the share structure and preference rights as existing prior to the conversion.

Shares transferred for the In-licensing Agreement

During the period ended June 30, 2021, the Company entered into an In-licensing Agreement MHKDG which was not considered a related party of the Company. At completion of the transaction, the Company transferred 99,000 Common shares to MHKDG as part of the consideration for the In-licensing Agreement. The shares were recognized in shareholders’ equity at a fair value of $49 per share. The Company estimated the fair-value of the shares with reference to the market-based transaction with The Other Series A Preferred Shares Investors.

MoonLake Immunotherapeutics AG

Notes to the Financial Statements

(Amounts in USD)

Note 8 — Shareholders’ equity (cont.)

Conditional share capital

As set forth in Article 4 of the Company’s articles of association, the share capital of the Company may be increased by a maximum amount of CHF 6,000 by issuing a maximum of 60,000 Common shares with a par value of CHF 0.10 each, to be fully paid up, by either the issuance of shares to employees or members of the board of directors or advisors and other agents of the Company or of group companies or the exercise of options which are granted to employees, members of the board of directors, or advisors and other agents of the Company or of group companies, both according to one or more plan(s) to be drawn up by the board of directors. Such shares or options may be issued at a price lower than the fair market value of such shares.

As of June 30, 2021, no shares or options had been granted under the equity incentive plan — refer to Note 13 “Subsequent events.”

Note 9 — Net loss per common share

Share data have been revised to give effect to the share consolidation explained in note 2 — “Basis of preparation and significant accounting policies — Basis of presentation.”

The following table sets forth the loss per share calculations for the period from March 10 to June 30, 2021:

Period from March 10 to June 30, 2021
Common shares
Numerator
Net loss	$(31,787,087)

Denominator
Total weighted average number of shares	665,000
Loss per share – basic and diluted	$(47.80)

Note 10 — Segment and geographical information

The Company operates in one segment, discovering, developing and commercializing drugs. As of June 30, 2021 no revenue is recorded and property and equipment mainly relates to computer and communication tools located in Switzerland.

Note 11 — Income taxes

During the period from March 10 to June 30, 2021, the Company did not incur income tax expense or benefit as the Company incurred tax losses and provided a full valuation allowance.

The provision for income taxes differs from the amount computed by applying the statutory income tax rate to loss before income taxes as follows:

June 30, 2021
Statutory income tax rate	11.9%
Non-deductible expense	(1.8)%
Change in valuation allowance	(10.1)%
Effective income tax rate	0.0%

MoonLake Immunotherapeutics AG

Notes to the Financial Statements

(Amounts in USD)

Note 11 — Income taxes (cont.)

Significant components of the Company’s deferred tax assets (liabilities) were:

June 30, 2021
Intangible assets	$2,963,340
Net operating loss carry forward	230,764
Total deferred tax assets (gross)	3,194,104
Valuation allowance	(3,194,104)
Total deferred tax asset (net)	$—

As of June 30, 2021, the Company’s net deferred tax assets before valuation allowance was $3.2 million. In assessing the realizability of its deferred tax assets, the Company considers whether it is more likely than not that some portion or all of its deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on the weight of all evidence, the Company has determined that it is not more likely than not that the net deferred tax assets will be realized. A valuation allowance of $3.2 million has been recorded against the deferred tax assets.

As of June 30, 2021, the Company had net operating losses of approximately $1.9 million which will expire in 2028. The Company’s net operating losses will not be subject to any limitation due to the change in the ownership according to Swiss Tax Code.

There are no unrecognized tax benefits as of June 30, 2021. The Company does not expect that uncertain tax benefits will materially change in the next 12 months. The Company is subject to taxation in Switzerland.

Note 12 — Commitments and contingencies

Commitments

On June 9, 2021 the Company entered into an office lease agreement with a three year term commencing on July 1, 2021. The Company assumed that the lease would run for 36 months and accounted for it as an operating lease. Given the commencement date of this contract and the effective transfer of control on July 1, 2021, the contract was not accounted for as of June 30, 2021.

The right of use asset and corresponding operating lease liability at July 1, 2021 were CHF 234,228 ($251,829). Future minimum net lease payments for the period 2021-2023 are CHF 79,870 ($85,872) per annum.

Note 13 — Subsequent events

The Company has evaluated subsequent events through August 24, 2021, the date the financial statements were available to be issued.

Share-based compensation plan

As of June 30, 2021, the Company had entered into multiple employment agreements with future employees. As part of the employment offers, the Company expressed the intent to award 31,639 Common shares (or options to acquire such shares upon exercise) to those employees. As of June 30, 2021, the terms of the intended equity awards, including the type of security, exercise price, or vesting terms, were not defined, and no such shares (or options) had been granted nor had any grants been formally approved by the Company’s board of directors.

MoonLake Immunotherapeutics AG

Notes to the Financial Statements

(Amounts in USD)

Note 13 — Subsequent events (cont.)

On July 23, 2021, the Company’s board of directors approved the share-based compensation plan and the grant of 36,097 Common shares (or options to acquire such shares) from the Company’s authorized conditional share capital (Note 8) under this plan to employees (or prospective employees upon the commencement of their employment with the Company).

As of the issuance date of these financial statements, 12,212 restricted Common shares under the equity incentive plan were granted.

Appointment of new officers

On July 1, 2021, Mr. Jorge Santos da Silva, one of the Company’s co-founders, joined the Company as Chief Executive Officer.

On July 1, 2021, Mr. Matthias Bodenstedt joined the Company as Chief Financial Officer.

Establishment of MoonLake Immunotherapeutics Ltd in the UK

On July 9, 2021, the Company established its wholly-owned subsidiary in the U.K. “MoonLake Immunotherapeutics Ltd.” to employ UK-based employees, in particular to conduct research and development activities required for SLK.

Appointment of Chairman

On July 27, 2021, Mr. Simon Sturge was elected to the Company’s board of directors and appointed as Chairman.

Share consolidation and issuance of additional Series A Preferred shares

On July 27, 2021, the Company consolidated its share capital on a 10:1 basis. Accordingly, all share and per share amounts for all periods presented in these financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this share consolidation.

On the same day, the Company issued 10,196 Series A Preferred shares to the Company’s new Chairman for $500,000. Immediately after these transactions, prior to any grants under the share-based compensation plan, the Company had 330,000 issued and outstanding Common shares and 680,196 issued and outstanding Series A Preferred shares with a par value of CHF 0.10 per share.

Annex A-1

BUSINESS COMBINATION AGREEMENT

by and among

HELIX ACQUISITION CORP.,

MOONLAKE IMMUNOTHERAPEUTICS AG,

THE ML PARTIES SIGNATORY HERETO,

HELIX HOLDINGS LLC

and

MATTHIAS BODENSTEDT, IN HIS CAPACITY
AS THE ML PARTIES’ REPRESENTATIVE HEREUNDER

DATED AS OF OCTOBER 4, 2021

Annex A-1 Pages
Article I CERTAIN DEFINITIONS		A-1-2
Section 1.1	Certain Definitions	A-1-2

Article II INVESTMENT AND PURCHASE AND SALE TRANSACTIONS		A-1-17
Section 2.1	Pre-Closing Actions	A-1-17
Section 2.2	Closing Actions	A-1-18
Section 2.3	U.S. Federal Income Tax Consequences	A-1-19

Article III CLOSING		A-1-20
Section 3.1	Closing	A-1-20
Section 3.2	Conditions to the Obligations of the Parties at Closing	A-1-20
Section 3.3	Company and ML Parties Closing Deliveries	A-1-23
Section 3.4	Investor Closing Deliveries	A-1-23
Section 3.5	Withholding	A-1-24

Article IV REPRESENTATIONS AND WARRANTIES REGARDING THE ML COMPANIES		A-1-24
Section 4.1	Organization; Authority; Enforceability	A-1-24
Section 4.2	[Reserved]	A-1-25
Section 4.3	No Dissolution, Bankruptcy or Insolvency	A-1-25
Section 4.4	Corporate Books and Registers	A-1-25
Section 4.5	Noncontravention	A-1-25
Section 4.6	Capitalization	A-1-25
Section 4.7	Financial Statements; No Undisclosed Liabilities	A-1-26
Section 4.8	No Material Adverse Effect	A-1-27
Section 4.9	Absence of Certain Developments	A-1-27
Section 4.10	Real Property	A-1-27
Section 4.11	Tax Matters	A-1-28
Section 4.12	Contracts	A-1-29
Section 4.13	Intellectual Property	A-1-31
Section 4.14	Data Security; Data Privacy	A-1-33
Section 4.15	Information Supplied	A-1-34
Section 4.16	Litigation	A-1-34
Section 4.17	Brokerage	A-1-34
Section 4.18	Labor Matters	A-1-34
Section 4.19	Employee Benefit Plans	A-1-36
Section 4.20	Insurance	A-1-37
Section 4.21	Compliance with Laws; Permits	A-1-37
Section 4.22	Title to and Sufficiency of Assets	A-1-38
Section 4.23	Anti-Corruption Law Compliance	A-1-38
Section 4.24	Anti-Money Laundering Compliance	A-1-38
Section 4.25	Affiliate Transactions	A-1-38
Section 4.26	Compliance with Trade Control Laws	A-1-39
Section 4.27	Environmental Matters	A-1-39
Section 4.28	Healthcare Laws	A-1-39
Section 4.29	Inspections; Investor’s Representations	A-1-41

Annex A-1-i

Annex A-1 Pages
Article V REPRESENTATIONS AND WARRANTIES OF ML PARTIES		A-1-41
Section 5.1	Organization; Authority; Enforceability	A-1-41
Section 5.2	Capitalization	A-1-42
Section 5.3	Noncontravention	A-1-42
Section 5.4	Information Supplied	A-1-42
Section 5.5	Litigation	A-1-43
Section 5.6	Brokerage	A-1-43
Section 5.7	Investment Intent	A-1-43
Section 5.8	Compliance with Laws	A-1-43
Section 5.9	Inspections; Investor’s Representations	A-1-44
Section 5.10	BVF Shareholders Representations	A-1-44

Article VI REPRESENTATIONS AND WARRANTIES OF THE INVESTOR		A-1-44
Section 6.1	Organization; Authority; Enforceability	A-1-45
Section 6.2	Capitalization	A-1-45
Section 6.3	Brokerage	A-1-46
Section 6.4	Trust Account	A-1-46
Section 6.5	Investor SEC Documents; Controls	A-1-46
Section 6.6	Information Supplied; Proxy Statement	A-1-47
Section 6.7	Litigation	A-1-48
Section 6.8	Listing	A-1-48
Section 6.9	Investment Company	A-1-48
Section 6.10	Noncontravention	A-1-48
Section 6.11	Business Activities	A-1-48
Section 6.12	Tax Matters	A-1-49
Section 6.13	Compliance with Laws	A-1-50
Section 6.14	Subscription Agreements	A-1-50
Section 6.15	Affiliate Transactions	A-1-50

Article VII INTERIM OPERATING COVENANTS		A-1-51
Section 7.1	Interim Operating Covenants	A-1-51
Section 7.2	Interim Operating Covenants (Investor)	A-1-53

Article VIII PRE-CLOSING AGREEMENTS		A-1-55
Section 8.1	Commercially Reasonable Efforts; Further Assurances	A-1-55
Section 8.2	Trust & Closing Funding	A-1-55
Section 8.3	Listing	A-1-55
Section 8.4	LTIP	A-1-55
Section 8.5	Confidential Information	A-1-55
Section 8.6	Access to Information	A-1-56
Section 8.7	Notification of Certain Matters	A-1-56
Section 8.8	Regulatory Approvals; Efforts	A-1-56
Section 8.9	Communications; Press Release; SEC Filings	A-1-57
Section 8.10	Expenses	A-1-60
Section 8.11	PIPE Investment	A-1-60
Section 8.12	Directors and Officers	A-1-61
Section 8.13	Post-Closing Directors and Officers of the Investor	A-1-62
Section 8.14	Stock Transactions	A-1-62
Section 8.15	Investor Governing Documents	A-1-62
Section 8.16	Name Change	A-1-63
Section 8.17	Exclusivity	A-1-63
Annex A-1-ii

Annex A-1 Pages
Section 8.18	Joinder to the Agreement	A-1-63
Section 8.19	Restated and Amended Shareholders’ Agreement	A-1-63

Article IX ADDITIONAL AGREEMENTS		A-1-64
Section 9.1	Access to Books and Records	A-1-64
Section 9.2	Issuance of Remaining Investor Class C Shares	A-1-64

Article X TAX MATTERS		A-1-64
Section 10.1	Tax Matters	A-1-64
Section 10.2	Tax Structuring	A-1-64

Article XI TERMINATION		A-1-65
Section 11.1	Termination	A-1-65
Section 11.2	Effect of Termination	A-1-66

Article XII MISCELLANEOUS		A-1-66
Section 12.1	Amendment and Waiver	A-1-66
Section 12.2	Waiver of Remedies; Survival of Representations and Warranties	A-1-66
Section 12.3	ML Parties’ Representative	A-1-67
Section 12.4	Notices	A-1-67
Section 12.5	Assignment	A-1-68
Section 12.6	Severability	A-1-68
Section 12.7	Interpretation	A-1-68
Section 12.8	Entire Agreement	A-1-69
Section 12.9	Counterparts; Electronic Delivery	A-1-69
Section 12.10	Governing Law; Waiver of Jury Trial; Jurisdiction	A-1-70
Section 12.11	Trust Account Waiver	A-1-70
Section 12.12	Specific Performance	A-1-71
Section 12.13	No Third-Party Beneficiaries	A-1-71
Section 12.14	Disclosure Letters and Exhibits	A-1-71
Section 12.15	No Recourse	A-1-72
Section 12.16	Legal Representation	A-1-72
Section 12.17	Acknowledgements	A-1-74
Section 12.18	Equitable Adjustments	A-1-75

EXHIBITS

Exhibit A — Investment Agreement

Exhibit B — Investor A&R Memorandum and Articles

Exhibit C — Restated and Amended Shareholders’ Agreement

Exhibit D — A&R Registration Rights Agreement

Exhibit E — Amendment to Sponsor Letter

Exhibit F — PIPE Subscription Agreement

Exhibit G — Investor Subscription Agreement

Exhibit H — Joinder Agreement

Annex A-1-iii

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”) is made and entered into as of October 4, 2021 (the “Effective Date”), by and among (i) Helix Acquisition Corp., a Cayman Islands exempted company (the “Investor”), (ii) MoonLake Immunotherapeutics AG, a Swiss stock corporation (Aktiengesellschaft) registered with the commercial register of the Canton of Zug, Switzerland under the number CHE-433.093.536 (the “Company”), (iii) the existing shareholders of the Company and the existing holders of option rights issued under the Company’s Conditional Share Capital set forth on the signatures pages hereto (collectively, the “ML Parties” and each, a “ML Party”), (iv) Helix Holdings LLC, a Cayman Islands limited liability company (the “Sponsor”), and (v) Matthias Bodenstedt, in his capacity as the ML Parties’ Representative (in such capacity, the “ML Parties’ Representative”). Each of the Investor, the Company, the Sponsor, the ML Parties’ Representative and each ML Party is also referred to herein as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, the Investor is a blank check special purpose acquisition company incorporated for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more operating businesses or entities through a business combination;

WHEREAS, on or prior to the date of this Agreement, the Investor has obtained commitments from certain PIPE Investors (as defined below) for a private placement of Class A ordinary shares, par value $0.0001 per share, of the Investor (“Investor Class A Shares”), pursuant to the terms of the Subscription Agreements (as defined below) to be consummated prior to or substantially concurrently with the Closing (the “PIPE Investment”);

WHEREAS, as of the date hereof, each of the Investor, the ML Parties and the Company shall enter into the Investment Agreement in the form attached hereto as Exhibit A (the “Investment Agreement”) whereby the parties thereto will, among other things, determine their respective rights and obligations in relation to (i) the Company Capital Restructuring (as defined below), (ii) the Investor’s total investment in the Company consisting of the subscription and issuance of Class V voting shares, par value CHF 0.01 per share of the Company, each having, due to its lower par value, ten (10) times the voting power of a Company Common Share (as defined below) (the “Company Class V Voting Shares”) and (iii) the contribution of the Cash Contribution (as defined below) to the Company;

WHEREAS, at the Closing, pursuant to the terms and conditions of the Investor Existing Memorandum and Articles, all then-outstanding Class B ordinary shares of the Investor, par value $0.0001 per share of (the “Investor Class B Shares”) will be automatically converted into Investor Class A Shares on a one-for-one basis (the “Investor Class B Share Conversion”);

WHEREAS, at the Closing, the Investor will amend and restate (i) the Investor Existing Memorandum and Articles (as defined below) by adopting the Investor Second Amended and Restated Memorandum of Association and the Investor Second Amended and Restated Articles of Association substantially in the form attached hereto as Exhibit B (the “Investor A&R Memorandum and Articles”), among other things, to establish a structure containing Investor Class A Shares, which will carry such economic and voting rights as set forth in the Investor A&R Memorandum and Articles, and the Class C ordinary shares, par value $0.0001 per share, of the Investor (the “Investor Class C Shares”), which will carry such voting rights as set forth in the Investor A&R Memorandum and Articles;

WHEREAS, at the Closing, the ML Parties and the Company will effectuate a restructuring of the share capital of the Company, pursuant to which the existing Series A preferred shares of the Company will be converted into an equal number of the common shares (Stammaktien) with a par value CHF 0.10 per share of the Company (the “Company Common Shares”), such that the ML Parties will hold a single class of Company Shares as of immediately prior to the Closing (the “Company Capital Restructuring”);

WHEREAS, at the Closing, the BVF Shareholders will exchange their BVF Shares for an amount of Class A Shares pursuant to the BVF Share Transfer (as defined below);

Annex A-1-1

WHEREAS, for U.S. federal income tax purposes, each of the parties hereto intends that (i) the Company Capital Restructuring qualifies as a “reorganization” pursuant to Section 368(a)(1)(E) of the Code and the Treasury Regulations thereunder, and (ii) the BVF Share Transfer together with the Investor’s acquisition of Company Class V Voting Shares pursuant to this Agreement qualifies as a “reorganization” pursuant to Section 368(a) of the Code and the Treasury Regulations thereunder and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Sections 354 and 368 of the Code and within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a);

WHEREAS, at the Closing, the Investor, the Company and the ML Parties shall enter into the Restated and Amended Shareholders’ Agreement with respect to their rights and obligations as shareholders of the Company in the form attached hereto as Exhibit C (the “Restated and Amended Shareholders’ Agreement”), which shall become effective as of the registration of the Company Nominal Capital Increase (as defined below) in the commercial register of the Canton of Zug, Switzerland;

WHEREAS, at the Closing, the Investor, the Sponsor and the ML Parties shall amend and restate the Registration Rights Agreement (as defined below) in the form attached hereto as Exhibit D (the “A&R Registration Rights Agreement”);

WHEREAS, on the Closing Date, the Investor will change its name from “Helix Acquisition Corp.” to “MoonLake Immunotherapeutics” (the “Name Change”);

WHEREAS, as of the date hereof, the Sponsor, the Investor and certain members of the Investor’s board of directors and/or management (the “Insiders”) have agreed, at and conditioned upon the Closing, to amend that certain letter agreement by and among the Investor, the Sponsor and the Insiders, dated October 19, 2020, in the form attached hereto as Exhibit E (the “Amendment to Sponsor Letter”), pursuant to which the Sponsor and the Insiders shall waive any and all anti-dilution rights described in the Investor Governing Documents and vote their shares in favor of the Investor Shareholder Voting Matters (as defined below); and

WHEREAS, as a condition to the issuance of any shares or options of the Company on or after the date hereof, the Company shall cause any Person that becomes a shareholder or option holder of the Company following the date hereof to enter into a Joinder Agreement in the form attached hereto as Exhibit H (the “Joinder Agreement”) pursuant to which such Person shall become bound by the terms and conditions of this Agreement as an ML Party.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and subject to the terms and conditions set forth in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

Article I
CERTAIN DEFINITIONS

Section 1.1 Certain Definitions. For purposes of this Agreement, capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings set forth below.

“A&R Registration Rights Agreement” has the meaning set forth in the Recitals.

“Acquired Investor Class C Shares” means an aggregate of 36,000,000 authorized Investor Class C Shares, of which an amount equal to the Exchange Ratio of Investor Class C Shares per each Company Common Share held by the relevant ML Party are to be issued to the ML Parties that are shareholders at the Closing (other than to the BVF Shareholders) and an amount equal to the Exchange Ratio of Investor Class C Shares per each Company Common Share held by the relevant ML Parties are to be issued to such ML Parties that become shareholders of the Company after Closing upon issuance of the relevant Company Common Shares under the Company’s Conditional Share Capital.

“Additional Investor Filings” has the meaning set forth in Section 8.9(e).

Annex A-1-2

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise.

“Affiliated Transactions” has the meaning set forth in Section 4.25(a).

“Agreement” has the meaning set forth in the Preamble.

“Amendment to Sponsor Letter” has the meaning set forth in the Recitals.

“Ancillary Agreements” means the Investor A&R Memorandum and Articles, the Investment Agreement, the Restated and Amended Shareholders’ Agreement, the A&R Registration Rights Agreement and each other agreement, instrument and certificate required by, or contemplated in connection with, this Agreement to be executed by any of the Parties as contemplated by this Agreement, in each case, only as is applicable to the relevant Party or Parties to such Ancillary Agreement, as indicated by the context in which such term is used.

“Anti-Corruption Laws” means applicable Laws related to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and any other applicable Law that prohibits bribery, corruption, fraud or other improper payments.

“Anti-Money Laundering Laws” means applicable Laws related to money laundering, including the Currency and Foreign Transaction Reporting Act of 1970, as amended (also known as the Bank Secrecy Act), the Money Laundering Control Act of 1986, as amended, and any other applicable Law related to money laundering of any jurisdictions in which the Company conducts business, including any anti-racketeering laws involving money laundering or bribery as a racketeering act.

“Audited Financial Statements” has the meaning set forth in Section 4.7(a).

“Available Closing Date Cash” means an aggregate amount of cash equal to the sum of (without duplication) (a) the cash in the Trust Account, less amounts required to satisfy any Investor Share Redemptions and less the aggregate amount of any unpaid Investor Transaction Expenses plus (b) the aggregate proceeds actually received by the Investor from any PIPE Investment consummated at, or prior to, the Closing.

“Business Combination” has the meaning ascribed to such term in the Investor Existing Memorandum and Articles.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York, the Cayman Islands or the Canton of Zug, Switzerland.

“BVF Shareholders” means, collectively, Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P. and Biotechnology Value Trading Fund OS, L.P.

“BVF Share Transfer” has the meaning set forth in Section 2.2(g).

“BVF Shares” means the 550,000 Company Common Shares held by the BVF Shareholders immediately following the Company Capital Restructuring.

“Cash Contribution” has the meaning set forth in Section 2.2(c)(iii).

“Cash Contribution Agreement” means the short form cash contribution agreement (Zuschussvertrag) between the Investor (as contributor) and the Company (as recipient) referred to in Section 2.2(d) and in Section 6 of the Investment Agreement.

Annex A-1-3

“Cayman Companies Act” means the Companies Act (As Revised) of the Cayman Islands.

“CHF” means Swiss Francs, the lawful currency of Switzerland.

“Clayton Act” means the Clayton Act of 1914.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Closing Form 8-K” has the meaning set forth in Section 8.9(f).

“Closing Investor Class C Shares” means the Acquired Investor Class C Shares to be issued to the ML Parties (other than to the BVF Shareholders) which are shareholders of the Company at the Closing.

“Closing Press Release” has the meaning set forth in Section 8.9(f).

“Code” means the Internal Revenue Code of 1986, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that Section regardless of how numbered or classified.

“Company” has the meaning set forth in the Preamble.

“Company and ML Parties’ Disclosure Letter” means the Disclosure Letter delivered by ML Parties and the Company to the Investor concurrently with the execution and delivery of this Agreement.

“Company Capital Restructuring” has the meaning set forth in the Recitals.

“Company Class V Share Price” means an amount equal to $360,000,000 divided by the Fully Diluted Shares divided by ten (10).

“Company Class V Voting Shares” has the meaning set forth in the Recitals.

“Company Common Shares” has the meaning set forth in the Recitals.

“Company Employee Benefit Plan” means each equity, phantom equity, or equity-based compensation, retirement, pension, savings, profit sharing, bonus, incentive, severance, separation, employment, individual consulting or individual independent contractor, change in control, retention, deferred compensation, vacation, paid time off, medical, dental, life or disability, retiree or post-termination health or welfare, salary continuation, fringe or other compensatory or benefit plan, program, policy, arrangement or Contract, in each case, that is maintained, sponsored or contributed to (or required to be contributed to) by the Company or under or with respect to which the Company has or may have any Liability, and in each case whether or not (i) subject to the Laws of the United States, (ii) in writing or (iii) funded, but excluding in each case any statutory plan, program or arrangement that is required under applicable Law and/or maintained by any Governmental Entity.

“Company Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization; Authority; Enforceability), Section 4.5 (Noncontravention), Section 4.6 (Capitalization), and Section 4.17 (Brokerage).

“Company Nominal Capital Increase” has the meaning set forth in Section 2.1(g).

“Company Post-Closing Representation” has the meaning set forth in Section 12.16(a)(i).

“Company Shares” shall mean all of the issued and outstanding Equity Securities of the Company immediately prior to the Closing.

“Company Subscription Form” has the meaning set forth in Section 2.1(b).

Annex A-1-4

“Company Transaction Expenses” means, without duplication, all out-of-pocket expenses of the ML Companies incurred in connection with the negotiation, preparation and execution of this Agreement, the Ancillary Agreements and the transactions contemplated hereby or thereby, including (i) costs, fees, expenses and disbursements of financial advisors, attorneys, accountants and other advisors and service providers, (ii) change in control payments, transaction bonuses, retention payments, termination payments, severance, retention bonuses and any other similar compensatory payments payable to any current or former employee, officer or director of the ML Companies solely as a result of the transactions contemplated under this Agreement (and not subject to any subsequent event or condition, such as a termination of employment), including any Taxes relating to such payments to be paid and/or borne by the ML Companies, and (iii) fifty percent (50%) of the fees or other payments required by applicable Law to any Governmental Entity in order to obtain any such approvals, consents, or Orders in connection with the transactions contemplated hereby, in each case which have not been paid prior to the Closing. For the avoidance of doubt, Company Transaction Expenses shall exclude Indebtedness.

“Competing Investor” has the meaning set forth in Section 8.17(a).

“Competing Transaction” means (a) any transaction involving, directly or indirectly, the Company, which upon consummation thereof, would (x) result in the Company becoming a public company or (y) which would impede, interfere with or prevent the transactions contemplated hereby, or otherwise agree to, make, implement or consummate any of the foregoing, (b) any direct or indirect sale (including by way of a merger, consolidation, license, transfer, sale, option, right of first refusal with respect to a sale or similar preemptive right with respect to a sale or other business combination or similar transaction) of any material portion of the assets (including Intellectual Property) or business of the Company, taken as a whole (but excluding the sale of assets in the Ordinary Course of Business that in the aggregate could not reasonably be expected to impede, interfere with, prevent, or would reasonably be expected to materially delay the transactions contemplated hereby), (c) any direct or indirect sale (including by way of an issuance, dividend, distribution, merger, consolidation, license, transfer, sale, option, right of first refusal with respect to a sale or similar preemptive right with respect to a sale or other business combination or similar transaction) of equity, voting interests or debt securities of any ML Companies (excluding any such sale between or among the ML Companies), or rights, or securities that grant rights, to receive the same including profits interests, phantom equity, options, warrants, convertible or preferred stock or other equity-linked securities (except, in each case, as contemplated by this Agreement), (d) any direct or indirect acquisition (whether by merger, acquisition, share exchange, reorganization, recapitalization, joint venture, consolidation or similar business combination transaction), but excluding procurement of assets in the Ordinary Course of Business (but not the acquisition of a Person or business via an asset transfer), by the Company of the equity or voting interests of, or a material portion of the assets or business of, a third party (except, in each case, as contemplated or permitted by this Agreement), or (e) any liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of the Company (except to the extent contemplated by the terms of this Agreement), in all cases of clauses (a) through (e), either in one or a series of related transactions, where such transaction(s) is to be entered into with a Competing Investor (including any Interested Party or any representatives of any Interested Party); provided that, notwithstanding anything herein to the contrary, “Competing Transaction” shall be deemed to exclude any transaction, arrangement, Contract or understanding involving any Person (other than the ML Companies) that is an Affiliate of any ML Party or any Interested Party so long as such transaction, arrangement, Contract or understanding does not involve the Company or any assets or Equity Securities or debt securities of any ML Company.

“Conditional Share Capital” has the meaning set forth in Section 4.6(a).

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated May 22, 2021, between the Investor and the Company.

“Contract” means any written or oral contract, agreement, license or Lease.

“Copyleft Terms” has the meaning set forth in Section 4.13(e).

“Copyrights” has the meaning given to such term in the definition of “Intellectual Property.”

Annex A-1-5

“COVID-19” means SARS CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemic, pandemic or disease outbreaks.

“COVID-19 Measures” means any applicable quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other applicable Law, Order, directive, guidelines or recommendations by an applicable Governmental Entity in connection with or in response to the COVID-19 pandemic, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (CARES).

“D&O Provisions” has the meaning set forth in Section 8.12(a).

“Data Room” has the meaning set forth in Section 12.7.

“Disclosure Letters” means the Investor’s Disclosure Letter and the Company and ML Parties’ Disclosure Letter.

“Effective Date” has the meaning set forth in the Preamble.

“Environmental Laws” means any Laws relating to Hazardous Materials, pollution, the environment, natural resources, endangered or threatened species, or human health and safety.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock, shares or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock, shares or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock, shares or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Exchange Ratio” shall mean the quotient obtained by dividing (a) $360,000,000 by (b) the Fully Diluted Shares by (c) ten (10) (such ratio rounded to six decimal places).

“Executives” shall mean the Investor Executives and the ML Party Executives.

“Export Control Laws” means export, import, deemed export, transfer, and retransfer controls contained in the U.S. Export Administration Regulations.

“FDCA” has the meaning set forth in Section 4.28.

“Final Class V Voting Shares” has the meaning set forth in Section 2.2(c)(ii).

“Fraud” means actual common law fraud committed by a Party with respect to the making of the representations and warranties set forth in this Agreement.

“Fully Diluted Shares” means the total number of Equity Securities, as of immediately prior to the Closing (and prior to the BVF Share Transfer), expressed on a fully-diluted and as-converted to Company Share basis, and including, without limitation or duplication, (a) the aggregate number of Company Shares and any other shares of the Company that are issued and outstanding after giving effect to the Company Capital Restructuring, plus (b) the aggregate number of Company Shares that are issuable upon the full exercise, exchange or conversion of Conditional Share Capital (whether or not then vested or exercisable).

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Gibson Dunn” has the meaning set forth in Section 12.16(a)(i).

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“Governing Documents” means (a) in the case of a corporation, its certificate of incorporation (or analogous document) and bylaws; (b) in the case of a limited liability company, its certificate of formation (or analogous document) and limited liability company operating agreement; or (c) in the case of a Person other than a corporation or limited liability company, the documents by which such Person (other than an individual) establishes its legal existence or which govern its internal affairs.

“Governmental Entity” means any nation or government, any state, province, county, municipal or other political subdivision thereof, any entity exercising executive, legislative, tribal, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

“Hazardous Materials” means any substance that is listed, defined, designated, characterized, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant, waste or a contaminant, or words of similar import, under or pursuant to any Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor, petroleum byproducts, petroleum breakdown products, asbestos, asbestos-containing materials, mold, radon, flammable substances, explosive substances, urea formaldehyde foam insulation, polychlorinated biphenyls, per- and polyfluoroalkyl substances, and any other substances regulated under Environmental Law at any time prior to, on or after the Closing Date.

“Healthcare Laws” has the meaning set forth in Section 4.28.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Immediate Family” means, with respect to any specified Person, such Person’s spouse, parents, children and siblings, including adoptive relationships and relationships through marriage, or any other relative of such Person that shares such Person’s home.

“Indebtedness” means, with respect to a Party, without duplication: (a) all indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money; (b) all indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security; (c) all indebtedness for borrowed money of any Person for which such Party has guaranteed payment; (d) all capitalized Lease obligations or obligations required to be capitalized in accordance with GAAP; (e) any Liabilities in respect of deferred purchase price for property or services with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise for additional purchase price (excluding any purchase commitments for capital expenditures or otherwise incurred in the Ordinary Course of Business); (f) reimbursement obligations under any drawn letters of credit; and (g) obligations under derivative financial instruments, including hedges, currency and interest rate swaps and other similar instruments; provided, however, that, in the case of the Company, “Indebtedness” shall not include any Indebtedness between or among any ML Company.

“Insurance Policies” has the meaning set forth in Section 4.20.

“Intellectual Property” means all intellectual property, including any and all rights, title, and interest, in any jurisdiction throughout the world, in or to the following: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice) and invention disclosures, all improvements thereto, and all patents, utility models and industrial designs and all published and unpublished applications for any of the foregoing (and any patents, utility models, and industrial design that issue as a result of those applications), together with all reissuances, provisionals, continuations, continuations-in-part, divisionals, extensions, renewals, substitutions, and reexaminations thereof, or any counterparts and foreign equivalents thereof (collectively “Patents”); (b) all registered and unregistered trademarks, service marks, certification marks, trade dress, logos, slogans, trade names, taglines, corporate and business names, and all applications, registrations, and renewals in connection therewith, and other indicia of source, together with all goodwill symbolized or associated therewith (collectively, “Trademarks”); (c) Internet domain names, IP addresses, and rights of publicity and in social media usernames, handles, and accounts; (d) all works of authorship, registered

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and unregistered copyrights, all copyrights and rights in databases, mask works and design rights, and all applications, registrations, and renewals in connection therewith, and all moral rights associated with any of the foregoing (collectively “Copyrights”); (e) all trade secrets and confidential business information (including confidential ideas, research and development, know-how, formulas, compositions, algorithms, source code, data analytics, manufacturing and production processes and techniques, technical data and information, research, clinical and regulatory data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals) (collectively “Trade Secrets”); (f) all rights in Software; (g) rights of publicity and privacy; and (h) rights recognized under applicable Law that are equivalent or similar to any of the foregoing.

“Interested Party” means (i) the ML Party Executives, (ii) the ML Parties, (iii) in the case of any ML Party that is an entity, any direct or indirect equityholder of such ML Party or any of its respective Affiliates (other than the Company or its Subsidiaries), and (iv) in the case of the ML Party Executives and any ML Party that is an individual, any Immediate Family or Affiliate of such ML Party Executive or ML Party (other than the Company or its Subsidiaries).

“Investor” has the meaning set forth in the Preamble.

“Investor A&R Memorandum and Articles” means has the meaning set forth in the Recitals.

“Investor Board” means, at any time, the board of directors of the Investor.

“Investor Board Recommendation” has the meaning set forth in Section 6.1.

“Investor Class A Shares” has the meaning set forth in the Recitals.

“Investor Class B Share Conversion” has the meaning set forth in the Recitals.

“Investor Class B Shares” has the meaning set forth in the Recitals.

“Investor Class C Shares” has the meaning set forth in the Recitals.

“Investor Competing Transaction” means any transaction involving, directly or indirectly, any merger or consolidation with, or acquisition of, purchase of all or substantially all of the assets or equity of, consolidation or similar business combination with, or other transaction that would constitute a Business Combination with or involving the Investor and a third party, other than the Company or the ML Parties.

“Investor Executives” means Bihua Chen, CEO and Andrew Phillips, CFO.

“Investor Existing Memorandum and Articles” means the Investor Amended and Restated Memorandum of Association adopted by special resolution dated October 19, 2020 and effective on October 19, 2020 and the Investor Amended and Restated Articles of Association adopted by special resolution dated October 19, 2020 and effective on October 19, 2020.

“Investor Fundamental Representations” means the representations and warranties set forth in Section 6.1 (Organization; Authority; Enforceability), Section 6.2 (Capitalization), Section 6.3 (Brokerage), and Section 6.4 (Trust Account).

“Investor Governing Documents” means, at any time prior to the Closing, the Investor Existing Memorandum and Articles, at any time following the Closing, the Investor A&R Memorandum and Articles, as in effect at such time.

“Investor Material Adverse Effect” means any event, circumstance or state of facts that, individually or in the aggregate, has had or would be reasonably expected to have a material and adverse effect upon the ability of the Investor to perform its obligations and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements; provided, that the consummation of any Investor Share Redemptions shall not be deemed to constitute an Investor Material Adverse Effect.

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“Investor Parties” has the meaning set forth in Section 12.2(a).

“Investor Post-Closing Representation” has the meaning set forth in Section 12.16(b)(i).

“Investor Related Parties” has the meaning set forth in Section 6.15.

“Investor SEC Documents” has the meaning set forth in Section 6.5(a).

“Investor Share Redemption” means the election of an eligible holder of the Investor Class A Shares (as determined in accordance with the applicable Investor Governing Documents and the Trust Agreement) to redeem all or a portion of such holder’s Investor Class A Shares, at the per-share price, payable in cash, equal to such holder’s pro rata share of the Trust Account (as determined in accordance with the applicable Investor Governing Documents and the Trust Agreement), by tendering the Investor Class A Shares of such holder for redemption not later than 5:00 p.m. Eastern Time on the date that is two (2) Business Days prior to the date of the Investor Shareholder Meeting.

“Investor Shareholder Meeting” means a special meeting of the Investor Shareholders to vote on the Investor Shareholder Voting Matters.

“Investor Shareholder Voting Matters” means, collectively, proposals to approve (a) the adoption of this Agreement and the transactions contemplated by this Agreement, (b) the adoption of the proposed Investor A&R Memorandum and Articles in replacement of the Investor Existing Memorandum and Articles, (c) the change of name of the Investor to “MoonLake Immunotherapeutics”, (d) the changes to the authorized share capital of the Investor, (e) the adoption of the LTIP, (f) the issuance of the Investor Class A Shares (including pursuant to the BVF Share Transfer) and Investor Class C Shares, pursuant to this Agreement, including any approval which may be reasonably required by Nasdaq, (g) the election of the directors constituting the post-Closing Investor Board, (h) the adjournment or postponement of the Investor Shareholder Meeting if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the Investor Shareholder Voting Matters, (i) the adoption and approval of any other proposals that the SEC (or staff members thereof) may indicate are necessary in its comments to the registration statement or the Proxy Statement or correspondence related thereto, and (j) any other proposals that are submitted to, and require the vote of, the Investor Shareholders in the Proxy Statement.

“Investor Shareholders” means the holders of the Investor Class A Shares and Investor Class B Shares, in each case, as of immediately prior to the Closing.

“Investor Shares” means (a) prior to the Closing, the Investor Class A Shares and the Investor Class B Shares and (b) following the Closing, the Investor Class A Shares and the Investor Class C Shares.

“Investor Subscription Form” has the meaning set forth in Section 2.1(c).

“Investor Transaction Expenses” means, without duplication, all out-of-pocket fees and expenses of the Investor incurred in connection with the negotiation, preparation and execution of this Agreement, the Ancillary Agreements, the Proxy Statement and the consummation of the transactions contemplated hereby and thereby, including (i) fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers (including any deferred underwriting fees or any other accrued and unpaid fees incurred by the Investor in connection with its initial public offering), (ii) all operating costs, including without limitation the premiums paid for directors’ and officers’ liability insurance, (iii) fifty percent (50%) of the fees or other payments required by applicable Law to any Governmental Entity in order to obtain any such approvals, consents, or Orders in connection with the transactions contemplated hereby, and (iv) fees incurred in connection with the PIPE Investment.

“Investor’s Disclosure Letter” means the Disclosure Letter delivered by the Investor to the ML Parties concurrently with the execution and delivery of this Agreement.

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“IT Assets” means any and all information technology systems, Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation, in each case, owned by one of the Company or leased, licensed, outsourced, and used, or held for use in or necessary for the operation of the Company.

“Kellerhals Carrard” has the meaning set forth in Section 12.16(a)(i).

“Knowledge” (a) as used in the phrase “to the Knowledge of the Company” or phrases of similar import means the actual knowledge of any of the Executives, (b) as used in the phrase “to the Knowledge of ML Parties” or phrases of similar import means the actual knowledge of any of the ML Party Executives, (c) as used in the phrase “to the Knowledge of such ML Party” or phrases of similar import means the actual knowledge of the applicable ML Party, and (d) as used in the phrase “to the Knowledge of the Investor” or phrases of similar import means the actual knowledge of the Investor Executives.

“Latest Balance Sheet” has the meaning set forth in Section 4.7(a).

“Laws” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations and rulings of a Governmental Entity, including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company.

“Leases” means all leases, subleases, licenses, concessions and other Contracts pursuant to which the Company or its Subsidiaries holds any Leased Real Property.

“Liability” or “Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable.

“Liens” means, with respect to any specified asset, any and all liens, mortgages, hypothecations, claims, encumbrances, options, pledges, licenses, rights of priority, easements, covenants, restrictions and security interests thereon.

“LOI” has the meaning set forth in Section 12.8.

“Lookback Date” means the applicable date of incorporation of each of the ML Companies.

“LTIP” has the meaning set forth in Section 8.4.

“M&C” has the meaning set forth in Section 12.16(b)(i).

“Material Adverse Effect” means any event, circumstance or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have, a material and adverse effect upon (a) the business, results of operations or financial condition of the ML Companies, taken as a whole, or (b) the ability of ML Parties or the ML Companies, taken as a whole, to perform their respective obligations and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements; provided, however, that, with respect to the foregoing clause (a), none of the following (or the effect of the following), alone or in combination, will constitute a Material Adverse Effect, or will be considered in determining whether a Material Adverse Effect has occurred: (i) changes that are the result of factors generally affecting the industries or markets in which the ML Companies operate; (ii) the public announcement or pendency of the transactions contemplated by this Agreement, including the negotiation and execution of this Agreement; (iii) changes in Law or GAAP or the interpretation thereof, in each case effected after the Effective Date; (iv) any failure of any ML Company to achieve any projected revenue, earnings, expense, sales or other projections, forecasts, predictions or budgets prior to the Closing (it being understood that the underlying event,

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circumstance or state of facts giving rise to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether a Material Adverse Effect has occurred); (v) changes that are the result of economic factors affecting the national, regional or world economy or financial markets; (vi) any change in the financial, banking, or securities markets; (vii) any strike, embargo, labor disturbance, cyberattack, riot, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire, other weather-related or meteorological event, pandemic (including the COVID-19 pandemic and any COVID-19 Measures), epidemic, disease outbreak or other natural disaster or act of god; (viii) any national or international political conditions in or affecting any jurisdiction in which the ML Companies conduct business; (ix) the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any United States territories, possessions or diplomatic or consular offices or upon any United States military installation, equipment or personnel; or (x) any action taken (or omitted to be taken) by any ML Party or any of the ML Companies pursuant to or expressly permitted by this Agreement or any Ancillary Agreement (other than the obligations under Section 6.1) or at the written request of the Investor; provided, however, that any event, circumstance or state of facts resulting from a matter described in any of the foregoing clauses (i), (iii), (v), (vi) and (ix) may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be likely to occur only to the extent such event, circumstance or state of facts has a material and disproportionate effect on the ML Companies, taken as a whole, relative to other comparable entities operating in the industries and markets in which the ML Companies operate.

“Material Suppliers” means the top five (5) suppliers (determined by the amount purchased) of the Company, since inception.

“ML Bank Account” has the meaning set forth in Section 2.1(d).

“ML Board” means, at any time, the board of directors of the Company.

“ML Company” means the Company and any of its direct and indirect Subsidiaries.

“ML Parties’ Approval” means the approval of this Agreement, the Ancillary Agreements, or any other transaction contemplated hereunder and thereunder, as determined under the Investment Agreement (including such approvals and recommendations to be approved at the Extraordinary General Meeting (as defined in the Investment Agreement)), the Governing Documents of the Company or otherwise in accordance with applicable Law.

“ML Parties’ Fundamental Representations” means the representations and warranties set forth in Section 5.1 (Organization; Authority; Enforceability); Section 5.2 (Capitalization; Ownership); Section 5.3 (Noncontravention), Section 5.6 (Brokerage) and Section 5.7 (Investment Intent).

“ML Parties’ Group” has the meaning set forth in Section 12.2(a).

“ML Parties’ Representative” has the meaning set forth in the Preamble.

“ML Party” or “ML Parties” has the meaning set forth in the Preamble.

“ML Party Executives” means (i) Jorge Santos da Silva, CEO, (ii) Matthias Bodenstedt, CFO, (iii) Arnout Ploos van Amstel, COO, and (iv) Kristian Reich, CSO.

“Name Change” has the meaning set forth in the Recitals.

“Non-Party Affiliate” has the meaning set forth in Section 12.15.

“OFAC” has the meaning given to such term in the definition of “Sanctioned Person.”

“Order” means any order, writ, judgment, injunction, temporary restraining order, stipulation, determination, decree or award entered by or with any Governmental Entity or arbitral institution.

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“Ordinary Course of Business” means, with respect to any Person, (a) any action taken or not taken by such Person in the ordinary course of business consistent with past practice, and (b) any other action taken or not taken by such Person in response to the actual or anticipated effect on such Person’s business of COVID-19 or any COVID-19 Measures, in each case with respect to this clause (b) in connection with or in response to COVID-19.

“Ordinary Course Tax Sharing Agreement” means any written commercial agreement entered into in the Ordinary Course of Business of which the principal subject matter is not Tax but which contains customary Tax indemnification provisions.

“Outside Date” has the meaning set forth in Section 11.1(c).

“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned, in whole or in part, any of the ML Companies, and includes Owned Software and Registered Intellectual Property.

“Owned Software” has the meaning set forth in Section 4.13(d).

“Party” or “Parties” has the meaning set forth in the Recitals.

“Patents” has the meaning given to such term in the definition of “Intellectual Property.”

“PCAOB” means the Public Company Accounting Oversight Board.

“PCAOB Financial Statements” has the meaning set forth in Section 8.9(g).

“Permits” has the meaning set forth in Section 4.21(b).

“Permitted Affiliate Transactions” means any item set forth on Section 1.1(c) of the Company and ML Parties’ Disclosure Letter.

“Permitted Liens” means (a) Liens securing obligations under capital leases; (b) easements, permits, rights of way, restrictions, covenants, reservations or encroachments, minor defects, irregularities in and other similar Liens of record affecting title to the property which do not materially impair the use or occupancy of such real property in the operation of the business of any of the ML Companies as currently conducted thereon; (c) Liens for Taxes, assessments or governmental charges or levies imposed with respect to property which are not yet due and payable or which are being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof on the books and records of the ML Companies); (d) Liens in favor of suppliers of goods for which payment is not yet due or delinquent (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (e) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s, carrier’s and other similar Liens arising or incurred in the Ordinary Course of Business which are not yet due and payable or which are being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (f) Liens arising under workers’ compensation Laws or similar legislation, unemployment insurance or similar Laws; and (g) Liens arising under municipal bylaws, development agreements, restrictions or regulations, and zoning, entitlement, land use, building or planning restrictions or regulations, in each case, promulgated by any Governmental Entity, which do not restrict or are not violated by the ML Companies’ current use of its real property.

“Person” means any natural person, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

“Personal Information” means information that relates to an identified or identifiable natural person.

“Pestalozzi” has the meaning set forth in Section 12.16(b)(i).

“PHSA” has the meaning set forth in Section 4.28(a).

“PIPE Investment” has the meaning set forth in the Recitals.

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“PIPE Investment Amount” has the meaning set forth in Section 6.14.

“PIPE Investor” means those certain investors participating in the PIPE Investment pursuant to the Subscription Agreements.

“Pre-Closing Period” has the meaning set forth in Section 7.1.

“Preliminary Class V Voting Shares” has the meaning set forth in Section 2.1(a).

“Preliminary Investment Amount” has the meaning set forth in Section 2.1(a).

“Preliminary Nominal Subscription Amount” has the meaning set forth in Section 2.1(d).

“Privacy and Security Requirements” means (a) all applicable Privacy Laws, (b) all applicable Security Laws; (c) all applicable information, network and technology security laws and contractual requirements, (d) provisions relating to Processing of Personal Information in all applicable Privacy Contracts, (e) all applicable Privacy Policies and (f) the Payment Card Industry Data Security Standard.

“Privacy Contracts” means all Contracts between any ML Company and any Person that govern the Processing of Personal Information.

“Privacy Laws” means all Laws pertaining to the collection, storage, use, access, disclosure, processing, security, modification, destruction, and transfer of Personal Information.

“Privacy Policies” means all written, external-facing policies of any ML Company relating to the Processing of Personal Information, including all website and mobile application privacy policies.

“Proceeding” means any action, suit, charge, litigation, arbitration, notice of violation or citation received, or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.

“Process” or “Processing” means the creation, collection, use (including for the purposes of sending telephone calls, text messages and emails), storage, maintenance, processing, recording, distribution, transfer, transmission, receipt, import, export, protection (including safeguarding, security measures and notification in the event of a breach of security), access, disposal or disclosure or other activity regarding Personal Information (whether electronically or in any other form or medium).

“Prohibited Affiliate Transactions” means, except for (a) Permitted Affiliate Transactions, (b) those Prohibited Affiliate Transactions consented to (not to be unreasonably withheld, conditioned or delayed) in writing by Investor after the Effective Date, and (c) the transactions contemplated by this Agreement or the Ancillary Agreements, any of the following transactions:

(a) the declaration, making or payment of any dividend, other distribution or return of capital (whether in cash or in kind) to any ML Party (or if any ML Party transfers its Company Shares before the Closing Date to another Interested Party, then such Interested Party) by any ML Company, other than to another ML Company;

(b) any payment by any ML Company to any Interested Party in connection with any redemption, purchase or other acquisition of shares of capital stock, partnership interests or other securities of any ML Company;

(c) any (i) loan made or owed by any ML Company to any Interested Party, or (ii) payment made or Liability incurred, assumed or indemnified, whether in cash or kind, by any ML Company to, or on behalf of, or for the benefit of, any Interested Party or any payments made to any officer, director, employee or independent contractor of an Interested Party solely to the extent such payment is made to such officer, director, employee or independent contractor in his, her or its capacity as an officer, director, employee or

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independent contractor of an Interested Party, other than compensation, benefits or expense reimbursement (in each case, of the types available to the Executives or otherwise on arms’ length terms) paid or provided in the Ordinary Course of Business to individuals who are officers, directors or employees of any ML Company;

(d) any Lien made, created or granted over any asset of any ML Company in favor of any Interested Party;

(e) any guarantee by any ML Company of any Liability of any Interested Party;

(f) any discharge, forgiveness or waiver by any ML Company of any Liability owed by any Interested Party to the Company;

(g) material increases in the compensation or bonus payable by any ML Company to any Interested Party;

(h) the sale, purchase, transfer, license, sublicense, covenant not to assert, or disposal of any Intellectual Property or material equipment owned by any ML Company to or in favor of an Interested Party;

(i) the sale, purchase, transfer or disposal of any material asset or right of any ML Company not referenced in clause (h) above to or in favor of an Interested Party, other than in the Ordinary Course of Business;

(j) except as set forth on Section 4.17 or Section 7.1 of the Company and ML Parties’ Disclosure Letter or as included as a Company Transaction Expense, any Liability, in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of any ML Party, any ML Company or the Investor to pay any financial advisor fee, investment banker fee, finder’s fee, brokerage or agent’s commissions or other similar payments or reimburse expenses of any of the foregoing; and

(k) any commitment or agreement to do any of the foregoing.

“Proxy Statement” means the Proxy Statement on Schedule 14A to be filed with the SEC by the Investor in connection with the Investor Shareholder Meeting.

“Publicly Available Software” means any Software (or portion thereof) (i) that is distributed (A) as free Software or open source Software (including, for example, Software distributed under the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, Mozilla Public License, or Apache Software License), or (B) pursuant to open source, copy left or similar licensing and distribution models, or (ii) that requires as a condition of use, modification and/or distribution of such Software that such Software or other Software incorporated into, derived from or distributed with such Software (A) be disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works or (C) be redistributable at no or minimal charge.

“Re-Transfer Class V Voting Shares” has the meaning set forth in Section 2.2(f).

“Registered Intellectual Property” has the meaning set forth in Section 4.13(c).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of October 19, 2020, by and among, Investor, Sponsor and the Holders signatory thereto (as defined therein).

“Released Claims” has the meaning set forth in Section 12.11.

“Remaining Investor Class C Shares” means the Acquired Investor Class C Shares to be issued to the ML Parties which become shareholders of the Company under the Company’s Conditional Share Capital after the Closing.

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“Required Vote” means the vote of the Investor Shareholders required to approve the Investor Shareholder Voting Matters, as determined in accordance with applicable Law, the Investor Existing Memorandum and Articles and the Nasdaq rules and regulations.

“Retained Company Shares” means 1,040,725 Company Common Shares held by the ML Parties immediately following the Closing together with 29,471 Company Common Shares issuable based on the Conditional Share Capital.

“Sanctioned Country” means any country or region that is, or has been in the past five (5) years, the subject or target of a comprehensive embargo under Sanctions (including Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine) in effect at the time.

“Sanctioned Person” means any Person that is: (a) listed on any applicable U.S. or non-U.S. sanctions-related restricted party list, including the U.S. Department of Treasury Office of Foreign Assets Control’s (“OFAC”) Specially Designated Nationals and Blocked Persons List, the EU Consolidated List and HM Treasury’s Consolidated List of Persons Subject to Financial Sanctions; (b) in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (a); or (c) organized, resident or located in a Sanctioned Country.

“Sanctions” means all Laws and Orders relating to economic or trade sanctions administered or enforced by the United States (including by OFAC, the U.S. Department of State and the U.S. Department of Commerce), Canada, the United Kingdom, the United Nations Security Council, the European Union, or any other EU Guarantor State, or any other relevant Governmental Entity.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Securities Liens” means Liens arising out of, under or in connection with (a) applicable federal, state and local securities Laws and (b) restrictions on transfer, hypothecation or similar actions contained in any Governing Documents.

“Security Breach” means a data security breach or breach of Personal Information under applicable Privacy and Security Requirements or any other applicable Laws.

“Security Incident” means any unauthorized access, use, disclosure, modification or destruction of information or interference with IT Assets that impacts the confidentiality, integrity or availability of such information and IT Assets.

“Security Laws” means all Laws pertaining to the policies, methods, means and standards required to protect data from unauthorized access, use, disclosure, modification or destruction, and to ensure the confidentiality, availability and integrity of such data and IT Assets.

“Self-Help Code” means any back door, time bomb, drop dead device, or other Software routine designed to disable a computer program without input from, knowledge of, or notice to the user of the program.

“Sherman Act” means the Sherman Antitrust Act of 1890.

“Signing Form 8-K” has the meaning set forth in Section 8.9(a).

“Signing Press Release” has the meaning set forth in Section 8.9(a).

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“Software” means all computer software, applications, and programs (and all versions, releases, fixes, patches, upgrades and updates thereto, as applicable), including software compilations, development tools, compilers, files, scripts, manuals, design notes, programmers’ notes, architecture, application programming interfaces, mobile applications, algorithms, data, databases, and compilations of data, comments, user interfaces, menus, buttons, icons, as well as any foreign language versions, fixes, upgrades, updates, enhancements, new versions, previous versions, new releases and previous releases thereof, in each case, whether in source code, object code or human readable form.

“Sponsor” has the meaning set forth in the Preamble.

“Subscription Agreement” means a subscription agreement (substantially in the form attached hereto as Exhibit F) executed by a PIPE Investor on or prior to the date hereof.

“Subsidiaries” means, of any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting power or equity is owned or controlled directly or indirectly by such Person, or one (1) or more of the Subsidiaries of such Person, or a combination thereof.

“Swiss Tax Rulings” shall mean those tax rulings described in Section 1.1(d) of the Company and ML Parties’ Disclosure Letter.

“Tail Policy” has the meaning set forth in Section 8.12(b).

“Tax” or “Taxes” means all federal, state, local, and other net or gross income, net or gross receipts, net or gross proceeds, payroll, employment, excise, severance, stamp, occupation, windfall or excess profits, profits, customs, capital stock, withholding, social security, unemployment, disability, real property, personal property (tangible and intangible), sales, use, transfer, value added, alternative or add-on minimum, capital gains, user, leasing, lease, natural resources, ad valorem, franchise, capital, estimated, goods and services, fuel, interest equalization, registration, recording, premium, turnover, environmental or other taxes, social security contributions of any kind, charges, duties, fees, levies or other governmental charges of any kind whatsoever, including all interest, penalties, assessments and additions imposed with respect to the foregoing, imposed by (or otherwise payable to) any Governmental Entity, and, in each case, whether disputed or not, whether payable directly or by withholding and whether or not requiring the filing of a Tax Return.

“Tax Proceeding” means any audit, examination, claim or Proceeding with respect to Taxes, Tax matters, or Tax Returns.

“Tax Returns” means all federal, state, and local returns, declarations, reports, claims for refund, information returns, elections, disclosures, statements, or other documents (including any related or supporting schedules, attachments, statements or information, and including any amendments thereof) filed or required to be filed with a Taxing Authority in connection with, or relating to, Taxes.

“Tax Sharing Agreement” means any agreement or arrangement (including any provision of a Contract) pursuant to which the ML Companies is or may be obligated to indemnify any Person for, or otherwise pay, any Tax of or imposed on another Person, or indemnify, or pay over to, any other Person any amount determined by reference to actual or deemed Tax benefits, Tax assets, or Tax savings.

“Taxing Authority” means any Governmental Entity having jurisdiction over the assessment, determination, collection, administration or imposition of any Tax.

“Trade Control Laws” has the meaning set forth in Section 4.26(a).

“Trade Secrets” has the meaning given to such term in the definition of “Intellectual Property.”

“Trademarks” has the meaning given to such term in the definition of “Intellectual Property.”

“Transaction Expenses” means the Company Transaction Expenses and the Investor Transaction Expenses.

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“Trust Account” means the trust account established by the Investor pursuant to the Trust Agreement.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of October 19, 2020, by and between the Investor and Continental Stock Transfer & Trust Company, a New York corporation.

“Trust Amount” has the meaning set forth in Section 6.4.

“Trustee” means Continental Stock Transfer & Trust Company, acting as trustee of the Trust Account.

“Unauthorized Code” means any virus, “Trojan horse”, worm, spyware, keylogger software, or other Software routines or hardware components, faults or malicious code or damaging device, designed to permit unauthorized access, to disable, erase, or otherwise harm Software, hardware or data that is not developed or authorized by any ML Company or the licensor of the Software or hardware components, or that in each case, if activated would be material to the business of the Company.

“Voting Control Investment Amount” means $52,000,000.

“W&C” has the meaning set forth in Section 12.16(b)(i).

“Waiving Parties” has the meaning set forth in Section 12.16(a)(i).

“Walkers” has the meaning set forth in Section 12.16(a)(i).

Article II
INVESTMENT AND PURCHASE AND SALE TRANSACTIONS

Section 2.1 Pre-Closing Actions. Prior to the Closing, and subject to the terms and conditions of this Agreement and the Investment Agreement, as applicable, the Parties shall cause the consummation of the following actions:

(a) At least four (4) Business Days prior to the Closing Date, the Company and the Investor shall estimate (i) the Available Closing Date Cash as of such date (the “Preliminary Investment Amount”); and (ii) the number of Company Class V Voting Shares to be issued by the Company to the Investor at the Closing equal to (A) the Preliminary Investment Amount divided by (B) the Company Class V Share Price (such amount, the “Preliminary Class V Voting Shares”).

(b) At least three (3) Business Days prior to the Closing Date, the Investor shall deliver to the Company a copy of the original subscription form for Preliminary Class V Voting Shares, duly executed by the Investor (the “Company Subscription Form”) and the original of the Company Subscription Form one (1) Business Day prior to the Closing Date.

(c) At least three (3) Business Days prior to the Closing Date, each ML Party (other than the BVF Shareholders) shall deliver to the Investor the subscription agreement for Investor Class C Shares (substantially in the form attached hereto as Exhibit G), duly executed by each ML Party (the “Investor Subscription Form”).

(d) At least three (3) Business Days prior to the Closing Date, the Investor shall transfer an amount equal to the product of (i) the Preliminary Class V Voting Shares multiplied (ii) by CHF 0.01 (the nominal amount of each Company Class V Voting Share) (such amount, the “Preliminary Nominal Subscription Amount”) to a blocked Swiss bank account of the Company (Kapitaleinzahlungskonto) (the “ML Bank Account”).

(e) At least two (2) Business Days prior to the Closing Date, the Company shall take all necessary steps to receive confirmation by its Swiss bank of the receipt of the Preliminary Nominal Subscription Amount in the ML Bank Account and provide a copy of the deposit confirmation from the bank (Bescheinigung über Hinterlegung der Einlagen) to the Investor and all other Parties involved.

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(f) At least two (2) Business Days prior to the Closing Date, the Investor Shareholder Meeting shall take place.

(g) One (1) Business Day before the Closing Date, the Company shareholder meeting shall be held before the Notary Public in Zug, Switzerland, approving the Company Capital Restructuring, the initial nominal share capital increase of the Company with the Preliminary Nominal Subscription Amount (the “Company Nominal Capital Increase”), the creation of the Company Class V Voting Shares, and electing the new ML Board.

(h) One (1) Business Day before the Closing Date but immediately following the shareholder meeting as per Section 2.1(g), the ML Board meeting shall occur before the Notary Public in Zug, Switzerland, implementing the Company Nominal Capital Increase, including (i) the issuing of the capital increase report (Kapitalerhöhungsbericht) regarding the Company Nominal Capital Increase (ii) the execution of the application to the commercial register for an expedited pre-registration procedure (Vorerfassungsverfahren), and any other actions that may be required in connection with such ML Board meeting.

(i) One (1) Business Day before the Closing Date but immediately following the action taken under Section 2.1(h), the ML Board shall file the application for registration in the pre-registration procedure (Vorerfassungsverfahren) of the matters listed under (g) and (h) above with the commercial register of the Canton of Zug (Handelsregisteramt des Kantons Zug).

Section 2.2 Closing Actions. On the Closing Date, and subject to the terms and conditions of this Agreement and the Investment Agreement, as applicable, the Parties shall cause the consummation of the following actions:

(a) Upon approval of the registration of the Company Capital Restructuring and Company Nominal Capital Increase by the federal office for the commercial register (Eidgenössisches Amt für das Handelsregister) evidenced by a scan of a certified commercial register extract (such extract evidencing the approval from the Swiss Federal Commercial Registry Office (EHRA) of the matters filed for registration) by the commercial register of the Canton of Zug (Handelsregisteramt des Kantons Zug) the Investor shall acquire the Preliminary Class V Voting Shares.

(b) The Investor shall issue the Closing Investor Class C Shares to the ML Parties (other than the BVF Shareholders) such that each ML Party (other than the BVF Shareholders) is issued a number of Investor Class C Shares equal to its pro rata ownership of the Company immediately prior to the Closing but following the Company Capital Restructuring.

(c) Upon the receipt of the aggregate proceeds from the PIPE Investment, the Company and the Investor shall determine:

(i) the Available Closing Date Cash as of the Closing;

(ii) the final number of Company Class V Voting Shares to be owned by the Investor, which shall equal (A) the Available Closing Date Cash as of the Closing divided by (B) the Company Class V Share Price (such number of shares, the “Final Class V Voting Shares”); and

(iii) the Available Closing Date Cash as of the Closing minus the product of the Preliminary Class V Voting Shares multiplied by CHF 0.01 (such amount, the “Cash Contribution”).

(d) The Investor and the Company shall, following the determination of the relevant amounts as per Section 2.2(c), complete and, thereafter, execute, deliver and exchange the Cash Contribution Agreement as at Closing, as set forth herein and in the Investment Agreement.

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(e) Closing Date Amounts:

(i) The Investor shall pay, or cause to be paid, all Investor Transaction Expenses to the applicable payees to the extent such amounts are not paid prior to the Closing;

(ii) The Investor shall (on behalf of the Company) pay, or cause to be paid, all Company Transaction Expenses to the applicable payees to the extent such amounts are not paid prior to the Closing (provided, that, for the avoidance of doubt, the Company Transaction Expenses shall not be considered in determining the Available Closing Date Cash);

(iii) The Investor shall pay an amount equal to the remaining Cash Contribution, following any payments pursuant to the foregoing clauses (i) or (ii), to an Investor US bank account designated by the Company as consented to in writing by the Investor (which such consent shall not be unreasonably conditioned, withheld or delayed).

(f) In the event that the number of Preliminary Class V Voting Shares exceeds the number of Final Class V Voting Shares, the Investor shall, at the election of the Company, transfer such excess number of Company Class V Voting Shares (the “Re-Transfer Class V Voting Shares”) to the Company immediately following the Closing for cancellation by the Company and the Company shall pay to the Investor a purchase price of CHF 0.01 per Re-Transfer Class V Voting Share, such election to be communicated by the Company to the Investor within five (5) Business Days following the Closing.

(g) The BVF Shareholders shall, following the Company Capital Restructuring, assign their BVF Shares to the Investor and, at the Closing, the Investor shall issue in the aggregate, a number of Class A Shares equal to the product of (i) the aggregate number of BVF Shares and (ii) the Exchange Ratio, to the BVF Shareholders (the “BVF Share Transfer”). The aggregate Class A Shares shall be delivered to each BVF Shareholder in an amount equal to its pro rata ownership of the BVF Shares.

Section 2.3 U.S. Federal Income Tax Consequences

(a) For U.S. federal income tax purposes, each of the parties hereto intends that (a) the Company Capital Restructuring qualifies as a “reorganization” pursuant to Section 368(a)(1)(E) of the Code and the Treasury Regulations thereunder and (b) the BVF Share Transfer together with the Investor’s acquisition of Company Class V Voting Shares pursuant to this Agreement qualifies as a “reorganization” pursuant to Section 368(a) of the Code and the Treasury Regulations thereunder and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Sections 354 and 368 of the Code and within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) (collectively, the “Intended Tax Treatment”).

(b) Each Party hereto shall use its reasonable best efforts to cause the transactions contemplated by this Agreement to qualify for the Intended Tax Treatment, and no Party hereto shall take, or cause to be taken, or fail to take, or cause to fail to be taken, any action that would reasonably be expected to cause the transactions contemplated hereby to fail to so qualify.

(c) Except as expressly set forth in this Agreement with respect to expenses that are solely and directly related to the transactions contemplated by this Agreement, (i) the Parties hereto have paid, or will pay, their respective expenses incurred in connection with the transactions contemplated by this Agreement, and (ii) the Investor has not agreed to assume any expense or other liability, whether fixed or contingent, of the Company. Neither the Company nor the Investor has agreed to assume any expense or other liability, whether fixed or contingent, incurred or to be incurred, by the BVF Shareholders in connection with the transactions contemplated by this Agreement.

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(d) The parties hereby agree to file all applicable Tax Returns on a basis consistent with such characterization, unless otherwise required by a Governmental Entity as a result of a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of applicable state, local or non-U.S. Tax Law) or by applicable Law. Each of the parties agrees to use commercially reasonable efforts to promptly notify all other parties of any challenge to the Intended Tax Treatment by any Governmental Entity. For the avoidance of doubt, (i) nothing in this Section 2.3 shall prevent any party or its Affiliates or representatives from settling, or require any of them to litigate, any challenge or other similar proceeding by any Governmental Entity with respect to the Intended Tax Treatment; and (ii) the qualification of the Intended Tax Treatment will not be a condition to Closing.

Article III
CLOSING

Section 3.1 Closing. The closing of the transactions contemplated by this Agreement and the relevant sections of the Investment Agreement (the “Closing”) shall take place (a) by conference call and by exchange of signature pages by email, fax or other electronic transmission as promptly as practicable (and in any event no later than 9:00 a.m. eastern time on the third (3rd) Business Day after the conditions set forth in Section 3.2 have been satisfied or, if legally permissible, waived by the Party entitled to the benefit of the same) (other than those conditions which by their terms are required to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or (b) such other date and time as the Parties mutually agree (the date upon which the Closing occurs, the “Closing Date”).

Section 3.2 Conditions to the Obligations of the Parties at Closing.

(a) Conditions to the Obligations of Each Party. The obligation of each Party to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction or written waiver, as of the Closing Date, of each of the following conditions:

(i) Hart-Scott-Rodino Act. If a filing is required in connection with the consummation of the transactions contemplated by this Agreement under the HSR Act, the waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

(ii) No Orders or Illegality. There shall not be any applicable Law in effect that makes the consummation of the transactions contemplated by this Agreement illegal or any Order in effect enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.

(iii) Required Vote. The Required Vote shall have been obtained.

(iv) Net Tangible Assets. Investor shall not have redeemed the Investor Class A Shares in an amount that would cause the Investor to have net tangible assets of less than $5,000,001.

(v) Stock Exchange Listing. The Investor Class A Shares to be issued in connection with the PIPE Investment and pursuant to the BVF Share Transfer shall have been approved for listing on Nasdaq, subject only to official notice of issuance thereof, and immediately following the Closing, the Investor shall satisfy all applicable initial and continuing listing requirements of Nasdaq and shall not have received any notice of non-compliance therewith.

(vi) Investment Agreement Conditions Precedent. The conditions precedent set forth in Section 11.2 of the Investment Agreement have been satisfied or waived in writing as of the Closing Date and the closing actions and deliverables set forth in Section 11.3 of the Investment Agreement have been duly taken.

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(b) Conditions to Obligations of the Investor. The obligations of the Investor to consummate the transactions to be performed by the Investor in connection with the Closing is subject to the satisfaction or written waiver, at or prior to the Closing Date, of each of the following conditions:

(i) Representations and Warranties.

(A)        The representations and warranties of the Company set forth in Article IV of this Agreement (other than the Company Fundamental Representations and the representations and warranties of the ML Companies set forth in Section 4.23 and Section 4.24) and the Investment Agreement and of ML Parties set forth in Article V of this Agreement (other than the ML Parties Fundamental Representations) and the Investment Agreement, in each case, without giving effect to any materiality or Material Adverse Effect qualifiers contained therein, shall be true and correct as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, to the extent such failure of the representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect;

(B)         the representations and warranties of the ML Companies set forth in Section 4.23 and Section 4.24 of this Agreement, in each case, without giving effect to any materiality or Material Adverse Effect qualifiers contained therein, shall be true and correct as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, to the extent such failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the ML Companies, taken as a whole; and

(C)         the Company Fundamental Representations and the ML Parties Fundamental Representations, in each case, without giving effect to any materiality or Material Adverse Effect qualifiers contained therein, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct in all material respects as of such date).

(ii) Performance and Obligations of the Company and ML Parties. The Company and ML Parties shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by the Company or ML Parties, as applicable, on or prior to the Closing Date.

(iii) Material Adverse Effect. Since the Effective Date, there has been no Material Adverse Effect.

(iv) Officers Certificate. (A) The Company shall deliver to the Investor, a duly executed certificate from an authorized Person of the Company, dated as of the Closing Date, certifying that the conditions set forth in Section 3.2(b)(i), Section 3.2(b)(ii), and Section 3.2(b)(iii) with respect to the Company have been satisfied, and (B) and the ML Parties’ Representative shall deliver to the Investor, a duly executed certificate on behalf of the ML Parties, dated as of the Closing Date, certifying that the conditions set forth in Section 3.2(b)(i) and Section 3.2(b)(ii) with respect to ML Parties have been satisfied.

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(v) Company and ML Parties Closing Deliveries. The Investor shall have received the closing deliveries set forth in Section 3.3.

(vi) PCAOB Financial Statements. The Company shall have delivered to the Investor the PCAOB Financial Statements.

(vii) Restated and Amended Shareholders’ Agreement. The Company and the ML Parties shall have executed and delivered the Restated and Amended Shareholders’ Agreement to the Investor.

(viii) Voting Control Investment Amount. The Available Closing Date Cash shall not be less than the Voting Control Investment Amount.

(c) Conditions to Obligations of ML Parties and the Company. The obligation of ML Parties and the Company to consummate the transactions to be performed by ML Parties and the Company, as applicable, in connection with the Closing is subject to the satisfaction or written waiver, at or prior to the Closing Date, of each of the following conditions:

(i) Representations and Warranties.

(A)        The representations and warranties of the Investor set forth in Article VI of this Agreement (other than the Investor Fundamental Representations) and the Investment Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, to the extent such failure of the representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have an Investor Material Adverse Effect; and

(B)         the Investor Fundamental Representations, in each case, without giving effect to any materiality or material adverse effect qualifiers contained therein, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct in all material respects as of such date).

(ii) Performance and Obligations of the Investor. The Investor shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by the Investor on or prior to the Closing Date.

(iii) Officers Certificate. The Investor shall deliver to the ML Parties’ Representative, a duly executed certificate from an officer of the Investor, dated as of the Closing Date, certifying that the conditions set forth in Section 3.2(c)(i) and Section 3.2(c)(ii) have been satisfied.

(iv) Available Closing Date Cash. Available Closing Date Cash shall not be less than one hundred fifty million dollars ($150,000,000).

(v) Directors. The Persons designated by Section 8.13 shall have been approved by the Required Vote or otherwise have been replaced with an alternative Person pursuant to Section 8.13(c) (in each case, with such appointments to take effect immediately following the Closing).

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(vi) Investor Closing Deliveries. The ML Parties’ Representative shall have received the closing deliveries set forth in Section 3.4.

(vii) Restated and Amended Shareholders’ Agreement. The Investor shall have executed and delivered the Restated and Amended Shareholders’ Agreement to the Company and ML Parties.

(d) Frustration of Closing Conditions. None of ML Parties, the Company or the Investor may rely on the failure of any condition set forth in this Section 3.2 to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use commercially reasonable efforts to cause the closing conditions of such other Party to be satisfied.

(e) Waiver of Closing Conditions. Upon the occurrence of the Closing, any condition set forth in this Section 3.2 that was not satisfied as of the Closing shall be deemed to have been waived as of and from the Closing.

Section 3.3 Company and ML Parties Closing Deliveries. At the Closing, the Company or the ML Parties’ Representative shall deliver to the Investor:

(a) evidence that the Company Capital Restructuring and the Company Nominal Capital Increase have been filed with and registered in the commercial register of the Canton of Zug, Switzerland;

(b) the Restated and Amended Shareholders’ Agreement, duly executed by the ML Parties and the Company;

(c) the A&R Registration Rights Agreement, duly executed by the ML Parties;

(d) the deliverables pertaining to the Company and the ML Parties set out in Section 11.3 of the Investment Agreement;

(e) the Investor Subscription Agreements, duly executed by the ML Parties (other than the BVF Shareholders);

(f) the Preliminary Nominal Subscription Amount for the Closing Investor Class C Shares;

(g) the deliverables pertaining to the BVF Shareholders in connection with the BVF Share Transfer, in particular, the assignment declarations duly executed by each BVF Shareholder; and

(h) the Cash Contribution Agreement, duly executed by the Company.

Section 3.4 Investor Closing Deliveries. At the Closing, the Investor (on behalf of itself or, the Sponsor, as applicable) shall deliver to the ML Parties:

(a) the A&R Registration Rights Agreement, duly executed by the Investor;

(b) the Restated and Amended Shareholders’ Agreement, duly executed by the Investor;

(c) evidence that the Investor A&R Memorandum and Articles will be in effect conditional upon Closing;

(d) the deliverables pertaining to the Investor set out in Section 11.3 of the Investment Agreement;

(e) the written resignations of all of the directors and officers of the Investor (other than any such Persons who will continue as directors following the Closing), effective as of the Closing;

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(f) an extract of the register of members of the Investor to evidence the issuance of the Closing Investor Class C Shares; and

(g) the Cash Contribution Agreement, duly executed by the Investor.

Section 3.5 Withholding. The Investor and the Company (and any of their respective representatives) shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount otherwise payable under this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under any applicable Laws; provided, however, that the relevant payor will reasonably cooperate with the relevant payee prior to deducting or withholding any amount to (i) determine whether any such deduction or withholding (other than with respect to compensatory payments, if any) is required under applicable Law and (ii) to obtain any available exemption or reduction of, or otherwise minimize to the extent permitted by applicable Law, such deduction or withholding. To the extent that such deducted or withheld amounts are paid over to or deposited with the applicable Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. As of the date of this Agreement, the Parties acknowledge and agree that no deduction for withholding Taxes is required with respect to any amount otherwise payable under this Agreement absent a change in applicable Law prior to the Closing.

Article IV
REPRESENTATIONS AND WARRANTIES REGARDING THE ML COMPANIES

As an inducement to the Investor to enter into this Agreement and consummate the transactions contemplated by this Agreement, except as set forth in the applicable section of the Company and ML Parties’ Disclosure Letter, the ML Companies hereby represent and warrant to the Investor as follows:

Section 4.1 Organization; Authority; Enforceability. The ML Companies are (a) duly organized or formed, validly existing, and in good standing (or the equivalent), if applicable, under the Laws of its jurisdiction of organization or formation (or, if continued in another jurisdiction, under the Laws of its current jurisdiction of registration (as applicable)), (b) qualified to do business and is in good standing (or the equivalent), if applicable, in the jurisdictions in which the conduct of its business or locations of its assets and/or its leasing, ownership, or operation of properties makes such qualification necessary, except where the failure to be so qualified to be in good standing (or the equivalent) would not reasonably be expected to be material to the ML Companies and (c) each ML Company has the requisite corporate or limited liability company, as the case may be, power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted. The Company has the corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby, and the Company has taken all corporate or other legal entity action necessary in order to execute, deliver and perform its respective obligations hereunder and to consummate the transactions contemplated hereby and thereby. The Company has duly approved this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby and has duly authorized the execution, delivery and performance of this Agreement by the Company and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The ML Parties’ Approval is the only vote or consent necessary to approve and authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby and, following receipt of the ML Parties’ Approval, no other corporate proceedings on the part of the Company or the ML Parties are necessary to approve and authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally, by general equitable principles and mandatory applicable Laws. Correct and complete copies of the Governing Documents of each ML Company, as in effect on the date hereof, have been made available to the Investor. Except as set forth on Section 4.1 of the Company and ML Parties’ Disclosure Letter, none of the ML Companies are the subject of any bankruptcy, dissolution, liquidation, reorganization or similar proceeding.

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Section 4.2 [Reserved].

Section 4.3 No Dissolution, Bankruptcy or Insolvency. No measures have been taken for the dissolution and liquidation or declaration of bankruptcy of any of the ML Companies and no events have occurred which would justify any such measures to be taken, in particular (i) no order has been made, petition presented, resolution passed or meeting convened for the winding up, dissolution or liquidation of any of the ML Companies and there are no proceedings under applicable insolvency, bankruptcy, composition, moratorium, reorganization, or similar laws and no events have occurred which would require the initiation of any such proceedings; and (ii) no receiver, liquidator, administrator, commissioner or similar official has been appointed in respect of any of the ML Companies and no step has been taken for or with a view to the appointment of such a person. The ML Companies are neither over-indebted (überschuldet), nor insolvent (insolvent) nor unable to pay their debts as they fall due (illiquid) pursuant to the respective applicable Law.

Section 4.4 Corporate Books and Registers. The corporate books, registers, accounts, ledgers, records and supporting documents of the ML Companies are up to date and contain complete and accurate records of all matters since the Lookback Date, which were required to be dealt with in such documents.

Section 4.5 Noncontravention. Except as set forth on Section 4.5 of the Company and ML Parties’ Disclosure Letter and the filings pursuant to Section 8.8, and the consummation by the Company of the transactions contemplated by this Agreement and the Ancillary Agreements do not (a) conflict with or result in any breach of any of the material terms, conditions or provisions of, (b) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (c) result in a material violation of, (d) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (e) result in the creation of any Lien upon the Company Shares under, (f) require any approval from, or (g) require any filing with, (i) any Material Contract, (ii) any Governing Document of the ML Companies or (iii) any Governmental Entity under or pursuant to any Law or Order to which any ML Company is bound or subject, with respect to clauses (d) through (g), which would reasonably be expected to be material to any ML Company. No ML Company is in material violation of any of the Governing Documents of such company.

Section 4.6 Capitalization.

(a) Section 4.6(a) of the Company and ML Parties’ Disclosure Letter sets forth with respect to each ML Company as of the Effective Date, (i) its name and jurisdiction of organization or formation, (ii) its form of organization or formation and (iii) the Equity Securities issued by each ML Company (including the number and class (as applicable) of vested and unvested Equity Securities) and the record and beneficial ownership (including the percentage interests held thereby) thereof. The Equity Securities set forth on Section 4.6(a) of the Company and ML Parties’ Disclosure Letter comprise all of the capital stock, limited liability company interests or other Equity Securities, as applicable, of the Company that are issued and outstanding as of the Effective Date. As of the date of this Agreement, the Company has a share capital of CHF 104,072.50, divided into 1,040,725 fully paid up registered shares with a nominal value of CHF 0.10 each, of which 360,529 are common shares (Stammaktien) and 680,196 are series A preferred shares. The Company also has sufficient Conditional Share Capital to source the employee stock option plans, allowing an increase of the nominal share capital by a maximum amount of CHF 2,947.10 by issuing a maximum of 29,471 registered common shares (the “Conditional Share Capital”). The Company Shares have been validly issued, are fully paid up and constitute the entire issued share capital of the Company. No share certificates have been issued by the Company since its incorporation. In particular, in the context of the incorporation of the Company and/or subsequent capital increases, there have not been any undisclosed (intended) acquisitions of assets ((beabsichtigte) Sachübernahmen). Other than the Conditional Share Capital, no options, warrants, calls, rights, contracts, commitments or derivative instruments are outstanding that could require the Company to sell, transfer or issue any shares or other securities of the Company. The Company Class V Voting Shares, if issued in accordance with this Agreement and the Investment Agreement, will be validly issued and fully paid up.

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(b) Except as set forth on Section 4.6(b) of the Company and ML Parties’ Disclosure Letter, or set forth in this Agreement and if applicable, as further detailed in the Ancillary Agreements or the Governing Documents of the Company:

(i) there are no outstanding options, warrants, Contracts, calls, puts, rights to subscribe, conversion rights or other similar rights to which the Company is a party or which are binding upon the Company providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any of its Equity Securities;

(ii) the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Securities;

(iii) the Company is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Securities;

(iv) there are no contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights in respect of Equity Securities of any of the Company to which the Company is a party;

(v) the Company has not violated in any material respect any applicable securities Laws or any preemptive or similar rights created by Law, Governing Document or Contract to which such company is a party in connection with the offer, sale or issuance of any of its Equity Securities; and

(vi) other than pursuant to applicable Law, there are no contractual restrictions which prevent the payment of dividends or distributions by any ML Companies.

(c) All of the issued and outstanding Equity Securities of the Company have been duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto, and were not issued in violation of any preemptive rights, call options, rights of first refusal, subscription rights, transfer restrictions or similar rights of any Person or applicable Law.

(d) Except as set forth on Section 4.6(d) of the Company and ML Parties’ Disclosure Letter, neither the Company nor any other ML Company currently owns, directly or indirectly, any Equity Securities in any Person, and neither the Company nor any other ML Company has agreed to acquire any Equity Securities of any Person or has any branch, division, establishment or operations outside the jurisdiction in which it is incorporated, formed or organized (as applicable).

Section 4.7 Financial Statements; No Undisclosed Liabilities.

(a) Attached as Section 4.7(a) of the Company and ML Parties’ Disclosure Letter are (x) the audited consolidated balance sheets of the Company as of June 30, 2021 (the “Latest Balance Sheet”), and (y) the related audited consolidated statements of operations for the fiscal periods then ended (together with the Latest Balance Sheet, the “Audited Financial Statements”).

(b) Except as set forth on Section 4.7(b) of the Company and ML Parties’ Disclosure Letter, each of the Audited Financial Statements has been, and the PCAOB Financial Statements will be, when delivered to Investor pursuant to Section 8.9(g), derived from the books and records of the Company. Except as set forth on Section 4.7(b) of the Company and ML Parties’ Disclosure Letter, (A) each of the Audited Financial Statements has been, and the PCAOB Financial Statements will be, when delivered to Investor pursuant to Section 8.9(g), prepared in all material respects in accordance with GAAP applied on a consistent basis throughout the periods indicated therein and (B) each of the Audited Financial Statements fairly presents, and the PCAOB Financial Statements will, when delivered to Investor pursuant to Section 8.9(g), fairly present, in all material respects, the combined assets, liabilities, and financial condition as of the respective dates thereof and the operating results of the Company for the periods covered thereby, except in each of

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clauses (A) and (B): (w) as otherwise noted therein, (x) that the Audited Financial Statements do not include footnotes, schedules, statements of equity and statements of cash flow and disclosures required by GAAP, (y) that the Audited Financial Statements have not been prepared in accordance with Regulation S-X of the SEC or the standards of the PCAOB, and (z) that the Audited Financial Statements do not include all year-end adjustments required by GAAP. For the avoidance of doubt, the PCAOB Financial Statements, when delivered to the Investor in accordance with Section 8.9(g), will be prepared in accordance with Regulation S-X of the SEC or the standards of the PCAOB.

(c) Each of the independent auditors for the Company, with respect to their report as will be included in the PCAOB Financial Statements, is an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC and, with respect to the PCAOB Financial Statements, the PCAOB.

(d) The Company has no material Liabilities that are required to be disclosed on a balance sheet in accordance with GAAP, other than (i) Liabilities set forth in or reserved against in the Audited Financial Statements or the notes thereto or books and records of the Company; (ii) Liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, or was caused by any breach of warranty, breach of Contract or infringement or violation of Law); (iii) Liabilities arising under this Agreement, the Ancillary Agreements and/or the performance by the Company of its obligations hereunder or thereunder or incurred in connection with the transactions contemplated by this Agreement, including the Transaction Expenses; (iv) Liabilities disclosed in the Company and ML Parties’ Disclosure Letter; or (v) Liabilities for Company Transaction Expenses.

(e) Except as set forth on Section 4.7(e) of the Company and ML Parties’ Disclosure Letter, as of the date of this Agreement, the Company do not have any outstanding (i) indebtedness for borrowed money; (ii) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security; or (iii) indebtedness for borrowed money of any Person for which any ML Companies has guaranteed payment.

(f) Neither the Company nor any other ML Company maintains any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the Securities and Exchange Commission.

Section 4.8 No Material Adverse Effect. Since the Lookback Date through the Effective Date, there has been no Material Adverse Effect.

Section 4.9 Absence of Certain Developments. Except as set forth on Section 4.9 of the Company and ML Parties’ Disclosure Letter, since the Lookback Date, (a) each ML Company has conducted its business in all material respects in the Ordinary Course of Business and (b) neither the Company nor any other ML Company has taken (or has had taken on its behalf) any action that would, if taken after the Effective Date, require the Investor’s consent under Section 7.1(a).

Section 4.10 Real Property.

(a) Neither the Company nor any of its Subsidiaries owns, or has ever owned, any real property.

(b) Set forth on Section 4.10(b) of the Company and ML Parties’ Disclosure Letter is a correct and complete list (with the address) of all Leases. With respect to each of the Leases: (i) neither the Company nor any of its Subsidiaries subleases, licenses or otherwise grants to any Person the right to use or occupy the Leased Real Property or any portion thereof; (ii) the Company’s or the applicable ML Company’s possession and quiet enjoyment of the Leased Real Property under such Lease is not being disturbed, (iii) the Company has made available to the Investor a correct and complete copy of all Leases; (iv) all rent and other material undisputed amounts due and payable with respect to the Leases on or prior to the date of this Agreement have been paid when due, and all rent and other material undisputed amounts due and payable with respect to the Leased Real Property on or prior to the Closing Date, to the extent then due and payable, will have been paid prior to the Closing Date; and (v) the Company and any applicable ML Company is not in material default

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under any such Lease nor, to the Company’s Knowledge, has an event occurred which would, with the giving of notice or the expiration of time, result in such material default by it, any applicable ML Company or by any other party to such Lease.

(c) The Leased Real Property comprises all of the real property used in the business of the ML Companies.

(d) No portion of the Leased Real Property has suffered damage by fire or other casualty loss, which has not been repaired and restored in all material respects.

Section 4.11 Tax Matters. Except as set forth on Section 4.11 of the Company and ML Parties’ Disclosure Letter:

(a) Each ML Company has timely filed all income and other material Tax Returns required to be filed by it on or prior to the Closing Date pursuant to applicable Laws (taking into account any validly obtained extensions of time within which to file). All income and other material Tax Returns filed by each of the ML Companies, if any, are correct and complete in all material respects and have been prepared in material compliance with all applicable Laws. All income and other material amounts of Taxes due and payable by each of the ML Companies for which the applicable statute of limitations remains open have been timely paid (whether or not shown as due and payable on any Tax Return).

(b) Each ML Company has timely and properly withheld or collected and paid to the applicable Taxing Authority all material amounts of Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party and all material sales, use, ad valorem, value added, and similar Taxes and has otherwise complied in all material respects with all applicable Laws relating to such withholding, collection and payment of Taxes.

(c) No written claim has been made by a Taxing Authority in a jurisdiction where a ML Company does not file a particular type of Tax Return, or pay a particular type of Tax, that such ML Company is or may be subject to taxation, or required to file an that type of Tax Return in, that jurisdiction, which claim has not been settled or resolved. The income Tax Returns of the ML Parties made available to the Investor, if any, reflect all of the jurisdictions in which the ML Parties is required to remit material income Tax.

(d) No ML Company is currently or has been since the Lookback Date the subject of any Tax Proceeding with respect to any Taxes or Tax Returns of or with respect to any ML Company, no such Tax Proceeding is pending, and, no such Tax Proceeding has been threatened in writing, in each case, that has not been settled or resolved. No ML Company has commenced a voluntary disclosure proceeding in any jurisdiction that has not been resolved or settled. All material deficiencies for Taxes asserted or assessed in writing against any ML Company have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn, and, no such deficiency has been threatened or proposed in writing against any ML Company.

(e) There are no outstanding agreements extending or waiving the statute of limitations applicable to any Tax or Tax Return with respect to any ML Company or extending a period of collection, assessment or deficiency for Taxes due from or with respect to any ML Company, which period (after giving effect to such extension or waiver) has not yet expired, and no written request for any such waiver or extension is currently pending. No ML Company is the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Governmental Entity) within which to file any Tax Return not previously filed. No private letter ruling, tax ruling, administrative relief, technical advice, or other similar ruling or request has been granted or issued by, or is pending with, any Governmental Entity that relates to any Taxes or Tax Returns of any ML Company, except for the Swiss Tax Rulings and except for the tax rulings described in Section 4.11(e) of the Company and ML Parties’ Disclosure Letter. Except as set forth on

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Section 4.11(e) of the Company and ML Parties’ Disclosure Letter, the facts and representations set forth in any Swiss Tax Rulings filed on behalf of any ML Company are accurate and complete in all material respects.

(f) No ML Company will be required to include any material item of income, or exclude any material item of deduction, for any period (or portion thereof) after the Closing Date (determined with and without regard to the transactions contemplated by this Agreement) as a result of: (i) an installment sale transaction occurring on or before the Closing Date or open transaction; (ii) a disposition occurring on or before the Closing Date reported as an open transaction; (iii) any prepaid amounts received on or prior to the Closing Date or deferred revenue realized, accrued or received outside the Ordinary Course of Business on or prior to the Closing Date; (iv) a change in method of accounting that occurs or was requested on or prior to the Closing Date (or as a result of an impermissible method used prior to the Closing Date); or (v) an agreement entered into with any Governmental Entity on or prior to the Closing Date.

(g) There is no Lien for Taxes on any of the assets of any ML Company, other than Permitted Liens.

(h) No ML Company has any material Liability for Taxes of any other Person as a successor or transferee, by contract, by operation of Law, or otherwise (other than pursuant to an Ordinary Course Tax Sharing Agreement). No ML Company is party to or bound by any Tax Sharing Agreement, except for any Ordinary Course Tax Sharing Agreement.

(i) The unpaid Taxes of the ML Companies (i) did not, as of the date of the Latest Balance Sheet, materially exceed the reserves for Tax liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) included in the Latest Balance Sheet and (ii) do not materially exceed such reserves as adjusted for the passage of time through the Closing Date in accordance with the past practices of the ML Companies in filing its Tax Returns.

(j) No ML Company has taken any action nor is aware of any facts or circumstances that could reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment.

Section 4.12 Contracts.

(a) Except as set forth on Section 4.12(a) of the Company and ML Parties’ Disclosure Letter, neither the Company nor any other ML Company is a party to, or bound by, any (other than any Contracts that are no longer in effect and under which neither the Company nor any other ML Company has any continuing or potential material Liability):

(i) collective bargaining agreement;

(ii) Contract with any Material Supplier which required payments to such Material Supplier by the ML Companies during the last twelve (12) months of an aggregate amount exceeding $500,000;

(iii) Lease;

(iv) (x) Contract for the employment or engagement of any directors, officers, employees or individual independent contractors providing for an annual base compensation in excess of $100,000, (y) Contract providing for severance payments in excess of $250,000, in the aggregate or (z) Contract requiring the payment of any compensation by any ML Companies that is triggered as a result of the consummation of the transactions contemplated by this Agreement;

(v) Contract under which the Company has created, incurred, assumed or borrowed any money or issued any note, indenture or other evidence of Indebtedness or guaranteed Indebtedness of others, in each case having an outstanding principal amount in excess of $500,000 (other than

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borrowings under the existing credit facilities of the Company or under credit facilities made available to the Company by an ML Party or third party under a bridge financing for the period until Closing);

(vi) written license or royalty Contract licensing-in or granting to the Company any right in or immunity under any Intellectual Property, other than Contracts (w) concerning uncustomized, commercially available Software (whether software, software-as-a-service services, platform-as-a-service services, and/or infrastructure-as-a-service services) licensed for less than $500,000 in annual fees; (x) that include a license in of any commercially available Intellectual Property pursuant to stock, boilerplate, or other generally non-negotiable terms, such as, for example, website and mobile application terms and conditions or terms of use, stock photography licenses, and similar Contracts; or (y) whereby Intellectual Property is implicitly licensed;

(vii) written license or royalty Contract licensing out or granting any rights in or immunity under any Owned Intellectual Property to any Person, other than Contracts (w) pursuant to which the Company grants non-exclusive licenses that are immaterial to the business of the Company; or (x) whereby Owned Intellectual Property is non-exclusively implicitly licensed or non-exclusively licensed to service providers, subcontractors, or suppliers of the Company solely to the extent necessary for such Person to provide services thereto;

(viii) Contract that the Company reasonably expects will require aggregate future payments to or from the Company in excess of $1,000,000 in the twelve (12) month period following Closing, other than those Contracts that can be terminated without material penalty by the Company upon ninety (90) days’ notice or less and can be replaced with a similar Contract on materially equivalent terms in the Ordinary Course of Business; provided that the listing of a Contract on Section 4.12(a)(viii) of the Company and ML Parties’ Disclosure Letter is not a representation or warranty that such Contract will actually require aggregate future payments in such period in excess of $1,000,000;

(ix) joint venture, partnership or similar Contract;

(x) other than this Agreement, Contract for the sale or disposition of any material assets or Equity Securities of the Company with an aggregate fair market value greater than $250,000 (other than those providing for sales or dispositions of (x) assets and inventory in the Ordinary Course of Business, and (y) assets no longer used in the businesses of the Company, in each case, under which there are material outstanding obligations of the Company) (including any sale or disposition agreement that has been executed, but has not closed);

(xi) Contract that materially limits or restricts, or purports to limit or restrict, any ML Companies (or after the Closing, the Investor or the Company) from engaging or competing in any line of business or material business activity in any jurisdiction;

(xii) Contract that contains a provision providing for the sharing of any revenue or cost-savings with any other Person in excess of $500,000 in any one-year period;

(xiii) Contract involving the payment of any earnout or similar contingent payment with a value in excess of $500,000 in any single instance or in excess of $1,000,000 in the aggregate;

(xiv) Contract involving the settlement, conciliation or similar agreement of any Proceeding or threatened Proceeding (y) involving payments (exclusive of attorney’s fees) in excess of $250,000 in any single instance or in excess of $500,000 in the aggregate, or (z) that by its terms limits or restricts the Company from engaging or competing in any line of business in any jurisdiction;

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(xv) Contract requiring any capital commitment or capital expenditure (or series of capital commitments or expenditures) following the Closing Date by any ML Companies in an amount in excess of $500,000 annually or $1,000,000 over the life of the Contract;

(xvi) Contract that relates to the future acquisition of material business, assets or properties by any ML Companies (including the acquisition of any business, stock or material assets of any Person or any real property and whether by merger, sale of stock, sale of assets or otherwise) for a purchase price in excess of $500,000 in any single instance or in excess of $1,000,000 in the aggregate, except for (x) any agreement related to the transactions contemplated by this Agreement, (y) any non-disclosure, indications or interest, term sheets, letters of intent or similar agreements entered into in connection with such acquisitions, and (z) any agreement for the purchase of inventory or other assets or properties in the Ordinary Course of Business;

(xvii) Contract pursuant to which any Person (other than the ML Companies) has guaranteed the Liabilities of the ML Companies; or

(xviii) Contract set forth on Section 4.12(a)(xviii) of the Company and ML Parties’ Disclosure Letter.

(b) Except as set forth on Section 4.12(b) of the Company and ML Parties’ Disclosure Letter, each Contract listed on Section 4.12(a) of the Company and ML Parties’ Disclosure Letter (each, a “Material Contract”) is in full force and effect and is valid, binding and enforceable against the Company and against each other party thereto, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. The Company has made available to the Investor a copy of each Material Contract. With respect to all Material Contracts, none of the Company or, to the Knowledge of the Company, any other party to any such Material Contract is in breach or default thereunder, which breach or default would be or reasonably be expected to be material (or is alleged in writing to be in breach or default thereunder, which breach or default would be or reasonably be expected to be material) and, to the Knowledge of the Company, there does not exist under any Material Contract any event or circumstance which, with the giving of notice or the lapse of time (or both), would constitute such a breach or default by the Company thereunder (which breach or default would be or reasonably be expected to be material) or any other party to such Material Contract (which breach or default would be or reasonably be expected to be material). During the last twelve (12) months, neither the Company nor any other ML Company or any ML Party has received any written claim or notice, or, to the Knowledge of the Company, oral claim or notice, of breach of or default under any such Material Contract (which breach or default would be or reasonably be expected to be material).

(c) Set forth on Section 4.12(c) of the Company and ML Parties’ Disclosure Letter is a list of the Material Suppliers. Since the Lookback Date, no such Material Supplier has canceled, terminated or, to the Knowledge of the Company, materially and adversely altered its relationship with the Company (in each case would be or reasonably be expected to be material) or threatened in writing to cancel, terminate or materially and adversely alter its relationship with the Company (in each case, would be or reasonably be expected to be material). There have been no disputes between the Company and any Material Supplier since the Lookback Date which would be or reasonably be expected to be material.

(d) Other than as set forth in their Governing Documents, neither the Company nor any other ML Company is subject to any obligation (contingent or otherwise) to repurchase or otherwise retire any Equity Securities of another Person which is not the ML Companies.

Section 4.13 Intellectual Property.

(a) As of the date of this Agreement, there is not and within the six (6) years preceding the date of this Agreement there have not been, any Proceedings pending (or, to the Knowledge of the Company, threatened, and, since the Lookback Date, the Company has not received any written charge, complaint,

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claim, demand, or notice that has not been fully resolved with prejudice) alleging any such infringement, misappropriation or other violation (including any claim that the Company must license or refrain from using any material Intellectual Property rights of any Person) or challenging the ownership, registration, validity or enforceability of any Owned Intellectual Property. None of the Company, its products or services, nor the conduct of the business does or did infringe, misappropriate, or otherwise violate any Intellectual Property of any Person.

(b) As of the date of this Agreement, (i) to the Knowledge of the Company, no Person is, infringing upon, misappropriating or otherwise violating any Owned Intellectual Property in a manner that is material to the Company; and (ii) the Company has not sent to any Person within the six (6) years preceding the date of this Agreement any written notice, charge, complaint, claim or other written assertion against such third Person claiming infringement or violation by or misappropriation of any Intellectual Property of the Company.

(c) The Company is the sole and exclusive owner of all right, title, and interest in and to all Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens) and the Company owns, or has the valid right to use, all other Intellectual Property and IT Assets that are used in or necessary for the conduct of the business of the Company as currently conducted and as contemplated to be conducted, and none of the foregoing will be materially adversely impacted by (nor will require the payment or grant of additional material amounts or material consideration as a result of) the execution, delivery, or performance of this Agreement or any Ancillary Agreement, or the consummation of the transactions contemplated hereby or thereby. Set forth on Section 4.13(c) of the Company and ML Parties’ Disclosure Letter is a true and complete listing of (i) each item of Owned Intellectual Property that is registered and applied-for with a Governmental Entity (“Registered Intellectual Property”); and (ii) all material unregistered trademarks used by the Company as of the date of this Agreement and is material to their business as a whole. The Company is the sole and exclusive owner of all right, title and interest in and to all Registered Intellectual Property, and all Registered Intellectual Property is valid, subsisting and enforceable in full force and effect, and has not been cancelled, expired or abandoned, or otherwise terminated except in the Ordinary Course of Business. All Registered Intellectual Property has been maintained effective, subject to any expiration of term under applicable Law, by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees.

(d) Section 4.13(d) of the Company and ML Parties’ Disclosure Letter sets forth a true and complete list of all Software owned (or purported to be owned) by the Company and material to the Company (“Owned Software”). All such Owned Software (i) has been maintained for its intended purpose and is free of any material defects or material deficiencies and, to the Knowledge of the Company, does not contain any Self-Help Code or Unauthorized Code or similar programs; and (ii) is in all material respects sufficient for the Company’s current and reasonably anticipated future needs. No Person other than the Company possesses, or has a right to possess, a copy, in any form (print, electronic or otherwise), of any source code for such Owned Software (other than employees, contractors, and consultants of the Company that have strict confidentiality obligations to the Company with respect to such source code and solely to the extent necessary for them to maintain and develop such Software for the Company) and all such source code is in the sole possession of the Company and has been maintained as strictly confidential.

(e) All Publicly Available Software used by the Company in connection with the Company’s business has been used in all material respects in accordance with the terms of its governing license. The Company has not used any Publicly Available Software in connection with Owned Intellectual Property, nor licensed or distributed to any third party any combination of Publicly Available Software and Owned Intellectual Property, in each case, in a manner that (i) requires, or conditions the use or distribution of any Software that is Owned Intellectual Property on, the disclosure, licensing or distribution of any source code for any Owned Intellectual Property or (ii) otherwise imposes any limitation, restriction or condition on the right or ability of the Company to use, distribute or enforce Owned Intellectual Property in any manner (the terms of such Publicly Available Software giving rise to the events in clauses (i) and (ii), “Copyleft Terms”).

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(f) No current or former director, officer, manager, employee, agent or third-party representative of the Company has any right, title or interest, directly or indirectly, in whole or in part, in any material Intellectual Property owned or used by the Company, in each case except as would not be material to the Company. The Company has obtained from all Persons (including all current and former founders, officers, directors, stockholders, employees, contractors, consultants and agents) who have contributed to the creation of any Owned Intellectual Property a valid and enforceable written present assignment of all rights, title, and interest in and to any such Owned Intellectual Property to the Company, or all such rights, title, and interest in and to such Owned Intellectual Property have vested in the Company by operation of Law, in each case except where the failure to do so is not material to the Company. To the Knowledge of the Company, no Person is in violation of any such written assignment agreements.

(g) The Company has taken commercially reasonable measures to protect and maintain the confidentiality of all Trade Secrets and any other material confidential information (including material proprietary source code) owned by the Company (and any confidential information owned by any Person to whom any of the Company has a confidentiality obligation). Except as required by Law or as part of any audit or examination by a regulatory authority or self-regulatory authority, no such Trade Secret or confidential information has been disclosed by the Company to any Person other than to Persons subject to a duty of confidentiality or pursuant to a written agreement restricting the disclosure and use of such Trade Secrets or any other confidential information by such Person. To the Knowledge of the Company, no Person is in violation of any such written confidentiality agreements.

(h) No government funding, nor any facilities of a university, college, other educational institution, or similar institution, or research center, was used by the Company in the development of any Intellectual Property owned by the Company nor does any such Person have any rights, title, or interest in or to any Owned Intellectual Property. The Company is not member of or party to any patent pool, industry standards body, trade association, or other organization pursuant to which the Company is obligated to grant any license, rights, or immunity in or to any Owned Intellectual Property to any Person.

(i) The IT Assets are sufficient in all material respects for the current business operations of the Company. Except as set forth on Section 4.13(i) of the Company and ML Parties’ Disclosure Letter, the Company has in place commercially reasonable disaster recovery and security plans and procedures and have implemented commercially reasonable security regarding the confidentiality, availability, security and integrity of the IT Assets owned by the Company and all confidential or sensitive data and information stored thereon, such as Personal Information, including from unauthorized access and infection by Unauthorized Code. The Company have maintained in the Ordinary Course of Business all required licenses and service contracts, including the purchase of a sufficient number of license seats, for all Software material to the operations of the Company as currently conducted.

(j) Each item of Intellectual Property owned or used by the Company immediately prior to the Closing will be owned or available for use by the Company immediately subsequent to the Closing on identical terms and conditions as owned or used by the Company immediately prior to the Closing.

Section 4.14 Data Security; Data Privacy.

(a) To the Company’s Knowledge, the ML Companies have not experienced any material Security Breaches or material Security Incidents or a material failure of the IT Assets since the Lookback Date, and no ML Company has received any uncured written notices, claims or complaints from any Person regarding such a material Security Breach or material Security Incident or material failure of the IT Assets since the Lookback Date. Since the Lookback Date, no ML Company has received any uncured written complaint, claim, demand, inquiry or other notice, including a notice of investigation, from any Person (including any Governmental Entity or self-regulatory authority or entity) regarding any of the ML Companies’ Processing of Personal Information or compliance with applicable Privacy and Security Requirements.

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(b) Except as would not be or reasonably be expected to be material, to the Company’s Knowledge, the ML Companies are, and since the Lookback Date have been, in compliance with all applicable Privacy and Security Requirements. To the Company’s Knowledge, the ML Companies have a valid and legal right (whether contractually, by Law or otherwise) to access or use all Personal Information that is processed by or on behalf of the ML Companies in connection with the use and/or operation of its products and business, in the manner such Personal Information is accessed and used by the ML Companies except where the failure to have such right would not be material to the ML Companies. The execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate any applicable Privacy and Security Requirements or result in or give rise to any right of termination or other right to impair or limit the ML Companies’ right to own or process any Personal Information used in or necessary for the conduct of the business of the ML Companies, except where such termination, impairment or limitation would not be material to the ML Companies.

Section 4.15 Information Supplied. The information supplied in writing by the ML Companies with respect to the Company expressly for inclusion in the Proxy Statement, any other document submitted to any other Governmental Entity or any announcement or public statement regarding the transactions contemplated by this Agreement (including the Signing Press Release and the Closing Press Release), which information with respect to the Company shall be provided by the ML Companies, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time such information is filed, submitted or made publicly available, and with respect to information supplied by the ML Companies for inclusion in the Proxy Statement, such information is not revised by any subsequently filed amendment prior to the time that the Proxy Statement is first mailed, to the extent such initially included information does not result in Liabilities to the Investor under the Securities Act or the Securities Exchange Act, (b) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Investor Shareholders, or (c) the time of the Investor Shareholder Meeting (in each case, subject to the qualifications and limitations set forth in the materials provided by the Company or that are included in such filings and/or mailings), except that no warranty or representation is made by the ML Companies with respect to statements made or incorporated by reference therein based on information supplied by Investor or its Affiliates for inclusion in such materials.

Section 4.16 Litigation. Except (a) for Proceedings under any Tax Law (as to which certain representations and warranties are made pursuant to Section 4.11) and (b) as set forth on Section 4.16 of the Company and ML Parties’ Disclosure Letter, there are no material Proceedings (or to the Knowledge of the Company, investigations by a Governmental Entity) pending or, to the Knowledge of the Company, threatened in writing against the Company or any director or officer of the ML Companies (in their capacity as such), and since the Lookback Date the ML Companies have not been subject to or bound by any material outstanding Orders. Except as set forth on Section 4.16(b) of the Company and ML Parties’ Disclosure Letter, there are no material Proceedings pending or threatened by the ML Companies against any other Person. To the Knowledge of the ML Companies, there are no ongoing internal investigations by the ML Companies with respect to any current employee of the ML Companies.

Section 4.17 Brokerage. Except as set forth on Section 4.17 of the Company and ML Parties’ Disclosure Letter, neither the Company nor any other ML Company has any Liability in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of the ML Companies or the Investor to pay any finder’s fee, brokerage or agent’s commissions or other like payments.

Section 4.18 Labor Matters.

(a) Section 4.18(a) of the Company and ML Parties’ Disclosure Letter sets forth a complete list of all employees of each ML Company as of the date hereof and title and/or job description, job location (city and canton) and base compensation and any bonuses paid with respect to the last fiscal year, or if the Company is less than one year since incorporation with respect to the current fiscal year, whereby bonuses shall be the target bonuses agreed upon but not yet paid between Company and employee and any bonuses already paid. As of the date hereof, to the Knowledge of the Company, all employees of each ML Company are legally permitted to be employed by each ML Company in the jurisdiction in which such employees are employed in their current job capacities and the necessary working permits are in place.

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(b) All employment agreements between the ML Companies and their employees are in writing and, to the Company’s Knowledge, contain only customary terms and conditions. The ML Companies do not retain, and have not retained in the past, any consultants or freelancers that could be requalified as employees under applicable laws.

(c) As at the date of this Agreement, no material salary increases have been resolved but not yet implemented by the ML Companies. Any claims of current or former employees of the ML Companies, including any claims for compensation, bonus, overtime and holidays, are fully provided for in the Audited Financial Statement as per the respective accounts date. Since such accounts date, overtime claims and outstanding holiday entitlements accrued only in the Ordinary Course of Business.

(d) No ML Company is a party to or negotiating any collective bargaining agreement with respect to their employees. There are no strikes, work stoppages, slowdowns or other material labor disputes pending or, to the Knowledge of the Company, threatened against any ML Company, and no such strikes, work stoppages, slowdowns or other material disputes have occurred since the Lookback Date. Except as set forth on Section 4.18(d) of the Company and ML Parties’ Disclosure Letter, since the Lookback Date, (i) no labor union or other labor organization, or group of employees of any ML Company, has made a written demand for recognition or certification with respect to any employees, and there are no representation or certification proceedings presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any similar labor relations tribunal or authority, and (ii) there has been no actual or, to the Knowledge of the Company, threatened, material unfair labor practice charges against any ML Company.

(e) Each ML Company, is, and since the Lookback Date has been, in compliance, in all material respects, with all applicable Laws relating to the employment of labor, including (where applicable) provisions thereof relating to wages and hours, classification, equal opportunity, employment harassment, discrimination or retaliation, disability rights, workers’ compensation, affirmative action, collective bargaining, workplace health and safety, immigration, whistleblowing and layoffs, employee trainings and notices, labor relations, employee leave issues, unemployment insurance, and the payment of social security and other Taxes. Since the Lookback Date, none of any ML Companies has implemented any mass layoff of their employees.

(f) Except as set forth on Section 4.18(f) of the Company and ML Parties’ Disclosure Letter, the ML Companies do not have in existence any share or other incentive scheme, whether settled in cash or in (phantom) securities of any kind and the ML Companies have no obligation to pay any bonus or similar payments to any present or former employee or consultant. The ML Companies have no obligation to make any severance, change-of-control or transaction bonus payment, or any payment of compensation for loss of office, employment or redundancy to any present or former employee, consultant or director as a consequence of the transactions contemplated by this Agreement.

(g) Except as would not reasonably be expected to result in material Liabilities to any ML Companies, since the Lookback Date, (i) each ML Company has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments that have become due and payable to employees; (ii) none of any ML Companies has been liable for any arrears of wages, compensation or related Taxes, penalties or other sums with respect to its employees; (iii) each ML Company has paid in full to all employees and individual independent contractors all wages, salaries, commissions, bonuses and other compensation due and payable to or on behalf of such employees and such individual independent contractors; and (iv) to the Knowledge of the Company, each individual who since the Lookback Date has provided or is providing services to any ML Companies, and has been classified as (y) an independent contractor, consultant, leased employee, or other non-employee service provider, or (z) an exempt employee, has been properly classified as such under all applicable Laws relating to wage and hour and Tax.

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(h) To the Knowledge of the Company, no employee or individual independent contractor of any ML Companies is, with respect to his or her service, in breach of the terms of any employment agreement, nondisclosure agreement, noncompetition agreement, non-solicitation agreement, restrictive covenant or similar obligation (i) owed to any ML Companies; or (ii) owed to any third party. No senior executive has provided, to the Knowledge of the Company, oral or written notice, and no key employee has provided written notice of any present intention to terminate his or her relationship with any ML Companies within the first twelve (12) months following the Closing.

(i) Since the Lookback Date, each ML Company has used reasonable best efforts to investigate all sexual harassment, or other discrimination, or retaliation allegations which have been reported to the appropriate individuals responsible for reviewing such allegations in accordance with the policies and procedures established by any ML Company. With respect to each such allegation with potential merit, each ML Company has taken such corrective action that is reasonably calculated to prevent further improper conduct. No ML Company reasonably expects any material Liabilities with respect to any such allegations.

Section 4.19 Employee Benefit Plans.

(a) Section 4.19(a) of the Company and ML Parties’ Disclosure Letter sets forth a list of each material Company Employee Benefit Plan. ML Parties have made available to the Investor correct and complete copies of the constituting documents of the Company Employee Benefit Plans listed on Section 4.19(a) of the Company and ML Parties’ Disclosure Letter. The Company Employee Benefit Plans comply in all material respects with applicable Laws. There are no other pension plans, benefit plans or similar health or welfare commitments of the ML Companies. All premiums, benefits, contributions due to be paid to, and all other liabilities relating to, the Company Employee Benefit Plans or social security have been paid when due or have been adequately provisioned for in the Audited Financial Statements. All Company Employee Benefit Plans that are required to be funded and/or book reserved under applicable Laws or pursuant to the Company Employee Benefit Plans are funded and/or book reserved based upon reasonable actuarial assumptions.

(b) Except as set forth on Section 4.19(b) of the Company and ML Parties’ Disclosure Letter, none of the Company Employee Benefit Plans has any accumulated funding deficiency on a projected benefit obligations basis.

(c) Except as set forth on Section 4.19(c) of the Company and ML Parties’ Disclosure Letter, the consummation of the transactions contemplated by this Agreement, alone or together with any other event will not (i) result in any material payment or benefit becoming due or payable, to any current or former officer, employee, director or individual independent contractor under a Company Employee Benefit Plan or otherwise, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any current or former officer, employee, director or individual independent contractor under a Company Employee Benefit Plan or otherwise, (iii) result in the acceleration of the time of payment, vesting or funding, or forfeiture, of any such benefit or compensation under a Company Employee Benefit Plan or otherwise, (iv) result in the forgiveness in whole or in part of any outstanding loans made by the ML Companies to any current or former officer, employee, director or individual independent contractor, or (v) result in the payment of any amount that could, individually, or in combination with any other payment, constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code or any comparable Law).

(d) Except as set forth on Section 4.19(d) of the Company and ML Parties’ Disclosure Letter, no Person has any right against any ML Company to be grossed up for, reimbursed or otherwise indemnified for any Tax or interest imposed under Section 409A, Section 457A, or Section 4999 of the Code or otherwise. Each Company Employee Benefit Plan, to the extent subject to Section 409A or Section 457A of the Code complies in form and operation with Section 409A and 457A of the Code (or any comparable Law) in all material respects.

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(e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby would (either alone or in conjunction with any other event, including any termination of employment) result in, or cause the accelerated vesting, payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any employees of the ML Companies or director of the ML Companies.

(f) All accrued pension claims of any ML Company’s employees are either covered by funds of a special foundation, by insurance contracts or provisions the ML Company has specifically established for such purpose, all pursuant to applicable laws and actuarial principles consistently applied since the Lookback Date. Each ML Company has and will have complied up to the Closing Date with all relevant social security regulations and have and will have made up to the Closing Date all deductions and payments required to be made and due under such regulations for all social security, employment related insurance premiums and pension plan contributions in respect of its employees.

Section 4.20 Insurance. Except as set forth on Section 4.20 of the Company and ML Parties’ Disclosure Letter, to the Company’s Knowledge, the ML Companies have in effect policies of insurance (including all policies of property, fire and casualty, liability, workers’ compensation, directors and officers and other forms of insurance as may be applicable to the businesses of the ML Companies) in amounts and scope of coverage as are customary for companies of a similar nature and size operating in the industries in which the ML Companies operate (the “Insurance Policies”). As of the date of this Agreement: (a) all of the material Insurance Policies held by, or for the benefit of, the ML Companies as of the date of this Agreement with respect to policy periods that include the date of this Agreement are in full force and effect, and (b) no ML Company has received a written notice of cancellation of any of the Insurance Policies or of any material changes that are required in the conduct of the business of the ML Companies as a condition to the continuation of coverage under, or renewal of, any of the Insurance Policies. No ML Company is in material breach or material default under, nor has it taken any action or failed to take any action which, with notice or the lapse of time, or both, would constitute a material breach or material default under, or permit a material increase in premium, cancellation, material reduction in coverage, material denial or non-renewal with respect to any Insurance Policy. Except as set forth on Section 4.20 of the Company and ML Parties’ Disclosure Letter, since the Lookback Date, there have been no material claims by or with respect to the ML Companies under any Insurance Policy as to which coverage has been denied or disputed in any material respect by the underwriters of such Insurance Policy.

Section 4.21 Compliance with Laws; Permits.

(a) Except (i) with respect to compliance with Tax Law (as to which certain representations and warranties are made pursuant to Section 4.11), (ii) as set forth on Section 4.21(a) of the Company and ML Parties’ Disclosure Letter and (iii) as would not be or reasonably be expected to be material, the ML Companies and are and, since the Lookback Date have been, in compliance with all Laws applicable to the conduct of the business of the ML Companies and, since the Lookback Date, no uncured written notices have been received by the ML Companies from any Governmental Entity or any other Person alleging a material violation of any such Laws.

(b) The ML Companies hold all material permits, licenses, registrations (excluding Intellectual Property registrations and certifications), approvals, consents, accreditations, waivers, exemptions, identification numbers and authorizations of any Governmental Entity, required for the ownership and use of its assets and properties or the conduct of their businesses (including for the occupation and use of the Leased Real Property) as currently conducted (collectively, “Permits”) and are in compliance in all material respects with all material terms and conditions of such Permits. All of such Permits are valid and in full force and effect and none of such Permits will be terminated as a result of, or in connection with, the consummation of the transactions contemplated by this Agreement. No ML Company is in material default under any such Permit and to the Knowledge of the Company, no condition exists that, with the giving of notice or lapse of time or both, would constitute a material default under such Permit, and no Proceeding is pending or, to the Knowledge of the Company, threatened, to suspend, revoke, withdraw, modify or limit any such Permit in a manner that has had or would reasonably be expected to have a material and adverse effect on the ability of the applicable ML Company to use such Permit or conduct its business.

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Section 4.22 Title to and Sufficiency of Assets. Each ML Company has good title to, or, in the case of leased or subleased assets, a valid and binding leasehold interest in, or, in the case of licensed assets, a valid license in, all of its tangible or intangible assets, properties and rights free and clear of all Liens other than Permitted Liens (collectively, the “Assets”). All such Assets that are material to the operation of the business of each ML Company are in reasonably good condition and in a state of reasonably good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used. All such tangible Assets comprise all the material assets used or held by the ML Companies for the carrying on of the business of the ML Companies as currently conducted and such Assets comprise all material assets necessary for the carrying on of the business of the ML Companies as currently conducted.

Section 4.23 Anti-Corruption Law Compliance

(a) Since the Lookback Date, in connection with or relating to the business of the ML Companies, no ML Company, and to the Knowledge of the Company, no director, officer, manager, employee, agent or third-party representative of any ML Company (in their capacities as such) (i) has made, authorized, solicited or received any unlawful bribe, rebate, payoff, influence payment or kickback, (ii) has used or is using any corporate funds for any contributions, gifts, entertainment, hospitality, travel, in each case, to the extent illegal, or (iii) has, directly or indirectly, knowingly made, offered, authorized, facilitated, received or promised to make or receive, any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to or from any officer of a Governmental Entity or other Person in violation of applicable Anti-Corruption Laws. There are no pending legal, regulatory, or administrative Proceedings, filings, Orders, or, to the Knowledge of the Company, governmental investigations, alleging (i) any such unlawful payments, contributions, gifts, entertainment, bribes, rebates, kickbacks, financial or other advantages, (ii) any other violation of any Anti-Corruption Law.

(b) The transactions of the ML Companies are accurately reflected on their respective books and records in compliance in all material respects with applicable Anti-Corruption Laws.

Section 4.24 Anti-Money Laundering Compliance.

(a) The ML Companies maintain and implement (or will cause to be maintained and implemented prior to Closing) procedures designed to reasonably prevent money laundering and otherwise ensure material compliance with all applicable Anti-Money Laundering Laws. There are no matters of material non-compliance with any Anti-Money Laundering Law that any Governmental Entity has required the ML Company to correct since the Lookback Date, unless otherwise disclosed in Section 4.24 of the Company and ML Parties’ Disclosure Letter.

(b) None of the ML Companies nor, to the Knowledge of the Company, any of their respective directors, officers, managers, employees, agents or third-party representatives (in their capacities as such) has knowingly engaged in a transaction that involves their receipt, payment or any other transfer of the proceeds of crime in violation of any Anti-Money Laundering Laws.

(c) There are no legal, regulatory, or administrative Proceedings, filings, Orders, or, to the Knowledge of the Company, governmental investigations, alleging any violations of any Anti-Money Laundering Laws by any ML Company or any of their respective directors, officers, managers, or employees.

Section 4.25 Affiliate Transactions.

(a) Except as set forth on Section 4.25(a) of the Company and ML Parties’ Disclosure Letter, (x) there are no Contracts (except for the Governing Documents) between any of the ML Companies, on the one hand, and any Interested Party (other than the ML Companies) on the other hand and (y) no Interested Party (other than the ML Companies) (i) owes any amount to any ML Company, (ii) owns any material assets,

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tangible or intangible, necessary for the conduct of the business of any ML Company as it has been operated since the Lookback Date or (iii) owns any interest in, or is a director, officer, or owner of, or lender to or borrower from, or has the right to participate in the profits of, any Person which is a competitor, supplier, or landlord of any ML Company (other than in connection with ownership of less than five percent (5%) of the stock of a publicly traded company) (such Contracts or arrangements described in clauses (x) and (y), “Affiliated Transactions”).

(b) Except as set forth on Section 4.25(b) of the Company and ML Parties’ Disclosure Letter, there have been no Prohibited Affiliate Transactions since the Lookback Date.

Section 4.26 Compliance with Trade Control Laws.

(a) Neither the Company nor any other ML Company nor, to the Knowledge of the Company, any of their directors, officers, managers, employees, agents or third-party representatives, is or since the Lookback Date, has been: (i) a Sanctioned Person; (ii) operating in, organized in, conducting business with, or otherwise engaging in prohibited dealings with or for the benefit of any Sanctioned Person or in any Sanctioned Country in material violation of applicable Sanctions in connection with the business of the Company; or (iii) in material violation of any applicable Sanctions or applicable Export Control Laws or U.S. anti-boycott requirements (the “Trade Control Laws”), in connection with the business of the Company.

(b) No ML Company has, since the Lookback Date, violated in any material respect the Trade Control Laws.

(c) There are no legal, regulatory, or administrative Proceedings, filings, Orders, or, to the Knowledge of the Company, governmental investigations, alleging any violations by any ML Company of the Trade Control Laws.

Section 4.27 Environmental Matters

(a) To the Company’s Knowledge, the ML Companies, and each property or facility at any time owned, leased, or operated by any of the ML Companies, are and have been in material compliance with Environmental Laws.

(b) To the Company’s Knowledge, each ML Company has obtained, hold and are, and have been, in material compliance with all Permits required under Environmental Laws.

(c) None of the ML Companies nor, to the Knowledge of the Company, any other Person has released, manufactured, handled, stored, generated, treated, transported, discharged, emitted, or disposed any Hazardous Material in a manner that would be reasonably likely to give rise to a material Liability of any ML Company.

(d) No material Proceeding or Order is pending or, to the Knowledge of the Company, threatened with respect to any ML Company’s compliance with or Liability under Environmental Laws, and, to the Knowledge of the Company, there are no facts or circumstances that could reasonably be expected to form the basis of such a Proceeding or Order.

Section 4.28 Healthcare Laws

(a) Each ML Company is, and has been since the Lookback Date, in compliance in all material respects with all applicable Healthcare Laws, including (i) the Federal Food, Drug and Cosmetic Act (“FDCA”); (ii) the Public Health Service Act (“PHSA”); (iii) all federal or state criminal or civil fraud and abuse Laws (including the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)), the Civil Monetary Penalties Law (42

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U.S.C. §1320a-7(a)), the Sunshine Act (42 U.S.C. §1320a-7(h)), the Exclusion Law (42 U.S.C. §1320a-7), the Criminal False Statements Law (42 U.S.C. §1320a-7b(a)), Stark Law (42 U.S.C. §1395nn), the False Claims Act (31 U.S.C. §§3729 et seq. 42 U.S.C. §1320a-7b(a)), HIPAA (42 U.S.C. §§1320d et seq.), and any comparable Laws); and (iv) licensing, disclosure and reporting requirements (all of the foregoing, collectively, “Healthcare Laws”). No ML Company has received written notification of any pending Proceeding from the United States Food and Drug Administration (the “FDA”) or any other regulatory authority, agency or Governmental Entity alleging that any operation or activity of the ML Company is in violation of any applicable Healthcare Law.

(b) All preclinical and clinical (if any) investigations conducted or sponsored by any ML Company, or in which any ML Company has participated, and intended to be submitted to a regulatory authority to support a regulatory approval, were, and are being conducted in compliance in all material respects with all applicable Healthcare Laws administered or issued by the applicable Governmental Entity.

(c) All material reports, documents, claims, permits and notices required to be filed, maintained or furnished to the FDA or any other regulatory authority, agency or Governmental Entity by any ML Company have been so filed, maintained or furnished. To the Knowledge of the Company, all such reports, documents, claims, permits and notices were materially complete and accurate on the date filed (or were corrected in or supplemented by a subsequent filing). No ML Company or any officer, employee or agent of any ML Company has (i) made an untrue statement of a material fact or any fraudulent statement to the FDA or any other regulatory authority, agency or Governmental Entity, (ii) failed to disclose a material fact required to be disclosed to the FDA or any other regulatory authority, agency or Governmental Entity or (iii) committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a reasonable basis for the FDA or any other regulatory authority, agency or Governmental Entity to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. No ML Company or any officer, employee or agent of any ML Company has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. §335a(a) or any similar Healthcare Law or authorized by 21 U.S.C. §335a(b) or any similar Healthcare Law. No ML Company or any officer, employee or agent of any ML Company has been convicted of any crime or engaged in any conduct for which such person could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act of 1935 or any Healthcare Law. No Proceedings that would reasonably be expected to result in material debarment or exclusion are pending or threatened in writing against any ML Company or any of their officers, employees, contractors, suppliers (in their capacities as such), agents or other entities or individuals performing research or work on behalf of any ML Company. No ML Company is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Entity.

(d) No Company has received any written notice, correspondence or other communication from the FDA or any other regulatory authority, agency or Governmental Entity or from any institutional review board requiring the termination or suspension of ongoing or planned clinical trials (if any) conducted by, or on behalf of, any ML Company.

(e) No data generated by any ML Company with respect to its products is the subject of any written regulatory Proceeding, either pending or, to the Company’s Knowledge, threatened, by any Governmental Entity relating to the truthfulness or scientific integrity of such data.

(f) No product manufactured or distributed by any ML Company is (i) adulterated within the meaning of 21 U.S.C. §351 (or any similar Healthcare Law), (ii) misbranded within the meaning of 21 U.S.C. § 352 (or any similar Healthcare Law) or (iii) a product that is otherwise in violation of the FDCA or PHSA (or any other Healthcare Law). Neither the Company nor any of its respective contract manufacturers has received any FDA Form 483, warning letter, untitled letter, or other similar correspondence or written notice from the FDA or

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any other regulatory authority, agency or Governmental Entity alleging or asserting material noncompliance with any applicable Healthcare Laws or Permits issued to the Company by the FDA or any other regulatory authority, agency or Governmental Entity. None of the Company’s contract manufacturers, is, or has been, subject to a shutdown and/or import or export prohibition imposed by FDA or any other regulatory authority, agency or Governmental Entity. No event has occurred which would reasonably be expected to lead to any claim, suit, proceeding, investigation, enforcement, inspection or other action by any regulatory authority or any FDA warning letter, untitled letter, request, requirement or other similar correspondence or written notice from the FDA or any other regulatory authority, agency or Governmental Entity to make material changes to the Company products or the manner in which such products are manufactured or distributed.

(g) No ML Company or, any director, officer, agent, employee, Affiliate or other Person acting on behalf of any such ML Company has committed an act, made a statement, or failed to take any action or make a statement that, at the time such statement, disclosure, commission was made or failed to be made, in each case, would constitute a material violation of any Healthcare Law.

Section 4.29 Inspections; Investor’s Representations. The Company has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. The Company agrees to engage in the transactions contemplated by this Agreement based upon its own inspection and examination of Investor and on the accuracy of the representations and warranties set forth in Article VI and any Ancillary Agreement or certificate delivered by Investor pursuant to this Agreement and hereby disclaims reliance upon any express or implied representations or warranties of any nature made by Investor or its Affiliates or representatives, except for those set forth in Article VI and in any Ancillary Agreement or certificate delivered by Investor pursuant to this Agreement. The Company specifically acknowledges and agrees to Investor’s disclaimer of any representations or warranties other than those set forth in Article VI and in any Ancillary Agreement or certificate delivered by Investor pursuant to this Agreement, whether made by either Investor or any of its Affiliates or representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Company, ML Parties, their Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Company, ML Parties, their Affiliates or representatives by Investor or any of its Affiliates or representatives), other than those set forth in Article VI and in any Ancillary Agreement or certificate delivered by Investor pursuant to this Agreement. The Company specifically acknowledges and agrees that, without limiting the generality of this Section 4.29, neither Investor nor any of its Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts. The Company specifically acknowledges and agrees that except for the representations and warranties set forth in Article VI and in any Ancillary Agreement or certificate delivered by Investor pursuant to this Agreement, Investor has not made any other express or implied representation or warranty with respect to Investor, its assets or Liabilities, the businesses of Investor or the transactions contemplated by this Agreement or the Ancillary Agreements.

Article V
REPRESENTATIONS AND WARRANTIES OF ML PARTIES

As an inducement to the Investor to enter into this Agreement and consummate the transactions contemplated by this Agreement, except (a) as set forth in the applicable section of the Company and ML Parties’ Disclosure Letter, (b) as set forth in Section 5.10 of this Agreement, which shall apply solely with respect to the BVF Shareholders (severally (and not jointly) and solely in respect of such BVF Shareholder), each ML Party (severally (and not jointly) and solely in respect of such ML Party) represents and warrants to the Investor as follows:

Section 5.1 Organization; Authority; Enforceability. To the extent that such ML Party is not an individual, such ML Party (a) is an entity validly existing, and in good standing (or the equivalent), if applicable, under the Laws of the jurisdiction in which it is formed and (b) is qualified to do business and is in good standing (or the equivalent), if applicable, as a foreign entity in each jurisdiction in which the character of its properties, or in which the transaction

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of its business, makes such qualification necessary, except where the failure to be so qualified and in good standing (or equivalent), if applicable, would not, individually or in the aggregate, reasonably be expected to have or reasonably be expected to be material on such ML Party’s ability to consummate the transactions contemplated hereby. Such ML Party has the requisite legal entity power and authority to execute and deliver this Agreement and the Ancillary Agreements to which such ML Party is a party and to consummate the transactions contemplated hereby and thereby. No other limited liability company or other proceedings on the part of such ML Party are necessary to approve and authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which such ML Party is a party and the consummation of the transactions contemplated hereby and hereby. This Agreement has been duly executed and delivered by such ML Party and constitutes the valid and binding agreement of such ML Party, enforceable against such ML Party in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally, by general equitable principles and mandatory applicable Laws. Such ML Party is not the subject of any bankruptcy, dissolution, liquidation, reorganization or similar proceeding.

Section 5.2 Capitalization. Such ML Party has good and valid title to the Company Shares held by such ML Party as of the Effective Date and, as of the Closing, such ML Party will have good and valid title to the Company Shares owned by such ML Party, free and clear of all Liens, in each case, other than Securities Liens and other than as set forth in the Company’s Restated and Amended Shareholders’ Agreement. Except as set forth on Section 5.2 of the Company and ML Parties’ Disclosure Letter, such ML Party is not a party to (a) any option, warrant, purchase right or other Contract (other than this Agreement) that would reasonably require such ML Party to sell, transfer or otherwise dispose of any of the Company Shares owned by such ML Party or (b) any voting trust, proxy, or other Contract with respect to the voting of the Company Shares owned by such ML Party. Other than the Company Shares owned by such ML Party, such ML Party does not own or have the right to acquire any other Equity Securities of the Company.

Section 5.3 Noncontravention. Except as set forth on Section 5.3 of the Company and ML Parties’ Disclosure Letter, the filings pursuant to Section 8.8, the consummation by such ML Party of the transactions contemplated by this Agreement and the Ancillary Agreements to which such ML Party is a party do not (a) conflict with or result in any breach of any of the material terms, conditions or provisions of, (b) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (c) result in a material violation of, (d) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (e) result in the creation of any Lien upon the Company Shares under, (f) require any approval under, from or pursuant to, or (g) require any filing with, (i) any material Contract to which such ML Party is a party, (ii) any Governing Document of such ML Party or (iii) any Governmental Entity under or pursuant to any Law or Order to which such ML Party is bound or subject, with respect to clauses (d) through (g), that are or would reasonably be expected to be material to such ML Party’s ability to consummate the transactions contemplated hereby. Such ML Party is not in material violation of any of the Governing Documents of such ML Party.

Section 5.4 Information Supplied. The information supplied or to be supplied, in each case, in writing, by such ML Party with respect to such ML Party for inclusion in the Proxy Statement, any other document submitted to any other Governmental Entity or any announcement or public statement regarding the transactions contemplated by this Agreement (including the Signing Press Release and the Closing Press Release) shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time such information is filed, submitted or made publicly available, and with respect to information supplied by the Company for inclusion in the Proxy Statement, such information is not revised by any subsequently filed amendment prior to the time that the Proxy Statement is first mailed, to the extent such initially included information does not result in Liabilities to the Investor under the Securities Act or the Securities Exchange Act, (b) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Investor Shareholders, or (c) the time of the Investor Shareholder Meeting (in each case, subject to the qualifications and limitations set forth in the materials provided by such ML Party or that are included in such filings and/or mailings), except that no warranty or representation is made by such ML Party

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with respect to (i) statements made or incorporated by reference therein based on information supplied by Investor or its Affiliates for inclusion in such materials or (ii) any projections or forecasts provided by the ML Companies with respect to the Company included in such materials.

Section 5.5 Litigation. Except as set forth on Section 5.5 of the Company and ML Parties’ Disclosure Letter, there are no material Proceedings (or to the Knowledge of such ML Party, investigations) pending or, to the Knowledge of such ML Party, threatened against such ML Party in writing that would reasonably be expected to have a material effect on such ML Party’s ability to consummate the transactions contemplated hereby.

Section 5.6 Brokerage. Except as set forth on Section 5.6 of the Company and ML Parties’ Disclosure Letter, such ML Party has not incurred any Liability in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of the Company or the Investor to pay any finder’s fee, brokerage or agent’s commissions or other like payments.

Section 5.7 Investment Intent.

(a) Such ML Party understands and acknowledges that the acquisition of the Investor Class C Shares (and the Investor Class A Shares into which the Investor Class C Shares and the Retained Company Shares may be exchanged into pursuant to the Restated and Amended Shareholders’ Agreement (or such other transaction document in connection with this Agreement)) involves substantial risk. Such ML Party can bear the economic risk of its investment (which such ML Party acknowledges may be for an indefinite period) and has such knowledge and experience in financial or business matters that such ML Party is capable of evaluating the merits and risks of its investment in the Investor Class C Shares (and the Investor Class A Shares into which the Investor Class C Shares and the Retained Company Shares may be exchanged into pursuant to the Restated and Amended Shareholders’ Agreement or other transaction documents in connection with this Agreement).

(b) Such ML Party understands and acknowledges that the acquisition of the Investor Class C Shares (and the Investor Class A Shares into which the Investor Class C Shares and the Retained Company Shares may be exchanged into pursuant to the Restated and Amended Shareholders’ Agreement (or such other transaction document in connection with this Agreement)) is for its own account, for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof, or with any present intention of distributing or selling, in each case, in violation of the federal securities Laws, any applicable foreign or state securities Laws or any other applicable Law.

(c) Such ML Party qualifies as an “accredited investor,” as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

(d) Such ML Party understands and acknowledges that the issuance, sale or resale of the Investor Class C Shares has not been registered under the Securities Act, any United States state securities Laws or any other applicable foreign Law. Such ML Party acknowledges that such securities may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provision of applicable United States federal, United States state, or other Law or pursuant to an applicable exemption therefrom. Such ML Party acknowledges that there is no public market for the Investor Class C Shares and that there can be no assurance that a public market will develop.

Section 5.8 Compliance with Laws. Each ML Party is, and has been since the Lookback Date, in compliance in all material respects with Laws applicable to its ownership of the Company Shares, and no uncured written notices have been received by any ML Party from any Governmental Entity or any other Person alleging a material violation of any such Laws.

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Section 5.9 Inspections; Investor’s Representations. Such ML Party has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Such ML Party agrees to engage in the transactions contemplated by this Agreement based upon its own inspection and examination of the Investor and on the accuracy of the representations and warranties set forth in Article VI and any Ancillary Agreement or certificate delivered by Investor pursuant to this Agreement and hereby disclaims reliance upon any express or implied representations or warranties of any nature made by Investor or its Affiliates or representatives, except for those set forth in Article VI and in any Ancillary Agreement or certificate delivered by Investor pursuant to this Agreement. Such ML Party specifically acknowledges and agrees to Investor’s disclaimer of any representations or warranties other than those set forth in Article VI and in any Ancillary Agreement or certificate delivered by Investor pursuant to this Agreement, whether made by either Investor or any of its Affiliates or representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Company, ML Parties, their Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Company, ML Parties, their Affiliates or representatives by Investor or any of its Affiliates or representatives), other than those set forth in Article VI and in any Ancillary Agreement or certificate delivered by Investor pursuant to this Agreement. Such ML Party specifically acknowledges and agrees that, without limiting the generality of this Section 5.9, neither Investor nor any of its Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts. Such ML Party specifically acknowledges and agrees that except for the representations and warranties set forth in Article VI and in any Ancillary Agreement or certificate delivered by Investor pursuant to this Agreement, Investor has not made any other express or implied representation or warranty with respect to Investor, its assets or Liabilities, the businesses of Investor or the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 5.10 BVF Shareholders Representations.

(a) Such BVF Shareholder understands and acknowledges that the acquisition of the BVF Shares involves substantial risk. Such BVF Shareholder can bear the economic risk of its investment (which such BVF Shareholder acknowledges may be for an indefinite period) and has such knowledge and experience in financial or business matters that such BVF Shareholder is capable of evaluating the merits and risks of its investment in the BVF Shares.

(b) Such BVF Shareholder understands and acknowledges that the acquisition of the BVF Shares is for its own account, for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof, or with any present intention of distributing or selling, in each case, in violation of the federal securities Laws, any applicable foreign or state securities Laws or any other applicable Law.

(c) Such BVF Shareholder qualifies as an “accredited investor,” as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

(d) Such BVF Shareholder understands and acknowledges that the issuance, sale or resale of the BVF Shares has not been registered under the Securities Act, any United States state securities Laws or any other applicable foreign Law. Such BVF Shareholder acknowledges that such securities may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provision of applicable United States federal, United States state, or other Law or pursuant to an applicable exemption therefrom.

Article VI
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

As an inducement to ML Parties and the Company to enter into this Agreement and consummate the transactions contemplated by this Agreement, except (a) for all representations and warranties of the Investor, as set forth in the applicable section of the Investor’s Disclosure Letter, or (b) as disclosed in any report, schedule, form

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statement or other document filed with, or furnished to, the SEC by the Investor and publicly available prior to the Effective Date, and excluding disclosures referred to in “Forward Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements, the Investor hereby represents and warrants to each of the ML Parties and the Company as follows:

Section 6.1 Organization; Authority; Enforceability. The Investor is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. The Investor is qualified to do business and is in good standing as a foreign entity in each jurisdiction in which the character of its properties, or in which the transaction of its business, makes such qualification necessary, except where the failure to be so qualified and in good standing (or equivalent) would not have an Investor Material Adverse Effect. Subject to receipt of the Required Vote, the Investor has the requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Ancillary Agreements to which the Investor is a party and the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite Investor Board action on the part of the Investor (the “Investor Board Recommendation”). No other proceedings on the part of the Investor (including any action by the Investor Board or the Investor Shareholders), except for the receipt of the Required Vote, are necessary to approve and authorize the execution, delivery or performance of this Agreement and the Ancillary Agreements to which the Investor is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and the Ancillary Agreements to be executed and delivered by the Investor at Closing will be, duly executed and delivered by Investor and constitute valid and binding agreement of the Investor, enforceable against the Investor in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. The Investor is not the subject of any bankruptcy, dissolution, liquidation, reorganization or similar proceeding.

Section 6.2 Capitalization.

(a) As of the date of this Agreement, the authorized share capital of Investor consists of (i) 500,000,000 Investor Class A Shares, (ii) 50,000,000 shares of Investor Class B Shares, and (iii) 5,000,000 preference shares, par value $0.0001 per share (“Investor Preferred Shares”). As of the date hereof and as of immediately prior to the Closing (without giving effect to the Investor Share Redemptions, or the Investor Class B Share Conversion), (1) 11,930,000 Investor Class A Shares are and will be issued and outstanding, (2) 2,875,000 Investor Class B Shares are and will be issued and outstanding, and (3) no Investor Preferred Shares are and will be issued and outstanding. The Equity Securities set forth in this Section 6.2(a) comprise all of the Equity Securities of the Investor that are issued and outstanding (without giving effect to the Investor Share Redemptions, or the Investor Class B Share Conversion).

(b) Except as (w) set forth in the Investor SEC Documents, (x) set forth on Section 6.2(b) of the Investor’s Disclosure Letter, or (y) set forth in this Agreement (including as set forth in Section 6.2(a)), the Ancillary Agreements or the Investor Governing Documents:

(i) there are no outstanding options, warrants, Contracts, calls, puts, bonds, debentures, notes rights to subscribe, conversion rights or other similar rights to which the Investor is a party or which are binding upon Investor providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any of its Equity Securities;

(ii) Investor is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Securities;

(iii) Investor is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Securities; and

(iv) there are no contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights in respect of Equity Securities of Investor.

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(c) All of the issued and outstanding Equity Securities of the Investor, have been duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto, and were not issued in violation of any preemptive rights, call options, rights of first refusal or similar rights of any Person or applicable Law, other than in each case Securities Liens.

(d) Except as set forth on Section 6.2(d) of the Investor’s Disclosure Letter, the Investor does not own, directly or indirectly, any Equity Securities, participation or voting right or other investment (whether debt, equity or otherwise) in any Person (including any Contract in the nature of a voting trust or similar agreement or understanding) or any other equity equivalents in or issued by any other Person.

(e) Upon issuance and delivery of the Investor Class C Shares to the Company at the Closing, and upon the further distribution of the Investor Class C Shares to the ML Parties, such Investor Class C Shares will (i) be duly authorized and validly issued, and fully paid and nonassessable, (ii) be issued in compliance in all material respects with applicable Law, (iii) not be issued in breach or violation of any preemptive rights or any Contract, (iv) be issued to the Company with good and valid title, free and clear of any Liens other than Securities Liens, and (v) represent all of the Investor Class C Shares issued or outstanding.

(f) Other than up to $1,500,000 of working capital loans that may be incurred during the Pre-Closing Period (and for the avoidance of doubt, to the extent such working capital loans are used to pay Investor Transaction Expenses and such working capital loans are repaid in cash at the Closing, such amounts shall constitute Investor Transaction Expenses for all purposes of this Agreement), the Investor has no Liability with respect to indebtedness for borrowed money.

Section 6.3 Brokerage. Except as set forth on Section 6.3 of the Investor’s Disclosure Letter, the Investor has not incurred any Liability in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of the ML Parties, Company or Investor to pay a finder’s fee, brokerage or agent’s commissions or other like payments.

Section 6.4 Trust Account. As of the Effective Date, the Investor has at least one hundred fifteen million dollars ($115,000,000) (the “Trust Amount”) in the Trust Account, with such funds invested in United States government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, and held in trust by the Trustee pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of the Investor, enforceable in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect by the Investor or the Trustee, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated by the Investor. The Investor is not party to or bound by any side letters with respect to the Trust Agreement or (except for the Trust Agreement) any Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (a) cause the description of the Trust Agreement in the Investor SEC Documents to be inaccurate in any material respect or (b) explicitly by their terms, entitle any Person (other than (i) the Investor Shareholders who shall have exercised their rights to participate in the Investor Share Redemptions, (ii) the underwriters of the Investor’s initial public offering, who are entitled to the Deferred Discount (as such term is defined in the Trust Agreement) and (iii) the Investor with respect to income earned on the proceeds in the Trust Account to cover any of its Tax obligations and up to one hundred thousand dollars ($100,000) of interest on such proceeds to pay dissolution expenses) to any portion of the proceeds in the Trust Account. There are no Proceedings (or to the Knowledge of the Investor, investigations) pending or, to the Knowledge of the Investor, threatened with respect to the Trust Account.

Section 6.5 Investor SEC Documents; Controls.

(a) The Investor has filed or furnished all material forms, reports, schedules, statements and other documents required to be filed by it with the SEC since the consummation of the initial public offering of the Investor’s securities to the Effective Date, together with any material amendments, restatements or supplements thereto, and all such forms, reports, schedules, statements and other documents required to be

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filed or furnished under the Securities Act or the Securities Exchange Act (excluding Section 16 under the Securities Exchange Act) (all such forms, reports, schedules, statements and other documents filed with the SEC, the “Investor SEC Documents”). As of their respective dates, each of the Investor SEC Documents, as amended (including all financial statements included therein, exhibits and schedules thereto and documents incorporated by reference therein), complied in all material respects with the applicable requirements of the Securities Act, or the Securities Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Investor SEC Documents. None of the Investor SEC Documents contained, when filed or, if amended prior to the Effective Date, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of Investor, as of the date hereof, (i) none of the Investor SEC Documents are the subject of ongoing SEC review or outstanding SEC comment and (ii) neither the SEC nor any other Governmental Entity is conducting any investigation or review of any Investor SEC Document.

(b) The financial statements of the Investor contained or incorporated by reference in the Investor SEC Documents, including all notes and schedules thereto, complied in all material respects, when filed or if amended prior the Effective Date, as of the date of such amendment, with the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and Regulation S-X or Regulation S-K, as applicable, and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial condition and the results of operations, changes in stockholders’ equity and cash flows of Investor as at the respective dates of, and for the periods referred to, in such financial statements. Investor has no off-balance sheet arrangements that are not disclosed in the Investor SEC Documents. No financial statements other than those of Investor are required by GAAP to be included in the consolidated financial statements of Investor.

(c) No notice of any SEC review or investigation of the Investor or Investor SEC Documents has been received by the Investor. Since the consummation of its initial public offering, all comment letters received by the Investor from the SEC or the staff thereof and all responses to such comment letters filed by or on behalf of the Investor are publicly available on the SEC’s EDGAR website.

(d) Since the consummation of the initial public offering of the Investor’s securities, the Investor has filed all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Securities Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Investor SEC Document. Each such certification is true and correct. The Investor maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Securities Exchange Act. As used in this Section 6.5(d), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(e) Investor has established and maintained a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f), as applicable, of the Securities Exchange Act, that is sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

Section 6.6 Information Supplied; Proxy Statement. None of the information supplied or to be supplied by the Investor for inclusion in the Proxy Statement, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time such information is filed, submitted or made publicly available with the SEC, (b) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Investor Shareholders, or (c) the time of the Investor Shareholder Meeting (subject to the qualifications and limitations set forth in the materials provided by the Investor or that are included in such filings and/or mailings), except that no warranty or representation

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is made by the Investor with respect to (i) statements made or incorporated by reference therein based on information supplied by the Company, the ML Parties or their Affiliates for inclusion therein or (ii) any projections or forecasts included in such materials.

Section 6.7 Litigation. As of the date of this Agreement, there are no material Proceedings (or to the Knowledge of the Investor, investigations by any Governmental Entity) pending or, to the Knowledge of the Investor, threatened against the Investor or, to the Knowledge of the Investor, any director, officer or employee of the Investor (in their capacity as such) and since the Investor’s date of incorporation there have not been any such Proceedings and the Investor is not subject to or bound by any material outstanding Orders. There are no material Proceedings pending or threatened by Investor against any other Person.

Section 6.8 Listing. The issued and outstanding Investor Class A Shares are registered pursuant to Section 12(b) of the Securities Exchange Act and listed for trading on Nasdaq. There is no Proceeding or investigation pending or, to the Knowledge of the Investor, threatened against the Investor by Nasdaq or the SEC with respect to any intention by such entity to deregister the Investor Class A Shares or prohibit or terminate the listing of the Investor Class A Shares on Nasdaq. The Investor has taken no action that is designed to terminate the registration of the Investor Class A Shares under the Securities Exchange Act. The Investor has not received any written or, to the Knowledge of the Investor, oral deficiency notice from Nasdaq relating to the continued listing requirements of the Investor Class A Shares.

Section 6.9 Investment Company. The Investor is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

Section 6.10 Noncontravention. Except for the filings pursuant to Section 8.9, the consummation by the Investor of the transactions contemplated by this Agreement and the Ancillary Agreements do not (a) conflict with or result in any breach of any of the material terms, conditions or provisions of, (b) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (c) result in a material violation of, (d) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (e) result in the creation of any Lien upon its Equity Securities under, (f) require any approval under, from or pursuant to, or (g) require any filing with, (i) any Contract or lease to which the Investor is a party, (ii) any Governing Document of the Investor, or (iii) any Governmental Entity under or pursuant to any Law or Order to which the Investor is bound or subject, with respect to clauses (i) and (iii) that are or would reasonably be expected to be material to Investor. The Investor is not in material violation of any of its Governing Documents.

Section 6.11 Business Activities.

(a) Since its incorporation, other than as described in the Investor SEC Documents, the Investor has not conducted any material business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the Investor Governing Documents, there is no Contract, commitment, or Order binding upon the Investor or to which the Investor is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of the Investor or any acquisition of property by the Investor or the conduct of business by the Investor after the Closing, other than such effects, individually or in the aggregate, which are not, and would not reasonably be expected to be, material to the Investor.

(b) Except for this Agreement and the transactions contemplated by this Agreement, the Investor has no interests, rights, obligations or Liabilities with respect to, and the Investor is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

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Section 6.12 Tax Matters. Except as set forth on Section 6.12 of the Investor’s Disclosure Letter:

(a) The Investor has timely filed all income and other material Tax Returns required to be filed by it on or prior to the Closing Date pursuant to applicable Laws (taking into account any validly obtained extension of time within which to file). All income and other material amounts of Tax Returns filed by the Investor, if any, are correct and complete in all material respects and have been prepared in material compliance with all applicable Laws. All income and other material amounts of Taxes and all income and other material amounts of Tax liabilities due and payable by the Investor for which the applicable statute of limitations remains open have been timely paid (whether or not shown as due and payable on any Tax Return).

(b) The Investor has timely and properly withheld or collected and paid to the applicable Taxing Authority all material amounts of Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, individual independent contractor, creditor, equityholder or other third party and all material sales, use, ad valorem, value added, and similar Taxes and has otherwise complied in all material respects with all applicable Laws relating to such withholding, collection and payment of Taxes.

(c) No written claim has been made by a Taxing Authority in a jurisdiction where the Investor does not file a particular type of Tax Return, or pay a particular type of Tax, that the Investor is or may be subject to taxation of that type by, or required to file that type of Tax Return in, that jurisdiction that has not been settled or resolved. The income Tax Returns of the Investor made available to the ML Parties, if any, reflect all of the jurisdictions in which the Investor is required to remit material income Tax.

(d) The Investor is not currently the subject of any Tax Proceeding with respect to any Taxes or Tax Returns of or with respect to the Investor, no such Tax Proceeding is pending, and, no such Tax Proceeding has been threatened in writing, in each case, that has not been settled or resolved. The Investor has not commenced a voluntary disclosure proceeding in any jurisdiction that has not been resolved or settled. All material deficiencies for Taxes asserted or assessed in writing against the Investor have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn, and no such deficiency has been threatened or proposed in writing against the Investor.

(e) There are no outstanding agreements extending or waiving the statute of limitations applicable to any Tax or Tax Return with respect to the Investor or extending a period of Tax collection, assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired, and no written request for any such waiver or extension is currently pending. The Investor is not the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Governmental Entity) within which to file any Tax Return not previously filed. No private letter ruling, administrative relief, technical advice, or other similar ruling or request has been granted or issued by, or is pending with, any Governmental Entity that relates to any Taxes or Tax Returns of Investor.

(f) The Investor will not be required to include any material item of income, or exclude any material item of deduction, for any period (or portion thereof) after the Closing Date (determined with and without regard to the transactions contemplated by this Agreement) as a result of: (i) an installment sale transaction occurring on or before the Closing Date or open transaction; (ii) a disposition occurring on or before the Closing Date reported as an open transaction; (iii) any prepaid amounts received on or prior to the Closing Date or deferred revenue realized, accrued or received outside the Ordinary Course of Business on or prior to the Closing Date; (iv) a change in method of accounting that occurs or was requested on or prior to the Closing Date (or as a result of an impermissible method used prior to the Closing Date); or (v) an agreement entered into with any Governmental Entity on or prior to the Closing Date.

(g) There is no Lien for Taxes on any of the assets of the Investor, other than Permitted Liens.

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(h) The Investor has not been a member of an affiliated, combined, consolidated or similar Tax group and does not have any material liability for Taxes of any other Person as a result of any successor liability, transferee liability, joint or several liability, by contract, by operation of Law, or otherwise (other than pursuant to this Agreement or any of the Ancillary Agreements, if any). The Investor is not party to or bound by any Tax Sharing Agreement except for any Ordinary Course Tax Sharing Agreement. All amounts payable by the Investor with respect to (or reference to) Taxes pursuant to any Ordinary Course Tax Sharing Agreement have been timely paid in accordance with the terms of such contracts.

(i) The unpaid Taxes of the Investor (i) did not, as of December 31, 2020, materially exceed the reserves for Tax liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) and (ii) do not materially exceed such reserves as adjusted for the passage of time through the Closing Date in accordance with the past practices of the Investor in filing its Tax Returns.

(j) The Investor has not taken any action and is not aware of any facts or circumstances that could reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment.

Section 6.13 Compliance with Laws. Investor is, and has been since December 31, 2020, in compliance in all material respects with all Laws applicable to the conduct of the business of the Investor, and no uncured written notices have been received by Investor from any Governmental Entity or any other Person alleging a material violation of any such Laws.

Section 6.14 Subscription Agreements. Investor has delivered to the Company copies of each of the Subscription Agreements entered into by Investor, the Company and the ML Parties’ Representative with the applicable PIPE Investors named therein on or prior to the Effective Date, pursuant to which certain PIPE Investors have committed to provide equity financing to Investor solely for purposes of consummating the transactions contemplated by this Agreement in the aggregate amount of $115,000,000 (the “PIPE Investment Amount”). With respect to each such PIPE Investor, the Subscription Agreement with such PIPE Investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and to the Knowledge of Investor no withdrawal, termination, amendment or modification is contemplated by Investor. Each Subscription Agreement is a legal, valid and binding obligation of Investor and, to the Knowledge of Investor, each PIPE Investor. Each such Subscription Agreement provides that the Company and the ML Parties’ Representative are third-party beneficiaries thereunder, entitled to enforce such agreements against the PIPE Investor. As of the date hereof, Investor does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the PIPE Investment Amount not being available to Investor, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Investor under any material term or condition of any such Subscription Agreement and, as of the date hereof, Investor has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any such Subscription Agreement. Such Subscription Agreements contain all of the conditions precedent (other than the conditions contained in this Agreement or the Ancillary Agreements) to the obligations of the PIPE Investors to contribute to Investor the applicable portion of the PIPE Investment Amount set forth in such Subscription Agreements on the terms therein.

Section 6.15 Affiliate Transactions. Except as set forth in the Investor SEC Documents there are no Material Contracts between (a) the Investor, on the one hand, and (b) any officer, director, employee, partner, member, manager, director or indirect equityholder of the Investor or Sponsor, or to the Knowledge of the Investor, any family member of any of the foregoing Persons, on the other hand, (the Persons identified in clause (b), the “Investor Related Parties”).

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Article VII
INTERIM OPERATING COVENANTS

Section 7.1 Interim Operating Covenants.

(a) From the Effective Date until the earlier of: (1) the date this Agreement is terminated in accordance with Article XI and (2) the Closing Date (such period, the “Pre-Closing Period”), unless the Investor shall otherwise give prior consent (which consent shall not be unreasonably withheld, conditioned or delayed) in writing and except (x) as specifically contemplated or permitted by this Agreement or the Ancillary Agreements, (y) as set forth on Section 7.1(a) of the Company and ML Parties’ Disclosure Letter or (z) other than in respect of the restrictions set forth in subclauses (i), (iii), (iv), (v), (x) or (xiv), to the extent that any action is taken or omitted to be taken in response to or related to the actual or anticipated effect on any of the ML Companies’ businesses of COVID-19 or any COVID-19 Measures, in each case with respect to this clause (z) in connection with or in response to COVID-19, the Company shall, and ML Parties shall cause the ML Companies to, conduct and operate their business in all material respects in the Ordinary Course of Business and use its commercially reasonable efforts to preserve their existing relationships with material customers, suppliers and distributors, and the Company shall not, and ML Parties shall cause the ML Companies not to:

(i) amend or otherwise modify any of the Governing Documents of the ML Companies in any manner that would be adverse to the Investor or the Sponsor, except as otherwise required by Law;

(ii) make any changes to its accounting policies, methods or practices, other than as required by GAAP or applicable Law;

(iii) sell, issue, redeem, assign, transfer, pledge (other than in connection with existing credit facilities), convey or otherwise dispose of (x) any Equity Securities of the ML Companies (y) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating the ML Companies to issue, deliver or sell any Equity Securities of the ML Companies;

(iv) declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind) to any equityholder of any ML Companies, other than (x) to another ML Company, (y) repayments by the Company to any ML Party or its Affiliates in respect of advances made by such Persons to the Company as set forth on Section 7.1(a)(iv) of the Company and ML Parties’ Disclosure Letter;

(v) adjust, split, combine or reclassify any of its Equity Securities;

(vi) (x) incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness (other than (A) additional Indebtedness under existing credit facilities or lines of credit, (B) capital leases entered into in the Ordinary Course of Business, and (C) other Indebtedness not to exceed $500,000 in the aggregate), (y) make any advances or capital contributions to, or investments in, any Person, other than the ML Companies or in the Ordinary Course of Business, or (z) amend or modify in any material respect any Indebtedness;

(vii) commit to, authorize or enter into any agreement in respect of, any capital expenditure (or series of commitments or capital expenditures), other than capital expenditures in an amount not to exceed $2,000,000;

(viii) enter into any material amendment or termination (other than an expiration in accordance with the terms thereof) of, or waive compliance with, any material term of any Material Contract or enter into any Contract that if entered into prior to the Effective Date would be a Material

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Contract, in each case other than in the Ordinary Course of Business and solely to the extent such amendment, termination or waiver would not materially and adversely impact the ML Companies, taken as a whole;

(ix) other than inventory and other assets acquired in the Ordinary Course of Business, acquire the business, properties or assets, including Equity Securities of another Person, except, in each case, for acquisitions whose consideration in an aggregate amount (for all such acquisitions) is not greater than $1,500,000 and the consideration for which is payable only in cash, so long as, based upon the advice of the Company’s accountants, such acquisition, individually or in the aggregate, would not require any additional disclosure pursuant to the rules and regulations adopted by PCAOB (whether through merger, consolidation, share exchange, business combination or otherwise);

(x) propose, adopt or effect any plan of complete or partial liquidation, dissolution, recapitalization or reorganization, or voluntarily subject to any material Lien, any of the material rights or material assets owned by, or leased or licensed to, the ML Companies, except for (x) Permitted Liens, (y) Liens under existing credit facilities or other Indebtedness permitted pursuant to Section 7.1(a)(iv) and (z) as required or contemplated by this Agreement;

(xi) compromise, commence or settle any pending or threatened Proceeding (w) involving payments (exclusive of attorney’s fees) by the ML Companies not covered by insurance in excess of $150,000 in any single instance or in excess of $500,000 in the aggregate, (x) granting injunctive or other equitable remedy against the ML Companies, (y) which imposes any material restrictions on the operations of businesses of the ML Companies, taken as a whole or (z) by the equityholders of the ML Companies or any other Person which relates to the transactions contemplated by this Agreement;

(xii) except as required under applicable Law, the terms of any Company Employee Benefit Plan existing as of the date hereof (A) increase in any manner the compensation, bonus, severance or termination pay of any of the current or former directors, officers, employees or individual consultants of any ML Company, (B) become a party to, establish, amend, commence participation in, or terminate any stock option plan or other stock-based compensation plan, or any Company Employee Benefit Plan with or for the benefit of any current or former directors, officers, employees or individual consultants of any ML Company, (C) accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any Company Employee Benefit Plan, (D) grant any new awards under any Company Employee Benefit Plan, (E) amend or modify any outstanding award under any Company Employee Benefit Plan, (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization respecting employees of the Company, (G) forgive any loans, or issue any loans to any directors, officers, contractors or employees, or (H) hire or engage any new employee or consultant or terminate the employment or engagement, other than for cause, of any employee or consultant if such new employee or consultant will receive, or does receive, annual base compensation (or annual base wages or fees) in excess of $300,000;

(xiii) (A) sell, lease, assign, transfer, convey, license, sublicense, covenant not to assert, permit to lapse, abandon, allow to lapse, or otherwise dispose of, create, grant or issue any Liens (other than Permitted Liens), debentures or other securities in or on, any material rights or assets owned by, or leased or licensed to, any ML Companies, other than (w) inventory or products in the Ordinary Course of Business, or (x) assets with an aggregate fair market value less than $1,000,000; or (B) subject any Owned Intellectual Property to Copyleft Terms;

(xiv) disclose any Trade Secrets and any other material confidential information of any ML Companies to any Person (other than pursuant to a written confidentiality agreement with provisions restricting the use and disclosure of such Trade Secrets and confidential information);

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(xv) fail to take any action required to maintain any material insurance policies of any ML Companies in force (other than (A) substitution of an insurance policy by an insurance policy with a substantially similar coverage or (B) with respect to any policy that covers any asset or matter that has been disposed or is no longer subsisting or application), or knowingly take or omit to take any action that could reasonably result in any such insurance policy being void or voidable (other than (1) substitution of an insurance policy by an insurance policy with a substantially similar coverage, (2) with respect to any policy that covers any asset or matter that has been disposed or is no longer subsisting or application, (3) actions in the Ordinary Course of Business, or (4) actions set forth on Section 7.1(a)(xv) of the Company and ML Parties’ Disclosure Letter);

(xvi) except to the extent required by applicable Law, (A) make, change or revoke any material election relating to Taxes (subject to changes in applicable Law), (B) enter into any agreement, settlement or compromise with any Taxing Authority relating to a material amount of Taxes, (C) consent to any extension or waiver of the statutory period of limitations applicable to any material Tax matter, (D) file any amended material Tax Return, (E) fail to timely file (taking into account valid extensions) any material Tax Return required to be filed, (F) fail to pay any material amount of Tax as it becomes due, (G) enter into any Tax Sharing Agreement (other than an Ordinary Course Tax Sharing Agreement), or (H) surrender any right to claim any refund of a material amount of Taxes;

(xvii) take or cause to be taken any action, or knowingly fail to take or cause to fail to take any action, which action or failure to act would reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment; or

(xviii) agree or commit to do any of the foregoing.

(b) Nothing contained in this Agreement shall be deemed to give the Investor, directly or indirectly, the right to control or direct the Company or any operations of the Company prior to the Closing. Prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, control over their respective businesses and operations.

Section 7.2 Interim Operating Covenants (Investor).

(a) During the Pre-Closing Period, unless the ML Parties’ Representative shall otherwise give prior consent (which consent shall not be unreasonably withheld, conditioned or delayed) in writing and except as contemplated by this Agreement or the Ancillary Agreements or as set forth on Section 7.2(a) of the Investor’s Disclosure Letter, the Investor shall not:

(i) conduct any activities or enter into any Contracts directed toward or in contemplation of an alternative Business Combination to the Business Combination contemplated by this Agreement;

(ii) amend or otherwise modify the Trust Agreement or the Investor Governing Documents in any material respect;

(iii) withdraw any of the Trust Amount, other than as permitted by the Investor Governing Documents or the Trust Agreement;

(iv) make any material changes to its accounting policies, methods or practices, other than as required by GAAP or applicable Law;

(v) except to the extent required by applicable Law, (A) make, change or revoke any material election relating to Taxes (subject to changes in applicable Law), (B) enter into any agreement, settlement or compromise with any Taxing Authority relating to a material amount of Taxes, (C) consent to any extension or waiver of the statutory period of limitations applicable to any material

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Tax matter, (D) file any amended material Tax Return, (E) fail to timely file (taking into account valid extensions) any material Tax Return required to be filed, (F) fail to pay any material amount of Tax as it becomes due, (G) enter into any Tax Sharing Agreement (other than an Ordinary Course Tax Sharing Agreement), or (H) surrender any right to claim any refund of a material amount of Taxes;

(vi) take or cause to be taken any action, or knowingly fail to take or cause to fail to take any action, which action or failure to act would reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment;

(vii) other than effecting redemptions in connection with an Investor Share Redemption, sell, issue, redeem, assign, transfer, convey or otherwise dispose of (w) any of its Equity Securities, or (x) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating Investor or Sponsor to issue, deliver or sell any Equity Securities of Investor, other than Contracts for Indebtedness from the Sponsor or its Affiliates or any director or officer of the Investor or the Sponsor incurred in order to finance working capital and Tax expenses needs and expenses in an amount not to exceed $1,500,000; provided, that any such Contracts for Indebtedness shall be repaid in cash at the Closing and shall constitute Investor Transaction Expenses;

(viii) other than the Investor Share Redemption, declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind) to the equityholders of the Investor;

(ix) adjust, split, combine or reclassify (other than a reclassification pursuant to a conversion of Investor Class B Shares into Investor Class A Shares pursuant to the Investor Governing Documents) any of its Equity Securities;

(x) incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness, Liabilities, debts or obligations other than Contracts for Indebtedness from the Sponsor or its Affiliates or any director or officer of the Investor or the Sponsor incurred in order to finance working capital and Tax expenses needs; provided that any such Contracts for Indebtedness shall be repaid in cash at the Closing and shall constitute Investor Transaction Expenses;

(xi) enter into any transaction or Contract with the Sponsor or any of its Affiliates for the payment of finder’s fees, consulting fees, monies in respect of any payment of a loan or other compensation paid by Investor to the Sponsor, Investor’s officers or directors, or any Affiliate of the Sponsor or Investor’s officers, for services rendered prior to, or for any services rendered in connection with, the consummation of the transactions contemplated by this Agreement;

(xii) compromise, commence or settle any pending or threatened Proceeding (w) involving payments (exclusive of attorney’s fees) by Investor not covered by insurance in excess of $1,000,000, (x) granting material injunctive or other equitable remedy against the Investor (y) which imposes any material restrictions on the operations of businesses of the Investor or (z) by the public stockholders of the Investor or any other Person which relates to the transactions contemplated by this Agreement;

(xiii) enter into, renew, modify or revise any Contract or agreement with any Investor Related Party; or

(xiv) agree or commit to do any of the foregoing.

(b) Nothing contained in this Agreement shall be deemed to give the ML Parties or the Company, directly or indirectly, the right to control or direct the Investor prior to the Closing. Prior to the Closing, the Investor shall exercise, consistent with the terms and conditions of this Agreement, control over its business.

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Article VIII
PRE-CLOSING AGREEMENTS

Section 8.1 Commercially Reasonable Efforts; Further Assurances. Subject to the terms and conditions set forth in this Agreement, and to applicable Laws, during the Pre-Closing Period, the Parties shall cooperate and use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action (including executing and delivering any documents, certificates, instruments and other papers that are necessary for the consummation of the transactions contemplated by this Agreement), and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary to consummate and make effective, in the most expeditious manner practicable (giving effect to the timing of the delivery of the PCAOB Financial Statements), the transactions contemplated by this Agreement. Each ML Party shall use its commercially reasonable efforts, and the Investor shall cooperate in all reasonable respects with ML Parties, to solicit and obtain the consents of the Persons who are parties to the Contracts listed on Section 8.1 of the Company and ML Parties’ Disclosure Letter prior to the Closing; provided, however, that no Party nor any of their Affiliates shall be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such consent may be required (unless such payment is required in accordance with the terms of the relevant Contract requiring such consent). Any payment pursuant to the foregoing provision shall be a Transaction Expense borne by the Investor (but shall not be treated as a Company Transaction Expense hereunder).

Section 8.2 Trust & Closing Funding. Subject to the satisfaction or waiver of the conditions set forth in Section 3.2 (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions) and provision of notice thereof to the Trustee (which notice the Investor shall provide to the Trustee in accordance with the terms of the Trust Agreement), in accordance with the Trust Agreement and the Investor Governing Documents, at the Closing, the Investor shall (a) cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (b) cause the Trustee to pay as and when due (x) all amounts payable to Investor Shareholders who shall have validly elected to redeem their Investor Class A Shares pursuant to the Investor Existing Memorandum and Articles and direct and use its reasonable best efforts to cause the Trustee to pay as and when due the Deferred Discount (as defined in the Trust Agreement) pursuant to the terms of the Trust Agreement, except to the extent that such Deferred Discount is waived, (y) the Investor Transaction Expenses at the Closing, and (z) pay all amounts payable pursuant to Section 2.2(e).

Section 8.3 Listing. During the Pre-Closing Period, the Investor shall use its commercially reasonable efforts to ensure Investor remains listed as a public company on Nasdaq or other national securities exchange acceptable to the Company and keep the Investor Class A Shares listed for trading on Nasdaq or other national securities exchange acceptable to the Company.

Section 8.4 LTIP. Prior to the Closing Date, the Investor shall approve and, subject to the approval of the Investor Shareholders, adopt, an omnibus incentive equity plan, based on the terms and conditions as reasonably mutually agreed upon between the Investor and the ML Parties to be effective upon and following the Closing (the “LTIP”). The LTIP shall initially reserve a number of shares of Investor Class A Shares constituting no more than 8% of total number of shares of Investor Class A Shares outstanding on a fully diluted basis, as determined at the Closing. Nothing contained in this Section 8.4 (whether express or implied) shall confer any rights, remedies or benefits whatsoever (including any third-party beneficiary rights) on any Person other than the Parties to this Agreement.

Section 8.5 Confidential Information. During the Pre-Closing Period, each Party shall be bound by and comply with the provisions set forth in the Confidentiality Agreement as if such provisions were set forth herein, and such provisions are hereby incorporated herein by reference. Each Party acknowledges and agrees that each is aware, and each of their respective Affiliates and representatives is aware (or upon receipt of any material nonpublic information of the other Party, will be advised), of the restrictions imposed by the United States federal securities Laws and other applicable foreign and domestic Laws on Persons possessing material nonpublic information about a public company. Each Party hereby agrees, that during the Pre-Closing Period, except in connection with or support of the transactions contemplated by this Agreement, while any of them are in possession of such material nonpublic

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information, none of such Persons shall, directly or indirectly (through its Affiliates or otherwise), acquire, offer or propose to acquire, agree to acquire, sell or transfer or offer or propose to sell or transfer any securities of the Investor, communicate such information to any other Person or cause or encourage any Person to do any of the foregoing.

Section 8.6 Access to Information.

(a) During the Pre-Closing Period, upon reasonable prior written notice, the Company shall afford the representatives of the Investor reasonable access, during normal business hours, to the properties, books and records of the ML Companies and furnish to the representatives of the Investor such additional financial and operating data and other information regarding the business of any ML Companies as the Investor or its representatives may from time to time reasonably request for purposes of consummating the transactions contemplated by this Agreement, but only to the extent the ML Companies may do so without violating any applicable Laws or result in the breach of any confidentiality or similar agreement to which any ML Company is a party; provided that the ML Companies shall use their reasonable best efforts to allow for such access or disclosure in a manner that does not result in a breach of such agreement, including using reasonable best efforts to obtain the required consent of any applicable third Person; and provided, further, that the Investor shall abide by the terms of the Confidentiality Agreement.

(b) Investor shall coordinate its access rights pursuant to Section 8.6 with the ML Parties to reasonably minimize any inconvenience to or interruption of the conduct of the business of the Company.

Section 8.7 Notification of Certain Matters. Each of the Parties shall notify the other Parties of (a) any material actions, suits, claims or proceedings in connection with the transactions contemplated by this Agreement commenced or, to the Knowledge of ML Parties, threatened, against any of the Parties, (b) the occurrence or non-occurrence of any fact or event which would be reasonably likely to cause any condition set forth in Article IV or Article V not to be satisfied, or (c) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement.

Section 8.8 Regulatory Approvals; Efforts.

(a) If a filing is required in connection with the consummation of the transactions contemplated by this Agreement under the HSR Act, the Parties will (i) cause the Notification and Report Forms required pursuant to the HSR Act with respect to the transactions contemplated by this Agreement to be filed as promptly as practicable after the execution of this Agreement, (ii) request early termination of the waiting period relating to such HSR Act filings, if early termination is being granted at the time of such filing, (iii) supply as promptly as practicable any additional information and documentary material that may be requested by a regulatory authority pursuant to applicable Laws or a Governmental Entity pursuant to the HSR Act and (iv) otherwise use its reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement as soon as practicable. The Parties shall use reasonable best efforts to promptly obtain, and to cooperate with each other to promptly obtain, all authorizations, approvals, clearances, consents, actions or non-actions of any Governmental Entity in connection with the above filings, applications or notifications. Each Party shall promptly inform the other Parties of any material communication between itself (including its representatives) and any Governmental Entity regarding any of the transactions contemplated by this Agreement. If a Party or any of its Affiliates receives any formal or informal request for supplemental information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then the Party, to the extent necessary and advisable, shall provide a reasonable response to such request as promptly as reasonably practicable.

(b) The Parties shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement and, to the extent permissible, promptly furnish the other with copies of notices or other communications between any Party (including their respective Affiliates and representatives), as the case may be, and any third party and/or Governmental Entity with respect to

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such transactions. Each Party shall give the other Party and its counsel a reasonable opportunity to review in advance, to the extent permissible, and consider in good faith the views and input of the other Party in connection with, any proposed material written communication to any Governmental Entity relating to the transactions contemplated by this Agreement. Each Party agrees not to participate in any substantive meeting, conference or discussion, either in person or by telephone, with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with the other Party in advance and, to the extent not prohibited by such Governmental Entity, gives the other Party the opportunity to attend and participate.

(c) Each Party shall use its reasonable best efforts to resolve objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act, and any other United States federal or state or foreign statutes, rules, regulations, Orders, decrees, administrative or judicial doctrines or other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or constituting anticompetitive conduct (collectively, the “Antitrust Laws”). Subject to the other terms of this Section 8.8(c), each Party shall use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

(d) The Investor shall not take any action that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement as a result of the application of any Antitrust Law.

(e) Notwithstanding anything in this Agreement to the contrary, but subject to compliance with Section 8.5, nothing in this Section 8.8 shall require Investor, Sponsor, ML Parties’ Representative or any ML Party or any of their respective Affiliates to take any action with respect to any of their respective Affiliates (other than, with respect to Investor and Sponsor, Investor’s Subsidiaries and the Company), any of their respective affiliated investment funds or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Investor, Sponsor, ML Parties’ Representative or any ML Party or their respective Affiliates (other than, with respect to Investor and Sponsor, Investor’s Subsidiaries and the Company ), or any interests therein, including selling, divesting or otherwise disposing of, licensing, holding separate, or otherwise restricting or limiting its freedom to operate with respect to, any business, products, rights, services, licenses, investments, or assets, of Investor, Sponsor, ML Parties’ Representative or any ML Party or their respective Affiliates (other than, with respect to Investor and Sponsor, Investor’s Subsidiaries and the Company ), any of their respective affiliated investment funds or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Investor, Sponsor, ML Parties’ Representative or any ML Party or their respective Affiliates (other than the Company ), or any interests therein.

(f) All filing fees or other payments payable with respect to any and all filings made under the Antitrust Laws in connection with the transactions contemplated by this Agreement shall be Transaction Expenses, fifty percent (50%) of which shall be Company Transaction Expenses hereunder and fifty percent (50%) of which shall be Investor Transaction Expenses hereunder.

Section 8.9 Communications; Press Release; SEC Filings.

(a) As promptly as practicable following the Effective Date (and in any event within four (4) Business Days thereafter), the Investor shall prepare and file a Current Report on Form 8-K pursuant to the Securities Exchange Act to report the execution of this Agreement (the “Signing Form 8-K”) and the Parties shall issue a mutually agreeable press release announcing the execution of this Agreement (the “Signing Press Release”). The Investor shall provide the Company with a reasonable opportunity to review and comment on

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the Signing Form 8-K prior to its filing and shall consider such comments in good faith. Investor shall not file any such documents with the SEC without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

(b) As promptly as reasonably practicable after the Effective Date, but in any event following delivery of any information required to be delivered by the Company pursuant to this Section 8.9, (i) the Investor and the Company shall prepare and the Investor shall file with the SEC a preliminary Proxy Statement (which shall comply as to form with, as applicable, the provisions of the Securities Act, the Securities Exchange Act and the rules and regulations promulgated thereunder) in connection with the Investor Shareholder Meeting for the purpose of (A) providing Investor Shareholders with the opportunity to participate in the Investor Share Redemption and (B) soliciting proxies from the Investor Shareholders to vote at the Investor Shareholder Meeting in favor of the Investor Shareholder Voting Matters. Each of the Investor and the Company shall use its reasonable best efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC. The Investor shall file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be mailed to its stockholders of record, as of the record date to be established by the Investor Board in accordance with Section 8.9(h), at such time as reasonably agreed by Investor and the Company promptly (and in any event within five (5) Business Days) following (x) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Securities Exchange Act or (y) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC (the date in (x) or (y), the “Proxy Clearance Date”).

(c) Prior to filing with the SEC, the Investor will make available to the Company drafts of the Proxy Statement and any other documents to be filed with the SEC that relate to the transactions completed hereby, both preliminary and final, and drafts of any amendment or supplement to the Proxy Statement or such other document and will provide the Company with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. The Investor will advise the Company promptly after it receives notice of (i) the time when the Proxy Statement has been filed, (ii) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Securities Exchange Act, (iii) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC, (iv) the filing of any supplement or amendment to the Proxy Statement, (v) any request by the SEC for amendment of the Proxy Statement, (vi) any comments, written or oral, from the SEC relating to the Proxy Statement and responses thereto and (vii) requests by the SEC for additional information in connection with the Proxy Statement. The Investor shall promptly respond to any comments of the SEC on the Proxy Statement, and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC under the Securities Exchange Act as soon after filing as practicable; provided that prior to responding to any requests or comments from the SEC, Investor will make available to the Company drafts of any such response, will provide the Company with reasonable opportunity to comment on such drafts.

(d) If at any time prior to the Closing (including prior to the Investor Shareholder Meeting) any Party discovers or becomes aware of any information that is required to be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Party shall promptly inform the other Parties hereto and the Parties shall cooperate reasonably in connection with preparing and, to the extent required by Law, disseminating (including by promptly transmitting to the Investor Shareholders) any such amendment or supplement to the Proxy Statement containing such information; provided that no information received by the Investor pursuant to this Section 8.9(d) shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made hereunder by any Party, and no such information shall be deemed to change, supplement or amend the Schedules hereto.

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(e) The Parties acknowledge that a substantial portion of the Proxy Statement and certain other forms, reports and other filings required to be made by the Investor under the Securities Exchange Act in connection with the transactions contemplated by this Agreement (collectively, “Additional Investor Filings”) shall include disclosure regarding the Company and the business of the Company’s management, operations and financial condition. Accordingly, ML Parties and the ML Companies agree to, and agree to cause the ML Companies to, as promptly as reasonably practicable, to use commercially reasonable efforts to provide the Investor with all information concerning ML Parties, the ML Companies, and their respective business, management, operations and financial condition, in each case, that is reasonably requested by the Investor to be included in the Proxy Statement, Additional Investor Filings or any other Investor filing with the SEC. ML Parties and the ML Companies shall make, and shall cause The ML Companies to, make, and shall cause their Affiliates, directors, officers, managers and employees to make, available to the Investor and its counsel, auditors and other representatives in connection with the drafting of the Proxy Statement and Additional Investor Filings, as reasonably requested by the Investor, and responding in a timely manner to comments thereto from the SEC. The Investor shall make all required filings with respect to the transactions contemplated by this Agreement under the Securities Act, the Securities Exchange Act and applicable blue sky Laws and the rules and regulations thereunder, and the ML Parties and the ML Companies shall reasonably cooperate in connection therewith.

(f) At least five (5) days prior to Closing, the Investor shall begin preparing a draft Current Report on Form 8-K in connection with and announcing the Closing, together with, or incorporating by reference, such information that is or may be required to be disclosed with respect to the transactions contemplated by this Agreement pursuant to Form 8-K (the “Closing Form 8-K”). Investor shall provide the Company with a reasonable opportunity to review and comment on the Closing Form 8-K prior to its filing and shall consider such comments in good faith. Prior to the Closing, the Parties shall prepare a mutually agreeable press release announcing the consummation of the transactions contemplated by this Agreement (“Closing Press Release”). Concurrently or promptly following with the Closing, the Investor shall distribute the Closing Press Release, and within four (4) Business Days thereafter, file the Closing Form 8-K with the SEC.

(g) The Company shall provide to the Investor as promptly as reasonably practicable after the Effective Date, (i) audited consolidated balance sheets of the Company as of June 30, 2021, and related audited consolidated statements of operations, partners’ equity and cash flows for the fiscal years ended on such dates, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company’s independent auditors (which reports shall be unqualified), prepared in accordance with GAAP, applied on a consistent basis throughout the covered periods and Regulation S-X of the SEC and in each case, audited in accordance with the standards of the PCAOB (the “PCAOB Financial Statements”), and (ii) all other audited and unaudited financial statements of the Company and any company or business units acquired by the Company, as applicable, required under the applicable rules and regulations and guidance of the SEC to be included in the Proxy Statement and/or the Closing Form 8-K (including pro forma financial information).

(h) Investor shall, prior to or as promptly as practicable following the Proxy Clearance Date (and in no event later than the date the Proxy Statement is required to be mailed in accordance with Section 8.9(b)), establish a record date in accordance with the terms of the Investor Existing Memorandum and Articles of Association (which date shall be mutually agreed with the Company) for, duly call and give notice of, the Investor Shareholder Meeting. Investor shall convene and hold the Investor Shareholder Meeting, for the purpose of obtaining the approval of the Investor Shareholder Voting Matters, which meeting shall be held as promptly as practicable after the date on which Investor commences the mailing of the Proxy Statement to its shareholders; provided that in no event shall such meeting be held more than forty-five (45) days after such mailing date (unless the meeting has been adjourned as set out in the Proxy Statement). Investor shall take all actions necessary to obtain the approval of the Investor Shareholder Voting Matters at the Investor Shareholder Meeting, including as such Investor Shareholder Meeting may be adjourned or postponed in accordance with this Agreement, including by soliciting proxies as promptly as practicable in accordance

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with applicable Law for the purpose of seeking the approval of the Investor Shareholder Voting Matters. Except as otherwise required by applicable Law (including, for the avoidance of doubt, the fiduciary duties of the members of the Investor Board), the Investor Board shall not (and no committee or subgroup thereof shall) (i) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Investor Board Recommendation, (ii) adopt, approve, endorse or recommend any Investor Competing Transaction, (iii) following a request in writing by the Company that the Investor Board Recommendation be reaffirmed publicly, fail to reaffirm publicly the Investor Board Recommendation within ten (10) days after the Company made such request (it being agreed that the Company may only make one (1) request pursuant to this clause (iii); provided that the Investor (A) has not already publicly reaffirmed such Investor Board Recommendation or (B) has made a change in Investor Board Recommendation or is reasonably likely to do so in such ten (10) day period), or (iv) agree to take any of the foregoing actions. Investor agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Investor Shareholder Meeting for the purpose of seeking approval of the Investor Shareholder Voting Matters shall not be affected by intervening events or circumstances, and Investor agrees to establish a record date for, duly call, give notice of, convene and hold the Investor Shareholder Meeting and submit for the approval of the Investor Shareholders the Investor Shareholder Voting Matters, in each case as contemplated by this Section 8.9(h), regardless of whether or not there shall have occurred any intervening events or circumstances. Notwithstanding anything to the contrary contained in this Agreement, Investor only shall be entitled to postpone or adjourn the Investor Shareholder Meeting: (A) to allow reasonable additional time for the filing or mailing of any supplement or amendment to the Proxy Statement that the Investor Board has determined in good faith after consultation with outside legal counsel is required under applicable Law, which supplement or amendment shall be promptly disseminated to Investor’s shareholders prior to the Investor Shareholder Meeting; (B) if, as of the time for which the Investor Shareholder Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of the Investor represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Investor Shareholder Meeting; (C) to seek withdrawals of redemption requests from Investor Shareholders; or (D) in order to solicit additional proxies from shareholders for purposes of obtaining approval of the Investor Shareholder Voting Matters; provided that in the event of any such postponement or adjournment, the Investor Shareholder Meeting shall be reconvened as promptly as practicable following such time, and in no event later than ten (10) Business Days following such time, as the matters described in such clauses have been resolved.

Section 8.10 Expenses. Except as otherwise provided in this Agreement (including, without limitation, Section 2.1), each Party shall be solely liable for and pay all of its own costs and expenses (including attorneys’, accountants’ and investment bankers’ fees and other out-of-pocket expenses) incurred by such Party or its Affiliates in connection with the negotiation and execution of this Agreement and the Ancillary Agreements, the performance of such Party’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. For the avoidance of doubt any payments to be made (or cause to be made) by Investor shall be paid upon the Closing and release of the proceeds from the Trust Account.

Section 8.11 PIPE Investment.

(a) Investor shall take, or use its reasonable best efforts to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to obtain the PIPE Investment and consummate the transactions contemplated by the Subscription Agreements on the terms described therein, including using its commercially reasonable efforts to (x) comply with its obligations under the Subscription Agreements, (y) in the event that all conditions in the Subscription Agreements have been satisfied (other than conditions that Investor controls the satisfaction of and other than those conditions that by their nature are to be satisfied at Closing), consummate the transactions contemplated by the Subscription Agreements at or prior to Closing; and (z) enforce its rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements have been satisfied (other than conditions that Investor controls the satisfaction of and other than those conditions that by their nature are to be satisfied at Closing), to cause the applicable PIPE Investor

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to contribute to Investor the applicable portion of the PIPE Investment Amount set forth in the applicable Subscription Agreement at or prior to Closing. Investor shall give the Company prompt written notice upon (i) becoming aware of any breach or default by any party to any of the Subscription Agreements or any termination (or purported termination) of any of the Subscription Agreements, (ii) the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement and (iii) if Investor does not expect to receive all or any portion of the PIPE Investment Amount on the terms, in the manner or from the sources contemplated by the Subscription Agreements. Investor shall not permit, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed in respect of any such amendment, modification, waiver or replacement that is not and would not reasonably be expected to be materially adverse to the Company or the ML Parties), any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements of, the Subscription Agreements; provided that, notwithstanding anything to the contrary in this Agreement or the Subscription Agreement, the Sponsor or any of its Affiliates may, in its sole discretion, contribute an additional PIPE Investment Amount on the same terms and pursuant to the same conditions as set forth in the PIPE Subscription Agreement to satisfy the Available Closing Date Cash condition in accordance with Section 3.2(c)(iv) of this Agreement.

(b) Each ML Company agrees, and shall cause the appropriate officers and employees thereof, to use commercially reasonable efforts to cooperate in connection with (x) the arrangement of any PIPE Investment, and (y) the marketing of the transactions contemplated by this Agreement and the Ancillary Agreements in the public markets and with existing equityholders of the Investor (including in the case of clauses (x) with respect to the satisfaction of the relevant conditions precedent), in each case as may be reasonably requested by the Investor, including by (i) upon reasonable prior notice, participating in meetings, calls, drafting sessions, presentations, and due diligence sessions (including accounting due diligence sessions) and sessions with prospective investors at mutually agreeable times and locations and upon reasonable advance notice (including the participation in any relevant “roadshow”), (ii) assisting with the preparation of customary materials, (iii) providing the financial statements and such other financial information regarding the Company readily available to the ML-Parties or the Company as is reasonably requested in connection therewith, subject to confidentiality obligations reasonably acceptable to ML Parties and the Company, (iv) taking all corporate actions that are necessary or customary to obtain the PIPE Investment and market the transactions contemplated by this Agreement, and (v) otherwise reasonably cooperating in the Investor’s efforts to obtain the PIPE Investment and market the transactions contemplated by this Agreement.

Section 8.12 Directors and Officers.

(a) Indemnification. Beginning on the Closing Date and continuing until the sixth (6th) anniversary of the Closing Date, the Investor (i) shall, and shall cause each ML Company to maintain in effect all rights to indemnification, advancement of expenses, exculpation and other limitations on Liability to the extent provided in the Investor Governing Documents and the Governing Documents of the Company in effect as of the Effective Date (“D&O Provisions”) in favor of any current or former director, officer, or manager, or, to the extent authorized under the applicable D&O Provisions, any employee, agent or representative of the Investor (whether before or after Closing) and the Company (the “Indemnified Persons”), and (ii) shall not, and shall not permit the Company to, amend, repeal or modify in a manner adverse to the beneficiary thereof any provision in the D&O Provisions as it relates to any Indemnified Person, in each case relating to a state of facts existing prior to Closing, without the written consent of such affected Indemnified Person (it being agreed that each Indemnified Person shall be a third party beneficiary of this Section 8.12). After the Closing, in the event that the Investor or its successors (i) consolidates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then in each such case, Investor shall cause proper provision to be made so that the successors of the Investor shall succeed to and be bound by the obligations set forth in this Section 8.12.

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(b) Tail Policy. For a period of six (6) years from and after the Closing Date, the Investor shall purchase and maintain in effect policies of directors’ and officers’ liability insurance covering those Persons on the date hereof who are covered by such policies of the Company and the Investor (including, for the avoidance, directors, officers, etc. of the Investor prior to the Closing Date) with respect to claims arising from facts or events that occurred on or before the Closing and with no less favorable coverage and amounts as, and contain terms and conditions no less advantageous than, in the aggregate, (i) the coverage currently provided by such policy held by the Investor and Company and (ii) the coverage provided by a policy held by a similarly situated Company. At or prior to the Closing Date, the Investor and the Company shall purchase and maintain in effect for a period of six (6) years thereafter, “run-off” coverage as provided by the Company’s and the Investor’s fiduciary and employee benefit policies, in each case, covering those Persons who are covered on the Effective Date by such policies and with terms, conditions, retentions and limits of liability that are no less advantageous than the coverage provided under the Company’s or the Investor’s existing policies.

Section 8.13 Post-Closing Directors and Officers of the Investor. Subject to receipt of the Required Vote, the Investor shall take or cause to be taken all actions as may be necessary or appropriate to ensure that as soon as practical following the Closing:

(a) The post-Closing Investor Board include:

(i) two (2) director nominees, each of whom shall be designated by the Investor as soon as reasonably practicable following the date of this Agreement (and in any event within thirty (30) days after the date hereof). Of the two director nominees designated by the Investor, one shall be designated a class I director and one shall be designated as a class III director;

(ii) four director nominees, each of whom shall be designated by the Company pursuant to written notice to be delivered to Investor as soon as reasonably practicable following the date of this Agreement (and in any event within thirty (30) days after the date hereof). Of the four director nominees designated by the Company, one shall be designated a class I director, one shall be designated as a class II director and one shall be designated as a class III director; and

(iii) Jorge Santos da Silva, who shall be designated as a class III director.

(b) The officers of the Investor shall be as set forth on Schedule 8.13(b) hereto, who shall serve in such capacity in accordance with the terms of the Governing Documents of the Investor following the Closing.

(c) If any Person nominated pursuant to Section 8.13(a) is not duly elected at the Investor Shareholder Meeting, the Parties shall take all necessary action to fill any such vacancy on the post-Closing Investor Board with an alternative Person designated by the Company or the Investor, as applicable, pursuant to Section 8.13(a).

Section 8.14 Stock Transactions. During the Pre-Closing Period, except as otherwise contemplated by this Agreement, none of the ML Parties nor the Company nor any of its Subsidiaries or Affiliates, directly or indirectly, shall engage in any transactions involving the securities of the Investor without the prior written consent of the Investor if the Company or any such ML Party then is in possession of material nonpublic information of the Investor.

Section 8.15 Investor Governing Documents. Subject to receipt of the Required Vote, at the Closing and immediately following the Investor Class B Share Conversion, the Investor shall file the Investor A&R Memorandum and Articles substantially in the form attached hereto as Exhibit B, in accordance with the provisions hereof and the Cayman Companies Act.

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Section 8.16 Name Change. Subject to receipt of the Required Vote, in connection with the Closing, the Investor will complete the Name Change.

Section 8.17 Exclusivity.

(a) From the Effective Date, until the earlier of the Closing or the termination of this Agreement in accordance with Section 11.1, none of the ML Parties nor the Company shall, directly or indirectly, (i) solicit, initiate or take any action to facilitate or encourage any inquiries or the making, submission or announcement of, any proposal or offer from any Person or group of Persons other than the Investor and the Sponsor (and their respective representatives, acting in their capacity as such) (a “Competing Investor”) that may constitute, or could reasonably be expected to lead to, a Competing Transaction; (ii) enter into, participate in, continue or otherwise engage in, any discussions or negotiations with any Competing Investor regarding a Competing Transaction; (iii) furnish (including through any virtual data room) any information relating to the Company or any of its assets or businesses, or afford access to the assets, business, properties, books or records of the Company to a Competing Investor, in all cases for the purpose of assisting with or facilitating, or that could otherwise reasonably be expected to lead to, a Competing Transaction; (iv) approve, endorse or recommend any Competing Transaction; or (v) enter into a Competing Transaction or any agreement, arrangement or understanding (including any letter of intent or term sheet) relating to a Competing Transaction or publicly announce an intention to do so; provided that none of the foregoing restrictions shall prohibit the Company from taking the actions permitted by the exceptions set forth in Section 7.1(a)(xi) of this Agreement or the related sections of the Company and ML Parties’ Disclosure Letter, and any such action shall not be deemed a violation of this Section 8.17(a).

(b) From the Effective Date, until the earlier of the Closing or the termination of this Agreement in accordance with Section 11.1, the Sponsor and the Investor shall not directly or indirectly, (i) solicit, initiate or take any action to facilitate or encourage any inquiries or the making, submission or announcement of, any proposal or offer from any Person or group of Persons other than the Company and the ML Parties (and their respective representatives, acting in their capacity as such) (an “Alternative Target”) that may constitute or could reasonably be expected to lead to, an Investor Competing Transaction, (ii) enter into, participate in, continue or otherwise engage in, any discussions or negotiations with any Alternative Target regarding an Investor Competing Transaction; (iii) furnish (including through any virtual data room) any non-public information relating to Investor or any of its assets or businesses, or afford access to the assets, business, properties, books or records of Investor to an Alternative Target, in all cases for the purpose of assisting with or facilitating, or that could otherwise reasonably be expected to lead to, an Investor Competing Transaction; (iv) approve, endorse or recommend any Investor Competing Transaction; or (v) enter into an Investor Competing Transaction or any agreement, arrangement or understanding (including any letter of intent or term sheet) relating to an Investor Competing Transaction or publicly announce an intention to do so.

Section 8.18 Joinder to the Agreement. From the Effective Date, until Closing, as a condition to the issuance of any shares or options of the Company on or after the date hereof (other than the issuance of any shares resulting from the exercise of options outstanding as of the date hereof), the Company shall cause any Person that becomes a shareholder or option holder of the Company following the date hereof, that is not a party to this Agreement as of the date hereof, to enter into a Joinder Agreement in the form attached hereto as Exhibit H pursuant to which such Person shall become bound by the terms and conditions of this Agreement as an ML Party.

Section 8.19 Restated and Amended Shareholders’ Agreement. In connection with and in advance of the Closing, the Investor, the Company and the ML Parties shall enter into the Restated and Amended Shareholders’ Agreement with respect to their rights and obligations as shareholders of the Company in the form attached hereto as Exhibit C, which shall be effective as of the registration of the Company Nominal Capital Increase in the commercial register of the Canton of Zug, Switzerland.

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Article IX
ADDITIONAL AGREEMENTS

Section 9.1 Access to Books and Records. From and after the Closing, the Investor and its Affiliates shall make or cause to be made available to the ML Parties (including the right to copy at the ML Parties’ sole expense, as applicable) all books, records and documents relating to periods prior to the Closing Date of the Company (and the assistance of employees responsible for such books, records and documents) during regular business hours and upon reasonable prior written request as may be reasonably necessary for (a) investigating, settling, preparing for the defense or prosecution of, defending or prosecuting any Proceeding (other than an actual or potential Proceeding (i) brought or threatened to be brought by the ML Parties or their respective Affiliates arising under this Agreement or (ii) brought or threatened to be brought by the Investor or their Affiliates against the ML Parties or their respective Affiliate relating to or arising under this Agreement), (b) preparing Tax Returns or other reports to Governmental Entities or (c) such other purposes (that do not involve an actual or potential Proceeding brought by the ML Parties or their respective Affiliates against the Investor or by the Investor or its Affiliates against the Sponsor or the ML Parties arising under this Agreement) for which access to such documents is reasonably necessary. The Investor shall (at the Company’s sole expense) cause the Company to maintain and preserve all such books, records and other documents in the possession of the Company as of the Closing Date for the greater of (i) the Company after the Closing Date and (ii) any applicable statutory or regulatory retention period, as the same may be extended, and in each case, shall offer to transfer such records to ML Parties, at the end of such period. Notwithstanding anything in this Agreement to the contrary, the Investor shall not be required to provide any access or information to the ML Parties, their respective Affiliates or any of their respective representatives which constitutes information protected by attorney-client privilege or which would violate any obligation owed to a third party under Contract or Law.

Section 9.2 Issuance of Remaining Investor Class C Shares. The Investor shall issue an amount equal to the Exchange Ratio of Investor Class C Shares per Company Common Share to each ML Party which becomes a shareholder of the Company under the Company’s Conditional Share Capital after the Closing, upon the respective Company Common Shares having been issued to the ML Party.

Article X
TAX MATTERS

Section 10.1 Tax Matters. All transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) incurred in connection with this Agreement that are payable by Investor, the Company or its Subsidiaries (“Transfer Taxes”) shall constitute Company Transaction Expenses. The ML Companies shall, at their own expense, file all necessary Tax Returns with respect to all such Taxes, and, if required by applicable Law, Investor will cooperate and join in the execution of any such Tax Returns. The Parties shall reasonably cooperate to establish any available exemption from (or reduction in) any Transfer Tax.

Section 10.2 Tax Structuring. In due time following the Closing, and in any event no later than before the end of the calendar year 2021, the ML Parties and the Investor shall use their reasonable best efforts to undertake all reasonable measures to structure the Investor’s shareholding in the Company in a tax efficient way and to mitigate potential exposure for Taxes for both, the Investor and the Company. In particular, the ML Parties and the Investor shall jointly (a) decide on the place of the Investor’s place of effective management and tax residence immediately after Closing, (b) ensure that the Investor’s place of effective management and tax residence will be located and remain at the place as decided according to clause (a), (c) ensure that the Company’s place of effective management and tax residence is and remains in Switzerland, (d) implement all reasonable measures to minimize the likelihood that the Company’s earnings become subject to any actual or deferred Swiss dividend withholding tax exposure, (e) implement all reasonable measures to prevent the Company and the Investor from becoming Swiss securities dealers for the purposes of the Swiss federal securities transfer tax, and (f) arrange any tax rulings facilitating actions (a)-(e) without delay.

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Article XI
TERMINATION

Section 11.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing only as follows:

(a) by the mutual written consent of the Company, the ML Parties’ Representative and the Investor;

(b) by the Company, the ML Parties’ Representative or the Investor by written notice to the other Party or Parties if any applicable Law is in effect making the consummation of the transactions contemplated by this Agreement illegal or any final, non-appealable Order is in effect permanently preventing the consummation of the transactions contemplated by this Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1(b) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement of this Agreement results in or causes such final, non-appealable Order or other action (including, with respect to the Company, any breach by any ML Party);

(c) by the Company, the ML Parties’ Representative or the Investor by written notice to the other Party or Parties if the consummation of the transactions contemplated by this Agreement shall not have occurred on or before May 30, 2022 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 11.1(c) shall not be available to any Party that has materially breached any of its representations, warranties, covenants or agreements under this Agreement (including, with respect to the Company, any breach by any ML Party) and such material breach is the primary cause of or has resulted in the failure of the transactions contemplated by this Agreement to be consummated on or before such date;

(d) by the Company if the Investor breaches in any material respect any of its representations or warranties contained in this Agreement or breaches or fails to perform in any material respect any of its covenants contained in this Agreement, which breach or failure to perform (i) would render a condition precedent to ML Parties’ obligations to consummate the transactions set forth in Section 3.2(a) or Section 3.2(c) of this Agreement not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to the Investor by the Company or the ML Parties’ Representative, cannot be cured or has not been cured by the earlier of the Outside Date and thirty (30) Business Days after receipt of such written notice and the Company has not waived in writing such breach or failure; provided, however, that the right to terminate this Agreement under this Section 11.1(d) shall not be available to the Company if the Company or any ML Party is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement;

(e) by the Investor, if the Company or any ML Party breaches in any material respect any of their representations or warranties contained in this Agreement or the Company or any ML Party breaches or fails to perform in any material respect any of its covenants contained in this Agreement, which breach or failure to perform (i) would render a condition precedent to the Investor’s obligations to consummate the transactions set forth in Section 3.2(a) or Section 3.2(b) of this Agreement not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to ML Parties by the Investor, cannot be cured or has not been cured by the earlier of the Outside Date and thirty (30) Business Days after the delivery of such written notice and the Investor has not waived in writing such breach or failure; provided, however, that the right to terminate this Agreement under this Section 11.1(e) shall not be available to the Investor if the Investor is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement;

(f) by the Company or the Investor by written notice to the other Party or Parties if the Required Vote is not obtained at the Investor Shareholder Meeting (subject to any adjournment or postponement thereof);

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(g) by written notice from the Company to the Investor if the Available Closing Date Cash as determined pursuant to this Agreement is less than one hundred fifty million dollars ($150,000,000); and

(h) by written notice from the Investor to the Company if the ML Parties’ Approval is not obtained at the Extraordinary General Meeting.

Section 11.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11.1, this Agreement shall immediately become null and void, without any Liability on the part of any Party or any other Person, and all rights and obligations of each Party shall cease; provided that (a) the Confidentiality Agreement and the agreements contained in Section 8.9, Section 8.10, this Section 11.2 and Article XII of this Agreement survive any termination of this Agreement and remain in full force and effect and (b) no such termination shall relieve any Party from any Liability arising out of or incurred as a result of its Fraud or its willful and material breach of this Agreement.

Article XII
MISCELLANEOUS

Section 12.1 Amendment and Waiver. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Investor, the Sponsor, the Company, and the ML Parties’ Representative. No waiver of any provision or condition of this Agreement shall be valid unless the same shall be in writing and signed by the Party against which such waiver is to be enforced. No waiver by any Party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence. Any such amendment or waiver may occur after the approval of the Investor Shareholder Voting Matters at the Investor Shareholder Meeting so long as such amendment or waiver would not require the further approval of the Investor Shareholders under applicable Law without such approval having first been obtained.

Section 12.2 Waiver of Remedies; Survival of Representations and Warranties.

(a) Except (i) in the case of Fraud, (ii) as set forth in Section 11.2 or (iii) claims to enforce the performance of the covenants required to be performed in whole or in part after the Closing in accordance with Section 12.12, the ML Parties shall have no liability to the Investor, the Sponsor, the Company or its and their respective successors and permitted assigns, officers, directors, managers, equityholders, members, partners, employees, Affiliates, agents and representatives (collectively, the “Investor Parties”) for any and all losses that are sustained or incurred by any of the Investor Parties by reason of, resulting from or arising out of any breach of or inaccuracy in any of the ML Parties’ representations or warranties or breach of any covenant to the extent providing for performance prior to the Closing contained in this Agreement or any certificate delivered in connection with this Agreement. Except (i) in the case of Fraud, (ii) as set forth in Section 11.2 or (iii) claims to enforce the performance of the covenants required to be performed in whole or in part after the Closing in accordance with Section 12.12, the Investor Parties shall have no liability to the ML Parties and their respective successors and permitted assigns, officers, directors, managers, equityholders, members, partners, employees, Affiliates, agents and representatives (collectively, the “ML Parties’ Group”) for any and all losses that are sustained or incurred by any of the ML Parties by reason of, resulting from or arising out of any breach of or inaccuracy in any of the Investor’s or the Sponsor’s representations or warranties or breach of any covenant to the extent providing for performance prior to the Closing contained in this Agreement or any certificate delivered in connection with this Agreement.

(b) The representations and warranties of the Parties set forth in Article IV, Article V and Article VI and all covenants of any of the Parties that are to be fully performed prior to Closing, shall not survive the Closing.

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Section 12.3 ML Parties’ Representative.

(a) The ML Parties hereby appoint the ML Parties’ Representative as agent and attorney in fact for and on behalf of the ML Parties to (i) interpret the terms and provisions of this Agreement and the Ancillary Agreements, (ii) execute, deliver and receive deliveries of all agreements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby, (iii) receive service of process in connection with any claims under this Agreement, (iv) agree to, negotiate, enter into settlements and compromises of, assume the defense of any Proceedings, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such Proceedings, and to take all actions necessary or appropriate in the judgment of the ML Parties’ Representative for the accomplishment of the foregoing, (v) give and receive notices and communications, (vi) administer, pay out, deduct, hold back or redirect any funds, which may be payable or distributable to any ML Parties pursuant to the terms of this Agreement or any Ancillary Agreement for, (A) any amount that may be payable by the ML Parties pursuant to this Agreement, including Section 2.1(c) and Article IX or (B) any costs, fees, expenses and other liabilities incurred by the ML Parties’ Representative, acting in such capacity, in connection with this Agreement and the Ancillary Agreements and (vii) take all actions necessary or appropriate in the judgment of the ML Parties’ Representative on behalf of the ML Parties in connection with this Agreement and the Ancillary Agreements.

(b) The ML Parties’ Representative, or any successor hereafter appointed, may resign at any time by written notice to the Investor. Any change in the ML Parties’ Representative will become effective upon notice to the Investor in accordance with this Section 12.3. The ML Parties’ Representative so designated must be reasonably acceptable to the Investor and the Sponsor, except that the Parties hereby agree that, subject to the ML Party providing prior written notice to the Investor, any ML Party will be acceptable to the Investor and the Sponsor as a successor ML Parties’ Representative. All power, authority, rights and privileges conferred in this Agreement to the ML Parties’ Representative will apply to any successor ML Parties’ Representative.

(c) The ML Parties’ Representative will not be liable for any act done or omitted under this Agreement as ML Parties’ Representative while acting in good faith, and any act taken or omitted to be taken pursuant to the advice of counsel will be conclusive evidence of such good faith. The Investor agrees that it will not look to the assets of the ML Parties’ Representative, acting in such capacity, for the satisfaction of any obligations to be performed by the Company or the ML Parties, as the case may be. In performing any of its duties under this Agreement or any Ancillary Agreements, the ML Parties’ Representative will not be liable to the ML Parties for any losses that any such Person may incur as a result of any act, or failure to act, by the ML Parties’ Representative under this Agreement or any Ancillary Agreements, and the ML Parties’ Representative will be indemnified and held harmless by the ML Parties for all losses, except to the extent that the actions or omissions of the ML Parties’ Representative constituted fraud, gross negligence or willful misconduct. The limitation of liability provisions of this Section 12.3(c) will survive the termination of this Agreement and the resignation of the ML Parties’ Representative.

(d) The Investor shall be entitled to rely exclusively upon any notices and other acts of the ML Parties’ Representative relating to the ML Parties’ rights and obligations hereunder as being legally binding acts of each ML Party individually and collectively.

(e) The grant of authority providing for in this Section 12.3 (i) is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any ML Party and (ii) shall survive the Closing.

Section 12.4 Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable

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overnight express courier (charges prepaid) or (c) three (3) days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 12.4, notices, demands and other communications to the Company, the Investor, and ML Parties shall be sent to the addresses indicated below:

Notices to ML Parties, and prior to the Closing, the Company	with copies to (which shall not constitute notice):
MoonLake Immunotherapeutics AG c/o KD Zug-Treuhand AG, Untermüli 7, 6302 Zug / Neuhofstrasse 12, 6340 Baar Attention: Jorge Santos da Silva and Matthias Bodenstedt Email:

Gibson, Dunn & Crutcher LLP

555 Mission Street

San Francisco, CA 94105

Attention: Ryan Murr, Evan D’Amico and Branden C. Berns

Email: RMurr@gibsondunn.com,

EDAmico@gibsondunn.com,

BBerns@gibsondunn.com

Notices to the Investor, the Sponsor, and following the Closing, the Company:	with a copy to (which shall not constitute notice):

Helix Acquisition Corp.

200 Clarendon Street, 52nd Floor

Boston, MA 02116

Attention: Bihua Chen and Andrew Phillips

E-mail:

Helix Holdings LLC

c/o Cormorant Asset Management, LP

200 Clarendon Street, 52nd Floor

Boston, MA 02116

Attention: Bihua Chen and Andrew Phillips

Email:

White & Case LLP

1221 Avenue of the Americas

New York NY 10020

Attention: Joel Rubinstein, Bryan Luchs and Frank Lupinacci

E-Mail: joel.rubinstein@whitecase.com,
             bryan.luchs@whitecase.com,
             frank.lupinacci@whitecase.com

Section 12.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Party (including by operation of Law) without the prior written consent of the other Parties. Any purported assignment or delegation not permitted under this Section 12.5 shall be null and void.

Section 12.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

Section 12.7 Interpretation. The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Disclosure Letter, Schedule or Exhibit attached hereto or delivered at the same time and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word “including” herein shall mean “including without limitation.” The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to a specific Section, Subsection, Clause, Recital, Section of a Disclosure Letter, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Clauses, Recitals, Sections

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of a Disclosure Letter, Schedules or Exhibits of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to any gender shall include each other gender. The word “or” shall not be exclusive unless the context clearly requires the selection of one (1) (but not more than one (1)) of a number of items. References to “written” or “in writing” include in electronic form. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and permitted assigns; provided, however, that nothing contained in this Section 12.7 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. References herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity. Any reference to “days” shall mean calendar days unless Business Days are specified; provided that if any action is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. References herein to any Contract (including this Agreement) mean such Contract as amended, restated, supplemented or modified from time to time in accordance with the terms thereof; provided that with respect to any Contract listed (or required to be listed) on the Disclosure Letters, all material amendments and modifications thereto (but excluding any purchase orders, work orders or statements of work) must also be listed on the appropriate section of the applicable Disclosure Letter. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” References herein to any Law shall be deemed also to refer to such Law, as amended, and all rules and regulations promulgated thereunder. If any Party has breached any representation, warranty, covenant or agreement contained in this Agreement in any respect, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, covenant or agreement. The word “extent” in the phrase “to the extent” (or similar phrases) shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” An accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP. Except where otherwise provided, all amounts in this Agreement are stated and shall be paid in United States dollars. The Parties and their respective counsel have reviewed and negotiated this Agreement as the joint agreement and understanding of the Parties, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. Any information or materials shall be deemed provided, made available or delivered to the Investor if such information or materials have been uploaded to the electronic data room maintained by ML Parties and their financial advisors on the Intralinks online-platform for purposes of the transactions contemplated by this Agreement (the “Data Room”) or otherwise provided to the Investor’s representatives (including counsel) via electronic mail, in each case, prior to the Effective Date. The content of the Data Room as of the Effective Date will be stored on six (6) identical encrypted USB devices, and ML Parties will cause three (3) such devices to be sent to the Investor within thirty (30) days of the Effective Date.

Section 12.8 Entire Agreement. This Agreement, the Ancillary Agreements and the Confidentiality Agreement (together with the Disclosure Letters and Exhibits to this Agreement) contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions (including that certain non-binding letter of intent among the Investor and the Company, dated as of May 25, 2021, as amended (the “LOI”)), whether written or oral, relating to such subject matter in any way. The Parties have voluntarily agreed to define their rights and Liabilities with respect to the transactions contemplated by this Agreement exclusively pursuant to the express terms and provisions of this Agreement, and the Parties disclaim that they are owed any duties or are entitled to any remedies not set forth in this Agreement. Furthermore, this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations and no Person has any special relationship with another Person that would justify any expectation beyond that of an ordinary Investor and an ordinary seller in an arm’s-length transaction.

Section 12.9 Counterparts; Electronic Delivery. This Agreement, the Ancillary Agreements and the other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a

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fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a Contract and each Party forever waives any such defense.

Section 12.10 Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 12.10, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

Section 12.11 Trust Account Waiver. Each of the Company and the ML Parties acknowledges that the Investor has established the Trust Account for the benefit of its public Investor Shareholders, which contains the proceeds of its initial public offering and from certain private placements occurring simultaneously with the initial public offering (including interest accrued from time to time thereon) for the benefit of the Investor’s public shareholders and certain other parties (including the underwriters of the initial public offering). For and in consideration of the Investor entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and the ML Parties, for itself and the Affiliates it has the authority to bind, hereby agrees it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets in the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Company and the ML Parties hereby irrevocably waive any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any discussions, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; provided that (a) nothing herein shall serve to limit or prohibit the Company’s or the ML Parties’ right to pursue a claim against the Investor for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions (including a claim for the Investor to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to redemptions by the Investor’s public shareholders) to the Company in accordance with the terms of this Agreement and the Trust Agreement) and (b) nothing herein shall serve to limit or prohibit any claims that the Company may have in the future against the Investor’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).

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Section 12.12 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated by this Agreement are unique and recognize and affirm that in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, money damages would be inadequate (and therefore the non-breaching Party would have no adequate remedy at Law) and the non-breaching Party would be irreparably damaged. Accordingly, each Party agrees that each other Party shall be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Proceeding, in addition to any other remedy to which such Person may be entitled. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 12.12 shall not be required to provide any bond or other security in connection with any such injunction. Without limiting the Company’s rights under any Subscription Agreement to which the Company is a party, with respect to any Subscription Agreement to which the Company is not a party, the Company shall be entitled, upon written notice to the Investor, to (I) require the Investor to enforce its rights under such Subscription Agreement through the initiation and pursuit of litigation (including seeking, or seek or obtain a court order against the counterparty(ies) to such Subscription Agreement for, injunctive relief, specific performance, or other equitable relief with respect to such Subscription Agreement) in the event the counterparty under such Subscription Agreement is in breach of its obligations thereunder, (II) have approval rights over Investor’s selection of counsel for any such litigation (such approval not to be unreasonably withheld, conditioned or delayed), (III) select a separate counsel, which may be or include the Company, to participate alongside the Investor’s counsel in any such litigation (at the expense of the Company), (IV) fund any such litigation, and (V) require the Investor to promptly execute, and the Investor hereby agrees to execute and comply with, any and all documents designed to implement or facilitate the execution of the rights contemplated in this sentence.

Section 12.13 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted assigns, any legal or equitable rights hereunder (other than in respect of the Indemnified Persons and Non-Party Affiliates, each of whom is an express third-party beneficiary hereunder to the specific provisions in which such Person is referenced and entitled to enforce only such obligations hereunder).

Section 12.14 Disclosure Letters and Exhibits. The Disclosure Letters and Exhibits attached hereto or referred to in this Agreement are (a) each hereby incorporated in and made a part of this Agreement as if set forth in full herein and (b) qualified in their entirety by reference to specific provisions of this Agreement. Any fact or item disclosed in any Section of a Disclosure Letter shall be deemed disclosed in each other Section of the applicable Disclosure Letter to which such fact or item may apply so long as (i) such other Section is referenced by applicable cross-reference or (ii) it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such other Section or portion of the Disclosure Letter. The headings contained in the Disclosure Letters are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in the Disclosure Letters or this Agreement. The Disclosure Letters are not intended to constitute, and shall not be construed as, an admission or indication that any such fact or item is required to be disclosed. The Disclosure Letters shall not be deemed to expand in any way the scope or effect of any representations, warranties or covenants described in this Agreement. Any fact or item, including the specification of any dollar amount, disclosed in the Disclosure Letters shall not by reason only of such inclusion be deemed to be material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement, and matters reflected in the Disclosure Letters are not necessarily limited to matters required by this Agreement to be reflected herein and may be included solely for information purposes; and no Party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in the Disclosure Letters in any dispute or controversy between the Parties as to whether any obligation, item or matter not described or included in the Disclosure Letters is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the Ordinary Course of Business. No disclosure in the Disclosure Letters relating to any possible breach or violation of any Contract, Law

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or Order shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. Moreover, in disclosing the information in the Disclosure Letters, ML Parties do not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed therein. The information contained in the Disclosure Letters shall be kept strictly confidential by the Parties and no third party may rely on any information disclosed or set forth therein.

Section 12.15 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement (except in the case of the immediately succeeding sentence) or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Party may be a corporation, partnership or limited liability company, each Party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the Parties shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Party (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any Party (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the Parties (each, but excluding for the avoidance of doubt, the Parties, a “Non-Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, Contract or otherwise) by or on behalf of such Party against the Non-Party Affiliates, by the enforcement of any assessment or by any Proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; it being agreed and acknowledged that no personal Liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Non-Party Affiliate, as such, for any obligations of the applicable Party under this Agreement or the transactions contemplated by this Agreement, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, Contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. Notwithstanding the forgoing, a Non-Party Affiliate may have obligations under any documents, agreements, or instruments delivered contemporaneously herewith or otherwise required by this Agreement if such Non-Party Affiliate is party to such document, agreement or instrument. Except to the extent otherwise set forth in, and subject in all cases to the terms and conditions of and limitations herein, this Agreement may only be enforced against, and any claim or cause of action of any kind based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. Each Non-Party Affiliate is intended as a third-party beneficiary of this Section 12.15.

Section 12.16 Legal Representation.

(a) Company.

(i) Each Party hereby agrees, on its own behalf and on behalf of its directors, managers, officers, owners, employees and Affiliates and each of their successors and assigns (all such parties, the “Waiving Parties”), that Gibson, Dunn & Crutcher LLP (“Gibson Dunn”), Kellerhals Carrard Basel KIG (“Kellerhals Carrard”) and Walkers (Cayman) LLP (“Walkers”) may represent the Company or any direct or indirect director, manager, officer, owner, employee or Affiliate thereof, in connection with any dispute, claim, Proceeding or Liability arising out of or relating to this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby (any such representation, the “Company Post-Closing Representation”) notwithstanding its representation (or any continued representation) of the Company in connection with the transactions contemplated by

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this Agreement, and each Party on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto, even though the interests of the Company Post-Closing Representation may be directly adverse to the Waiving Parties.

(ii) Each of the ML Parties, the Investor, the Sponsor and the Company acknowledges that the foregoing provision applies whether or not Gibson Dunn, Kellerhals Carrard and/or Walkers provides legal services to the Company after the Closing Date. Each of the ML Parties, the Investor, the Sponsor and the Company, for itself and the Waiving Parties, hereby irrevocably acknowledges and agrees that all communications among Gibson Dunn, Kellerhals Carrard and/or Walkers, the Company and/or any director, manager, officer, owner, employee or representative of any of the foregoing made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute, claim, Proceeding or Liability arising out of or relating to, this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby or any matter relating to any of the foregoing, are privileged communications and the attorney-client privilege and the expectation of client confidence belongs solely to the Company and is exclusively controlled by the Company and shall not pass to or be claimed by the ML Parties, the ML Parties’ Representative, Investor or the Sponsor. From and after the Closing, none of the Investor, the Sponsor, the ML Parties or any Person purporting to act on behalf of or through the Investor, the Sponsor, ML Parties or any of the Waiving Parties, will seek to obtain the same by any process. From and after the Closing, each of the Investor, the Sponsor and the ML Parties, on behalf of itself and the Waiving Parties, irrevocably waives and will not assert any attorney-client privilege with respect to any communication among Gibson Dunn, Kellerhals Carrard and/or Walkers, any ML Company and/or any director, manager, officer, owner, employee or representative of any of the foregoing occurring prior to the Closing in connection with any Company Post-Closing Representation. Notwithstanding the foregoing, in the event that a dispute arises between the Investor, the Sponsor or any ML Party, on the one hand, and a third party other than the Company, on the other hand, the Investor, the Sponsor and any ML Party may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that neither the Investor nor the Sponsor nor any ML Party may waive such privilege without the prior written consent of the Company.

(b) Investor.

(i) Each Waiving Party hereby agrees that White & Case LLP (or any successor thereto) (“W&C”), Pestalozzi Law (“Pestalozzi”) and Maples & Calder LLP (“M&C”) may represent Investor or Sponsor or any direct or indirect director, manager, officer, owner, employee or Affiliate of Investor or Sponsor (including the Company and Sponsor), in connection with any dispute, claim, Proceeding or Liability arising out of or relating to this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby (any such representation, the “Investor Post-Closing Representation”) notwithstanding its representation (or any continued representation) of the Investor or Sponsor in connection with the transactions contemplated by this Agreement, and the ML Parties and the Company, on behalf of themselves and the Waiving Parties, hereby consent thereto and irrevocably waive (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto, even though the interests of the Investor Post-Closing Representation may be directly adverse to the Waiving Parties.

(ii) Each of the Investor, the ML Parties and the Company acknowledges that the foregoing provision applies whether or not W&C, Pestalozzi and/or M&C provide legal services to the Investor or Sponsor after the Closing Date. Each of the Investor, the Company and each ML Party, for itself and the Waiving Parties, hereby irrevocably acknowledges and agrees that all communications among W&C, Pestalozzi, M&C, the Investor, the Sponsor and/or any director, manager, officer, owner, employee or representative of any of the foregoing made in connection

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with the negotiation, preparation, execution, delivery and performance under, or any dispute, claim, Proceeding or Liability arising out of or relating to, this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby or any matter relating to any of the foregoing, are privileged communications and the attorney-client privilege and the expectation of client confidence belongs solely to the Sponsor and is exclusively controlled by the Sponsor and shall not pass to or be claimed by the Investor, any ML Party or any of the Company. From and after the Closing, none of the Investor, the Company, the ML Parties nor any Person purporting to act on behalf of or through the Investor, the Company, any ML Party or any of the Waiving Parties, will seek to obtain the same by any process. From and after the Closing, each of the Investor, the Company, each ML Party, on behalf of itself and the Waiving Parties, irrevocably waives and will not assert any attorney-client privilege with respect to any communication among W&C, Pestalozzi, M&C, the Investor, the Sponsor and/or any director, manager, officer, owner, employee or representative of any of the foregoing occurring prior to the Closing in connection with any Investor Post-Closing Representation. Notwithstanding the foregoing, in the event that a dispute arises between the Investor, the Company, any of the ML Parties, on the one hand, and a third party other than the Sponsor, on the other hand, the Investor, the Company, and any ML Party may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that none of the Investor, the Company or any ML Party may waive such privilege without the prior written consent of the Sponsor.

Section 12.17 Acknowledgements.

(a) ML Parties. Each of the Company and the ML Parties specifically acknowledges and agrees to Investor’s disclaimer of any representations or warranties other than those set forth in Article VI and any Ancillary Agreement or certificate delivered by Investor or Sponsor pursuant to this Agreement, whether made by Investor, Sponsor or any of their respective Affiliates or representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Company, the ML Parties’ Representative and the ML Parties, their Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Investor, the Sponsor, their Affiliates or representatives by either Investor or the Sponsor or any of their respective Affiliates or representatives), other than those set forth in Article VI and any Ancillary Agreement or certificate delivered by Investor or Sponsor pursuant to this Agreement. Investor specifically acknowledges and agrees that, without limiting the generality of this Section 12.17, no ML Party or the Company nor any of their respective Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts. Investor specifically acknowledges and agrees that except for the representations and warranties set forth in Article VI and any Ancillary Agreement or certificate delivered by Investor or Sponsor pursuant to this Agreement, neither Investor nor Sponsor makes, nor has Investor or Sponsor made, any other express or implied representation or warranty with respect to Investor or Sponsor, their assets or Liabilities, the businesses of Investor or Sponsor or the transactions contemplated by this Agreement or the Ancillary Agreements.

(b) Investor. Investor specifically acknowledges and agrees to ML Parties’ disclaimer of any representations or warranties other than those set forth in Article IV, Article V and any Ancillary Agreement or certificate delivered by the Company, the ML Parties’ Representative or the ML Parties pursuant to this Agreement, whether made by any ML Party, the Company or any of their respective Affiliates or representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Investor, the Sponsor, their Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Investor, the Sponsor, their Affiliates or representatives by either Investor, the Company or any of their respective Affiliates or representatives), other than those set forth in Article IV, Article V and any Ancillary Agreement or certificate delivered by the Company, the ML Parties’ Representative or the ML Parties pursuant to this Agreement. Investor specifically acknowledges and agrees that, without limiting

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the generality of this Section 12.17, no ML Party or the Company nor any of their respective Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts. Investor specifically acknowledges and agrees that except for the representations and warranties set forth in Article IV, Article V and any Ancillary Agreement or certificate delivered by the Company, the ML Parties’ Representative or the ML Parties pursuant to this Agreement, neither the Company nor any ML Party makes, nor has the Company or any ML Party made, any other express or implied representation or warranty with respect to ML Parties, the Company, their assets or Liabilities, the businesses of ML Parties or the Company or the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 12.18 Equitable Adjustments. If, during the Pre-Closing Period, the outstanding Investor Shares shall have been changed into a different number of shares or a different class, with the prior written consent of the ML Parties’ Representative to the extent required by this Agreement, by reason of any stock dividend, share capitalization, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event shall have occurred, then any number or amount contained in this Agreement which is based upon the number of Investor Shares will be appropriately adjusted to provide to ML Parties and the Investor Shareholders the same economic effect as contemplated by this Agreement prior to such event.

[Signature Pages Follow]

Annex A-1-75

IN WITNESS WHEREOF, each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

INVESTOR:
HELIX ACQUISITION CORP.
By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Chief Executive Officer

Annex A-1-76

IN WITNESS WHEREOF, each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

COMPANY:
MOONLAKE IMMUNOTHERAPEUTICS AG
By:	/s/ Jorge Santos da Silva
Name:	Dr. Jorge Santos da Silva
Title:	Chief Executive Officer
By:	/s/ Spike Nasmyth Loy
Name:	Spike Nasmyth Loy
Title:	Member of the Board of Directors

Annex A-1-77

IN WITNESS WHEREOF, each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

SPONSOR:
HELIX HOLDINGS LLC
By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member

Annex A-1-78

IN WITNESS WHEREOF, each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

ML PARTIES’ REPRESENTATIVE:
MATTHIAS BODENSTEDT, in his capacity as ML Parties’ Representative
By:	/s/ Matthias Bodenstedt

Annex A-1-79

IN WITNESS WHEREOF, each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

ML PARTIES:
/s/ Jonkheer Arnout Michiel Ploos van Amstel
Jonkheer Arnout Michiel Ploos van Amstel
/s/ Jorge Santos da Silva
Dr. Jorge Santos da Silva
JeruCon Beratungsgesellschaft mbH
By:	/s/ Kristian Reich
Name:	Prof. Dr. Kristian Reich
Title:	Managing Director
Biotechnology Value Fund, L.P.
By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	Chief Executive Officer BVF I GP LLC, itself General Partner of Biotechnology Value Fund, L.P.
Biotechnology Value Fund II, L.P.
By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	Chief Executive Officer BVF II GP LLC, itself General Partner of Biotechnology Value Fund II, L.P.
Biotechnology Value Trading Fund OS, L.P.
By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President BVF Inc., General Partner of BVF Partners L.P., itself sole member of BVF Partners OS Ltd., itself GP of Biotechnology Value Trading Fund OS, L.P.
Annex A-1-80

Merck Healthcare KGaA, Darmstadt, Germany, an affiliate of Merck KGaA, Darmstadt Germany
By:	/s/ Matthias Mullenbeck
Name:	Matthias Mullenbeck
Title:	SVP, Head Global Business Development & Alliance Management Biopharma
By:	/s/ Jens Eckhardt
Name:	Jens Eckhardt
Title:	Authorized Representative
/s/ Florian Schönharting
Florian Schönharting
/s/ Simon Sturge
Simon Sturge
/s/ Matthias Bodenstedt
Matthias Bodenstedt
/s/ Atif Khan
Atif Khan
/s/ Nuala Brennan
Nuala Brennan
/s/ Oliver Daltrop
Oliver Daltrop
/s/ Eva Cullen
Eva Cullen

Annex A-1-81

Annex A-2

Investment Agreement

Dated October 4, 2021

by and among

1.      Investor

1.1    Helix Acquisition Corp., c/o Cormorant Asset Management LLP, 200 Clarendon St., 52nd Floor, Boston, MA 02116

(“Investor”)

2.      Founders

2.1    Jonkheer Arnout Michiel Ploos van Amstel

(“Founder 1”)

2.2    Dr. Jorge Santos da Silva

(“Founder 2”)

2.3    JeruCon Beratungsgesellschaft mbH, Alte Rabenstrasse 10a, 20148 Hamburg, Germany

(“Founder 3”)

(Founder 1, Founder 2, and Founder 3 collectively “Founders” and individually a “Founder”)

3.      Other Shareholders

3.1    Biotechnology Value Fund, L.P., 44 Montgomery Street, 40th Floor, San Francisco, CA 94104, USA

(“Other Shareholder 1”)

3.2    Biotechnology Value Fund II, L.P., 44 Montgomery Street, 40th Floor, San Francisco, CA 94104, USA

(“Other Shareholder 2”)

3.3    Biotechnology Value Trading Fund OS, L.P., PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands

(“Other Shareholder 3”)

3.4    Merck Healthcare KGaA, Darmstadt, Germany, an affiliate of Merck KGaA, Darmstadt, Germany, Frankfurter Strasse 250, 64293 Darmstadt, Germany

(“Other Shareholder 4”)

3.5    Florian Schönharting

(“Other Shareholder 5”)

3.6    Simon Sturge

(“Other Shareholder 6”)

Annex A-2-1

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement

3.7    Matthias Bodenstedt

(“Other Shareholder 7”)

3.8    Atif Khan

(“Other Shareholder 8”)

3.9    Eva Cullen

(“Other Shareholder 9”)

3.10  Oliver Daltrop

(“Other Shareholder 10”)

3.11  Nuala Brennan

(“Other Shareholder 11”)

         (Other Shareholder 1 through to Other Shareholder 11 collectively, “Other Shareholders” and individually, an “Other Shareholder”)

         (Founders and Other Shareholders collectively, “Existing Shareholders” and individually, an “Existing Shareholder”)

and

4.      Company

MoonLake Immunotherapeutics AG (CHE-433.093.536), c/o KD Zug-Treuhand AG, Untermüli 7, 6302 Zug, Switzerland

(“Company”)

         (Company, Investor and Existing Shareholders, collectively “Parties” and each individually a “Party”)

Annex A-2-2

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement

List of Annexes

1.	Definitions			A-2-7

2.	Current Equity Structure of the Company			A-2-7

3.	Structure of Investment and General Undertakings			A-2-7
	3.1	Structure of Investment		A-2-7
	3.2	General Undertakings		A-2-8

4.	Nominal Capital Increase			A-2-8
	4.1	Determination of Preliminary Investment Amount and Number of Company Class V Voting Shares		A-2-8
	4.2	Extraordinary General Meeting of Shareholders		A-2-8
		4.2.1	Undertakings of Existing Shareholders and Company	A-2-8
		4.2.2	Waiver of Subscription rights	A-2-9
		4.2.3	Resolutions to be passed by Extraordinary General Meeting	A-2-9
	4.3	Subscription for Class V Voting Shares		A-2-9
		4.3.1	Undertaking to Subscribe	A-2-9
		4.3.2	Payment of Preliminary Nominal Subscription Amount by Investor	A-2-9

5.	BVF Share Transfers			A-2-10

6.	Contribution			A-2-10

7.	Conduct of Business until Closing			A-2-10

8.	Stock Option Restriction – No Issuances of New Shares			A-2-10

9.	Accession			A-2-11

10.	Actions and Deliveries prior to Closing			A-2-11

11.	Closing			A-2-12
	11.1	Place and Date of Closing		A-2-12
	11.2	Conditions Precedent to Closing		A-2-12
	11.3	Closing Actions and Deliveries		A-2-13
	11.4	Issuance of New Voting Shares		A-2-14

12.	Termination and Rescission before Closing			A-2-14

13.	Post-Closing Actions			A-2-14
	13.1	Immediate Wiring of the Cash Contribution		A-2-14
	13.2	Confirmations and Filings		A-2-15
	13.3	Share Re-Transfer		A-2-15

Annex A-2-3

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement
14.	Representations and Warranties		A-2-15
	14.1	Representations and Warranties of Existing Shareholders and Company	A-2-15
	14.2	Representations and Warranties of Investor	A-2-16
	14.3	Exclusive Representations and Warranties	A-2-16

15.	Remedies		A-2-16
	15.1	Notice of Breach (Rügefrist)	A-2-16
	15.2	Time Limitations on Claims	A-2-16
	15.3	Remedies of Investor	A-2-17
	15.4	Limitations on Liability	A-2-17
	15.5	Remedies of Existing Shareholders and Company	A-2-17
	15.6	Remedies Exclusive	A-2-17

16.	Miscellaneous		A-2-17
	16.1	Nature of Parties’ Rights and Obligations	A-2-17
	16.2	Confidentiality	A-2-18
	16.3	Successors and Assigns	A-2-18
	16.4	Costs and Expenses, Taxes	A-2-18
	16.5	Notices	A-2-19
	16.6	Entire Agreement	A-2-20
	16.7	Severability	A-2-20
	16.8	Amendments	A-2-20
	16.9	Waiver of Rights	A-2-20
	16.10	Form Requirements	A-2-20

17.	Governing Law and Arbitration		A-2-21
	17.1	Governing Law	A-2-21
	17.2	Arbitration	A-2-21
	17.3	Trust Account Waiver	A-2-21

Annex A-2-4

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement

List of Annexes

Annex 1:	Defined Terms
Annex 2:	Current Cap Table
Annex 4.2.2:	Cap Table after Closing
Annex 4.2.3:	Articles
Annex 5(c):	Form of Assignment Declaration regarding Transferred Common Shares
Annex 13.3:	Form of Assignment Declaration
Annex 11.3(f):	Form of Restated and Amended Shareholders’ Agreement
Annex 14.1-1:	Representations and Warranties of Existing Shareholders (other than the Other Shareholder 4) and Company
Annex 14.1-2:	Representations and Warranties of the Other Shareholder 4
Annex 14.2:	Representations and Warranties of the Investor

Annex A-2-5

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement

Recitals

(A)    The Company is organized in the form of a Swiss stock corporation (Aktiengesellschaft) registered with the commercial register of the Canton of Zug under the number CHE-433.093.536 having its registered office at c/o KD Zug-Treuhand AG, Untermüli 7, 6302 Zug, Switzerland.

(B)    As at the date of this Agreement, the Company has an issued statutory share capital in the nominal amount of CHF 104,072.50, divided into 1,040,725 fully paid-in registered shares with a nominal value of CHF 0.10 each, of which 360,529 are common shares (Stammaktien) (“Common Shares”) and 680,196 are series A preferred shares (Vorzugsaktien Kategorie A) (“Series A Preferred Shares” and together with the Common Shares, the “Existing Shares”). The Company has also a conditional share capital to source the employee equity incentive plans allowing an increase of the nominal share capital by, as at the date of this Agreement, a maximum amount of CHF 2,947.10 by issuing a maximum of 29,471 registered Common Shares (“Conditional Capital”).

(C)    The Company’s core business is the research, development, manufacturing and marketing of biotechnological, pharmaceutical and similar products in Switzerland and abroad (“Business”).

(D)    At the date hereof, the Parties enter into a business combination agreement (“BCA”) under which, amongst others, the Other Shareholders undertake to convert the Series A Preferred Shares into an equal number of Common Shares (“Share Conversion”), elect the new Directors and the Investor undertakes to subscribe for and acquire such number of newly issued registered preferred voting shares (Stimmrechtsaktien) in the Company with a par value of CHF 0.01 each (“Class V Voting Shares”; due to its lower par value each Class V Voting Share having ten times the voting power of an Existing Share), and the Other Shareholder 1, the Other Shareholder 2, and the Other Shareholder 3 (collectively “BVF Parties” and individually a “BVF Party”) each undertakes to transfer on the Closing Date its Common Shares (for the avoidance of doubt, after the Share Conversion will have taken place) to the Investor in exchange for Class A Ordinary Shares of the Investor (“BVF Share Transfers”). On the closing of the BCA, the Investor holds at least 80% of the sum of the Company’s voting rights with respect to the issued and outstanding share capital and further Common Shares issuable under the Conditional Capital, i.e. on a fully diluted basis.

(E)    Considering that:

•        The USD amount of the Investor’s investment in the Company and the corresponding number of Class V Voting Shares to be acquired by the Investor, both to be calculated in accordance with the provisions of the BCA (the so calculated amount, the “Preliminary Investment Amount” and the corresponding number of Class V Voting Shares to be acquired by the Investor the “Investor’s Preliminary Class V Voting Shares”), can only be determined four (4) Business Days before the closing of the transactions contemplated under the BCA (“BCA Closing”);

•        The final amount of the Investor’s investment in the Company (“Available Closing Date Cash”), which is defined in the BCA and shall be calculated in accordance with the provisions of the BCA, shall not be less than USD 150,000,000 (the “Minimum Investment Amount”);

•        The Investor’s Class V Voting Shares have to be available to the Investor on the very day of the Closing;

•        The Preliminary Investment Amount is funded, inter alia, by a private investment in public equity transaction, conducted by the Investor prior to the BCA Closing (“PIPE Transaction”), and certain of the funds promised to be paid under the PIPE Transaction may be delayed or not paid at all and that it is therefore possible that the Available Closing Date Cash is lower than the Preliminary Investment Amount; and

Annex A-2-6

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement

•        If the Available Closing Date Cash on the Closing Date is lower than the Preliminary Investment Amount (but, for the avoidance of doubt, higher than the Minimum Investment Amount), the difference, if any, between (y) the Investor’s Preliminary Class V Voting Shares and (z) the number of Class V Voting Shares corresponding to the Available Closing Date Cash (“Investor’s Final Class V Voting Shares”) shall be, at the election of the Company (such election to be communicated by the Company to the Investor no later than five (5) Business Days following the Closing Date), repurchased by and re-transferred to the Company against payment by the Company of the nominal value for each retransferred Class V Voting Share following the Closing.

(F)    Accordingly, the Company intends (i) to implement the Share Conversion, (ii) to increase its share capital by way of issuance of the fully paid-in Investor’s Preliminary Class V Voting Shares, thereby increasing its issued share capital by the Determined Nominal Amount, (iii) to detail the process for contributing the remaining investment amounts for the Investor’s Final Class V Voting Shares to the Company, and (iv) to detail the process for the repurchase and re-transfer of such number of Class V Voting Shares corresponding to the difference between the Investor’s Preliminary Class V Voting Shares and the Investor’s Final Class V Voting Shares, if any, from the Investor to the Company following the Closing for the nominal value of the number of re-transferred Class V Voting Shares.

(G)    Accordingly, the BVF Parties intend to undertake and implement the BVF Share Transfers.

(H)    The Parties wish to determine in this Agreement their respective rights and obligations in relation to the Investor’s investment in the Company, including the subscription and issuance of new Class V Voting Shares in the Company and payment of the respective investment amounts to the Company.

Now, therefore, the Parties have concluded the following Agreement:

1.      Definitions

For purposes of this Agreement, except as otherwise set forth herein, capitalized terms shall have the meanings set forth in Annex 1.

2.      Current Equity Structure of the Company

(a)     As at the date of this Agreement, the Company has an issued statutory share capital in the nominal amount of CHF 104,072.50, divided into 1,040,725 registered shares (Namenaktien) with a nominal value of CHF 0.10 per share, of which 360,529 are Common Shares and 680,196 are Series A Preferred Shares, all of which are fully paid-in.

(b)    The Company has an outstanding conditional capital (bedingtes Kapital) of CHF 2,947.10, allowing for the issuance of up to 29,471 registered Common Shares in connection with the Company’s employee equity incentive plans. The Company has no treasury shares (eigene Aktien).

(c)     The ownership structure of the Company as of the date of this Agreement is set out in the cap table set forth in Annex 2.

3.      Structure of Investment and General Undertakings

3.1    Structure of Investment

(a)     The investment by the Investor into the Company, as contemplated herein, will be made (x) as a direct equity investment, whereby the Investor shall subscribe for and acquire newly issued Class V Voting Shares and (y) make a cash contribution; (x) and (y) totaling in the amount of the Available Closing Date Cash subject to the terms and conditions of this Agreement (“Investment”).

Annex A-2-7

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement

(b)    On the basis of the commitments and undertakings of the Parties, the Investment will be structured and implemented through the following steps and elements:

(i)     The Investor shall first subscribe for and acquire a number of Investor’s Preliminary Class V Voting Shares (determined in accordance with the BCA and Section 4.1 of this Agreement) at an issue amount of CHF 0.01 per Class V Voting Share against payment of CHF 0.01 per Class V Voting Share, to be created and issued in the course of an ordinary capital increase of the Company (“Nominal Capital Increase”, as further detailed and set forth in Section 4), and, subsequently,

(ii)    the Investor shall commit and contribute to the Company an amount equal to the Available Closing Date Cash minus the Preliminary Nominal Subscription Amount (as defined below), as a contribution to the reserves from capital contributions (Kapitaleinlagereserven) of the Company without the issuance of new shares (Kapitalzuschuss) (“Cash Contribution”, as further detailed in Section 6); always subject to satisfaction or waiver of the applicable conditions precedent.

(iii)    Should the Available Closing Date Cash be lower than the Preliminary Investment Amount and, therefore, the number of Investor’s Final Class V Voting Shares be lower than the number of Investor’s Preliminary Class V Voting Shares, the Company may elect the difference to be adjusted (such election to be communicated by the Company to the Investor no later than five (5) Business Days following the Closing Date). The adjustment, if any, shall be effected through a repurchase of such number of Class V Voting Shares corresponding to the difference between the Investor’s Preliminary Class V Voting Shares and the Investor’s Final Class V Voting Shares by the Company from the Investor at nominal value and a re-transfer and assignment of such number of Class V Voting Shares to the Company, following the Closing (“Share Re-Transfer”, as further detailed in Section 13.3).

3.2    General Undertakings

In order to give effect to the Nominal Capital Increase and the Cash Contribution on the terms and subject to the conditions of this Agreement:

(i)     the Investor will make available to the Company the Available Closing Date Cash (as defined in Section 1.1 of the BCA); and

(ii)    each of the Existing Shareholders and the Company hereby undertakes to the Investor to generally use their powers and take all actions and execute all documents required to effect the transactions contemplated by this Agreement, to effect the Share Conversion, to elect the new Directors and to consummate the Nominal Capital Increase, the Cash Contribution and/or the Share Re-Transfer (if any) in accordance with the terms and conditions hereof.

4.      Nominal Capital Increase

4.1    Determination of Preliminary Investment Amount and Number of Company Class V Voting Shares

No later than four (4) Business Days prior to Closing, the Parties shall determine the Preliminary Investment Amount and the number of Investor’s Preliminary Class V Voting Shares based on the provisions and mechanisms agreed upon in the BCA.

4.2    Extraordinary General Meeting of Shareholders

4.2.1 Undertakings of Existing Shareholders and Company

Each of the Existing Shareholders and, in respect of sub-paragraph (i) below, the Company hereby undertakes to the Investor to:

(i)     procure that an extraordinary general meeting of shareholders of the Company (“Extraordinary General Meeting”) is convened in a timely manner and takes place one (1) Business Day prior to the Closing Date (the “EGM Date”);

Annex A-2-8

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement

(ii)     procure that a special meeting of the holders of the Series A Preferred Shareholders pursuant to article 654 CO is convened in a timely manner, which shall be integrated in the Extraordinary General Meeting; and

(iii)  approve, or procure that the Proxy Holder approves, the resolutions to be taken by the Extraordinary General Meeting in accordance with Section 4.2.3.

4.2.2 Waiver of Subscription rights

Each of the Existing Shareholders hereby unconditionally and irrevocably waives all of its subscription rights (Bezugsrechte) in connection with the Nominal Capital Increase and hereby agrees that the Company allocates the appropriate number of Class V Voting Shares in the Nominal Capital Increase exclusively to the Investor in accordance with this Agreement and the updated cap table as at the Closing Date.

A preliminary cap table is attached hereto in Annex 4.2.2, which shall be updated following the determination pursuant to Section 4.1 as at Closing (the “Updated Cap Table”).

4.2.3 Resolutions to be passed by Extraordinary General Meeting

The following resolutions shall be passed at the Extraordinary General Meeting:

(i)     to convert the Series A Preferred Shares with immediate effect into Common Shares of the Company;

(ii)    to replace the Existing Articles by, and adopt, the Articles substantially in the form attached hereto as Annex 4.2.3;

(iii)   to increase the nominal statutory share capital of the Company by the Determined Nominal Amount through the issuance of the Investor’s Preliminary Class V Voting Shares, each at the issue price of CHF 0.01 (“Nominal Issue Price”), without restricting or cancelling the subscription rights of the Existing Shareholders but with the Existing Shareholders waiving their subscription right; and

(iv)   to elect the following persons as new Directors with effect as of their acceptance of the election:

Andrew Phillips, or, in case of unavailability or incapacity, any other person nominated by the Investor; and

Dr. Jorge Santos da Silva, or, in case of unavailability or incapacity, any other person nominated by the Existing Shareholders.

4.3    Subscription for Class V Voting Shares

4.3.1 Undertaking to Subscribe

(a)     Subject to the terms and conditions of this Agreement, the Investor shall subscribe for the Investor’s Preliminary Class V Voting Shares, each at the Nominal Issue Price, for an aggregate subscription amount corresponding to the Determined Nominal Amount (“Preliminary Nominal Subscription Amount”).

(b)    For this purpose, the Investor hereby undertakes to execute and deliver to the Company its duly executed Subscription Form no later than three (3) Business Days prior to the Closing Date.

4.3.2 Payment of Preliminary Nominal Subscription Amount by Investor

No later than two (2) Business Days before the EGM Date, the Investor shall pay the Preliminary Nominal Subscription Amount (in CHF) to the following blocked capital account of the Company with UBS AG (Kapitaleinzahlungssperrkonto), or any other blocked capital account of the Company which is to be communicated by the Company to the Investor in writing at least ten (10) Business Days prior to the Closing Date:

Bank:
In favor of:
IBAN No:
SWIFT:
Reference:

Annex A-2-9

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement

5.      BVF Share Transfers

(a)     As set forth in section 2.2(g) of the BCA, each BVF Party hereby undertakes to transfer and shall assign to the Investor on the Closing Date all of the Common Shares held by such BVF Party in exchange for Class A Ordinary Shares (as detailed in the BCA) at the Closing Date as follows:

(i)    the Other Shareholder 1 shall transfer and assign 283,412 Common Shares to the Investor;

(ii)   the Other Shareholder 2 shall transfer and assign 230,137 Common Shares to the Investor; and

(iii)  the Other Shareholder 3 shall transfer and assign 36,451 Common Shares to the Investor (the Common Shares are referred to in (i) to (iii) collectively as the “Transferred Common Shares”).

(b)    The Investor hereby undertakes to receive and accept on the Closing Date from each BVF Party such number of Common Shares as indicated in subsections (i) to (iii) of the preceding paragraph.

(c)     On the Closing Date, in order to transfer and assign the Transferred Common Shares to the Investor, each BVF Party shall duly sign and deliver to the Investor a written assignment declaration (Abtretungserklärung), with a copy to the Board, substantially in the form of Annex 5(c), for the avoidance of doubt, the form requirements as set forth in the first paragraph of Section 16.10 shall not apply with respect to the assignment declaration; these assignment declarations shall be executed in wet ink form.

(d)    The details on the allocation of and/or transfer of Class A Ordinary Shares by the Investor to each of the BVF Parties in exchange for the Transferred Common Shares are set forth in the BCA (including the actions for completing such actions).

6.      Contribution

The Investor hereby undertakes to contribute to the Company the Cash Contribution into an Investor US bank account and in accordance with the terms of a written short form contribution agreement (the “Cash Contribution Agreement”), subject to the fulfillment or waiver of the conditions precedent as per Section 11.2 and subject to the adjustment mechanism in Section 13.3.

7.      Conduct of Business until Closing

The Company shall, and each of the Existing Shareholders hereby undertakes to procure that the Company will, operate its Business in the ordinary course in accordance with past practice, except as explicitly provided by this Agreement or with the prior written consent of the Investor (such consent not to be unreasonably withheld or delayed), from the date of this Agreement until the Closing Date.

8.      Stock Option Restriction - No Issuances of New Shares

(a)     Each Existing Shareholder and the Company undertake to the Investor and shall procure and instruct the relevant corporate or appointed bodies (incl. the Administrator, as defined in the Employee Share Participation Plan and/or the Employee Stock Option Plan; together the “Plans”) that from 31 October 2021 (“Cut-Off Date”) until the Closing Date no option rights, equity grants, or similar instruments from or referring to the Conditional Capital (including options under the Plans or any other employee equity incentive schemes or arrangements of the Company) or any other options for Shares of the Company (“Stock Options”) are granted by the Company or exercised by any of the employees of the Company or other persons with the effect that no new Shares in the Company are issued during that period (“Stock Option Restriction”).

(b)    Each of the Existing Shareholders and the Company shall perform all actions necessary to ensure compliance with the Stock Option Restriction, including, without limitation, to amend and/or to procure that all documents related to outstanding option rights, equity grants, or similar instruments from or

Annex A-2-10

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement

referring to the Conditional Capital or allowing for the acquisition of Shares in the Company, including, without limitation, the Plans or any other relevant documents relating thereto, are amended, as appropriate, and to seek consent from eligible employees or other persons so that the Stock Option Restriction is adhered to.

(c)     Each Existing Shareholder and the Company undertake to the Investor and shall procure and instruct the relevant corporate bodies and/or its representatives on the Board that no amendments to the Company’s capital structure will be approved and/or made by the shareholders meeting of the Company including, without limitation, that the shareholders meeting shall not resolve on the creation of new share or participation capital (through an ordinary capital increase), new conditional capital and/or new authorized capital. For the avoidance of doubt, the grant of Stock Options and the exercise of Stock Options as well as the allocation of Shares to employees of the Company under the Plans are not considered to be a prohibited amendment of the Company’s capital structure and shall remain permitted (subject to compliance with the undertakings set forth in Sections 10(a) and 10(b)), as long as only the currently existing Conditional Capital is used as the underlying for the Stock Options / allocations of such Shares.

9.      Accession

(a)     Each of the Existing Shareholder and the Company undertakes to the other Parties that no person or entity shall become a holder of Shares in the Company (including through the exercise of Stock Options), other than provided for in this Agreement, unless and until such person or entity shall first have submitted to the Company an accession declaration satisfactory to the Company and the Investor pursuant to which such person or entity agrees to be fully bound by and be entitled pursuant to the terms and conditions of this Agreement. The Parties agree that the accession of a third party may take place by unilateral declaration to the Company (representing the Existing Shareholders) and the Investor. Any party acceding to this Agreement in the foregoing sense shall be deemed as from the time of accession an Existing Shareholder (as defined and used herein) for the purpose of this Agreement with corresponding rights and obligations.

(b)    Upon accession to this Agreement as set forth in this Section 9, the relevant cap tables annexed to this Agreement shall be amended accordingly.

10.    Actions and Deliveries prior to Closing

Prior to Closing, the relevant Party shall procure that (i) the following documents shall be delivered, in each case duly executed and in form and substance satisfactory to the Company and the Investor, respectively, and (ii) the following actions shall be performed:

(a)     as soon as practical after signing, but in no event after the Cut-Off Date, the Company shall deliver to the Investor drafts of the Corporate Documents necessary for the adoption of the Articles, the Share Conversion, the Nominal Capital Increase and the changes to the Board, all as contemplated herein, in form and substance satisfactory to the Investor;

(b)    as soon as practical after signing the Company undertakes to obtain a formal positive pre-clearance (Vorprüfung) regarding the Corporate Documents from the commercial register of the Canton of Zug. The Company undertakes and shall procure that the processing of the Pre-Closing Application (as defined below) will be pre-registered (vorerfasst) by the commercial register of the Canton of Zug prior to the EGM Date and that the Pre-Closing Application will be dealt with in the pre-registration procedure (Vorerfassungsverfahren) when submitted to the commercial register of the Canton of Zug on the EGM Date;

(c)     each Existing Shareholder shall deliver its written power of attorney (Vollmacht) for the Extraordinary General Meeting authorizing the Proxy Holder to vote on and approve all resolutions set forth in Section 4.2.3 no later than three (3) Business Days prior to the EGM Date or participate in person at the Extraordinary General Meeting to vote on the resolution items;

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(d)    the Investor shall deliver a copy of the duly signed original of its Subscription Form in accordance with Section 4.3.1 two (2) Business Days prior to the EGM Date and the original of the Subscription Form on the EGM Date;

(e)     the Investor shall deliver a copy of the payment confirmation regarding the Preliminary Nominal Subscription Amount made by the Investor in accordance with Section 4.3.2 no later than two (2) Business Days prior to the EGM Date;

(f)     the Company shall deliver confirmation from the bank maintaining the blocked capital account of the Company evidencing that the Preliminary Nominal Subscription Amount has been paid in cash and fully credited to the Company’s blocked account specified in Section 4.3.2 no later than two (2) Business Days prior to the EGM Date;

(g)    the Extraordinary General Meeting shall be held on the EGM Date in the presence of a notary approving: (1) the Nominal Capital Increase, (2) the creation of the Investor’s Preliminary Class V Voting Shares as set forth herein, (3) the adoption of the Articles and in particular the Share Conversion, and (4) the election of the new Directors;

(h)    the Board shall – immediately after the Extraordinary General Meeting on the EGM Date – issue its report regarding the capital increase (Kapitalerhöhungsbericht) and one or several members of the Board shall take the resolution on the ascertainment and the execution of the Nominal Capital Increase (Feststellungsbeschluss) in the presence of a notary;

(i)     the Investor and the Company, as applicable, shall deliver the acceptance declarations of the new Directors (Wahlannahmeerklärung) nominated by the Investor and the Company, as applicable, together with duly legalized and apostilled specimen signature sheets (Unterschriftenmuster) at the latest one (1) Business Day prior to the EGM Date;

(j)     the Board shall file – on the EGM Date immediately after performance of the actions set forth in Sections 10(g) and 10(h) – with the competent commercial register of the Canton of Zug a duly signed application to the commercial register of the Canton of Zug regarding (1) the increase of the share capital to reflect the Nominal Capital Increase, (2) the creation of Voting Shares (Stimmrechtsaktien) as a new class of shares, (3) the adoption of the Articles (incl. the Share Conversion), and (4) the election of the new Directors, (“Pre-Closing Application”) and shall ensure that the Pre-Closing Application is processed in a pre-registration procedure (Vorerfassungsverfahren) as previously confirmed by the competent authority;

(k)    the Board shall deliver to the Investor a duly executed confirmation by the Commercial Register that the Pre-Closing Application has been filed; and

(l)     the Investor shall provide the Company with a notification of the ultimate beneficial owners within the meaning of article 697j CO.

11.    Closing

11.1  Place and Date of Closing

The Closing shall take place on the date as set forth in the BCA, at a place mutually agreed upon by the Investor and the Company (“Closing Date”).

11.2  Conditions Precedent to Closing

The Closing shall be subject to the prior fulfilment (or waiver by the Investor or the Existing Shareholders, respectively) of each of the following conditions precedent:

(i)     the delivery of the drafts of the Corporate Documents to the Investor as per Section 10(a) prior to the EGM Date, in form and substance reasonably satisfactory to the Investor;

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(ii)    the receipt by the Company from the commercial register of the Canton of Zug of a formal positive pre-clearance (Vorprüfungsbescheid) regarding the Corporate Documents and a confirmation that the processing of the Pre-Closing Application will be dealt with in the pre-registration procedure (Vorerfassungsverfahren), at the latest three (3) Business Days prior to the EGM Date;

(iii)   the delivery of copies of the duly executed Corporate Documents to the Investor, evidencing the performance of the actions prior to Closing referred to in Section 10, in form and substance reasonably satisfactory to the Investor;

(iv)   subject to the Permitted ESOP Allocations and the Permitted ESPP Allocations (both as defined in the Company and ML-Parties’ Disclosure Letter as attached to BCA) until the Cut-Off Date (“Permitted Allocations”), the issued and outstanding share capital and the Conditional Capital of the Company remained unchanged, no other share or participation or authorized capital have been created, and reflect the numbers as stated in Recital (B). In particular, between the date of this Agreement and the Closing Date, no option rights, equity grants, or similar instruments from the Conditional Capital have been granted to or exercised by any employees of the Company or any other persons and the cap table as attached in Annex 2, other than the Permitted Allocations, was still accurate at the EGM Date (i.e. immediately before the performance of the actions before Closing as per Sections 10(g) through 10(k)) and the Closing Date; and

(v)    the satisfaction or waiver of all conditions precedent under the BCA, save for the condition that all conditions precedent in this Agreement are satisfied or waived.

11.3  Closing Actions and Deliveries

At Closing, the relevant Party shall procure that (i) the following documents shall be delivered, in each case duly executed and in form and substance satisfactory to the Company, the Investor and the Existing Shareholders, respectively, and (ii) the following actions shall be performed:

(a)     the Board shall deliver a scan of the duly certified excerpt from the commercial register of the Canton of Zug evidencing the registration of all items of the Pre-Closing Application after approval from the Swiss Federal Commercial Registry Office (EHRA) but before publication in the SOGC;

(b)    each BVF Party shall deliver to the Investor a duly signed assignment declaration regarding the assignment of the respective Transferred Common Shares;

(c)     the Board shall take the circular resolution (i) approving the transfer of the Transferred Common Shares from the BVF Parties to the Investor and (ii) evidencing the entry of the Investor in the Company’s share register as the legal owner of all Class V Voting Shares and the new legal owner of the Transferred Common Shares;

(d)    the Company shall deliver to the Investor and the Existing Shareholders a copy of the duly executed circular resolution of the Board referred to in Section 11.3(c);

(e)     and of the share register of the Company evidencing the Investor as legal owner with voting rights of the Investor’s Preliminary Class V Voting Shares and the Transferred Common Shares and the Existing Shareholders as legal owners of the appropriate number of Existing Shares (as applicable) and the respective beneficial owners;

(f)     the Investor and the Company shall exchange the duly signed Cash Contribution Agreement;

(g)    the Parties hereto shall exchange the duly signed Restated and Amended Shareholders’ Agreement, substantially in the form as attached hereto in Annex 11.3(f);

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(h)    the Investor shall deliver to the Company and the Existing Shareholders a copy of the confirmation from the Investor’s US bank evidencing that an amount corresponding to the Cash Contribution is deposited on such bank account(s) (provided that, for the avoidance of doubt, confirmation of Closing shall occur upon delivery of such Cash Contribution to Investor’s US bank account); and

(i)     the Investor shall appoint Andrew Phillips as new board member of the Investor and deliver a copy of the corresponding resolution of the Investor to the Company and the Existing Shareholders, in accordance with the terms of the BCA.

In addition to the above, the Company and each of the Existing Shareholders undertakes to the Investor to execute or perform such other documents, instruments, certificates or acts as may be reasonably requested by the Investor and/or the Company in order to complete, perfect and consummate the transactions contemplated by this Agreement, including the Cash Contribution.

11.4  Issuance of New Voting Shares

The Parties agree that any shares in the Company (including, without limitation, the Existing Shares and the Class V Voting Shares) shall be kept in uncertificated form as uncertificated securities (einfache Wertrechte) in the sense of article 973c CO.

12.    Termination and Rescission before Closing

(a)     In case the BCA is terminated before the Closing, this Agreement is automatically terminated with immediate effect.

(b)    In case this Agreement is automatically terminated:

(i)     each of the Parties acknowledges and agrees that this Agreement and any documents, instruments or deeds executed by the Parties, shall be deemed terminated and rescinded and shall be without any further effect;

(ii)    each of the Existing Shareholders and the Company hereby undertakes to the Investor to procure that the Board takes all such actions which are required in order to unwind the transactions contemplated by this Agreement and to revert as soon as possible all actions which have already been taken or effected by the Parties, including, for the avoidance of doubt, the Preliminary Nominal Subscription Amount paid to the blocked capital account of the Company as specified in Section 4.3.2 (if already paid) is immediately repaid to the Investor in cash to a US bank account of the Investor, such bank account is to be communicated by the Investor to the Company in writing at least ten (10) Business Days prior to the Closing Date.

(c)     Notwithstanding anything contained herein to the contrary, it is acknowledged and agreed that the right of termination and rescission pursuant to this Section 12 shall be without prejudice to any other rights or remedies that a Party may have including for breach of contract under this Agreement and/or applicable laws.

13.    Post-Closing Actions

13.1  Immediate Wiring of the Cash Contribution

Immediately after performance of the actions and delivery of the documents specified in Section 11.3:

(i)     the Investor, acting through its newly elected board, shall pay the Cash Contribution to a US bank account of the Investor designated by the Company in writing to the Investor at least ten (10) Business Days prior to the Closing Date and as consented to in writing by the Investor (which such consent shall not be unreasonably conditioned, withheld or delayed) (“ML Bank Account”).

(ii)   the Investor’s bank shall issue and deliver a confirmation that the payment of the Cash Contribution to the ML Bank Account was released, indicating the unique US cash wire transfer number.

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13.2  Confirmations and Filings

As soon as reasonably possible after performance of the actions and delivery of the documents specified in Sections 11.3 and 13.1:

(i)     the bank, where the ML Bank Account is held, shall issue and deliver a confirmation that the transfer of the Cash Contribution has been received and credited on the ML Bank Account; and

(ii)    the Board shall deliver a duly signed declaration to the competent tax authorities, confirming that the Cash Contribution (as defined in Section 1.1 of the BCA) has been booked into the reserves from capital contributions (Kapitaleinlagereserven).

13.3  Share Re-Transfer

(a)     In case (x) the Available Closing Date Cash is lower than the Preliminary Investment Amount, which determination the Parties undertake to make as soon as reasonably possible following the Closing Date and (y) the Company elects that a Share Re-Transfer shall take place (such election to be communicated by the Company to the Investor no later than five (5) Business Days following the Closing Date):

(i)     the Investor hereby undertakes to transfer and assign to the Company, and the Company hereby undertakes to acquire and accept from the Investor, such number of Class V Voting Shares, corresponding to the difference between the Investor’s Preliminary Class V Voting Shares and the Investor’s Final Class V Voting Shares (“Re-Transfer Class V Voting Shares”), and for such re-transfer a written assignment declaration (Abtretungserklärung), substantially in the form of Annex 13.3, shall be signed and executed as soon as reasonably possible following the Closing Date by the Investor and the Company;

(ii)    the Company hereby undertakes to pay to the Investor a purchase price of CHF 0.01 per Re-Transfer Class V Voting Share (“Re-Transfer Purchase Price”), payable as soon as reasonably possible following the Closing Date to the bank account specified by the Investor under Section 12(b)(ii); and

(iii)   the Company hereby undertakes to update its share ledger to reflect the Share Re-Transfer and to provide a copy of the such duly executed share register to the Investor and the Existing Shareholders, as soon as reasonably possible following the implementation of the Share Re-Transfer.

(b)    In addition to the above, each Party undertakes to the other Parties to execute or perform such other documents, instruments, certificates or acts as may be reasonably requested by the Investor and/or the Company in order to complete, perfect and consummate the transactions contemplated by this Section 13.3.

(c)     The Company hereby undertakes to commence the cancellation of the Re-Transfer Class V Voting Shares by way of formal capital reduction (“Capital Reduction”) immediately following the implementation of the Share Re-Transfer (if any).

(d)    The Company hereby undertakes not to sell or otherwise dispose of the Re-Transfer Class V Voting Shares but by way of the Capital Reduction.

14.    Representations and Warranties

14.1  Representations and Warranties of Existing Shareholders and Company

Subject to the limitations set forth in this Section 14 (including Annex 14.1) and Section 15, each of the Existing Shareholders (other than the Other Shareholder 4) and the Company hereby (severally (and not jointly) and solely in respect of such Existing Shareholder or the Company) represents and warrants to the Investor that the representations and warranties set forth in Annex 14.1-1 are true and accurate, each as of the date of this Agreement, the EGM Date and the Closing Date, except for those representations and warranties which are explicitly made as of a specific date.

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Subject to the limitations set forth in this Section 14 (including Annex 14.1-2) and Section 15, the Other Shareholder 4 hereby represents and warrants to the Investor that the representations and warranties set forth in Annex 14.1-2 are true and accurate, each as of the date of this Agreement, the EGM Date and the Closing Date, except for those representations and warranties which are explicitly made as of a specific date.

14.2  Representations and Warranties of Investor

Subject to the limitations set forth in this Section 14 (including Annex 14.2) and Section 15, the Investor represents and warrants to the Existing Shareholders and the Company that the representations and warranties set forth in Annex 14.2 are true and accurate, each as of the date of this Agreement, the EGM Date and the Closing Date, except for those representations and warranties which are explicitly made as of a specific date.

14.3  Exclusive Representations and Warranties

(a)     The Parties acknowledge that none of the Parties has made, and none of the Parties has relied upon, any representation or warranty, express or implied, pertaining to the subject matter of this Agreement other than as expressly provided in this Agreement and as set forth separately in the BCA.

(b)    Without prejudice to the foregoing, each of the Existing Shareholders hereby acknowledges that the Investor has entered into this Agreement and will pay the Subscription Amount in reliance on each of the representations and warranties set forth in this Section 14 (including Annex 14.1-1 and Annex 14.1-2) and as set forth separately in the BCA.

15.    Remedies

15.1  Notice of Breach (Rügefrist)

(a)     The Investor shall deliver to the Company (which shall receive such notice for and on behalf of, and promptly forward a copy of such notice to each Existing Shareholder) a notice in writing describing the underlying facts of a claim for misrepresentation or breach of warranty in reasonable detail to the extent then known within 60 (sixty) calendar days after the Investor has obtained reasonable knowledge of the circumstances which are likely to give rise to a claim for misrepresentation or breach of warranty under this Agreement.

(b)    Failure to provide notice of claim consistent with this Section 15.1 shall not relieve an Existing Shareholder and/or the Company of any liability it may have under Section 14.1; provided, however, that an Existing Shareholder and/or the Company shall not be liable for any damage, loss, expense, or cost to the extent the same is attributable to, or caused or aggravated by, or could not be remedied due to, the Investor’s failure to timely provide notice in accordance with this Section 15.1. The Parties explicitly waive the application of article 201 CO.

15.2  Time Limitations on Claims

(a)     The representations and warranties given by the Existing Shareholders and the Company as set forth in Section 14.1 and Annex 14.1-1 or Annex 14.1-2, respectively, shall expire, and any claim of the Investor for misrepresentation or breach of warranty shall be time barred, forfeited and precluded from as of the first anniversary of the Closing Date.

(b)    It is understood and agreed that any notice of claim for misrepresentation or breach of warranty shall be delivered to the Company (which shall receive such notice for and on behalf of, and promptly forward a copy of such notice to, each Existing Shareholder) on or by the applicable date set forth in the preceding paragraphs, in which case the resolution of such claim may be effected after such date; provided, however, that notwithstanding the foregoing, the Investor’s claim shall be time-barred, forfeited and precluded from being made (verjährt/verwirkt) unless the Investor initiates proceedings on the claim against the Existing Shareholders and/or the Company in accordance with Section 17.2 within nine (9) months from the date of the Investor’s notice of claim to the Company.

(c)     The Parties explicitly waive the application of article 210 CO.

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15.3  Remedies of Investor

(a)     With respect to a misrepresentation or a breach of warranty notified by the Investor to the Company in accordance with Section 15.1 and Section 15.2, the Existing Shareholders and/or the Company shall have the right, within 30 (thirty) calendar days after receipt of such notice of breach by the Company, to put the Company or, with the prior written consent of the Investor (such consent not to be unreasonably withheld or delayed in case the damage, loss, expense, or cost was incurred by the Investor and not by the Company), the Investor, at the Existing Shareholders’ and/or the Company’s own expense, in the position it would have been in had no such misrepresentation or breach of warranty occurred.

(b)    If and to the extent the remedy set forth in the preceding paragraph cannot be effected or is not effected within such period of time, then the Investor, subject to the exclusions and limitations set forth in this Agreement, shall have the right to claim that the Existing Shareholders and/or the Company pay, and each Existing Shareholder and/or the Company shall be, subject to Section 15.4, severally (and not jointly) and solely in respect of such Existing Shareholder or the Company liable to the Investor to pay, damages to the Company (or, if the damage, loss, expense, or cost is incurred by the Investor and the Investor so elects in accordance with the foregoing paragraph, to the Investor) in the amount which is necessary to put the Company (or, subject to the foregoing requirements, the Investor) in the position it would have been in had no such misrepresentation or breach of warranty occurred. Such damages shall include all duly documented external costs and reasonable expenses of the Company (or, subject to the foregoing requirements, the Investor) including reasonable attorneys’ fees.

15.4  Limitations on Liability

(a)     Notwithstanding anything contained in this Agreement to the contrary, it is acknowledged and agreed that the liability of the Existing Shareholders and the Company towards the Investor for misrepresentations or breaches of warranties under this Agreement shall not exceed, in the aggregate, the sum of (i) the Available Closing Date Cash, and (ii) reasonable and documented costs and fees incurred by the Investor in connection with the examination of such misrepresentation or breach of warranty and any legal proceedings against Existing Shareholders and/or the Company.

(b)    Notwithstanding anything contained in Section 15.4(a) to the contrary, it is acknowledged and agreed that the liability of the Company towards the Investor for misrepresentations or breaches of warranties under this Agreement shall not exceed, an amount equal to the Company’s freely disposable reserves (frei verfügbares Eigenkapital).

15.5  Remedies of Existing Shareholders and Company

The provisions of Sections 15.1 and 15.4 shall apply by analogy to any claim by an Existing Shareholder that the Investor is liable for any misrepresentation or breach of warranty under Section 14.2 and Annex 14.2.

15.6  Remedies Exclusive

The remedies in this Section 15 for any misrepresentation or breach of warranty under this Agreement shall be in lieu of, and not in addition to, the remedies provided for under statutory law. All other remedies including, without limitation, the right to rescind this Agreement shall, subject to the right of termination and rescission in accordance with Section 11.4, not apply and are expressly excluded and waived.

16.    Miscellaneous

16.1  Nature of Parties’ Rights and Obligations

(a)     Except as specifically provided otherwise in this Agreement, the rights and obligations of the Parties hereunder shall be several (and not joint).

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(b)    The non-performance by the Company or another Party (“Defaulting Party”) shall neither relieve the Company nor any other Party from performing its obligations under this Agreement, nor shall the Company (provided it is not the Defaulting Party) or any other Party be liable for the non-performance by the Defaulting Party.

(c)     The obligations of the Parties hereunder are contractual in nature and the Parties agree that they do not form, and this Agreement shall not be deemed to constitute, a simple partnership (einfache Gesellschaft) pursuant to articles 530 et seq. CO.

16.2  Confidentiality

(a)     Each of the Parties agrees to keep secret and confidential and not to use, disclose or divulge to any third party or to enable or cause any person to become aware of, any of the terms and conditions of this Agreement, and any information exchanged among the Parties in connection with their investment and common shareholdings in the Company or pertaining to the business and the operation of the Company (all such information collectively “Confidential Information”), The Parties shall ensure that their employees, directors and any other representatives as well as the advisors of each Party to whom any such Confidential Information is entrusted comply with these restrictions.

(b)    The term Confidential Information shall not include any information: (i) which as of the time of its disclosure by a Party was already lawfully in the possession of the receiving Party as evidenced by written records, or (ii) which at the time of the disclosure was in the public domain, or (iii) the disclosure of which was previously explicitly authorized by the respective Party.

(c)     The non-disclosure obligation shall not apply to any disclosure of Confidential Information required by law or regulations. In the event a disclosure of Confidential Information is required by law or regulations (including, without limitation, for tax, audit or regulatory purposes), the disclosing Party shall use all reasonable efforts to arrange for the confidential treatment of the materials and information so disclosed.

(d)    No announcement or press releases regarding the transactions contemplated by the Business Combination Agreement shall be made by any Party without the prior written consent of the Board (such consent not to be unreasonably withheld).

(e)     Finally, it is acknowledged and agreed that the Investor is allowed to share Confidential Information with its Affiliates as well as with its auditors, legal and other advisors, and to report regularly to its investors and/or any of its Affiliates on all information pertaining to the Company and the equity investment made or to be made in the Company in accordance with its reporting obligations under its fund investment documents or to the extent required for legal, tax, audit or regulatory purposes.

(f)     Nothing herein shall restrict the Company from granting third parties customary due diligence access for purposes of financial, commercial, strategic or similar transactions.

16.3  Successors and Assigns

This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective permitted successors and assigns; provided, however, that neither the Company nor another Party hereto shall be entitled to assign or transfer any of the rights or obligations hereunder to any other party.

16.4  Costs and Expenses, Taxes

(a)     Subject to the immediately following paragraph, it is agreed that each Party shall bear its own costs and expenses arising out of or incurred, and any taxes imposed on it, in connection with this Agreement and all transactions contemplated hereby.

(b)    The Company shall bear all Swiss issuance and stamp taxes arising out of the Investment.

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16.5  Notices

(a)     All notices and other communications made or to be made pursuant to this Agreement shall be given in writing by e-mail, or courier to the following addresses:

If to the Investor:	To:
Helix Acquisition Corp.
200 Clarendon Street, 52nd Floor, Boston, MA 02116
Attn. Bihua Chen and Andrew Phillips
E-Mail:
and
To:
Helix Holdings LLC
c/o Cormorant Asset Management, LP
200 Clarendon Street, 52nd Floor, Boston, MA 02116
Attn. Bihua Chen and Andrew Phillips
E-Mail:

with a copy to (which shall not constitute a notice):
Pestalozzi Attorneys at Law Ltd.
Loewenstrasse 1, 8001 Zurich, Switzerland
Attn.: Severin Roelli
E-Mail: severin.roelli@pestalozzilaw.com

If to Existing Shareholders:	To:
MoonLake Immunotherapeutics AG,
Attn. Jorge Santos da Silva and Matthias Bodenstedt
c/o KD Zug-Treuhand AG, Untermüli 7, 6302 Zug, Switzerland,
E-Mail:
who shall forward the notices and communications received without delay to each Existing Shareholder

If to Company:	To:
MoonLake Immunotherapeutics AG,
Attn. Jorge Santos da Silva and Matthias Bodenstedt
c/o KD Zug-Treuhand AG, Untermüli 7, 6302 Zug, Switzerland
E-Mail:

with a copy to (which shall not constitute a notice):
Kellerhals Carrard Basel KlG
Henric Petri-Strasse 35, 4010 Basel, Switzerland
Attn.: Nicolas Mosimann
E-Mail: nicolas.mosimann@kellerhals-carrard.ch

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(b)    To the extent this Agreement explicitly provides for delivery of a notice to the Company on behalf of an Existing Shareholder, each Existing Shareholder hereby appoints the Company as receiver of notices on its behalf. The Company shall promptly upon receipt send complete copies of such notices to each Existing Shareholder.

(c)     For the purpose of meeting a time period or deadline by the sender, a notice shall be deemed made when dispatched by the sender. For triggering the start of a period or deadline for the recipient, a notice shall be deemed made or received when it arrives at the recipient (Zugang).

(d)    Each Party may change or amend the addresses given above or designate additional addresses for the purposes of this Section 16.5 by giving the other Parties written notice of the new address in the manner set forth in this Section 16.5.

16.6  Entire Agreement

With the exception of the BCA and its annexes, this Agreement including its Annexes constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes any agreement or understanding that may have been concluded with respect to the subject matter hereof between any of the Parties prior to the date of this Agreement.

16.7  Severability

If at any time, any provision of this Agreement or any part thereof is or becomes invalid or unenforceable, then neither the validity nor the enforceability of the remaining provisions or the remaining part of the provision shall in any way be affected or impaired thereby. The Parties agree to replace the invalid or unenforceable provision or part thereof by a valid or enforceable provision, which shall best reflect the Parties’ original intention and shall achieve the same economic result, to the extent possible.

16.8  Amendments

Any amendment to this Agreement (including this Section 16.8) must be in writing.

Notwithstanding anything contained herein to the contrary, the Parties acknowledge and agree that this Agreement (including this Section 16.8) may be amended in writing by an instrument signed solely by the Investor, the Company and holders of a majority of the Common Shares with binding effect on all other Parties; provided, however, that any such modification or amendment of any of the provisions of this Agreement shall neither affect any accrued rights of any other Party nor impose any greater liability or any more onerous obligation than those contained in this Agreement on the other Parties who do not sign such modification or amendment.

16.9  Waiver of Rights

No waiver by a Party of a failure of any other Party to perform any provision of this Agreement shall operate or be construed as a waiver in respect of any other or further failure whether of a similar or different character.

16.10 Form Requirements

This Agreement may be executed and amended in writing or in electronic form (such as Skribble, DocuSign or AdobeSign, or which contains an electronic scan of the signature) and be delivered by post, courier or email; the counterpart so executed and delivered shall be deemed to have been duly executed and validly delivered and be valid and effective for all purposes.

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For the avoidance of doubt, any instruments or documents required to be issued, signed, delivered and/or exchanged in connection with the performance of this Agreement, including, without limitation, any documents for the transfer of Shares (such as assignment declarations) must comply with form requirements imposed by applicable laws.

17.    Governing Law and Arbitration

17.1  Governing Law

This Agreement shall in all respects be governed by and construed in accordance with the substantive laws of Switzerland, excluding the United Nations Convention on Contracts for the International Sales of Goods of 11 April 1980 (CISG).

17.2  Arbitration

Any dispute, controversy, or claim arising out of, or in relation to, this Agreement, including the validity, invalidity, breach, or termination thereof, shall be resolved by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Arbitration Centre in force on the date on which the Notice of Arbitration is submitted in accordance with those Rules. The number of arbitrators shall be three. The seat of the arbitration shall be Zurich and the arbitration proceedings shall be conducted in English; provided that evidence may be submitted to the arbitration tribunal in German without translation into English.

17.3  Trust Account Waiver

The Company and the Existing Shareholders acknowledge that the Investor has established the Trust Account for the benefit of its public shareholders, which contains the proceeds of its initial public offering and from certain private placements occurring simultaneously with the initial public offering (including interest accrued from time to time thereon) for the benefit of the Investor’s public shareholders and certain other parties (including the underwriters of the initial public offering). For and in consideration of the Investor entering into this Agreement and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each of the Company and the Existing Shareholders, for itself and the Affiliates it has the authority to bind, hereby agrees it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets in the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Company and the Existing Shareholders hereby irrevocably waive any Released Claims that they may have against the Trust Account now or in the future as a result of, or arising out of, any discussions, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; provided that (a) nothing herein shall serve to limit or prohibit the Company’s or any Existing Shareholders’ right to pursue a claim against the Investor for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions (including a claim for the Investor to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to redemptions by the Investor’s public shareholders) to the Company in accordance with the terms of this Agreement and the Trust Agreement) and (b) nothing herein shall serve to limit or prohibit any claims that the Company may have in the future against the Investor’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).

[signatures on the following pages]

Annex A-2-21

The Parties have signed this Agreement on the date first written above.

Investor

Helix Acquisition Corp.
/s/ Bihua Chen		/s/ Andrew Phillips
Name:	Bihua Chen	Name:	Andrew Phillips
Function:	Chief Executive Officer	Function:	Chief Financial Officer

Founder 1
/s/ Jonkheer Arnout Michiel Ploos van Amstel
Jonkheer Arnout Michiel Ploos van Amstel

Founder 2
/s/ Jorge Santos da Silva
Dr. Jorge Santos da Silva

Founder 3

JeruCon Beratungsgesellschaft mbH
/s/ Kristian Reich
Name:	Prof. Dr. Kristian Reich
Function:	Managing Director

Annex A-2-22

Other Shareholder 1

Biotechnology Value Fund, L.P.
By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	Chief Executive Officer BVF I GP LLC,
itself General Partner of Biotechnology Value Fund, L.P.

Other Shareholder 2

Biotechnology Value Fund II, L.P.
By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	Chief Executive Officer BVF II GP LLC,
itself General Partner of Biotechnology Value Fund II, L.P.

Other Shareholder 3

Biotechnology Value Trading Fund OS, L.P.
By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President BVF Inc., General Partner of BVF Partners L.P.,
itself sole member of BVF Partners OS Ltd.,
itself GP of Biotechnology Value Trading Fund OS, L.P.

Other Shareholder 4

Merck Healthcare KGaA, Darmstadt, Germany
an affiliate of Merck KGaA, Darmstadt, Germany
/s/ Matthias Mullenbeck		/s/ Jens Eckhardt
Name:	Matthias Mullenbeck	Name:	Jens Eckhardt
Function:	SVP, Head Global Business Development & Alliance Management Biopharma	Function:	Authorized Representative

Annex A-2-23

Other Shareholder 5
/s/ Florian Schönharting
Florian Schönharting

Other Shareholder 6
/s/ Simon Sturge
Simon Sturge

Other Shareholder 7
/s/ Matthias Bodenstedt
Matthias Bodenstedt

Other Shareholder 8
/s/ Atif Khan
Atif Khan

Other Shareholder 9
/s/ Eva Cullen
Eva Cullen

Other Shareholder 10
/s/ Oliver Daltrop
Oliver Daltrop

Other Shareholder 11
/s/ Nuala Brennan
Nuala Brennan

Company

MoonLake Immunotherapeutics AG
/s/ Jorge Santos da Silva		/s/ Spile Nasmyth Loy
Name:	Dr. Jorge Santos da Silva	Name:	Spike Nasmyth Loy
Function:	Chief Executive Officer	Function:	Member of the Board of Directors

Annex A-2-24

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement

Annex 1: Defined Terms

“Affiliate” and “Affiliates”

shall mean any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person or entity specified and includes, in case of an Investor, funds, investment vehicles or other entities formed or incorporated in any jurisdiction which are owned, managed or advised by such Investor or by the same advisor as the Investor.

“Agreement”	shall mean this investment and subscription agreement including all Annexes.
“Annex”	shall mean any annex to this Agreement.
“Articles”	shall mean the articles of incorporation (Statuten) of the Company substantially in the form attached to this Agreement and as amended from time to time.
“Authority”	shall mean any court, arbitral tribunal, or governmental, administrative or regulatory authority or agency.
“Authorization”	shall mean any official authorization, order, permission, product registration, certification, certificate, approval, notice or consent (including any written amendment, supplement or replacement).
“Available Closing Date Cash”	shall have the meaning set forth in the BCA.
“BCA”	shall have the meaning set forth in Recital (D).
“BCA Closing”	shall have the meaning set forth in Recital (E).
“Board”	shall mean the board of directors of the Company, as appointed from time to time in accordance with the terms of this Agreement.
“Business Day”	shall mean any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York or the Canton of Zug, Switzerland.
“Business”	shall have the meaning set forth in Recital (C).
“BVF Party” and “BVF Parties”	shall have the meaning set forth in Recital (D).
“BVF Share Transfers”	shall have the meaning set forth in Recital (D).
“Capital Reduction”	shall have the meaning set forth in Section 13.3(c).
“Cash Contribution”	shall have the meaning set forth in Section 3.1(b)(ii).
“Cash Contribution Agreement”	shall have the meaning set forth in Section 5.
“CEO”	shall mean the Chief Executive Officer of the Company appointed from time to time in accordance with this Agreement.
“Chairman”	shall mean the chairman of the Board (Verwaltungsratspräsident).
“Class A Ordinary Shares”	shall mean Class A ordinary shares in the Investor.
“Class V Voting Shares”	shall have the meaning set forth in Recital (D).
“Closing”	shall mean the closing of the transactions contemplated by this Agreement pursuant to Section 11 of this Agreement and the BCA Closing as set forth in the BCA.

Annex A-2-25

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement
“Closing Date”	shall have the meaning set forth in Section 11.1.
“CO”	shall mean the Swiss Code of Obligations (Schweizerisches Obligationenrecht) as of March 30, 1911, as amended from time to time.
“Common Shares”	shall have the meaning set forth in Recital (B).
“Company”	shall have the meaning set forth on page 2.
“Conditional Capital”	shall have the meaning set forth in Recital (B).
“Confidential Information”	shall have the meaning set forth in Section 16.2(a).
“Corporate Documents”

shall mean the corporate documents of the Company necessary for execution and registration of the adoption of the Articles, the Share Conversion, the Nominal Capital Increase and the changes to the Board of the Company, with the commercial register of the Canton of Zug, including, without limitation, the minutes of the Extraordinary General Meeting, the Articles, the Company’s Board report regarding capital increase (Kapitalerhöhungsbericht), the resolution of the Company’s Board in the ascertainment and the execution of the Nominal Capital Increase (Feststellungsbeschluss) and the Closing Application.

“Cut-Off Date”	shall have the meaning set forth in Section 8(a).
“Defaulting Party”	shall have the meaning set forth in Section 16.1(a).
“Determined Nominal Amount”

shall mean the aggregate nominal amount of the capital increase, calculated by multiplying the number of Investor’s Preliminary Class V Voting Shares, as calculated in accordance with the provisions of the BCA, by CHF 0.01.

“Director”	shall mean a member of the Board appointed from time to time in accordance with the terms of this Agreement.
“EGM Date”	shall have the meaning set forth in Section 4.2.1(i).
“Employee Share Participation Plan”	shall mean the employee share participation plan dated 23 July 2021 of Moonlake Immunotherapeutics AG, as amended from time to time.
“Employee Stock Option Plan”	shall mean the employee stock option plan dated 23 July 2021 of Moonlake Immunotherapeutics AG, as amended from time to time.
“Existing Articles”	shall mean the existing articles of incorporation (Statuten) of the Company as in effect and in force as per the date of this Agreement.
“Existing Shareholder” and “Existing Shareholders”	shall have the meaning set forth on page 2 of this Agreement taking into account the extension of the defined term according to Section 9.
“Existing Shares”	shall have the meaning set forth in Recital (B).
“Extraordinary General Meeting”	shall have the meaning set forth in Section 4.2.1(i).
“Founder” and “Founders”	shall have the meaning set forth on page 2.
“Investment”	shall have the meaning set forth in Section 3.1(a).
“Investor”	shall have the meaning set forth on page 2.
“Investor’s Final Class V Voting Shares”	shall have the meaning set forth in Recital (E).
“Investor’s Preliminary Class V Voting Shares”	shall have the meaning set forth in Recital (E).

Annex A-2-26

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement
“Lien”

shall mean, with respect to any specified asset, any and all liens, mortgages, hypothecations, claims, encumbrances, options, pledges, licenses, rights of priority, easements, covenants, restrictions and security interests thereon.

“Minimum Investment Amount”	shall have the meaning set forth in Recital (E).
“ML Bank Account”	shall have the meaning set forth in Section 11.3.
“Nominal Capital Increase”	shall have the meaning set forth in Section 3.1(b)(i).
“Nominal Issue Price”	shall have the meaning set forth in Section 4.2.3(iii).
“Other Shareholder” and “Other Shareholders”	shall have the meaning set forth on pages 3 and 4.
“Party” and “Parties”	shall have the meaning set forth on page 3.
“Permitted Allocations”	shall have the meaning set forth 11.2(iv).
“PIPE Transaction”	shall have the meaning set forth in Recital (E).
“Plans”	shall have the meaning set forth in Section 8(a).
“Pre-Closing Application”	shall have the meaning set forth in Section 10(j).
“Preliminary Investment Amount”	shall have the meaning set forth in Recital (E).
“Preliminary Nominal Subscription Amount”	shall have the meaning set forth in Section 4.3.1(a).
“Proxy Holder”

shall mean the proxy holder whose name is entered in the proxy as the person who is appointed to represent and act for the relevant Existing Shareholder as issuer of the proxy in the Extraordinary General Meeting.

“Recital”	shall mean a recital in this Agreement.
“Released Claim”	shall have the meaning in Section 17.3.
“Restated and Amended Shareholders’ Agreement”	shall mean the restated and amended shareholders’ agreement substantially in the form as attached hereto in Annex 11.3(f).
“Re-Transfer Class V Voting Shares”	shall have the meaning set forth in Section 13.3.
“Re-Transfer Purchase Price”	shall have the meaning set forth in Section 13.3.
“SEC”	means the United States Securities and Exchange Commission.
“Series A Preferred Shares”	shall have the meaning set forth in Recital (B).
“Shares”	shall mean any shares (Aktien) or participations (Partizipationsscheine) issued by the Company from time to time.
“Share Conversion”	shall have the meaning set forth in Recital (D).
“Share Re-Transfer”	shall have the meaning set forth in Section 3.1(b)(iii).
“SOGC”	Swiss Official Gazette of Commerce.
“Stock Options”	shall have the meaning set forth in Section 8(a).
“Stock Option Restriction”	shall have the meaning set forth in Section 8(a).

Annex A-2-27

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement
“Subscription Form”

shall mean the subscription forms to be executed by the Investor in accordance with the terms of this Agreement in form and substance satisfactory to the Company and as required by Swiss corporate law.

“Transferred Common Shares”	shall have the meaning set forth in Section 5(a).
“Trust Account”	shall mean the trust account established by the Investor pursuant to the Trust Agreement.
“Trust Agreement”	shall mean that certain Investment Management Trust Agreement, dated as of October 19, 2020, by and between the Investor and Continental Stock Transfer & Trust Company, a New York corporation.
“Updated Cap Table”	shall have the meaning set forth in Section 4.2.2.

Annex A-2-28

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement

Annex 2:  Current Cap Table

[Omitted.]

Annex A-2-29

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement

Annex 4.2.2:  Cap Table after Closing

[Omitted.]

Annex A-2-30

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement

Annex 4.2.3:  Articles

[Omitted.]

Annex A-2-31

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement

Annex 5(c): Form of Assignment Declaration regarding Transferred Common Shares

[Omitted.]

Annex A-2-32

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement

Annex 13.3: Form of Assignment Declaration

[Omitted.]

Annex A-2-33

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement

Annex 11.3(f): Form of Restated and Amended Shareholders’ Agreement

[Omitted.]

Annex A-2-34

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement

Annex 14.1-1: Representations and Warranties of Existing Shareholders (other than the Other Shareholder 4) and Company

1.      Capacity and Title of Existing Shareholders and the Company

1.1    Authority and Ownership

(a)     Each Existing Shareholder and the Company has the unrestricted right, power and authority to enter into, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all actions necessary, including required corporate approvals, in order to enter into, to execute, deliver and perform its respective obligations hereunder and to consummate the transactions contemplated hereby.

(b)    This Agreement has been duly executed and delivered by each of the Existing Shareholders and the Company and constitutes the valid and binding agreement of the Existing Shareholders and the Company, enforceable against each of the Existing Shareholders and the Company in accordance with its terms.

(c)     The Existing Shareholders are neither over-indebted (überschuldet), nor insolvent (insolvent) nor unable to pay their debts as they fall due (illiquid).

(d)    The Existing Shareholders are the sole legal and beneficial owners of the Existing Shares free and clear of any encumbrances. The Existing Shares set forth on Annex 2 comprise all of the capital stock of the Company that are issued and outstanding as of the date hereof. Other than Stock Options referring to the Conditional Capital set forth on Annex 2, no options, warrants, calls, rights, contracts, commitments or derivative instruments are outstanding that could require the Company to sell, transfer or issue any shares or other securities of the Company.

(e)     The Cap Table after Closing set forth on Annex 4.2.2, once updated, will reflect all of the capital stock of the Company, the remaining Conditional Capital as well as the Stock Options referring to the Conditional Capital that are issued and outstanding as of the Closing Date.

1.2    Execution and Performance, No Consents

(a)     The execution and the performance of this Agreement by each Existing Shareholder and the Company have been authorized by all necessary corporate actions of such Existing Shareholder and the Company and the execution and performance of this Agreement by the Company or the Existing Shareholders will not (i) conflict with or result in any breach of any of the material terms, conditions or provisions of, (ii) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (iii) result in a material violation of, (iv) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (v) result in the creation of any Lien upon the Existing Shares under, (vi) require any approval from, or (vii) require any filing with, (A) any material contract, (B) any constitutional documents or (C) any authority under or pursuant to any law or order to which the Company or any Existing Shareholder is bound or subject, with respect to clauses (iv) through (vii), which would reasonably be expected to be material to the Company or any Existing Shareholder, other than as required under this Agreement.

(b)    There are no proceedings or investigations whatsoever pending or threatened in writing against any of the Existing Shareholders and/or the Company that could compromise the transactions contemplated by this Agreement.

Annex A-2-35

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement

2.      Status of the Company

2.1    Incorporation, Share Capital and Authority

(a)     The Company is a corporation duly incorporated and validly existing under the laws of Switzerland.

(b)    At the date of this Agreement, the Company has an issued statutory share capital in the nominal amount of CHF 104,072.50, divided into 1,040,725 registered shares (Namenaktien) with a nominal value of CHF 0.10 per share, of which 360,529 are Common Shares and 680,196 are Series A Preferred Shares, all of which each fully paid-in.

(c)     The Company has an outstanding conditional capital (bedingtes Kapital) of CHF 2,947.10, allowing for the issuance of up to 29,471 registered Common Shares for in connection with the Company’s Plans.

(d)    Existing Shares have been validly issued, are fully paid up and constitute the entire issued share capital of the Company. No share certificates have been issued by the Company since its incorporation. In particular, in the context of the incorporation of the Company and/or subsequent capital increases, there have not been any undisclosed (intended) acquisitions of assets ((beabsichtigte) Sachübernahmen), no options, warrants, calls, rights, contracts, commitments or derivative instruments are outstanding that could require the Company to sell, transfer or issue any shares or other securities of the Company, other than (i) the registered conditional capital of CHF 6,000, allowing for the issuance of up to 60,000 registered Common Shares, of which 30,529 Common Shares with a total nominal value of CHF 3,052.90 have been converted into registered Common Shares and (ii) 2,775 options awarded to an employee of the Company on September 9, 2021 under the Employee Stock Option Plan.

(e)     The Class V Voting Shares, if issued in accordance with this Agreement, will be validly issued and fully paid-up.

(f)     The Company has full corporate power and authority to own its property and assets and to carry on its Business as presently conducted.

2.2    No Dissolution, Bankruptcy or Insolvency

(a)     No measures have been taken for the dissolution and liquidation or declaration of bankruptcy of the Company and no events have occurred which would justify any such measures to be taken, in particular (i) no order has been made, petition presented, resolution passed or meeting convened for the winding up, dissolution or liquidation of the Company and there are no proceedings under applicable insolvency, bankruptcy, composition, moratorium, reorganization, or similar laws and no events have occurred which would require the initiation of any such proceedings; and (ii) no receiver, liquidator, administrator, commissioner or similar official has been appointed in respect of the Company and no step has been taken for or with a view to the appointment of such a person.

(b)    The Company is neither over-indebted (überschuldet), nor insolvent (insolvent) nor unable to pay its debts as they fall due (illiquid).

2.3    Corporate Books and Registers

The corporate books, registers, accounts, ledgers, records and supporting documents of the Company are up to date and contain complete and accurate records of all matters since its incorporation, which were required by law to be dealt with in such documents.

Annex A-2-36

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement

Annex 14.1-2: Representations and Warranties of the Other Shareholder 4

1.      Capacity and Title of Other Shareholder 4

1.1    Authority and Ownership

(a)     The Other Shareholder 4 has the unrestricted right, power and authority to enter into, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all actions necessary, including required corporate approvals, in order to enter into, to execute, deliver and perform its respective obligations hereunder and to consummate the transactions contemplated hereby.

(b)    This Agreement has been duly executed and delivered by the Other Shareholder 4 and constitutes the valid and binding agreement of the Other Shareholder 4, enforceable against the Other Shareholder 4 in accordance with its terms.

(c)     The Other Shareholder 4 is neither over-indebted (überschuldet), nor insolvent (insolvent) nor unable to pay its debts as they fall due (illiquid).

(d)    The Other Shareholder 4 is the sole legal and beneficial owner of 99,000 Existing Shares free and clear of any encumbrances.

1.2    Execution and Performance, No Consents

(a)     The execution and the performance of this Agreement by the Other Shareholder 4 has been authorized by all necessary corporate actions of the Other Shareholder 4 and the execution and performance of this Agreement by the Other Shareholder 4 will not (i) conflict with or result in any breach of any of the material terms, conditions or provisions of, (ii) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (iii) result in a material violation of, (iv) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (v) result in the creation of any Lien upon the 99,000 Existing Shares held by the Other Shareholder 4 under, (vi) require any approval from, or (vii) require any filing with, (A) any material contract, (B) any constitutional documents or (C) any authority under or pursuant to any law or order to which the Other Shareholder 4 is bound or subject, with respect to clauses (iv) through (vii), which would reasonably be expected to be material to the Other Shareholder 4, other than as required under this Agreement.

(b)    There are no proceedings or investigations whatsoever pending or threatened in writing against the Other Shareholder 4 that could compromise the transactions contemplated by this Agreement.

Annex A-2-37

MoonLake Immunotherapeutics AG: Project Come – Investment Agreement

Annex 14.2: Representations and Warranties of the Investor

1.      Capacity of Investor

1.1    Authority

(a)     The Investor has the unrestricted right, power and authority to enter into, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all actions necessary, including required corporate approvals, in order to enter into, to execute, deliver and perform its respective obligations hereunder and to consummate the transactions contemplated hereby.

(b)    This Agreement has been duly authorized, executed and delivered by the Investor and constitutes a valid and binding agreement of the Investor, enforceable against the Investor in accordance with its respective terms. It is neither over-indebted (überschuldet) nor insolvent (insolvent) or unable to pay its debts as they fall due (illiquid) and there are no circumstances that indicate any over-indebtedness or insolvency or illiquidity of it in the foreseeable future.

1.2    Execution and Performance

Except for the filings necessary pursuant to the BCA, the execution and the performance of this Agreement by the Investor have been authorized by all necessary corporate action of the Investor and execution and the performance will not (i) conflict with or result in any breach of any of the material terms, conditions or provisions of, (ii) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (iii) result in a material violation of, (iv) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (v) result in the creation of any Lien upon its equity securities under, (vi) require any approval from, or (vii) require any filing with, (A) any material contract, (B) any constitutional documents or (C) any authority under or pursuant to any law or order to which the Investor is bound or subject, with respect to clauses (iv) and (vii), which would reasonably be expected to be material to the Investor, other than as required under this Agreement.

1.3    No Consents Required

There are no proceedings or investigations whatsoever pending or threatened in writing against the Investor that could compromise the consummation of the transactions contemplated by this Agreement.

1.4    Incorporation; Good Standing

The Investor is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

Annex A-2-38

Annex A-3

FORM OF RESTATED AND AMENDED SHAREHOLDERS’ AGREEMENT

of [date]

between

1.      Helix Acquisition Corp.
c/o Cormorant Asset Management LLP, 200 Clarendon Street, 52nd Floor Boston, MA 02116, United States
(hereinafter «Helix»)

and

2.      Biotechnology Value Fund, L.P.
44 Montgomery Street, 40th Floor, San Francisco, CA 94104, United States
(hereinafter «Series A Investor 1»)

3.      Biotechnology Value Fund II, L.P.
44 Montgomery Street, 40th Floor, San Francisco, CA 94104, United States
(hereinafter «Series A Investor 2»)

4.      Biotechnology Value Trading Fund OS, L.P.
PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands
(hereafter «Series A Investor 3»)

5.      Merck Healthcare KGaA, Darmstadt, Germany an affiliate of Merck KGaA, Darmstadt, Germany
Frankfurter Str. 250, 64293 Darmstadt, Germany
(hereinafter «Series A Investor 4»)

6.      Florian Schönharting
(hereinafter «Series A Investor 5»)

7.      Simon Sturge
(hereinafter «Series A Investor 6»)
(each a «Series A Investor» or an «Investor» and collectively the «Series A Investors» or the «Investors»)

and

8.      Jonkheer Arnout Michiel Ploos van Amstel
(hereinafter «Founder 1»)

9.      Dr. Jorge Santos da Silva
(hereinafter «Founder 2»)

10.    JeruCon Beratungsgesellschaft mbH
(hereinafter «Founder 3»)
(each a «Founder» and collectively the «Founders»)

11.    Matthias Bodenstedt
(hereinafter «Employee 1»)

12.    Atif Khan
(hereinafter «Employee 2»)

Annex A-3-1

Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG

13.    Nuala Brennan
(hereinafter «Employee 3»)

14.    Oliver Daltrop
(hereinafter «Employee 4»)

15.    Eva Cullen
(hereinafter «Employee 5»)

         (irrespective of whether they hold Shares or Stock Options (both as defined below), each an «Employee» and collectively the «Employees»)

         (the Series A Investors, the Founders and the Employees collectively the «Existing Investors» and each an «Existing Investor»)

and

16.    MoonLake Immunotherapeutics AG
c/o KD Zug-Treuhand AG, Untermüli 7, 6302 Zug
(hereinafter the «Company»)

Annex A-3-2

Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG

Preamble		A-3-5

1.	Definitions and Scope	A-3-5

2.	General Undertaking	A-3-5

3.	Ownership Structure AND CLASSES OF SHARES	A-3-6
3.1	Share Capital	A-3-6
3.2	Different Classes of Shares	A-3-6
3.3	Employee Equity Incentive Plan	A-3-6
3.4	Subscription Rights	A-3-6

4.	ORDER OF PRECEDENCE / ARTICLES AND BOARD REGULATIONS	A-3-6
4.1	Order of Precedence	A-3-6
4.2	Articles of Association	A-3-7
4.3	Board Regulations	A-3-7

5.	BOARD OF DIRECTORS	A-3-7
5.1	Representation on the Board and Initial Composition	A-3-7
5.2	Signing Authority	A-3-7
5.3	Presence Quorum	A-3-7
5.4	Implementation of Board Resolutions	A-3-8

6.	Shareholders’ Meeting	A-3-8
6.1	General Undertaking	A-3-8
6.2	Undertakings by the Existing Investors	A-3-8
6.3	Restricting Covenants and Waivers by the Existing Investors	A-3-8
6.3.1	Restricting Covenants and Waivers by all Existing Investors	A-3-8
6.3.2	Restricting Covenants and Waivers by Series A Investor 4	A-3-9
6.4	Helix Call Options	A-3-9
6.4.1	Triggering Events	A-3-9
6.4.2	Exercise of Helix Call Options	A-3-9

7.	Transfer Restrictions	A-3-9
7.1	General Provisions	A-3-9
7.2	Permitted Transfers	A-3-10
7.3	Restricted Transfers	A-3-10
7.4	Drag-Along (Co-Sale Obligation)	A-3-11
7.5	Triggering Event Option	A-3-11
7.5.1	Triggering Event	A-3-11
7.5.2	Exercise of Triggering Event Options	A-3-11
7.6	Transfer of Class C Ordinary Shares	A-3-12

8.	Exchange of common shares	A-3-12
8.1	Exchange Procedures	A-3-12
8.1.1	Delivery of Exchange Notice and Settlement	A-3-12
8.1.2	Optional Cash Exchange by Helix	A-3-13
8.1.3	Change of Control Exchange	A-3-13
8.1.4	Exchange of Restricted Common Shares	A-3-13

Annex A-3-3

Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG
8.2	Reserved	A-3-14
8.3	Splits, Distributions and Reclassifications	A-3-14
8.4	Helix Covenants	A-3-14
8.5	Exchange Taxes and Costs	A-3-15
8.6	Helix Call Right	A-3-15
8.7	Reserved	A-3-15
8.8	Distribution Rights	A-3-15
8.9	Tax Matters	A-3-15
8.10	Representations and Warranties	A-3-15

9.	Reverse Founders’ Vesting	A-3-16
9.1	Vesting Schedule	A-3-16
9.2	Good Leaver Event	A-3-16
9.3	Bad Leaver Event	A-3-16
9.4	Exercise of Leaver Call Options	A-3-16

10.	Accession	A-3-17

11.	Term and Termination	A-3-17

12.	Miscellaneous	A-3-18
12.1	Nature of Parties’ Rights and Obligations	A-3-18
12.2	Confidentiality	A-3-18
12.3	Successors and Assigns	A-3-19
12.4	Costs and Expenses	A-3-19
12.5	Notices	A-3-19
12.6	Entire Agreement	A-3-19
12.7	Severability	A-3-19
12.8	Amendments	A-3-20
12.9	Form Requirements	A-3-20
12.10	Effectiveness	A-3-20

13.	Governing Law and arbitration	A-3-20
13.1	Governing Law	A-3-20
13.2	Arbitration	A-3-20

List of Annexes		A-3-24

Annex 1: DEFINITIONS		A-3-25

Annex 3: CAP TABLE		A-3-32

ANNEX 4.2: ARTICLES		A-3-33

ANNEX 4.3: BOARD REGULATIONS		A-3-34

Annex 6.3.2: STANDSTILL		A-3-35

Annex 8: EXCHANGE NOTICE		A-3-37
Annex A-3-4

Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG

Preamble

A.     The Company is organized in the form of a Swiss stock corporation («Aktiengesellschaft») registered with the commercial register of the Canton of Zug under the number CHE-433.093.536.

B.      The Company’s core business is the research, development, manufacturing and marketing of biotechnological, pharmaceutical and similar products in Switzerland and abroad (the «Business»).

C.      The Existing Investors (save for Simon Sturge and the Employees) and the Company have entered into an investment agreement dated 28 April 2021, and each Series A Investor has entered into a share purchase agreement with each Founder or the Company, respectively, dated 28 April 2021 (collectively the «Share Purchase Agreements»), and a shareholders’ agreement dated 28 April 2021 (the «Original Shareholders’ Agreement») in connection with the Series A financing round of the Company. The Company and the Existing Investors have agreed to conduct a second financing round, whereby Helix, a Nasdaq-listed special purpose acquisition company, has entered into a business combination agreement (the «Business Combination Agreement») and an investment and subscription agreement (the «Investment Agreement»), each dated on October 4, 2021, in each case with the Existing Investors and the Company, whereby Helix will subscribe for a number of Voting Shares, each with a nominal value of CHF 0.01, and will subsequently pay a certain remaining investment amount by way of a cash contribution (Kapitalzuschuss) to the Company which will be recorded as “capital contribution reserves” (Kapitaleinlagereserven), and each of Series A Investor 1, 2 and 3, will transfer on the closing of the Business Combination Agreement and the Investment Agreement all its Common Shares to Helix in exchange for Class A Ordinary Shares of Helix (the «BVF Share Transfers»). The transactions contemplated by the Business Combination Agreement and the Investment Agreement are referred to herein as the «Transaction».

D.     The Parties agreed that the Existing Investors holding Common Shares may continue to own Common Shares of the Company after the Transaction has been implemented and shall be granted the right to exchange these Common Shares and Class C Ordinary Shares (the latter will be allocated to Existing Investors holding Common Shares at completion of the Transaction to convey to the Existing Investors voting shares of Helix) into Class A Ordinary Shares in accordance with the provisions of this Agreement. Existing Investors acquiring Common Shares upon exercise of Stock Options after the closing of the Transaction shall be granted the same rights as Existing Investors holding Common Shares at completion. The Parties wish to limit certain statutory shareholders rights of the Existing Investors in the Company as provided herein.

E.      Concurrently with the registration of the Voting Shares in the Commercial Register of the Canton of Zug, Switzerland, as part of the consummation of the Transaction, the Parties execute this Agreement to govern their respective rights and obligations as Shareholders of the Company and provide for the rules governing the operation of the Company.

Based on the foregoing, the Parties agree as follows:

1.      Definitions and Scope

Capitalized terms used in this Agreement shall have the meaning as set forth in Annex 1.

This Agreement shall apply with respect to all Shares and Stock Options held by the Parties now and in the future.

2.      General Undertaking

The Shareholders acknowledge their common intent to procure, and to generally co-operate with each other so as to ensure, that the Company will be managed and operated in accordance with this Agreement.

Each Shareholder hereby undertakes to the other Shareholders to (i) generally exercise their powers and voting rights as a shareholder of the Company and (ii) procure that the Director(s) nominated by such Shareholder(s) exercise their powers and voting rights on the Board to the extent legally permissible and compatible with the fiduciary duties of such Director(s), in a manner which is consistent with the terms of this Agreement, and to ensure that the provisions of this Agreement are given full effect at all times during the term of this Agreement.

Annex A-3-5

Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG

3.      Ownership Structure AND CLASSES OF SHARES

3.1    Share Capital

As at completion of the Transaction, including the conversion of the Series A Preferred Shares into Common Shares and the execution and completion of the BVF Share Transfers described in Preamble C, the share capital and ownership structure of the Company and the holdings of each Existing Investor and Helix in the respective class of Shares shall be as set forth in the cap table in Annex 3.

Annex 3 provides for an overview of the capital and ownership structure on a fully-diluted basis as at completion of the Transaction.

The Company represents and warrants that Annex 3 is true, accurate and complete as of the date hereof and that the Existing Investors and the Employees are all parties holding shares or equity-linked instruments (like Stock Options) in the Company as of the date hereof.

3.2    Different Classes of Shares

As at completion of the Transaction pursuant to the terms and conditions of the Business Combination Agreement and the Investment Agreement, the Company’s share capital shall be divided into two different classes of Shares: Common Shares and Voting Shares.

The respective rights attaching to each of the two different classes of Shares shall be as set forth in this Agreement, and, subject to the order of precedence set forth in the second paragraph of Section 4.1 of this Agreement, in the Articles.

3.3    Employee Equity Incentive Plan

The Parties acknowledge that the Company has implemented a share participation plan (SPP) and an employee stock option plan (ESOP), together the «Plans» and agree to cause the Company, in the Board’s discretion, to continue to grant up to (i) [26,696] stock options with respect to the acquisition of up to [26,696] Common Shares with a par value of CHF 0.1 per Common Share or (ii) [26,696] Common Shares, each with a par value of CHF 0.1, under the Plans (the «Stock Options»); it being understood that, at the signing of this Agreement, [2,775] options have been granted to employees of the Company of which none have been exercised by Employee shareholders.

To source the Common Shares issuable upon exercise of the Stock Options, the Company has a conditional share capital of CHF [2,947.10] allowing for the issuance of [29,471] Common Shares, as set forth in Articles (the «Conditional Capital»). The Common Shares needed for the Stock Options shall be exclusively sourced from the existing Conditional Capital.

3.4    Subscription Rights

Each Existing Investor undertakes to Helix to waive, and hereby waives, any priority subscription rights (Vorwegzeichnungsrechte) and subscription rights (Bezugsrechte) in the event of an increase of the Company’s share capital.

4.      ORDER OF PRECEDENCE / ARTICLES AND BOARD REGULATIONS

4.1    Order of Precedence

The rights and obligations of the Shareholders in their respective capacities as shareholders of the Company, the organization of the Company, the organization of the Board and the rights and responsibilities of the Directors shall be governed by this Agreement, the Articles, the Board Regulations and other governing documents of the Company, as amended from time to time, in accordance with the relevant provisions contained therein.

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Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG

Unless expressly provided otherwise herein, the Articles, the Board Regulations and other governing documents of the Company shall, to the fullest extent permissible under applicable laws, include at all times any provisions required to give full effect to the terms and conditions of this Agreement, if and to the extent so requested by Helix.

In the event of any conflict or discrepancies between the provisions of this Agreement and the Articles, the Board Regulations or any other governing documents of the Company, the provisions of this Agreement shall prevail to the extent such conflicts or discrepancies pertain to matters between and among the Shareholders.

4.2    Articles of Association

As at completion of the Transaction, the Articles shall be substantially in the form as attached hereto as Annex 4.2.

4.3    Board Regulations

As at completion of the Transaction, the Company’s board regulations shall be substantially in the form as attached hereto as Annex 4.3 (the «Board Regulations»).

5.      BOARD OF DIRECTORS

5.1    Representation on the Board and Initial Composition

The Board of Directors shall consist of at least five or more members who are elected by the Shareholders’ Meeting in accordance with the Articles and applicable law, whereby each category of Shares is entitled to be represented on the Board, subject to different contractual arrangements set forth herein.

The initial Directors shall be Spike Loy, Arnout Michiel Ploos van Amstel, Simon Sturge, and Andrew Phillips or such other designee of a majority of the Shareholders holding the majority of the Voting Shares as representatives of Helix on the Board and Dr. Jorge Santos da Silva, as representative of the Common Shares.

The initial Chairperson shall be Simon Sturge. The Chairperson shall have the casting vote.

5.2    Signing Authority

The Board shall not grant individual signing authorities (Einzelzeichnungsberechtigung) to Directors and/or officers of the Company and all Directors shall be granted collective signing powers (Kollektivzeichnungsberechtigung zu Zweien), unless only one Director or officer is domiciled in Switzerland.

5.3    Presence Quorum

Upon first invitation, a Board meeting is validly constituted, if at least the majority of all Board members (including a representative of the Shareholder holding the majority of the Voting Shares) is present (including by virtual meeting in electronic form, video or telephone conference or other means of direct communication).

If the presence quorum set forth in the preceding paragraph is not met upon first invitation, the Board meeting shall be postponed and called again with at least five (5) calendar days prior invitation and such second meeting shall take place at the same place and time and on the same weekday during normal business hours (Eastern Time) two weeks after the meeting date specified in the first invitation unless otherwise agreed by all Board members. In such second meeting, the Board meeting shall be validly constituted if at least the majority of all Board members are present.

No quorum requirement shall apply for meetings at which the Board merely confirms in front of a notary the execution of a capital increase and resolves on changes of the Articles in connection with a share capital increase resolved by the general meeting of the shareholders (in particular Art. 634a, 651 par. 4, 651a, 652e, 652g and 653g CO).

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Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG

5.4    Implementation of Board Resolutions

Each Shareholder hereby undertakes to the other Shareholders to do all acts necessary to implement the resolutions and other actions by the Board taken in accordance with this Section 5.

6.      Shareholders’ Meeting

6.1    General Undertaking

Each Shareholder hereby undertakes to the other Shareholders to use commercially reasonable efforts to ensure that the Shareholders’ Meetings may be conducted in the form of plenary meetings (Universalversammlungen) in the sense of Art. 701 CO.

6.2    Undertakings by the Existing Investors

Each Existing Investor hereby undertakes to the other Parties:

a)      not to exercise any of its shareholders’ rights pertaining to its Shares, other than the voting rights in accordance with the provisions of this Agreement and the rights as Parties to this Agreement; and

b)      to exercise its voting rights pertaining to its Shares always in line with the proposals of the Board. Irrespective of the foregoing and for the avoidance of doubt, in case Helix does not vote in line with the proposals of the Board, each Existing Investor shall exercise its voting rights pertaining to its Shares in the same manner as Helix.

6.3    Restricting Covenants and Waivers by the Existing Investors

6.3.1 Restricting Covenants and Waivers by all Existing Investors

Each Existing Investor hereby contractually undertakes to the other Parties to not exercise, and in that sense waives, the following statutory rights as shareholder in the Company to the fullest extent permissible by law during the term of this Agreement:

a)      the right to request the return of benefits, paid to Shareholders, Directors and their Affiliates (Art. 678 and 679 CO);

b)      the right to request information about the affairs of the Company other than in the course of the Shareholders’ Meeting pursuant to Art. 697 CO;

c)      the right to request the Shareholders’ Meeting to initiate a special audit (Art. 697a CO) and the right to request any governmental authority to appoint a special auditor (Art. 697b CO);

d)      the right to request the Board to call a Shareholders’ Meeting and/or to put a certain item on the agenda of a Shareholders’ Meeting (Art. 699 CO);

e)      the right to challenge resolutions by the Shareholders’ Meetings (Art. 706 et seq. CO) and/or to request that resolutions by the Shareholders’ Meetings shall be null and void (Art. 706b CO) before any Governmental Authority;

f)      the right to request and/or elect a representative in the Board for the Common Share class (Art. 709 CO);

g)      the right to request that resolutions and other actions by the Board shall be null and void (Art. 714 and 706b CO) before any Governmental Authority;

h)      the right to request a Governmental Authority to dissolve the Company for good cause (Art. 736 para. 4 CO);

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Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG

          i)      the right to bring liability claims as shareholder against the founders, the Directors, all persons involved in establishing the Company, all persons engaged in the business management and/or liquidation of the Company, and/or auditors (Art. 753 – 755 CO); and

j)       the right to request a Governmental Authority to determine an appropriate compensation payment in the case of a statutory merger (Art. 105 Swiss Federal Merger Act).

6.3.2 Restricting Covenants and Waivers by Series A Investor 4

Series A Investor 4 hereby contractually undertakes to the other Parties to adhere to the Standstill Provisions and the related undertakings set forth in Annex 6.3.2.

6.4    Helix Call Options

6.4.1 Triggering Events

Regardless of whether or not the Lock-up Period has expired, Helix shall have the right, but not the obligation (the «Helix Call Options»), (i) to require an Existing Investor to Exchange its Common Shares for Class A Ordinary Shares in accordance with the terms of Section 8.1 if an Existing Investor does not comply with its contractual duties and obligations according to Sections 3.4, 6.1, 6.2 and/or 6.3.1 (the «Helix Call Option Triggering Events 1») subject to the terms and conditions set forth herein and/or (ii) to require Series A Investor 4 to sell all of its Common Shares to Helix and to surrender to Helix all of its outstanding Class C Ordinary Shares for cancelation and all of its Class A Ordinary Shares to Helix, each at their nominal value, if Series A Investor 4 does not comply with its contractual duties and obligations according to Section 6.3.2 (the «Helix Call Option Triggering Events 2») subject to the terms and conditions set forth herein.

6.4.2 Exercise of Helix Call Options

Helix shall immediately notify the respective non-complying Existing Investor of the occurrence of any of the Helix Call Option Triggering Events 1. If Helix wishes to exercise its respective Helix Call Option it shall so notify the relevant non-complying Existing Investor and the other Parties within no later than 30 calendar days following any of the Helix Call Option Triggering Events 1 becoming known to it in all material respects and state in such notice the number of relevant Shares being subject to the Exchange in accordance with the terms of Section 8.1 («Helix Call Option 1 Exercise Notice»).

Helix shall immediately notify Series A Investor 4 of the occurrence of any of the Helix Call Option Triggering Events 2. If Helix wishes to exercise its respective Helix Call Option it shall so notify Series A Investor 4 and the other Parties within no later than 30 calendar days following any of the Helix Call Option Triggering Events 2 becoming known to it in all material respects and state in such notice the number of Common Shares to be sold to Helix, the corresponding number of Class C Ordinary Shares to be surrendered to Helix for cancellation and the number of Class A Ordinary Shares, to be sold to Helix at their nominal value each («Helix Call Option 2 Exercise Notice» and together with the Helix Call Option 1 Exercise Notice, the «Helix Call Option Exercise Notices»). Promptly following the delivery of the Helix Call Option 2 Exercise Notice, Series A Investor 4 shall transfer and assign to Helix all of the Common Shares, the Class C Ordinary Shares and the Class A Ordinary Shares as specified in the Helix Call Option 2 Exercise Notice to Helix and Helix shall transfer to Series A Investor 4 an amount corresponding to the nominal amounts of all Common Shares and the Class A Ordinary Shares in Helix as specified in the Helix Call Option 2 Exercise Notice to Series A Investor 4.

7.      Transfer Restrictions

7.1    General Provisions

Each Party acknowledges and agrees that Shares shall be transferable or otherwise become subject to transactions only in accordance with Section 6.4 (Helix Call Options), this Section 7 (Transfer Restrictions), Section 8 (Exchange of Common Shares), Section 9 (Reverse Founders’ Vesting), and Section 11 (Helix Termination Event Option).

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Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG

Each Shareholder hereby agrees to use its commercially reasonable efforts to cause the Director(s), if any, nominated by such Shareholder to execute their powers and voting rights on the Board so as to cause that each transfer of Shares in accordance with Sections 6 and 7, and only such transfer of Shares, shall be approved by the Board and registered in the Company’s share register.

The Shares shall not be pledged, assigned by way of security or otherwise used as security and shall remain free and clear of any liens, encumbrances, charges or any other third-party rights. Unless expressly provided otherwise in this Agreement, the Shares shall not be transferable for a period of six (6) months after the Effective Date (the «Lock-up Period»).

7.2    Permitted Transfers

The restrictions under Sections 7.3, of this Agreement shall not apply to the following transfers (each a «Permitted Transfer»):

a)      any transfer of Shares pursuant to Section 6.4;

b)      After the expiry of the Lock-up Period, any Exchange of Shares, other than the unvested Leaver Shares and otherwise locked-up portion of Shares of the Founders and or the Employee shareholders (for instance, pursuant to the terms of the Plans or any other equity linked incentive schemes or arrangements), held by the Existing Investors for Class A Ordinary Shares pursuant to the terms of Section 8;

c)      any Exchange of Common Shares and Restricted Common Shares in case of a Helix COC pursuant to the terms of Sections 8.1.3 and 8.1.4;

d)      after the expiry of the Lock-up Period, a transfer of Shares to an Affiliate provided that (i) such Affiliate declares to all Parties in writing to be bound by the terms and conditions of this Agreement and to assume, jointly and severally, the transferring Shareholder’s rights and obligations hereunder and (ii) if the Affiliate is about to cease being an Affiliate, then such Affiliate must immediately retransfer the transferred Shares to the transferring Shareholder or an Affiliate of such transferring Shareholder;

e)      after the expiry of the Lock-up Period, a transfer of Shares held by current or former employees, Directors and/or service providers of the Company or its subsidiaries to the Company or to Helix;

f)      after the expiry of the Lock-up Period, any transfer of Shares upon prior written approval by Helix;

g)      after the expiry of the Lock-up Period, any transfer of Shares, other than the unvested Leaver Shares or otherwise locked-up portion of Shares of the Founders and or the Employee shareholders (for instance, pursuant to the terms of the Plans or any other equity linked incentive schemes), amongst the Existing Investors; provided, that such transfer would not result in a Helix COC following an Exchange of all or a portion of the Shares held by the acquiring Existing Investors after the transfer;

h)      after the expiry of the Lock-up Period, any transfer of Shares pursuant to Section 7.4;

i)       any transfer of Shares pursuant to Section 7.5;

j)       any transfer of Shares pursuant to Section 11; and

k)      the BVF Share Transfers.

7.3    Restricted Transfers

After the expiry of the Lock-up Period, no Existing Investor shall transfer any of its Shares to any third party, unless such transfer is a Permitted Transfer.

Annex A-3-10

Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG

7.4    Drag-Along (Co-Sale Obligation)

In the event that Helix wishes to (a) transfer 100% of its aggregate shareholdings in the Company in one or a series of related transactions to a proposed acquirer who wishes to acquire all Shares in the Company pursuant to a bona fide purchase offer or (b) conduct and votes in favor of a merger consolidation (other than one in which Shareholders of the Company own a majority by voting power of the outstanding shares of the surviving or acquiring corporation) or a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company («Deemed Liquidation Event») which is approved by the Board (each of (a) and (b) a «Drag-Along Event»), Helix shall have the right (but not the obligation) to require each and every Existing Investor (i) to Exchange its Common Shares for Class A Ordinary Shares and/or (ii) to exercise its Stock Options into Common Shares and to subsequently Exchange such Common Shares for Class A Ordinary Shares in accordance with the terms of Section 8.1 upon completion of the Deemed Liquidation Event («Drag-Along Right»).

In case of a Drag-Along Event, Helix shall notify the other Existing Investors thereof with copy to the Company, mutatis mutandis in accordance with Section 8.1 («Drag-Along Notice»). The Company shall inform each Existing Investor forthwith but not later than five (5) calendar days after receipt of the Drag-Along Notice of (i) the date it received the Drag-Along Notice and (ii) the day the six (6) month period for completion of the Deemed Liquidation Event expires.

The Deemed Liquidation Event shall be completed no later than within six (6) months after the date of receipt of the Drag-Along Notice by the Company. If after the expiry of six (6) months after the date of receipt of the Drag-Along Notice by the Company such Deemed Liquidation Event has not been completed, each Existing Investor shall no longer be obliged to Exchange its Common Shares for Class A Ordinary Shares in accordance with the terms of Section 8.1.

7.5    Triggering Event Option

7.5.1 Triggering Event

Regardless of whether or not the Lock-up Period has expired, Helix shall have (a) the right, but not the obligation (the «Triggering Event Option 1»), (i) to require an Existing Investor to Exchange its Common Shares for Class A Ordinary Shares and/or (ii) to exercise its Stock Options into Common Shares and to subsequently Exchange such Common Shares for Class A Ordinary Shares in accordance with the terms of Section 8.1 if an Existing Investor becomes insolvent, bankrupt, petitions or applies to any court, tribunal or other body or authority for creditor protection or for the appointment of, or there shall otherwise be appointed any administrator, receiver, liquidator, trustee or other similar officer of such Existing Investor or of all or a substantial part of such Existing Investor’s assets (the «Triggering Event 1») and (b) the right, but not the obligation (the «Triggering Event Option 2» and together with the Triggering Event Option 1, the «Triggering Event Options»), (i) to require all Existing Investors to Exchange their Common Shares for Class A Ordinary Shares and/or (ii) to exercise their Stock Options into Common Shares and to subsequently Exchange such Common Shares for Class A Ordinary Shares in accordance with the terms of Section 8.1 if the Company becomes insolvent, bankrupt, petitions or applies to any court, tribunal or other body or authority for creditor protection or for the appointment of, or there shall otherwise be appointed any administrator, receiver, liquidator, trustee or other similar officer of the Company or of all or a substantial part of the Company’s assets (the «Triggering Event 2» and together with the Triggering Event 1, the «Triggering Events»).

7.5.2 Exercise of Triggering Event Options

The relevant Existing Investor or the Company, as applicable, their legal successor, receiver, insolvency judge or any other person with the right to act on behalf of the relevant Existing Investor or the Company or their estate, shall immediately notify Helix of the occurrence of the Triggering Event. If Helix wishes to exercise its Triggering Event Option it shall so notify the relevant Existing Investor or the Company (or, as the case may be, their legal successor,

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Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG

receiver, insolvency judge or any other person with the right to act on behalf of the relevant Existing Investor or the Company or their estate) and the other Parties within no later than 30 calendar days following receipt of the notice of the Triggering Event or, as the case may be, following the Triggering Event becoming known to them in all material respects and state in such notice the number of relevant Common Shares being subject to the Exchange in accordance with the terms of Section 8.1 («Triggering Event Option Exercise Notice»).

7.6    Transfer of Class C Ordinary Shares

a)      Each Party acknowledges and agrees that Class C Ordinary Shares shall be transferable or otherwise become subject to transactions only in accordance with Section 6.4 (Helix Call Options), this Section 7 (Transfer Restrictions), Section 8 (Exchange of Common Shares), Section 9 (Reverse Founders’ Vesting), and Section 11 (Helix Termination Event Option).

b)      Except as provided otherwise in this Agreement, no Existing Investor holding Class C Ordinary Shares shall at any time transfer any of its Class C Ordinary Shares («Class C Ordinary Shares Transfer Restriction»).

c)      The Class C Ordinary Shares Transfer Restriction as set forth in the preceding subsection 7.6(b) shall not apply in the event of a Permitted Transfer of Common Shares as set forth in Section 7.2, in which case the transferring Existing Investor shall have the obligation to transfer together with the transferred Common Shares a corresponding number of Class C Ordinary Shares (such number to be calculated in accordance with the Exchange Ratio) to the transferee.

8.      Exchange of common shares

8.1    Exchange Procedures

8.1.1 Delivery of Exchange Notice and Settlement

a)      Following the expiry of the Lock-up Period, subject to the transfer restrictions set forth in Section 7 and upon the terms and subject to the conditions set forth in this Section 8, the Existing Investors shall have the right to, by delivery of an Exchange Notice to Helix (with a copy to the Company), Exchange their Common Shares for a number of Class A Ordinary Shares such Existing Investor is entitled to receive based on the Exchange Ratio on the Exchange Date, whereupon a number of Class C Ordinary Shares belonging to the Exchanging Holder equal to the number of Class A Ordinary Shares to be received by such Exchanging Holder shall be surrendered by the Exchanging Holder and, on surrender, automatically cancelled in connection with the Exchange.

b)      Promptly following the delivery of the Exchange Notice and in advance of any such Exchange, (i) the Exchanging Holder shall transfer the Exchanged Shares to Helix and (ii) Helix shall transfer to the Exchanging Holder the number of Class A Ordinary Shares and/or the Cash Exchange Payment that the Exchanging Holder is entitled to receive in the Exchange. In addition, on the Exchange Date, the Exchanging Holder shall surrender a number of Class C Ordinary Shares belonging to the Exchanging Holder that is equal to the number of Class A Ordinary Shares that the Exchanging Holder is entitled to receive based on the Exchange Ratio, which such Class C Ordinary Shares shall, on surrender, be automatically cancelled.

c)      Each Common Share that is being transferred by the Exchanging Holder will be exchangeable for a number of Class A Ordinary Shares that is equal to the product of the number of Common Shares being transferred by such Exchanging Holder multiplied by the Exchange Ratio. Each Exchange Notice shall be in the form set forth on Annex 8 and shall include all information required to be included therein.

d)      In addition to any other rights available to the Exchanging Holder and in addition to the obligation of Helix to deliver the Class A Ordinary Shares, if Helix fails to deliver to the Exchanging Holder the Class A Ordinary Shares in accordance with the provisions of this Article 8 on or before the Exchange Date (other than any such failure that is solely due to any action by the Exchanging Holder), and if after such date the Exchanging

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Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Exchanging Holder’s brokerage firm otherwise purchases, Class A Ordinary Shares to deliver in satisfaction of a sale by the Exchanging Holder of the Class A Ordinary Shares which the Exchanging Holder anticipated receiving upon such exercise (a «Buy-In»), then Helix shall pay in cash to the Exchanging Holder the amount, if any, by which (x) the Exchanging Holder’s total purchase price (including brokerage commissions, if any) for the Class A Ordinary Shares so purchased as required by its broker exceeds (y) the amount obtained by multiplying (1) the number of Class A Ordinary Shares that Helix was required to deliver to the Exchanging Holder in connection with the Exchange by (2) the price at which the sell order giving rise to such purchase obligation was executed. The Exchanging Holder shall provide to Helix (with a copy to the Company) written notice indicating the amounts payable to the Exchanging Holder in respect of the Buy-In and, upon request of Helix, evidence of the amount of such loss. Nothing herein shall limit a Exchanging Holder’s right to pursue any other remedies available to it hereunder, including, without limitation, a decree of specific performance and/or injunctive relief with respect to Helix’s failure to timely deliver Class A Ordinary Shares as required pursuant to the terms hereof.

8.1.2 Optional Cash Exchange by Helix

a)      Within one (1) Trading Day of the delivery by an Exchanging Holder of an Exchange Notice, Helix may elect to settle all or a portion of the Exchange in cash in an amount equal to the Cash Exchange Payment (in lieu of the receipt by the Exchanging Holder of Class A Ordinary Shares) (a «Cash Exchange»), exercisable by giving written notice of such election to the Exchanging Holder within such one (1) Trading Day period (such notice, the «Cash Exchange Notice»). In the event that the settlement of an exchanged Common Share into Class A Ordinary Shares leads to a fraction of such shares in connection with an Exchange, Helix shall either round to the nearest whole share or pay the cash equivalent amount in lieu of any such fractional Class A Ordinary Share. The Cash Exchange Notice shall set forth the portion of the Common Shares subject to the Cash Exchange that will be exchanged for cash in lieu of the receipt by the Exchanging Holder of Class A Ordinary Shares. At any time following the giving of a Cash Exchange Notice and prior to the Exchange Date of the Cash Exchange, Helix may elect (exercisable by giving written notice of such election to the Exchanging Holder) to revoke the Cash Exchange Notice with respect to all of the Exchanged Shares and make the Stock Exchange Payment with respect to any such Exchanged Shares on the Exchange Date.

8.1.3 Change of Control Exchange

Regardless of whether or not the Lock-up Period has expired, in the event of a Change of Control of Helix (a «Helix COC»), Helix may elect, pursuant to a written notice given to the Existing Investors at least thirty (30) days prior to the consummation of the Helix COC (a «COC Notice»), to require each such Existing Investor to exercise Stock Options, if any, and/or to effect an Exchange with respect to all of such Existing Investor’s Common Shares (including any Common Shares received through the exercise of Stock Options), taking into account the conversion of such Existing Investor’s Restricted Common Shares into Common Shares as a result of any such Helix COC (any such exchange, a «COC Exchange») which shall be effective immediately prior to the consummation of the Helix COC (but such Exchange shall be conditioned on the consummation of such Helix COC, and shall not be effective if such Helix COC is not consummated) (the date of such Exchange, the «COC Exchange Date»). In connection with a COC Exchange, such Exchange shall be settled (including, if Helix elects by delivery of a COC Notice, directly by Helix) (x) with the Stock Exchange Payment with respect to the Common Shares subject to the COC Exchange or (y) in cash, so long as in each case each such Exchanging Holder receives the identical consideration, on a per Common Share basis, that the holder of a Class A Ordinary Share would receive in connection with such Helix COC.

8.1.4 Exchange of Restricted Common Shares

To the extent that any Restricted Common Shares are subject to an Exchange Notice and are treated as Exchanged Shares under this Shareholders’ Agreement, then any vesting restrictions under Section 9 that are applicable to such Exchanged Shares shall automatically apply to the Class A Ordinary Shares issued to the Shareholders in the Exchange, irrespective whether this Agreement is terminated for such Exchanging Holder.

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8.2    Reserved

8.3    Splits, Distributions and Reclassifications

The Exchange Ratio and/or the components of a Paired Interest shall be adjusted accordingly if there is: (i) any subdivision (by any stock, share or partnership interest split, stock, share or partnership interest distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock, consolidation or unit split, reclassification, reorganization, recapitalization or otherwise) of the Class C Ordinary Shares or Common Shares that is not accompanied by a substantially equivalent subdivision or combination of the Class A Ordinary Shares; or (ii) any subdivision (by any stock or share split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, consolidation, reclassification, reorganization, recapitalization or otherwise) of the Class A Ordinary Shares that is not accompanied by a substantially equivalent subdivision or combination of the shares of Class C Ordinary Shares and Common Shares. If there is any subdivision (by any stock, share or partnership interest split, stock, share or partnership interest distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock, consolidation or unit split, reclassification, reorganization, recapitalization or otherwise) in which the Class A Ordinary Shares are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an Exchanging Holder shall be entitled to receive the amount of such security, securities or other property that such Exchanging Holder would have received (including as a result of any election by such Shareholder, if afforded to all holders of Class A Ordinary Shares) if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, consolidation, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the shares of Class A Ordinary Shares are converted or changed into another security, securities or other property, this Section 8.3 shall continue to be applicable, with respect to such other security or property. To the fullest extent permitted by applicable law, this Shareholders’ Agreement shall apply to the Paired Interests held by the Shareholders and their permitted transferees as of the date hereof, as well as any Paired Interests hereafter acquired by a Shareholder and his or her or its permitted transferees, subject to Section 4. This Shareholders’ Agreement shall apply to, and all references to “Paired Interests” shall be deemed to include, any security, securities or other property of Helix or the Company which may be issued in respect of, in exchange for or in substitution of shares of Class C Ordinary Shares or Common Shares, as applicable, by reason of any distribution or dividend, split, subdivision, reverse split, consolidation, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction. This Section 8.3 is intended to preserve the intended economic effect of Section 3 and this Section 8 and to put each Shareholder in the same economic position, to the greatest extent possible, with respect to Exchanges as if such reclassification, reorganization, recapitalization or other similar transaction had not occurred and shall be interpreted in a manner consistent with such intent.

8.4    Helix Covenants

Helix shall at all times keep available, solely for the purpose of issuance upon an Exchange, out of its authorized but unissued Class A Ordinary Shares, such number of Class A Ordinary Shares that shall be issuable upon the Exchange (taking into account the Exchange Ratio) of all outstanding Common Shares (including any Common Shares issued upon exercise of Stock Options as set forth herein) and Restricted Common Shares (other than those Common Shares held by Helix or any Subsidiary of Helix); provided, that nothing contained in this Shareholders’ Agreement shall be construed to preclude Helix from satisfying its obligations with respect to an Exchange by delivery of a Cash Exchange Payment. Helix covenants that all Class A Ordinary Shares that shall be issued upon an Exchange shall, upon issuance thereof, be validly issued, fully paid and non-assessable, free and clear of all liens and encumbrances. In addition, for so long as the Class A Ordinary Shares are listed on a stock exchange or automated or electronic quotation system, Helix shall cause all Class A Ordinary Shares

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issued upon an Exchange to be listed on such stock exchange or automated or electronic quotation system at the time of such issuance. For purposes of this Section 8.4, references to the “Class A Ordinary Shares” shall be deemed to include any Equity Securities issued or issuable as a result of any reclassification, combination, subdivision or similar transaction of the Class A Ordinary Shares that any Shareholder would be entitled to receive pursuant to Section 8.3.

8.5    Exchange Taxes and Costs

The issuance of Class A Ordinary Shares upon an Exchange shall be made without charge to the Exchanging Holder for any stamp or other similar tax in respect of such issuance; provided, however, that if any such Class A Ordinary Shares are to be issued in a name other than that of the Exchanging Holder (subject to the restrictions in Section 4), then the person or persons in whose name the shares are to be issued shall pay to Helix the amount of any additional tax that may be payable in respect of any transfer involved in such issuance in excess of the amount otherwise due if such shares were issued in the name of the Exchanging Holder or shall establish to the satisfaction of Helix that such additional tax has been paid or is not payable.

Apart from the above, all necessary and required costs and taxes incurred and/or arising in connection with an Exchange, including (but not limited to) security transfer and similar taxes, stock exchange fees, and other transfer related costs shall be borne by Helix (for the avoidance of doubt, other than income taxes), regardless of whether they are incurred by the Exchanging Holder or Helix. For the avoidance of doubt, the BVF Share Transfers do not qualify as an Exchange in the foregoing sense and each of the Parties thereto shall bear its own costs and taxes incurred and/or arising in connection with the BVF Share Transfers.

8.6    Reserved

8.7    Reserved

8.8    Distribution Rights

No Exchange shall impair the right of the Exchanging Holder to receive any distributions payable on the Common Shares redeemed pursuant to such Exchange in respect of a record date that occurs prior to the Exchange Date for such Exchange. No Exchanging Holder, or a person designated by an Exchanging Holder to receive Class A Ordinary Shares, shall be entitled to receive, with respect to such record date, distributions or dividends both on Common Shares redeemed by the Company from such Exchanging Holder and on Class A Ordinary Shares received by such Exchanging Holder, or other Person so designated, if applicable, in such Exchange.

8.9    Tax Matters

Helix, the Company, and any applicable (paying) agent shall be entitled to apply, deduct or withhold taxes to the extent required by applicable Law. Prior to any Exchange, or upon the Company’s reasonable request, each Existing Investor shall deliver to the Company, or its paying agent, if applicable (with a copy to Helix), a duly executed, accurate and properly completed Internal Revenue Service Form W-9 or an appropriate IRS Form W-8, as applicable. If the information on any such form provided by an Existing Investor changes, or upon the Company’s reasonable request, the Existing Investor shall provide the Company with an updated version of such form.

The Parties agree to reasonably cooperate to structure any Exchange in a manner that is tax efficient to the Exchanging Holder.

8.10  Representations and Warranties

In connection with any Exchange, (i) upon the acceptance of the Class A Ordinary Shares or an amount of cash equal to the Cash Exchange Payment, the Exchanging Holder shall represent and warrant that the Exchanging Holder is the owner of the number of Common Shares that the Exchanging Holder is electing to Exchange and that such Common Shares are not subject to any liens or restrictions on transfer (other than restrictions imposed

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by this Shareholders’ Agreement, the memorandum and articles of association and governing documents of Helix and applicable Law), and (ii) if Helix elects a Stock Exchange Payment, Helix shall represent that (A) the Class A Ordinary Shares issued to the Exchanging Holder in settlement of the Stock Exchange Payment are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance in all material respects with applicable securities laws, and (B) the issuance of such Class A Ordinary Shares issued to the Exchanging Holder in settlement of the Stock Exchange Payment does not conflict with or result in any breach of the organizational documents of Helix.

9.      Reverse Founders’ Vesting

9.1    Vesting Schedule

90% of the Shares held by each of the Founders following the closing of the Share Purchase Agreements (the «Leaver Shares») shall be considered unvested and, therefore, be subject to a reverse vesting and respective call option (the «Leaver Call Options») as further set forth in this Section 9.

The Leaver Shares of each Founder shall (reverse) vest over a period of 2 years as follows (the «Vesting Period»): On the date which is 1 month from the date of the Original Shareholders’ Agreement and, subsequently, each following month until the second anniversary of the closing of the Share Purchase Agreements, 4.166% of the Leaver Shares shall vest, whereas (i) fractions of Shares shall be rounded up to the next full number and (ii) any excess Leaver Shares shall vest on the last vesting instalment.

Upon the occurrence of a Sale, all unvested Leaver Shares shall accelerate (i.e. vest) fully as per the date of the occurrence of the Sale.

9.2    Good Leaver Event

If, before the end of the Vesting Period, the employment relationship of the relevant Founder is terminated and the Founder qualifies as a Good Leaver, all unvested Leaver Shares shall accelerate (i.e. vest) fully as per the date of the end of the employment relationship of the relevant Founder.

9.3    Bad Leaver Event

If, before the end of the Vesting Period, the employment relationship of the relevant Founder is terminated and the Founder qualifies as a Bad Leaver, the Company in first priority (within the limitations of Art. 659 CO and 680 CO) and Helix in second priority, shall have an option to purchase all or a portion of the Leaver Shares that are unvested on the day the termination becomes effective at nominal value.

9.4    Exercise of Leaver Call Options

In the event of a termination of the employment relationship of a Founder, provided such Founder qualifies as a Bad Leaver, the Company shall notify the other Parties within 30 days of the effective date of termination (the «Leaver Notice»).

Each beneficiary (being the Company and Helix) of the Leaver Call Option wishing to exercise their Leaver Call Option shall so notify the Company and the other Parties within 30 calendar days following receipt of the Leaver Notice and state in such notice the number of relevant Shares it intends to purchase («Leaver Call Option Exercise Notice»). Irrespective of the above, the Company may elect that Helix exercises all Leaver Call Option.

The transfer of the relevant Leaver Shares against payment of the purchase price (nominal value) shall be consummated within 60 calendar days from the date of Leaver Call Option Exercise Notice.

Each Founder hereby (i) assigns and transfers to the other relevant Parties (being the Company or Helix), and each such other relevant Party hereby accepts such assignment and transfer, upon and with effect as of the occurrence of a transfer event, in each case, as required to effect a transfer of Shares by such Founder pursuant to this Section 9, (ii) undertakes to procure that the Director(s) nominated by such Shareholder execute their powers

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and voting rights on the Board so as to ensure that each transfer of Shares in accordance with this Section 9 and only such transfer of Shares be approved by the Board and registered in the Company’s share register, and (iii) undertakes to execute all documents (including, but not limited to, separate assignment declarations) and take all other actions as may be reasonably required to effect each transfer of Shares in accordance with this Section 9.

10.    Accession

Each Shareholder and the Company undertakes to the other Shareholders that no person or entity shall become a Shareholder of the Company or a holder of Stock Options unless and until such person or entity shall first have submitted to the Company an accession declaration satisfactory to the Company pursuant to which such person or entity agrees to be fully bound by and be entitled pursuant to the terms and conditions of this Agreement. The Parties agree that the accession of a third party may take place by unilateral declaration to the Company (representing the Parties); provided, that the conditions stipulated by this Agreement for the acquisition of Shares by the third party have been met or the Stock Option has been exercised in line with its terms. Any party acceding to this Agreement in the foregoing sense or becoming holder of Common Shares pursuant to Sections 7.2(d) and 7.2(f) of this Agreement shall be deemed as from the time of accession an Existing Investor (as defined and used herein) for the purpose of this Agreement with corresponding rights and obligations.

11.    Term and Termination

This Agreement shall come into force for each Party and replace the Original Shareholders’ Agreement and the Employee Shareholders’ Agreement upon the Effective Date and shall continue to be effective and in force until the earlier of:

a)      the date on which the last Existing Investor has Exchanged its last Common Share and after having exercised all Stock Options, if any, for a Class A Ordinary Share in accordance with the terms of Section 8; and

b)      15 years.

After expiry of the fixed term pursuant to Section 11 b) and subject to Section 11 a), this Agreement shall continue to be in effect for successive periods of 5 years unless terminated by any Shareholder upon 12 months’ prior written notice to all other Parties. Any termination by a Shareholder shall only be effective with respect to the respective Shareholder, and shall be without prejudice to the continued binding effect of this Agreement for all other Parties. Any accrued rights and obligations of the relevant Party existing at the time of such termination and, for the avoidance of doubt, any restrictions and/or obligations contained in Section 12.2 shall continue to apply to such Party as provided therein.

Any Shareholder that ceases to be a Shareholder of the Company in accordance with the provisions of this Agreement and, for the purpose of the BVF Share Transfers only, the Business Combination Agreement and the Investment Agreement, shall automatically cease to be a Party to this Agreement and shall be released from the provisions hereof; provided, however, that if the Existing Investors could lose their rights under Section 8 of this Agreement as a result of any such Shareholder ceasing to be a Party to this Agreement and being released from the provisions thereof, then such Existing Investors shall be given reasonable advance notice of such event. Such cessation and release shall be without prejudice to any accrued rights and obligations of the relevant Shareholder existing at the time of such cessation and release and, for the avoidance of doubt, any restrictions and/or obligations contained in Section 12.2 shall continue to apply as provided therein.

For Series A Investor 4, the restrictive covenants set forth in Section 6.3.2 and the Helix Call Options set forth in Section 6.4 and any parts of this Agreement referred to therein or relating thereto shall continue to apply for an indefinite period.

In the event of death or bankruptcy of a Party or if a Shareholder otherwise ceases to be a Shareholder, this Agreement shall continue among the remaining Parties (without prejudice to Section 12.3).

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Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG

In the event of termination of this Agreement Helix shall have the right, but not the obligation, to require all other Parties to Exchange all of their Shares for Class A Ordinary Shares in accordance with the terms of Section 8.1 (the «Helix Termination Event Option»).

12.    Miscellaneous

12.1  Nature of Parties’ Rights and Obligations

Except as specifically provided otherwise in this Agreement, the rights and obligations of the Parties hereunder shall be several (and not joint). Each of the Parties may exercise and enforce their rights hereunder individually in accordance with this Agreement, and the non-performance by the Company or another Shareholder shall neither relieve the Company nor any other Shareholder from performing its obligations under this Agreement, nor shall the Company (provided it is not the defaulting Party) or any other Shareholder be liable for the non-performance by the defaulting Party.

The Parties shall not be permitted to perform legal acts in the name of and on account of the Parties collectively. The obligations of the Parties hereunder are contractual in nature and the Parties agree that they do not form, and this Agreement shall not be deemed to constitute, a simple partnership pursuant to Art. 530 et seq. CO.

12.2  Confidentiality

Each of the Parties agrees to keep secret and confidential and not to use, disclose or divulge to any third party or to enable or cause any person to become aware of, any of the terms and conditions of this Agreement, and any information exchanged among the Parties in connection with their investment and common shareholdings in the Company or pertaining to the business and the operation of the Company (all such information collectively «Confidential Information»). The Parties shall ensure that their employees, directors and any other representatives as well as the advisors of each Party to whom any such Confidential Information is entrusted comply with these restrictions.

The term Confidential Information shall not include any information (i) which as of the time of its disclosure by a Party was already lawfully in the possession of the receiving Party as evidenced by written records, or (ii) which at the time of the disclosure was in the public domain, or (iii) the disclosure of which was previously explicitly authorized by the respective Party.

The non-disclosure obligation shall not apply to any disclosure of Confidential Information required by law or regulations, including, for the avoidance of doubt, any stock market rules. In the event a disclosure of Confidential Information is required by law or regulations (including, without limitation, for tax, audit or regulatory purposes), the disclosing Party shall use all reasonable efforts to arrange for the confidential treatment of the materials and information so disclosed.

No announcement or press releases regarding the transactions contemplated by the Business Combination Agreement shall be made by any Party without the prior written consent of the Board (such consent not to be unreasonably withheld).

It is acknowledged and agreed that Helix may report regularly to its investors and/or any of its Affiliates on information pertaining to the Company and the equity investment made or to be made in the Company in accordance with its reporting obligations under its fund investment documents or to the extent required for legal, tax, audit or regulatory purposes.

Nothing herein shall restrict the Company from granting third parties customary due diligence access for purposes of financial, commercial, strategic or similar transactions.

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Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG

12.3  Successors and Assigns

This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective permitted successors and assigns; provided, however, that neither the Company nor a Shareholder shall be entitled to assign or transfer any of the rights or obligations hereunder to any other party except as explicitly provided for under this Agreement or with the prior written consent of Helix and the Company. For the avoidance of doubt, if a Shareholder dies, the legal successor(s) shall automatically become a Party to this Agreement.

12.4  Costs and Expenses

Except as otherwise explicitly stated in this Agreement and without prejudice to the terms of the Investment Agreement or the Business Combination Agreement, it is agreed that all Parties bear their respective costs and expenses arising out of or incurred in connection with this Agreement and all transactions contemplated hereby.

12.5  Notices

All notices and other communications made or to be made under this Agreement (including an Exchange Notice) shall be: (i) given in electronic form and be delivered by email to the addresses indicated below and (ii) deemed to have been given when received by email (with written confirmation of receipt) prior to 5:00 p.m. local time of the recipient on a business day and, if otherwise, on the next business day.

For purposes of email communication, the following addresses shall apply, unless otherwise notified by a Party:

All notices and other communications made or to be made under this Agreement (including an Exchange Notice) shall also provide a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

555 Mission Street

San Francisco, CA 94105

Attention: Ryan Murr, Evan D’Amico and Branden C. Berns

Email: RMurr@gibsondunn.com,

EDAmico@gibsondunn.com,

BBerns@gibsondunn.com

Kellerhals Carrard Basel KlG Henric Petri-Strasse 35, 4010 Basel, Switzerland Attention: Nicolas Mosimann Email: nicolas.mosimann@kellerhals-carrard.ch

If the number of Shareholders exceeds 10, notices and other communications made or to be made to Shareholders by another Shareholder under this Agreement may, alternatively, be given in electronic form and be delivered by email to the Chairperson, who shall forward the notices and communications received without delay to each of the Shareholders.

12.6  Entire Agreement

Except as otherwise explicitly stated in this Agreement, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes any agreement or understanding with respect to the subject matter hereof that may have been concluded between any of the Parties prior to the date of this Agreement, including but not limited to the Original Shareholders’ Agreement and the Employee Shareholders’ Agreement.

12.7  Severability

If at any time any provision of this Agreement or any part thereof is or becomes invalid or unenforceable, then neither the validity nor the enforceability of the remaining provisions or the remaining part of the provision shall in any way be affected or impaired thereby. The Parties agree to replace the invalid or unenforceable provision or part thereof by a valid or enforceable provision, which shall best reflect the Parties’ original intention and shall to the extent possible achieve the same economic result.

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12.8  Amendments

This Agreement (including this Section 12.8) may be amended only by an instrument in the form as set forth below in Section 12.9.

Amendments or modifications of the Articles, Board Regulations, or other constitutive, organizational and governing documents shall not require an amendment of this Agreement, provided, however, that such amendment or modification is made in accordance with the provisions hereof including the consent requirements applicable for such amendments or modifications under this Agreement.

Notwithstanding anything contained herein to the contrary, the Parties acknowledge and agree that this Agreement may be amended in writing by an instrument signed solely by Helix, the Company and holders of a majority of the Common Shares with binding effect on all other Parties; provided, however, that any such modification or amendment of any of the provisions of this Agreement shall neither affect any accrued rights of any other Party nor impose any greater liability or any more onerous obligation than those contained in this Agreement on the other Parties who do not sign such modification or amendment.

12.9  Form Requirements

This Agreement may be executed and amended in writing or in electronic form (such as Skribble, DocuSign or AdobeSign, or which contains an electronic scan of the signature) and be delivered by post, courier or email; the counterpart so executed and delivered shall be deemed to have been duly executed and validly delivered and be valid and effective for all purposes.

For the avoidance of doubt, any instruments or documents required to be issued, signed, delivered and/or exchanged in connection with the performance of this Agreement, including, without limitation, any documents for the transfer of Shares (such as assignment declarations) must comply with form requirements imposed by applicable laws.

12.10Effectiveness

This Agreement shall become effective as of the registration of the Nominal Capital Increase (as defined in the Investment Agreement) in the commercial register of the Canton of Zug, Switzerland.

13.    Governing Law and arbitration

13.1  Governing Law

This Agreement shall in all respects be governed by and construed in accordance with the substantive laws of Switzerland, excluding the United Nations Convention on Contracts for the International Sales of Goods of 11 April 1980 (CISG).

13.2  Arbitration

Any dispute, controversy, or claim arising out of, or in relation to, this Agreement, including the validity, invalidity, breach, or termination thereof, shall be resolved by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Arbitration Centre in force on the date on which the Notice of Arbitration is submitted in accordance with those Rules. The number of arbitrators shall be three. The seat of the arbitration shall be Zurich and the arbitration proceedings shall be conducted in English; provided that evidence may be submitted to the arbitration tribunal in German without translation into English.

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Series A Investor 1

Biotechnology Value Fund L.P.

Signature(s):
Name(s):

Series A Investor 2

Biotechnology Value Fund II L.P.

Signature(s):
Name(s):

Series A Investor 3

Biotechnology Value Trading Fund OS L.P.

Signature(s):
Name(s):

Series A Investor 4

Merck Healthcare KGaA, Darmstadt, Germany
an affiliate of Merck KGaA, Darmstadt, Germany

Signature:
Name:
Signature:
Name:

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Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG

Series A Investor 5

Signature(s):
Name(s):

Series A Investor 6

Signature(s):
Name(s):

Helix Acquisition Corp.

Signature(s):
Name(s):

Founder 1

Signature(s):
Name(s):

Founder 2

Signature(s):
Name(s):

Founder 3

JeruCon Beratungsgesellschaft mbH

Signature(s):
Name(s):

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Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG

Employee 1

Signature(s):
Name(s):

Employee 2

Signature(s):
Name(s):

Employee 3

Signature(s):
Name(s):

Employee 4

Signature(s):
Name(s):

Employee 5

Signature(s):
Name(s):

Company

MoonLake Immunotherapeutics AG

Signature(s):
Name(s):

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LIST OF ANNEXES

Annex 1:             Definitions

Annex 3:             Cap Table

Annex 4.2:          Articles

Annex 4.3:          Board Regulations

Annex 6.3.2        Standstill

Annex 8              Exchange Notice

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Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG

Annex 1: DEFINITIONS

Affiliates

shall mean any individual, firm, corporation, partnership, association, limited liability company, trust or any other entity that directly or indirectly is controlled by or is under common control with a Party or that directly or indirectly controls a Party, including, without limitation, any venture capital fund or registered investment company now or hereafter existing that is managed or advised by such Party or by the same advisor as such Party, provided, however, that the ultimate beneficial owner of such Party is and remains the ultimate beneficial owner of the relevant firm, corporation, partnership, association, limited liability company, trust or other entity.

Agreement	shall mean this shareholders’ agreement including all of its Annexes and related documents, as amended from time to time.
Annex	shall mean an annex to this Agreement.
Articles	shall mean the articles of association (Statuten) of the Company attached to this Agreement in Annex 4.2 (as amended from time to time in accordance with the terms of this Agreement).
Bad Leaver

shall mean any person whose employment relationship with the Company or any of its subsidiaries is terminated:

a)      by the Company or the relevant subsidiary for any reason which justified or would have justified the termination of the employment agreement for cause (aus wichtigen Gründen) within the meaning of Art. 337 CO or such foreign law as may be applicable for determining termination for cause, provided that any reason qualifying as «cause» within Art. 337 CO shall constitute «cause» also for the purposes of any foreign applicable law; and

b)      by the person in question for any reason which does not justify or would not have justified the termination of the employment agreement for cause (aus wichtigen Gründen) within the meaning of Art. 337 CO or such foreign law as may be applicable for determining termination for cause, provided that any reason qualifying as «cause» within Art. 337 CO shall constitute «cause» also for the purposes of any foreign applicable law.

Board	shall mean the board of directors of the Company.
Board Regulations	shall mean the organizational regulations of the Company attached to this Agreement in Annex 4.3 (as amended from time to time by the Board in accordance with the terms of this Agreement).
Business	shall have the meaning given in preamble B.
Business Combination Agreement	shall have the meaning given in preamble C.
Buy–In	shall have the meaning given in Section 8.1.1 d).
BVF Share Transfers	shall have the meaning given in preamble C.
Cash Exchange	shall have the meaning given in Section 8.1.2 a).

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Cash Exchange Payment

shall mean a cash payment (in lieu of Class A Ordinary Shares), in the amount equal to the product of (i) the arithmetic average of the VWAP for each of the three (3) consecutive Trading Days ending on the last Trading Day immediately prior to the delivery of the Exchange Notice, multiplied (ii) by the number of Class A Ordinary Shares which the Exchanging Holder would have obtained based on the Exchange Ratio.

Certificate Delivery

shall mean, in the case of any Class C Ordinary Shares to be transferred and surrendered by an Exchanging Holder in connection with an Exchange which are represented by a certificate or certificates, the process by which the Exchanging Holder shall also present and surrender such certificate or certificates representing such shares of Class C Ordinary Shares during normal business hours at the principal executive offices of Helix, or if any agent for the registration or transfer of Class C Ordinary Shares is then duly appointed and acting, at the office of such transfer agent, along with any instruments of transfer reasonably required by Helix or such transfer agent, as applicable, duly executed by Helix or Helix’s duly authorized representative.

Chairperson	shall mean the chairman or chairwoman of the Board (VerwaltungsratspräsidentIn).
Change of Control

shall mean:

a)      in respect of the Company, any transfer of Shares in one or a series of related transactions that results in the proposed acquirer (including a Shareholder) holding directly, or indirectly through one or more intermediaries, more than 50% of the then issued share capital of the Company;

b)      in respect of a Shareholder, any change in the control of such Shareholder, in one or a series of related changes or transactions (including a sale, merger, transfer of assets or any other form of disposition or corporate restructuring in respect of such holder) that result in another person not previously controlling such Shareholder, acquiring directly, or indirectly through one or more intermediaries, control of such Shareholder, whereby «control», «controlled» or «controlling» shall mean that a person (either acting alone or with its Affiliates), not previously controlling the Shareholder, becomes the legal or beneficial owner of more than 50% of the voting rights or equity capital in such Shareholder, or is otherwise able to exercise a controlling influence over the board of directors or management or officers or similar corporate body of such Shareholder; and

c)      in respect of Helix, any transfer of the share capital of Helix in one or a series of related transactions that results in the proposed acquirer (including a Shareholder) holding directly, or indirectly through one or more intermediaries, more than 50% of the then issued share capital of Helix, whereby such percentage shall be calculated on an as exchanged Common Shares into Class A Ordinary Shares basis.

Class A Ordinary Shares	shall mean Helix Class A ordinary shares.
Class C Ordinary Shares	shall mean Helix Class C ordinary shares.
Class C Ordinary Shares Transfer Restriction	shall have the meaning given in Section 7.6(b).

Annex A-3-26

Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG
CO	shall mean the Swiss Code of Obligations (Obligationenrecht), as amended.
COC Exchange	shall have the meaning given in Section 8.1.3.
COC Exchange Date	shall have the meaning given in Section 8.1.3.
COC Notice	shall have the meaning given in Section 8.1.3.
Commission	shall mean the U.S. Securities and Exchange Commission, including any Governmental Entity succeeding to the functions thereof.
Common Shares

shall mean the common shares of the Company with a nominal value of CHF 0.10 each, existing prior to and as of the consummation of the Transaction contemplated by the Business Combination Agreement and the Investment Agreement, for the avoidance of doubt, including the converted Series A Preferred Shares as described in preamble C.

Company	shall have the meaning given on the cover page of this Agreement.
Conditional Capital	shall have the meaning given in Section 3.3.
Confidential Information	shall have the meaning given in Section 12.2.
Deemed Liquidation Event	shall have the meaning given in Section 7.4.
Director(s)	shall mean any member of the Board as appointed from time to time in accordance with this Agreement.
Drag-Along Event	shall have the meaning given in Section 7.4.
Drag-Along Notice	shall have the meaning given in Section 7.4.
Drag-Along Right	shall have the meaning given in Section 7.4.
Effective Date	shall mean the date as of the registration of the Nominal Capital Increase (as defined in the Investment Agreement) in the commercial register of the Canton of Zug, Switzerland.
Employee(s)	shall have the meaning given on page 2 of this Agreement.
Employee Shareholders’ Agreement	shall mean the employee shareholders’ agreement of 23 July 2021, as amended from time to time.
Equity Securities

shall mean, with respect to any person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such person, all of the warrants, options or other rights for the purchase or acquisition from such person of shares of capital stock or preferred interests or equity of (or other ownership or profit interests in) such person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such person, including convertible debt securities, or warrants, rights or options for the purchase or acquisition from such person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such person (including partnership or member interests therein), whether voting or nonvoting.

Annex A-3-27

Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG
Exchange

shall mean (a) the exchange of Common Shares held by an Existing Investor (together with the surrender and cancellation of the number of outstanding Class C Ordinary Shares held by such Existing Investor equal to the number of Class A Ordinary Shares such Existing Investor is entitled to receive based on the Exchange Ratio), with Helix, acting as counterparty for such exchange, for either (i) a Stock Exchange Payment or (ii) a Cash Exchange Payment.

Exchange Act	shall mean the Securities Exchange Act of 1934.
Exchange Date	shall mean any time promptly following the Exchange Notice, but no later than the date that is two (2) Trading Days after the Exchange Notice Date.
Exchange Notice	shall mean a written election of Exchange in the form of Annex 8, duly executed by the Exchanging Holder.
Exchange Notice Date	shall mean, with respect to any Exchange Notice, the date such Exchange Notice is given to the Company in accordance with Section 8.
Exchange Ratio

shall mean the number of Class A Ordinary Shares for which a Common Share (together with the cancellation of the number of Class C Ordinary Shares equal to the number of such Class A Ordinary Shares) is entitled to be Exchanged. On the date of this Agreement, the Exchange Ratio shall be 33.638698, subject to adjustment pursuant to Section 8.3 of this Agreement.

Exchanged Shares

shall mean, with respect to any Exchange, the Common Shares being exchanged pursuant to a relevant Exchange Notice, and 33.638698 Class C Ordinary Shares per Common Share held by the relevant Exchanging Holder.

Exchanging Holder	shall mean any Existing Investor holding Common Shares whose Common Shares are subject to an Exchange.
Existing Investor	shall have the meaning given on the cover page of this Agreement taking into account the extension of the defined term according to Section 10.
Founder/s	shall have the meaning given on the cover page of this Agreement.
Good Leaver	shall mean any person whose employment relationship with the Company or any of its subsidiaries is terminated for any reason other than a reason that would qualify the person to be a Bad Leaver.
Governmental Entity

shall mean any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

Helix	shall have the meaning given on the cover page of this Agreement.
Helix Call Options	shall have the meaning given in Section 6.4.1.
Helix Call Option 1 Exercise Notice	shall have the meaning given in Section 6.4.2.
Helix Call Option 2 Exercise Notice	shall have the meaning given in Section 6.4.2.

Annex A-3-28

Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG
Helix Call Option Exercise Notice	shall have the meaning given in Section 6.4.2.
Helix Call Option Triggering Events 1	shall have the meaning given in Section 6.4.1.
Helix Call Option Triggering Events 2	shall have the meaning given in Section 6.4.1.
Helix COC	shall have the meaning given in Section 8.1.3.
Helix Termination Event Option	shall have the meaning given in Section 11.
Investment Agreement	shall have the meaning given in preamble C.
Investor/s	shall have the meaning given on the cover page of this Agreement.
Law

shall mean all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations and rulings of a Governmental Entity, including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.

Leaver Call Options	shall have the meaning given in Section 9.1.
Leaver Call Option Exercise Notice	shall have the meaning given in Section 9.4.
Leaver Notice	shall have the meaning given in Section 9.4.
Leaver Shares	shall have the meaning given in Section 9.1.
Lock-up Period	shall have the meaning given in Section 7.1.
Original Shareholders’ Agreement	shall have the meaning given in preamble C.
Paired Interest	shall mean one Common Share together with 33.638698 Class C Ordinary Share.
Party/Parties	shall mean each Shareholder and the Company and any further parties acceding to this Agreement in accordance with its terms from time to time.
Person	shall mean any natural person, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or governmental entity.
Permitted Transfer	shall have the meaning given in Section 7.2
Plans	shall have the meaning given in Section 3.3.
Preamble	shall mean the preamble of this Agreement.
Principal Trading Market	shall mean the Trading Market on which the Class A Ordinary Shares are primarily listed on and quoted for trading, which, as of the date of this Agreement, shall be the Nasdaq Capital Market.
Restricted Common Share	shall mean the Common Shares that are restricted subject to vesting, with the rights and privileges as set forth in this Shareholders’ Agreement.

Annex A-3-29

Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG
Sale

shall mean:

a)      the sale, transfer or other disposal (whether through a single transaction or a series of related transactions) of the Shares that result in a Change of Control of Helix or the Company; or

b)      any transaction qualifying as a Drag-Along Event.

Section	shall mean a section of this Agreement.
Securities Act	shall mean the Securities Act of 1933, as amended.
Series A Investor(s)	shall have the meaning given on the cover page of this Agreement and shall further include any party who has subsequently acceded to this Agreement in accordance with Section 9 as a Series A Investor.
Series A Preferred Shares	shall mean the series A preferred registered shares of the Company existing prior to the consummation of the transactions contemplated by the Investment Agreement.
Share Purchase Agreement	shall have the meaning given in preamble C.
Shareholder

shall mean each and any holder of Shares who has executed this Agreement and shall further include any holder of Shares who has subsequently acceded to this Agreement as a Party in accordance with Section 10.

Shareholders’ Meeting	shall mean any duly convened ordinary or extraordinary shareholders’ meeting of the Company (including universal meetings).
Shares	shall mean any shares (Aktien) or participations (Partizipationsscheine) issued by the Company from time to time.
Standstill Provisions	shall have the meaning given in Annex 6.3.2.
Stock Exchange Payment	shall mean, with respect to any Exchange of Common Shares for which a Stock Exchange Payment is elected by Helix, a number of Class A Ordinary Shares equal to the number of Common Shares so exchanged.
Stock Option	shall have the meaning given in Section 3.3.
Subsidiaries

shall mean of any Person, any corporation, association, partnership, limited liability company, joint venture or other entity of which more than fifty percent (50%) of the voting power or equity is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.

Trading Day

shall mean (i) a day on which the Class A Ordinary Shares are listed or quoted and traded on their Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Class A Ordinary Shares are not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Class A Ordinary Shares are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Class A Ordinary Shares are not quoted on any Trading Market, a day on which the Class A Ordinary Shares are quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices).

Trading Market

shall mean whichever of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Class A Ordinary Shares are listed or quoted for trading on the date in question.

Transaction	shall have the meaning given in preamble C.

Annex A-3-30

Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG
Triggering Event 1	shall have the meaning given in Section 7.5.1.
Triggering Event 2	shall have the meaning given in Section 7.5.1.
Triggering Events	shall have the meaning given in Section 7.5.1.
Triggering Event Option 1	shall have the meaning given in Section 7.5.1.
Triggering Event Option 2	shall have the meaning given in Section 7.5.1.
Triggering Event Option Exercise Notice	shall have the meaning given in Section 7.5.2.
Vesting Period	shall have the meaning given in Section 9.1.
Voting Shares

shall mean the preferred voting shares of the Company with a nominal value of CHF 0.01 each existing after the consummation of the transactions contemplated by the Investment Agreement and having 10 times the voting power of a Common Share.

VWAP

means the daily per share volume-weighted average price of the Class A Ordinary Shares on the Nasdaq, or, if the Nasdaq Global Market is not the principal trading market for the Class A Ordinary Shares on such day, then on the principal national securities exchange or securities market on which the Class A Shares are then traded, as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for the Class A Ordinary Shares (or its equivalent successor if such page is not available) in respect of the period from the open of trading on such Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable) (a) the per share volume-weighted average price of a Class A Ordinary Shares on such Trading Day (determined without regard to after-hours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per Class A Ordinary Shares, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by Helix.

Annex A-3-31

Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG

Annex 3: CAP TABLE

[Omitted.]

Annex A-3-32

Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG

ANNEX 4.2: ARTICLES

[Omitted.]

Annex A-3-33

Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG

ANNEX 4.3: BOARD REGULATIONS

[Omitted.]

Annex A-3-34

Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG

Annex 6.3.2: STANDSTILL

a)      Series A Investor 4 agrees that, outside of its shareholding in the Company at the time hereof and the existing exchange rights into securities of Helix, neither Series A Investor 4 nor any of its Affiliates will, directly or indirectly:

(i)     make, or in any way participate in, any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company, Helix or any of their Subsidiaries, or seek or propose to influence, advise, change or control the management, board of directors, policies, affairs or strategy of the Company or Helix by way of any public communication, or other communications, to security holders intended for such purpose,

(ii)    make a proposal for any acquisition of, or similar extraordinary transaction involving, the Company, Helix or a material portion of their securities or assets (other than non-public proposals made to such party’s board of directors; provided that, for the avoidance of doubt, any such proposal is made on a confidential basis and would not require any party to make a public announcement regarding any of the actions set forth in this Annex 6.3.2), it being understood, for the avoidance of doubt, that an exchange request from Series A Investor 4 relating to its shareholding in the Company to be exchanged into shares in Helix or legal successor thereof shall not be deemed such acquisition of Helix securities hereunder and shall remain permitted at all times,

(iii)   acquire, agree to acquire, or publicly propose or offer to acquire, whether by means of a private or open market purchase, a block trade, a tender or exchange offer, a merger, consolidation or other form of business combination transaction or in any other manner, (1) beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of, any economic interest in, any right to direct the voting or disposition of, or any other right with respect to any publicly traded securities of the Company, Helix or any of their Subsidiaries or (2) ownership of any publicly traded indebtedness of the Company, Helix or any of their Subsidiaries, in each case including any rights or options to acquire such ownership through derivative or any other form of transaction; provided that, Series A Investor 4 may acquire securities of Helix in a private placement transaction in connection with the transactions contemplated by the Business Combination Agreement,

(iv)   seek to control or influence the management or policies of the Company, Helix, the board of directors of the Company or Helix or policies of the Company or Helix, including any of their Subsidiaries; for the avoidance of doubt, using shareholder rights (such as the right to vote at shareholder meetings) from the shares held in the Company and/or Helix at the time hereof shall continue to be permitted and not restricted in any way whatsoever, save for the restrictive covenants relating to the Company shares as per this Agreement, or

(v)    enter into any agreements or understandings with any Person (other than in connection with the transactions contemplated by the Business Combination Agreement) for the purpose of any of the actions described in clauses (i), (ii), (iii), or (iv) above; this paragraph a) including its subsections the “Standstill Provisions.”

b)      Notwithstanding anything to the contrary contained herein, the prohibitions set forth in this Annex 6.3.2 Section a) above shall not apply to (i) any investment in any securities of the Company or Helix or any of their Subsidiaries or other Affiliates by or on behalf of any independently managed pension plan, employee benefit plan or trust, including without limitation (A) any direct or indirect interests in portfolio securities held by an investment company registered under the Investment Company Act of 1940, as amended, or (B) interests in securities composing part of a mutual fund or broad based, publicly traded market basket or index of stocks approved for such a plan or trust in which such plan or trust invests; or (ii) securities of the Company or Helix or any of their Subsidiaries or other Affiliates held by a Person acquired by Series A Investor 4 (or any of its Affiliates) on the date such Person first entered into an agreement to be acquired by Series A Investor 4 (or such Affiliate)

Annex A-3-35

Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG

or acquired after such Person was acquired by Series A Investor 4 (or such Affiliate) pursuant to an agreement requiring (but only to the extent requiring) such Person to acquire such securities, which agreement was in effect on the date such Person first entered into an agreement to be acquired by Series A Investor 4 (or such Affiliate), or (iii) any assets or securities of the Company or Helix, as debtor, that are acquired in a transaction subject to the approval of the competent bankruptcy court pursuant to proceedings under the applicable bankruptcy legislation in the relevant jurisdiction.

c)      In addition, the Standstill Provisions shall automatically terminate and be of no further force and effect with respect to Series A Investor 4, without any action on the part of any Party hereto, at the earlier of (y) December 31, 2024 or (z) if either (i) the Company or Helix enters into a definitive written agreement with any Person other than Series A Investor 4 (or any of its Affiliates) to consummate a transaction involving the acquisition of all or a majority of the voting power of the Company’s or Helix’s outstanding equity securities or all or substantially all of the consolidated assets of the Company or Helix and its consolidated Subsidiaries, other than in connection with the Business Combination Agreement (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or otherwise), or (ii) a tender or exchange offer for at least a majority of the Company’s or Helix’s outstanding equity securities, other than in connection with the Business Combination Agreement, is commenced by any Person other than Series A Investor 4 or any of its Affiliates and such third-party files a Schedule TO with the United States Securities and Exchange Commission and (A) Company’s or Helix’s board of directors has recommended in favor of such offer, or fails to recommend that its stockholders reject such offer within five business days after its commencement or (B) the Company or Helix has entered into a confidentiality agreement with the tendering Person or an affiliate of the tendering Person. Furthermore, if the Company or Helix engages in a formal process to sell itself or any of its material assets, then Company or Helix (as the case may be) shall, if consistent with the fiduciary duties of the Company or Helix (as the case may be) as determined by the Company or Helix (as the case may be), invite Series A Investor 4 to participate in such process at the same time as, and on substantially the same basis generally applicable to, other participants in such process.

Unless otherwise defined herein, the capitalized terms shall have the meaning as ascribed to them in the Annex 1 (Definitions) of this Agreement.

Annex A-3-36

Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG

Annex 8: EXCHANGE NOTICE

Dated: _____________

MoonLake Immunotherapeutics AG
c/o KD Zug-Treuhand AG
Untermüli 7
6302 Zug

Attention: Matthias Bodenstedt

Reference is hereby made to the Restated and Amended Shareholders Agreement of MoonLake Immunotherapeutics AG, dated as of [•], 2021 (as amended from time to time in accordance with its terms, the “Shareholders’ Agreement”), a Swiss stock corporation (Aktiengesellschaft) incorporated under the laws of Switzerland (the “Company”), by and among Helix Acquisition Corp, a Cayman Islands exempted company (“Helix”), the Existing Investors to the Shareholders’ Agreement (the “Continuing Investors”) and each other person who is or at any time becomes a holder of Common Shares in accordance with the terms of this Shareholders’ Agreement and the CO (such persons, together with Helix and the Continuing Investors, the “Shareholders”). Capitalized terms used but not defined herein shall have the meanings given to them in the Shareholders’ Agreement.

Effective as of the Exchange Date as determined in accordance with the Shareholders’ Agreement, the undersigned Shareholder hereby transfers, assigns and surrenders to __________________________ the number of Common Shares set forth below and the number of Class C Ordinary Shares equal to the number of Class A Ordinary Shares such Shareholder is entitled to receive based on the Exchange Ratio in Exchange for the issuance to the undersigned Shareholder of the number of Class A Ordinary Shares equal to the number of Common Shares so exchanged multiplied by the Exchange Ratio, or, at the election of Helix, for a Cash Exchange Payment to the account set forth below, in each case in accordance with the Shareholders’ Agreement. The undersigned hereby acknowledges that the Exchange of Common Shares shall include the cancellation of that certain number of outstanding Class C Ordinary Shares held by the undersigned that have been surrendered in such Exchange.

Legal Name of Shareholder:
Address:
Number of Common Shares (incl. share numbers) to be Exchanged:

Cash Exchange Payment Instructions:
Stock Exchange Payment Instructions:

If the Shareholder desires the Class A Ordinary Shares be settled through the facilities of The Depositary Trust Company (“DTC”), please indicate the account of the DTC participant below.

In the event Helix elects to certificate the Class A Ordinary Shares issued to the Shareholder, please indicate the following:

Legal Name for Certificate Delivery:
Address for Certificate Delivery:

The undersigned hereby represents and warrants that the undersigned is the owner of the number of Common Shares the undersigned is electing to Exchange pursuant to this Exchange Notice, and that such Common Shares are not subject to any liens or restrictions on transfer (other than restrictions imposed by the Shareholders’ Agreement, the memorandum and articles of association and governing documents of Helix and applicable Law).

The undersigned hereby irrevocably constitutes and appoints any officer of Helix, as applicable, as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, solely to do any and all things and to take any and all actions necessary to effect the Exchange elected hereby.

[Signatures on Next Page]

Annex A-3-37

Restated and Amended Shareholders’ Agreement – MoonLake Immunotherapeutics AG

IN WITNESS WHEREOF the undersigned has caused this Exchange Notice to be executed and delivered as of the date first set forth above.

[Shareholder] wet ink signature required
By:
Name:
Title:

Annex A-3-38

Annex A-4

amendment to sponsor letter

This Amendment, dated as of October 4, 2021 (this “Amendment”) to that certain letter agreement, dated October 19, 2020, by and among Helix Holdings LLC, a Cayman Islands limited liability company (the “Sponsor”), Helix Acquisition Corp., a Cayman Islands exempted company (the “Company”), each of the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (each, an “Insider” and collectively, the “Insiders” and together with the Sponsor and the Company, the “Parties”) (the “Original Letter Agreement”), is entered into by and among the Sponsor, the Company, the Insiders, ML Parties’ Representative (as defined below), and the Target (as defined below). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Original Letter Agreement.

WHEREAS, this Amendment is being delivered in connection with the Business Combination Agreement (as defined in Section 1(a) of this Amendment) pursuant to which the Company will effectuate a business combination with the Target, on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to Section 13 of the Original Letter Agreement, the Original Letter Agreement may be amended by an instrument in writing and signed by the Parties; and

WHEREAS, in order to induce the Company, the Target, the ML Parties and the ML Parties’ Representative to enter into the Business Combination Agreement, the Parties wish to amend the Original Letter Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall constitute a part of this Amendment, and the mutual promises contained in this Amendment, and intending to be legally bound thereby, the Parties agree as follows:

1.    Certain Amendments to the Original Sponsor Letter. The Original Sponsor Letter is hereby amended as follows:

(a)  The below shall be added as Section 21 immediately following the existing Section 20:

“21. Waiver of Anti-Dilution Rights. Section 17.2 of the Amended and Restated Memorandum and Articles of Association of the Company (the “Charter”) provides that Class B Shares of the Company, par value $0.0001 per share (the “Class B Shares”), shall automatically convert into Class A Shares on a one-for-one basis (the “Initial Conversion Ratio”) automatically concurrently with or immediately following the closing of the Business Combination and Section 17.3 of the Charter provides, that, notwithstanding the Initial Conversion Ratio, in the case that additional Class A Shares or any other equity-linked securities, are issued or deemed issued in excess of the amounts offered in the initial public offering and related to or in connection with the closing of a Business Combination, all Class B Shares in issue shall automatically convert into Class A Shares at the time of the closing of a Business Combination, the ratio for which the Class B Shares shall convert into Class A Shares will be adjusted (the “Adjustment”) so that the number of Class A Shares issuable upon conversion of all Class B Shares will equal, in the aggregate, 25 per cent of the sum of: (a) the total number of all Class A Shares in issue upon completion of the initial public offering plus (b) all Class A Shares and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any Shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination; minus (c) the number of Public Shares redeemed in connection with a Business Combination, provided that such conversion of Class B Shares into Class A Shares shall never be less than the Initial Conversion Ratio. As of and conditioned upon the Closing (as such term is defined in the Business Combination Agreement), the Sponsor and each Insider hereby irrevocably relinquishes and waives any and all rights the Sponsor and each Insider has or will have under Section 17.3 of the Charter to receive Class A Shares in excess of the number issuable at the Initial Conversion Ratio upon conversion of the existing Class B Shares held by him, her or it, as applicable, in connection with the Closing (as defined in the Business Combination Agreement) as a result of any Adjustment, and hereby confirms his, her or its, as applicable, refusal to be issued any such excess Class A Shares, and, as a result, the Class B Shares shall convert into Class A Shares (or such equivalent security) at Closing (as defined in the Business Combination Agreement) on a one-for-one basis such that, as a result of such conversion, all outstanding Class B Shares shall collectively convert into 2,875,000 Class A Shares. When used herein, “Business Combination Agreement” means that certain Business Combination Agreement, dated as of October 4, 2021, by and among the Company, the

Annex A-4-1

Sponsor, MoonLake Immunotherapeutics AG, a Swiss stock corporation (Aktiengesellschaft) registered with the commercial register of the Canton of Zug, Switzerland under the number CHE-433.093.536 (the “Target”), the ML Parties (as defined in the Business Combination Agreement), and Matthias Bodenstedt, in his capacity as the ML Parties’ Representative (the “ML Parties’ Representative”), as the same may be amended modified, supplemented or waived from time to time.”

(b)  The below shall be added as Section 22 immediately following the new Section 21:

“22. Voting. (a) Subject to the terms of this Letter Agreement, Sponsor, in its capacity as a holder of Class A Shares and Class B Shares, and each Insider (the Sponsor and each Insider, a “Restricted Party”), solely in such Insider’s capacity as a holder of Class B Shares and not in any other capacity (including, without limitation, in the capacity as directors) and, in respect of each Insider, solely to the extent such Insider directly holds Class B Shares, irrevocably and unconditionally agrees, during the period beginning on October 4, 2021, and ending as of the Closing (as defined in the Business Combination Agreement) (the “Applicable Period”), at each meeting of the shareholders of the Company (a “Meeting”), to cause to be present in person or represented by proxy and to vote or cause to be voted all Class A Shares and Class B Shares held by the Sponsor and all Class B Shares held by each Insider (collectively, the “Subject Shares”) of such Restricted Party that are entitled to vote, in each case as follows:

(i) in favor of each of the Investor Shareholder Voting Matters (as defined in the Business Combination Agreement);

(ii) in favor of any proposal to adjourn a Meeting at which there is a proposal for shareholders of the Company to approve and adopt the Investor Shareholder Voting Matters to a later date if there are not sufficient votes to approve and adopt the Investor Shareholder Voting Matters, or if there are not sufficient shares present in person or represented by proxy at such Meeting to constitute a quorum; and

(iii) except for voting in favor of the Investor Shareholder Voting Matters, against any proposal for any amendment or modification of the Company’s current Investor Governing Documents (as defined in the Business Combination Agreement) that would change the voting rights of any Class A Shares or Class B Shares or the number of votes required to approve any proposal, including the vote required to approve and adopt any of the Investor Shareholder Voting Matters.

(b) Any vote required to be cast or consent or dissent in writing required to be expressed pursuant to this Section 22 shall be cast or expressed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote. For the avoidance of doubt, nothing contained herein requires any Restricted Party (or entitles any proxy of such Restricted Party) to convert, exercise or exchange any warrants or convertible securities in order to obtain any underlying Class B Shares.

(c) Each Restricted Party agrees not to enter into any commitment, agreement, understanding or similar arrangement with any Person to vote or give voting instructions or express consent or dissent in writing in any manner inconsistent with the terms of this Section 22.

(c)  Section 15 of the Original Sponsor Letter is hereby replaced in its entirety with the following:

“Except as set forth in the last sentence of this Section 15, nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or any covenant, condition, stipulation, promise or agreement hereof. Except as set forth in the last sentence of this Section 15, all covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees. Notwithstanding anything to the contrary contained herein, each of the Target and the ML Parties’ Representative is an express third party beneficiary of this Letter Agreement and may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the provisions set forth in this Letter Agreement as though directly party hereto and thereto, and this Letter Agreement may not be amended, modified or waived without the prior written consent of the Target and the

Annex A-4-2

ML Parties’ Representative; provided that, to the extent the Business Combination Agreement is terminated for any reason, the Target and the ML Parties’ Representative shall no longer be a third party beneficiary of this Letter Agreement for any purposes and shall have no right to directly enforce (including by an action for specific performance, injunctive relief or other equitable relief), or consent to any amendment, modification or waiver to, any of the provisions set forth in this Letter Agreement in any respects.”

2.    Replacement of Insider. Reference to Jay Scollins, who resigned as Chief Financial Officer of the Company, is hereby removed from the Original Letter Agreement as an Insider and Andrew Phillips, current Chief Financial Officer of the Company, hereby replaces any such reference to Jay Scollins in its entirety and Andrew Phillips shall be considered an Insider and original signatory the Original Letter Agreement and this Amendment.

3.    Enforcement Rights. Notwithstanding anything herein to the contrary, but without limiting the last sentence of Section 1(b) of this Amendment, the Sponsor and each Insider acknowledges and agrees that each of the Target and the ML Parties’ Representative may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the provisions set forth in this Amendment.

4.    Effect of Amendment. The provisions of the Original Sponsor Letter, as amended by this Amendment, remain in full force and effect. From and after the date hereof, references to “this Letter Agreement” in the Original Sponsor Letter shall be deemed references to the Original Sponsor Letter, as amended by this Amendment. Notwithstanding anything herein to the contrary, and for the avoidance of doubt, in the event the Business Combination Agreement is terminated pursuant to Article X thereof for any reason, this Amendment shall automatically terminate and cease to be of further force and effect.

5.    Entire Agreement. This Amendment and the Original Sponsor Letter, as amended pursuant to this Amendment, and the Business Combination Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

6.    Trust Account Waiver. Section 12.11 of the Business Combination Agreement is hereby incorporated into this Amendment to Sponsor Letter, mutatis mutandis.

7.    Miscellaneous. Sections 16, 17 and 18 of the Original Sponsor Letter are hereby incorporated by reference and shall apply mutatis mutandis as if set forth at length herein. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Amendment.

* * * * *

Annex A-4-3

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to sponsor letter to be duly executed as of the day and year first above written.

HELIX HOLDINGS, LLC

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member

/s/ Nancy Chang
Nancy Chang

/s/ Will Lewis
Will Lewis

/s/ John Schmid
John Schmid

/s/ Andrew Phillips
Andrew Phillips

/s/ Bihua Chen
Bihua Chen

[Signature Page to Amendment to Sponsor Letter]

Annex A-4-4

Acknowledged and agreed:

HELIX ACQUISITION CORP.

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Chief Executive Officer

[Signature Page to Amendment to Sponsor Letter]

Annex A-4-5

Acknowledged and Agreed:

ML PARTIES’ REPRESENTATIVE:
MATTHIAS BODENSTEDT
By:	/s/ Matthias Bodenstedt
Name:	Matthias Bodenstedt
Title:	in his role as ML Parties’ Representative

TARGET:
MOONLAKE IMMUNOTHERAPEUTICS AG
By:	/s/ Jorge Santos da Silva
Name:	Dr. Jorge Santos da Silva
Title:	Chief Executive Officer

By:	/s/ Matthias Bodenstedt
Name:	Matthias Bodenstedt
Title:	Chief Financial Officer

[Signature Page to Amendment to Sponsor Letter]

Annex A-4-6

Annex B

THE COMPANIES ACT (AS AMENDED)
OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED
MEMORANDUM AND ARTICLES OF ASSOCIATION
OF
MOONLAKE IMMUNOTHERAPEUTICS

(ADOPTED BY SPECIAL RESOLUTION DATED [DATE], 2022)

THE COMPANIES ACT (AS AMENDED)
OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION
OF
MOONLAKE IMMUNOTHERAPEUTICS

(ADOPTED BY SPECIAL RESOLUTION DATED [DATE], 2022)

1.      The name of the Company is MoonLake Immunotherapeutics.

2.      The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3.      The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4.      The liability of each Member is limited to the amount unpaid on such Member’s Shares.

5.      The share capital of the Company is US$65,500 divided into 500,000,000 Class A ordinary shares of a par value of US$0.0001 each, 50,000,000 Class B ordinary shares of a par value of US$0.0001 each, 100,000,000 Class C ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each.

6.      The Company has the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

Annex B-2

THE COMPANIES ACT (AS AMENDED)
OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED
ARTICLES OF ASSOCIATION
OF
MOONLAKE IMMUNOTHERAPEUTICS

(ADOPTED BY SPECIAL RESOLUTION DATED [DATE], 2022)

1       Interpretation

1.1    In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Affiliate”

in respect of a person, means any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person, and

(a)     in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, whether by blood, marriage or adoption or anyone residing in such person’s home, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing and

(b)    in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity.

“Applicable Law”

means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.

“Articles”	means these second amended and restated articles of association of the Company.
“Audit Committee”	means the audit committee of the board of Directors of the Company established pursuant to the Articles, or any successor committee.
“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).
“business day”

means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorised or obligated by law to close in New York City or the Canton of Zug, Switzerland.

“Clearing House”

means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

“Class A Share”	means a Class A ordinary share of a par value of US$0.0001 in the share capital of the Company.
“Class B Share”	means a Class B ordinary share of a par value of US$0.0001 in the share capital of the Company.
“Class C Share”	means a Class C ordinary share of a par value of US$0.0001 in the share capital of the Company.

Annex B-3

“Common Shares”	has the meaning given in the Shareholders’ Agreement.
“Company”	means the above named company.
“Company’s Website”	means the website of the Company and/or its web-address or domain name (if any).
“Compensation Committee”	means the compensation committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.
“Designated Stock Exchange”	means any United States national securities exchange on which the securities of the Company are listed for trading, including The Nasdaq Capital Market.
“Directors”	means the directors for the time being of the Company.
“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.
“Electronic Communication”

means a communication sent by electronic means, including electronic posting to the Company’s Website, transmission to any number, address or internet website (including the website of the Securities and Exchange Commission) or other electronic delivery methods as otherwise decided and approved by the Directors.

“Electronic Record”	has the same meaning as in the Electronic Transactions Act.
“Electronic Transactions Act”	means the Electronic Transactions Act (as amended) of the Cayman Islands.
“Exchange Act”

means the United States Securities Exchange Act of 1934, as amended, or any similar U.S. federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Independent Director”	has the same meaning as in the rules and regulations of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, as the case may be.
“Member”	has the same meaning as in the Statute.
“Memorandum”	means the second amended and restated memorandum of association of the Company.
“MoonLake”	means MoonLake Immunotherapeutics AG.
“Nominating and Corporate Governance Committee”	means the nominating and corporate governance committee of the board of Directors of the Company established pursuant to the Articles, or any successor committee.
“Non-Employee Director”	means any Director that is not also employed by the company in an executive role.
“Officer”	means a person appointed to hold an office in the Company.
“Ordinary Resolution”

means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

Annex B-4

“Preference Share”	means a preference share of a par value of US$0.0001 in the share capital of the Company.
“Public Shares”	means any Shares listed on a Designated Stock Exchange.
“Recused Director”	has the meaning given to it in Article 36.
“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.
“Registered Office”	means the registered office for the time being of the Company.
“Seal”	means the common seal of the Company and includes every duplicate seal.
“Securities Act”

means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the U.S. Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Securities and Exchange Commission”	means the United States Securities and Exchange Commission.
“Share”	means a Class A Share, a Class B Share, Class C Share or a Preference Share and includes a fraction of a share in the Company.
“Share Adjustment”	Means a capitalization, share subdivision, share consolidation, reclassification or recapitalization.
“Shareholders’ Agreement”	means the restated and amended shareholders’ agreement of MoonLake between, among others, the Company, the Existing Investors (each as defined therein) and MoonLake.
“Special Resolution”

means a special resolution of the Company passed in accordance with the Statute, being a resolution:

(a)     passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given (and in computing the majority where a poll is taken regard shall be had to the number of votes to which each Member is entitled).

“Statute”	means the Companies Act (as amended) of the Cayman Islands.
“Tax Filing Authorised Person”	means such person as any Director shall designate from time to time, acting severally.
“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

Annex B-5

1.2         In the Articles:

(a)         words importing the singular number include the plural number and vice versa;

(b)         words importing the masculine gender include the feminine gender;

(c)         words importing persons include corporations as well as any other legal or natural person;

(d)         “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)         “shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)          references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)         any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)         the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)          headings are inserted for reference only and shall be ignored in construing the Articles;

(j)          any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)         any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

(l)          sections 8 and 19(3) of the Electronic Transactions Act shall not apply;

(m)        the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)         the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2            Commencement of Business

2.1         The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2         The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3            Issue of Shares; Share Adjustments; Restrictions

3.1          Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividends or other distributions, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights, save that the Directors shall not allot, issue, grant options over or otherwise dispose of Shares (including fractions of Shares) to the extent that it may affect the ability of the Company to carry out an exchange of Commons Shares for Class A Shares as set out in the Shareholders’ Agreement.

Annex B-6

3.2         The Company shall not issue Shares to bearer.

3.3         No Share Adjustment shall be declared or made in respect of any class of Shares unless approval in accordance with the Statue and these Articles is obtained in respect of a corresponding Share Adjustment in the same proportion and the same manner for all other outstanding classes of Shares.

3.4         Article 3.3 shall not apply where (A) a capitalization is declared or made in accordance with applicable laws in respect of the Class A Shares and such capitalization is declared or made in connection with the issuance to the Company of Common Shares in exchange for additional capital contributions made by the Company to MoonLake or (B) a share subdivision or capitalization is made in connection with the repurchase of Class A Shares such that after giving effect to such repurchase and subsequent share subdivision or capitalization there shall be outstanding an equal number of Class A Shares as were outstanding prior to such repurchase and subsequent share subdivision or capitalization. Any capitalization in respect of a class of Shares may only be made with the same class of Shares.

3.5         The Directors shall not issue Class C Shares other than to a holder of Common Shares of MoonLake, and such holder shall hold an equivalent number of Common Shares of MoonLake and Class C Shares.

4            Class Rights

4.1         In the event of a winding up or dissolution of the Company, whether voluntary or involuntary or for the purposes of a reorganisation or otherwise or upon any repayment or distribution of capital, the entitlement of the holders of Class C Shares shall be determined in accordance with these Articles. Class C Shares confer no other right to participate in the profits or assets of the Company (including, for the avoidance of doubt, any right to receive a Dividend or other distribution).

4.2         Class A Shares shall carry the right to receive notice of and to attend, to speak at and to vote at any general meeting of the Company and rights in a winding up or repayment or distribution of capital and the right to participate in the profits or assets of the Company, in each case, in accordance with these Articles.

4.3         Except as otherwise provided by the rights attached to any Shares in these Articles, rights attaching to the Class A Shares and the Class C Shares shall rank pari passu in all respects, and the Class A Shares and Class C Shares shall vote together as a single class on all matters.

5            Register of Members

5.1         The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

5.2         The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

6            Closing Register of Members or Fixing Record Date

6.1         For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may, after notice has been given by advertisement in an appointed newspaper or any other newspaper or, where applicable, by any other means in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

6.2         In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

Annex B-7

6.3         If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

7            Certificates for Shares

7.1         A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to the Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

7.2         The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

7.3         If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

7.4         Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

7.5         Share certificates shall be issued within the relevant time limit as prescribed by the Statute, if applicable, or, where applicable, as the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law may from time to time determine, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

8            Transfer of Shares

8.1         Subject to the terms of the Articles, any Member may transfer all or any of his Shares by an instrument of transfer provided that, in respect of any Public Share, such transfer complies with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law.

8.2         Notwithstanding anything in the Articles to the contrary, any transfer of the Class C Shares shall be made only pursuant to the exchange procedures set forth in the Shareholders’ Agreement.

8.3         The instrument of transfer of any Share shall be in writing in the usual or common form or, in respect of any Public Share, a form prescribed by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, or such other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a Clearing House or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

Annex B-8

9            Redemption, Repurchase and Surrender of Shares

9.1         Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company.

9.2         Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member and may issue new Shares as consideration for the purchase of its own Shares.

9.3         The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

9.4         The Directors may accept the surrender for no consideration of any fully paid Share (including any redeemable Share).

10          Treasury Shares

10.1       The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

10.2       The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

11          Variation of Rights of Shares

11.1       If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may not, whether or not the Company is being wound up, be varied without the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

11.2       For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

11.3       The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or Shares issued with preferred or other rights.

12          Commission on Sale of Shares

12.1       The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

Annex B-9

13          Non Recognition of Trusts

13.1       The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

14          Lien on Shares

14.1       The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

14.2       The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

14.3       To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

14.4       The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

15          Call on Shares

15.1       Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

15.2       A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

15.3       The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

15.4       If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

15.5       An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

15.6       The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

Annex B-10

15.7       The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

15.8       No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

16          Forfeiture of Shares

16.1       If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

16.2       If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

16.3       A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

16.4       A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

16.5       A certificate in writing under the hand of one Director or Officer that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

16.6       The provisions of the Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

17          Transmission of Shares

17.1       If a Member dies, the survivor or survivors (where he was a joint holder), or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

17.2       Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend

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registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

17.3       A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles), the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

18          Amendments of Memorandum and Articles of Association and Alteration of Capital

18.1       The Company may by Ordinary Resolution:

(a)         increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)         consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)         convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)         by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)         cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

18.2       All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

18.3       Subject to the provisions of the Statute, the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution or Article 31.1, the Company may by Special Resolution:

(a)         change its name;

(b)         alter or add to the Articles;

(c)         alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)         reduce its share capital or any capital redemption reserve fund.

19          Offices and Places of Business

19.1       Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

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20          General Meetings

20.1       All general meetings other than annual general meetings shall be called extraordinary general meetings.

20.2       For so long as the Company’s Shares are traded on a Designated Stock Exchange, the Company shall in each year hold a general meeting as its annual general meeting at such time and place as may be determined by the Directors in accordance with the rules of the Designated Stock Exchange, unless such Designated Stock Exchange does not require the holding of an annual general meeting. Any annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented. Subject to the rules of the relevant Designated Stock Exchange, the first annual general meeting after the general meeting at which these Articles were adopted shall be held in 2023.

20.3       The Directors, the chief executive officer or the chairman of the board of Directors may call general meetings and, for the avoidance of doubt, Members shall not have the ability the call general meetings.

21          Notice of General Meetings

21.1       At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)         in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)         in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety-five per cent in par value of the Shares giving that right.

21.2       The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

22          Advance Notice for Business

22.1       At each annual general meeting, the Members shall appoint the Directors then subject to appointment in accordance with the procedures set forth in the Articles and subject to the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. At any such annual general meeting any other business properly brought before the annual general meeting may be transacted.

22.2       To be properly brought before an annual general meeting, business (other than nominations of Directors, which must be made in compliance with, and shall be exclusively governed by, Article 29) must be:

(a)         specified in the notice of the annual general meeting (or any supplement thereto) given to Members by or at the direction of the Directors in accordance with the Articles;

(b)         otherwise properly brought before the annual general meeting by or at the direction of the Directors; or

(c)         otherwise properly brought before the annual general meeting by a Member who:

(i)          is entitled to vote at such annual general meeting; and

(ii)         complies with the notice procedures set forth in this Article.

22.3        For any such business to be properly brought before any annual general meeting pursuant to Article 22.2(c), the Member must have given timely notice thereof in writing, either by personal delivery or express or registered mail (postage prepaid), to the Company not earlier than the close of business on the 120th day and not later than

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the close of business on the 90th day prior to the one-year anniversary of the date of the annual general meeting for the immediately preceding year. However, in the event that the date of the annual general meeting is more than 30 days before or after such anniversary date, in order to be timely, a Member’s notice must be received by the Company not later than the later of: (x) the close of business 90 days prior to the date of such annual general meeting; and (y) if the first public announcement of the date of such advanced or delayed annual general meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the annual general meeting date. In no event shall the public announcement of an adjournment or postponement of an annual general meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a Member’s notice as described herein.

22.4       Any such notice of other business shall set forth as to each matter the Member proposes to bring before the annual general meeting:

(a)         a brief description of the business desired to be brought before the annual general meeting, the reasons for conducting such business at the annual general meeting and the text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Articles, the text of the proposed amendment), which shall not exceed 1,000 words;

(b)         as to the Member giving notice and any beneficial owner on whose behalf the proposal is made:

(i)          the name and address of such Member (as it appears in the Register of Members) and such beneficial owner on whose behalf the proposal is made;

(ii)         the class and number of Shares which are, directly or indirectly, owned beneficially or of record by any such Member and by such beneficial owner, respectively, or their respective Affiliates (naming such Affiliates), as at the date of such notice;

(iii)        a description of any agreement, arrangement or understanding (including, without limitation, any swap or other derivative or short positions, profit interests, options, hedging transactions, and securities lending or borrowing arrangement) to which such Member or any such beneficial owner or their respective Affiliates is, directly or indirectly, a party as at the date of such notice: (x) with respect to any Shares; or (y) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of share price changes (increases or decreases) for, or increase or decrease the voting power of such Member or beneficial owner or any of their Affiliates with respect to Shares or which may have payments based in whole or in part, directly or indirectly, on the value (or change in value) of any Shares (any agreement, arrangement or understanding of a type described in this Article 22.4 (b)(iii), a “Covered Arrangement”); and

(iv)        a representation that the Member is a holder of record of Shares entitled to vote at such annual general meeting and intends to appear in person or by proxy at the annual general meeting to propose such business;

(c)         a description of any direct or indirect material interest by security holdings or otherwise of the Member and of any beneficial owner on whose behalf the proposal is made, or their respective Affiliates, in such business (whether by holdings of securities, or by virtue of being a creditor or contractual counterparty of the Company or of a third party, or otherwise) and all agreements, arrangements and understandings between such Member or any such beneficial owner or their respective Affiliates and any other person or persons (naming such person or persons) in connection with the proposal of such business by such Member;

(d)         a representation whether the Member or the beneficial owner intends or is part of a Group which intends:

(i)          to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the ordinary shares (or other Shares) required to approve or adopt the proposal; and/or

(ii)         otherwise to solicit proxies from Members in support of such proposal;

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(e)         an undertaking by the Member and any beneficial owner on whose behalf the proposal is made to:

(i)         notify the Company in writing of the information set forth in Articles 22.4 (b)(ii), 22.4 (b)(iii) and (c) above as at the record date for the annual general meeting promptly (and, in any event, within five business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement; and

(ii)         update such information thereafter within two business days of any change in such information and, in any event, as at close of business on the day preceding the meeting date; and

(f)          any other information relating to such Member, any such beneficial owner and their respective Affiliates that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, such proposal pursuant to section 14 of the Exchange Act, to the same extent as if the Shares were registered under the Exchange Act.

22.5       For the avoidance of doubt, the foregoing procedures shall be the exclusive means for a Member to make nominations or propose other business at an annual general meeting of Members (other than a proposal included in the Company’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act). The requirements contained in this Article 22 shall not apply to a proposal proposed to be made by a Member if the Member has notified the Company of his or her intention to present the proposal at an annual general meeting or extraordinary general meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such meeting.

22.6       Notwithstanding anything in the Articles to the contrary:

(a)         no other business brought by a Member (other than the nominations of Directors, which must be made in compliance with, and shall be exclusively governed by Article 29) shall be conducted at any annual general meeting except in accordance with the procedures set forth in this Article; and

(b)         unless otherwise required by Applicable Law and the rules of any applicable stock exchange or quotation system on which Shares may be then listed or quoted, if a Member intending to bring business before an annual general meeting in accordance with this Article does not: (x) timely provide the notifications contemplated by Article 22.4 (e) above; or (y) timely appear in person or by proxy at the annual general meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Company or any other person or entity.

22.7       Except as otherwise provided by Applicable Law or the Articles, the chairman or co-chairman of any annual general meeting shall have the power and duty to determine whether any business proposed to be brought before an annual general meeting was proposed in accordance with the foregoing procedures (including whether the Member solicited or did not so solicit, as the case may be, proxies in support of such Member’s proposal in compliance with such Member’s representation as required by Article 22.4(d)) and if any business is not proposed in compliance with this Article, to declare that such defective proposal shall be disregarded. The requirements of this Article shall apply to any business to be brought before an annual general meeting by a Member other than nominations of Directors (which must be made in compliance with, and shall be exclusively governed by Article 29). For purposes of the Articles, “public announcement” shall mean disclosure in a press release of the Company reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed or furnished by the Company with or to the Securities and Exchange Commission pursuant to section 13, 14 or 15(b) of the Exchange Act.

22.8       Nothing in this Article shall be deemed to affect any rights of the holders of any class of Preference Shares, or any other class of Shares authorised to be issued by the Company, to make proposals pursuant to any applicable provisions thereof.

22.9       Notwithstanding the foregoing provisions of this Article, a Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article, if applicable.

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22.10     For the avoidance of doubt, only such business shall be conducted at an extraordinary general meeting as shall have been brought before the meeting by or at the direction of the Board of Directors.

23          Proceedings at General Meetings

23.1       No business shall be transacted at any general meeting unless a quorum is present. The holders of a majority of the Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

23.2       A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

23.3       A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

23.4       If a quorum is not present within half an hour from the time appointed for the meeting to commence, the meeting, it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

23.5       The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

23.6       If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

23.7       The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

23.8       When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

23.9       If a notice is issued in respect of a general meeting and the Directors, in their absolute discretion, consider that it is impractical or undesirable for any reason to hold that general meeting at the place, the day and the hour specified in the notice calling such general meeting, the Directors may postpone the general meeting to another place day and/or hour provided that notice of the place the day and the hour of the rearranged general meeting is promptly given to all Members. No business shall be transacted at any postponed meeting other than the business specified in the notice of the original meeting.

23.10     When a general meeting is postponed for thirty days or more, notice of the postponed meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of a postponed meeting. All proxy forms submitted for the original general meeting shall remain valid for the postponed meeting. The Directors may postpone a general meeting which has already been postponed.

23.11     A resolution put to the vote of the meeting shall be decided on a poll.

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23.12     A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

23.13     A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

23.14     In the case of an equality of votes the chairman shall be entitled to a second or casting vote.

24          Votes of Members

24.1       Subject to any rights or restrictions attached to any Shares in the Articles or otherwise, every Member present in any such manner shall have one vote for every Share of which he is the holder.

24.2       In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

24.3       A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

24.4       No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

24.5       No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

24.6       Votes may be cast either personally or by proxy (or in the case of a corporation or other non- natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

24.7       A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

25          Proxies

25.1       The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

25.2       The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

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25.3       The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

25.4       The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

25.5       Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

26          Corporate Members

26.1       Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

26.2       If a Clearing House (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House (or its nominee(s)) as if such person was the registered holder of such Shares held by the Clearing House (or its nominee(s)).

27          Shares that May Not be Voted

27.1       Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

28          Directors

28.1       There shall be a board of Directors consisting of not less than one person provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors.

28.2       The Directors shall be divided into three classes: Class I, Class II and Class III. The number of Directors in each class shall be as nearly equal as possible. Upon the adoption of the Articles, the existing Directors shall by resolution classify themselves as Class I, Class II or Class III Directors. The Class I Directors shall stand appointed for a term expiring at the Company’s first annual general meeting following the general meeting at which these Articles were adopted, the Class II Directors shall stand appointed for a term expiring at the Company’s second annual general meeting following the general meeting at which these Articles were adopted, and the Class III Directors shall stand appointed for a term expiring at the Company’s third annual general meeting following the general meeting at which these Articles were adopted. Commencing at the Company’s first annual general meeting, and at each annual general meeting thereafter, Directors appointed to succeed those Directors whose terms expire shall be appointed for a term of office to expire at the third succeeding annual general meeting after their appointment Except as the Statute or other Applicable Law may otherwise require, in the interim between annual general meetings or extraordinary general meetings called for the appointment of Directors and/or the removal of one or more Directors and the filling of any vacancy in

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that connection, additional Directors and any vacancies in the board of Directors may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum (as defined in the Articles), or by the sole remaining Director. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been appointed and qualified. A Director appointed to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been appointed and qualified. At any annual general meeting where a resolution for the election of directors is proposed in accordance with these Articles, a plurality of the votes cast shall be sufficient to elect a Director.

29          Nomination of Directors

29.1       Subject to Article 31, nominations of persons for appointment as Directors may be made at an annual general meeting only by:

(a)         the Directors; or

(b)         by any Member who:

(i)          is entitled to vote for the appointments at such annual general meeting; and

(ii)         complies with the notice procedures set forth in this Article (notwithstanding anything to the contrary set forth in the Articles, this Article 29.1(b) shall be the exclusive means for a Member to make nominations of persons for appointment of Directors at an annual general meeting).

29.2       Notwithstanding anything in this Article to the contrary, in the event that the number of directors to be elected to the board of Directors at an annual general meeting is increased and there is no public announcement by the Company naming all of the nominees for directors or specifying the size of the increased board of Directors made by the Company at least 10 days prior to the last day a Member may deliver a notice in accordance with this Article, a Member’s notice required by this Article shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

29.3       Any Member entitled to vote for the elections may nominate a person or persons for appointment as Directors only if written notice of such Member’s intent to make such nomination is given in accordance with the procedures set forth in this Article, either by personal delivery or express or registered mail (postage prepaid), to the principal executive office of the Company, namely MoonLake Immunotherapeutics c/o KD Zug-Treuhand AG, Untermüli 7, 6302 Zug / Neuhofstrasse 12, 6340 Baar, or such other address as may be notified to the Members by the Directors from time to time, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year anniversary of the date of the annual general meeting for the immediately preceding year. However, in the event that the date of the annual general meeting is more than 30 days before or after such anniversary date, in order to be timely, a Member’s notice must be received by the Company not later than the later of: (x) the close of business 90 days prior to the date of such annual general meeting; and (y) if the first public announcement of the date of such advanced or delayed annual general meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the annual general meeting date. In no event shall the public announcement of an adjournment or postponement of an annual general meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a Member’s notice as described herein. Members may nominate a person or persons (as the case may be) for appointment as Directors only as provided in this Article and only for such class(es) as are specified in the notice of annual general meeting as being up for appointment at such annual general meeting.

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29.4       Each such notice of a Member’s intent to make a nomination of a Director shall set forth:

(a)         as to the Member giving notice and any beneficial owner on whose behalf the nomination is made:

(i)          the name and address of such Member (as it appears in the Register of Members) and any such beneficial owner on whose behalf the nomination is made;

(ii)         the class and number of Shares which are, directly or indirectly, owned beneficially and of record by such Member and any such beneficial owner, respectively, or their respective Affiliates (naming such Affiliates), as at the date of such notice;

(iii)        a description of any Covered Arrangement to which such Member or beneficial owner, or their respective Affiliates, directly or indirectly, is a party as at the date of such notice;

(iv)        any other information relating to such Member and any such beneficial owner that would be required to be disclosed in a proxy statement in connection with a solicitation of proxies for the appointment of Directors in a contested election pursuant to section 14 of the Exchange Act; and

(v)         a representation that the Member is a holder of record of Shares entitled to vote at such annual general meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in such Member’s notice;

(b)         a description of all arrangements or understandings between the Member or any beneficial owner, or their respective Affiliates, and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member;

(c)         a representation whether the Member or the beneficial owner is or intends to be part of a Group which intends:

(i)          to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the ordinary shares (or other Shares) required to appoint the Director or Directors nominated; and/or

(ii)         otherwise to solicit proxies from Members in support of such nomination or nominations;

(d)         as to each person whom the Member proposes to nominate for appointment or re- appointment as a Director:

(i)          all information relating to such person as would have been required to be included in a proxy statement filed in connection with a solicitation of proxies for the appointment of Directors in a contested election pursuant to section 14 of the Exchange Act;

(ii)         a description of any Covered Arrangement to which such nominee or any of his Affiliates is a party as at the date of such notice

(iii)        the written consent of each nominee to being named in the proxy statement as a nominee and to serving as a Director if so appointed; and

(iv)        whether, if appointed, the nominee intends to tender any advance resignation notice(s) requested by the Directors in connection with subsequent elections, such advance resignation to be contingent upon the nominee’s failure to receive a majority vote and acceptance of such resignation by the Directors; and

(e)         an undertaking by the Member of record and each beneficial owner, if any, to (i) notify the Company in writing of the information set forth in Articles 29.4(a) (ii) and (iii), (b) and (d) above as at the record date for the annual general meeting promptly (and, in any event, within five business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement and (ii) update such information thereafter within two business days of any change in such information and, in any event, as at close of business on the day preceding the meeting date.

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29.5       No person shall be eligible for appointment as a Director unless nominated in accordance with the procedures set forth in the Articles. Except as otherwise provided by Applicable Law or the Articles, the chairman or co-chairman of any annual general meeting to appointment Directors or the Directors may, if the facts warrant, determine that a nomination was not made in compliance with the foregoing procedure or if the Member solicits proxies in support of such Member’s nominee(s) without such Member having made the representation required by Article 29.4(c); and if the chairman, co-chairman or the Directors should so determine, it shall be so declared to the annual general meeting, and the defective nomination shall be disregarded. Notwithstanding anything in the Articles to the contrary, unless otherwise required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, if a Member intending to make a nomination at an annual general meeting in accordance with this Article does not:

(a)         timely provide the notifications contemplated by of Article 29.4(e); or

(b)         timely appear in person or by proxy at the annual general meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company or any other person or entity.

29.6       Notwithstanding the foregoing provisions of this Article, any Member intending to make a nomination at an annual general meeting in accordance with this Article, and each related beneficial owner, if any, shall also comply with all requirements of the Exchange Act and the rules and regulations thereunder applicable to the same extent as if the Shares were registered under the Exchange Act with respect to the matters set forth in the Articles; provided, however, that any references in the Articles to the Exchange Act are not intended to and shall not limit the requirements applicable to nominations made or intended to be made in accordance with Article 29.1(b).

29.7       Nothing in this Article shall be deemed to affect any rights of the holders of any class of Preference Shares, or any other class of Shares authorised to be issued by the Company, to appoint Directors pursuant to the terms thereof.

29.8       To be eligible to be a nominee for appointment or re-appointment as a Director pursuant to Article 29.1(b), a person must deliver (not later than the deadline prescribed for delivery of notice) to the Company a written questionnaire prepared by the Company with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Company upon written request) and a written representation and agreement (in the form provided by the Company upon written request) that such person:

(a)         is not and will not become a party to:

(i)          any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if appointed as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company; or

(ii)         any Voting Commitment that could limit or interfere with such person’s ability to comply, if appointed as a Director, with such person’s duties under Applicable Law;

(b)         is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein;

(c)         in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if appointed as a Director, and will comply with, Applicable Law and corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Company that are applicable to Directors generally; and

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(d)         if appointed as a Director, will act in the best interests of the Company and not in the interest of any individual constituency. The Nominating and Corporate Governance Committee shall review all such information submitted by the Member with respect to the proposed nominee and determine whether such nominee is eligible to act as a Director. The Company and the Nominating and Corporate Governance Committee may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent Director or that could be material to a reasonable Member’s understanding of the independence, or lack thereof, of such nominee.

29.9       At the request of the Directors, any person nominated for appointment as a Director shall furnish to the Company the information that is required to be set forth in a Members’ notice of nomination pursuant to this Article.

29.10     Any Member proposing to nominate a person or persons for appointment as Director shall be responsible for, and bear the costs associated with, soliciting votes from any other voting Member and distributing materials to such Members prior to the annual general meeting in accordance with the Articles and applicable rules of the Securities and Exchange Commission. A Member shall include any person or persons such Member intends to nominate for appointment as Director in its own proxy statement and proxy card.

30          Powers of Directors

30.1       Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

30.2       All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

30.3       The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

30.4       The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

31          Appointment and Removal of Directors

31.1       The Company may by Special Resolution remove any Director.

31.2       The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

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32          Vacation of Office of Director

32.1       The office of a Director shall be vacated if:

(a)         the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)         the Director absents himself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)         the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)         the Director is found to be or becomes of unsound mind; or

(e)         the Members, by Special Resolution, remove the Director.

33          Proceedings of Directors

33.1       The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority of the Directors then in office.

33.2       Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote.

33.3       A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

33.4       A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

33.5       A Director may, or other Officer on the direction of a Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

33.6       The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

33.7       The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

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33.8       All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

33.9       A Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

34          Presumption of Assent

34.1       A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

35          Directors’ Interests

35.1       A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

35.2       A Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

35.3       A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

35.4       No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director (who is not a Recused Director) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

35.5       A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

36          If:

36.1       a majority of the disinterested Directors, in their discretion, determine that there is a potential conflict between the interests of any Director or (if relevant) any alternate of the relevant Director (the “Alternate”) (or, in each case, their affiliates) and any specific business of the Company; or

36.2       a Director or (if relevant) any Alternate, in their discretion, determines that they should recuse themselves from discussing or voting on matters relating to any specific business of the Company,

Annex B-24

then that Director or Alternate shall be designated a “Recused Director” in respect of such business. For so long as any Director is a Recused Director, any Alternate appointed by any such Director shall automatically be a Recused Director in respect of such appointment. A Recused Director shall:

(a)         cease to be entitled attend and vote at any meetings of Directors or be required to execute written resolutions of the Directors in respect of any such specific business that is before the Board; and

(b)         not be entitled to receipt of any information from the Company in respect of any such specific business that is before the Board,

in each case until such time as a majority of the Directors shall determine that the Recused Director shall no longer be designated as a Recused Director in respect of such business.

37          Minutes

37.1       The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of Officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.

38          Delegation of Directors’ Powers

38.1       The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors (including, without limitation, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee). Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

38.2       The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

38.3       The Directors may adopt formal written charters for committees and, if so adopted, shall review and assess the adequacy of such formal written charters on an annual basis. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Articles and shall have such powers as the Directors may delegate pursuant to the Articles and as required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, if established, shall consist of such number of Directors as the Directors shall from time to time determine (or such minimum number as may be required from time to time by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law). For so long as any class of Shares is listed on the Designated Stock Exchange, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee shall be made up of such number of Independent Directors as is required from time to time by the rules and regulations of the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law.

38.4       The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

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38.5       The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

38.6       The Directors may appoint such Officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an Officer may be removed by resolution of the Directors or Members. An Officer may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

39          No Minimum Shareholding

39.1       The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

40          Remuneration of Directors

40.1       The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

40.2       The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

41          Seal

41.1       The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some Officer or other person appointed by the Directors for the purpose.

41.2       The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

41.3       A Director or Officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

42          Dividends, Distributions and Reserve

42.1       Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

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42.2       Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

42.3       The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

42.4       The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

42.5       Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

42.6       The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

42.7       Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

42.8       No Dividend or other distribution shall bear interest against the Company.

42.9       Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

43          Capitalisation

43.1       The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

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44          Books of Account

44.1       The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

44.2       The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

44.3       The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

45          Audit

45.1       The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

45.2       Without prejudice to the freedom of the Directors to establish any other committee, for as long as any of the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Directors shall have and maintain an Audit Committee as a committee of the Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

45.3       For as long as the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

45.4       The remuneration of the Auditor shall be fixed by the Audit Committee (for as long as one exists).

45.5       If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

45.6       Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers such information and explanation as may be necessary for the performance of the duties of the Auditor.

45.7       Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

45.8       Any payment made to members of the Audit Committee (for as long as one exists) shall require the review and approval of the Directors, with any Director interested in such payment abstaining from such review and approval.

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45.9       At least one member of the Audit Committee shall be an “audit committee financial expert” as determined by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. The “audit committee financial expert” shall have such past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication.

46          Notices

46.1       Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Notice may also be served by Electronic Communication in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or by placing it on the Company’s Website.

46.2       Where a notice is sent by:

(a)         courier; service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier;

(b)         post; service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted;

(c)         cable, telex or fax; service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted;

(d)         e-mail or other Electronic Communication; service of the notice shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient; and

(e)         placing it on the Company’s Website; service of the notice shall be deemed to have been effected one hour after the notice or document was placed on the Company’s Website.

46.3       A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

46.4       Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

Annex B-29

47          Winding Up

47.1       If the Company shall be wound up, the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)         if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)         if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

47.2       If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

48          Indemnity and Insurance

48.1       Every Director and Officer (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former Officer (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud, wilful neglect or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

48.2       The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

48.3       The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or Officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

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49          Financial Year

49.1       Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

50          Transfer by Way of Continuation

50.1       If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

51          Mergers and Consolidations

51.1       The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

52          Certain Tax Filings

52.1       Each Tax Filing Authorised Person and any such other person, acting alone, as any Director shall designate from time to time, are authorised to file tax forms SS-4, W-8 BEN, W-8 IMY, W-9, 8832 and 2553 and such other similar tax forms as are customary to file with any US state or federal governmental authorities or foreign governmental authorities in connection with the formation, activities and/or elections of the Company and such other tax forms as may be approved from time to time by any Director or Officer. The Company further ratifies and approves any such filing made by any Tax Filing Authorised Person or such other person prior to the date of the Articles.

53          Business Opportunities

53.1       To the fullest extent permitted by Applicable Law, no individual serving as a Non-Employee Director shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for a Non-Employee Director, on the one hand, and the Company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, a Non-Employee Director shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member, Director and/or Officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company. The Company does not renounce its interest in any opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such Non-Employee Director solely in his or her capacity as a Director of the Company and the provisions of this Article shall not apply to any such corporate opportunity.

53.2       To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this Article apply equally to activities conducted in the future and that have been conducted in the past.
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54          EXCLUSIVE JURISDICTION AND FORUM

54.1       Unless the Company consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Memorandum and Articles or otherwise related in any way to each Member’s shareholding in the Company, including but not limited to:

(a)     any derivative action or proceeding brought on behalf of the Company;

(b)    any action asserting a claim of breach of any fiduciary or other duty owed by any current or former Director, Officer or other employee of the Company to the Company or the Members;

(c)     any action asserting a claim arising pursuant to any provision of the Statute, the Memorandum or the Articles; or

(d)    any action asserting a claim against the Company governed by the “Internal Affairs Doctrine” (as such concept is recognized under the laws of the United States of America).

54.2      Each Member irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes.

54.3      Without prejudice to any other rights or remedies that the Company may have, each Member acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly the Company shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

54.4      This Article 54 shall not apply to any action or suits brought to enforce any liability or duty created by the Securities Act, as amended, the Exchange Act, as amended, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.

Annex B-32

Annex C

MOONLAKE IMMUNOTHERAPEUTICS
2022 EQUITY INCENTIVE PLAN

1.            Purpose

The purpose of this MoonLake Immunotherapeutics 2022 Equity Incentive Plan (the “Plan”) is to promote and closely align the interests of employees, officers, non-employee directors and other service providers of MoonLake Immunotherapeutics and its shareholders by providing share-based compensation and other performance-based compensation. The objectives of the Plan are to attract and retain the best available employees for positions of substantial responsibility and to motivate Participants to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s shareholders. The Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock and Other Share-Based Awards and for Incentive Bonuses, which may be paid in cash, Common Shares or a combination thereof, as determined by the Committee.

2.            Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)       “Act” means the U.S. Securities Exchange Act of 1934, as amended.

(b)       “Affiliate” means any entity in which the Company has a substantial direct or indirect equity interest, as determined by the Committee from time to time.

(c)       “Award” means an Option, Stock Appreciation Right, Restricted Stock Unit, Restricted Stock, Other Share-Based Award or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which may be subject to performance conditions.

(d)       “Award Agreement” means a written or electronic agreement or other instrument as may be approved from time to time by the Committee and designated as such implementing the grant of each Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee and designated as such.

(e)       “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Act.

(f)        “Board” means the Board of Directors of the Company.

(g)“Cause” has the meaning set forth in the written employment, offer, services or severance agreement or letter between the Participant and the Company or an Affiliate, or, if there is no such agreement or no such term is defined in such agreement, means a Participant’s Termination of Employment by the Company or an Affiliate by reason of (i) the Participant’s material breach of any agreement between the Participant and the Company or an Affiliate or any policy of the Company of an Affiliate; (ii) the willful failure or refusal by the Participant to substantially perform his or her duties; (iii) the commission or conviction of the Participant of, or the entering of a plea of nolo contendere by the Participant with respect to, (A) a felony or (B) a misdemeanor involving moral turpitude; or (iv) the Participant’s gross misconduct that causes harm to the reputation of the Company. A Participant’s employment or service will be deemed to have been terminated for Cause if it is determined subsequent to such Participant’s Termination of Employment that grounds for a Termination of Employment for Cause existed at the time of such Termination of Employment, as determined by the Committee.

(h)       “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any one of the following:

(i)          any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person or any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Section 2(h)(iii) below;

Annex C-1

(ii)         the following individuals cease for any reason to constitute a majority of the number of directors then serving: (A) individuals who, on the Effective Date (as defined below), constitute the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least a majority of the directors then still in office who were either directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(iii)        there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(iv)        the implementation of a plan of complete liquidation or dissolution of the Company; or

(v)         there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which is owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(i)        “Class A Shares” means the Class A ordinary shares of the Company, $0.001 par value per share.

(j)        “Class C Shares” means the Class C ordinary shares of the Company, $0.001 par value per share.

(k)       “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

(l)        “Committee” means the Compensation Committee of the Board (or any successor committee) or such other committee as designated by the Board to administer the Plan under Section 6.

(m)      “Common Share” means the Class A Shares, or such other class or kind of shares or other securities as may be applicable under Section 16.

(n)       “Company” means MoonLake Immunotherapeutics, a Cayman Islands exempted company, and except as utilized in the definition of Change in Control, any successor corporation.

(o)       “Disability” has the meaning set forth in a written employment, offer, services or severance agreement or letter between the Participant and the Company or an Affiliate, or, if there is no such agreement or no such term is defined in such agreement, means the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. A determination of Disability shall be made by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances, and in this respect, Participants shall submit to an examination by a physician upon request by the Committee.

(p)       “Dividend Equivalent” mean an amount payable in cash or Common Shares, as determined by the Committee, equal to the dividends that would have been paid to the Participant if the Common Share with respect to which the Dividend Equivalent relates had been owned by the Participant.

(q)       “Effective Date” means the date on which the Plan takes effect, as defined pursuant to Section 4.

(r)        “Eligible Person” any current or prospective employee, officer, non-employee director or other service provider of the Company or any of its Subsidiaries; provided however that Incentive Stock Options may only be granted to employees of the Company or any of its “subsidiary corporations” within the meaning of Section 424 of the Code.

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(s)        “Fair Market Value” means as of any date, the value of a Common Share determined as follows: (i) if the Common Share is listed on any established stock exchange, system or market, its Fair Market Value shall be the closing price for the Common Share as quoted on such exchange, system or market as reported in the Wall Street Journal or such other source as the Committee deems reliable (or, if no sale of Common Share is reported for such date, on the next preceding date on which any sale shall have been reported); and (ii) in the absence of an established market for the Common Share, the Fair Market Value thereof shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 409A-1(b)(5)(iv)(B) as the Committee deems appropriate.

(t)        “Incentive Bonus” means a bonus opportunity awarded under Section 12 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria established for a specified performance period as specified in the Award Agreement.

(u)       “Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(v)       “Non-Voting Stock” means the Class C Shares.

(w)      “Nonqualified Stock Option” means an Option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(x)       “Option” means a right to purchase a number of Common Shares at such exercise price, at such times and on such other terms and conditions as are specified in or determined pursuant to an Award Agreement. Options granted pursuant to the Plan may be Incentive Stock Options or Nonqualified Stock Options.

(y)       “Other Share-Based Award” means an Award granted to an Eligible Person under Section 11.

(z)       “Participant” means any Eligible Person to whom Awards have been granted from time to time by the Committee and any authorized transferee of such individual.

(aa)      “Person” shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 14(d) and 15(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

(bb)     “Restricted Stock” means an Award or issuance of Common Share the grant, issuance, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or engagement or performance conditions) and terms as the Committee deems appropriate.

(cc)      “Restricted Stock Unit” means an Award denominated in units of Common Shares under which the issuance of Common Shares (or cash payment in lieu thereof) is subject to such conditions (including continued employment or engagement or performance conditions) and terms as the Committee deems appropriate.

(dd)     “Separation from Service” or “Separates from Service” means a Termination of Employment that constitutes a “separation from service” within the meaning of Section 409A of the Code.

(ee)      “Stock Appreciation Right” or “SAR” means a right granted that entitles the Participant to receive, in cash or Common Shares or a combination thereof, as determined by the Committee, value equal to the excess of (i) the Fair Market Value of a specified number of Common Shares at the time of exercise over (ii) the exercise price of the right, as established by the Committee on the date of grant.

(ff)       “Subsidiary” means any business association (including a corporation or a partnership, other than the Company) in an unbroken chain of such associations beginning with the Company if each of the associations other than the last association in the unbroken chain owns equity interests (including shares or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other associations in such chain.

Annex C-3

(gg)     “Substitute Awards” means Awards granted or Common Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(hh)     “Termination of Employment” means ceasing to serve as an employee of the Company and its Subsidiaries or, with respect to a non-employee director or other service provider, ceasing to serve as such for the Company and its Subsidiaries, except that with respect to all or any Awards held by a Participant (i) the Committee may determine that a leave of absence or employment on a less than full-time basis is considered a “Termination of Employment,” (ii) the Committee may determine that a transition from employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a “Termination of Employment,” (iii) service as a member of the Board (or another capacity as a service provider) shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee, (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board or other service provider, and (v) the Committee may determine that a transition from employment with the Company or a Subsidiary to service to the Company or a Subsidiary other than as an employee shall constitute a “Termination of Employment”. The Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division or Subsidiary that employs or engages a Participant, shall be deemed to result in a Termination of Employment with the Company and its Subsidiaries for purposes of any affected Participant’s Awards, and the Committee’s decision shall be final and binding.

3.            Eligibility

Any Eligible Person is eligible for selection by the Committee to receive an Award.

4.            Effective Date and Termination of Plan

This Plan became effective on [_____] (the “Effective Date”). The Plan shall remain available for the grant of Awards until the 10th anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted.

5.            Shares Subject to the Plan and to Awards

(a)       Aggregate Limits. The aggregate number of Common Shares issuable under the Plan shall be equal to [______].1 The aggregate number of Common Shares available for grant under this Plan and the number of Common Shares subject to Awards outstanding at the time of any event described in Section 16 shall be subject to adjustment as provided in Section 16. The Common Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

(b)       Issuance of Shares. For purposes of Section 5(a), the aggregate number of Common Shares issued under this Plan at any time shall equal only the number of Common Shares actually issued upon exercise or settlement of an Award. Common Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Common Shares subject to Awards settled in cash shall not count as Common Shares issued under this Plan. The aggregate number of shares available for issuance under this Plan at any time shall not be reduced by (i) shares subject to Awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) shares subject to Awards that have been retained or withheld by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award, or (iii) shares subject to Awards that otherwise do not result in the issuance of shares in connection with payment or settlement thereof. In addition, shares that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award shall be available for issuance under this Plan.

(c)       Substitute Awards. Substitute Awards shall not reduce the Common Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares

____________

1        Note to Draft: To represent 8% of all the outstanding shares of the Company (on a fully diluted basis).

Annex C-4

available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of Common Share of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Common Shares authorized for issuance under the Plan; provided that, Awards using such available shares (i) shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, (ii) shall only be made to individuals who were employees of such acquired or combined company before such acquisition or combination, and (iii) shall comply with the requirements of any stock exchange or market or quotation system on which the Common Share is traded, listed or quoted.

(d)       Tax Code Limits. The aggregate number of Common Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall be equal to [_______],2 which number shall be calculated and adjusted pursuant to Section 16 only to the extent that such calculation or adjustment will not affect the status of any Option intended to qualify as an Incentive Stock Option under Section 422 of the Code.

(e)       Limits on Non-Employee Director Compensation. The aggregate dollar value of equity-based (based on the grant date Fair Market Value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any non-employee director shall not exceed $300,000; provided, however, that in the calendar year in which a non-employee director first joins the Board or during any calendar year in which a non-employee director is designated as Chairperson of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted to the non-employee director may be up to $500,000.

6.            Administration of the Plan

(a)       Administrator of the Plan. The Plan shall be administered by the Committee. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. To the maximum extent permissible under applicable law, the Committee (or any successor) may by resolution delegate any or all of its authority to one or more subcommittees composed of one or more directors and/or officers of the Company, and any such subcommittee shall be treated as the Committee for all purposes under this Plan. Notwithstanding the foregoing, if the Board or the Committee (or any successor) delegates to a subcommittee comprised of one or more officers of the Company (who are not also directors) the authority to grant Awards, the resolution so authorizing such subcommittee shall specify the total number of Common Shares such subcommittee may award pursuant to such delegated authority, and no such subcommittee shall designate any officer serving thereon or any officer (within the meaning of Section 16 of the Act) or non-employee director of the Company as a recipient of any Awards granted under such delegated authority. The Committee may further designate and delegate to one or more additional officers or employees of the Company or any Subsidiary, and/or one or more agents, authority to assist the Committee in any or all aspects of the day-to-day administration of the Plan and/or of Awards granted under the Plan.

(b)       Powers of Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including:

(i)          to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(ii)         to determine which Persons are Eligible Persons, to which of such Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards;

(iii)        to prescribe and amend the terms of the Award Agreements, to grant Awards and determine the terms and conditions thereof;

(iv)        to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, retention, vesting, exercisability or settlement of any Award;

____________

2        Note to Draft: Share limit to equal the share reserve number included in Section 5(a) above.

Annex C-5

(v)         to prescribe and amend the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan;

(vi)        to determine the extent to which adjustments are required pursuant to Section 16;

(vii)       to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Committee, in good faith, determines that it is appropriate to do so;

(viii)      to approve corrections in the documentation or administration of any Award;

(ix)        to make all other determinations deemed necessary or advisable for the administration of this Plan; and

(x)         to adopt such procedures and sub-plans as are necessary or appropriate (A) to permit or facilitate participation in this Plan by persons eligible to receive Awards under this Plan who are not citizens of or subject to taxation by, or who are employed outside, the United States or (B) to allow Awards to qualify for special tax treatment in a jurisdiction other than the United States. Committee approval will not be necessary for immaterial modifications to this Plan or any Award Agreement that are required for compliance with the laws of the relevant jurisdiction.

Notwithstanding anything in this Plan to the contrary, the Committee shall exercise its discretion in a manner that causes Awards to be compliant with or exempt from the requirements of Section 409A of the Code. Without limiting the foregoing, unless expressly agreed to in writing by the Participant holding an Award that is “deferred compensation” under Section 409A of the Code, the Committee shall not take any action with respect to any Award which constitutes (x) a modification of a stock right within the meaning of Treas. Reg. § 1.409A-1(b)(5)(v)(B) so as to constitute the grant of a new stock right, (y) an extension of a stock right, including the addition of a feature for the deferral of compensation within the meaning of Treas. Reg. § 1.409A-1 (b)(5)(v)(C), or (z) an impermissible acceleration of a payment date or a subsequent deferral of a stock right subject to Section 409A of the Code within the meaning of Treas. Reg. § 1.409A-1(b)(5)(v)(E).

The Committee may, in its sole and absolute discretion, without amendment to the Plan but subject to the limitations otherwise set forth in Section 20, waive or amend the operation of Plan provisions respecting exercise after Termination of Employment. The Committee or any member thereof may, in its sole and absolute discretion, except as otherwise provided in Section 20, waive, settle or adjust any of the terms of any Award so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe).

(c)       Determinations by the Committee. All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of, or operation of, any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select. Members of the Board and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for as a result of gross negligence or willful misconduct in the performance of their duties.

(d)       Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing any subject Common Shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the Common Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

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7.            Plan Awards

(a)       Terms Set Forth in Award Agreement. Awards may be granted to Eligible Persons as determined by the Committee at any time and from time to time prior to the termination of the Plan. The terms and conditions of each Award shall be set forth in an Award Agreement in a form approved by the Committee for such Award, which Award Agreement may contain such terms and conditions as specified from time to time by the Committee, provided such terms and conditions do not conflict with the Plan. The Award Agreement for any Award (other than Restricted Stock Awards) shall include the time or times at or within which and the consideration, if any, for which any Common Shares or cash, as applicable, may be acquired from the Company. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Agreements may vary.

(b)       Termination of Employment. Subject to the express provisions of the Plan, the Committee shall specify before, at, or after the time of grant of an Award the provisions governing the effect(s) upon an Award of a Participant’s Termination of Employment.

(c)       Rights of a Shareholder. A Participant shall have no rights as a shareholder with respect to Common Shares covered by an Award (including voting rights) until the date the Participant becomes the holder of record of such Common Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Sections 10(b), 11(b) or 16 of this Plan or as otherwise provided by the Committee.

8.            Options

(a)       Grant, Term and Price. The grant, issuance, retention, vesting and/or settlement of any Option shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or engagement, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. The term of an Option shall in no event be greater than 10 years; provided, however, the term of an Option (other than an Incentive Stock Option) shall be automatically extended if, at the time of its scheduled expiration, the Participant holding such Option is prohibited by law or the Company’s insider trading policy from exercising the Option, which extension shall expire on the 30th day following the date such prohibition no longer applies. The Committee will establish the price at which Common Shares may be purchased upon exercise of an Option, which in no event will be less than the Fair Market Value of such shares on the date of grant; provided, however, that the exercise price per Common Share with respect to an Option that is granted as a Substitute Award may be less than the Fair Market Value of the Common Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition that satisfies the requirements of (i) Section 409A of the Code, if such options held by such optionees are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code, and (ii) Section 424(a) of the Code, if such options held by such optionees are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. The exercise price of any Option may be paid in cash or such other method as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the Common Shares issuable under an Option, the delivery of previously owned Common Shares or withholding of Common Shares deliverable upon exercise.

(b)       No Repricing without Shareholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section 16), the Committee shall not, without shareholder approval, reduce the exercise price of a previously awarded Option, and at any time when the exercise price of a previously awarded Option is above the Fair Market Value of a Common Share, the Committee shall not, without shareholder approval, cancel and re-grant or exchange such Option for cash or a new Award with a lower (or no) exercise price.

(c)       No Reload Grants. Options shall not be granted under the Plan in consideration for, and shall not be conditioned upon the delivery of, Common Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(d)       Incentive Stock Options. Notwithstanding anything to the contrary in this Section 8, in the case of the grant of an Incentive Stock Option, if the Participant owns shares possessing more than 10% of the combined voting power of all classes of shares of the Company, the exercise price of such Option must be at least 110% of the Fair Market Value of the Common Shares on the date of grant and the Option must expire within a period of not more

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than five years from the date of grant. Notwithstanding anything in this Section 8 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (i) the aggregate Fair Market Value of the Common Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (ii) such Options otherwise remain exercisable but are not exercised within three months (or such other period of time provided in Section 422 of the Code) of separation of service (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder).

(e)       No Shareholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Option or any Common Shares subject to an Option until the Participant has become the holder of record of such shares.

9.            Stock Appreciation Rights

(a)       General Terms. The grant, issuance, retention, vesting and/or settlement of any Stock Appreciation Right shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or engagement, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of Options granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”). Upon exercise of a tandem SAR as to some or all of the shares covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise. Conversely, if the related Option is exercised as to some or all of the shares covered by the grant, the related tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Option exercise. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option, provided that the Fair Market Value of Common Share on the date of the SAR’s grant is not greater than the exercise price of the related Option. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 8 and all tandem SARs shall have the same exercise price as the Option to which they relate. Subject to the provisions of Section 8 and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Common Share, cash, Restricted Stock or a combination thereof, as determined by the Committee and set forth in the applicable Award Agreement.

(b)       No Repricing without Shareholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section 16), the Committee shall not, without shareholder approval, reduce the exercise price of a previously awarded Stock Appreciation Right, and at any time when the exercise price of a previously awarded Stock Appreciation Right is above the Fair Market Value of a Common Share, the Committee shall not, without shareholder approval, cancel and re-grant or exchange such Stock Appreciation Right for cash or a new Award with a lower (or no) exercise price.

(c)       No Shareholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Award of Stock Appreciation Rights or any Common Shares subject to an Award of Stock Appreciation Rights until the Participant has become the holder of record of such shares.

10.          Restricted Stock and Restricted Stock Units

(a)       Vesting and Performance Criteria. The grant, issuance, vesting and/or settlement of any Award of Restricted Stock or Restricted Stock Units shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or engagement, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. In addition, the Committee shall have the right to grant Restricted Stock or Restricted Stock Unit Awards as the form of payment for grants or rights earned or due under other shareholder-approved compensation plans or arrangements of the Company.

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(b)       Dividends and Distributions. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Common Shares, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and/or subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or distributions only to the extent provided by the Committee. Notwithstanding anything herein to the contrary, in no event will dividends or Dividend Equivalents be paid during the performance period with respect to unearned Awards of Restricted Stock or Restricted Stock Units that are subject to performance-based vesting criteria. Dividends or Dividend Equivalents accrued on such shares shall become payable no earlier than the date the performance-based vesting criteria have been achieved and the underlying shares or Restricted Stock Units have been earned.

11.          Other Share-Based Awards

(a)       General Terms. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Other Share-Based Awards. Common Shares delivered pursuant to an Other Share-Based Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Common Shares, other Awards, or other property, as the Committee shall determine.

(b)       Dividends and Distributions. Shares underlying Other Share-Based Awards shall be entitled to dividends or distributions only to the extent provided by the Committee. Notwithstanding anything herein to the contrary, in no event will Dividend Equivalents be paid during the performance period with respect to unearned Other Share-Based Awards that are subject to performance-based vesting criteria. Dividend Equivalents accrued on such shares shall become payable no earlier than the date the performance-based vesting criteria have been achieved and the shares underlying the Other Share-Based Award have been earned.

12.          Incentive Bonuses

(a)       Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus such criteria that shall determine the amount payable under an Incentive Bonus, which may include a target, threshold and/or maximum amount payable and any formula for determining such achievement, and which criteria may be based on performance conditions.

(b)       Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Common Share, as determined by the Committee.

(c)       Discretionary Adjustments. Notwithstanding satisfaction of any performance goals and, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may be adjusted by the Committee on the basis of such further considerations as the Committee shall determine.

13.          Performance Awards

The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of Common Shares, Restricted Stock Units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award (any such Award, a “Performance Award”). A Performance Award may be identified as “Performance Share,” “Performance Equity,” “Performance Unit” or other such term as chosen by the Committee.

14.          Deferral of Payment

The Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Common Shares or cash upon settlement, vesting or other events with respect to Restricted Stock Units, Other Share-Based Awards or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will any election to defer the delivery of Common Shares or any other payment with respect to any Award be allowed if

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the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code. The Company, any Subsidiary or Affiliate which is in existence or hereafter comes into existence, the Board and the Committee shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or the Committee.

15.          Conditions and Restrictions Upon Securities Subject to Awards

The Committee may provide that the Common Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Common Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Shares issued under an Award, including (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and holders of other Company equity compensation arrangements, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (d) provisions requiring Common Shares be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

16.          Adjustment of and Changes in the Shares

(a)       The number and kind of Common Shares available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of Common Shares subject to the limits set forth in Section 5, shall be equitably adjusted by the Committee to reflect any reorganization, reclassification, combination of shares, share split, reverse share split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of Common Shares outstanding. Such adjustment may be designed to comply with Section 424 of the Code or may be designed to treat the Common Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Common Shares to reflect a deemed reinvestment in Common Shares of the amount distributed to the Company’s securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Committee as to price, number or kind of Common Shares subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards. No fractional Common Shares shall be issued or issuable pursuant to such an adjustment.

(b)       In the event there shall be any other change in the number or kind of outstanding Common Shares, or any shares or other securities into which such Common Shares shall have been changed, or for which it shall have been exchanged, by reason of a Change in Control, other merger, consolidation or otherwise, then the Committee shall determine the appropriate and equitable adjustment to be effected, which adjustments need not be uniform between different Awards or different types of Awards. In addition, in the event of such change described in this paragraph, the Committee may accelerate the time or times at which any Award may be exercised, consistent with and as otherwise permitted under Section 409A of the Code, and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion.

(c)       Unless otherwise expressly provided in the Award Agreement or another contract, including an employment, offer, services or severance agreement or letter, or under the terms of a transaction constituting a Change in Control, the Committee shall provide that any or all of the following shall occur upon a Participant’s Termination of Employment without Cause within 12 months following a Change in Control: (i) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise any portion of the Option or Stock Appreciation Right not previously exercisable, (ii) in the case of any Award the vesting of which is in whole or in part subject to performance criteria or an Incentive Bonus, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse and the Participant shall have the right to receive a payment based on target level achievement or actual performance through a date determined by the

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Committee, and (iii) in the case of outstanding Restricted Stock, Restricted Stock Units or Other Share-Based Awards (other than those referenced in subsection (ii)), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse. Notwithstanding anything herein to the contrary, in the event of a Change in Control in which the acquiring or surviving company in the transaction does not assume or continue outstanding Awards or issue substitute awards upon the Change in Control, immediately prior to the Change in Control, all Awards that are not assumed, continued or substituted for shall be treated as follows effective immediately prior to the Change in Control: (A) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option or Stock Appreciation Right not previously exercisable, (B) in the case of any Award the vesting of which is in whole or in part subject to performance criteria or an Incentive Bonus, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse and the Participant shall have the right to receive a payment based on target level achievement or actual performance through a date determined by the Committee, as determined by the Committee, and (C) in the case of outstanding Restricted Stock, Restricted Stock Units or Other Share-Based Awards (other than those referenced in subsection (B)), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse. In no event shall any action be taken pursuant to this Section 16(c) that would change the payment or settlement date of an Award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Section 409A of the Code.

(d)       Notwithstanding anything in this Section 16 to the contrary, in the event of a Change in Control, the Committee may provide for the cancellation and cash settlement of all outstanding Awards upon such Change in Control.

(e)       Notwithstanding anything in this Section 16 to the contrary, an adjustment to an Option or Stock Appreciation Right under this Section 16 shall be made in a manner that will not result in the grant of a new Option or Stock Appreciation Right under Section 409A of the Code.

17.          Transferability

Each Award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, (a) outstanding Options may be exercised following the Participant’s death by the Participant’s beneficiaries or as permitted by the Committee and (b) a Participant may transfer or assign an Award as a gift to an entity wholly owned by such Participant (an “Assignee Entity”), provided that such Assignee Entity shall be entitled to exercise assigned Options and Stock Appreciation Rights only during the lifetime of the assigning Participant (or following the assigning Participant’s death, by the Participant’s beneficiaries or as otherwise permitted by the Committee) and provided further that such Assignee Entity shall not further sell, pledge, transfer, assign or otherwise alienate or hypothecate such Award.

18.          Compliance with Laws and Regulations

(a)       This Plan, the grant, issuance, vesting, exercise and settlement of Awards hereunder, and the obligation of the Company to sell, issue or deliver Common Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver Common Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Common Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Common Share shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Share underlying such Option is effective and current or the Company has determined, in its sole and absolute discretion, that such registration is unnecessary.

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(b)       In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

19.          Withholding

To the extent required by applicable federal, state, local or foreign law, the Committee may, and/or a Participant shall, make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Award or the issuance or sale of any Common Shares. The Company shall not be required to recognize any Participant rights under an Award, to issue Common Shares or to recognize the disposition of such Common Shares until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by the Company withholding cash from any compensation otherwise payable to or for the benefit of a Participant, the Company withholding a portion of the Common Shares that otherwise would be issued to a Participant under such Award or any other Award held by the Participant, or by the Participant tendering to the Company cash or, if allowed by the Committee, Common Shares.

20.          Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan, and the Committee may amend or alter any Award Agreement or other document evidencing an Award made under this Plan; however, except as provided pursuant to the provisions of Section 16, no such amendment shall, without the approval of the shareholders of the Company:

(a)increase the maximum number of Common Shares for which Awards may be granted under this Plan;

(b)       reduce the price at which Options may be granted below the price provided for in Section 8(a);

(c)       reprice outstanding Options or SARs as described in Sections 8(b) and 9(b);

(d)       extend the term of this Plan;

(e)       change the class of Persons eligible to be Participants;

(f)        increase the individual maximum limits in Section 5(e); or

(g)       otherwise amend the Plan in any manner requiring shareholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Share is traded, listed or quoted.

No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would materially impair the rights of the holder of an Award without such holder’s consent; provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of, or avoid adverse financial accounting consequences under, any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

21.          No Liability of Company

The Company, any Subsidiary or Affiliate which is in existence or hereafter comes into existence, the Board and the Committee shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of Common Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, vesting, exercise or settlement of any Award granted hereunder.

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22.          Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including the granting of Restricted Stock or Options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.          Governing Law

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Cayman Islands (without regard to its choice of law provisions). Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

24.          No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its Affiliates to terminate any Participant’s employment, service on the Board or service at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its Affiliates. Subject to Sections 4 and 20, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its Affiliates.

25.          Specified Employee Delay

To the extent any payment under this Plan is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon Separation from Service before the date that is six months after the specified employee’s Separation form Service (or, if earlier, the specified employee’s death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee’s Separation from Service (or, if earlier, as soon as administratively practicable after the specified employee’s death).

26.          No Liability of Committee Members

No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such Person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such Person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s Certificate of Incorporation and Bylaws (as each may be amended from time to time), as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

27.          Severability

If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

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28.          Unfunded Plan

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

29.          Clawback/Recoupment

Awards granted under this Plan will be subject to recoupment in accordance with any clawback policy that the Company adopts or is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including a reacquisition right in respect of previously acquired Common Shares or other cash or property upon the occurrence of misconduct. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any Participant and the Company.

30.          Interpretation

Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

Annex C-14

Annex D

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on October 4, 2021 by and between Helix Acquisition Corp., a Cayman Islands exempted company (the “Company”), and [each of] the subscriber part[y][ies] set forth on the signature page hereto ([each a/the] “Subscriber”).

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, the Company is entering into a certain investment agreement (the “Investment Agreement”) and a certain business combination agreement (the “Business Combination Agreement” and together with the Investment Agreement, the “Transaction Agreements”) with MoonLake Immunotherapeutics AG, a Swiss stock corporation (“MoonLake”), and the other parties thereto, providing for the combination of the Company and MoonLake and the transactions contemplated in the Transaction Agreements (the “Transactions”), and in connection therewith the Company shall change its name to a name reasonably determined by the Company, which name shall include the word “MoonLake”;

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Company, immediately prior to or substantially concurrently with the consummation of the Transactions, that number of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A Shares”), set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company;

WHEREAS, the Company and Subscriber are executing and delivering this Subscription Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended the (“Securities Act”); and

WHEREAS, concurrently with the execution of this Subscription Agreement, the Company is entering into subscription agreements (the “Other Subscription Agreements”) substantially similar to this Subscription Agreement with certain other investors (the “Other Subscribers”), pursuant to which such Other Subscribers have agreed to purchase on the closing date of the Transactions, inclusive of the Subscribed Shares, an aggregate of 11,500,000 Class A Shares at the Per Share Price.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber, severally and not jointly with any other Subscriber, hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “Subscription”).

Section 2. Closing.

(a) The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the closing date of the Transactions (the “Closing Date”), immediately prior to or substantially concurrently with the consummation of the Transactions and it is conditioned upon the effectiveness of the consummation of the Transaction.

(b) At least five (5) Business Days (as defined below) before the anticipated Closing Date, the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than two (2) Business Days prior to the anticipated Closing Date, Subscriber shall deliver the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice, such funds to be held by the Company in escrow until the Closing, and deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Shares are to be issued and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8 (and any required attachments thereto). The Company shall deliver to Subscriber (i) at the Closing, the Subscribed Shares in book entry

Annex D-1

form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions), and (ii) as promptly as practicable after the Closing, evidence from the Company’s transfer agent of the issuance to Subscriber of the Subscribed Shares (in book entry form) on and as of the Closing Date. Notwithstanding the foregoing two sentences, if Subscriber informs the Company [(and it does so hereby inform the Company)] (1) that it is an investment company registered under the Investment Company Act of 1940, as amended, (2) that it is advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended, or (3) that its internal compliance policies and procedures so require it, then, in lieu of the settlement procedures in the foregoing two sentences, the following shall apply: Subscriber shall deliver at 8:00 a.m. New York City time on the Closing Date (or as soon as practicable following receipt of evidence from the Company’s transfer agent of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date) the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery by the Company to Subscriber of the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) and evidence from the Company’s transfer agent of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date. As promptly as practicable after the Closing, upon request of the Subscriber, the Company shall provide Subscriber updated book-entry statements from the Company’s transfer agent reflecting the change in name of the Company to occur in connection with the Closing. In the event that the consummation of the Transactions does not occur within three (3) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Company and Subscriber, the Company shall promptly (but in no event later than five (5) Business Days after the anticipated Closing Date specified in the Closing Notice) return the Purchase Price so delivered by Subscriber to the Company by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth herein, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 6 herein, Subscriber shall remain obligated (A) to redeliver funds to the Company in accordance with this Section 2 following the Company’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing immediately prior to or substantially concurrently with the consummation of the Transactions. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York, the Canton of Zug, Switzerland, or the Cayman Islands.

(c) The Closing shall be subject to the satisfaction, or written waiver by each of the parties hereto, of the conditions that, on the Closing Date:

(i)     no suspension of the qualification of the Class A Shares for offering or sale or trading by the Securities and Exchange Commission (the “Commission”) or under applicable rules of the Nasdaq Capital Market (“Nasdaq”), or initiation or threatening in writing of any proceedings for any of such purposes, shall have occurred, and the Class A Shares shall be approved for listing on Nasdaq, subject only to official notice of issuance;

(ii)    all conditions precedent to the closing of the Transactions set forth in the Transaction Agreements, including all necessary approvals of the Company’s shareholders and regulatory approvals, if any, shall have been satisfied (as determined by the parties to the Transaction Agreements) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transactions pursuant to the Transaction Agreements), and the closing of the Transactions shall be scheduled to occur substantially concurrently with or immediately following the Closing; and

(iii)   no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.

Annex D-2

(d) The obligation of the Company to consummate the Closing shall be subject to the satisfaction or waiver by the Company of the additional conditions that, on the Closing Date:

(i)     the representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations or warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations or warranties shall be true and correct in all respects) as of such earlier date, in each case without giving effect to the consummation of the Transactions; and

(ii)    Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(e) The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date:

(i)     Section 2.2(g) of the Business Combination Agreement shall not have been amended, modified, supplemented or waived, without the written consent of Subscriber;

(ii)    except to the extent consented to in writing by Subscriber (not to be unreasonably withheld, conditioned or delayed), the Transaction Agreements (as filed with the Commission on or shortly after the date hereof) shall not have been amended, modified, supplemented or waived in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber (in its capacity as such) would reasonably expect to receive under this Subscription Agreement;

(iii)   the representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such earlier date);

(iv)   no Other Subscription Agreement shall have been amended, modified or waived in any manner that materially benefits any Other Subscriber unless the Subscriber shall have been offered in writing substantially similar benefits;

(v)    the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(vi)   after giving effect to the issuance of Class A Shares in this offering and pursuant to the consummation of the Transactions (including, for the avoidance of doubt, the BVF Share Transfer, as such term is defined in the Section 2.2(g) of the Business Combination Agreement) on the Closing Date, no fewer than 31,637,389 shares of Class A Shares will have been issued and outstanding, and all such issued and outstanding Class A Shares shall have been issued prior to or contemporaneously with the issuance of Subscribed Shares to the Subscriber.

Annex D-3

(f) Prior to or at the Closing, Subscriber shall deliver or cause to be delivered to the Company all such other information as is reasonably requested and necessary in order for the Company to issue the Subscribed Shares to Subscriber.

Section 3. Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a) The Company (i) is duly incorporated, validly existing as a company and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company’s ability to consummate (i) the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares, or (ii) the Transactions.

(b) As of the Closing Date, the Subscribed Shares will be duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under this Agreement, the organizational documents of the Company or applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents (as adopted on or prior to the Closing Date) or the laws of its jurisdiction of incorporation. As of the Closing Date, the Subscribed Shares will be issued in book entry form and approved for listing on Nasdaq.

(c) This Subscription Agreement has been duly authorized, executed and delivered by the Company, and, assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and by the availability of equitable remedies.

(d) The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) assuming the accuracy of the representations and warranties of Subscriber in Section 4, any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.

(e) Assuming the accuracy of the representations and warranties of Subscriber, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement (as defined below) with the Commission pursuant to Section 5 below, (iii) those required by Nasdaq, including with respect to obtaining shareholder approval, (iv) those required to consummate the Transactions as provided under the Transaction Agreements, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, in connection with the Transactions and (vii) those the failure of which to obtain would not be reasonably expected to have a Company Material Adverse Effect.

Annex D-4

(f) Except for such matters as have not had or would not be reasonably expected to have a Company Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

(g) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Company to Subscriber.

(h) Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Subscribed Shares.

(i) Except for Jefferies LLC, Cowen and Company, LLC and SVB Leerink LLC (the “Placement Agents”), no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber. The Company is solely responsible for the payment of any fees, costs, expenses and commissions of the Placement Agents.

(j) As of their respective dates, or if amended prior to the date of this Subscription Agreement, as of the date of such amendment, each report, form, statement, schedule, prospectus, proxy, registration statement and other document required to be filed by the Company with the Commission (such reports, the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder. None of the SEC Reports, when filed, or if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that were amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports, when filed, complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly presented in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. There are no material outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports. A copy of each SEC Report is available to Subscriber via the Commission’s EDGAR system.

(k) As of the date of this Subscription Agreement, the authorized share capital of the Company consists of (i) 500,000,000 Class A ordinary shares, par value $0.0001 per share, of the Company, 11,930,000 of which are issued and outstanding as of the date of this Subscription Agreement, (ii) 50,000,000 Class B ordinary shares, par value $0.0001 per share, of the Company, of which 2,875,000 shares are issued and outstanding as of the date of this Subscription Agreement, and (iii) 5,000,000 preference shares of par value $0.0001 each, of which no shares are issued and outstanding as of the date of this Subscription Agreement (the securities described in clauses (i), (ii) and (iii) collectively, the “Company Securities”). The foregoing represents all of the issued and outstanding Company Securities as of the date of this Subscription Agreement. All issued and outstanding Company Securities (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable law, including federal and state securities laws, and all requirements set forth in (1) the Company’s Amended and Restated Memorandum and Articles of Association, as amended from time to time (the “Company Constitutional Documents”), and (2) any other applicable contracts governing the issuance of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable law, the Company Constitutional Documents or any contract to which the Company is a party or otherwise bound. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreements and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Company Securities or other equity interests in the Company or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, the Company has no subsidiaries, other than the subsidiaries formed to consummate the Transactions, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which

Annex D-5

the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than as contemplated by the Transaction Agreements and the other agreements and arrangements referred to therein.

(l) There are no securities issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Subscribed Shares or the Class A Shares to be issued pursuant to the Other Subscription Agreements or securities to be issued pursuant to the Transaction Agreements, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

(m) The Company is in compliance with all applicable laws and has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(n) The Company has not entered into any side letter or similar agreement or understanding (written or oral) with any Other Subscriber or any other investor relating to such Other Subscriber’s or other investors’ direct or indirect investment in the Company, other than the Other Subscription Agreements and the Transaction Documents and other agreements and arrangements referred to therein to the extent that an Other Subscriber is a party thereto, or any side letter or similar agreement unrelated to such Other Subscription or whose terms and conditions are not materially more advantageous to such Other Subscriber than the terms and conditions hereunder are to Subscriber (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons). The Other Subscription Agreements reflect (i) the same Per Share Price and (ii) other terms with respect to the purchase of the Subscribed Shares that are no more favorable to the Other Subscribers thereunder than the terms of this Subscription Agreement, other than terms particular to the regulatory requirements of such subscriber or its affiliates or related funds.

(o) The Company is not, and immediately after receipt of payment for the Subscribed Shares of the Company will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(p) The issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the Commission to prohibit or terminate the listing of the Class A Shares or, when issued, the Subscribed Shares, or to deregister the Class A Shares under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the Class A Shares under the Exchange Act.

(q) There has been no action taken by the Company, or, to the knowledge of the Company, any officer, director, equityholder, manager, employee, agent or representative of the Company, in each case, acting on behalf of the Company, in violation of any applicable Anti-Corruption Laws (as herein defined). The Company has not (i) been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (ii) conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws or (iii) received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.

(t) The Class A Shares are eligible for clearing through The Depository Trust Company (the “DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Class A Shares. The transfer agent is a participant in DTC’s Fast Automated Securities Transfer Program.

(u) The Company acknowledges that there have been no, and in issuing the Subscribed Shares the Company is not relying on any, representations, warranties, covenants and agreements made to the Company by Subscriber, any of its officers, directors, trustees, investment adviser or representatives or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements expressly stated in this Subscription Agreement.

Annex D-6

(x) Neither the Company nor any of its directors is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively, “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, a country or territory that is the target of country-wide or territory-wide economic or trade sanctions (currently Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine), (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Company agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Company is permitted to do so under applicable law. The Company also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs.

(y) The Company is classified as a Subchapter C corporation for U.S. federal tax purposes.

Section 4. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:

(a) Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and (ii) has the requisite power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly authorized, executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c) The execution, delivery and performance by Subscriber of this Subscription Agreement, the purchase of the Subscribed Shares, the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) satisfying the applicable requirements set forth on Annex A, (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or an institutional accredited investor and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto), and (iv) is an “institutional account” as defined by FINRA Rule 4512(c). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares, unless such newly formed entity is an entity in which all of the equity owners are accredited investors.

Annex D-7

(e) Subscriber acknowledges and agrees that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Subscribed Shares have not been registered under the Securities Act and that the Company is not required to register the Subscribed Shares except as set forth in Section 5 of this Subscription Agreement. Subscriber acknowledges and agrees that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act (including, without limitation, a private resale pursuant to so-called rule 4(a) (11/2) of the Securities Act), and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and that any certificates or account entries representing the Subscribed Shares shall contain the restrictive legend set forth in Section 4(r). Subscriber acknowledges and agrees that the Subscribed Shares will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Subscriber may not be able to readily resell, transfer, pledge or otherwise dispose of the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), absent a change in law, receipt of regulatory no-action relief or an exemption, until at least one year from the Closing Date. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or other disposition of any of the Subscribed Shares.

(f) Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it [and its investment adviser] [is][are] not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, MoonLake, the Placement Agents, any of their respective affiliates or control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Subscription Agreement. Subscriber acknowledges that certain information provided by the Company was based on projections prepared by MoonLake, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber further acknowledges that no disclosure or offering document has been prepared by the Placement Agents or any of their respective affiliates in connection with the offer and sale of the Subscribed Shares. Subscriber acknowledges that in connection with the issuance and sale of the Subscribed Shares, no Placement Agent has acted as a financial advisor or fiduciary to any Subscriber. None of the Placement Agents or any of their respective directors, officers, employees, representatives or controlling persons has made any independent investigation with respect to the Company, the Subscribed Shares or the completeness or accuracy of any information provided to the Subscriber. Subscriber agrees that none of the Placement Agents, nor any of their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors or employees, shall be liable to the Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Shares.

(g) In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber [and its investment adviser]. Subscriber acknowledges and agrees that Subscriber [and its investment adviser] [has][have] received such information as Subscriber [and its investment adviser] deem[s] necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company and its subsidiaries, MoonLake and its subsidiaries (collectively, the “Acquired Companies”) and the Transactions, and made its own assessment [(together with its investment adviser)] and is satisfied concerning the relevant financial, tax, and other economic considerations relevant to Subscriber’s investment in the Subscribed Shares. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, [(including its investment adviser),] have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, [(including its investment adviser),] have deemed necessary to make an investment decision with respect to the Subscribed Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that it [and its investment adviser] [has][have] had an opportunity to review the Company’s SEC Reports. Subscriber acknowledges and agrees that (i) none of the Placement Agents or any of their respective affiliates has provided Subscriber with any information or advice with respect to the Subscribed Shares nor is such information or advice necessary or desired; (ii) none of the Placement Agents or any of their respective affiliates has made or makes any representation as to the Company or the Acquired Companies or the quality or value of the Subscribed Shares; and (iii) the Placement Agents and any of their respective affiliates may have acquired non-public information with respect to the Company or the Acquired Companies which Subscriber agrees need not be provided to it.

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(h) Subscriber [and its investment adviser] became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber [and its investment adviser] and the Company and/or MoonLake, or their respective representatives or affiliates, or by means of contact from the Placement Agents, and the Subscribed Shares were offered to Subscriber [and its investment adviser] solely by direct contact between Subscriber [and its investment adviser] and the Company and/or MoonLake, or their respective affiliates, or between Subscriber [and its investment adviser] and the Placement Agents. Subscriber [and its investment adviser] did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber [or its investment adviser], by any other means. Subscriber acknowledges that the Company represents and warrants that the Subscribed Shares (i) were not offered by any form of general advertising or general solicitation and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Subscriber further acknowledges and agrees that Jefferies LLC is acting as capital markets advisor to the Company in relation to the Transactions and SVB Leerink LLC is acting as financial advisor to the Company in relation to the Transactions.

(i) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares, including those set forth in the SEC Reports. Subscriber[, together with its investment adviser,] has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber [and its investment adviser] [has][have] had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber [and its investment adviser] [has][have] considered necessary to make an informed investment decision. Subscriber acknowledges that Subscriber shall be responsible for any of Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that none of the Company, MoonLake, or any of their respective agents or affiliates has offered Subscriber any tax advice relating to Subscriber’s investment in the Subscribed Shares, or made any representations, warranties or guarantees regarding the tax consequences of Subscriber’s investment in the Subscribed Shares.

(j) Alone, or together with any professional advisor(s), [including its investment adviser], Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(k) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(l) Subscriber is not, and is not owned or controlled by or acting on behalf of (in connection with this Subscription), a Sanctioned Person. Subscriber is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required by applicable law, it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons. Subscriber further represents and warrants that, to the extent required by applicable law, the Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived. For purposes of this Agreement, “Sanctioned Person” means at any time any person or entity: (a) listed on any Sanctions-related list of designated or blocked or restricted persons; (b) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region); or (c) owned or controlled by or acting on behalf of any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (b) the European Union and enforced by its member states, (c) the United Nations and (d) Her Majesty’s Treasury.

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(m) Subscriber, together with any of its affiliates holding the Subscribed Shares, are not currently (and at all times through Closing will refrain from being or becoming) members of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company or MoonLake (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(n) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Subscribed Shares by Subscriber hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing, in each case as a result of the purchase by Subscriber of Subscribed Shares hereunder.

(o) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither the Company, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on by Subscriber for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) the acquisition and holding of the Subscribed Shares will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(p) Subscriber at the Closing will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(q) No broker or finder has acted on behalf of Subscriber in connection with the sale of the Subscribed Shares to pursuant to this Subscription Agreement in such way as to create any liability on the Company.

(r) Subscriber acknowledges and agrees that the certificate or book entry position representing the Subscribed Shares will bear or reflect, as applicable, a legend substantially similar to the following:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO THE COMPANY, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THE COMPANY MAY REQUIRE THE DELIVERY OF A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR ANY OTHER INFORMATION IT REASONABLY REQUIRES TO CONFIRM THE SECURITIES ACT EXEMPTION FOR SUCH TRANSACTION.”

Section 5. Registration Rights.

(a) The Company shall submit or file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Subscribed Shares (the “Registration Statement”) no later than thirty (30) calendar days after the Closing (such deadline the “Filing Deadline”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the

Annex D-10

filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the earlier of (A) the filing of the Registration Statement and (B) the Filing Deadline, and (ii) the 10th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such deadline the “Effectiveness Deadline”), provided, that if the Filing Deadline or Effectiveness Deadline falls on Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline or Effectiveness Deadline, as the case may be, shall be extended to the next business day on which the Commission is open for business, however, that the Company’s obligations to include Subscriber’s Subscribed Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Subscribed Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by the Company to effect the registration of the Subscribed Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. Any failure by the Company to file the Registration Statement by the Filing Deadline or to cause the effectiveness of such Registration Statement by the Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or cause the effectiveness of the Registration Statement as set forth above in this Section 5. At the Subscriber’s request, the Company will use its commercially reasonable efforts to provide a draft of the Registration Statement to Subscriber for review (but not comment) at least two (2) business days in advance of filing the Registration Statement, provided, that, for the avoidance of doubt, in no event shall the Company be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Subscriber’s review. With respect to the information to be provided by the Subscriber pursuant to the foregoing, the Company shall request such information at least three (3) Business Days prior to the anticipated initial filing date of the Registration Statement. In no event shall the Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that if the Commission requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw from the Registration Statement, it being understood that such withdrawal shall not relieve the Company of its obligation to register for resale the Subscribed Shares at a later date. The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use its commercially reasonable efforts to, at its expense, cause such Registration Statement to remain effective with respect to Subscriber, keep any qualification, exemption or compliance under state securities laws which the Company determines to obtain continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of (i) two years from the issuance of the Subscribed Shares, (ii) the date on which all of the Subscribed Shares shall have been sold, or (iii) the first date on which the undersigned can sell all of its Subscribed Shares (or shares received in exchange therefor) under Rule 144 without limitation as to the manner of sale, the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144; provided, that the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material non-public information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two (2) occasions or for more than sixty (60) consecutive calendar days, or more than one hundred twenty (120) total calendar days, in each case during any twelve-month period.

Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company) (A) of the occurrence of any Suspension Event during the period that the Registration Statement is effective or (B) that, as a result of a Suspension Event, the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted

Annex D-11

pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any confidential information included in such written notice delivered by the Company, provided that Subscriber may disclose such confidential information to its professional advisors who are subject to confidentiality obligations to the extent necessary to obtain their services in connection with monitoring its investment in the Company or unless otherwise required by law or subpoena. If so directed by the Company, Subscriber will deliver to the Company or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Subscribed Shares. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Subscribed Shares by Subscriber, any other Class A Shares by any Other Subscribers or Class A Shares by any other selling stockholder named in the Registration Statement, the Company will promptly notify Subscriber of such event, and such Registration Statement shall register for resale such number of Class A Shares which is equal to the maximum number of Subscribed Shares as is permitted by the Commission. In such event, the number of Class A Shares to be registered for Subscriber, such Other Subscriber or other selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Subscribed Shares under Rule 415 under the Securities Act, the Company shall use commercially reasonable efforts to amend the Registration Statement or file with the Commission, as promptly as allowed by the Commission, one or more registration statements to register the resale of those Registrable Securities (as defined below) that were not registered on the initial Registration Statement, as so amended and to cause such amendment or Registration Statement to become effective as promptly as practicable.

(b) In the case of a registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration. The Company shall advise Subscriber as promptly as practicable, but in no event later than five (5) Business Days or such earlier date as indicated:

(i)     when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)    of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information with respect to the Subscriber;

(iii)   of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose within two (2) Business Days of the Company’s notice of such event;

(iv)   of the receipt by the Company of any notification with respect to the suspension of the qualification of the Subscribed Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)    subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

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Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, non-public information regarding the Company other than to the extent that providing notice to Subscriber of the occurrence of the events listed in clauses (i) through (v) above may constitute material, non-public information regarding the Company.

(c) The Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable.

(d) Except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement as contemplated by this Subscription Agreement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Subscribed Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Company shall use its commercially reasonable efforts to cause all Subscribed Shares to be listed on each securities exchange or market, if any, on which the Class A Shares have been listed.

(f) The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Subscribed Shares required hereby.

(g) For purposes of this Section 5, “Subscribed Shares” shall be deemed to include, as of any date of determination, the Subscribed Shares and any equity security issued or issuable with respect to such Subscribed Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Subscriber” shall mean the Subscriber or any affiliate of the Subscriber or other person to whom the rights under this Section 5 shall have been assigned.

Section 6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof (in each case, except for those provisions expressly contemplated to survive such termination), upon the earlier to occur of (a) such date and time as either of the Transaction Agreements is terminated in accordance with its terms; (b) upon the mutual written agreement of the parties hereto to terminate this Subscription Agreement; (c) if, on the Closing Date of the Transactions, any of the conditions to Closing set forth in Section 2 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated; or (d) on May 30, 2022; provided, that nothing herein will relieve any party from liability for any willful breach hereto prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of either of the Transaction Agreements promptly after the termination thereof. Upon the termination of this Subscription Agreement in accordance with this Section 6, any monies paid by Subscriber to the Company in connection herewith shall be promptly (and in any event within one (1) Business Day after such termination) returned to Subscriber.

Section 7. Trust Account Waiver. Subscriber hereby acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated October 19, 2020, the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public shareholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, arising as a result of, in connection with or relating in any way to this Subscription Agreement, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Subscription Agreement, and (c) will not seek recourse against the Trust Account for any reason

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whatsoever; provided, however, that nothing in this Section 7 shall be deemed to limit any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s (x) record or beneficial ownership of Class A Shares acquired by means other than pursuant to this Subscription Agreement or (y) redemption rights in connection with the Transactions with respect to any Class A Shares of the company owned by such Subscriber or limit Subscriber’s right to distributions from the Trust Account in accordance with the Company Constitutional Documents in respect of the Class A Shares acquired by any means other than pursuant to this Subscription Agreement.

Section 8. Indemnity.

(a) The Company agrees to indemnify and hold harmless, to the extent permitted by law, Subscriber, its directors, trustees, officers, employees, advisers and agents, and each person who controls Subscriber (within the meaning of the Securities Act or the Exchange Act) and each affiliate of Subscriber (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, charges, claims, damages, liabilities, costs and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) that arise out of or are caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, any prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto, or document incorporated therein by reference, (ii) or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances in which they were made) not misleading, except insofar as such untrue statement, alleged untrue statement, omissions, or alleged omission is caused by or contained in any information furnished in writing to the Company by or on behalf of Subscriber expressly for use therein.

(b) To the extent permitted by law, and in connection with any Registration Statement in which Subscriber is participating, Subscriber agrees, severally and not jointly with any Other Subscriber in the offering contemplated by this Subscription Agreement, to indemnify and hold harmless the Company, its directors, officers, employees and agents, and each person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Company against any losses, charges, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, any prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances in which they were made) not misleading, but only to the extent that such untrue statement, alleged untrue statement, omissions, or alleged omission is caused by or contained in any information furnished in writing to the Company by or on behalf of Subscriber expressly for use therein. In no event shall the liability of Subscriber payable by way of indemnity or contribution under this Section 8(b) or under Section 8(e) be greater than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification or contribution obligation.

(c) Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

Annex D-14

(d) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, trustee, [investment adviser,] employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Subscribed Shares purchased pursuant to this Subscription Agreement.

(e) If the indemnification provided under this Section 8 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, charges, claims, damages, liabilities, costs and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, charges, claims, damages, liabilities, costs and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8 from any person who was not guilty of such fraudulent misrepresentation. Any contribution by Subscriber pursuant to this Section 8(e) (together with any indemnity under Section 8(b)) shall be no greater than the amount of net proceeds received by such Subscriber from the sale of such Subscribed Shares purchased pursuant to this Subscription Agreement giving rise to this obligation. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement or the transactions contemplated hereby.

Section 9. Company’s Covenants.

(a) At the request of the holder of the Subscribed Shares, and subject to the execution and delivery of such representation letters and other information as the Company, its counsel or its transfer agent shall reasonably request, the Company shall use its commercially reasonable efforts to promptly cause the removal of the legend set forth in Section 4(r) from the book-entry position evidencing the Subscribed Shares, and if required by the Company’s transfer agent, cause an opinion of counsel to the Company be provided in a form reasonably acceptable to the Company’s transfer agent to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, and cause the transfer agent for the Company to issue a certificate without such legend to the holder of the Subscribed Shares or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Subscribed Shares are sold pursuant to an effective registration statement under the Securities Act, or (ii) the Subscribed Shares are sold, assigned or transferred pursuant to Rule 144, provided that, with respect to a request pursuant to foregoing clause (i), the Company shall use commercially reasonable efforts to cause such legend to be removed within two (2) Business Days of such request, subject to receipt of documentation from the Subscriber as set forth in this Section 9(a). The Company shall be responsible for the fees of its transfer agent, its legal counsel (including for purposes of giving the opinion referenced herein) and all DTC fees associated with such issuance and the Subscriber shall be responsible for its fees or costs associated with such removal of the legend set forth in Section 4(r) (including its legal fees or costs of its legal counsel).

(b) With a view to making available to Subscriber the benefits of Rule 144 that permit Subscriber to sell securities of the Company to the public without registration, the Company agrees, for so long as Subscriber holds Subscribed Shares, to:

(i)     make and keep public information available, as those terms are understood and defined in Rule 144; and

(ii)    file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144.

Annex D-15

(c) For any taxable year with respect to which the Company determines it is a “passive foreign investment company” within the meaning of Section 1297(a) of the Code (a “PFIC”), upon request of the Subscriber the Company shall use commercially reasonable efforts to make available information reasonably necessary to compute income of such Subscriber (or its direct or indirect owners) as a result of the Company’s status as a PFIC, including timely providing a PFIC Annual Information Statement to enable holders to make a “Qualifying Electing Fund” election under Section 1295 of the Code for such taxable period.

Section 10. Miscellaneous.

(a) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email, during normal business hours on a Business Day and otherwise as of the opening of the immediately following Business Day, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 10(a).

(b) Subscriber acknowledges that (i) the Company, and following the Closing Date, MoonLake will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement and (ii) the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in Section 4 of this Subscription Agreement; provided, however, that the foregoing clause of this Section 10(b) shall not give the Company, MoonLake or the Placement Agents any rights other than those expressly set forth herein. Prior to the Closing, Subscriber agrees to promptly notify the Company if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. Subscriber acknowledges and agrees that the purchase by Subscriber of Subscribed Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Subscriber as of the time of such purchase. The Company acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties of the Company contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber and the Placement Agents if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

(c) Each of the Company, MoonLake, the Placement Agents and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d) Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e) Subscriber hereby agrees that it shall not execute any short sales (as such term is defined in Regulation SHO under the Exchange Act, 17 CFR 242.200) or engage in other hedging transactions of any kind (other than pledges in the ordinary course of business as part of prime brokerage arrangements) directly with respect to the Subscribed Shares during the period from the date of this Subscription Agreement through the Closing (or such earlier termination of this Subscription Agreement). Notwithstanding anything to the contrary set forth herein, (i) nothing in this Section 10(e) shall prohibit any entities under common management or that share an investment adviser with Subscriber from entering into any short sales or engaging in other hedging transactions; and in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, this Section 10(e) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement. The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Subscribed Shares may be pledged by Subscriber in connection with a bona fide margin agreement, provided that such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber effecting a pledge of the Subscribed Shares shall not be required to provide the Company with any notice thereof; provided,

Annex D-16

however, that neither the Company nor its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Subscribed Shares are not subject to any contractual lock up or prohibition on pledging, the form of such acknowledgment to be subject to review and comment by the Company in all respects.

(f) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned, subject to the provisions of the last sentence of this paragraph. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Company may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transactions and exclusively to another entity under the control of, or under common control with, the Company). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager/adviser who acts on behalf of Subscriber) or, with the Company’s prior written consent, to another person; provided, that such affiliate or other person executes a joinder to this Subscription Agreement, such joinder to be in form and substance satisfactory to the Company, and no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations unless otherwise expressly agreed in writing by the Company.

(g) All the representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereunder shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

(h) The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares and to register the Subscribed Shares for resale, and Subscriber shall promptly provide such information as may be reasonably requested, provided that the Company agrees to keep such information confidential. Subscriber acknowledges that the Company may file a copy of the form of this Subscription Agreement with the Commission as an exhibit to a periodic report of the Company or a registration statement of the Company.

(i) This Subscription Agreement may not be amended or modified except by an instrument in writing, signed by each of the parties hereto. This Subscription Agreement may not be waived except by an instrument in writing, signed by the party against whom enforcement of such waiver is sought.

(j) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(k) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in Section 5, Section 10(b), Section 10(c) and this Section 10(k) with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties thereto, and their respective successors and assigns.

(l) The parties hereto acknowledge and agree that (i) this Subscription Agreement is being entered into in order to induce the Company to execute and deliver the Transaction Agreements and (ii) irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce Subscriber’s obligations to fund the Purchase Price and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in

Annex D-17

connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 10(l) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(m) In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

(n) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(o) No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(p) This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(q) This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(r) EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

Annex D-18

(s) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 10(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(t) This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party.

(u) If any change in the Class A Shares shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, sub-division (including consolidation) or combination, exchange or readjustment of shares, or any share dividend, the number of Subscribed Shares issued to Subscriber and the Per Share Price shall be appropriately adjusted to reflect such change.

(v) The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or furnish or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the Transactions and any other material, non-public information that the Company has provided to Subscriber at any time prior to the filing of the Disclosure Document.. Upon the issuance of the Disclosure Document, to the Company’s knowledge, Subscriber (provided, that Subscriber is not, or is not an affiliate of any person who is, an existing investor in MoonLake) shall not be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company, the Placement Agents, or any of their respective affiliates in connection with the Transactions. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall not and shall cause the Placement Agents and MoonLake to not (i) publicly disclose the name of Subscriber [(including its investment adviser)] or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers, [(including its investment adviser),] if applicable, in any press release, without the prior written consent of Subscriber and (ii) publicly disclose the name of Subscriber or any of its affiliates or advisers, [(including its investment adviser),] or include the name of Subscriber or any of its affiliates or advisers [(including its investment adviser)] in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (A) as required by the federal securities law, regulatory agency or under the regulations of Nasdaq and (B) as expressly contemplated by Section 5(a) of this Subscription Agreement, in each of which case, the Company shall provide Subscriber with prior written notice of such disclosure. Subscriber will promptly provide any information reasonably requested by the Company or any of its affiliates that is required for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission).

(w) The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber [and its investment adviser] independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, MoonLake or any of their respective subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its [investment advisers,] agents

Annex D-19

or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber [(together with its investment adviser)] shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(x) [If Subscriber is a Massachusetts Business Trust, a copy of the Agreement and Declaration of Trust of Subscriber or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of Subscriber or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of Subscriber or any affiliate thereof individually but are binding only upon Subscriber or any affiliate thereof and its assets and property.] [The Subscriber is a Massachusetts Business Trust. A copy of the Declaration of Trust of Subscriber or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the Subscriber or any affiliate thereof by an officer or trustee of the Subscriber in his or her capacity as an officer or trustee of the Subscriber, and not individually and that the obligations of or arising out of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of Subscriber or any affiliate thereof individually but are binding only upon the assets and property of Subscriber or any affiliate thereof.]

[Signature pages follow]

Annex D-20

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

helix acquisition corp.
By:
	Name:	Bihua Chen
	Title:	Chief Executive Officer
Address for Notices:
Neb Obradovic Cormorant Asset Management LP 200 Clarendon Street 52nd Floor Boston, MA 02116

[Signature Page to Subscription Agreement]

Annex D-21

[SUBSCRIBER]
By:
Name:
Title:
Address for Notices:

Email:
Name in which shares are to be registered:
Number of Subscribed Shares subscribed for:
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$___________________

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company in the Closing Notice.

[Signature Page to Subscription Agreement]

Annex D-22

Annex A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber
and constitutes a part of the Subscription Agreement.

A.          QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐     Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)

☐     Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

**OR**

B.          ACCREDITED INVESTOR STATUS (Please check the box)

☐     Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulations D under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

**AND**

C.          AFFILIATE STATUS
(Please check the applicable box)

    SUBSCRIBER:

☐     is:

☐     is not:

         an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

    Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐     Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐     Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐     Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐     Any corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐     Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

Annex D-23

☐     Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐     Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐     Any trust with assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person; or

☐     Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests or one of the following tests.

Specify which tests:

This page should be completed by Subscriber and constitutes a part of the Subscription Agreement.

Annex D-24

Annex E

FORM OF AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of ____, 202_, is made and entered into by and among: (i) MoonLake Immunotherapeutics (formerly known as Helix Acquisition Corp.), a Cayman Islands exempted company (the “Company”); (ii) Helix Holdings LLC, a Cayman Islands limited liability company (the “Sponsor”); (iii) the persons or entities identified as “New Holders” on the signature pages hereto (collectively, the “New Holders”); and (iv) the persons or entities identified as “Existing Holders” on the signature pages hereto (the “Existing Holders,” and together with the Sponsor, the New Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 or Section 6.10 of this Agreement, each a “Holder” and collectively the “Holders”).

RECITALS

WHEREAS, the Company, the Sponsor and the Existing Holders are party to that certain Registration Rights Agreement, dated as of October 19, 2020 (the “Original RRA”);

WHEREAS, the Company has entered into that certain Business Combination Agreement, dated as of October 4, 2021 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “BCA”), by and among the Company, MoonLake Immunotherapeutics AG, a Swiss stock corporation (Aktiengesellschaft) registered with the commercial register of the Canton of Zug (“MoonLake”), the ML Parties (as defined in the BCA), the Sponsor and the ML Parties’ Representative (as defined in the BCA), pursuant to which, among other things, (i) MoonLake issued Class V Voting Shares (each such MoonLake Class V Voting Share having 10 times the voting power of a MoonLake common share) to the Company and, in exchange, the Company issued Class C ordinary shares to the ML Parties and granted such ML Parties certain exchange rights and (ii) the issued and outstanding Class B ordinary shares, par value $0.0001 per share, of the Company, all of which were held by the Sponsor and the Existing Holders, automatically converted into Class A ordinary shares on a one-for-one basis (such Class A ordinary shares received upon the conversion, the “Founder Shares”) (together with the other transactions contemplated by the BCA, the “Business Combination”);

WHEREAS, in connection with the Business Combination, the Company has entered into that certain Restated and Amended Shareholders’ Agreement dated as of ____, 202[1][2] (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Shareholders’ Agreement”), by and among the Company, MoonLake and the New Holders, pursuant to which, among other things, the New Holders will have the right, in certain circumstances described therein, to receive Class A ordinary shares upon exchange of their Class C ordinary shares and their Retained Company Shares;

WHEREAS, pursuant to the second amended and restated memorandum and articles of the Company (such amended and restated memorandum and articles, as the same may be amended, restated, amended and restated, supplemented or otherwise modified form time (the “Company Charter”)), the Company is authorized to issue the following classes of stock: (A) Class A ordinary shares, par value $0.0001 per share, of the Company (the “Class A ordinary shares”), (ii) Class C ordinary shares, par value $0.0001 per share, of the Company (the “Class C ordinary shares”, and together with the Class C ordinary shares, the “Ordinary Shares”), and (iii) preference shares, par value $0.0001 each of the Company;

WHEREAS, in connection with the Business Combination, the Company conducted a private placement of its Class A ordinary shares (the “PIPE Investment”) pursuant to the terms of one or more Subscription Agreements, and certain Holders purchased additional Class A ordinary shares pursuant thereto (the “PIPE Shares”);

WHEREAS, pursuant to Section 5.5 of the Original RRA, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the holders of a majority-in-interest of the “Registrable Securities” (as such term is defined in the Original RRA) at the time in question; and

WHEREAS, the Company and the Sponsor desire to amend and restate the Original RRA in its entirety as set forth herein and the Company and the Existing Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to the Registrable Securities (as defined below) on the terms and conditions set forth in this Agreement.

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NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Additional Holder” has the meaning given in Section 6.10 hereof.

“Additional Holder Shares” has the meaning given in Section 6.10 hereof.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, after consultation with counsel to the Company, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company or the Board, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under direct or indirect common control with, such Person, and, in the case of an individual, also includes any member of such individual’s Immediate Family; provided that the Company and its subsidiaries will not be deemed to be Affiliates of any Holder of Registrable Securities. As used in this definition, “control” (including, with its correlative meanings, “controlling”, “controlled by” and “under common control”) shall mean possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through ownership of voting securities or partnership or other ownership interests by contract or otherwise.

“Agreement” shall have the meaning given in the Preamble hereto.

“BCA” shall have the meaning given in the Recitals hereto.

“Block Trade” means an offering or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) effected pursuant to a Registration Statement without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” shall mean the board of directors of the Company.

“Business Combination” shall have the meaning given in the Recitals hereto.

“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York, the Canton of Zug, Switzerland, or the Cayman Islands.

“Class A ordinary shares” shall have the meaning given in the Recitals hereto.

“Closing” shall have the meaning given in the BCA.

“Closing Date” shall have the meaning given in the BCA.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Company Charter” shall have the meaning given in the Recitals hereto.

“Demanding Holder” shall have the meaning given in Section 2.1.4 hereof.

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“Effectiveness Deadline” shall have the meaning given in subsection 2.1.1.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time.

“Existing Holders” shall have the meaning given in the Recitals hereto.

“Filing Deadline” shall have the meaning given in Section 2.1.1 hereof.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Form S-1 Shelf” shall have the meaning given in Section 2.1.1 hereof.

“Form S-3 Shelf” shall have the meaning given in Section 2.1.1 hereof.

“Founder Shares” shall have the meaning given in the Recitals hereto.

“Holder Information” shall have the meaning given in Section 4.1.2 hereof.

“Holders” shall have the meaning given in the Preamble hereto, for so long as such person or entity holds any Registrable Securities.

“Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and shall include adoptive relationships.

“Insider Letter” means that certain letter agreement, dated as of October 19, 2020, by and among the Company, the Sponsor and certain of the Company’s current and former officers and directors.

“Joinder” shall have the meaning given in Section 6.10 hereof.

“Lock-up Periods” shall mean each of the periods beginning on the Closing Date and ending, (i) with respect to the Sponsor’s and the Existing Holders’ Founder Shares, the period ending on the earlier of (x) the date that is the one-year anniversary of the Closing Date, (y) the date on which the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date or (z) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property (the “Founder Shares Lock-up Period”); (ii) with respect to the Sponsor’s (or its Permitted Transferees) Private Placement Shares, 30 days from the Closing Date (the “Private Placement Lock-up Period”); (iii) with respect to the New Holders’ Lock-up Shares (other than BVF’s Lock-up Shares), the six-month anniversary of the Closing Date (the “New Holders Lock-up Period”) or (iv) with respect to the Lock-up Shares of Biotechnology Value Fund LP, Biotechnology Value Fund II LP, Biotechnology Value Trading Fund OS and MSI BVF SPV LLC (collectively, “BVF”), the Founder Shares Lock-up Period (with respect to BVF’s Lock-up Shares, the “BVF Lock-up Period”).

“Lock-up Shares” shall mean, (i) with respect to the Sponsor, the Existing Holders and their Permitted Transferees, the Class A ordinary shares held by them immediately following the Closing (other than PIPE Shares subscribed in connection with the PIPE Investment); and (ii) with respect to the New Holders and BVF and their respective Permitted Transferees, (a) the Class A ordinary shares or the Class C ordinary shares held by them immediately following the Closing and (b) any Class A ordinary shares received prior to the expiration of the New Holders Lock-up Period or the BVF Lock-up Period, as applicable, upon the exchange of their Class C ordinary shares and Retained Company Shares pursuant to the Shareholders’ Agreement.

“Maximum Number of Securities” shall have the meaning given in Section 2.1.5 hereof.

“Minimum Takedown Threshold” shall have the meaning given in Section 2.1.4 hereof.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“MoonLake” shall have the meaning given in the Recitals hereto.

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“New Holders” shall have the meaning given in the Preamble hereto.

“Original RRA” shall have the meaning given in the Recitals hereto.

“Permitted Transferees” shall mean (a) with respect to the Sponsor, the Existing Holders and their respective Permitted Transferees, (i) prior to the expiration of the Founder Shares Lock-up Period or the Private Placement Lock-up Period, as applicable, any person or entity to whom such Holder is permitted to transfer such Registrable Securities prior to the expiration of the relevant Lock-up Period pursuant to Section 5.2 hereof and (ii) after the expiration of the Founder Shares Lock-up Period or the Private Placement Lock-up Period, as applicable, any person or entity to whom such Holder is permitted to transfer such Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter; (b) with respect to the New Holders and their respective Permitted Transferees, (i) prior to the expiration of the New Holders Lock-up Period or the BVF Lock-up Period, as applicable, any person or entity to whom such Holder is permitted to transfer such Registrable Securities prior to the expiration of the New Holders Lock-up Period or the BVF Lock-up Period pursuant to Section 5.2 hereof and (ii) after the expiration of the New Holders Lock-up Period and the BVF Lock-up Period, any person or entity to whom such Holder is permitted to transfer such Registrable Securities, in each of (b)(i) and (ii) above subject to and in accordance with the Shareholders’ Agreement and any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter; and (c) with respect to all other Holders and their respective Permitted Transferees, any person or entity to whom such Holder of Registrable Securities is permitted to transfer such Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter.

“Piggyback Registration” shall have the meaning given in Section 2.2.1 hereof.

“PIPE Investment” shall have the meaning given in the Recitals hereto.

“PIPE Shares” shall have the meaning given in the Recitals hereto.

“Private Placement Shares” means 430,000 Class A ordinary shares acquired by the Sponsor pursuant to that certain Private Placement Class A Ordinary Shares Purchase Agreement, dated as of October 19, 2020, between the Sponsor and the Company

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the Founder Shares, (b) the Private Placement Shares, (c) any issued and outstanding Class A ordinary shares or any other equity security (including the Class A ordinary shares issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement, (d) any equity securities (including the Class A ordinary shares issued or issuable upon the exercise of any such equity security) of the Company issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to the Company by a Holder, (e) the Class A ordinary shares issued or issuable to the New Holders in connection with the exchange of their Class C ordinary shares and Retained Company Shares pursuant to the Shareholders’ Agreement, (f) any PIPE Shares held by a Holder, (g) any other equity securities (including Class A ordinary shares) of the Company held by a New Holder at the Closing Date and (h) any other equity security of the Company or its subsidiaries issued or issuable with respect to any such share of Class A ordinary shares referenced in (a), (b), (c), (d), (e), (f) or (g) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) following the third anniversary of the Agreement, such securities may be sold without registration pursuant to Rule 144 (but without the requirement to comply with any limitations) and (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

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“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a Registration Statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with FINRA) and any national securities exchange on which the Class A ordinary shares is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) fees and disbursements of underwriters customarily paid by issuers of securities in a secondary offering, but excluding underwriting discounts and commissions and transfer taxes, if any, with respect to Registrable Securities sold by Holders;

(D) printing, messenger, telephone and delivery expenses;

(E) reasonable fees and disbursements of counsel for the Company;

(F) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(G) reasonable fees and expenses of one legal counsel selected by the majority-in-interest of the Demanding Holders in an Underwritten Offering.

“Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including any Shelf, and, in each case, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement and all exhibits to, and all material incorporated by reference in, such registration statement.

“Requesting Holders” shall have the meaning given in Section 2.1.5 hereof.

“Retained Company Shares” shall have the meaning given in the BCA.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time.

“Shareholders’ Agreement” shall have the meaning given in the Recitals hereto.

“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Sponsor” shall have the meaning given in the Preamble hereto.

“Subsequent Shelf Registration” shall have the meaning given in Section 2.1.2 hereof.

“Total Limit” shall have the meaning given in Section 2.1.4 hereof.

“Transfer” shall mean the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or

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other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Lock-up Period” shall have the meaning given in Section 2.3 hereof.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public, including a Block Trade.

“Underwritten Shelf Takedown” shall have the meaning given in Section 2.1.4 hereof.

“Withdrawal Notice” shall have the meaning given in Section 2.1.6 hereof.

“Yearly Limit” shall have the meaning given in Section 2.1.4 hereof.

Article II
REGISTRATIONS AND OFFERINGS

2.1 Shelf Registration.

2.1.1 Filing. The Company shall, subject to Section 3.4 hereof, submit or file within 30 days of the Closing Date (the “Filing Deadline”), and use commercially reasonable efforts to cause to be declared effective as soon as practicable thereafter, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”), or, if the Company is eligible to use a Registration Statement on Form S-3, a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), in each case, covering the resale of all the Registrable Securities (determined as of two Business Days prior to such submission or filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have the Shelf declared effective after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the earlier of (A) the filing of the Registration Statement and (B) the Filing Deadline, and (ii) the 10th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such deadline the “Effectiveness Deadline”), provided, that if the Filing Deadline or Effectiveness Deadline falls on Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline or Effectiveness Deadline, as the case may be, shall be extended to the next Business Day on which the Commission is open for business. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. Subject to Sections 2.1.2 and 3.4 hereof, the Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use by the Holders named therein to sell their Registrable Securities included therein, and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as reasonably practicable after the Company is eligible to use Form S-3.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4 hereof, use its commercially reasonable efforts to, as promptly as is reasonably practicable, cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities under such Shelf (determined as of two Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the

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Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use by the Holders named therein to sell their Registrable Securities included therein, and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3, to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.

2.1.3 Additional Registrable Securities. Subject to Section 3.4 hereof, in the event that any Holder or Holders, collectively, hold Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon request of any such Holder or Holders, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then-available Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof; provided, however, that (i) the Company shall only be required to cause such Registrable Securities to be covered if the total offering price thereof is reasonably expected to exceed, in the aggregate, $25 million and (ii) the Company shall only be required to register Registrable Securities pursuant to this Section 2.1.3 twice per calendar.

2.1.4 Requests for Underwritten Shelf Takedowns. Following the expiration of the Founder Shares Lock-up Period, the BVF Lock-up Period, the New Holders Lock-up Period or the Private Placement Lock-up Period, as applicable, at any time and from time to time when an effective Shelf is on file with the Commission, any New Holder, Existing Holder, BVF or the Sponsor, or any combination thereof (any of the New Holders, Existing Holders, BVF or the Sponsor making such demand, a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering or other coordinated offering that is registered pursuant to a Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include (a) Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $25 million (the “Minimum Takedown Threshold”) or (b) if the Demanding Holders hold Registrable Securities with a total offering price reasonably expected to be less than the Minimum Takedown Threshold, all of the Registrable Securities held by a Demanding Holder. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. The Company shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the prior approval by the Demanding Holder(s) (which shall not be unreasonably withheld, conditioned or delayed). The New Holders and BVF, collectively, on the one hand, and the Existing Holders and the Sponsor, collectively, on the other hand, may each demand Underwritten Shelf Takedowns pursuant to this Section 2.1.4 (i) not more than three times in any 12-month period (the “Yearly Limit”) and (ii) not more than five times in the aggregate (the “Total Limit”). Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then-effective Registration Statement, including a Form S-3, which is then available for such offering.

2.1.5 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holder(s) and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holder(s) and the Requesting Holders (if any) desire to sell, taken together with all other Class A ordinary shares or other equity securities that the Company desires to sell and all other Class A ordinary shares or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any Class A ordinary shares or other equity securities proposed to be sold by the Company or by other holders of Class A ordinary shares or other equity securities, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based

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on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders (if any) have requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities.

2.1.6 Underwritten Shelf Takedown Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority-in-interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that any other Demanding Holder(s) may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Demanding Holder(s). If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 2.1.4 hereof and shall count toward the Yearly Limit and the Total Limit, unless either (i) the Demanding Holder(s) making the withdrawal has not previously withdrawn any Underwritten Shelf Takedown or (ii) the Demanding Holder(s) making the withdrawal reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided that, if any other Demanding Holder(s) elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by the Demanding Holders for purposes of Section 2.1.4 hereof and shall count toward the Yearly Limit and the Total Limit. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Demanding Holders and Requesting Holders. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1.6, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section 2.1.6.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.1 hereof), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iv) for an offering of debt that is convertible into equity securities of the Company or (v) for a dividend reinvestment plan, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five days after receipt of such written notice (such Registration, a “Piggyback Registration”). Subject to Section 2.2.2 hereof, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to

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such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company. For the avoidance of doubt, the notice periods set forth in this Section 2.2.1 shall not apply to an Underwritten Shelf Takedown conducted in accordance with Section 2.1.4 or Block Trades conducted in accordance with Section 2.4.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advise(s) the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Class A ordinary shares or other equity securities that the Company or the Demanding Holders desire to sell, taken together with (i) the number of Class A ordinary shares or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which Registration has been requested pursuant to Section 2.2.1 and (iii) the number of Class A ordinary shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, exceeds the Maximum Number of Securities, then:

(a) if the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the number of Class A ordinary shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1 hereof, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the number of Class A ordinary shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities;

(b) if the Registration or registered offering is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the number of Class A ordinary shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1 hereof, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the number of Class A ordinary shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the number of Class A ordinary shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of such persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities; and

(c) if the Registration or registered offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 2.1.5 hereof.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.1.6 hereof) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention

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to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.1.6 hereof), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 2.1.6 hereof, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under Section 2.1.4 hereof and shall not count toward the Yearly Limit or the Total Limit.

2.3 Market Stand-off. In connection with any Underwritten Offering of equity securities of the Company (other than a Block Trade) or any Company-initiated Registration for the account of the Company (subject to the Company’s compliance with Section 2.2 hereof), each Holder that is an executive officer, director or Holder in excess of 5% of the then-outstanding Class A ordinary shares (calculated, in the case of each New Holder, as if all of its Class C ordinary shares and Retained Company Shares are exchanged for Class A ordinary shares) agrees that it shall not Transfer any Class A ordinary shares or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the 90-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering (the “Underwritten Lock-up Period”), except as expressly permitted by such lock-up agreement or in the event the Underwriters managing the offering otherwise consent in writing. Each Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as the Company’s directors and executive officers or the other stockholders of the Company). The Company will not be obligated to undertake an Underwritten Shelf Takedown during any Underwritten Lock-up Period binding on the Holders, nor will the Company be obligated to include in any Piggyback Registration any Registrable Securities that are then subject to a “lock-up” agreement.

2.4 Block Trades.

2.4.1 Notwithstanding any other provisions of this Agreement, but subject to Section 3.4, if a Demanding Holder desires to effect a Block Trade, with a total offering price reasonably expected to exceed, in the aggregate, either (x) the Minimum Takedown Threshold or (y) all remaining Registrable Securities held by such Demanding Holder, then notwithstanding the time periods provided for in Section 2.2.1, such Demanding Holder only needs to notify the Company of the Block Trade at least three (3) business days prior to the day such offering is to commence and the Company shall as promptly as is reasonably practicable, use its commercially reasonable efforts to facilitate such Block Trade; provided that the Demanding Holder wishing to engage in the Block Trade shall use its commercially reasonable efforts to work with the Company and any Underwriters or placement agents or sales agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to such Block Trade.

2.4.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, the Demanding Holder that initiated such Block Trade shall have the right to submit a Withdrawal Notice to the Company and the Underwriter or Underwriters or placement agents or sales agents (if any) of their intention to withdraw from such Block Trade. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a block trade prior to its withdrawal under this Section 2.4.2 in the first instance of any such withdrawal; provided, that the Holder shall be responsible for the Registration Expenses incurred in connection with a block trade prior to any subsequent withdrawal under this Section 2.4.2.

2.4.3 Notwithstanding anything to the contrary in this Agreement, Section 2.2 hereof shall not apply to a Block Trade initiated by a Demanding Holder pursuant to this Agreement.

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2.4.4 The Demanding Holder wishing to engage in a Block Trade shall have the right to select the Underwriters, placement agents or sales agents (if any) for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks), provided, that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

2.4.5 A Holder in the aggregate may demand no more than two Block Trades pursuant to this Section 2.4 in any 12-month period. For the avoidance of doubt, any Block Trade effected pursuant to this Section 2.4 shall not be counted as a demand for an Underwritten Shelf Takedown pursuant to Section 2.14 hereof.

Article III
COMPANY PROCEDURES

3.1 General Procedures. In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission, as soon as reasonably practicable, a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least 5% percent of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities or securities exchanges, including the applicable Nasdaq Stock Market, as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each national securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

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3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose, and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least three days (or in the case of a Block Trade, at least one day) prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be necessary in order to comply with the Securities Act, the Exchange Act and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 in the event of an Underwritten Offering, a Block Trade or other coordinated offering that is registered pursuant to a Registration Statement, permit a representative of the Holders (such representative to be selected by a majority-in-interest of the participating Holders), the Underwriters or other financial institutions facilitating such Underwritten Offering, Block Trade or other coordinated offering that is registered pursuant to a Registration Statement, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade or other coordinated offering that is registered pursuant to a Registration Statement, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter or other similar type of sales agent, placement agent or Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 in the event of an Underwritten Offering, a Block Trade or other coordinated offering that is registered pursuant to a Registration Statement, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.13 in the event of any Underwritten Offering, Block Trade or other coordinated offering that is registered pursuant to a Registration Statement, enter into and perform its obligations under an underwriting agreement, sales agreement or placement agreement, in usual and customary form, with the managing Underwriter, sales agent or placement agent of such offering;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule thereto);

3.1.15 with respect to an Underwritten Offering pursuant to Section 2.1.4 hereof, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

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3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders participating in such Registration, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter or other sales agent or placement agent if such Underwriter or other sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other coordinated offering that is registered pursuant to a Registration Statement.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ or agents’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders, in each case pro rata based on the number of Registrable Securities that such Holders have sold in such Registration.

3.3 Requirements for Participation in Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not timely provide the Company with its requested Holder Information (as defined below), the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No person may participate in any Underwritten Offering or other coordinated offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any arrangements approved by the Company and (ii) timely completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4 Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

3.4.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed.

3.4.2 Subject to Section 3.4.4, if the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (i) require the Company to make an Adverse Disclosure, (ii) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control or (iii) in the good faith judgment of the majority of the Board, be seriously detrimental to the Company and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders (which notice shall not be required to specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 3.4.2, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.

3.4.3 Subject to Section 3.4.4, if (i) during the period starting with the date 60 days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date 120 days after the effective date of, a Company-initiated Registration, and provided that the Company continues to actively employ, in good faith, all commercially reasonable efforts to maintain the effectiveness of the applicable Shelf, or (ii) if, pursuant to Section 2.1.4 hereof, Holders have requested an Underwritten Shelf Takedown and the Company and such Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, then, in each case, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.1.4 hereof.

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3.4.4 The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to Section 3.4.2 or a registered offering pursuant to Section 3.4.3 shall be exercised by the Company, in the aggregate, not more than two (2) times or for more than sixty (60) consecutive calendar days, or for more than one hundred and twenty (120) total calendar days, in each case during any 12-month period.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to use commercially reasonable efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, to the extent required from time to time to enable such Holder to sell Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

Article IV
INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person or entity who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each person or entity who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and

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expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 hereof, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any person or entity who was not guilty of such fraudulent misrepresentation.

Article V
LOCK-UP

5.1 Lock-up. Subject to Section 5.2, the Sponsor, the Existing Holders, BVF and the New Holders agree that they shall not Transfer any Lock-up Shares until the end of the Founder Shares Lock-up Period, the Private Placement Lock-up Period, the BVF Lock-up Period or the New Holders Lock-up Period, as applicable.

5.2 Permitted Transferees. Notwithstanding the provisions set forth in Section 5.1, the Sponsor, the Existing Holders, the New Holders or their respective Permitted Transferees may Transfer the Lock-up Shares during the Lock-up Periods: (a) to (i) the Company’s officers or directors, (ii) any Affiliate of any of the Company’s officers or directors, (iii) any Affiliate of the Sponsor, (iv) any members or equityholders of the Sponsor or any of their Affiliates or (v) any Existing Holder, any direct or indirect partners, members or equityholders of the Existing Holders, any Affiliate of any of the Existing Holders or any related investment funds or vehicles controlled or managed by such persons or entities or their respective Affiliates; (vi) any New Holder or any direct or indirect partners, members or equityholders of the New Holders, any Affiliate of any of the New Holders or any related investment funds or vehicles controlled or managed by such persons or entities or their respective Affiliates; (b) in the case of an individual, by gift to a member of the individual’s Immediate Family or to a trust, family limited partnership or other estate planning vehicle, the beneficiary of which is a member of the individual’s Immediate Family or an Affiliate of such individual, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by virtue

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of the laws of the Cayman Islands or the Sponsor’s partnership agreement upon dissolution of the Sponsor; (f) in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof; (g) to the Company; or (h) in the event of the Company’s liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A ordinary shares for cash, securities or other property subsequent to the Closing Date; provided, however, that, in the case of clauses (a) through (e), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Article V.

5.3 Termination of Existing Lock-up. With respect to the Sponsor and the Existing Holders, the lock-up provisions in this Article V shall supersede the lock-up provisions contained in Section 7 of the Insider Letter, which provision in Section 7 of the Insider Letter shall be of no further force or effect.

Article VI
MISCELLANEOUS

6.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received, in the case of mailed notices, on the third Business Day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to MoonLake Immunotherapeutics, [insert address], [Attention: _______] and, if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective 30 days after delivery of such notice as provided in this Section 6.1.

6.2 Assignment; No Third-Party Beneficiaries.

6.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

6.2.2 This Agreement and the rights, duties and obligations of the Holders hereunder may not be assigned or delegated by the Holders in whole or in part, provided, however, that subject to Section 6.2.5 hereof, a Holder may assign the rights and obligations of such Holder hereunder relating to particular Registrable Securities in connection with the transfer of such Registrable Securities to a Permitted Transferee of such Holder.

6.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

6.2.4 This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 6.2 hereof.

6.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (a) written notice of such assignment as provided in Section 6.1 hereof and (b) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.

6.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

Annex E-16

6.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OR THE COURTS OF THE STATE OF NEW YORK, IN EACH CASE, LOCATED IN THE CITY OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING.

6.5 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.

6.6 Amendments and Modifications. Upon the written consent of (i) the Company and (ii) the Holders of a majority-in-interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity), shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

6.7 Other Registration Rights. Other than the subscribers in the PIPE Investment who have registration rights with respect to the Class A ordinary shares purchased in the PIPE Investment pursuant to their respective subscription agreements, the Company represents and warrants that no person or entity, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person or entity. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions, and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

6.8 Term. This Agreement shall terminate on the earlier of (a) the fifteenth anniversary of the date of this Agreement or (b) with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Article IV hereof shall survive any termination.

6.9 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

6.10 Additional Holders; Joinder. In addition to persons or entities who may become Holders pursuant to Section 6.2 hereof, subject to the prior written consent of the Sponsor, each Existing Holder, and each New Holder (in each case, so long as such Holder and its Affiliates hold, in the aggregate, at least 5% of the outstanding Class A ordinary shares of the Company (calculated, in the case of each New Holder as if all of its Class C ordinary shares and Retained Company Shares are exchanged for Class A ordinary shares)), the Company may make any person or entity who acquires Class A ordinary shares or rights to acquire Class A ordinary shares after the date hereof a party to this Agreement (each such person or entity, an “Additional Holder”) by obtaining an executed joinder to this Agreement from such Additional Holder in the form of Exhibit A attached hereto (a “Joinder”). Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery

Annex E-17

and subject to the terms of a Joinder by such Additional Holder, the Class A ordinary shares of the Company then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Holder Shares”) shall be Registrable Securities to the extent provided herein and therein, and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Shares.

6.11 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.12 Entire Agreement; Restatement. This Agreement constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Upon the Closing, the Original RRA shall no longer be of any force or effect.

[Signature Pages Follow]

Annex E-18

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:
MOONLAKE IMMUNOTHERAPEUTICS
a Cayman Islands exempted company
By:
	Name:	Bihua Chen
	Title:	Chief Executive Officer

SPONSOR:
HELIX HOLDINGS LLC
a Cayman Islands exempted limited liability company
By:
	Name:	Bihua Chen
	Title:	Managing Member

EXISTING HOLDERS:
WILL LEWIS, in their individual capacity
By:
	Name:	Will Lewis

NANCY CHANG, in their individual capacity
By:
	Name:	Nancy Chang

JOHN SCHMID, in their individual capacity
By:
	Name:	John Schmid

[Signature Page to Amended and Restated Registration Rights Agreement]

Annex E-19

NEW HOLDERS:
Arnout Michiel Ploos van Amstel, in their individual capacity
By:

DR. JORGE SANTOS DA SILVA, in their individual capacity
By:

JERUCON BERATUNGSGESELLSCHAFT MBH, a limited liability company
By:
	Name:	Prof. Dr. Kristian Reich
	Title:	Managing Director

Biotechnology Value Fund, L.P., a Delaware limited partnership
By:
	Name:	Mark Lampert
	Title:	Chief Executive Officer BVF I GP LLC, itself General Partner of Biotechnology Value Fund, L.P.

Biotechnology Value Fund II, L.P., a Delaware limited partnership
By:
	Name:	Mark Lampert
	Title:	Chief Executive Officer BVF II GP LLC, itself General Partner of Biotechnology Value Fund II, L.P.

[Signature Page to Amended and Restated Registration Rights Agreement]

Annex E-20

BIOTECHNOLOGY VALUE TRADING FUND OS, L.P., a Cayman Islands exempted limited partnership
By:
	Name:	Mark Lampert
	Title:	President BVF Inc., General Partner of BVF Partners L.P., itself sole member of BVF Partners OS Ltd., itself GP of Biotechnology Value Trading Fund OS, L.P.

MSI BVF SPV LLC, a Delaware limited liability company
By:
	Name:	Mark Lampert
	Title:	President BVF Inc., General Partner of BVF Partners L.P., itself attorney-in-fact of MSI BVF SPV LLC

MERCK HEALTHCARE KGAA, DARMSTADT, GERMANY, an affiliate of Merck KGaA, Darmstadt, Germany
By:
Name:
Title:

Florian Schönharting, in their individual capacity
By:

SIMON STURGE, in their individual capacity
By:

Matthias Bodenstedt, in their individual capacity
By:

Atif Khan, in their individual capacity
By:

Nuala Brennan, in their individual capacity
By:

Oliver Daltrop, in their individual capacity
By:

[Signature Page to Amended and Restated Registration Rights Agreement]

Annex E-21

Exhibit A

AMENDED AND RESTATED REGISTRATION
RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Amended and Restated Registration Rights Agreement, dated as of ______, 202[1][2] (as the same may hereafter be amended, the “Registration Rights Agreement”), among MoonLake Immunotherapeutics (formerly known as Helix Acquisition Corp.), a Cayman Islands exempted company (the “Company”), and the other persons or entities named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s Class A ordinary shares shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein.

Accordingly, the undersigned has executed and delivered this Joinder as of the ______ day of _______, 20__.

Signature of Stockholder

Print Name of Stockholder
Its:
Address:

Agreed and Accepted as of
____________, 20__

MoonLake Immunotherapeutics
By:
Name:
Title:

Annex E-22

Annex F

October 3, 2021

The Board of Directors
Helix Acquisition Corp.
200 Clarendon Street, 52nd Floor
Boston, Massachusetts

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to Helix Acquisition Corp., a Cayman Islands exempted company (“Helix”), of the Consideration (as defined below) proposed to be paid by Helix pursuant to the terms of the Business Combination Agreement (the “Agreement”) to be entered into by and among Helix, MoonLake Immunotherapeutics AG, a Swiss stock corporation (Aktiengesellschaft) registered with the commercial register of the Canton of Zug under the number CHE-433.093.536 (“MoonLake”), the existing shareholders of MoonLake and the existing holders of option rights issued under MoonLake’s Conditional Share Capital set forth on the signatures pages to the Agreement (collectively, the “ML Parties” and each, a “ML Party”), Helix Holdings LLC, a Cayman Islands limited liability company (the “Sponsor”) and Matthias Bodenstedt in his capacity as the ML Parties’ Representative. Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

The Agreement contemplates that Helix, the ML Parties and MoonLake will enter into an Investment Agreement (the “Investment Agreement”) which will provide for (i) a restructuring of the share capital of MoonLake, pursuant to which the existing Series A preferred shares of MoonLake will be converted into an equal number of the common shares of MoonLake, par value CHF 0.01 per share (the “MoonLake Common Shares”), such that the ML Parties will hold a single class of MoonLake shares as of immediately prior to the Closing, (ii) the subscription by Helix for, and issuance by MoonLake at the Closing of, Class V voting shares of MoonLake, par value CHF 0.01 per share, each having ten (10) times the voting power of a MoonLake Common Share (the “MoonLake Class V Voting Shares”) and (iii) the contribution to MoonLake by Helix at the Closing of the Available Closing Date Cash. Immediately prior to the Closing, Helix will amend and restate Helix’s Existing Memorandum and Articles (the “Helix Existing Memorandum and Articles”) by adopting the Helix Second Amended and Restated Memorandum of Association and the Helix Second Amended and Restated Articles of Association substantially in the form attached to the Agreement, among other things, to establish a structure containing Class A ordinary shares, par value $0.0001 per share, of Helix (“Helix Class A Shares”) and Class C ordinary shares, par value $0.0001 per share, of Helix (“Helix Class C Shares”). In addition, prior to or substantially concurrently with the Closing, pursuant to the terms of Subscription Agreements entered into by Helix with certain PIPE investors, the PIPE investors will subscribe for 11,500,000 Helix Class A Shares in the aggregate at a subscription price of $10.00 per share (the “PIPE Financing”). At the Closing, (x) pursuant to the terms and conditions of the Helix Existing Memorandum and Articles, all then-outstanding Class B ordinary shares of Helix, par value $0.0001 per share (the “Helix Class B Shares”), will be automatically converted into Helix Class A Shares on a one-for-one basis and (y) the Sponsor will waive any and all anti-dilution rights with respect to the Helix Class A Shares (that formerly constituted Helix Class B Shares held by the Sponsor) held by the Sponsor, as more fully set forth in, and subject to the terms and conditions of, an amendment to the Sponsor letter, in the form attached to the Agreement. At or after the Closing, Helix will issue 36,000,000 Helix Class A Shares and Helix Class C Shares in the aggregate (the “Consideration”), of which (1) an amount equal to the Exchange Ratio of Helix Class A Shares per BVF Share held by the BVF Shareholders are to be issued at the Closing, (2) an amount equal to the Exchange Ratio of Helix Class C Shares per MoonLake Common Share held by the relevant ML Party are to be issued to the ML Parties which are shareholders of MoonLake at the Closing and (3) an amount equal to the Exchange Ratio of Helix Class C Shares per MoonLake Common Share held by the relevant ML Parties are to be issued to such

Annex F-1

The Board of Directors
Helix Acquisition Corp.
October 3, 2021

ML Parties which become shareholders of MoonLake after Closing upon issuance of the relevant MoonLake Common Shares under MoonLake’s Conditional Share Capital. The “Exchange Ratio” means the quotient obtained by dividing (a) US $360,000,000 by (b) the Fully Diluted Shares of MoonLake by (c) ten (10). Following the Closing, the holders of MoonLake Common Shares and Helix Class C Shares will have the right to exchange the MoonLake Common Shares and Helix Class C Shares for Helix Class A Shares in accordance with a Restated and Amended Shareholders’ Agreement of MoonLake. The transactions summarized above are collectively referred to herein as the “Transaction.” The terms and conditions of the Transaction are more fully set forth in the Agreement.

We have been engaged by Helix to render an opinion to Helix as to the fairness, from a financial point of view, of the Consideration to be paid by Helix in the Transaction. We will receive a fee from Helix for providing such services, which is earned upon delivery of this opinion and is payable upon closing of the Transaction and a portion of which is creditable against fees paid to SVB Leerink LLC pursuant to a separate placement agent agreement between SVB Leerink LLC and Helix. In addition, Helix has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

SVB Leerink LLC is a full-service securities firm engaged in securities trading and brokerage activities as well as investment banking and financial advisory services. We have provided certain investment banking services to Helix from time to time, for which we have received compensation. In the ordinary course of business, we and our affiliates may, in the future, provide commercial and investment banking services to Helix, MoonLake or their respective affiliates and would expect to receive customary fees for the rendering of such services. In the ordinary course of our trading and brokerage activities, we or our affiliates have in the past and may in the future hold positions, for our own account or the accounts of our customers, in equity, debt or other securities of Helix, MoonLake or their respective affiliates.

Consistent with applicable legal and regulatory requirements, we have adopted policies and procedures to establish and maintain the independence of our research department and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Helix or the proposed Transaction and other participants in the Transaction that differ from the views of our investment banking personnel.

In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement, dated September 30, 2021; (ii) Helix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed by Helix with the Securities and Exchange Commission (the “SEC”) on March 31, 2021; (iii) Helix’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, as filed by Helix with the SEC; (iv) certain Current Reports on Form 8-K, as filed by Helix with, or furnished by Helix to, the SEC; and (v) certain internal information relating to the business, operations, assets, liabilities and prospects of MoonLake, including certain financial forecasts, analyses and projections relating to MoonLake prepared by management of MoonLake and adjusted by management of Helix furnished to us by Helix for purposes of our analysis and approved for our use by Helix (the “Forecasts”). We have also conducted discussions with members of the senior management of Helix and MoonLake and their respective advisors and representatives regarding such internal information as well as the past and current business, operations, financial condition and prospects of each of Helix and MoonLake. Furthermore, we reviewed (i) publicly available market capitalization data regarding companies in the biotechnology industry that we believed to be comparable in certain respects to MoonLake; and (ii) publicly available financial terms of certain initial public offerings involving companies in the biotechnology industry that we believed to be comparable in certain respects to MoonLake. We also conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, with your consent, that the Forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of MoonLake as to the matters covered thereby. We have relied, at your direction, on the Forecasts for purposes of our analysis and this opinion. We express no view or opinion as to the Forecasts or the assumptions on which they are based. In addition,

Annex F-2

The Board of Directors
Helix Acquisition Corp.
October 3, 2021

with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Helix or MoonLake, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of Helix or MoonLake. We have assumed, with your consent, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the last draft of the Agreement reviewed by us. We have also assumed, with your consent, that the Transaction will be consummated on the terms set forth in the Agreement and the Ancillary Agreements and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have also assumed, with your consent, that the PIPE Financing will be consummated in accordance with its terms and that the condition to the obligations of the ML Parties and MoonLake set forth in Section 3.2(c)(iv) of the Agreement will be satisfied. We have not evaluated and do not express any opinion as to the solvency or fair value of Helix or MoonLake, or their respective abilities to pay their obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

Given Helix’s nature as a special purpose acquisition company, for purposes of our opinion and with your consent we have assumed a value of $10.00 per share in calculating the value of the Helix Class A Shares and Helix C Shares to be issued as the Consideration under the Agreement, with such $10.00 value being based on Helix’s initial public offering and Helix’s approximate cash per outstanding Helix Class A Share (excluding, for the avoidance of doubt, the dilutive impact of the Helix Class B Shares). In rendering our opinion, we do not express any view or opinion as to the price or range of prices at which the Helix Class A Shares, Helix Class B Shares or Helix Class C Shares may trade or otherwise be transferable at any time before or after announcement or consummation of the Transaction.

We express no view as to, and our opinion does not address, Helix’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to Helix or in which Helix might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to Helix of the Consideration to be paid by Helix pursuant to the terms of the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any class of securities, creditors or other constituencies of Helix or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Helix or any other party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid by Helix pursuant to the terms of the Agreement or otherwise. Our opinion (i) does not address the individual circumstances of specific stockholders of Helix (including holders of Helix Class B Shares) with respect to rights or aspects which may distinguish such holders or equity securities (including Helix Class B Shares) held by such holders, (ii) does not address, take into consideration or give effect to any existing or future rights, preferences, restrictions or limitations or other attributes of any such securities (including Helix Class B Shares and Helix Class C Shares) or holders (including the Sponsor) and (iii) does not in any way address proportionate allocation or relative fairness (including, without limitation, the allocation of any consideration among or within any classes or groups of security holders or other constituents of Helix or any other party). Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of Helix as to whether or how such holder should vote with respect to the Transaction or otherwise act with respect to the Transaction or any other matter.

Annex F-3

The Board of Directors
Helix Acquisition Corp.
October 3, 2021

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of Helix (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. This opinion has been authorized by our Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions, qualifications and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration to be paid by Helix pursuant to the terms of the Agreement is fair, from a financial point of view, to Helix.

Very truly yours,
/s/ SVB Leerink LLC

Annex F-4

Preliminary Proxy Card - Subject to completion FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF HELIX ACQUISITION CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Bihua Chen and Dr. Andrew Phillips (the “Proxies”), and each of them independently, with full power of substitution, as proxies to attend the Extraordinary General Meeting (defined below) and to vote all of the ordinary shares of Helix Acquisition Corp. (the “Company” or “Helix”), a Cayman Islands exempted company, that the undersigned is entitled to vote (the “Shares”) at the extraordinary general meeting of shareholders of the Company to be held on [•] at [•] Eastern Time, virtually at [•] (the “Extraordinary General Meeting”), and at any adjournments and/or postponements thereof. The Extraordinary General Meeting will be a virtual meeting conducted via the aforementioned link in order to facilitate shareholder attendance while safeguarding the health and safety of our shareholders, directors and management team. For the purposes of Cayman Islands law and our existing memorandum and articles of association (the “Existing MAA”), the physical location of the Extraordinary General Meeting shall be at the offices of White & Case LLP at 1221 Avenue of the Americas, New York, New York 10020. The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 6. THE HELIX BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 6. THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL, EACH BINDING ORGANIZATIONAL DOCUMENTS PROPOSAL, AND THE NASDAQ PROPOSAL IS A CONDITION TO THE CONSUMMATION OF THE BUSINESS COMBINATION. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on reverse side) P R O X Y Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on [•]. This notice of Extraordinary General Meeting and the accompanying Proxy Statement are available at: [•] Preliminary Proxy

HELIX ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 6. indicated in this example X FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Proposal Nos. 2(A) — (C): Proposals to approve the amendment and restatement of the Existing MAA, each of which, if approved, would take effect upon the closing of the Business Combination (the “Closing”) (we refer to these proposals as the “Binding Organizational Documents Proposals”): Advisory Organizational Documents Proposal A: assuming Binding Organizational Documents Proposal A is approved, a proposal to approve an amendment to the Existing MAA to provide for an increase in the authorized share capital from US$55,500 divided into 500,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each to US$65,500 divided into 500,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 each, 100,000,000 Class C Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each, to reflect the establishment of the Class C Ordinary Share class; Advisory Organizational Documents Proposal B: assuming Binding Organizational Documents Proposal A is approved, a proposal to approve an amendment to the Existing MAA to provide (i) for the rights attaching to Class A Ordinary Shares and Class C Ordinary Shares, (ii) that Class C Ordinary Shares may be transferred only as set out in the amended and restated shareholders’ agreement to be entered by Helix, MoonLake and each ML Party at the Closing (the “A&R Shareholders’ Agreement”) to be in effect following the Closing, and (iii) for restrictions on certain share adjustments (capitalizations, share subdivisions, share consolidations, reclassifications and recapitalizations) and with respect to the issuance of Class C Ordinary Shares; Advisory Organizational Documents Proposal C: a proposal to require the consent of a class of shares, voting separately, for any variation of the rights of such class instead of the board of directors’ ability to vary class rights without consent from shareholders of a class where the board of directors considered the variation would not have a material adverse effect on such rights; Advisory Organizational Documents Proposal D: a proposal to remove the ability of the board of directors to remove one of their members for cause; Advisory Organizational Documents Proposal E: a proposal for an extended notice period for shareholders to nominate a director without a timely public announcement; Advisory Organizational Documents Proposal F: a proposal for restrictions on the ability of non-employee directors to pursue certain business opportunities wherein the Company retains its interest in any opportunity offered to any non-employee director if such opportunity is expressly offered to such non-employee director solely in his or her capacity as a director; Advisory Organizational Documents Proposal G: a proposal for the elimination of the minimum shareholder requirement in general meeting proposals and director nomination provisions; and Advisory Organizational Documents Proposal H: a proposal for certain additional changes, including, among other things (i) removing terms providing for the automatic conversion of Class B Ordinary Shares to Class A Ordinary Shares in connection with consummation of an initial business combination; (ii) removing shareholder redemption provisions; (iii) removing the limitation on paying cash remuneration to directors prior to the consummation of an initial business combination; (iv) removing the right of holders of Class B Ordinary Shares to appoint and remove directors and the protective amendment threshold prior to the consummation of an initial business combination and instead requiring a special resolution to remove any director; (v) removing weighted voting for a special resolution to approve a transfer out by way of continuation; (vi) removing an additional requirement, prior to the consummation of an initial business combination, for an amending special resolution to be supported by an affirmative vote of a simple majority of Class B Ordinary Shares or any amendment to the relevant article; and (vii) removing certain defined terms relevant to when the Company was a special purpose acquisition company, all of such terms being relevant only to a company operating as a special purpose acquisition company and which our board of directors believes are necessary to adequately address the needs of the postbusiness combination company; Dated: , 2022 Signature (Signature if held Jointly) When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person. The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposals 1 through 6. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Proposal No. 1: A proposal, as an ordinary resolution, to approve the business combination agreement, dated as of October 4, 2021, by and among Helix, MoonLake Immunotherapeutics AG, a Swiss stock corporation (“MoonLake”), certain securityholders of MoonLake (the “ML Parties”), and the other parties thereto, a copy of which is attached to the accompanying proxy statement as Annex A-1, and approve the transactions contemplated by the Business Combination Agreement (the “Business Combination”) and other transactions contemplated by the Business Combination Agreement (we refer to this proposal as the “Business Combination Proposal”); Proposal Nos. 3(A) — (H): Proposals, as ordinary resolutions, to approve, on a non-binding advisory basis, certain governance provisions in the Proposed MAA, which are being presented separately in accordance with United States Securities and Exchange Commission (the “SEC”) guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions, as eight sub-proposals (which we refer to, collectively, as the “Advisory Organizational Documents Proposals”); Binding Organizational Documents Proposal A: a proposal, as an ordinary resolution, to approve the change in authorized share capital of Helix, from US$55,500 divided into 500,000,000 Class A Ordinary Shares, 50,000,000 Class B Ordinary Shares, and 5,000,000 preference shares, to US$65,500 divided into 500,000,000 Class A Ordinary Shares, 50,000,000 Class B Ordinary Shares, 100,000,000 Class C Ordinary Shares, and 5,000,000 preference shares by the creation of an additional 100,000,000 Class C Ordinary Shares with a par value of US$0.0001 each; Binding Organizational Documents Proposal B: a proposal, as a special resolution, to approve the change in Helix’s name, from “Helix Acquisition Corp.” to “MoonLake Immunotherapeutics”; and Binding Organizational Documents Proposal C: a proposal, as a special resolution, to approve the adoption of the second amended and restated memorandum and articles of association of the Company (the “Proposed MAA”), a copy of which is attached to the accompanying proxy statement as Annex B; Proposal No. 4: A proposal, as an ordinary resolution, to approve, for the purpose of complying with the applicable Nasdaq listing rules, (i) the issuance of Class A Ordinary Shares to certain of the ML Parties (the “BVF Shareholders”) and Class C Ordinary Shares to the ML Parties (other than the BVF Shareholders), including the Class A Ordinary Shares issuable upon the exchange of MoonLake Common Shares and simultaneous surrender of Class C Ordinary Shares by such ML Parties, pursuant to the terms of the Business Combination Agreement, Investment Agreement, and the A&R Shareholders’ Agreement, and (ii) the issuance of Class A Ordinary Shares to the PIPE Investors pursuant to the Subscription Agreements, plus any additional shares pursuant to subscription agreements we may enter into prior to Closing (we refer to this proposal as the “Nasdaq Proposal”); Proposal No. 5: A proposal, as an ordinary resolution, to approve the MoonLake Immunotherapeutics 2022 Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex C (we refer to this proposal as the “Incentive Plan Proposal”); and Proposal No. 6: A proposal, as an ordinary resolution, to approve the adjournment of the extraordinary general meeting to a later date or dates, (A) to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to Helix’s shareholders; (B) if, as of the time for which the extraordinary general meeting is originally scheduled, there are insufficient ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the extraordinary general meeting; (C) to seek withdrawals of redemption requests from public shareholders; or (D) to solicit additional proxies from Helix shareholders in favor of one or more of the proposals at the extraordinary general meeting (we refer to this proposal as the “Adjournment Proposal”). HLXA ACQUISITION